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                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement        [_] Confidential, For Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MARRIOTT INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)


 ...............................................................................
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials:

    $483,188
    ..........................................................................
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    .........................................................................
    (2) Form, Schedule or Registration Statement no.:

    .........................................................................
    (3) Filing Party:

    .........................................................................
    (4) Date Filed:

    .........................................................................

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                         MARRIOTT INTERNATIONAL, INC.
                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817

                                                          February  , 1998

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Marriott International, Inc. (the "Company") to be held on March 17, 1998 at 10:00 a.m. at the Westfield Conference Center, 14750 Conference Center Drive, Chantilly, Virginia. Enclosed are a Notice of Special Meeting of Stockholders and a Proxy Statement relating to the Special Meeting.

  At the Special Meeting you will be asked to consider and vote upon a group of related proposals that provide for, among other things, the tax-free distribution (the "Spinoff") to stockholders of the Company, on a pro rata basis, of all outstanding shares of a wholly owned subsidiary of the Company ("New Marriott"). After the Spinoff, New Marriott will conduct all businesses (other than the food service and facilities management business) that were operated by the Company prior to the Spinoff, which include the lodging business (including timeshare resort development and operation), the senior living services business and the distribution services business. The food service and facilities management businesses will be retained by the Company. Immediately after the Spinoff, the Company will acquire the North American food service and facilities management operations of Sodexho Alliance, S.A. ("Sodexho") in exchange for stock of the Company, and the Company will operate the combined food service and facilities management business under its new corporate name--Sodexho Marriott Services, Inc. ("SMS"). In addition to transferring its North American operations (which the Company estimates as having a value of approximately $275 million) to the Company, Sodexho will make a $304 million cash payment to the Company, for total merger consideration of approximately $579 million. Simultaneously with the Spinoff, SMS will incur replacement indebtedness that is being arranged by Sodexho, the proceeds of which will be used to refinance certain existing indebtedness.

  Sodexho will own approximately 49 percent of SMS upon the consummation of these transactions, and stockholders of the Company immediately prior to the Spinoff will continue to own approximately 51 percent of SMS. Stockholders of the Company on the record date for the Spinoff will own all of the stock of New Marriott. As is the case today with the Company, approximately 19% of the New Marriott stock will be beneficially owned by directors and officers of New Marriott. Neither SMS nor New Marriott will issue fractional shares in connection with the Spinoff, and cash received in lieu of such fractional shares will be taxable to stockholders.

  The Company believes that New Marriott's ability to participate aggressively in the global consolidation of the lodging industry, as well as the senior living services industry within the United States, will be significantly enhanced following the Spinoff. The Company also believes that New Marriott's borrowing and investment capacity will be substantially greater after the Spinoff than the Company's is today. In furtherance of New Marriott's objective to aggressively participate in the lodging and senior living services industry consolidations, the Board of Directors has determined that New Marriott will have two classes of common stock--one class that will have one vote per share and one class that will have ten votes per share. The Board of Directors believes that this dual class equity structure will give New Marriott additional flexibility through the use of lower-voting common stock as consideration for acquisition opportunities that may be substantial in size. At the same time, New Marriott will be able to maintain one of its most important attributes--continuity in the leadership, involvement and substantial voting interests of the Marriott family. In the Spinoff, each stockholder of the Company will receive one share of each class of New Marriott common stock for each share of Company common stock that they own, thus maintaining the relative voting power of the initial stockholders of New Marriott.

  After careful consideration, the Board of Directors believes that the proposed Spinoff and related transactions (the "Transactions") will enhance growth opportunities for the Company's businesses. New

Marriott will have a strong balance sheet and greater investment capacity to execute its growth plans and pursue strategic acquisitions. The Company's stockholders will have an ongoing interest in a strong, well focused management services company that has excellent growth prospects and will be affiliated with one of the premier management services companies in the world. We are excited about the future prospects for both New Marriott and SMS as separate public companies.

  THE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTIONS ARE IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THEM. You should be aware, however, that certain members of the Board may be deemed to have conflicts of interest in connection with the Transactions.

  Details of the proposals to be considered at the Special Meeting (the "Proposals"), as well as important information relating to the Proposals, are set forth in the accompanying Proxy Statement and should be considered carefully. Approval of the Proposals requires the affirmative vote of stockholders of the Company. The Proposal addressing the principal elements of the Transactions requires the affirmative vote of two-thirds (or
66 2/3 percent) of the total shares entitled to be voted at the Special Meeting. Other related Proposals require a majority vote. The Board of Directors considers all of the Proposals to be important to the Transactions. Accordingly, although you will vote for each Proposal separately, the effectiveness of each of the Proposals is conditioned upon the approval of all of the Proposals. Because of the significance of the Transactions to the Company, your participation in the meeting, in person or by proxy, is especially important.

  Please complete, sign, date and return the enclosed card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

Sincerely yours,


J.W. Marriott, Jr.                              William J. Shaw
Chairman of the Board and                       President and Chief Operating
Chief Executive Officer                         Officer

                         MARRIOTT INTERNATIONAL, INC.
                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MARCH 17, 1998

                                                          February  , 1998

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Marriott International, Inc. (the "Company") will be held on March 17, 1998, at 10:00 a.m. at the Westfield Conference Center, 14750 Conference Center Drive, Chantilly, Virginia. Doors to the meeting will open at 9:00 a.m.

  The meeting will be conducted:

    1. To consider and to vote upon several related proposals (collectively, the "Proposals") described in the accompanying Proxy Statement. THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE PROPOSALS. The Proposals provide for:

  PROPOSAL ONE

  . The Spinoff of New Marriott. Approval of (x) the contribution by the Company to its wholly owned subsidiary, New Marriott MI, Inc. ("New Marriott"), of all businesses of the Company other than the food service and facilities management business, and (y) a special dividend (the "Spinoff") to the holders of the Company's outstanding shares of common stock, par value $1.00 per share (the "Company Common Stock," which is referred to as "SMS Common Stock" after consummation of the Spinoff and related transactions), of all outstanding shares of capital stock of New Marriott, to be effected in accordance with the terms of a Distribution Agreement dated as of September 30, 1997, as amended, between New Marriott and the Company;

  . The Acquisition of Sodexho North America. Approval of (x) the acquisition by the Company (the "Acquisition" and, together with the Spinoff and related transactions, the "Transactions") of International Catering Corporation ("ICC") and Sodexho Financiere du Canada, Inc. (together, "Sodexho North America"), which are wholly owned subsidiaries of Sodexho Alliance, S.A. ("Sodexho") in the United States and Canada, respectively, and (y) the issuance by the Company of a number of shares of SMS Common Stock to Sodexho equal to approximately 49 percent of the SMS Common Stock to be outstanding after giving effect to such issuance;

  .  Amendment of the Company's Certificate of Incorporation and
     Bylaws. Approval of the amendment and restatement of the certificate of incorporation and bylaws of the Company, which will, among other things,
     (i) change the name of the Company to "Sodexho Marriott Services, Inc." (the Company is referred to as "SMS" for periods after the Spinoff),
     (ii) delete certain provisions that require actions of stockholders to be taken by two-thirds vote, (iii) delete certain provisions that impose restrictions on business combinations involving SMS, (iv) provide for a one-for-four reverse stock split of SMS Common Stock, (v) provide for the annual election of all directors, (vi) permit stockholder action by written consent and (vii) for three years after the Spinoff, generally prohibit any person or group of related persons from owning 50 percent or more of the SMS Common Stock; and

  .  Amendment of New Marriott's Certificate of Incorporation and
     Bylaws. Ratification of the amendment and restatement of the certificate of incorporation and bylaws of New Marriott, which, among other things,
     (i) changes the name of New Marriott to "Marriott International, Inc.,"
     (ii) provides for two classes of common stock of New Marriott: Common Stock, par value $0.01 per share, with one vote per share ("New MAR Common Stock") and Class A Common Stock, par value $0.01 per share, with ten votes per share ("New MAR-A Common Stock" and together with the New MAR Common Stock, the "New Mariott Common Stock") which will be distributed effective as of the date of the Spinoff on a pro rata basis to stockholders of the Company on the record date for the Spinoff and (iii) contains provisions otherwise substantially similar to those contained in the Company's certificate of incorporation and bylaws as in effect on the date hereof;

  PROPOSAL TWO

    Ratification of Pierre Bellon, Bernard Carton, Edouard de Royere, William
     J. Shaw, Charles D. O'Dell, John W. Marriott III, Doctor R. Crants and Daniel J. Altobello as directors of SMS, effective upon the consummation of the Transactions;

  PROPOSAL THREE

    Ratification of Gilbert M. Grosvenor, Richard E. Marriott and Harry J.
     Pearce, as directors of New Marriott whose terms will expire in 1998; J.W. Marriott, Jr., W. Mitt Romney and William J. Shaw, as directors of New Marriott whose terms will expire in 1999; and Dr. Henry Cheng Kar-Shun, Floretta Dukes McKenzie, Roger W. Sant and Lawrence M. Small as directors of New Marriott whose terms will expire in 2000;

  PROPOSAL FOUR

    Ratification of the New Marriott 1998 Comprehensive Stock and Cash
     Incentive Plan and the reservation of 35 million shares of New MAR Common Stock and 21 million shares of New MAR-A Common Stock for issuance pursuant to such plan;

  PROPOSAL FIVE

    Ratification of the appointment of Price Waterhouse LLP as independent auditors of SMS, such appointment to be effective upon consummation of the Transactions; and

  PROPOSAL SIX

    Ratification of the appointment of Arthur Andersen LLP as independent auditors of New Marriott.

    2. To transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on January 28, 1998 will be entitled to notice of and to vote at this meeting.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. Certain members of the Board, however, may be deemed to have conflicts of interest in connection with the Transactions.

                                        ---------------------------------------

                                                  W. David Mann
                                                       Secretary

--------------------------------------------------------------------------------
                               IMPORTANT NOTICES

   PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE.

   PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.

   REFER TO THE NOTE ON THE OUTSIDE OF THE BACK COVER FOR INFORMATION ON
 PARKING AND PUBLIC TRANSPORTATION.
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                               TABLE OF CONTENTS

CAUTIONARY STATEMENTS.......................................................   1
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS................................   2
SUMMARY.....................................................................   5
  Special Meeting...........................................................   5
  The Transactions..........................................................   6
  Business and Properties of SMS............................................   7
  Business and Properties of New Marriott...................................   8
  Recommendation of the Company Board.......................................   8
  Certain Federal Income Tax Consequences...................................   8
  No Appraisal Rights.......................................................   9
  Risk Factors..............................................................   9
  Conflicts of Interest.....................................................   9
  Summary of Selected Historical Financial Data.............................  10
  Summary of Unaudited Selected Pro Forma Financial Data....................  11
RISK FACTORS................................................................  12
THE SPECIAL MEETING.........................................................  19
  Date, Time and Place of Special Meeting...................................  19
  Matters for Consideration at Special Meeting..............................  19
  Special Meeting Record Date...............................................  20
  Votes Required............................................................  20
  Voting and Revocation of Proxies..........................................  21
  Solicitation of Proxies...................................................  21
BACKGROUND AND REASONS......................................................  22
  Background of the Transactions............................................  22
  Reasons for the Recommendation of the Company Board.......................  24
  Opinions of Financial Advisors............................................  25
THE TRANSACTIONS............................................................  33
  Overview..................................................................  33
  Effect on Persons in the Transactions.....................................  34
  Debt Refinancing..........................................................  35
  Certain Post-Closing Adjustments..........................................  36
  No-Shop Provisions; Termination of the Transactions ......................  37
  Termination Fees; Expenses................................................  38
  Regulatory Approvals; Other Conditions to the Transactions................  39
  Certain Covenants.........................................................  40
  Arrangements Between SMS and New Marriott.................................  41
  Arrangements Between SMS and Sodexho......................................  46
  Accounting Treatment......................................................  48
  No Appraisal Rights.......................................................  48
  Manner of Effecting the Transactions; Book-Entry System...................  48
BUSINESS AND PROPERTIES OF SMS..............................................  51
  Description of SMS Business...............................................  51
  Industry and Marketplace for SMS..........................................  51
  Market Position of SMS....................................................  51
  Competition...............................................................  52
  Business and Properties of MMS............................................  52
  Business and Properties of Sodexho North America..........................  54
BUSINESS AND PROPERTIES OF NEW MARRIOTT.....................................  56
  General...................................................................  56
  Employees.................................................................  56

  Properties..............................................................   56
  Lodging.................................................................   56
  Contract Services.......................................................   61
SODEXHO NORTH AMERICA SELECTED FINANCIAL DATA.............................   64
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS -- SODEXHO NORTH AMERICA......................................   65
SMS UNAUDITED PRO FORMA COMBINED FINANCIAL DATA...........................   67
  Unaudited Pro Forma Combined Balance Sheet..............................   68
  Unaudited Pro Forma Combined Statement of Income........................   69
  Notes to Unaudited Pro Forma Combined Financial Data....................   73
NEW MARRIOTT SELECTED FINANCIAL DATA......................................   76
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS -- NEW MARRIOTT...............................................   77
NEW MARRIOTT UNAUDITED PRO FORMA COMBINED FINANCIAL DATA..................   85
  Unaudited Pro Forma Combined Balance Sheet..............................   86
  Unaudited Pro Forma Combined Statement of Income........................   87
  Notes to Unaudited Pro Forma Combined Financial Data....................   91
MANAGEMENT OF SMS.........................................................   92
  SMS Board of Directors..................................................   92
  Committees of the SMS Board.............................................   94
  Compensation of Directors...............................................   94
  Executive Officers......................................................   95
  SMS Stock Plans.........................................................   96
  Compensation Committee Interlocks and Insider Participation.............   99
MANAGEMENT OF NEW MARRIOTT................................................  100
  New Marriott Board of Directors.........................................  100
  Committees of the New Marriott Board....................................  103
  Compensation of Directors...............................................  103
  Executive Officers......................................................  104
  Executive Officer Compensation..........................................  106
  New Marriott Stock Plan.................................................  110
  Vote Required...........................................................  113
  Compensation Committee Interlocks and Insider Participation.............  113
  Company Board ..........................................................  113
  Section 16(a) Beneficial Ownership Reporting Compliance ................  114
CONFLICTS OF INTEREST.....................................................  115
FINANCING.................................................................  119
  Replacement SMS Debt....................................................  119
  New Marriott Credit Facility............................................  121
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS TO THE COMPANY
 AND ITS STOCKHOLDERS.....................................................  122
  Consequences of the Spinoff.............................................  122
  Consequences of the Acquisition.........................................  123
  Consequences of SMS Reverse Stock Split.................................  123
MARKETS AND MARKET PRICES.................................................  124
SECURITY OWNERSHIP OF THE COMPANY AND SMS.................................  125
DESCRIPTION OF THE SMS CAPITAL STOCK......................................  127
  General.................................................................  127
  Common Stock............................................................  127
  Preferred Stock.........................................................  128
  Comparison of Stockholders' Rights Upon Amendment of the Company Charter
   and Company Bylaws.....................................................  128

  SMS Reverse Stock Split................................................   131
CERTAIN ANTITAKEOVER PROVISIONS APPLICABLE TO SMS........................   134
  General................................................................   134
  Charter and Bylaw Provisions...........................................   134
  Section 203 of the DGCL................................................   134
  SMS Rights Plan........................................................   135
SECURITY OWNERSHIP OF NEW MARRIOTT.......................................   137
DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK............................   139
  General................................................................   139
  Common Stock...........................................................   139
  Preferred Stock .......................................................   143
  Rights Plan and Junior Preferred Stock.................................   143
  Reasons for the Proposed Dual Class Capitalization of New Marriott.....   146
  Certain Potential Disadvantages of the Dual Class Capitalization.......   148
CERTAIN ANTITAKEOVER PROVISIONS APPLICABLE TO NEW MARRIOTT...............   149
  General................................................................   149
  New Marriott Certificate and Bylaws....................................   150
  New Marriott Rights Plan...............................................   153
  Section 203 of the DGCL................................................   154
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS OF NEW MARRIOTT..   155
  Limitation of Liability for Directors..................................   155
  Indemnification of Directors and Officers..............................   156
APPOINTMENT OF INDEPENDENT AUDITORS......................................   157
  Appointment of Price Waterhouse LLP as SMS's Independent Auditors......   157
  Appointment of Arthur Andersen LLP as New Marriott's Independent
   Auditors..............................................................   157
SUBMISSION OF STOCKHOLDER PROPOSALS......................................   157
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................   158
FORM 10-K ANNUAL REPORT..................................................   158
INDEX OF DEFINED TERMS...................................................   159
INDEX OF FINANCIAL STATEMENTS............................................   F-1
  New Marriott Historical Financial Statements...........................   F-2
  Sodexho North America Historical Financial Statements..................  F-22
APPENDIX A  --Distribution Agreement.....................................   A-1
APPENDIX B  --Acquisition Agreement......................................   B-1
APPENDIX C  --Omnibus Agreement..........................................   C-1
APPENDIX D  --Amendment Agreement........................................   D-1
APPENDIX E  --Form of Tax Sharing Agreement..............................   E-1
APPENDIX F  --Merrill Lynch Fairness Opinion.............................   F-1
APPENDIX G  --American Appraisal Solvency Opinion........................   G-1
APPENDIX H  --Form of Amended and Restated Certificate of Incorporation
            of SMS.......................................................   H-1
APPENDIX I  --Form of Amended and Restated Bylaws of SMS.................   I-1
APPENDIX J  --Form of Amended and Restated Certificate of Incorporation
            of New Marriott..............................................   J-1
APPENDIX K  --Form of Amended and Restated Bylaws of New Marriott........   K-1
APPENDIX L  --New Marriott Comprehensive Stock Plan......................   L-1

              WHERE TO FIND INFORMATION CONCERNING THE PROPOSALS

  Information concerning Proposal One is contained throughout this Proxy Statement, and stockholders are encouraged to read it in its entirety. Specific information with respect to other Proposals may be located as follows:

   PROPOSAL PRINCIPAL SECTION                                              PAGE
   -------- -----------------                                              ----
   Two      MANAGEMENT OF SMS--SMS Board of Directors                       92
   Three    MANAGEMENT OF NEW MARRIOTT--New Marriott Board of Directors    100
   Four     MANAGEMENT OF NEW MARRIOTT--New Marriott Comprehensive Stock   110
            Plan
   Five     APPOINTMENT OF INDEPENDENT AUDITORS--Appointment of Price      157
            Waterhouse LLP As SMS's Independent Auditors
   Six      APPOINTMENT OF INDEPENDENT AUDITORS--Appointment of Arthur     157
            Andersen LLP As New Marriott's Independent Auditors

                             CAUTIONARY STATEMENTS

  This Proxy Statement contains statements relating to future results of Marriott International, Inc. (prior to the consummation of the transactions described herein, the "Company," and after the consummation of such transactions, Sodexho Marriott Services, Inc. ("SMS")) and New Marriott MI, Inc. ("New Marriott"), including certain projections and business trends, that are forward-looking statements. All statements regarding the Company's, SMS's or New Marriott's expected future financial positions, results of operations, cash flows, dividends, financing plans, business strategies, budgets, projected costs and capital expenditures, competitive positions, growth opportunities for existing services, plans and objectives of management for future operations and markets for stock are forward-looking statements. Moreover, when used in this Proxy Statement with respect to the Company, SMS or New Marriott, the words "believe," "anticipate," "hope," "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Although the Company and New Marriott believe such expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct.

  With respect to New Marriott, important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, dependence on arrangements with present and future property owners, contract terms offered by competitors, competition within each of New Marriott's business segments, the balance between supply of and demand for hotel rooms, timeshare units and senior living accommodations, New Marriott's continued ability to renew existing operating contracts and franchise agreements and obtain new operating contracts and franchise agreements (in each case on favorable terms), New Marriott's relations with current and potential hotel and retirement community owners and senior living services and distribution services clients, the effects of international, national and regional economic conditions, the availability of capital to fund investments in New Marriott's several businesses, New Marriott's ability to successfully integrate recent acquisitions and costs or difficulties relating to the establishment of New Marriott as a separate entity.

  With respect to SMS, important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, competition in SMS's business, SMS's continued ability to renew existing management contracts and obtain new management contracts (in each case on favorable terms), SMS's relations with current and potential management services clients, the reaction of clients and potential clients to the transactions described herein, the effects of international, national and regional economic conditions, the availability of capital to fund investments in SMS's businesses, fluctuations in interest rates to the extent that SMS's indebtedness bears interest at variable rates and costs or difficulties relating to the establishment of SMS as a separate entity and the integration of Sodexho North America into SMS.

  In the event that the transactions described herein are not consummated, the factors described above will be deemed to refer to the Company rather than New Marriott and SMS. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. None of the Company, SMS or New Marriott undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

  For purposes of all of the foregoing, SMS is deemed to include Sodexho North America.

                               ----------------

  This Proxy Statement is first being mailed to stockholders of the Company on or about February , 1998.

                 QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q: WHAT ARE THE TRANSACTIONS?

A: Your Board of Directors proposes to spin off to its stockholders a new company that will conduct the Company's lodging (including timeshare), senior living services and distribution services businesses. Immediately thereafter, the Company will acquire the North American food service and facilities management operations of France-based Sodexho Alliance, S.A. ("Sodexho"), one of the premier management services companies in the world. We will combine Sodexho's North American business with the Company's food service and facilities management business. For this, Sodexho will receive approximately 49 percent of the stock of the Company.

   The Company (Marriott International, Inc.) will be renamed Sodexho Marriott Services, Inc. after the Transactions. In this Proxy Statement, we refer to it as the "Company" for periods before the Transactions occur and "SMS" for periods after the Transactions occur. The new company that will be spun off to the Company's stockholders will be renamed "Marriott International, Inc." after the Transactions and is referred to in this Proxy Statement as "New Marriott." "Sodexho North America" refers to the companies that own and operate Sodexho's North American food service and facilities management business.

Q: WHY ARE WE PROPOSING THE TRANSACTIONS?

A: We believe that the Transactions will significantly enhance stockholder value. The spinoff and acquisition will create two focused companies, both of which will have leadership positions in growing industries. SMS will be affiliated with Sodexho. New Marriott will have a strong balance sheet and greatly enhanced investment capacity to execute its growth plans and pursue strategic acquisitions.

Q: WHAT IS SODEXHO MARRIOTT SERVICES?

A: SMS will be the largest food service and facilities management company in North America. It will serve more than 4,800 clients in business, health care and education. SMS will have over 100,000 employees and projected annual sales in excess of $4 billion.

Q: WHAT IS THE "NEW" MARRIOTT INTERNATIONAL?

A: New Marriott will be one of the world's leading hospitality companies, with more than 1,500 operating units, including hotels, vacation club (timeshare) resorts, senior living communities and food distribution centers. New Marriott will have 140,000 employees and projected 1997 sales in excess of $9 billion.

Q: WHEN WILL THE TRANSACTIONS OCCUR?

A: We plan to complete the Transactions as soon as possible after the Special
   Meeting, if the conditions to the Transactions are met. Currently the Company anticipates completing the Transactions on March 27, 1998 if the conditions to the Transactions are satisfied at that time.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the Transactions. If you do not vote or you abstain, it will have the effect of a vote against the Transactions.

   The Special Meeting will take place on March 17, 1998. You may attend the Special Meeting and vote your shares in person rather than signing and mailing your proxy card. In addition, you may take back your proxy up to and including the date of the Special Meeting by following the directions on page 21 and either change your vote or attend the Special Meeting and vote in person.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE TRANSACTIONS. You should be aware, however, that certain members of the Board may be deemed to have conflicts of interest in connection with the Transactions.

Q: IF MY SHARES ARE HELD IN "STREET" NAME BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted.

Q: SHOULD I SEND IN ANY STOCK CERTIFICATES NOW?

A: Not at this time. You will receive instructions that will outline the method to exchange your existing Company stock certificates at the appropriate time, which must be done in order for you to receive dividends, if and when declared, on SMS Common Stock following consummation of the Transactions. Both SMS and New Marriott will adopt a "book-entry" share registration system under which share ownership records are maintained by the Transfer Agent. Physical stock certificates will no longer be required but may be requested by stockholders at any time. After the Transactions are completed, stockholders will receive a mailing from the Transfer Agent requesting that they return their certificates of Company Common Stock to the Transfer Agent, and permitting stockholders to complete a "request for physical certificates" if they wish to obtain physical certificates instead of having their shares held in book-entry form. The Transfer Agent will register the appropriate number of shares of SMS Common Stock upon receipt of a stockholder's existing certificates for Company Common Stock, and will register the appropriate number of shares of New Marriott Common Stock and New Marriott Class A Common Stock upon the spinoff. The Transfer Agent will mail each stockholder an account statement reflecting his or her ownership of shares of SMS Common Stock, New Marriott Common Stock and New Marriott Class A Common Stock, or, if requested, physical certificates representing such shares. For more information, see pages 48-50.

   Stockholders who continue to hold share certificates of "Marriott Corporation," which changed its name to Host Marriott Corporation in October 1993, should retain these certificates, which continue to represent Host Marriott Corporation shares.

Q: WHAT WILL I RECEIVE IN THE TRANSACTIONS?

A: For every share of Company Common Stock you own of record on the record date for the Transactions, you will receive one share of New Marriott Common Stock (having one vote per share) and one share of New Marriott Class A Common Stock (having ten votes per share). In addition, you will retain ownership of your shares of Company Common Stock, which will represent shares of SMS following the spinoff, but those shares will undergo a one-for-four reverse stock split. In the reverse stock split every four shares of SMS Common Stock will be combined into one share. The aggregate value of your shares of SMS Common Stock will not change--you will have fewer shares that trade at a higher per share price.

   We will not issue fractional shares, except that fractional shares of New Marriott Common Stock or New Marriott Class A Common Stock that result from fractional shares held in the Company's dividend reinvestment plan will remain in fractional form. Stockholders will receive cash for any other fractional share of SMS Common Stock owed to them based on the market value on a date close to the date the Transactions occur.

   Example:

   If you currently own 100 shares of Company Common Stock, then after the Transactions you will own 100 shares of New Marriott Common Stock, 100 shares of New Marriott Class A Common Stock and 25 shares of SMS Common Stock.

Q: WHY WILL THERE BE TWO CLASSES OF NEW MARRIOTT STOCK?

A: The Board of Directors believes that having two classes of common stock will give New Marriott additional flexibility, both to raise capital for a variety of corporate purposes, and as a valuable currency to be used to consummate strategic acquisitions. This additional flexibility is especially important given the ongoing global consolidation of the lodging industry as well as the accelerating rate of consolidation of the senior living services industry within the United States.

   The Board of Directors believes that this dual class equity structure will enable New Marriott to use lower-voting common stock as consideration to pursue larger acquisition opportunities than those financeable solely with incremental debt, without jeopardizing New Marriott's anticipated investment grade credit rating. At the same time, New Marriott would be able to maintain one of its most important attributes--continuity in the leadership, involvement and substantial voting interests of the Marriott family. In the spinoff, each stockholder of the Company will receive one share of each class of New Marriott Common Stock for each share of Company Common Stock that they own, thus maintaining the relative voting power of the initial stockholders of New Marriott.

Q: WHAT WILL BE THE TRADING VALUE OF THE SECURITIES I RECEIVE?

A: The marketplace will determine the prices at which shares of the New
   Marriott Common Stock, New Marriott Class A Common Stock and SMS Common Stock will trade.

   Although we believe that initially the value of all the securities you receive in the transaction will, in the aggregate, approximate the value of your investment in the Company before the transactions are consummated, you should be aware that the total value of your investment in the Company will be divided among New Marriott Common Stock, New Marriott Class A Common Stock and SMS Common Stock.

Q: HOW WILL THE TRANSACTIONS AFFECT ME?

A: Following the Transactions, stockholders of the Company will own approximately 51 percent of the common stock of SMS and 100 percent of the New Marriott Common Stock and New Marriott Class A Common Stock.

Q: WHAT WILL HAPPEN TO MY DIVIDENDS?

A: New Marriott expects to pay quarterly dividends comparable to those historically paid by the Company, subject to the judgment of its board of directors. SMS expects to pay quarterly dividends, subject to the judgment of its board of directors and subject to the restrictive covenants in its debt agreements limiting the payment of dividends. See page 14 for a description of these restrictive covenants.

Q: DO I HAVE TO PAY TAXES ON THE RECEIPT OF NEW MARRIOTT COMMON STOCK?

A: We have applied to the Internal Revenue Service for a ruling that the Transactions will be tax free to the Company's stockholders for U.S. federal income tax purposes, except for any tax payable because of any cash stockholders may receive instead of fractional shares. To review the tax consequences to stockholders in greater detail, see pages 122 and 123.

Q. WHAT WILL BE MY NEW TAX BASIS IN THESE SECURITIES?

A. Each stockholder's original tax basis in Company stock will be allocated between the shares of SMS Common Stock, New Marriott Common Stock and New Marriott Class A Common Stock, based on their relative fair market values.

Q: WHERE WILL MY STOCK BE TRADED?

A: New Marriott will apply to list the New Marriott stock on the New York
   Stock Exchange. New Marriott intends to request "MAR" as its trading symbol for the New Marriott Common Stock (having one vote per share) and "MAR-A" for the New Marriott Class A Common Stock (having ten votes per share).

   SMS plans to continue to list the SMS stock on the New York Stock Exchange. The symbol for SMS Common Stock will be "SDH."

                                    SUMMARY

  The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement, the Appendices hereto and the documents incorporated herein by reference. Marriott International, Inc. is referred to as the "Company" prior to the consummation of the transactions described herein and as "SMS" following the consummation of such transactions. Similarly, common stock of the Company prior to the consummation of the transactions described herein is referred to as the "Company Common Stock" and thereafter is referred to as the "SMS Common Stock." Unless otherwise indicated, numbers of shares of SMS Common Stock give effect to the one-for-four reverse stock split described below. References herein to "the Company," "SMS," "New Marriott," and "Sodexho North America" include their respective subsidiaries unless the context otherwise requires. Stockholders are urged to read carefully this Proxy Statement, including the Appendices hereto and the documents incorporated herein by reference, in their entirety.

SPECIAL MEETING

 Date, Time and Place

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company from holders of shares of Company Common Stock for use at a special meeting of Company stockholders to be held at the Westfield Conference Center, 14750 Conference Center Drive, Chantilly, Virginia at 10:00 a.m. on March 17, 1998 and at any adjournments or postponements thereof (the "Special Meeting").

 Matters for Consideration

  At the Special Meeting, the stockholders of the Company will be asked to consider and vote on six related proposals (the "Proposals"). THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE ANY ONE OR MORE OF THE PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF ALL OF THE PROPOSALS. The Proposals are as follows:

    (1) approval of (a) a special dividend (the "Spinoff") to the holders of Company Common Stock of all outstanding shares of common stock of the Company's wholly owned subsidiary, New Marriott, (b) the acquisition by the Company (the "Acquisition," and together with the Spinoff and related transactions, the "Transactions") of International Catering Corporation ("ICC") and Sodexho Financiere du Canada, Inc. ("Sodexho Canada" and, together with ICC, "Sodexho North America"), each of which is a wholly owned subsidiary of Sodexho Alliance, S.A. ("Sodexho"), in exchange for Company Common Stock, and (c) the amendment and restatement of the certificate of incorporation and bylaws of the Company; and ratification of the amendment and restatement of the certificate of incorporation and bylaws of New Marriott;

    (2) ratification of the directors of SMS;

    (3) ratification of the directors of New Marriott;

    (4) ratification of the New Marriott 1998 Comprehensive Stock Incentive Plan and the reservation of shares pursuant to such plan;

    (5) ratification of the appointment of Price Waterhouse LLP as independent auditors of SMS, such appointment to be effective upon consummation of the Transactions; and

    (6) ratification of the appointment of Arthur Andersen LLP as independent auditors of New Marriott.

  For additional information with respect to the Proposals, see "THE SPECIAL MEETING--Matters for Consideration at Special Meeting."

  THE BOARD OF DIRECTORS OF THE COMPANY (THE "COMPANY BOARD") UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

 Special Meeting Record Date

  The Company Board has fixed the close of business on January 28, 1998 as the record date (the "Special Meeting Record Date") for the determination of the holders of Company Common Stock entitled to receive notice of and to vote at the Special Meeting.

 Votes Required

  Each stockholder of record as of the Special Meeting Record Date is entitled at the Special Meeting to one vote for each share held. The affirmative vote of the holders of at least two-thirds (or 66 2/3 percent) of the outstanding shares of Company Common Stock is required to approve the Proposal concerning the approval of the Spinoff and the Acquisition. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is required to approve the other Proposals. As of January 28, 1998, there were 125,415,165 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

  For additional information relating to the Special Meeting, see "THE SPECIAL MEETING."

THE TRANSACTIONS

 Overview

  The Proposals contemplate that the Company's lodging business (including timeshare resort development and operation), senior living services business and distribution services business (together, the "New Marriott Business") be separated from the Company's food service and facilities management business (the "MMS Business"). Immediately thereafter, the Company will acquire Sodexho North America. The principal components of the Transactions are as follows:

    The Spinoff. The Company will transfer all of the assets and liabilities of the New Marriott Business to New Marriott and will spin off all of the outstanding shares of capital stock of New Marriott to the holders of Company Common Stock in a transaction intended to qualify as tax free for U.S. federal income tax purposes.

    The Acquisition. The Company will acquire Sodexho North America, and Sodexho will pay $304 million to the Company, in exchange for approximately 49 percent of the shares of SMS Common Stock that will be issued and outstanding immediately after the Transactions. Following the Acquisition, the Company will change its name to "Sodexho Marriott Services, Inc.," and New Marriott will change its name to "Marriott International, Inc."

    The Refinancing. The Company and its indirect subsidiary, RHG Finance Corporation ("RHG Finance"), will tender for a total of $720 million principal amount of their respective outstanding publicly held debt, and the Company will refinance its commercial paper and indebtedness outstanding under its revolving credit bank facility (the "Existing Bank Facility"). Such tender offers and refinancing will be financed by new indebtedness incurred by SMS ("Replacement SMS Debt"). The Company and New Marriott have agreed that the post-Spinoff indebtedness retained by SMS (and for which New Marriott will not be responsible) will total $1.444 billion, a portion of which will be repaid shortly after the Acquisition with the $304 million cash payment from Sodexho made simultaneously with the Acquisition. Following the consummation of the Transactions, assuming the tender offers and refinancings described above are successful, it is expected that the long-term debt of SMS and New Marriott will be approximately $1.2 billion and $400 million, respectively. The consummation of the Transactions is not conditioned on the success of the tender offers, and the receipt of financing is not a condition to the obligation of Sodexho to consummate the Transactions. However, if such financing is not obtained, and funds in such amount are not otherwise available to SMS, the Transactions will not be consummated. See "FINANCING."

  The Company will not effect the Spinoff in the event that the Transactions are not approved at the Special Meeting. The Spinoff, the Acquisition and the refinancing will be deemed by the parties, as between themselves, to have occurred at the same time. The date on which the Transactions are consummated is referred to as the "Effective Date."

  Following the Transactions, it is expected that shares of New Marriott Common Stock will be listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbols "MAR" and "MAR-A," and shares of SMS Common Stock will continue to be listed on the NYSE under a new symbol, "SDH."

 Effect on Stockholders

  Shares of Company Common Stock had a closing price in NYSE composite trading
on February  , 1998 of $    per share. In the Transactions, each stockholder of
the Company will retain its shares of Company Common Stock (referred to herein as SMS Common Stock for periods following the Transactions) and, for each share of Company Common Stock held on the Special Meeting Record Date, will be entitled to receive one share of Common Stock, par value $0.01 per share, of New Marriott with one vote per share ("New MAR Common Stock") and one share of Class A Common Stock, par value $0.01 per share, of New Marriott with ten votes per share ("New MAR-A Common Stock"). New MAR Common Stock and New MAR-A Common Stock are sometimes referred to together herein as "New Marriott Common Stock." The reasons for two classes of New Marriott Common Stock are set forth in "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK--Common Stock." Immediately after the Spinoff, every four shares of SMS Common Stock will be combined into one share of SMS Common Stock pursuant to a reverse stock split. The closing price of the Company Common Stock on February , 1998 will only bear an indirect relationship to the prices at which shares of New Marriott Common Stock and SMS Common Stock will trade. As a result of the issuance of new shares of SMS Common Stock to Sodexho in connection with the Acquisition, the stockholders who owned 100 percent of the Company prior to the Transactions will retain approximately 51 percent of the SMS Common Stock, and SMS will own Sodexho North America. See "THE TRANSACTIONS--Effect on Persons in the Transactions."

BUSINESS AND PROPERTIES OF SMS

  After the Transactions, SMS will be the largest food service and facilities management company in North America. It will serve more than 4,800 clients in business, health care and education. SMS will have over 100,000 employees and annual sales in excess of $4 billion. SMS will be approximately 49 percent owned by Sodexho, one of the premier management service companies in the world, operating in 62 countries with approximately 142,000 employees and revenues of approximately $5 billion in fiscal 1997.

  Food services provided by SMS will include food and beverage procurement, preparation, menu planning and the operation and maintenance of food service and catering facilities, generally in an institutional setting. Facilities management services include plant maintenance and operations, energy management, groundskeeping, housekeeping and custodial services. For additional information, see "BUSINESS AND PROPERTIES OF SMS."

  The contract food service and facilities management industry is rapidly changing as a result of customers' focus on profitability and quality of service. Industry trends include (i) the continued growth in customer outsourcing, particularly to a single supplier, of food service and facilities management, (ii) increasing market penetration by large, well capitalized participants that can provide a broad range of cost-effective services and
(iii) an increase in the retail orientation of contract catering. SMS's market leadership and broad service offering make it well positioned to compete in this changing industry. In particular, SMS will have a unique opportunity as the market leader in food service to cross-sell facilities management services to existing food service clients.

  SMS's address is 10400 Fernwood Road, Bethesda, Maryland 20817, and its telephone number is (301) 380-3000.

BUSINESS AND PROPERTIES OF NEW MARRIOTT

  New Marriott will conduct the lodging (including timeshare resort development and operation), senior living services and distribution services businesses that are currently conducted by the Company and its subsidiaries. New Marriott will be one of the world's leading hospitality companies with more than 1,500 operating units, over 140,000 employees and projected 1997 sales in excess of $9 billion.

  In its Lodging segment, which will represent approximately 80 percent of sales, New Marriott will operate and franchise over 1,400 lodging facilities under ten separate brand names and develop and operate vacation timesharing resorts.

  The Contract Services segment, which will represent approximately 20 percent of sales, will consist of Marriott Senior Living Services, which develops and operates over 80 retirement communities offering independent living, assisted living and skilled nursing care for seniors in the United States, and Marriott Distribution Services, which supplies food and related products to internal operations and to third-party customers (including, after the Transactions, SMS) throughout the United States. For further information, see "BUSINESS AND PROPERTIES OF NEW MARRIOTT."

  New Marriott's address is 10400 Fernwood Road, Bethesda, Maryland 20817, and its telephone number is (301) 380-3000.

RECOMMENDATION OF THE COMPANY BOARD

  The Company believes that the Transactions will significantly enhance stockholder value and provide stockholders with an ongoing stake in a strong and well focused management services company with excellent growth prospects. In light of the consolidation and increasing globalization of the food service and facilities management industry, the MMS Business will benefit from its affiliation with Sodexho, one of the largest and most successful management services organizations in the world. The Transactions will also provide New Marriott with substantial investment capacity, which will enable New Marriott to pursue additional growth opportunities in its businesses. See "BACKGROUND AND REASONS--Reasons for the Recommendation of the Company Board."

  In connection with approval of the Transactions, the Company Board has received an opinion from Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch") that, in the opinion of that firm, the terms of the Transactions, taken as a whole, were fair, from a financial point of view, to the holders of the Company Common Stock as of the date of Merrill Lynch's opinion. The Company Board has also received an opinion from American Appraisal Associates ("American Appraisal") that prior to and upon consummation of the Transactions each of New Marriott and SMS will be "solvent" entities. Such opinions are described herein under "BACKGROUND AND REASONS," and the opinions of Merrill Lynch and American Appraisal are set forth in full in Appendix F and Appendix G hereto, respectively.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE PROPOSALS. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Consummation of the Transactions is conditioned on the receipt of a satisfactory ruling from the Internal Revenue Service (the "IRS") to the effect that the contribution of the New Marriott Business to New Marriott and the Spinoff will qualify as tax-free transactions such that neither the Company's stockholders, the Company nor New Marriott will recognize any income, gain or loss as a result of such transactions. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS TO THE COMPANY AND ITS STOCKHOLDERS." The Company, New Marriott and Sodexho have made certain representations and agreed to certain restrictions on their future actions to provide further assurances that the Spinoff will qualify as tax-free. See "THE TRANSACTIONS--Arrangements Between SMS and New Marriott--Tax Sharing Agreement."

NO APPRAISAL RIGHTS

  Stockholders of the Company will not be entitled to appraisal rights under the Delaware General Corporation Law (the "DGCL") in connection with the Transactions.

RISK FACTORS

  In deciding whether to approve the Proposals, stockholders should carefully evaluate the matters set forth under "RISK FACTORS," in addition to other matters described herein.

CONFLICTS OF INTEREST

  A number of agreements between SMS and New Marriott, and SMS and Sodexho, respectively, will be entered into if the Transactions are consummated. If the Transactions are consummated, certain employment and other arrangements with executives of SMS will be entered into and certain employee stock incentive plans will be adopted by SMS and New Marriott. In addition, William J. Shaw, who will be the chairman of the Board of Directors of SMS (the "SMS Board"), will serve as the President and Chief Operating Officer of New Marriott. Finally, after the Effective Date, certain directors, officers and substantial stockholders of Sodexho will be members of the SMS Board, and certain officers of the Company will be executive officers of SMS. See "CONFLICTS OF INTEREST."

                 SUMMARY OF SELECTED HISTORICAL FINANCIAL DATA

  The following table presents summary selected historical financial data for the Company, Marriott Management Services Corp. ("MMS") and Sodexho North America. In the case of the Company and MMS, this data has been derived from their financial statements as of and for the 36 weeks ended September 12, 1997 and September 6, 1996, and the three fiscal years ended January 3, 1997. In the case of Sodexho North America, this data has been derived from its financial statements as of and for the three months ended November 30, 1997 and November 30, 1996 and the three fiscal years ended August 31, 1997.

                                                         (IN MILLIONS)
                                ---------------------------------------------------------------
                                  THIRTY-SIX WEEKS ENDED            FISCAL YEAR ENDED
                                -------------------------- ------------------------------------
                                SEPTEMBER 12, SEPTEMBER 6, JANUARY 3, DECEMBER 29, DECEMBER 30,
                                    1997          1996      1997/1/       1995         1994
                                ------------- ------------ ---------- ------------ ------------
                                       (UNAUDITED)
THE COMPANY
  INCOME STATEMENT DATA
  Sales.......................     $8,158        $6,725     $10,172      $8,961       $8,415
  Operating Profit Before
   Corporate Expenses and
   Interest...................        498           404         629         490          413
  Net Income..................        227           196         306         247          200
  BALANCE SHEET DATA (AT END
   OF PERIOD)
  Total Assets................      6,324         5,211       5,075       4,018        3,207
  Long-Term and Convertible
   Subordinated Debt..........      1,739         1,285       1,307         806          506
MMS
  INCOME STATEMENT DATA
  Sales.......................     $2,281        $2,133      $3,310      $3,031       $2,961
  Operating Income Before MMS
   Corporate Administrative
   Expenses and the Company's
   Corporate Expenses and
   Interest...................         86            76         146         126          121
  Net Income..................         37            31          66          55           52
  BALANCE SHEET DATA (AT END
   OF PERIOD)
  Total Assets................        848           849         887         843          801
  Long-Term Debt..............          7             9           9          10           11
                                                         (IN MILLIONS)
                                ---------------------------------------------------------------
                                    THREE MONTHS ENDED
                                       NOVEMBER 30,            FISCAL YEAR ENDED AUGUST 31,
                                -------------------------- ------------------------------------
                                    1997          1996        1997        1996       1995/2/
                                ------------- ------------ ---------- ------------ ------------
                                       (UNAUDITED)
SODEXHO NORTH AMERICA
  INCOME STATEMENT DATA
  Sales.......................     $  265        $  240     $   882      $  834       $  599
  Operating Income ...........         11            10          20          16            5
  Net Income..................          6             5           7           5            -
  BALANCE SHEET DATA (AT END
   OF PERIOD)
  Total Assets................        308                       279         265          263
  Long-Term Debt..............         66                        67          81           94

--------
/1/Fiscal year 1996 for the Company and MMS includes 53 weeks.
/2/Reflects the acquisition of Gardner Merchant Holdings, Inc. as of February
   1, 1995.

             SUMMARY OF UNAUDITED SELECTED PRO FORMA FINANCIAL DATA

  The following table presents summary unaudited selected pro forma financial data of New Marriott and SMS as of and for the 36 weeks ended September 12, 1997, and for the fiscal year ended January 3, 1997, derived from the unaudited pro forma combined financial data included elsewhere in this Proxy Statement. The unaudited pro forma combined balance sheet as of September 12, 1997 gives effect to the Transactions as if they had occurred on that date, and the unaudited pro forma combined income statement data gives effect to the Transactions as if they had occurred at the beginning of the period noted.

  THE PRO FORMA INFORMATION PRESENTED IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT NECESSARILY REFLECT FUTURE RESULTS OF OPERATIONS OR FINANCIAL POSITION OR WHAT THE RESULTS OF OPERATIONS OR FINANCIAL POSITION WOULD HAVE BEEN HAD THE TRANSACTIONS OCCURRED AS OF THE DATE AND DURING THE PERIODS INDICATED. THIS INFORMATION DOES NOT NECESSARILY REFLECT FUTURE FINANCIAL PERFORMANCE WHEN THE TRANSACTIONS ACTUALLY OCCUR.

                                                 THIRTY-SIX       FIFTY-THREE
                                                WEEKS ENDED       WEEKS ENDED
                                             SEPTEMBER 12, 1997 JANUARY 3, 1997
                                             ------------------ ---------------
NEW MARRIOTT
  INCOME STATEMENT DATA
  Sales.....................................       $6,177           $7,267
  Operating Profit Before Corporate Expenses
   and Interest.............................          430              508
  Net Income................................          227              271
  BALANCE SHEET DATA (AT END OF PERIOD)
  Total Assets..............................        5,608
  Long-Term and Convertible Subordinated
   Debt.....................................          413
SMS
  INCOME STATEMENT DATA/1/
  Sales.....................................       $2,724           $4,020
  Operating Profit Before Corporate Expenses
   and Interest.............................           72              129
  Net (Loss) Income.........................           (3)              10
  BALANCE SHEET DATA (AT END OF PERIOD)
  Total Assets..............................        1,299
  Long-Term Debt............................        1,222

  /1/ SMS's business is characterized by seasonal fluctuations in overall demand for services, particularly in the education sector where sales are stronger during the academic year. Consequently, substantially higher profits may be earned in the fourth quarter compared to other quarters.

                                 RISK FACTORS

  The following risk factors, in addition to the other information contained in this Proxy Statement, should be carefully considered.

SIGNIFICANT LEVERAGE OF SMS

  The allocation of debt and other liabilities, including contingent liabilities, between SMS and New Marriott reflects the economic arrangements reached, on an arm's-length basis, among New Marriott, the Company and Sodexho in connection with the Transactions. Following the Transactions, SMS will be substantially more leveraged on a relative basis than the Company was prior to the Transactions, and New Marriott will have significantly less debt than the Company had prior to the Transactions. Assuming the Transactions had been consummated as of September 12, 1997, (i) on a pro forma basis SMS would have had total long-term debt of $1,222 million and a stockholders' deficit of $542 million and (ii) on a pro forma basis New Marriott would have had total long-term and convertible subordinated debt of $413 million and total stockholders' equity of $2,549 million, in each case compared with the Company's actual long-term and convertible subordinated debt of $1,739 million and total stockholders' equity of $1,486 million as of September 12, 1997.

  In response to the public announcement of the Transactions, Standard & Poor's Corporation placed its ratings of Sodexho on "CreditWatch" with negative implications, and announced that it would lower Sodexho's long-term corporate unsecured debt rating from A- to BBB+ upon completion of the Transactions. The Company expects that, principally due to the significant leverage of SMS following the Transactions, SMS's long-term unsecured debt ratings, if obtained, would be below investment grade. SMS's substantial indebtedness may limit its capacity to respond to market conditions (including its ability to satisfy capital expenditure requirements) or to meet its contractual or financial obligations. Furthermore, the ability of SMS to satisfy its obligations will be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of SMS. If SMS does not make required payments of interest and principal when due, the Replacement SMS Debt could be accelerated and the lenders thereunder would be entitled to exercise their remedies, including foreclosing on collateral. These events would have a material adverse effect on SMS. See "SMS UNAUDITED PRO FORMA COMBINED FINANCIAL DATA" and "NEW MARRIOTT UNAUDITED PRO FORMA COMBINED FINANCIAL DATA."

  In view of the increased leverage of SMS, any new financings and refinancings by SMS of the Replacement SMS Debt, if available at all, may be at higher interest rates and may contain terms significantly less advantageous than would have been available to the Company absent the Transactions. In addition, the Replacement SMS Debt will contain restrictive covenants and events of default, and require grants of security and guarantees by subsidiaries of SMS, that will limit SMS's ability to incur additional debt and engage in other activities. There can be no assurance that such restrictions will not adversely affect SMS's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of SMS. See "FINANCING."

EFFECTS OF INTEGRATION; REALIZATION OF SYNERGIES

  Immediately following the consummation of the Transactions, there may be some short-term dislocation and inefficiencies in the operations of SMS in connection with the integration of Sodexho North America. In addition, there can be no assurance that the expected operating efficiencies and synergies will be achieved.

SMS FIXED-PRICE CONTRACTS

  Approximately one-half of SMS's business is provided under fixed-price contracts. Therefore, SMS's results of operations are dependent on its ability to estimate and control costs associated with the provision of services under these contracts. SMS's costs are subject to increases as a result of rising labor and supply costs, many of which are outside its control. There can be no assurance that SMS's operating margins will not decline in the future.

CANCELLABLE CONTRACTS

  The majority of the food service and facilities management contracts of the MMS Business and of Sodexho North America are terminable by clients on short notice, generally from 30 to 120 days. If any clients of SMS react unfavorably to the combination of the MMS Business and Sodexho North America, such clients may decide to terminate their contracts with SMS, which could adversely affect the business and operations of SMS.

ABSENCE OF HISTORY AS AN INDEPENDENT COMPANY; LESS DIVERSIFIED OPERATIONS

  The MMS Business does not have an independent operating history. Moreover, the management of SMS after the Effective Date does not have prior experience in operating and managing an independent public company with significant leverage. Prior to the Spinoff, MMS benefitted from a number of corporate services provided by the Company, which corporate services functions will be retained by New Marriott. New Marriott has agreed to provide certain of these services to SMS for limited periods of time after the Spinoff. However, eventually SMS must develop the capacity to perform these corporate services itself or obtain them from third parties. There is no assurance that when the MMS Business and Sodexho North America are combined to form a stand-alone publicly held company, profits will continue at historical levels.

  New Marriott was formed for the purpose of effecting the Spinoff and does not have an operating history as an independent company. Thus, the financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the New Marriott Business had New Marriott been operated independently during the periods presented. There is no assurance that as a stand-alone company, New Marriott's profits will continue at a level similar to its profits earned while a part of the Company.

  Finally, subsequent to the Transactions, each of New Marriott and SMS will be a less diversified company than is currently the case with respect to the Company. As a result, the results of operations of each entity will be more susceptible to competitive and market factors specific to its core businesses.

CERTAIN ANTITAKEOVER EFFECTS

  Sodexho has agreed pursuant to the Tax Sharing and Indemnification Agreement to be entered into among the Company, New Marriott and Sodexho (the "Tax Sharing Agreement") not to acquire 50 percent or more of the SMS Common Stock for three years after the Spinoff, and the certificate of incorporation of SMS will generally provide that no person may acquire 50 percent or more of the SMS Common Stock until the end of such period. Consequently, no change in control of SMS is expected to occur during the three years following the Spinoff.

  In addition, because Sodexho will own approximately 49 percent of the shares of SMS Common Stock issued and outstanding immediately after the consummation of the Transactions, Sodexho will have the ability to influence certain actions of SMS, through its voting power and its right, under a Stockholder Agreement with SMS to be entered into on the Effective Date, to nominate three members of the SMS Board. This relationship may have the effect of, among other things, preventing a change in control of SMS at any time without the agreement of Sodexho.

  Sodexho has advised the Company that it does not have any present intention to increase its ownership interest in SMS. If in the future Sodexho were to change its intentions and seek to increase its ownership interest, stockholders of SMS will not have the benefits of certain fair price provisions set forth in the certificate of incorporation and bylaws of the Company prior to their amendment and restatement as contemplated hereby.

RELATIONSHIP WITH SODEXHO

  SMS and Sodexho are entering into certain arrangements at the Effective Date pursuant to which Sodexho will be providing SMS with a variety of consulting and advisory services and other assistance and is guaranteeing a portion of the debt of SMS. Sodexho is also licensing to SMS the use of the name "Sodexho." This may have the effect of causing SMS to be reliant to a substantial degree on its relationship with Sodexho. Each of these arrangements has a finite term, and the failure to renew any such arrangements on comparable terms could materially and adversely affect the results of operations of SMS. Similarly, should Sodexho encounter financial or other difficulties that could prevent it from providing such services or assistance to SMS, the results of operations of SMS could be materially and adversely affected.

USE OF TRADENAMES

  New Marriott has agreed to license the "Marriott" name to SMS in certain limited respects for a period of four years after the Spinoff. SMS will not have the right to use the Marriott name after the expiration of such four-year period. In addition, Sodexho has agreed to license the "Sodexho" name to SMS under a Royalty Agreement having a ten-year term. The "Sodexho" name, which has been used in the food service and facilities management business in North America for the past four years, is not as well known in that market as the "Marriott" name. SMS may have to make additional expenditures to position its new name in markets and cannot predict with certainty the extent to which the substitution of a new name may adversely affect its retention and acquisition of clients.

  Furthermore, to the extent that SMS fails to perform its obligations under its license agreements with New Marriott or Sodexho, each of New Marriott and Sodexho could successfully prevent SMS from using their respective names, which could adversely affect SMS's retention and acquisition of clients and its financial performance.

DIVIDEND POLICY

  Historically, the Company has paid regular quarterly dividends, and New Marriott expects to continue to do so in amounts comparable to those historically paid by the Company, subject to the judgment of the New Marriott Board. SMS expects to pay quarterly dividends, subject to the restrictive covenants contained in the Replacement SMS Debt limiting payment of dividends. In general, these covenants will not permit SMS to pay dividends to stockholders in an amount greater than 40 percent of SMS's net income (or, 45 percent when the ratio of SMS's consolidated debt to EBITDA (as defined in the documentation for the Replacement SMS Debt) is less than 4 but not less than
3). This restriction will no longer apply when such ratio is less than 3. The payment and amount of cash dividends on the SMS Common Stock after the Transactions will be subject to the sole discretion of the SMS Board. SMS's dividend policy will be reviewed by the SMS Board at such times as may be deemed appropriate, and payment of dividends on the SMS Common Stock will depend upon SMS's financial position, capital requirements, profitability and such other factors as the SMS Board deems relevant.

SEASONAL NATURE OF THE SMS BUSINESS

  The food service and facilities management business has been characterized historically by seasonal fluctuations in overall demand for services, particularly in the education sector where sales are stronger during the academic year. Also, the Company has included four four-week periods in its fourth quarter, compared to three four-week periods for the first three quarters. Consequently, substantially higher profits may be earned in the fourth quarter compared to other quarters.

LIMITED GEOGRAPHIC FOCUS

  SMS is not currently expected to expand its international presence beyond Canada. The Trademark License Agreement to be entered into by SMS and New Marriott will give SMS the right to use the Marriott name in the U.S. and Canada (and elsewhere only in extremely limited circumstances). Likewise, SMS will enter into a Royalty Agreement with Sodexho pursuant to which Sodexho will license the right to use the "Sodexho" name in the U.S. and Canada. As a practical matter, since SMS will only be allowed to use its corporate name in the U.S. and Canada, and since Sodexho controls or has significant interests in companies competing in other countries in the food and facilities management sector, it is unlikely that SMS will engage in significant operations outside the U.S. and Canada. As a result, SMS will be more susceptible to a downturn in the U.S. and Canadian economies than a company that is actively engaged in various other markets.

CERTAIN NEW MARRIOTT ANTITAKEOVER FEATURES

  If the Transactions are consummated, the amended and restated certificate of incorporation and bylaws of New Marriott will contain several provisions, all of which are now in effect with respect to the Company, that may make the acquisition of control of New Marriott difficult or expensive. In addition, New Marriott will have two classes of common stock, New MAR Common Stock (with one vote per share) and New MAR-A Common Stock (with ten votes per share). One effect of two classes of New Marriott Common Stock is that existing stockholders of the Company who will hold a substantial number of shares of New MAR-A Common Stock could have voting power that is materially disproportionate to their economic stake in New Marriott if they sell their shares of New MAR Common Stock but retain their shares of New MAR-A Common Stock. This could also have the effect of making an acquisition of New Marriott more difficult or expensive. See "CERTAIN ANTITAKEOVER PROVISIONS APPLICABLE TO NEW MARRIOTT."

LISTING AND TRADING OF SMS COMMON STOCK

  It is expected that the SMS Common Stock will be listed and traded on the NYSE and certain other U.S. exchanges after the Transactions. However, following the Transactions, the trading value of the SMS Common Stock will be based on the results of operations of SMS and its management services business, which have not previously been independently valued and traded in the public market. Prices at which SMS Common Stock may trade cannot be predicted. Moreover, until orderly markets develop, the prices at which trading in such securities occurs may fluctuate significantly. The prices at which SMS Common Stock trades after the Transactions will be determined by the marketplace and may be influenced by many factors, including, among others, the continuing depth and liquidity of the market for SMS Common Stock, investor perception of SMS, SMS's dividend policy and general economic and market conditions. See "DESCRIPTION OF THE SMS CAPITAL STOCK." Finally, the combined trading prices of the SMS Common Stock and the New Marriott Common Stock held by stockholders after the Transactions may be less than, equal to or greater than the trading price of the Company Common Stock prior to the Transactions (after taking into account the issuance of two shares of New Marriott Common Stock for each share of Company Common Stock, and the one-for-four reverse stock split of the SMS Common Stock).

LISTING AND TRADING OF NEW MARRIOTT COMMON STOCK

  There is currently no public market for the shares of New Marriott. While New Marriott intends to apply to list the New Marriott Common Stock on the NYSE and certain other U.S. exchanges, there can be no assurance that applicable listing criteria will be satisfied, as to the volume of trading and liquidity that will develop or as to the prices at which the New Marriott Common Stock will trade after the Transactions. Moreover, until the New Marriott Common Stock is fully distributed and orderly markets develop, the prices at which trading in such securities occurs may fluctuate significantly. The prices at which New Marriott Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for New Marriott Common Stock, investor perception of New Marriott and the businesses in which New Marriott participates, New Marriott's dividend policy and general economic and market conditions. Certain of these factors, such as the depth and liquidity of the market, may cause New MAR Common Stock and New MAR-A Common Stock to trade at different prices. Such prices may also be affected by certain provisions of New Marriott's certificate of incorporation and bylaws, as each will be in effect following the Transactions, such as the voting and other differences between the New MAR Common Stock and the New MAR-A Common Stock. Such differences could affect the trading price range for each class of shares. The New MAR-A Common Stock could trade at prices less than, equal to or greater than the trading prices for the New MAR Common Stock. In addition, the greater voting rights associated with the New MAR-A Common Stock could have an antitakeover effect on New Marriott. See "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK" and "CERTAIN ANTITAKEOVER PROVISIONS APPLICABLE TO NEW

MARRIOTT." It is expected that the market prices of the New MAR Common Stock and the New MAR-A Common Stock will reflect an effect similar to that of a two-for-one stock split. It is possible that either the New MAR Common Stock or New MAR-A Common Stock may trade from time to time at a premium to the other. The minority rights protection features contained in the New Marriott certificate of incorporation, the requirement of dividend equality, and the flexibility afforded by the provision permitting the New Marriott Board, in its discretion, to declare higher dividends on the New MAR Common Stock than on the New Mar-A Common Stock are expected to reduce somewhat the reasons for the New MAR-A Common Stock to trade at a premium compared to the New MAR Common Stock. Should a premium on any class of New Marriott Common Stock develop, the Company Board would be permitted to issue and sell authorized but unissued shares of any class of New Marriott Common Stock even if the consideration which could be obtained by issuing or selling shares of another class may be greater. The New Marriott Board would also be expressly permitted to authorize the purchase of shares of any class of New Marriott Common Stock even if the consideration which would be paid for shares of another class may be less. Finally, the combined trading prices of the SMS Common Stock and the New Marriott Common Stock held by stockholders after the Transactions may be less than, equal to or greater than the trading price of the Company Common Stock prior to the Transactions (after taking into account the issuance of two shares of New Marriott Common Stock for each share of Company Common Stock, and the one-for-four reverse stock split of the SMS Common Stock).

CERTAIN TAX CONSIDERATIONS

  Consummation of the Transactions is subject to the receipt of a satisfactory ruling from the IRS that, among other things, the Spinoff will qualify (i) as a tax-free transaction described in Section 368(a)(1)(D) and Section 355(a)(1) of the Internal Revenue Code of 1986, as amended (such statute, including the Treasury Regulations promulgated thereunder, the "Code"), (ii) as a transaction to which Section 355(c) of the Code will not apply and (iii) as a transaction in which the Company recognizes no income or gain other than intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code (i.e., the Spinoff will have "Tax-Free Status"). Although the Company believes that the rulings it has requested are consistent with the Code and the authorities thereunder, it is not certain that the IRS will issue a tax ruling that is satisfactory to the Company, Sodexho and New Marriott. The Company Board has the discretion, which may be exercised with the consent of Sodexho, to waive the receipt of such tax ruling as a condition to the Company's obligations to proceed with the Transactions. In such event, the Company would resolicit stockholders to disclose the waiver of this condition and provide stockholders with all relevant disclosure related thereto. Even if such tax ruling is obtained, if any factual representations and assumptions made by the Company in the request for the ruling were incorrect in any material respect, the ability to rely on such tax ruling would be jeopardized. Moreover, certain actions by the parties after the Spinoff (such as the acquisition by Sodexho of a 50 percent or greater interest in SMS within two years of the Spinoff) could jeopardize the Tax-Free Status of the Spinoff. The Company, New Marriott and Sodexho have agreed to certain restrictions on their future actions to provide further assurances that the Spinoff will have Tax-Free Status. See "THE TRANSACTIONS--Arrangements Between SMS and New Marriott--Tax Sharing Agreement."

  If the Spinoff were not to have Tax-Free Status, both the Company and its stockholders would be liable for taxes. Each holder of Company Common Stock who receives shares of New Marriott Common Stock in the Spinoff would be treated as if such stockholder received a distribution in an amount equal to the fair market value of the New Marriott Common Stock received, which would result in (x) a taxable dividend to the extent of such stockholder's pro rata share of the Company's current and accumulated earnings and profits, (y) a reduction in such stockholder's basis (but not below zero) in shares of Company Common Stock to the extent the amount received exceeds such stockholder's share of earnings and profits and (z) taxable gain from the exchange of Company Common Stock to the extent the amount received exceeds both such stockholder's share of earnings and profits and such stockholder's basis in Company Common Stock. In addition, if the Spinoff were not to have Tax-Free Status, in general the consolidated group of which the Company is the common parent would be liable for tax based upon the difference between the fair market value and the adjusted basis of the New Marriott Common Stock (the "Corporate Tax").

  The Corporate Tax would also become payable if Section 355(e) of the Code were to apply to the Spinoff. Section 355(e), which was enacted on August 5, 1997, generally imposes a tax at the corporate (but not the stockholder) level on distributions of controlled subsidiaries (such as New Marriott), if such distribution is part of a plan or series of related transactions pursuant to which one or more persons acquire a 50 percent or greater interest in the stock of the distributing corporation (in this case, SMS) or the distributed corporation (in this case, New Marriott). If Section 355(e) applied to the Spinoff, the consolidated group of which the Company is the common parent would be liable for the Corporate Tax.

  Under the Tax Sharing Agreement, generally if a person unrelated to any of the parties acquires an interest in SMS that causes the Spinoff not to have Tax-Free Status, or if Sodexho or SMS causes the Spinoff not to have Tax-Free Status as a result of a breach of representations or covenants relating to the ruling request, Sodexho and SMS will indemnify and hold harmless New Marriott and certain affiliated persons for the resulting tax and related liabilities. If, on the other hand, an unrelated person acquires an interest in New Marriott that causes the Spinoff not to have Tax-Free Status, or if New Marriott causes the Spinoff not to have Tax-Free Status as a result of a breach of representations or covenants relating to the ruling request, New Marriott will indemnify and hold harmless SMS and certain affiliated persons for the resulting tax and related liabilities. Holders of the Company Common Stock will not be indemnified for any taxes payable by such holders in the event the Spinoff does not have Tax-Free Status. See "THE TRANSACTIONS-- Arrangements Between SMS and New Marriott--Tax Sharing Agreement."

  The Corporate Tax, if paid by SMS, would likely substantially exceed the available financial resources of SMS and could result in SMS becoming insolvent. The Corporate Tax, if paid by New Marriott, would have a material adverse effect on the financial condition of New Marriott. Moreover, the ability of New Marriott to realize on any claim for indemnification from Sodexho or SMS (under the circumstances described in the preceding paragraph) for part or all of such Corporate Tax would be contingent on the creditworthiness of Sodexho and SMS.

CERTAIN CONSENT REQUIREMENTS

  The Company has reviewed its existing debt and other contractual arrangements to determine whether consummation of the Transactions requires the consent of third parties. In a substantial number of situations, an amendment, consent or waiver from one or more third parties will be required to avoid a breach or default under these obligations. Pursuant to the Agreement and Plan of Merger dated as of September 30, 1997, as amended, by and among the Company, New Marriott, Marriott-ICC Merger Corp. ("Merger Sub"), Sodexho and ICC (the "Acquisition Agreement"), the parties have agreed that the failure of the Company to obtain certain third-party consents will not be conditions to Sodexho's obligations so long as the parties have entered into satisfactory arrangements with respect to those consents. Although the Company and Sodexho have agreed to discuss prior to the consummation of the Transactions alternative arrangements should any such consents not be obtained, the parties have agreed in advance upon certain "fall back" arrangements that, if satisfied by New Marriott at the Effective Date, would fulfill the condition to the Transactions dealing with such consents. These arrangements involve, among other things, (i) New Marriott delivering to SMS an irrevocable standby letter of credit in an amount of up to $100 million for the benefit of SMS should a final judgment based on the failure to obtain any such consent or approval be rendered against SMS, and (ii) New Marriott providing dedicated availability under a revolving credit facility of New Marriott for the benefit of SMS to the extent such letter of credit is insufficient to cover the agreed upon exposure to SMS arising from New Marriott's failure to obtain specified consents.

  If the Transactions were consummated without having obtained all material third-party consents, there could be material breaches and defaults under certain contracts and arrangements to which the Company and its subsidiaries are parties, which could result in substantial damages and losses. New Marriott has agreed to indemnify SMS for any losses SMS may sustain as a result of the Company failing to have obtained such consents. Such losses could be material to New Marriott and, if the arrangements entered into by the parties prove to be insufficient and New Marriott otherwise fails to perform its obligations to indemnify SMS, there could be a material adverse effect on SMS.

  There can be no assurance whether and to what extent SMS or New Marriott would be adversely affected if the Transactions are consummated without having received all such consents and approvals.

FRAUDULENT TRANSFER AND RELATED CONSIDERATIONS

  Under applicable law, the Transactions would constitute a "fraudulent transfer" if (a) the Company is insolvent at the time the Transactions are consummated, (b) the effect of the Transactions would render the Company insolvent, (c) the Transactions would leave the Company engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (d) the Company intended to incur, or believed it would incur, debts beyond its ability to pay as such debts mature. Generally, an entity is considered insolvent if it is unable to pay its debts as they come due or if the fair value of its assets is less than the amount of its actual and expected liabilities. In addition, under Delaware law, the Spinoff may be made only out of surplus (net assets minus capital) and not out of capital.

  If, in a lawsuit filed by an unpaid creditor or a representative of unpaid creditors or a trustee in bankruptcy, a court were to find that, at the time the Transactions were consummated or after giving effect thereto, the Company
(a) was insolvent, (b) was rendered insolvent by reason of the Spinoff, (c) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (d) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, then such court might require New Marriott to fund certain liabilities of the Company for the benefit of the Company's creditors. The same consequences would also apply were a court to find that the Spinoff was not made out of the Company's surplus.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

  The Special Meeting of the Company will be held at 10:00 a.m. at the Westfield Conference Center, 14750 Conference Center Drive, Chantilly, Virginia on March 17, 1998.

MATTERS FOR CONSIDERATION AT SPECIAL MEETING

  At the Special Meeting, the stockholders of the Company will be asked to consider and vote on the following six related Proposals. THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE ANY ONE OR MORE OF THE PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF ALL OF THE PROPOSALS. The Proposals are as follows:

  PROPOSAL ONE

  . The Spinoff of New Marriott. Approval of (x) the contribution by the Company to New Marriott of the New Marriott Business and (y) a special dividend to the holders of the Company Common Stock, consisting of all outstanding shares of common stock of New Marriott, which at the time of the Spinoff will be comprised of New MAR Common Stock and New MAR-A Common Stock, to be effected in accordance with the terms of the Distribution Agreement dated as of September 30, 1997, as amended, between New Marriott and the Company (the "Distribution Agreement");

  . The Acquisition of Sodexho North America. Approval of (x) the acquisition by the Company of Sodexho North America, and (y) the issuance by SMS of a number of shares of SMS Common Stock to Sodexho equal to approximately 49 percent of the SMS Common Stock to be outstanding after giving effect to such issuance;

  .  Amendment of the Company's Certificate of Incorporation and
     Bylaws. Approval of the amendment and restatement of the certificate of incorporation and bylaws of the Company, which will, among other things,
     (i) change the name of the Company to "Sodexho Marriott Services, Inc.,"
     (ii) delete certain provisions that require actions of stockholders to be taken by two-thirds (or 66 2/3 percent) vote, (iii) delete certain provisions that impose restrictions on business combinations involving the Company, (iv) provide for a one-for-four reverse stock split of Company Common Stock, (v) provide for the annual election of all directors, (vi) permit stockholder action by written consent and (vii) for three years after the Spinoff, generally prohibit any person or group of related persons from owning 50 percent or more of the SMS Common Stock; and

  .  Amendment of New Marriott's Certificate of Incorporation and
     Bylaws. Ratification of the amendment and restatement of the certificate of incorporation and bylaws of New Marriott, which, among other things,
     (i) changes the name of New Marriott to "Marriott International, Inc.,"
     (ii) provides for two classes of New Marriott Common Stock: New MAR Common Stock with one vote per share and New MAR-A Common Stock with ten votes per share, which will be distributed effective as of the date of the Spinoff on a pro rata basis to Company stockholders of record as of the record date for the Spinoff and (iii) contains provisions otherwise substantially similar to those contained in the Company's certificate of incorporation and bylaws as in effect on the date hereof (collectively, "Proposal One");

  PROPOSAL TWO

    Ratification of Pierre Bellon, Bernard Carton, Edouard de Royere, William J. Shaw, Charles D. O'Dell, John W. Marriott III, Doctor R. Crants and Daniel J. Altobello as directors of SMS, effective as of the consummation of the Transactions ("Proposal Two");

  PROPOSAL THREE

    Ratification of Gilbert M. Grosvenor, Richard E. Marriott and Harry J. Pearce, as directors of New Marriott whose terms will expire in 1998; J.W. Marriott, Jr., W. Mitt Romney and William J. Shaw, as directors of New Marriott whose terms will expire in 1999; and Dr. Henry Cheng Kar-Shun, Floretta Dukes McKenzie, Roger W. Sant and Lawrence M. Small, as directors of New Marriott, whose terms will expire in 2000 ("Proposal Three");

  PROPOSAL FOUR

    Ratification of the New Marriott 1998 Comprehensive Stock and Cash Incentive Plan and the reservation of 35 million shares of New MAR Common Stock and 21 million shares of New MAR-A Common Stock for issuance pursuant to such plan; ("Proposal Four");

  PROPOSAL FIVE

    Ratification of the appointment of Price Waterhouse LLP as independent auditors of SMS, such appointment to be effective upon consummation of the Transactions ("Proposal Five"); and

  PROPOSAL SIX

    Ratification of the appointment of Arthur Andersen LLP as independent auditors of New Marriott ("Proposal Six").

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

  For a description of the reasons for the Transactions, see "BACKGROUND AND REASONS--Reasons for the Recommendation of the Company Board" and "THE TRANSACTIONS--Overview."

SPECIAL MEETING RECORD DATE

  The Company Board has fixed the close of business on January 28, 1998 as the Special Meeting Record Date for the determination of the holders of Company Common Stock entitled to receive notice of and to vote at the Special Meeting.

VOTES REQUIRED

  Each stockholder of record as of the Special Meeting Record Date is entitled at the Special Meeting to one vote for each share held. Under the certificate of incorporation of the Company, the affirmative vote of the holders of at least two-thirds (or 66 2/3 percent) of the outstanding shares of Company Common Stock is required to approve Proposal One. The affirmative vote of the holders of at least a majority of the shares of Company Common Stock present in person or represented by proxy at the Special Meeting is required to approve Proposals Two through Six. THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE PROPOSALS. As of January 28, 1998, there were 125,415,165 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. Certain members of the Marriott family (including various trusts established by members of the Marriott family) in the aggregate own approximately 19.7 percent of the number of outstanding shares of Company Common Stock and have indicated an intention to vote in accordance with the recommendations of the Company Board with respect to the Proposals. See "SECURITY OWNERSHIP OF THE COMPANY AND SMS" and "SECURITY OWNERSHIP OF NEW MARRIOTT."

  Proposals Two through Six seek ratification by the stockholders of certain matters. Even though the affirmative vote of the stockholders of the Company is not required to approve these matters, the Company Board has proposed that stockholders ratify these matters since they are all important components of the Transactions. However, even though these matters would remain (or become) effective regardless of whether or not stockholders vote in favor of one or more of such Proposals, each of the Proposals is conditioned on the approval of the other Proposals. Therefore, failure to approve any single Proposal will have the effect of causing the Transactions not to be approved.

VOTING AND REVOCATION OF PROXIES

  Shares of Company Common Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF COMPANY COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AND APPROVE THE PROPOSALS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  Abstentions may be specified on all Proposals. Shares of Common Stock represented at the Special Meeting but not voting for which proxies have been received, but with respect to which holders of shares have abstained on any matter, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

  For voting purposes at the Special Meeting, only shares affirmatively voted in favor of a proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for such proposal. The failure to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against such proposal. In addition, under the applicable rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to Proposal One in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes will also have the same effect as votes against the Proposals.

  Company proxy holders may, in their discretion, vote shares to adjourn the Special Meeting to solicit additional proxies in favor of such proposals. However, shares of Company Common Stock with respect to which a proxy is signed and returned indicating a vote against any proposal will not be so voted to adjourn.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with the Secretary of the Company, for Company stockholders, prior to or at the Special Meeting, or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of Company proxies should be addressed to Marriott International, Inc., c/o First Chicago Trust Company of New York, P.O. Box 8089, Edison, New Jersey 08818-8089 (First Chicago Trust Company of New York is referred to herein as the "Transfer Agent"). Attendance at a Special Meeting will not in and of itself constitute a revocation of a proxy.

  The Company Board is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

  Company stockholders will not be entitled to present any matters for consideration at the Special Meeting.

SOLICITATION OF PROXIES

  In addition to solicitation by mail, directors, officers and employees of the Company, who will not be specifically compensated for such services, may solicit proxies from the stockholders of the Company, personally or by telephone, telecopy or telegram or other forms of communication. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

  In addition, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The fees to be paid to such firm for such services by the Company are not expected to exceed $22,500, plus reasonable out-of-pocket costs and expenses. The Company will pay the costs incurred in printing this Proxy Statement.

                            BACKGROUND AND REASONS

BACKGROUND OF THE TRANSACTIONS

  The Company, directly and through its subsidiaries, currently engages in the New Marriott Business (consisting of the Company's lodging (including timeshare), senior living services and distribution services businesses) and the MMS Business (consisting of the Company's food service and facilities management business). The Company Board has decided, for the reasons set forth below, (i) to spin off to the Company's stockholders all of the outstanding stock of New Marriott, which will conduct the New Marriott Business, (ii) immediately after the Spinoff, to have the Company acquire Sodexho North America in exchange for newly issued SMS Common Stock that will represent approximately 49 percent of the outstanding SMS Common Stock after consummation of the Transactions and (iii) to undertake the other actions contemplated by the Transactions. After the consummation of the Transactions, the Company will be renamed "Sodexho Marriott Services, Inc." and will conduct the MMS Business and the operations of Sodexho North America (the "Sodexho North America Business"), and New Marriott will be renamed "Marriott International, Inc." and will conduct the New Marriott Business.

  Prior to late 1996, the Company had not actively considered any significant business combination involving the MMS Business that would result in a third party having a substantial ownership interest in the MMS Business. In late 1996, Societe Generale Securities Corporation, acting as financial advisor to Sodexho, approached the Company about the possibility of a business relationship, or areas of mutual interest, involving Sodexho and the MMS Business. An initial meeting was held on December 4, 1996 between the Company, represented by William J. Shaw, its then Executive Vice President (currently Mr. Shaw serves as President and Chief Operating Officer), and Michael A. Stein, its Executive Vice President and Chief Financial Officer, and Sodexho, represented by Pierre Bellon, its Chairman and Chief Executive Officer and Bernard Carton, its Senior Vice President and Chief Financial Officer. At the meeting the parties discussed possible areas of mutual interest involving their food service and facilities management business, and the Sodexho representatives inquired as to whether the Company would be interested in an alliance or other business relationship in North America. The Company representatives replied that the MMS Business was not for sale but that any Sodexho proposal would be given due consideration.

  Subsequent meetings among the same representatives were held in January and February 1997 concerning a possible business combination with Sodexho involving the MMS Business. The discussions involved preliminary valuations of the MMS Business and preliminary examinations of possible transaction structures including a tax-free spinoff of the Company's non-MMS Business and a subsequent tax-free combination of the MMS Business and Sodexho North America. These initial meetings also involved discussions of debt allocation and refinancing issues associated with a possible transaction. On February 26, 1997, Sodexho and the Company signed a confidentiality agreement and exchanged certain financial and other information regarding their North American food services and facilities management businesses. Based on the preliminary valuations of the MMS Business by Sodexho, the Company's representatives informed the Sodexho representatives that the Company was not interested in pursuing a transaction. On May 6, 1997, Sodexho sent a letter to the Company setting forth a new proposal containing a valuation of the MMS Business substantially higher than the value previously proposed by Sodexho and within the range of values at which management of the Company would consider a business combination involving the MMS Business. Although management believed that the value was sufficient to warrant further discussions with Sodexho, in April 1997 tax legislation had been proposed in the U.S. Congress that created uncertainty regarding the tax treatment of the proposed transaction. Therefore, the Company determined not to pursue a transaction with Sodexho until there was further clarification of the proposed tax legislation.

  At that time, the Company also determined to explore other structures and alternatives relating to the MMS Business in order to maximize value for its stockholders. The Company retained Merrill Lynch, as a financial advisor, to assist in evaluating the desirability and feasibility of alternatives. Merrill Lynch prepared a confidential memorandum in July 1997 describing the MMS Business to be used in connection with locating partners for a strategic business combination with the MMS Business. At that time, the Company was contacted by another party that was interested in exploring a business combination involving the MMS Business.

  During the period from June 1997 through August 1997, management of the Company and its advisors considered various alternative transactions involving the MMS Business and held discussions with Sodexho and the other party that had expressed interest in a business combination. Each transaction proposal involved complicated structures and contingencies that the Company and its advisors considered during this period.

  Sodexho and the Company signed a confidentiality agreement on July 17, 1997 that replaced the earlier confidentiality agreement signed in February 1997. At that time, the Company also entered into a confidentiality agreement with the other interested party.

  On July 16 and 17, 1997, Sodexho, the Company and their respective representatives met in Falls Church, Virginia to discuss the most recent proposal by Sodexho. Although no agreement was reached between the parties, lawyers for the Company commenced drafting documentation that could be used in case an agreement was reached between the parties. At the meeting, Sodexho made it clear that its interest in the transaction was conditioned on a spinoff by the Company of its non-MMS Business assets. The parties met on July 31, 1997 in Bethesda, Maryland to discuss the debt allocation and refinancing issues associated with a possible transaction. Thereafter, the parties continued to have discussions without reaching an agreement on the principal business terms of a transaction. The principal issues that were not resolved at this time included the allocation of certain costs and expenses related to the transaction (including costs related to refinancing of indebtedness), the treatment of stock options to be retained by officers and employees of the Company after the consummation of the transaction, the value of the operations of the MMS Business in the United Kingdom and whether certain liabilities of the MMS Business related to insurance claims and deferred compensation would reduce the consideration to be paid by Sodexho. During this period, the Company conducted a due diligence review of Sodexho North America, and Sodexho conducted a due diligence review of the MMS Business.

  In August 1997, the U.S. Congress enacted final tax legislation that removed the uncertainties from the structures being discussed with Sodexho. On August 6, 1997, representatives of Sodexho and the Company met in Boston, Massachusetts in an effort to resolve open business issues between the parties. At this meeting the Company was represented by William J. Shaw, Michael A. Stein, Raymond G. Murphy, Senior Vice President, Finance and Treasurer of the Company, and certain legal and financial advisors. Sodexho was represented by Pierre Bellon, Bernard Carton, Denis Robin, Sodexho's Director of Acquisitions, and certain legal and financial advisors. Even though the parties made progress on some aspects of the business issues that were unresolved prior to that meeting, substantially all of these issues remained unresolved after the meeting, including the allocation of certain costs and expenses, the treatment of stock options, the value of the United Kingdom operations and the treatment of certain liabilities of the MMS Business described above.

  While these discussions were taking place with Sodexho, the Company was also engaged in discussions with the other interested party. At the end of August 1997, the Company determined to work solely with Sodexho to determine whether the parties could reach an agreement on a business combination. The Company's decision was based on a combination of several factors that in the aggregate favored the Sodexho proposal, including management's opinion as to the likelihood that each proposed transaction would be completed, risks and contingencies involved in each proposed transaction and the after-tax value to be received by the Company's stockholders in each proposed transaction.

  Beginning in early September 1997, representatives of the Company and Sodexho met in Washington, D.C. to discuss the documentation drafted by the Company's lawyers and to attempt to resolve open business issues. Meetings continued throughout the month as the parties sought to negotiate definitive documentation and resolve open issues. On September 18, 1997, an article was published in The Financial Times that discussed the possibility that the Company and Sodexho were negotiating a business combination involving the MMS Business. In response to this article, each of the Company and Sodexho issued press releases on September 18, 1997, confirming that discussions were being held. Thereafter, the parties continued to meet in Washington, D.C. to discuss documentation and open business issues.

  The proposal to effect the Transactions was presented to and approved by the Company Board on September 19, 1997, subject to negotiation of final definitive documentation and resolution of certain open business issues. At that time most of the business issues that were unresolved at the meetings in July and early August of 1997 had been resolved. The issues that had not yet been agreed upon by the parties as of September 19 included the treatment of certain pre-closing taxes of the MMS Business, whether the failure to obtain certain third party consents would be a condition to the consummation of the transactions and who would bear the cost of any dilution associated with stock options held by employees of Sodexho North America. Thereafter, the parties continued to meet until all issues were resolved and the necessary documentation was agreed to.

  On the evening of September 30, 1997, the Company and Sodexho executed the definitive documentation described in this Proxy Statement. On October 1, 1997, the Company and Sodexho publicly announced their agreement and held a joint analyst and investor conference in New York City.

REASONS FOR THE RECOMMENDATION OF THE COMPANY BOARD

  The Company Board believes that the Transactions will significantly enhance stockholder value and provide stockholders with an ongoing stake in a strong and well focused management services company with excellent growth prospects. In light of the consolidation and increasing globalization of the food service and facilities management industry, the MMS Business will benefit from its alignment with Sodexho, one of the largest and most successful management services organizations in the world.

  The Transactions will also provide New Marriott with substantial investment capacity through a reduction in outstanding debt. This will enable New Marriott to pursue additional growth opportunities in its businesses, extending New Marriott's global leadership in the hospitality industry.

  SMS will be the largest provider of management services to the corporate, health care and education markets in North America, with over 4,800 accounts and annual sales in excess of $4 billion. SMS's clients will benefit from the combination of the best food and facility programs and operating systems of the two separate entities, as well as the broader range of value-added services SMS will be able to provide. The Sodexho name is known in Europe for its commitment to quality and a strong tradition of service. SMS's affiliation with worldwide leader Sodexho is expected to create significant synergies that will enhance SMS's competitiveness and accelerate its growth. SMS expects to realize annual pretax cost savings of approximately $60 million within a three-year period, largely through greater purchasing economies, and elimination of duplicative functions and facilities. SMS expects to be well positioned to grow at above-average rates, and expects to capture a major share of new business as more organizations recognize the cost savings and performance gains that SMS can help them achieve through outsourcing. The extent of any synergies that are actually realized by SMS, as well as the timing of attaining such synergies, if any, is subject to a number of risks and uncertainties. See "SMS UNAUDITED PRO FORMA COMBINED FINANCIAL DATA."

  In the past, as a division of the Company, MMS was one of several priorities of the Company. In the new organization, SMS's core businesses will be management services, and its core function will be serving clients and customers. This focus is intended to create new business opportunities and better alignment with client needs.

  In addition, the Company believes that MMS has not been fully valued in the equity market. The investment community tends to perceive and categorize the Company as a lodging company. Among major stockholders and security analysts who follow the Company, there is a great deal of interest in each of the Company's lodging brands, and in its timeshare and senior living services businesses, but considerably less interest in its management services division. As a result, MMS's successes may have been overshadowed by the achievements of the Company's hospitality businesses. As a separate company, SMS will be able to develop its own following on Wall Street and in the financial community, and its value should be more readily apparent to investors.

  The planned capital structure of New Marriott, following the Spinoff, is part of an integrated strategy for a focused hospitality company with substantially increased borrowing and investment capacity, as well as increased flexibility to use its equity, where prudent, to participate aggressively in the ongoing global consolidation of the lodging industry as well as the accelerating rate of consolidation of the senior living services industry within the United States. The Company has a history of pursuing, and New Marriott intends to continue to pursue, strategic acquisition opportunities, such as the Company's $1 billion acquisition of Renaissance Hotel Group in early 1997, its $600 million acquisition of Forum Group, Inc. ("Forum Group") in early 1996 and its acquisition of 49 percent of The Ritz Carlton Hotel Company LLC for approximately $200 million in 1995. New Marriott's capital structure is designed to permit it to take advantage of such opportunities, including those which may be substantial in size, that are or may be presented in the industry consolidations.

  New Marriott's lodging division expects to add more than 140,000 rooms across its 10 lodging brands over a five-year period (1998-2002), and to significantly expand its portfolio of vacation club resorts. During the same period, New Marriott also plans to take advantage of significant opportunities in the senior living services market by nearly tripling the number of communities it operates. As the lodging and senior living services industries consolidate, acquisitions could not only accelerate achievement of these goals, but also enable New Marriott to exceed them.

  The dual class equity structure is intended to provide New Marriott with greater flexibility to respond to acquisition opportunities while preserving one of its most important attributes--continuity in the leadership, involvement and substantial voting interests of the Marriott family. The Company Board believes that this close association with the Marriott family has been very important to the Company, and will continue to be very important to New Marriott--both because the name has been synonymous with high quality, service, consistency and integrity, and because of the important role that has been played by the Marriott family, including the Company's long-time chief executive officer, J.W. Marriott, Jr. This additional flexibility is especially important given the ongoing global consolidation of the lodging industry, as well as the accelerating rate of consolidation of the senior living services industry within the United States. The Company Board further believes that this dual class equity structure will enable New Marriott to use lower-voting common stock as consideration to pursue larger acquisition opportunities than those financeable solely with incremental debt, without jeopardizing New Marriott's anticipated investment grade credit rating.

  The Company Board considered all of these factors, as well as the opinions of its financial advisers referred to below, in connection with its decision to proceed with the Transactions and recommend that stockholders vote in favor of the Proposals. In this regard, the Company Board did not assign any particular weight to specific factors, and individual directors may have assigned different weights to different factors.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSALS. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

OPINIONS OF FINANCIAL ADVISORS

  As noted above, in reaching a decision to recommend the Transactions, the Company Board considered the advice of its financial advisors, Merrill Lynch and American Appraisal. Summaries of the opinions rendered by the Company's financial advisors with respect to the Transactions are set forth below. The opinions rendered by the Company's financial advisors assume that the Transactions are consummated substantially as described in this Proxy Statement.

 Fairness Opinion

  Merrill Lynch began assisting the Company as its financial advisor in June 1997. Merrill Lynch provided financial advice to the Company with respect to the evaluation of the desirability and feasibility of a business combination involving the MMS Business, and the evaluation of alternative transactions involving the MMS Business. Merrill Lynch was requested to render a fairness opinion to the Company Board with respect to the Transactions.

  On September 19, 1997, Merrill Lynch rendered its oral opinion, which it subsequently confirmed in writing as of November 6, 1997 (the "Fairness Opinion"), to the Company Board that, as of such date, and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the terms of the Transactions, taken as a whole, are fair, from a financial point of view, to the stockholders of the Company.

  A COPY OF THE FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS APPENDIX F TO THIS PROXY STATEMENT. MERRILL LYNCH ADDRESSED ITS OPINION TO THE COMPANY BOARD AND SUCH OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE TERMS OF THE TRANSACTIONS, TAKEN AS A WHOLE, FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION OF THE COMPANY TO ENGAGE IN THE TRANSACTIONS OR CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE PROPOSED TRANSACTIONS. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE FAIRNESS OPINION, WHICH IS ATTACHED HERETO AS APPENDIX F.

  In arriving at the Fairness Opinion, Merrill Lynch (i) reviewed certain publicly available business and financial information relating to the Company that it deemed to be relevant; (ii) reviewed certain financial forecasts relating to the businesses, earnings, cash flow, assets, liabilities and prospects of the Company, New Marriott and SMS, furnished to Merrill Lynch by management of the Company (the "Company Forecast"); (iii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (i) and (ii) above, as well as the respective businesses and prospects of the Company, New Marriott and SMS before and after giving effect to the Transactions; (iv) reviewed the historical market prices and trading activity for the Company and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (v) reviewed the Distribution Agreement, including the exhibits and schedules thereto; (vi) reviewed certain financial forecasts relating to the businesses, earnings, cash flow, assets, liabilities and prospects of Sodexho North America, provided by or derived from information provided by Sodexho furnished to Merrill Lynch by management of the Company (the "Sodexho North America Forecasts"), as well as information concerning the amount and timing of the cost savings and synergies expected to result from the Acquisition provided to Merrill Lynch by management of Sodexho and the Company (the "Synergies"); (vii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clause (vi) above; (viii) reviewed the terms of the shares of New Marriott Common Stock as set forth in the forms of the certificate of incorporation and bylaws of New Marriott attached as Appendices hereto; (ix) compared the historical and projected results of operations of the Company, New Marriott, SMS and Sodexho North America with those of certain companies that Merrill Lynch deemed to be relevant; (x) reviewed the Distribution Agreement, the Acquisition Agreement and the other documents attached as Appendices hereto, including the exhibits and schedules thereto; (xi) compared the proposed financial terms of the Transactions with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (xii) evaluated the potential pro forma impacts of the Transactions; and (xiii) reviewed a preliminary version of this Proxy Statement, including the Appendices thereto.

  In preparing the Fairness Opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company and Sodexho and did not independently verify such information or undertake an independent appraisal of the assets of the Company, New Marriott, SMS or Sodexho North America. With respect to the financial forecasts furnished by the Company and Sodexho, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of the Company's or Sodexho's management as to the expected future financial performance of the Company, New Marriott, SMS or Sodexho North America, as the case may be. Merrill Lynch assumed no responsibility for and expressed no view as to such forecasts or the assumptions upon which they were based.

  In rendering the Fairness Opinion, Merrill Lynch assumed, with the Company's consent, that the Transactions will comply with applicable United States, foreign, federal and state laws, including, without limitation, laws relating to the payment of dividends, bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally. Merrill Lynch also assumed, with the Company's consent, that receipt of the shares of New Marriott Common Stock in connection with the Spinoff will be tax-free for federal income tax purposes to the stockholders of the Company and that none of the Company, New Marriott, Sodexho North America and SMS will recognize income, gain or loss as a result of the Spinoff or the Acquisition (excluding the sale of MMS UK).

  The Fairness Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date thereof.

  The following is a summary of material analyses and factors presented by Merrill Lynch to the Company Board on November 6, 1997. As used herein, "First Call" refers to First Call Corp., and "I/B/E/S" refers to I/B/E/S International, Inc. First Call and I/B/E/S are on-line data services that monitor and publish compilations of earnings and growth rate estimates produced by selected research analysts on certain public companies. In addition, as used herein, "FY" refers to fiscal year; the Company's fiscal year ends on the Friday closest to December 31 and Sodexho's fiscal year ends on August 31. "LTM" refers to the last twelve month period.

 Valuation Analysis of the Company

  Summary of Financial Performance. Merrill Lynch reviewed certain projected financial performance data and other information of the Company, based on the Company Forecast for FY 1997 through FY 2002 (assuming the Transactions had not been consummated). Merrill Lynch reviewed and charted (i) the projected net sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net interest expense, tax expense, net income and earnings per share ("EPS") (collectively, "Financial Performance Data") and selected balance sheet and cash flow items and selected credit statistics (collectively, "Selected Balance Sheet, Cash Flow and Credit Data") for the Company for FY 1997 through FY 2002, based on the Company Forecast.

  Analysis of Selected Comparable Publicly Traded Companies. Merrill Lynch compared certain financial and operating information and projected financial performance data for the Company (including MMS) with similar information and data of five publicly traded lodging companies that Merrill Lynch deemed comparable to the Company: Doubletree Corp., Four Seasons Hotels, Ltd., Hilton Hotels Corp., La Quinta Inns, Inc. and Promus Hotels Corp. (the "Lodging Comparables"). The Lodging Comparables were selected because they are the publicly traded lodging companies that Merrill Lynch deemed to be most comparable to the Company in terms of size, business strategy, brand name recognition and growth rates. Merrill Lynch used earnings estimates for the Lodging Comparables based on share price data as of October 30, 1997 and First Call data as of October 29, 1997, except that with respect to Doubletree Corp. and Promus Hotels Corp., such data is calculated as of August 27, 1997 (the day prior to the public announcement of the proposed merger of Doubletree Corp. and Promus Hotels Corp.). Merrill Lynch estimated that, with respect to the ratio of market value to (a) current FY EPS (i) the mean was 25.6x and
(ii) the median was 26.7x for the Lodging Comparables, compared to 26.4x for the Company and (b) next FY EPS (i) the mean was 20.3x and (ii) the median was 21.7x for the Lodging Comparables, compared to 22.5x for the Company. Merrill Lynch estimated that, with respect to the ratio of market capitalization to
(a) LTM EBITDA (i) the mean was 12.1x and (ii) the median was 11.7x for the Lodging Comparables, compared to 12.2x for the Company, (b) LTM EBIT (i) the mean was 15.2x and (ii) the median was 15.1x for the Lodging Comparables, compared to 15.7x for the Company, and (c) LTM sales (i) the mean was 4.4x and
(ii) the median was 3.9x for the Lodging Comparables, compared to 0.89x for the Company. Merrill Lynch estimated that, based on I/B/E/S estimates, with respect to (a) five-year EPS compound annual growth rate ("CAGR") (i) the mean was 24 percent and (ii) the median was 24 percent for the Lodging Comparables, compared to 18 percent for the Company, and (b) the ratio of share price to EPS, expressed as a multiple of five-year EPS CAGR (i) the mean was 0.99x and
(ii) the median was 1.03x for the Lodging Comparables, compared to 1.44x for the Company. No company utilized in the analysis of the Lodging Comparables is identical to the

Company. In evaluating the Lodging Comparables, Merrill Lynch assumed that the relative comparability of data for the Company with data for the Lodging Comparables would not be affected by changes in industry performance or general business, economic, market and financial conditions. Mathematical analysis (such as determining the mean or median) of the financial ratios of the Lodging Comparables is not in itself a meaningful method of using comparable company data. In addition, in certain instances the mean and median calculations of financial ratios of the Lodging Comparables have been performed excluding financial ratios which Merrill Lynch deemed not to be comparable for the purposes of its analysis.

  Implied Stock Price Analysis. Merrill Lynch calculated implied prices at which the Company Common Stock would trade in the years 1997 through 1999 by multiplying the estimated EPS of the Company for FY 1998 through FY 2000 derived from the Company Forecast by an implied forward multiple of 22.5x (the Company's stock price at October 30, 1997 as a multiple of FY 1998 EPS). This forward multiple was used because Merrill Lynch assumed for the purpose of its analysis that, if the Transactions were not consummated, there would be no material changes in the future growth rate or business strategy of the Company and therefore that there would be a constant relationship between the Company's EPS and stock price.

 Valuation Analysis of New Marriott

  Summary of Financial Performance. Merrill Lynch reviewed certain projected financial performance data and other information of New Marriott, based on the Company Forecast, for FY 1997 through FY 2002, assuming consummation of the Transactions (including the retention of approximately $1.444 billion in debt of the Company by SMS). Merrill Lynch reviewed and charted the projected Financial Performance Data and Selected Balance Sheet, Cash Flow and Credit Data for New Marriott on a pro forma basis for FY 1997 and as forecasted through FY 2002, based on the Company Forecast.

  Analysis of Selected Comparable Publicly Traded Companies. Merrill Lynch performed the analysis described above under "--Valuation Analysis of the Company--Analysis of Selected Comparable Publicly Traded Companies," comparing data for New Marriott with the Lodging Comparables.

  Implied Stock Price Analysis. Merrill Lynch calculated implied prices at which the New Marriott Common Stock would trade in the years 1997 through 1999 by multiplying the estimated EPS of New Marriott for FY 1998 through FY 2000 derived from the Company Forecast by implied forward multiples of 22.5x, 24.0x and 26.0x. These forward multiples were used because Merrill Lynch assumed for the purpose of its analysis that the New Marriott Common Stock would trade either at a comparable EPS multiple to the Company Common Stock (see "-- Valuation Analysis of the Company--Implied Stock Price Analysis" above) or at an expanded multiple to reflect the separation of the Company's lodging business from its contract services business and the benefits of the substantial reduction in consolidated debt of New Marriott attributable to the Transactions.

 Valuation Analysis of SMS

  Summary of Financial Performance. Merrill Lynch reviewed certain projected financial performance data and other information of SMS for FY 1997 through FY 2002 (taking into account the Synergies and certain estimates of integration costs provided by management of the Company and excluding financial performance data with regard to the United Kingdom operations of MMS), based on the Company Forecast and the Sodexho North America Forecast. Merrill Lynch reviewed and charted the projected Financial Performance Data and Selected Balance Sheet, Cash Flow and Credit Data for SMS for FY 1997 through FY 2002, based on the Company Forecast and the Sodexho North America Forecast.

  Analysis of Selected Comparable Publicly Traded Companies. Merrill Lynch compared certain financial and operating information and projected financial performance data for SMS with similar information and data of six public contract services companies that Merrill Lynch determined are comparable to
SMS: Compass Group, Fine Host Corp., Granada Group, Morrison Health Care, Servicemaster and Sodexho (the "Contract Services Comparables"). The Contract Services Comparables were selected because they represent substantially all of the publicly traded companies of size that are engaged in the same lines of business as SMS. Merrill Lynch used earnings estimates for the Contract Services Comparables based on share price data as of October 30, 1997 and First Call data as of October 29, 1997. Merrill Lynch estimated that, with respect to the ratio of market value to (a) current FY EPS, for the Contract Services Comparables (i) the mean was 25.9x and (ii) the median was 27.1x, and
(b) next FY EPS, for the Contract Services Comparables (i) the mean was 21.4x and (ii) the median was 21.3x. Merrill Lynch estimated that, with respect to the ratio of market capitalization to (a) LTM EBITDA, for the Contract Services Comparables (i) the mean was 11.9x and (ii) the median was 11.0x, (b) LTM EBIT, (i) the mean was 15.1x and (ii) the median was 14.9x, and (c) LTM sales, (i) the mean was 1.23x and (ii) the median was 0.98x. Merrill Lynch estimated that, based on I/B/E/S estimates, with respect to (a) five-year EPS CAGR, for the Contract Services Comparables (i) the mean was 22 percent and
(ii) the median was 25 percent, and (b) the ratio of share price to EPS, expressed as a multiple of five-year EPS CAGR, for the Contract Services Comparables (i) the mean was 1.16x and (ii) the median was 0.98x. No company utilized in the analysis of the Contract Services Comparables is identical to SMS. In evaluating the Contract Services Comparables, Merrill Lynch assumed that the relative comparability of data for SMS with data for the Contract Services Comparables would not be affected by changes in industry performance or general business, economic, market and financial conditions. Mathematical analysis (such as determining the mean or median) of the financial ratios of the Contract Services Comparables is not in itself a meaningful method of using comparable company data. In addition, in certain instances the mean and median calculations of financial ratios of the Contract Services Comparables have been performed excluding financial ratios which Merrill Lynch deemed not to be comparable for the purposes of its analysis, and certain financial data were adjusted by Merrill Lynch to conform such data to U.S. generally accepted accounting principles. Because neither MMS nor Sodexho North America has had a historical market capitalization, there is no comparable data for either of those entities.

  Implied Stock Price Analysis. Merrill Lynch calculated implied prices at which the SMS Common Stock would trade in the years 1997 through 1999 by multiplying the estimated EPS of SMS for FY 1998 through FY 2000 derived from the Company Forecast and the Sodexho North America Forecast by implied forward multiples of 20.0x, 22.0x, 23.0x, 24.0x and 26.0x. These forward multiples were used for the purpose of Merrill Lynch's analysis because Merrill Lynch believed they represented a reasonable range of EPS multiples for SMS based upon EPS multiples for the Contract Services Comparables and comparative financial performance data of the Contract Service Comparables and SMS.

  Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis of SMS, based upon the Company Forecast and the Sodexho North America Forecast and taking into account the Synergies, with respect to SMS's
(i) projected five-year stream of unlevered free cash flow and (ii) FY 2002 terminal values based upon multiples of 9.0, 10.0 and 11.0 times its projected FY 2002 EBITDA and discount rates applying a range of weighted average cost of capital for SMS of 9.0 percent, 9.5 percent, 10.0 percent, 10.5 percent and
11.0 percent. Such analysis yielded average per share equity values for SMS that, when added to the average equity values derived from a discounted cash flow analysis of shares of New Marriott that will be distributed to SMS stockholders pursuant to the Transactions, were greater than the average per share equity values derived from a discounted cash flow analysis of the Company for the period if the Transactions were not consummated.

  Selected Comparable Acquisitions Analysis. Merrill Lynch also reviewed the financial terms of 13 acquisitions in the contract catering industry (the "Comparable Acquisitions"). The Comparable Acquisitions were: (a) Seven acquisitions by Compass Group: the catering businesses of SHRM, the foodservice division of Daka, the dining and vending division of Service America Corp., Sodexho's 33.3 percent ownership stake in Eurest (France), management's 33.2 percent ownership stake in Eurest (France), Eurest International and Canteen Corp.; (b) Rentokil's acquisition of BET; (c) the acquisition by Sodexho and an investor group of Partena AB; (d) Sodexho's acquisition of Gardner Merchant; (e) Gardner Merchant's acquisition of Morrison Food Service; (f) Granada Group's acquisition of Sutcliffe Group; and
(g) the acquisition of Gardner Merchant by a management group. The Comparable Acquisitions were selected because such transactions generally involved strategic buyers of businesses of size engaged in the primary lines of business conducted by MMS and Sodexho North America. Merrill Lynch analyzed ratios comparing offer value per share and transaction value to various financial performance data. Merrill Lynch determined that, with respect to offer value as a multiple of latest FY net income, (i) the mean was 20.4x and
(ii) the median was 19.5x. Merrill Lynch determined that, with respect to offer value as a multiple of next FY estimated net income, (i) the mean was 17.3x and (ii) the median was 18.7x. Merrill Lynch determined that, with respect to transaction value as a multiple of LTM EBITDA, (i) the mean was 10.4x and (ii) the median was 10.0x. Merrill Lynch determined that, with respect to transaction value as a multiple of LTM EBIT, (i) the mean was 13.3x and (ii) the median was 12.3x. Merrill Lynch determined that, with respect to transaction value as a multiple of LTM sales, (i) the mean was 0.6x and (ii) the median was 0.6x. Merrill Lynch also noted that, with respect to (i) the LTM EBIT Margin for the Comparable Acquisitions, (a) the mean was 4.8 percent and (b) the median was 4.5 percent and (ii) the LTM EBITDA Margin for the Comparable Acquisitions, (a) the mean was 5.8 percent and (b) the median was
5.0 percent. Merrill Lynch noted that the implied value of the Acquisition to the holders of Company Common Stock represented, with respect to transaction value as a multiple of 1997 EBITDA, 10.6x, with respect to transaction value as a multiple of 1997 EBIT, 15.4x, and with respect to transaction value as a multiple of 1997 sales, 0.6x. Merrill Lynch noted that such multiples were equal to or greater than the range of mean and median multiples for the Comparable Acquisitions.

 Value to Marriott Stockholders

  Merrill Lynch performed an analysis with respect to the total implied value per share of the Transactions to holders of the Company Common Stock as of FY 1997 through FY 1999, applying multiples of (i) New Marriott's estimated EPS of 22.5x, 24.0x and 26.0x and (ii) SMS's estimated EPS of 20.0x, 22.0x, 23.0x, 24.0x and 26.0x, based on estimates of future EPS derived from the Company Forecast and the Sodexho North America Forecast, and compared such total implied values per share to the implied future stock prices for the Company assuming that the Transactions were not consummated. Such analysis indicated a range of combined values of shares of the New MAR Common Stock, New MAR-A Common Stock and SMS Common Stock to be held in the aggregate by Company stockholders in respect of each share of Company Common Stock outstanding immediately prior to the Transactions that was, in each case, greater than the implied future stock price of one share of the Company Common Stock assuming that the Transactions were not consummated and, at the midpoint of the estimated valuation range, represented premiums of 11.0 percent, 12.7 percent and 15.0 percent, respectively, to the implied future stock price of one share of Company Common Stock in the years 1997, 1998 and 1999, assuming that the Transactions were not consummated.

 Pro Forma Ownership of Sodexho Marriott Services; Relative Contribution of Equity Values

  Merrill Lynch noted that the 51 percent of the outstanding SMS Common Stock to be held by Company stockholders immediately following consummation of the Transactions was greater than the equity contribution to SMS by the Company as a percentage of the total equity value of SMS which, (a) before accounting for Synergies, ranged from (i) 30.5 percent to 47.9 percent based on the results of the discounted cash flow analysis, (ii) 31.6 percent to 40.6 percent based on the results of a contribution analysis (which reflected net income contribution ranges for FY 1997 and FY 1998) and (iii) 41.8 percent to 49.0 percent based on a comparably publicly traded companies analysis, and (b) after accounting for Synergies (51 percent of which were allocated to MMS and 49 percent of which were allocated to Sodexho North America), ranged from (i)
35.6 percent to 48.8 percent based on the results of the discounted cash flow analysis, (ii) 35.8 percent to 42.4 percent based on the results of a contribution analysis (which reflected net income contribution ranges for FY 1997 and FY 1998) and (iii) 42.5 percent to 48.3 percent based on a comparably publicly traded companies analysis.

  While the foregoing summary describes the material analyses and factors presented by Merrill Lynch to the Company Board, it does not purport to be a complete description of the analyses conducted by Merrill Lynch or of Merrill Lynch's presentation to the Company Board. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering the analysis taken as a whole, would create an incomplete or misleading view of the process underlying the analysis set forth in the Fairness Opinion. In addition, Merrill Lynch considered the results of every portion of its analysis and did not assign relative weights to any portion of its analysis, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Merrill Lynch's view of the actual value of the Company.

  The analysis performed by Merrill Lynch is not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by such analysis and may be affected by changes in industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company, New Marriott, Sodexho and/or Sodexho North America. In connection with its analysis, Merrill Lynch utilized estimates and forecasts provided by the respective managements of the Company and Sodexho. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company, Sodexho, New Marriott or SMS, none of the Company, Sodexho, New Marriott or Merrill Lynch assume responsibility if future results or actual values are materially different from these forecasts or assumptions. Such analyses were prepared solely as part of Merrill Lynch's analysis of the fairness of the terms of the Transactions and were provided to the Company Board. Merrill Lynch's analysis does not purport to be an appraisal or to reflect the prices at which a company might be sold. In addition, as described above, the opinion of Merrill Lynch was one of many factors taken into consideration by the Company Board in making its determination to approve the Transactions. Consequently, the analysis described above should not be viewed as determinative of the opinion of either the Company Board or management of the Company with respect to the value of the Company, New Marriott or SMS or whether either the Company Board or management of the Company would have been willing to agree to different terms for the Transactions or a different transaction.

  Merrill Lynch has been retained by the Company Board as an independent contractor to act as financial advisor to the Company with respect to the Transactions and will receive a fee for such services. Merrill Lynch has, in the past provided, and continues to provide, financial advisory and financing services to the Company and has received, and continues to receive, customary fees for the rendering of such services. In addition, in the ordinary course of Merrill Lynch's securities business, Merrill Lynch may actively trade debt and/or equity securities of the Company, Sodexho and, following the Transactions, New Marriott and SMS, for its own account and for the accounts of its customers, and, therefore, Merrill Lynch may from time to time hold a long or short position in such securities.

  The Fairness Opinion was provided for the information of the Company Board in connection with its consideration of the Transactions, did not address the Company Board's underlying business decision to effect the Transactions (including the proposed issuance of New MAR Common Stock and New MAR-A Common Stock) and did not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on matters relating to the Transactions. Merrill Lynch did not express any opinion as to the prices
(i) at which shares of the Company Common Stock will trade following the announcement of the Transactions or (ii) at which shares of either New Marriott Common Stock or SMS Common Stock will trade following consummation of the Transactions.

  Pursuant to the terms of the engagement letter dated as of September 30, 1997, the Company has agreed to pay Merrill Lynch a fee of $4,000,000 for its services upon consummation of the Transactions. In addition, the Company also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including all reasonable fees and expenses of its attorneys, and to indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.

  Merrill Lynch is an internationally recognized investment banking firm that specializes in providing financial advisory services in connection with mergers and acquisitions and corporate restructurings. Merrill Lynch was retained to act as the Company's financial advisor in connection with the Company's evaluation of transactions involving the MMS Business because of its familiarity with the Company and its businesses and its qualifications and expertise in providing advice to companies in the businesses in which the Company is engaged, as well as its reputation as an internationally recognized investment banking firm.

 Solvency Opinion

  In a written opinion, dated December 22, 1997 (the "Solvency Opinion"), American Appraisal stated that, based upon the considerations set forth therein and on other factors it deemed relevant, it was of the opinion that, assuming the Transactions are consummated substantially as proposed: (a) the fair value of the aggregate assets of the Company before consummation of the Transactions, and of each of SMS and New Marriott after consummation of the Transactions, will exceed their respective total liabilities (including contingent liabilities); (b) the present fair saleable value of the aggregate assets of the Company before consummation of the Transactions, and of each of SMS and New Marriott after consummation of the Transactions, will be greater than their respective probable liabilities on their debts as such debts become absolute and matured; (c) each of SMS and New Marriott, after consummation of the Transactions, will be able to pay their respective debts and other liabilities (including contingent liabilities and other commitments) as they mature; (d) each of SMS and New Marriott, after consummation of the Transactions, will not have unreasonably small capital for the business in which they are engaged, as managements of the Company and Sodexho North America have indicated such businesses are now conducted and as managements of SMS and New Marriott have indicated their businesses are proposed to be conducted following consummation of the Transactions; and (e) the excess of the fair value of aggregate assets of the Company, before consummation of the Transactions, over the total identified liabilities (including contingent liabilities) of the Company is equal to or exceeds the value of the Spinoff to stockholders plus the stated capital of the Company. The full text of the Solvency Opinion is set forth in Appendix G, and this summary is qualified in its entirety by reference to the text of such opinion.

  In preparing its opinion, American Appraisal relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company, and did not independently verify such information or undertake any physical inspection or independent appraisal of the assets or liabilities of the Company. Such opinion was based on business, economic, market and other conditions existing on the date such opinion was rendered.

  The Solvency Opinion is also based on, among other things, a review of the agreements relating to the Transactions, historical and pro forma financial information and certain business information relating to the Company, including that contained in this Proxy Statement, as well as certain financial forecasts and other data provided by the Company relating to the businesses and prospects of SMS and New Marriott. American Appraisal also conducted discussions with the Company's management with respect to the businesses and prospects of SMS and New Marriott and conducted such financial studies, analyses and investigations as it deemed appropriate in rendering its opinion.

  American Appraisal was retained to render its opinion as to the solvency of the Company, SMS and New Marriott because of its familiarity with the businesses and assets of the Company and its qualifications and reputation in appraising and valuing companies.

  The Company will pay American Appraisal fees of $165,000 for services rendered in connection with the Transactions, including services it has conducted to render its opinion.

                               THE TRANSACTIONS

  The following discussion summarizes the material aspects of the proposed Transactions, which will be consummated in accordance with the terms of the Distribution Agreement, the Acquisition Agreement, the Omnibus Restructuring Agreement dated as of September 30, 1997, as amended, by and among the Company, Merger Sub, New Marriott, Sodexho and ICC (the "Omnibus Agreement") and the Amendment Agreement by and among the Company, Merger Sub, New Marriott, Sodexho and ICC (the "Amendment Agreement"), which are collectively referred to hereafter as the "Restructuring Agreements." The Restructuring Agreements and the other agreements described in this Proxy Statement that are being entered into in connection with the Transactions are hereinafter referred to as the "Transaction Documents." The summaries set forth below of certain provisions of the Distribution Agreement, the Acquisition Agreement, the Omnibus Agreement and the Amendment Agreement, each of which is attached as an Appendix hereto, do not purport to be complete and are qualified in their entirety by reference to such agreements, which are incorporated herein by reference. ALL STOCKHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE DISTRIBUTION AGREEMENT, THE ACQUISITION AGREEMENT, THE OMNIBUS AGREEMENT AND THE OTHER AGREEMENTS AND DOCUMENTS THAT ARE ATTACHED HERETO.

OVERVIEW

  The principal components of the Transactions to be effected on the Effective Date are the Spinoff, the Acquisition and the refinancing of the debt of the Company.

 The Spinoff

  The Company will transfer all of the assets and liabilities of the New Marriott Business to New Marriott in a transaction intended to qualify as a tax-free reorganization. The Company will spin off all of the outstanding shares of capital stock of New Marriott to the holders of Company Common Stock in a transaction intended to qualify as a tax-free distribution. The Distribution Agreement is the principal document governing the terms upon which the Company will spin off to its stockholders all of the outstanding capital stock of New Marriott.

 The Acquisition

  The Company will acquire Sodexho North America, and Sodexho will pay $304 million to the Company, in exchange for approximately 49 percent of the shares of SMS Common Stock that will be issued and outstanding immediately after the Transactions. The number of shares issued to Sodexho will reflect the one-for-four reverse stock split effected immediately after the Spinoff (the "SMS Reverse Stock Split"). Following the Acquisition, the Company will change its name to "Sodexho Marriott Services, Inc.," and New Marriott will change its name to "Marriott International, Inc." The Acquisition will be consummated in accordance with the terms of the Acquisition Agreement.

 The Refinancing

  The Company and its indirect subsidiary, RHG Finance, will tender for a total of $720 million principal amount of their respective outstanding publicly held debt. Prior to the Spinoff, the Company will pay off all commercial paper with borrowings under the Existing Bank Facility, and, on or prior to the Effective Date, the Existing Bank Facility will be refinanced by the Company. Such tender offers and refinancings will be financed by the Replacement SMS Debt and the $304 million cash payment from Sodexho. The Company and New Marriott have agreed that the post-Spinoff indebtedness to be retained by SMS (and for which New Marriott will not be responsible) will total $1.444 billion, a portion of which will be repaid shortly after the Acquisition with the $304 million cash payment from Sodexho made simultaneously with the Acquisition. On the Effective Date, based on the results of the tender offers made by the Company and RHG Finance and the amount of indebtedness refinanced under the Existing Bank Facility, either SMS will make a payment to New Marriott or New Marriott will make a payment to SMS to give effect to the agreed level of debt to be retained by SMS. Following the consummation of the Transactions, assuming the tender offers and refinancings described above are successful, it is expected that the long-term debt of SMS and New Marriott will be approximately $1.2 billion and $400 million, respectively. The consummation of the Transactions is not conditioned on the success of the tender offers, and Sodexho's obligation to consummate the Transactions is not subject to any financing condition.

However, if such financing is not obtained, and funds in such amount are not otherwise available to SMS, the Transactions will not be consummated. See "FINANCING."

  Following the Transactions, it is expected that shares of New Marriott Common Stock will be listed on the NYSE under the symbols "MAR" for the New MAR Common Stock and "MAR-A" for the New MAR-A Common Stock, and shares of SMS Common Stock will continue to be listed on the NYSE under a new symbol, "SDH."

 Effective Date

  The Company will not effect the Spinoff in the event that the Transactions are not approved at the Special Meeting. It is intended that the Transactions be consummated as soon as possible following the Special Meeting. The parties have agreed that all Transactions will close simultaneously as a single closing. It is contemplated that the Effective Date will be the last day of the Company's four-week accounting period immediately following satisfaction of all conditions to closing, including the vote of the stockholders of the Company at the Special Meeting, or such other time and place as the parties to the Acquisition Agreement may agree. There can be no assurance, however, as to whether or when the Transactions will be consummated. See "--Regulatory Approvals; Other Conditions to the Transactions."

 Transactions Prior to the Effective Date

  On October 31, 1997, the Company sold to a subsidiary of Sodexho the operations of the MMS Business located in the United Kingdom for $50 million in cash, subject to certain post-closing adjustments.

  On or prior to the Effective Date, the Company will cause the capital stock of Marriott Corporation of Canada, Ltd. ("MMS Canada") to be distributed to it by Marriott Worldwide Corporation ("MWC") so that MMS Canada will be a direct subsidiary of the Company and will remain a subsidiary of SMS after the Transactions. MWC will be a subsidiary of New Marriott prior to and following the Spinoff.

EFFECT ON PERSONS IN THE TRANSACTIONS

  In the Transactions, the Company stockholders and Sodexho will receive the following:

 Company Common Stockholders

  . In the Spinoff, each holder of Company Common Stock at the record date for the Spinoff (the "Spinoff Record Date") will receive one share of New MAR Common Stock and one share of New MAR-A Common Stock for each share of Company Common Stock held by such holder, before giving effect to the SMS Reverse Stock Split.

  . Each holder of Company Common Stock issued and outstanding at the Spinoff Record Date will retain such shares of Company Common Stock, and every four shares of such Company Common Stock will immediately after the time of the Spinoff be combined into one share of SMS Common Stock pursuant to the SMS Reverse Stock Split, and SMS will own Sodexho North America. As a result of the issuance of new shares of SMS Common Stock to Sodexho in connection with the Transactions, the stockholders who owned 100 percent of the Company prior to the Transactions will retain approximately 51 percent of the SMS Common Stock.

 Sodexho

  . Sodexho North America will be acquired by the Company pursuant to the Acquisition Agreement in exchange for, in the aggregate, shares of SMS Common Stock which, together with shares of SMS Common Stock that will be subject to options to be granted to former holders of options to acquire ICC shares pursuant to the Acquisition Agreement, will represent 49 percent of all shares of SMS Common Stock outstanding immediately following the Transaction (approximately 48.2 percent to be issued to Sodexho and options to acquire shares representing approximately 0.8 percent to be issued to former holders of ICC options).

DEBT REFINANCING

 Debt Tender Offers by the Company

  It is the intent of the parties that the Company remain directly obligated with respect to the four series of notes (the "Company Senior Notes") with a principal amount of $600 million issued pursuant to the Indenture dated as of December 1, 1993, as amended, between the Company and Chemical Bank, as trustee (the "Company Senior Notes Indenture"). Therefore, the Company and New Marriott have agreed under the Distribution Agreement to undertake the following actions with respect to each series of the Company Senior Notes.

  First, the Company will commence a tender offer to purchase all issued and outstanding notes of each series of Company Senior Notes and simultaneously therewith solicit consents to a supplemental indenture with respect to such series containing such amendments to the Company Senior Notes Indenture as may be determined by the Company in its sole discretion to be necessary or appropriate. Upon consummation of the Transactions, the Company will purchase all Company Senior Notes that have been validly tendered and not withdrawn.

  If holders of a majority in outstanding principal amount of a series of Company Senior Notes execute and deliver consents to enter into the pertinent supplemental indenture, any Company Senior Notes that were not validly tendered or were withdrawn will remain obligations of SMS, subject to the terms of the Company Senior Notes Indenture, as amended by the supplemental indenture. If holders of a majority in outstanding principal amount of a series of Company Senior Notes do not execute and deliver consents to enter into the supplemental indenture, New Marriott will assume all obligations of the Company under the Company Senior Notes Indenture, as a result of which such Company Senior Notes will become obligations of New Marriott, and the Company will contribute cash to New Marriott, in an amount equal to the principal amount of all Company Senior Notes of such series so assumed by New Marriott that were not tendered for repurchase. The supplemental indenture pursuant to which New Marriott would assume the Company Senior Notes does not require the consent of holders of any Company Senior Notes because it will be executed in connection with a sale or transfer of the Company's assets substantially in their entirety, which requires the execution of a supplemental indenture to reflect such assumption (but does not require the consent of holders).

  The sum of (i) the principal amount of the Company Senior Notes purchased in the tender offers described above, (ii) the amount of cash contributed by the Company to New Marriott in respect of Company Senior Notes assumed by New Marriott as described above and (iii) the principal amount of Company Senior Notes retained by SMS as described above, collectively, is referred to as the "Company Senior Note Amount."

 Debt Tender Offer by RHG Finance

  It is the intent of the parties that the $120 million of indebtedness (the "RHG Senior Notes") issued pursuant to the Indenture dated as of October 1, 1995, as amended, among RHG Finance, as Issuer, Renaissance Hotel Group N.V., a Netherlands corporation and subsidiary of the Company ("RHG"), as Guarantor, the Company, as Additional Guarantor, and The First National Bank of Chicago, as indenture trustee (the "RHG Senior Notes Indenture"), be refinanced. Both RHG and RHG Finance will be subsidiaries of New Marriott after the Effective Date and will no longer be subsidiaries of SMS after the Effective Date.

  Pursuant to the Distribution Agreement, RHG Finance will commence a tender offer to purchase all issued and outstanding RHG Senior Notes. Upon consummation of the Transactions, RHG Finance will purchase all RHG Senior Notes validly tendered and not withdrawn. Any RHG Senior Notes that were not validly tendered or were withdrawn will remain obligations of RHG Finance that are guaranteed by RHG, and New Marriott will, pursuant to a supplemental indenture, assume the obligation of the Company to guarantee the RHG Notes. The Company will contribute cash to New Marriott in an amount equal to the principal amount of all RHG Senior Notes. The supplemental indenture referred to above will not require the consent of holders of the RHG Senior Notes because it will be executed in connection with a sale or transfer of the Company's assets substantially in their entirety, which requires the execution of a supplemental indenture to reflect the assumption by New Marriott of the Company's guarantee thereunder (but does not require the consent of holders).

  The amount of cash contributed by the Company to New Marriott as described above is referred to as the "RHG Senior Note Amount."

 Liquid Yield Option Notes

  The rights of holders of the Liquid Yield Option Notes of the Company (the "LYONs") issued pursuant to the Indenture dated as of March 25, 1996 between the Company and The Bank of New York, as indenture trustee (the "LYONs Indenture"), will be allocated between SMS and New Marriott in the manner described in the LYONs Allocation Agreement between New Marriott and SMS (the "LYONs Allocation Agreement") and a supplemental indenture to the LYONs Indenture, each of which will be entered into upon consummation of the Transactions. The Issue Price plus Original Issue Discount (as such terms are defined in the LYONS Indenture) accrued to the Effective Date on the share of LYONs allocated to SMS by the LYONs Allocation Agreement is referred to as the "LYONs Amount." See "--Arrangements Between SMS and New Marriott--LYONs Allocation Agreement and Supplemental Indenture."

 Existing Bank Facility

  Prior to the Spinoff, the Company will pay off all of its commercial paper with borrowings made under the Existing Bank Facility. On or prior to the Effective Date, the Company will refinance all amounts outstanding under the Existing Bank Facility. As of January 28, 1998, an aggregate of approximately $721 million was outstanding in commercial paper and under the Existing Bank Facility.

  The principal amount of indebtedness for borrowed money under the Existing Bank Facility outstanding immediately prior to the consummation of the Transactions and repaid on the Effective Date as contemplated by the Distribution Agreement is referred to as the "Existing Bank Facility Amount."

 Effective Date Payment

  The Company and New Marriott have agreed that the post-Spinoff indebtedness to be retained by SMS (and for which New Marriott will not be responsible) will total $1.444 billion. Accordingly, in connection with the consummation of the transactions contemplated by the Restructuring Agreements, either (i) SMS will transfer to New Marriott cash in an amount equal to the excess of (a) $1.444 billion, over (b) the sum of the Company Senior Note Amount, the RHG Senior Note Amount, the Existing Bank Facility Amount and the LYONs Amount, or
(ii) if the sum of the amounts set forth in clause (b) is greater than $1.444 billion, New Marriott will transfer to SMS cash in an amount equal to such excess.

CERTAIN POST-CLOSING ADJUSTMENTS

  The acquisition of Sodexho North America by the Company, and the issuance of SMS Common Stock to Sodexho, are generally without recourse for the breach of any representations or warranties of the parties set forth in the Acquisition Agreement.

  In accordance with procedures set forth in the Restructuring Agreements, the parties have agreed to make certain payments based on the amount of the adjusted net tangible assets of the Company and Sodexho North America, determined as of the Effective Date. If the "adjusted net tangible assets" (as defined in the Distribution Agreement) of the MMS Business at the Effective Date is greater than $103.2 million, SMS will promptly pay to New Marriott the amount of such excess, together with interest thereon from the Effective Date through and including the date of such payment, and if the "adjusted net tangible assets" of the MMS Business is less than $103.2 million, New Marriott will promptly pay to SMS the amount of such difference, together with interest thereon from the Effective Date through and including the date of such payment.

   If the "adjusted net tangible assets" (as defined in the Acquisition Agreement) of Sodexho North America at the Effective Date is greater than negative $35 million, SMS will promptly pay to Sodexho the amount of such excess, together with interest thereon from the Effective Date through and including the date of such payment, and if the "adjusted net tangible assets" of Sodexho North America is less than negative $35 million,

Sodexho will promptly pay to SMS the amount of such difference, together with interest thereon from the Effective Date through and including the date of such payment.

NO-SHOP PROVISIONS; TERMINATION OF THE TRANSACTIONS

  Pursuant to the Acquisition Agreement, prior to the earlier of the Effective Date and the termination of the Acquisition Agreement, the Company has agreed not to solicit or provide confidential information to facilitate the making of an Acquisition Proposal (as defined below), enter into any agreement with respect to such a proposal, or participate in discussions regarding such a proposal. With respect to an unsolicited Acquisition Proposal, however, the Company may furnish information and participate in negotiations if the Company Board is advised by its financial advisors that the potential acquiror has the financial wherewithal to consummate such proposal, such proposal involves consideration and other terms which are superior to the Transactions, and based on advice of counsel, the Company Board determines in good faith that it is necessary to furnish information and participate in negotiations to comply with its fiduciary duties.

  The Acquisition Agreement provides that the Company Board will recommend approval and adoption of the Acquisition Agreement and the Transactions, subject to its fiduciary duties under applicable law. It further provides that the Company may terminate the Acquisition Agreement ("Fiduciary Termination") if (i) the Company Board has determined in good faith, based on the advice of outside counsel, that it is necessary, in order to comply with its fiduciary duties to the Company's stockholders under applicable law, to terminate the Acquisition Agreement to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal (as defined below),
(ii) the Company has given notice to Sodexho advising Sodexho that the Company has received a Superior Proposal from a third party, specifying the material terms and conditions (including the identity of the third party) and that the Company intends to terminate the Acquisition Agreement and (iii) either (a) Sodexho has not revised its acquisition proposal within ten days from the time on which such notice is deemed to have been given to Sodexho or (b) if Sodexho within such period has revised its acquisition proposal, the Company Board, after receiving advice from the Company's financial advisor, has determined in its good faith reasonable judgment that the third party's Acquisition Proposal is superior to Sodexho's revised Acquisition Proposal.

  As used above, the term "Acquisition Proposal" means any bona fide proposal, in writing, made by a person or entity, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, involving the Company or the MMS Business, including any single or multi-step transaction or series of related transactions (other than the Transactions) which is structured to permit such person or entity to acquire beneficial ownership (as defined under Rule 13(d) of the Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder (the "Exchange Act")) of any material portion of the assets of, or any material portion of the equity interest in the Company or the MMS Business; provided that the term "Acquisition Proposal" does not include any transaction or series of transactions which relate solely to the New Marriott Business so long as the consummation of such transaction or transactions (i) would not reasonably be anticipated to adversely affect or delay the consummation of the Transactions and (ii) could not cause New Marriott to cease to be engaged in the conduct of the active trade or businesses relied upon for the purposes of satisfying the requirements of
Section 355(b) of the Code for purposes of the tax ruling being sought by the Company. As used above, the term "Superior Proposal" means an Acquisition Proposal which the Company Board determines in its good faith reasonable judgment to be more favorable to the Company's stockholders than the Transactions (based on advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Transactions), for which financing, to the extent required, is then committed and for which the Company Board determines, in its good faith reasonable judgment, that such proposed transaction is reasonably likely to be consummated without undue delay.

  Prior to the earlier of the Effective Date and the termination of the Acquisition Agreement, Sodexho has agreed that it will not solicit or provide confidential information to facilitate the making of a proposal to acquire ICC or Sodexho Canada, enter into any agreement with respect to such a proposal, or participate in discussions regarding such a proposal. Sodexho does not have the right to terminate the Acquisition Agreement based on its fiduciary duties under applicable law.

  In addition to the Fiduciary Termination described above, the Restructuring Agreements may be terminated and the Transactions may be abandoned: (a) by mutual written consent of the parties; (b) by any party if any court of competent jurisdiction or other governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Transactions, and such order, decree, ruling or other action is or has become nonappealable; (c) by any party if stockholders of the Company fail to approve and adopt the Transactions at the Special Meeting (or any adjournment thereof); or (d) by any party if the consummation of the Transactions has not occurred by June 30, 1998.

  The Restructuring Agreements may also be terminated and the Transactions abandoned by the Company, New Marriott or Merger Sub (the "Company Parties")
(a) if there has been a breach of any covenant in the Acquisition Agreement or any related agreement on the part of Sodexho or ICC (the "Sodexho Parties") which (x) materially adversely affects (or materially delays) the consummation of the Transactions and (y) has not been cured prior to 30 days following notice of such breach; or (b) if a condition to the obligations of the Company Parties to consummate the Transactions set forth in the Acquisition Agreement becomes incapable of being satisfied. Similarly, the Restructuring Agreements may be terminated and the Transactions abandoned by the Sodexho Parties (a) if there has been a breach of any covenant in the Acquisition Agreement or any related agreement on the part of the Company Parties which (x) materially adversely affects (or materially delays) the consummation of the Transactions and (y) has not been cured prior to 30 days following notice of such breach; or (b) if a condition to the obligations of the Sodexho Parties to consummate the Transactions set forth in the Acquisition Agreement becomes incapable of being satisfied.

  In the event of termination of the Restructuring Agreements and the abandonment of the Transactions as set forth above, other than as set forth below under "--Termination Fees; Expenses," no party (or any of its respective affiliates, directors, officers or stockholders) will have any liability or further obligation to any other party, except that the Restructuring Agreements do not relieve any party from liability for breach of any agreement or covenant contained in any Transaction Document.

TERMINATION FEES; EXPENSES

  If the Acquisition Agreement is terminated by the Company pursuant to the Fiduciary Termination, the Company has agreed to pay promptly to Sodexho an amount equal to the reasonable fees and expenses paid or payable by or on behalf of Sodexho and ICC to their attorneys, accountants, consultants and advisors in connection with the negotiation, execution and delivery of the Acquisition Agreement; provided, that such payment in no event will exceed $5,000,000. If following a Fiduciary Termination, the Company, within 12 months following the date of such termination, consummates an acquisition proposal with the person that made the Superior Proposal that resulted in the Acquisition Agreement being terminated, then the Company has agreed to promptly pay to Sodexho a fee equal to $75,000,000.

  If the Transactions are not consummated as a result of a breach of any Transaction Document, then (i) if the breaching party is Sodexho or ICC, Sodexho will be liable for and will promptly pay to the Company the sum of $75,000,000 as liquidated damages (and not as a penalty), and (ii) if the breaching party is the Company, New Marriott or Merger Sub, the Company will be liable for and will promptly pay to Sodexho the sum of $25,000,000 as liquidated damages (and not as a penalty). The parties have agreed that the amounts referred to above are a reasonable estimate of the damages that would be sustained by Sodexho or the Company, as the case may be, in the event the closing of the Transactions does not occur.

  The fees and expenses of the Company's financial advisor, its public accountants and its legal counsel, and any costs of obtaining third-party or regulatory consents required to be obtained by the Company or New Marriott in connection with the Transactions will be borne by New Marriott. Except in connection with a Fiduciary Termination of the Acquisition Agreement, any fees and expenses of Sodexho's financial advisor, its public accountants and its legal counsel, and any costs of obtaining third-party or regulatory consents required to be obtained by Sodexho or ICC in connection with the Transactions will be borne by Sodexho. If the Transactions are consummated, any fees and expenses of any of the foregoing firms, accountants or investment bankers incurred in connection with the Replacement SMS Debt, and costs of obtaining third-party or regulatory consents relating to the MMS Business, will be, in each case, for the account of SMS.

REGULATORY APPROVALS; OTHER CONDITIONS TO THE TRANSACTIONS

  The respective obligations of the parties to consummate the Transactions are subject to certain regulatory approvals, which include the following: (a) expiration or termination of the waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the "HSR Act"); (b) any approvals required under the Exchange Act and the Securities Act of 1933, as amended, and all rules and regulations thereunder (the "Securities Act"); (c) the filing and recordation of the Certificate of Merger as required by the DGCL; (d) such filings and approvals as may be required under the "takeover" or "blue sky" laws of various states; and (e) receipt of a private letter ruling from the IRS confirming that the Spinoff and the contribution of the New Marriott Business to New Marriott will have Tax-Free Status. There can be no assurance that such approvals will be obtained.

  It is a condition to the consummation of the Transactions that the waiting period under the HSR Act has expired or been terminated. Under the HSR Act, transactions exceeding certain monetary thresholds may not be consummated unless certain notification and waiting period requirements have been satisfied. The Transactions exceed those thresholds. On November 17, 1997, each of the Company and Sodexho filed a Premerger Notification and Report Form pursuant to the HSR Act with the U.S. Department of Justice and the Federal Trade Commission. The required waiting period for the Transactions expired on December 17, 1997.

  A request for a private letter ruling from the IRS confirming that the Spinoff and the contribution of the New Marriott Business to New Marriott qualify as tax-free transactions under Sections 355 and 368 of the Code was filed with the IRS on October 14, 1997. Certain supplemental filings with the IRS relating to the ruling request have been made, and additional supplemental filings may be made in the future if necessary.

  The respective obligations of the parties to consummate the Transactions are subject to certain additional conditions, including the following: (a) approval of the Acquisition Agreement, the Distribution Agreement and the transactions contemplated thereby by the Company's stockholders, (b) there being in effect no statute, rule, regulation, order, decree or injunction of any governmental entity, which prohibits the consummation of the Transactions, and (c) consummation of the closing under the stock purchase agreement pursuant to which MMS's operations in the United Kingdom were sold to Sodexho (which condition was satisfied on October 31, 1997).

  The obligation of the Sodexho Parties to consummate the Transactions is subject to the satisfaction at or prior to the Effective Date of the following conditions: (a) the representations and warranties of the Company Parties contained in the Acquisition Agreement being true at the Effective Date, without giving effect to any materiality qualification contained therein; provided, however, that such representations need not be true so long as those that are not true would not, in the aggregate, have a material adverse effect on the combined operations of the MMS Business and the Sodexho North America Business (a "Combined Business Material Adverse Effect"), (b) each Company Party having complied in all material respects with all obligations required to be performed by it under the Acquisition Agreement prior to the Effective Date, each Transaction Document to which it is a party having been executed and delivered, and of all obligations required to be performed by it under each Transaction Document prior to the Effective Date having been performed in all material respects, (c) such certificates of the Company Parties evidencing fulfillment of conditions as the Sodexho Parties may reasonably request having been received by the Sodexho Parties, (d) the charter documents (including bylaws), resolutions of the Board and incumbency certificates of each Company Party having been received by the Sodexho Parties, (e) certain third-party consents and approvals required to be obtained by the Company Parties having been received, unless Sodexho and the Company have entered into arrangements satisfactory to Sodexho with respect to any consents that have not been received, (f) all of the capital stock of MMS Canada being held directly by the Company, (g) the Company Board having taken all action necessary to render the rights issued pursuant to the terms of the Company Rights Plan inapplicable to the Transactions and (h) the Spinoff having been consummated in accordance with the terms of the Distribution Agreement. With respect to the condition set forth in clause (e) above, although the Company and Sodexho have agreed to discuss possible alternative arrangements should any such consents or approvals not be obtained, the parties have agreed in advance upon certain arrangements that, if satisfied by New Marriott at the Effective Date, would fulfill the condition to the Transactions dealing with such consents. These arrangements involve, among other things, (i) New Marriott delivering to SMS an irrevocable standby letter of credit in an amount of up to $100 million for the benefit of SMS should a final judgment based on the failure to obtain any such consent or approval be rendered against SMS, and (ii) New Marriott providing dedicated availability under a revolving credit facility of New Marriott for the benefit of SMS to the extent such letter of credit is insufficient to cover the agreed upon exposure to SMS arising from New Marriott's failure to obtain specified consents.

  In addition, the obligation of the Company Parties to consummate the Transactions is subject to the satisfaction on or prior to the Effective Date of the following conditions: (a) the representations and warranties of the Sodexho Parties contained in the Acquisition Agreement being true at the Effective Date, without giving effect to any materiality qualification contained therein; provided, however, that such representations need not be true so long as those that are not true would not, in the aggregate, have a Combined Business Material Adverse Effect, (b) each Sodexho Party having complied in all material respects with all obligations required to be performed by it under the Acquisition Agreement prior to the Effective Date, each Transaction Document to which it is a party having been executed and delivered, and all obligations required to be performed by it under each Transaction Document having been performed in all material respects prior to the Effective Date, (c) such certificates of the Sodexho Parties evidencing fulfillment of conditions as the Company Parties may reasonably request having been received by the Company Parties, (d) the charter documents (including bylaws), resolutions of the Board and incumbency certificates of ICC and Sodexho Canada having been received by the Company Parties, (e) any third-party consents and approvals required to be obtained by the Sodexho Parties having been received, (f) the Spinoff having been consummated in accordance with the terms of the Distribution Agreement and (g) any contracts relating to matters covered by the Assistance Agreement and the Royalty Agreement (each as discussed under "--Arrangements Between SMS and Sodexho") having been terminated.

  At any time prior to the Effective Date, the parties may waive any of the respective conditions set forth above. Any such waiver must be in writing signed on behalf of the waiving party. If the receipt of a tax ruling from the IRS is waived, the Company will resolicit stockholders to disclose the waiver of this condition and provide stockholders with all relevant disclosure related thereto.

CERTAIN COVENANTS

  Subject to limited exceptions, in the Acquisition Agreement, each of Sodexho (with respect to the Sodexho North America Business) and the Company (with respect to the MMS Business) has agreed to conduct its operations through the Effective Date according to its ordinary course of business, consistent with past practice; to use its commercially reasonable efforts to preserve its business organization, material rights and franchises; to keep available the services of its officers and key employees; and to keep in full force and effect insurance comparable in amount and scope of coverage to that maintained as of September 30, 1997. In addition, the Acquisition Agreement contains certain covenants on behalf of such parties governing operations through the Effective Date as are customary in such transactions.

  The Acquisition Agreement also contains certain covenants regarding making required securities law filings and otherwise cooperating with respect to regulatory notifications and approvals. Each of the parties has agreed promptly to take all actions and do or cause to be done all things necessary to make the required filings, to comply with any requests for additional information, and to resolve any investigation or inquiry, under the HSR Act and any foreign antitrust laws. Each party has also agreed to take all reasonable action as may be required to resolve any antitrust objections, so long as such action would not reasonably be expected to substantially adversely affect the benefits and opportunities that such party could reasonably expect to receive from the Transactions.

  In addition, the Acquisition Agreement contains a covenant regarding making a filing with the IRS to request a private letter ruling confirming that the Spinoff and the contribution of the New Marriott Business to New Marriott qualify as tax-free transactions under Sections 355 and 368 of the Code. Each party has agreed to consider in good faith making representations, covenants, changes to rights and obligations or changes to the structure of the Transactions if such covenants or changes are made conditions to the receipt of such a private letter ruling. Each party has also agreed to accept such representations, covenants or changes unless such acceptance would be reasonably likely to deprive such party of material benefits or impose upon such party material burdens or risks, provided, that the parties have agreed to make any such adjustments that are reasonably necessary in order to reflect, to the extent practicable, the economic effect of such representations, covenants or changes that have a reasonably identifiable economic effect on the Transactions. The parties have further agreed to modify the Tax Sharing Agreement as necessary to reflect any such changes in the Transactions.

  The Company has agreed in the Acquisition Agreement to take, at Sodexho's request, all actions necessary to amend the Rights Agreement dated as of October 8, 1993, as amended, between the Company and The Bank of New York (the "Company Rights Plan"), the effect of which would be to terminate the Company Rights Plan or cause the rights issued under the Company Rights Plan to be extinguished, canceled, redeemed or otherwise made inapplicable. Prior to entering into the Restructuring Agreements, the Company amended the Company Rights Plan so that the Company Rights Plan would not be applicable to the Transactions.

ARRANGEMENTS BETWEEN SMS AND NEW MARRIOTT

  Pursuant to the Distribution Agreement, the Company and New Marriott have agreed upon the allocation of assets and liabilities related to the MMS Business and the New Marriott Business. In this regard, SMS has agreed generally to indemnify New Marriott against liabilities that relate to the MMS Business, and New Marriott has agreed generally to indemnify SMS against liabilities that relate to the New Marriott Business. The Company and New Marriott have also agreed to enter into a number of Transaction Documents governing their relationship after the Effective Date. These Transaction Documents are described below.

 Tax Sharing Agreement

  The Tax Sharing Agreement by and among the Company, New Marriott and Sodexho provides that New Marriott will be liable for all taxes of the Company (other than sales, use and property taxes, which will be borne by the entities filing such returns) for all periods up to and including the Effective Date. For all periods following the Effective Date, SMS will be liable for all taxes of the MMS Business and for all Sodexho North America taxes. The agreement also provides mechanisms for cooperation in preparing returns and provides for an indemnity if either New Marriott (or an affiliate) or SMS or Sodexho (or their affiliates) cause the contribution of the New Marriott Business or the Spinoff to become taxable transactions.

  In addition, the parties have agreed for certain specified periods after the Spinoff not to take specific actions that could cause the Spinoff not to have Tax-Free Status. In particular, (i) for a period of two years after the Effective Date, each of New Marriott and SMS will not cease to be engaged in any trade or business relied upon for purposes of obtaining the tax ruling and
(ii) for a period of three years after the Effective Date, each of New Marriott and SMS have agreed not to commence or support a tender offer for its securities or approve a transaction which would result in a person acquiring 50 percent or more of its securities. Likewise, for a three-year period after the Effective Date, Sodexho has agreed not to acquire or permit the acquisition of a 50 percent or greater interest in SMS. Finally, SMS has agreed not to sell or otherwise issue equity securities during the three-year period after the Effective Date (with the exception of shares issued pursuant to the LYONs and shares issued to employees or directors pursuant to compensatory award plans). Under the Tax Sharing Agreement generally, if a person unrelated to any of the parties acquires an interest in SMS that causes the Spinoff not to have Tax-Free Status, or if Sodexho or SMS causes the Spinoff not to have Tax-Free Status, Sodexho and SMS will indemnify and hold harmless New Marriott and certain affiliated persons for the resulting tax and related liabilities. If, on the other hand, an unrelated person acquires an interest in New Marriott that causes the Spinoff not to have Tax-Free Status, or if New Marriott causes the Spinoff not to have Tax-Free Status, New Marriott will indemnify and hold harmless SMS and certain affiliated persons for the resulting tax and related liabilities. The Tax Sharing Agreement will not be binding on the IRS or any other taxing authority and will not affect the several liability of the Company, New Marriott and SMS and their respective subsidiaries to the IRS for all U.S. Federal and certain state income taxes of the Company's consolidated group relating to the periods ending on or prior to the Effective Date (including any tax liability resulting from a failure of the Spinoff to have Tax-Free Status). See "RISK FACTORS--Certain Tax Considerations" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS TO THE COMPANY AND ITS STOCKHOLDERS."

 Employee Benefits Allocation Agreement

  On September 30, 1997, the Company and New Marriott entered into an Employee Benefits and Other Employment Matters Allocation Agreement (the "Employee Benefits Allocation Agreement") providing for the allocation of employees of the Company and obligations and responsibilities regarding compensation, benefits and labor matters. Under the Employee Benefits Allocation Agreement, effective as of the Effective Date, SMS and New Marriott will allocate all employees of the Company and its subsidiaries as of the Effective Date to either New Marriott (the "New Marriott Employees") or SMS (the "SMS Employees"), based upon whether each employee's employment duties before the Effective Date relate to the New Marriott Business or the business of SMS (the "SMS Business") and upon various other factors as applicable.

  Subject to the exceptions discussed below, the Employee Benefits Allocation Agreement provides that SMS will be responsible for historical liabilities and obligations under the Company employee benefit plans on behalf of SMS Employees and Former Employees (as defined below) whose employment related to the SMS Business, and that New Marriott will be responsible for historical liabilities and obligations under the Plans on behalf of New Marriott Employees and Former Employees whose employment related to the New Marriott Business. "Former Employees" refers to employees who terminate employment with the Company prior to the Effective Date. New Marriott and SMS will each assume and continue to administer benefit plans maintained at the division level by the New Marriott Business (in the case of New Marriott) or the SMS Business (in the case of SMS) before the Effective Date. New Marriott will assume each collective bargaining agreement covering New Marriott Employees, and SMS or a subsidiary of SMS will retain each collective bargaining agreement covering SMS Employees. SMS and New Marriott may amend and/or terminate any of the benefit plans covering their employees at any time.

  Specific provisions of the Employee Benefits Allocation Agreement include the following:

  Company Profit Sharing Plan. New Marriott will assume sponsorship of the Marriott International, Inc. Profit Sharing Plan (the "Company Profit Sharing Plan") as of the Effective Date (the "New Marriott Profit Sharing Plan") and SMS will establish or designate a separate profit sharing plan (the "SMS Profit Sharing Plan"). Plan accounts of New Marriott Employees and Former Employees will remain in the New Marriott Profit Sharing Plan, and plan accounts of SMS Employees will be transferred from the New Marriott Profit Sharing Plan to the SMS Profit Sharing Plan.

  Company Deferred Compensation Plan. New Marriott will establish a deferred compensation plan under which New Marriott will assume the liabilities and obligations with respect to the undistributed account balances of all individuals other than SMS Employees accrued under the Marriott International, Inc. Executive Deferred Compensation Plan (the "Company Deferred Compensation Plan") as of the Effective Date. SMS will continue the Company Deferred Compensation Plan on and after the Effective Date (the "SMS Deferred Compensation Plan") and be responsible for the undistributed account balances of SMS Employees accrued under that plan as of the Effective Date.

  Company Stock Plans. The Company has outstanding awards in the form of stock options, restricted stock, deferred stock agreements and deferred bonus stock under the Marriott International, Inc. 1993 Comprehensive Stock Plan (the "Company 1993 Stock Plan"), the Marriott International, Inc.
1996 Comprehensive Stock Plan (the "Company 1996 Stock Plan") and the Marriott International, Inc. 1995 Non-Employee Directors' Deferred Stock Compensation Plan (the "Company 1995 Directors Plan," and together with the Company 1993 Stock Plan and the Company 1996 Stock Plan, the "Company Stock Plans"). Pursuant to the Employee Benefits Allocation Agreement, SMS will maintain the Company 1993 Stock Plan and the Company 1996 Stock Plan on and after the Effective Date. For a description of such plans, see "MANAGEMENT OF SMS--SMS Stock Plans." Effective as of the Effective Date, the awards under such plans held by SMS Employees (other than deferred bonus stock awards) will be adjusted and denominated in SMS Common Stock and will take into account the Spinoff and the SMS Reverse Stock Split. Vested deferred bonus stock awards held by SMS Employees will be distributed in shares of Company Common Stock before the Spinoff Record Date; unvested awards held by SMS Employees will be paid in cash before the Spinoff, which payment may be deferred at the election of an eligible award holder.

  New Marriott will establish a separate comprehensive stock plan, the New Marriott 1998 Comprehensive Stock and Cash Incentive Plan, effective as of the Effective Date. For a description of the New Marriott Stock Plan, see "MANAGEMENT OF NEW MARRIOTT--New Marriott Stock Plan." Awards under the Company Stock Plans held by persons other than SMS Employees will be converted into awards denominated in New MAR Common Stock and New MAR-A Common Stock under the New Marriott 1998 Comprehensive Stock Incentive Plan with terms and conditions substantially similar to the terms and conditions applicable to the predecessor awards.

  The conversion of awards under the Company Stock Plans into awards under the SMS Stock Plans or the New Marriott Stock Plan will involve adjustments pursuant to formulas designed to preserve the financial value of the awards. Pursuant to such formulas, the number of shares subject to awards (including options) and the exercise price of options under the SMS Stock Plans and the New Marriott Stock Plan following the Spinoff will be adjusted so that the aggregate value of the awards remains the same before and after the conversion of the awards. For awards other than options, the per share value of the awards is the value of the stock underlying the award based on NYSE trading prices. For options, the per share value of the awards is the "spread" (i.e., the difference between the exercise price of the option and the value of the stock underlying the option). The exercise price of an adjusted option will bear the same ratio to the per share value of the shares underlying the option after the conversion as the exercise price bears to the per share value of the shares underlying the option before the conversion. Using these formulas, it is anticipated that the number of shares subject to awards following the conversion will be increased and the exercise price of options will be decreased as a result of the Spinoff.

  Medical and other Welfare Benefits Plans. On the Effective Date, New Marriott will assume sponsorship of the Company's medical, dental, short-term disability, vacation and group term life insurance plans and be responsible for all claims under the Company's plans incurred before the Effective Date by New Marriott Employees, SMS Employees and Former Employees. SMS will maintain separate medical, dental, short-term disability, vacation and group term life insurance plans for SMS Employees following the Effective Date. On the Effective Date, New Marriott will assume sponsorship of the Company's long-term disability plan to cover New Marriott Employees and Former Employees whose employment related to the New Marriott Business, and SMS will establish a long-term disability plan to cover SMS Employees and Former Employees whose employment related to the SMS Business. On the Effective Date, New Marriott will assume and be responsible for providing post-retirement benefits with respect to those Former Employees who became entitled to the benefits before the Effective Date.

 Trademark License Agreement

  As part of the contribution of assets to New Marriott, the Company will transfer and assign to New Marriott all of the Company's right, title and interest in certain trademarks, including the trademarks "Marriott," "Courtyard," "Residence Inns by Marriott" and "Fairfield Inns by Marriott." Pursuant to the terms of a Trademark and Trade Name License Agreement (the "Trademark License Agreement") to be entered into among New Marriott, SMS and MWC, New Marriott will grant to SMS (with respect to the United States) and MWC will grant to SMS (with respect to Canada) a limited nonexclusive right to use the "Marriott" name solely in connection with the "Management Services Business" as defined in such agreement. For four years after the Effective Date, SMS will be permitted to use the "Marriott" name as part of its corporate name and the names of its principal business divisions, subject to certain further limitations at senior living facilities and conference centers. SMS will also be granted certain rights in connection with existing joint-venture agreements and will have a transitional right to phase out the existing uses of the "Marriott" name for nine months after the Effective Date. During the term of the license, SMS will pay New Marriott a license fee of $1,000,000 per year, payable quarterly in advance. SMS is subject to certain limitations on use and quality control restrictions. New Marriott and MWC may terminate the Trademark License Agreement prior to the expiration of its term: (i) upon a Change in Control (as defined below), (ii) upon certain bankruptcy events of SMS, (iii) if SMS attempts to transfer or license any rights to the "Marriott" name in violation of the Trademark License Agreement or (iv) if SMS breaches any term of the Trademark License Agreement and such breach is not cured within 30 days. In addition, SMS may terminate the Trademark License Agreement upon 180 days' prior written notice to New Marriott and MWC. A "Change of Control" under the Trademark License Agreement generally occurs if (a) the SMS Board does not include William J. Shaw or John W. Marriott III (or their chosen successors) for any consecutive 45-business day period, (b) any person or group of persons (other than Sodexho, in the case of SMS) have acquired beneficial ownership of more than 50 percent of the voting stock of Sodexho or SMS or (c) Pierre Bellon and his affiliates cease to own at least 25 percent of the voting stock of Sodexho.

 Noncompetition Agreement

  SMS and New Marriott will enter into a Noncompetition Agreement (the "Noncompetition Agreement") that will prohibit New Marriott from competing in the core business of MMS (the "Core MMS Business") in the United States, Canada and the United Kingdom for a period of four years after the Effective Date. Nothing in the Noncompetition Agreement will prevent New Marriott from engaging in the New Marriott Business, including any of the Company's activities prior to the Effective Date that do not involve use of the assets retained by SMS after the Spinoff. However, New Marriott will be permitted to acquire less than a 5 percent capital stock or other equity interest in a public company that operates a business that competes with the Core MMS Business. Likewise, New Marriott will be permitted to acquire a company that engages or has an ownership interest in a business that competes with the Core MMS Business, but if the competing activities represent more than $10 million or 10 percent of gross sales of such company, then the competing activities must account for less than $10 million or 10 percent of gross sales within one year after the relevant transaction and New Marriott must provide SMS with a right of first offer with respect to the competing portion of the business acquired. New Marriott also has the right to engage in other activities that compete with the Core MMS Business that, in the aggregate, do not result in revenues in excess of $5 million.

 LYONs Allocation Agreement and Supplemental Indenture

  The Company has issued $540 million face amount of LYONs, with an accreted value as of January 2, 1998 of approximately $310 million. Pursuant to the LYONs Allocation Agreement and a supplemental indenture to the LYONs Indenture, New Marriott will assume responsibility for all of the debt obligations evidenced by the LYONs by becoming a successor to the "Company" in accordance with the terms of the LYONs Indenture. SMS will assume responsibility for a portion of the LYONs equal to its pro rata share of the relative equity values of SMS and New Marriott, as determined in good faith by the Company Board shortly prior to the Spinoff (the "SMS Allocable Portion"), although New Marriott will remain liable for any payments that SMS fails to make on the SMS Allocable Portion. In the event that New Marriott makes any payments in respect of the SMS Allocable Portion on SMS's behalf, Sodexho will reimburse New Marriott for such payments, pursuant to a guarantee by Sodexho. LYONs holders exercising their conversion rights after the Effective Date will be entitled to receive 8.76 shares of New MAR Common Stock and 8.76 shares of New MAR-A Common Stock, plus 2.19 shares of SMS Common Stock (after giving effect to the SMS Reverse Stock Split) in exchange for each $1,000 principal amount of LYONs. Accordingly, New Marriott and SMS will share, in accordance with the foregoing allocations, responsibility for all increases in the accreted value of LYONs following the Effective Date and all payment obligations at maturity or pursuant to an exercise of issuer call rights or holder put rights, and each of New Marriott and SMS will issue shares of its own stock in satisfaction of any exercise by the LYONs holders of their conversion rights.

  Notwithstanding SMS's assumption of such obligation, however, all payments made by SMS on the LYONs will be deemed to have been made on account of New Marriott's obligations to the holders of the LYONs and will be subject to the subordination provisions of the LYONs Indenture with respect to the relative rights of the holders of the LYONs and the holders of the New Marriott's Senior Indebtedness (as defined in the LYONs Indenture). The LYONs Allocation Agreement further provides that SMS cannot initiate a call of LYONs for redemption.

 Additional Agreements Between SMS and New Marriott

  In connection with the Distribution Agreement, SMS and New Marriott (or a subsidiary of New Marriott) will enter into a number of additional Transaction Documents providing for the delivery of certain transitional and other services from New Marriott to SMS and from SMS to New Marriott substantially in accordance with the scope of such services as currently provided. The terms and conditions of these Transaction Documents were negotiated by the parties bargaining at arm's length in the context of negotiation of the Restructuring Agreements. The anticipated payments from New Marriott to SMS and from SMS to New Marriott associated with the performance of services (excluding pass-through product costs) are approximately $3 to $4 million and approximately $70 to $80 million, respectively, on an annual basis. These agreements are summarized below.

    Procurement Agreement. Pursuant to the Procurement Agreement, New Marriott and SMS will agree to maximize their purchasing leverage through coordination of purchases from and negotiations with vendors, and the sharing among the parties of purchasing strategies and information. The Procurement Agreement will be effective for the seven-year period beginning on the Effective Date, and will continue to be effective thereafter indefinitely until terminated by either party on 60 days' notice.

    Distribution Services Agreement. Marriott Distribution Services, Inc. ("MDS"), a wholly owned subsidiary of the Company, will be transferred to New Marriott in connection with the Transactions. Pursuant to the Distribution Services Agreement, which will be entered into by MDS and SMS, MDS will purchase, warehouse and distribute for, and sell certain food products to, SMS for a three-year term, automatically renewable for one-year periods thereafter unless terminated by either party on 90 days' notice.

    Casualty Claims Administration Agreement. Pursuant to the Casualty Claims Administration Agreement, New Marriott will review all casualty claims existing at the Effective Date ("Covered Claims") and follow its standard procedures in disposing of such claims. New Marriott will endeavor to obtain SMS's approval of certain settlements. The agreement terminates upon the earlier of the (i) the satisfaction of all Covered Claims or (ii) the mutual agreement of New Marriott and SMS. SMS will reimburse New Marriott for all claims paid by New Marriott pursuant to the Agreement. SMS will pay New Marriott a fixed fee per covered claim for the administration of such claims.

    Employee Benefits Transition Administration Services Agreement. Pursuant to the Employee Benefits Transition Administration Services Agreement, New Marriott will provide, at SMS's request, certain services, including accounting, employee benefit and compensation, welfare and other benefit plan services, from the Effective Date through the end of the 1998 fiscal year, with an option by SMS to extend the term through the end of the 1999 fiscal year on the same terms and conditions, subject to certain adjustments. SMS will pay all of New Marriott's start-up costs incurred in connection with providing the covered services, as well as a base service fee.

    Marrpay(R) Services Agreement. Pursuant to the Marrpay(R) Services Agreement, New Marriott will provide SMS with various payroll services and access to related software for SMS's United States locations, effective from the execution date of such agreement until the last payroll check-stub date in December 1999, with automatic one-year renewal periods, but not beyond December 31, 2002. SMS will be charged a fixed fee for each employee work week submitted for payment through December 1998, plus additional charges, including costs incurred by New Marriott, for additional services requested by SMS.

    Headquarters Sublease Agreement. Prior to the Effective Date, the Company will assign its master lease of the Marriott corporate headquarters in Bethesda, Maryland ("Headquarters") to New Marriott. New Marriott will then sublease certain portions of the Headquarters to SMS for a term of three years beginning on the Effective Date, with an option to renew by SMS for two additional terms of three years each. SMS will pay an amount of rent that will be calculated based upon the rent due under the master lease, taking into account the amount of subleased space, plus additional assessments relating to copier usage and heating, ventilating and air conditioning costs. SMS will have the right to sublease all of such space upon New Marriott's prior approval, not to be unreasonably withheld.

    Headquarters Food Services Agreement. SMS will continue to provide food services to New Marriott at Headquarters, and maintenance personnel, parts and supplies to maintain the food services areas, for a period of three years beginning on the Effective Date. The Headquarters Food Services Agreement will automatically continue after the three-year period if the Headquarters sublease is renewed, for the term of such renewal, or if such sublease is not renewed, until terminated by either party on 90 days' notice. The prices to be charged by SMS for food and other products served by SMS will be as reasonably determined by SMS, consistent with then-prevailing market prices for food and other products of like quality and portion.

    Headquarters Management Services Agreement and Print Services
  Agreement. For a period of three years following the Effective Date, SMS will continue to provide management services at Headquarters and at 7300 Crestwood Boulevard, Frederick, Maryland, including maintenance, administrative and security services. At New Marriott's request, SMS will also provide New Marriott with various printing and related distribution services at Headquarters. The agreements will automatically continue after the three-year period if the Headquarters sublease is renewed, for the term of such renewal, or if such sublease is not renewed, until terminated by either party. SMS will be reimbursed for all net operating expenses incurred in providing such headquarters management services, and will receive a fee for providing such services. SMS will not pay rent for its use of the printing facilities but will be entitled to retain its profit from providing such print services. SMS will pay all costs relating to such print services.

    Information Resources Agreement. New Marriott will provide SMS with various computing, telecommunications and information systems services. For telecommunications services during the 1998 calendar year, SMS will pay New Marriott a fee based on specified rates. SMS will also reimburse New Marriott for any out-of-pocket costs it incurs in providing the services, including fees paid to third-party vendors. For calendar years after 1998, the parties will agree to a fee schedule no later than the November 1 preceding such calendar year. Except for the telecommunications services, all services will continue to be provided by New Marriott until either party terminates the agreement. New Marriott's obligation to provide telecommunications services will terminate upon the termination of the Headquarters sublease agreement.

    Other Agreements. SMS and New Marriott will also enter into a Risk Management Consulting Agreement, an Employee Relocation Agreement and a Miscellaneous Services Agreement, under which New Marriott will provide certain services to SMS.

ARRANGEMENTS BETWEEN SMS AND SODEXHO

 Royalty Agreement and Assistance Agreement

  SMS and Sodexho will enter into a Royalty Agreement and an Assistance Agreement each of which will be effective from and after the Effective Date. Pursuant to the Royalty Agreement, SMS will have the right to use the name "Sodexho" in connection with SMS's operations in the United States and Canada for a period of 10 years, subject to earlier termination as described below. SMS will pay to Sodexho as compensation for the right to use the "Sodexho" name an annual royalty payment equal to a 0.05 percent of the annual gross revenues of SMS during the first three years of the Royalty Agreement. Thereafter, Sodexho and SMS will negotiate in good faith to determine the royalty fee, based on fair market value. Any such subsequent royalty fee or material amendment to the Royalty Agreement must be approved by the independent directors of SMS who are not otherwise affiliated with SMS, Sodexho or New Marriott (the "Designated Directors"). The Royalty Agreement may be terminated by SMS at any time after Sodexho owns less that 10 percent of the outstanding SMS Common

Stock. Sodexho may terminate the Royalty Agreement prior to the expiration of its term: (i) upon certain bankruptcy events of SMS, (ii) if SMS attempts to transfer or license any rights to the "Sodexho" name in violation of the Royalty Agreement and (iii) upon a material breach of the Royalty Agreement (subject to a 30-day cure period).

  The Assistance Agreement to be entered into between Sodexho and SMS will set forth certain services that will be provided by Sodexho to SMS, including services related to purchasing activities, catering and site support services, marketing, management and administration, legal and fiscal matters, human relations, communications and cash management. In exchange for these services, SMS will pay to Sodexho a fee equal to a percentage of the annual gross revenues of SMS and its subsidiaries. During the initial term of the Assistance Agreement, there will not be a fee through August 31, 1998. The fee for the period from September 1, 1998 through August 31, 1999 will be 0.05 percent of gross revenues and the fee for all periods thereafter will be 0.15 percent of gross revenues. Any amendment to the Assistance Agreement must be approved by the Designated Directors.

  Promptly after the end of each fiscal year, the managements of Sodexho and SMS will prepare a joint report for the SMS Board describing the services provided by Sodexho to SMS during such fiscal year and estimating the fair market value of the benefits received by SMS from such services. The Designated Directors will review such report with a view towards assessing whether the fee under the Assistance Agreement for such fiscal year plus the royalty fee under the Royalty Agreement for such fiscal year (the "Combined Fee") exceeds the fair market value of the benefits received from such services. Sodexho's remuneration for the services provided under the Royalty Agreement and the Assistance Agreement in respect of any fiscal year will be the lesser of (i) the Combined Fee and (ii) the fair market value of the benefits received by SMS from such services during such fiscal year as determined by the Designated Directors. If the Combined Fee exceeds the fair market value of the benefits received as so determined, Sodexho will reimburse SMS for such excess, plus interest. The anticipated payments from SMS to Sodexho associated with the performance of services are approximately $5 million on an annual basis.

 Stockholder Agreement

  The Stockholder Agreement to be entered into between Sodexho and SMS upon consummation of the Transactions will cover certain corporate governance matters and will grant to Sodexho certain registration rights with respect to stock of SMS held by Sodexho.

  The Stockholder Agreement will grant Sodexho certain rights to nominate members of the SMS Board. So long as Sodexho owns at least 20 percent of the outstanding SMS Common Stock, Sodexho may nominate three directors. If Sodexho's ownership interest falls to less than 20 percent (but equals or exceeds 10 percent), or at any time that the Royalty Agreement remains in effect, Sodexho may nominate two directors. If Sodexho's ownership interest decreases to less than 10 percent and the Royalty Agreement has terminated, Sodexho will cease to have the right to nominate any members of the SMS Board. Prior to the third anniversary of the consummation of the Transactions, the SMS Board will consist of eight members; thereafter, Sodexho's right to nominate directors will be proportionately adjusted in the event that the SMS Board consists of other than eight members. As described under "MANAGEMENT OF SMS," the initial designees of Sodexho are Pierre Bellon, Bernard Carton and Edouard de Royere.

  The Stockholder Agreement will impose additional restrictions on the composition of the SMS Board for the three-year period following the Spinoff. During such period, the SMS Board will consist of eight members. At least two (and in certain cases, up to four) of such members must (i) not be employees of SMS, Sodexho or New Marriott, (ii) not be receiving, directly or indirectly, material compensation for services from SMS, Sodexho or New Marriott, (iii) not be immediate family members of persons described under clauses (i) and (ii), and (iv) qualify as "outside directors" for NYSE purposes. An additional member of the SMS Board will be the Chief Executive Officer of SMS, who initially will be Charles O'Dell. During such three-year period, Sodexho will not take action by written consent to remove without cause any SMS director.

  The Stockholder Agreement will also grant to Sodexho certain rights to cause SMS to register the SMS Common Stock held by Sodexho for sale under the Securities Act, both pursuant to registrations initiated by Sodexho and in connection with registrations initiated by SMS or other entities that have registration rights.

 Other Arrangements

  Sodexho has agreed pursuant to the Omnibus Agreement to guarantee the following: (i) the payment when due of any deferred compensation amounts payable by SMS under the SMS Deferred Compensation Plan to SMS Employees, (ii) the obligations of SMS under the LYONs Allocation Agreement and the LYONs Indenture and (iii) SMS's obligations with respect to certain insurance costs that are set forth in the Distribution Agreement.

ACCOUNTING TREATMENT

  Upon receipt of stockholder approval of the Transactions, SMS will restate its consolidated financial statements to reflect the Lodging business of New Marriott as discontinued operations. The Acquisition will be accounted for using the purchase method of accounting with SMS as the acquiror. In the separate financial statements of New Marriott, the assets and liabilities contributed to New Marriott will be recorded at the Company's historical basis.

NO APPRAISAL RIGHTS

  Stockholders of the Company will not be entitled to appraisal rights under the DGCL in connection with the Transactions.

MANNER OF EFFECTING THE TRANSACTIONS; BOOK-ENTRY SYSTEM

  In the event that the Company's stockholders approve the Proposals and all other conditions to the Transactions are satisfied, the Spinoff will be effected on a pro rata basis to holders of record of issued and outstanding Company Common Stock on the Spinoff Record Date. The Spinoff Record Date will be selected by the Company Board.

  New Marriott and SMS have elected to use a book-entry system. The book-entry form of share ownership permits stockholders to hold and transfer their shares in a new way. This procedure, also called the Direct Registration System for securities ("DRS"), has the support and approval of both the Securities and Exchange Commission ("SEC") and the NYSE. Under DRS, no physical certificates are issued to stockholders; instead, the stockholder is provided with a statement that reflects the number of shares registered in his or her name on SMS's and New Marriott's books. Stockholders will be given the option, however, to request and receive physical certificates at any time.

  The book-entry form of share ownership provides benefits to stockholders and to SMS and New Marriott. Some of these benefits are:

  . elimination of problems associated with paper documents, such as the need for safe storage;
  . elimination of the requirements for physical movement of stock certificates at time of sale and the accompanying potential for loss; and
  . reduction of costs associated with the issuance and delivery of physical stock certificates.

  Receiving a statement reflecting ownership of book-entry shares, in lieu of receiving a stock certificate, is not a new concept. Book-entry ownership has become the standard means of share ownership in the mutual fund industry and in other forms of investment. However, mutual fund investors are not the only investors to own book-entry shares. Transfer agents have recorded dividend reinvestment plan shares in book-entry form for many years.

  Commencing on or about the Effective Date, the Transfer Agent will send materials to each stockholder describing the book-entry system in more detail, instructing stockholders to return to the Transfer Agent the stock certificates they now hold of Company Common Stock (the "old certificates"), providing a letter of transmittal therefor and providing information on allocating the tax basis in their shares. Stockholders will also be sent an account statement showing their ownership of shares of New Marriott Common Stock and SMS Common Stock, and a request for physical certificates ("Request for Physical Certificates") entitling them to obtain physical certificates in lieu of book-entry registration. The Request for Physical Certificates will contain instructions for stockholders to request and receive three certificates evidencing, respectively, the number of shares of (i) SMS Common Stock represented by such old certificate (giving effect to the SMS Reverse Stock Split), (ii) New MAR Common Stock issued as a distribution with respect to the shares of Company Common Stock represented by such old certificate and
(iii) New MAR-A Common Stock issued as a distribution with respect to the shares of Company Common Stock represented by such old certificate. Such mailing will also include instructions on how to effect trades in shares held in book-entry form, which will include the ability to initiate trades by telephone. If a stockholder wishes to trade a share of SMS Common Stock after the Effective Date, and such stockholder has not yet surrendered his or her old certificate(s), then such stockholder will be required either to surrender the old certificate(s) to the Transfer Agent, or to deliver the old certificate(s) to his or her broker or other intermediary in the usual manner. Such broker or other intermediary will then be required to surrender the old certificate(s) to the Transfer Agent for the trade to be settled. This procedure is not expected to delay the settlement of trades.

  On or before the Effective Date, the Company will transfer to the Transfer Agent, for the benefit of holders of record of shares of Company Common Stock as of the Spinoff Record Date, all shares of New Marriott Common Stock then held by the Company. As of the Effective Date, the Transfer Agent will register the number of shares of SMS Common Stock (giving effect to the SMS Reverse Stock Split) held by each holder of record of shares of Company Common Stock as of the Spinoff Record Date, as well as the number of shares of New MAR Common Stock and New MAR-A Common Stock to be distributed to such stockholder in the Spinoff, at which time the old certificates shall become void and ownership of the New Marriott Common Stock shall automatically transfer from the Company to the holders of Company Common Stock as of the Spinoff Record Date. Shares of SMS Common Stock will only be registered in book-entry form by the Transfer Agent upon receipt of a holder's old certificate representing shares of Company Common Stock.

  No dividends that may be declared or paid on SMS Common Stock after the Effective Date will be paid to any person holding an old certificate until such old certificate is surrendered to the Transfer Agent. Subject to the effect of applicable laws, following surrender of any such old certificate by any holder thereof, there will be paid to the holder of the SMS Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to the SMS Common Stock represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the SMS Common Stock represented thereby, less the amount of any withholding taxes which may be required thereon.

  The Transfer Agent, on behalf of SMS, will be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts will be treated as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

  No fractional shares of New Marriott Common Stock or SMS Common Stock will be issued in the Transactions, except that fractional shares held in the Company's dividend reinvestment plan that would result in fractional shares of New MAR Common Stock or New MAR-A Common Stock being issued in the Spinoff, will be maintained in fractional form in a dividend reinvestment plan to be instituted by New Marriott. SMS does not intend to maintain a dividend reinvestment plan. In lieu of any such fractional shares, each person who would otherwise have been entitled to a fraction of a share of SMS Common Stock (as a result of fractional shares in the Company's dividend reinvestment plan or due to the SMS Reverse Stock Split) will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Transfer Agent, on behalf of all such holders, of the aggregate fractional shares of SMS Common Stock. As soon as practicable following the Effective Date the Transfer Agent will determine the excess of (a) the number of full shares of SMS Common Stock outstanding after giving effect to the SMS Reverse Stock Split delivered to the Transfer Agent over (b) the aggregate number of full shares of SMS Common Stock to be distributed in respect of Company Common Stock (such excess being herein called the "Excess Shares"), and the Transfer Agent, as agent for the holders of such shares, will sell the Excess Shares at the prevailing prices on the open market. The sale of the Excess Shares by the Transfer Agent will be executed on a public exchange through one or more firms and will be executed in round lots to the extent practicable. SMS will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Transfer Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale or sales have been distributed, the Transfer Agent will hold such proceeds in trust for such stockholders. As soon as practicable after the determination of the amount of cash to be paid in lieu of any fractional interests, the Transfer Agent will make available such amounts to such stockholders.

                        BUSINESS AND PROPERTIES OF SMS

DESCRIPTION OF SMS BUSINESS

  SMS will be the leading provider in North America of contract food and facilities management services, with about 4,800 clients, including businesses, health care facilities, colleges and universities, and primary and secondary schools. Food services include food and beverage procurement, preparation, menu planning and service, as well as the operation and maintenance of food service and catering facilities, generally in an institutional setting. Facilities management services include plant maintenance, energy management, groundskeeping, housekeeping and custodial services.

INDUSTRY AND MARKETPLACE FOR SMS

  The contract food service and facilities management industry is rapidly changing as a result of clients' focus on profitability and quality of service. Major industry dynamics are:

    . Stable industry revenues from an existing client base.

    . Continued growth in the outsourcing of food service and facilities management as a result of (i) focus by customers on core competencies and outsourcing of their non-core services, (ii) general economic growth, and (iii) increasing cost pressures.

    . Increasing market penetration by large, well capitalized participants due to their ability to provide (i) more cost-effective services as a result of economies of scale, (ii) a broader range of services than local and regional participants, and (iii) national and international coverage to large clients.

    . An increase in the retail orientation of contract catering due to the proliferation of alternative retail outlets, including fast food operations for consumers.

    . Strong industry dynamics towards a "one stop shopping" alternative for all outsourcing needs, including food service and facilities management, for which no market leader has yet emerged.

    . Minimal capital requirements due to several factors, including low capital expenditures because operations are generally conducted at client sites using client equipment; low fixed costs, permitting rapid response to market conditions; and predictable cash flow from client payments, reducing or eliminating working capital needs.

MARKET POSITION OF SMS

  SMS will have its origins in two well established food service providers. Since Marriott Corporation opened its first contract food service account in 1939, MMS has steadily expanded its array of services and number of clients. During the 1980s, MMS grew rapidly by making a number of significant acquisitions of service companies in North America. Sodexho, formed in 1966 in Marseille, France, has grown to be the number one food service provider in Europe. The last three years have been the most dynamic for Sodexho, led by the acquisition of Gardner Merchant Holdings Inc. ("Gardner Merchant") on February 1, 1995 (the "Gardner Merchant Acquisition") which boosted Sodexho to the number two position in the global management services business.

  SMS will be the market leader in the North American contract food services industry, which management of SMS believes is generally underpenetrated by contractors. Market leadership will make SMS well positioned to grow faster than the overall market. SMS will have a unique opportunity to leverage its position as the market leader in food service to cross-sell facilities management services to existing food-service-only clients. Management of SMS believes that the facilities management industry remains even more underpenetrated by contractors than the contract food services industry.

  With these roots, as well as the similar and complementary businesses of the two combining operations, SMS will have the capabilities to continue its market leadership.

  SMS will operate primarily in four sectors:

    . Health Care--The health care industry continues its transformation from a fee-for-service to a managed care and capitated rate environment. This market dynamic has shifted the risk and burden of cost control from insurance providers to the health care institutions themselves, forcing them to focus not only on the cost component of clinical care, but also on the cost of all services including food and facilities management. These cost pressures are driving the trend toward consolidation of health care institutions and guaranteed cost contracts for hospital services. Management of SMS believes that the health care market remains significantly underpenetrated.

    . Corporate--Although the market for food service in business and industry is relatively highly penetrated, customers are responding favorably to the growth in retail orientation by food service contractors. The market for multi-service national providers (food and facilities) is growing as corporations are moving toward outsourcing all of their non-core services on a multi-site and multi-service basis. This represents an opportunity to leverage from food contracting to the less developed facilities management market. The government market is expected to increase as federal departments and agencies implement large-scale outsourcing of non-core functions.

    . Education--The campus dining marketplace continues to shift from residential board plans to more retail-oriented operations driven by
      (i) the growing proportion of non-resident day and evening students on campus, (ii) the taste and service preferences of today's young consumers and (iii) colleges' desires to provide their students with greater flexibility. Traditional straight-line cafeterias are being replaced by scatter systems and food courts. These trends, coupled with cost pressures, are causing public and private institutions to consider outsourcing as a viable choice.

    . Schools--The current fiscal climate is forcing school districts to minimize costs while improving the performance of non-instructional areas. Over the last several years, 150-200 school systems per year have decided to begin outsourcing their food services. Also, new federal laws require that school meals meet more stringent food specifications and production techniques to comply with "Dietary Standards" guidelines. Most school districts have obtained waivers of compliance with the new guidelines until July 1998. Thereafter, some school districts may turn to contractors to help comply with guidelines.

COMPETITION

  The food and facilities management services business in North America is comprised of a large number of local, regional and national service providers. SMS's strongest competition will come from large, well capitalized participants due to their ability to provide (i) cost-effective services as a result of economies of scale, (ii) a broader range of services than local and regional participants and (iii) national coverage to large clients.

  Many educational institutions, health care providers and businesses consider cost to be an important factor when selecting companies to provide food and facilities management services. SMS expects to be a successful low-cost services provider due to its (i) significant purchasing economies of scale for food service and facilities management supplies, (ii) sophisticated site labor management controls, (iii) low administrative overhead and (iv) strong information and accounting systems which will allow SMS management and clients to monitor costs. These attributes are expected to be enhanced by the Acquisition. The timing and realization of additional synergies will be dependent on the successful integration of the two businesses.

  Clients also consider the quality of food and facilities management services to be an important factor in addition to price. Accordingly, SMS's competitive profile will also depend on its ability to maintain a level of quality in keeping with client expectations.

BUSINESS AND PROPERTIES OF MMS

 General

  MMS is a leading provider of food and facilities management services, with approximately 3,400 clients in the United States and Canada. These services are provided at client facilities under contracts generally cancellable by either party on 30 to 120 days' notice. Income earned by MMS is based upon a negotiated fee, the profit of the account or both.

 Operations of MMS

  MMS operates as a single business segment aligning its services by its clients' lines of business.

  Marriott Health Care Services ("MHCS") focuses primarily on hospitals, providing multiple facility management services, including plant operations, energy management, housekeeping, laundry and groundskeeping. MHCS targets health care facilities with a minimum of 150 beds. There are 2,500 hospitals in this target market in the United States, which represents about 40 percent of the total number of hospitals in the U.S. Management believes that there are significant opportunities for penetration into this targeted market by contract providers. At September 12, 1997, MHCS operated approximately 960 accounts.

  Marriott Corporate Services ("MCS") provides a variety of dining services, as well as assorted facilities services such as custodial services, plant maintenance, groundskeeping, mail-rooms and on-site convenience stores, to corporations and government agencies. MCS's customer base of approximately 1,000 clients at September 12, 1997 includes national and multi-site corporate clients, single-tenant commercial sites, government agencies, museums and amusement parks and approximately 15 conference centers. MCS is generating strong customer loyalty with "Crossroads Cuisine," a major new retail program featuring a wide variety of proprietary food concepts organized around multiple-themed stations.

  Marriott Education Services ("MES") provides services to approximately 540 college and university clients as of September 12, 1997. Food services are provided at resident dining halls, on-campus retail locations and athletic facilities. MES also provides custodial services, plant operations, groundskeeping and maintenance services on college campuses. Because of the academic calendar, MES's results tend to be more favorable in the fall and spring than during winter and summer. MES currently features a variety of nationally known franchised food service names, including Burger King, Pizza Hut and Taco Bell.

  Marriott School Services ("MSS") provides a variety of services to primary and secondary schools, including food and facility operations services. Similar to MES, the academic calendar tends to impact the results of MSS, with more favorable results during fall and spring. MSS targets its food services at school districts with enrollments greater than 5,000 students (over 1,750 school districts) and facilities management services at school districts with more than 3,000 students (nearly 3,200 school districts). MSS had approximately 370 clients at September 12, 1997.

  MMS Canada delivers food and facilities services to many clients in Canada. MMS also operates laundry services throughout the United States. These other accounts totaled approximately 150 at September 12, 1997.

  MMS United Kingdom ("MMS UK") was formed through the acquisitions of Taylorplan Services in November 1995 and Russell and Brand in June 1996. MMS UK provides food service, cleaning and other services to hospitals, universities, private secondary schools and government, as well as business and industry. MMS UK was sold to Sodexho for $50 million in cash (subject to certain post-closing adjustments) on October 31, 1997 in anticipation of the Transactions. MMS UK contributed sales of $126 million and $78 million in fiscal years 1996 and 1995, respectively.

  MMS regards its trademarks as having significant value and as being important in marketing to its clients. Registered food service trademarks include PANINI PETITES, ROLLER SNACKS, CAFE OLE, FINISHING TOUCHES, LA VINCITA, THE COPPER POT and POLLO RUSTICA. Pending food service trademarks include CAFE FRESCA EXPRESS, CHARCUTERIE SALADS, CHARLESTOWN MARKET, CHEF'S FEATURES, CROSSROADS CUISINES, CUTLER'S, CYBER WRAPS, EAT IT LIKE IT MATTERS, MESA DEL SOL, PACIFIC TRADERS, SALSA TABLA, SELONA GRILL, SENSE*SATIONS, SOUP-ERLICIOUS, SPICE & ICE, SUNCREEK BREAKFAST COMPANY, UNDER WRAPS, FRESH INSPIRATIONS and ALL

THAT JAZZ SALADS. Other significant registered trademarks include SELECT EXPRESS and WELLNESS & YOU!. Other significant pending trademarks include NORTHWEST VOYAGE AND DESIGN, NORTHWEST VOYAGE and SUPPORT SERVICES PATHWAYS.

  MMS also has franchise or license arrangements with the following nationally recognized franchise concepts: Pizza Hut, Taco Bell, Tim Horton's Donuts, Subway, Chick-fil-A, Burger King, Sbarro's Pizza, A&W Restaurant, Rally's, Dunkin Donuts, Manchu Wok, Panda Express, Carl's Jr., TCBY, Baskin Robbins, Starbucks, Mrs. Fields and Hot Dog Construction Company.

 Employees

  MMS has over 70,000 employees on its payroll in the U.S. and Canada, and manages approximately 50,000 people on its clients' payrolls. MMS's corporate headquarters, located near Washington, D.C., has approximately 140 employees. An estimated 7,000 non-management employees are represented by organized labor unions under approximately 200 collective bargaining agreements. MMS believes relations with its employees are positive.

 Competition

  MMS competes with other large national and international companies as well as local and regional competitors. MMS has a proven track record at winning new clients and retaining existing business. Over the last three years, MMS's company-wide success rate on contract bids was over 40 percent, representing the number of contracts awarded to MMS as a percentage of the total number of contracts for which it bid. During the 36 weeks ending September 12, 1997, MMS has maintained this percentage. MMS has achieved an average annual company-wide retention of clients representing over 95 percent of its profits over the last three years and is on target to achieve a similar level of annual retention for 1997.

 Properties

  MMS occupies approximately 41,300 square feet for its headquarters office space in Bethesda, Maryland in a building leased by the Company. In connection with the Transactions, this lease will be assigned to New Marriott, and SMS will sublease the portions of the headquarters currently occupied by MMS. In addition, all of MMS's operating divisions lease their headquarters office space in Avon, Connecticut (MHCS); Bethesda, Maryland (MCS); Altamonte Springs, Florida (MES) and Downers Grove, Illinois (MSS). These operating division leases generally run for initial terms of three to five years, and generally have renewal options. MMS also has a long-term lease for its office facility in Buffalo, New York where all of the centralized accounting and processing activities for North America take place.

  MMS owns three laundry facilities (Walla Walla, Washington; Tuscon, Arizona; Phoenix, Arizona) and leases an additional three laundry facilities (Birmingham, Alabama; Gilroy, California; Compton, California). MMS also leases laundry equipment for certain of these facilities.

 Litigation

  There is no material litigation pending against MMS.

BUSINESS AND PROPERTIES OF SODEXHO NORTH AMERICA

  The Sodexho North America Business is comprised of the operations of Sodexho's wholly owned subsidiaries in the United States (ICC) and Canada (Sodexho Canada).

 General

  Sodexho North America is one of the leading providers of food and facilities management services in the United States and Canada, with about 1,500 clients, principally at health care, educational and corporate facilities. The services are provided at client facilities under negotiated contracts generally cancellable by either party on 30 to 120 days' notice. Income earned from these contracts is based upon the profit of the account, a negotiated fee or both.

 Operations of Sodexho North America

  Sodexho North America has grown significantly through a combination of acquisitions, new accounts and new service offerings. Sodexho North America is pursuing additional growth opportunities in these existing businesses through cross-selling of services to existing clients and obtaining food services and facilities management accounts at colleges, hospitals and other institutions that are currently self-operated. Sodexho North America provides multiple services, including: purchasing food and other products; housekeeping and custodial services; and operating, maintaining and servicing building equipment and systems.

  ICC focuses primarily on education and corporate services, organized geographically into three regions, and health care as one national division. ICC serves approximately 950 accounts in the corporate market, focusing on a variety of dining services to corporate and industrial facilities. ICC serves approximately 380 accounts in the college and university market, and approximately 370 accounts in the health care market, including acute care hospitals and skilled nursing facilities. Sodexho Canada provides food and facilities management to approximately 130 clients in the education, health care and corporate markets.

 Competition

  ICC competes with other large national and international companies as well as local and regional competitors. ICC was awarded approximately 27 percent of the new contracts on which it competitively bid in fiscal 1997 and retained clients representing approximately 97 percent of its profits.

 Employees

  Sodexho North America employs approximately 15,300 full-time and 10,800 part-time employees in the United States, and approximately 800 full-time and 400 part-time employees in Canada. Approximately 1,800 of ICC's employees are represented by unions for collective bargaining purposes. No single union contract covers a significant number of employees. Sodexho North America believes its relations with employees are positive.

 Properties

  As of November 30, 1997, ICC occupied approximately one-half of an 80,000 square-foot office building that it owns in Waltham, Massachusetts. ICC also occupies approximately 25,000 square feet of office and warehouse space in Trumbull, Connecticut; approximately 15,000 square feet of office space in Mobile, Alabama; approximately 20,000 square feet of building space in Sunnyvale, California; and approximately 15,000 square feet of building space in Alston, Massachusetts. There are smaller regional offices throughout the United States that are leased. At November 30, 1997, Sodexho Canada owned a 30,000 square foot office building in Montreal.

 Litigation

  There is no material litigation pending against Sodexho North America.

 Headquarters

  The principal executive offices of Sodexho North America are located at 153 Second Avenue, Waltham, Massachusetts, 02254. The telephone number is (617) 890-6200.

                    BUSINESS AND PROPERTIES OF NEW MARRIOTT

GENERAL

  New Marriott is a newly established, wholly owned subsidiary of the Company established to conduct the Company's lodging businesses and a portion of the Company's management services businesses subsequent to the Spinoff. New Marriott's operations are grouped in two business segments, Lodging and Contract Services, which represented 77 percent and 23 percent, respectively, of total sales of the New Marriott Business in the 36 weeks ended September 12, 1997.

  In its Lodging segment, New Marriott will operate and franchise lodging facilities under 10 separate brand names and develop and operate vacation timesharing resorts.

  In the Contract Services segment, New Marriott will consist of two businesses. Marriott Senior Living Services develops and presently operates 81 retirement communities offering independent living, assisted living and skilled nursing care for seniors in the United States. Marriott Distribution Services supplies food and related products to internal operations and to third-party customers throughout the United States.

  Financial information by industry segment and geographic area as of January 3, 1997 and for the three fiscal years then ended, appears in the New Marriott Combined Statement of Income, the Business Segments note and International Operations note to the New Marriott Combined Financial Statements included elsewhere in this Proxy Statement.

EMPLOYEES

  At September 12, 1997, New Marriott had approximately 140,000 employees, including approximately 4,000 who are subject to collective bargaining agreements. New Marriott believes its relations with employees are positive.

PROPERTIES

  In addition to the operating properties discussed below, New Marriott leases an 870,000 square foot office building, located in Bethesda, Maryland, which serves as New Marriott's headquarters. This lease has an initial term which expires in 2004, and includes options for an additional 15 years.

  New Marriott believes its properties are in generally good physical condition with need for only routine repair and renovation.

LODGING

  New Marriott's Lodging businesses included 1,420 operated or franchised hotels with 289,304 rooms at September 12, 1997 under 10 brands, serving seven distinct segments of the lodging industry: Marriott Hotels, Resorts and Suites (full-service); Ritz-Carlton (luxury); Renaissance (full-service); New World (full-service); Ramada International (moderate-price); Residence Inn (extended-stay); Courtyard hotels (moderate-price); Fairfield Inn and Suites (economy); TownePlace Suites (moderate-price, extended-stay) and Marriott Executive Residences (extended-stay, international). New Marriott is also a leading developer and operator of vacation timesharing properties (Marriott Vacation Club International).

 New Marriott-Operated Lodging Properties

  At September 12, 1997, New Marriott operated a total of 709 properties (187,291 rooms) across its 10 lodging brands under long-term management or lease agreements with property owners (the "Operating Agreements").

  Terms of New Marriott's Operating Agreements vary, but typically include base and incentive management fees and reimbursement of costs (both direct and indirect) of lodging operations. Such agreements are generally for initial periods of 20 to 30 years, with options to renew for up to 50 additional years. Many of the Operating Agreements are subordinated to mortgages or other liens securing indebtedness of the owners. Additionally, a number of the Operating Agreements permit the owners to terminate the agreement if financial returns fail to meet defined levels and the operator has not cured such deficiencies.

  New Marriott's responsibilities for units it operates include hiring, training and supervising the managers and employees required to operate the facilities. New Marriott provides centralized reservation services, and national advertising, marketing and promotional services, as well as various accounting and data processing services. New Marriott prepares and implements annual budgets for lodging facilities under its management. Additionally, New Marriott is responsible for allocating funds, generally a fixed percentage of revenue, provided by the property owners for periodic renovation of buildings and replacement of furnishings. New Marriott believes that its ongoing refurbishment program is adequate to preserve the competitive position and earning power of the hotels.

 Franchised Lodging Properties

  New Marriott has franchising programs that permit the use of its brand names and its lodging systems by other hotel owners and operators. Under these programs, New Marriott receives an initial application fee and continuing royalty fees, which typically range from four percent to six percent of room revenues for all brands, plus two percent to three percent of food and beverage revenues for full-service hotels. In addition, franchisees contribute to the national marketing and advertising programs, and pay fees for use of New Marriott's centralized reservation systems. At September 12, 1997, New Marriott had 711 franchised properties (102,013 rooms).

 Summary of Hotels by Brand


  The table below shows the distribution of hotels by brand as of September 12, 1997.

                                                COMPANY-OPERATED    FRANCHISED
                                                ------------------ -------------
                     BRAND                       UNITS    ROOMS    UNITS  ROOMS
----------------------------------------------- ------------------ ----- -------
Marriott Hotels, Resorts and Suites............     201     86,598  122   37,101
Ritz-Carlton...................................      30     10,229    -        -
Renaissance....................................      63     24,404    8    2,587
New World......................................      15      7,387    -        -
Ramada International...........................      33      7,047   41    7,438
Residence Inn..................................     111     14,529  137   15,056
Courtyard......................................     204     29,869  126   15,471
Fairfield Inn and Suites.......................      51      7,133  277   24,360
TownePlace Suites..............................       1         95    -        -
                                                 ------ ----------  ---  -------
Total..........................................     709    187,291  711  102,013
                                                 ====== ==========  ===  =======

  A significant proportion of hotels operated or franchised by New Marriott at September 12, 1997 were located outside the U.S., as follows:

                                                      U.S.        NON-U.S.
                                                  ------------- ------------
                      BRAND                       UNITS  ROOMS  UNITS ROOMS
------------------------------------------------- ----- ------- ----- ------
Marriott Hotels, Resorts and Suites..............   253 101,390   70  22,309
Ritz-Carlton.....................................    20   7,166   10   3,063
Renaissance......................................    31  14,145   40  12,846
New World........................................     -       -   15   7,387
Ramada International.............................     -       -   74  14,485
Residence Inn....................................   244  29,034    4     551
Courtyard........................................   319  44,404   11     936
Fairfield Inn and Suites.........................   328  31,493    -       -
TownePlace Suites................................     1      95    -       -
                                                  ----- -------  ---  ------
Total............................................ 1,196 227,727  224  61,577
                                                  ===== =======  ===  ====== ===

  Marriott Hotels, Resorts and Suites primarily serves business and pleasure travelers and meeting groups at locations in downtown and suburban areas, near airports and at resort locations. Most Marriott full-service hotels contain from 300 to 500 rooms. However, the 19 convention hotels (18,500 rooms) are larger and contain up to 1,900 rooms. Marriott full-service hotel facilities typically include swimming pools, gift shops, convention and banquet facilities, a variety of restaurants and lounges and parking facilities. The 33 Marriott resort hotels (14,500 rooms) have additional recreational facilities, such as tennis courts and golf courses. The 10 Marriott Suites (2,600 rooms) are full-service suite hotels that typically contain about 250 suites, each consisting of a living room, bedroom and bathroom. These properties have only limited meeting space.

  New Marriott operates 25 conference centers, with approximately 4,400 guest rooms, located throughout the United States. Some of the centers are used exclusively by employees of the sponsoring organization, while others are marketed to outside meeting groups and individuals. The centers typically include meeting room space, dining facilities, guest rooms and recreational facilities. New Marriott receives management fees for operating the conference centers under contracts which typically range from one to five years. Management fees are generally based on a fixed amount or a percentage of revenues, and some of the management contracts provide for New Marriott to earn incentive fees if certain financial targets are exceeded.

  Room revenues for Marriott full-service hotels contributed approximately 61 percent of New Marriott's full-service hotel sales for the 36 week period ended September 12, 1997, with the remainder coming from food and beverage operations, recreational facilities and other services. Individual business and pleasure travelers accounted for approximately 62 percent of occupied room nights at New Marriott full-service hotels for the 36 week period ended September 12, 1997, with group meetings representing another 38 percent. Although business at many resort properties is seasonal depending on location, overall hotel profits have been relatively stable and include only moderate seasonal fluctuations.

  As of September 12, 1997, there were 323 Marriott Hotels, Resorts and Suites located in 40 states, the District of Columbia and 32 other countries. New Marriott expects to add 29 operated or franchised Marriott Hotels, Resorts and Suites (approximately 8,200 rooms) by the end of fiscal 1998. Of these hotel rooms, approximately 41 percent will be located outside the United States.

  At September 12, 1997, 70 Marriott hotels operated or franchised by New Marriott were located outside the U.S. in the United Kingdom (23 hotels), Continental Europe (13 hotels), the Americas (17 hotels) and the rest of the world (17 hotels).

  Ritz-Carlton Hotels and Resorts are renowned for their distinctive architecture and the quality of their facilities, dining and guest service. Most Ritz-Carlton hotels have 200 to 500 guest rooms and typically include meeting and banquet facilities, a variety of restaurants and lounges, gift shops, swimming pools and parking facilities. Resort guests will usually have access to additional recreational amenities, such as tennis courts and golf courses.

  As of September 12, 1997, there were 30 Ritz-Carlton luxury hotels and resorts in the United States and nine other countries. It is expected that five more Ritz-Carlton hotels (approximately 1,600 rooms) will be opened by the end of fiscal 1998.

  Renaissance is a global quality-tier brand which targets business travelers, group meetings and leisure travelers. Renaissance hotels are generally located in downtown locations of major cities, in suburban office parks, near major gateway airports and in destination resorts. Most hotels contain 300 to 500 rooms; however, a few of the convention hotels are larger in size, and some hotels in non-gateway markets, particularly in Europe, are closer to 200 rooms. Renaissance hotels typically include an all-day dining restaurant, a specialty restaurant, club floors and lounge, boardrooms, convention and banquet facilities. There are 15 Renaissance Resorts which have additional recreational facilities including golf, tennis and water sports. As of September 12, 1997, there were 71 Renaissance hotels located in 15 states, the District of Columbia and 22 other countries.

  New World primarily targets international business travelers. New World hotels are located exclusively in the Asia-Pacific region and are concentrated in the major business districts of gateway cities in China and Southeast Asia. With hotels in the key gateway markets to China of Hong Kong, Beijing and Shanghai, New World has expanded into China's secondary business centers. New World hotels typically range in size from 300 to 600 rooms and offer multiple restaurants and lounges, executive floors, a variety of recreational facilities, banquet and meeting facilities. As of September 12, 1997, there were 15 New World hotels located in 7 countries outside of the U.S.

  Ramada International is a three- and four-star international brand targeted at business and leisure travelers seeking a moderately priced, full-service hotel. Each full-service Ramada property includes a restaurant, a cocktail lounge and full-service meeting and banquet facilities. Ramada hotels are located primarily in Europe in major and secondary cities, near major international airports and suburban office park locations. The brand is expanding in Asia where a growing middle class is creating increased demand and new markets for mid-priced hotel accommodations. Subsidiaries of New Marriott also receive royalty fees from Cendant Corporation (successor of HFS, Inc.) and Ramada Franchise Canada Limited for the use of the Ramada name in the United States and Canada, respectively. As of September 12, 1997, there were 74 Ramada hotels located in 23 countries outside of the U.S. and Canada.

  New Marriott expects to add 24 hotels (approximately 5,400 rooms) to the Renaissance, New World and Ramada International brands by the end of fiscal 1998.

  Courtyard hotels is New Marriott's moderate price hotel product. Aimed at individual business and pleasure travelers as well as families, Courtyard hotels maintain a residential atmosphere and scale and typically have 80 to 150 rooms. Well landscaped grounds include a courtyard with a pool and socializing areas. Most hotels feature meeting rooms, limited restaurant and lounge facilities, and an exercise room. The operating systems developed for these hotels allow Courtyard to be price competitive while providing better value through superior facilities and guest service.

  As of September 12, 1997, there were 330 Courtyard hotels located in 41 states, the District of Columbia, Canada and the United Kingdom. New Marriott expects to add 53 properties (approximately 6,900 rooms) to its Courtyard hotel system before the end of fiscal 1998, primarily through franchising.

  Residence Inn is the U.S. market leader in the extended-stay lodging segment, which caters primarily to business, governmental and family travelers who stay more than five consecutive nights. Residence Inns generally have 80 to 130 studio and two-story penthouse suites. Most inns feature a series of residential style buildings with landscaped walkways, courtyards and recreational areas. The inns do not have restaurants but offer complimentary continental breakfast, and most provide a complimentary evening hospitality hour. Each suite contains a fully equipped kitchen, and many suites have wood-burning fireplaces.

  As of September 12, 1997, there were 248 Residence Inns located in 43 states, Canada and Mexico. New Marriott expects to add 43 inns (approximately 5,000 rooms) to its Residence Inn system by the end of fiscal 1998, primarily through franchising.

  Fairfield Inn and Fairfield Suites is New Marriott's economy lodging product which competes directly with major national economy motel chains. Aimed at cost-conscious individual business and pleasure travelers, a typical Fairfield Inn has 63 to 135 rooms and offers a swimming pool, complimentary continental breakfast and free local phone calls. Fairfield Suites are designed to meet the needs of travelers who require more space and amenities. They feature suites that are 25 percent larger than the typical Fairfield Inn room, and offer a broader range of amenities.

  As of September 12, 1997, there were 328 Fairfield Inn and Fairfield Suites located in 47 states. The Company expects to add 54 franchised Fairfield Inn and Fairfield Suites (approximately 4,700 rooms) to its system by the end of fiscal 1998.

  TownePlace Suites is a new brand of moderately priced, extended-stay hotel that is designed to appeal to business and leisure travelers. The standard TownePlace Suites hotel will consist of two interior-corridor buildings containing 95 units consisting of high-quality one- and two-bedroom studio suites. Each suite will have a fully equipped kitchen and separate living area. Each hotel will provide housekeeping services and will have on-site exercise facilities, an outdoor pool, 24-hour staffing and laundry facilities. New Marriott plans to open 21 TownePlace Suites by the end of fiscal 1998.

  Marriott Executive Residences was introduced in February 1997 and is being developed specifically for the long-term international traveler. Marriott Executive Residences will provide temporary housing for business executives and others who need quality accommodations outside their home country for 30 or more days.

  Marriott Vacation Club International develops, sells and operates vacation timesharing resorts. Earnings are generated from three primary sources: (1) selling fee simple and other forms of timeshare interests, (2) operating the resorts and (3) financing consumer purchases of timesharing intervals.

  Some timesharing resorts are located adjacent to Marriott hotels and timeshare owners have access to certain hotel facilities during their vacation. Owners can trade their annual interval for intervals at another Marriott timesharing resort or for intervals at certain timesharing resorts not otherwise sponsored by New Marriott through an unaffiliated exchange company. Owners also can trade their unused interval for points in the Marriott Rewards program, enabling them to stay at Marriott hotels worldwide.

  In 1996, New Marriott began selling intervals at its first European timeshare project located in Marbella, Spain. In addition, New Marriott began selling intervals at its first urban project, the historic Custom House in Boston, Massachusetts, as well as in Ft. Lauderdale, Florida, and at its fifth resort location in Orlando, Florida.

  As of September 12, 1997, New Marriott operated 32 timeshare resorts located in the Continental U.S. (28 resorts), Hawaii (one resort), the Bahamas (one resort), Europe (one resort) and Aruba (one resort).

 Other Activities

  Marriott Golf manages 17 golf course facilities for New Marriott and other golf course owners.

  New Marriott has provided event planning and management services since 1996 under the brand name of Marquis Events International by Marriott. In 1996, New Marriott was awarded a contract by the National Football League to be the official sponsor of hospitality services such as catering, beverage services, entertainment and decor to the NFL's corporate clientele for the 1997, 1998 and 1999 Super Bowls.

  New Marriott operates systemwide hotel reservation centers in Omaha, Nebraska; Salt Lake City, Utah; Atlanta, Georgia; Los Angeles, California; and London, England that handle reservation requests for all Marriott lodging properties worldwide, including franchised units, Ritz-Carlton and Renaissance hotels. New Marriott owns the Omaha facility and leases the other facilities.

  New Marriott's Architecture and Construction Division assists in the design, development, construction and refurbishment of lodging properties and retirement communities.

 Competition

  New Marriott encounters strong competition both as a hotel operator and a franchisor. There are over 500 hotel management companies in the United States, including several that operate more than 100 properties. These operators are primarily private management firms, but also include several large national chains that own and operate their own hotels and also franchise their brands. Hotel management contracts are typically long-term in nature, but most allow the hotel owner to replace the management firm if certain financial or performance criteria are not met.

  Affiliation with a national or regional brand is prevalent in the U.S. lodging industry. In 1997, the majority of U.S. hotel rooms were brand-affiliated. Most of the branded properties are franchises, under which the operator pays the franchisor a fee for use of its hotel name and reservation system. The franchising business is fairly concentrated, with the three largest franchisors operating multiple hotel brands accounting for a significant proportion of all U.S. rooms.

  Outside the United States, branding is much less prevalent, and most markets are served primarily by independent operators. New Marriott believes that chain affiliation will increase in overseas markets as local economies grow, trade barriers are reduced, international travel accelerates and hotel owners seek the economies of centralized reservation systems and marketing programs.

  New Marriott has approximately a six percent share of the U.S. lodging market and less than a one percent share of the lodging market outside the United States. New Marriott's brands are attractive to hotel owners seeking a management company or franchise affiliation, because its hotels typically generate higher occupancies and revenue per available room ("REVPAR") than direct competitors in most market areas. New Marriott attributes this performance premium to its success in achieving and maintaining strong customer preference. New Marriott believes its superior facilities, national marketing programs and reservation systems and its emphasis on guest service and satisfaction are contributing factors.

  New Marriott's properties are regularly upgraded to maintain their competitiveness. The vast majority of rooms in the Marriott lodging system either opened or have been refurbished in the past five years. New Marriott also strives to continually update and improve the products and services offered. New Marriott believes that by operating a number of hotels in each of its brands, it stays in direct touch with customers and reacts to changes in the marketplace more quickly than chains which rely exclusively on franchising.

  Repeat guest business is enhanced by the Marriott Rewards and Marriott Miles programs, which reward frequent travelers with free stays at Marriott hotels or free travel on participating airlines. Marriott Rewards, introduced in the spring of 1997, is a multi-brand frequent guest program and replaces the Company's 14-year-old Honored Guest Awards program. In addition to the participation of six Marriott Brands, Marriott Rewards has formed a partnership with select Ritz-Carlton hotels and also allows members to exchange points for frequent flyer miles with nine partner airlines. New Marriott also operates a preferred travel card for its major business accounts. The preferred card accumulates a traveler's award points in all frequent stay programs of Marriott's lodging brands. Management believes that the frequent stay programs generate substantial repeat business that might otherwise go to competing hotels.

  The resort timesharing industry also is very competitive. Formerly dominated by real estate development companies and entrepreneurs, the industry has recently begun to attract well capitalized corporations with significant experience in lodging and hospitality-related businesses. New Marriott currently has about a five percent share of this rapidly growing industry's annual worldwide sales of about $6 billion. New Marriott competes by offering premium quality products at attractive locations to prospective timeshare buyers, many of whom are familiar with New Marriott's strong commitment to customer satisfaction through its hotel properties. Approximately 40 percent of New Marriott's ownership resort sales come from additional purchases by or referrals from existing owners.

CONTRACT SERVICES

  The Contract Services segment includes two businesses: Marriott Senior Living Services (development and operation of retirement communities and related senior care services) and Marriott Distribution Services (distribution of food and supplies).

 Marriott Senior Living Services

  Through its Senior Living Services business, New Marriott will develop and operate both "independent full-service" and "assisted living" retirement communities and provide related senior care services. Most are rental communities with daily rates that depend on the amenities and services provided. New Marriott will be, upon the Spinoff, the largest U.S. operator of retirement communities in the quality tier.

  As of September 12, 1997, the Senior Living Services business operated 44 independent full-service retirement communities, which offer both independent living apartments and personal assistance units for seniors. Most of these communities also offer licensed nursing care.

  As of September 12, 1997, the Senior Living Services business also operated 37 assisted living retirement communities under the names "Brighton Gardens by Marriott," "Village Oaks" and "National Guest Homes." Assisted living retirement communities are for seniors who presently require personal assistance with hygiene, administration of medication, mobility and other daily activities which do not require skilled nurses. The Brighton Gardens concept is quality tier assisted living which generally have 100 single resident assisted living suites and 30 to 40 nursing beds in a community. Several communities also provide Alzheimer care units. Village Oaks and National Guest Homes are moderately priced assisted living concepts which emphasize non-family companion living and generally have 70 two-person suites in a community. These concepts are geared for the cost-conscious senior who enjoys the companionship of another unrelated individual.

  All of the assisted living concepts typically include three meals per day, linen and housekeeping services, security, transportation, and social and recreational activities. Additionally, skilled nursing and therapy services are generally available to Brighton Garden residents.

  Terms of the senior living services management agreements vary but typically include base management fees, ranging from four to five percent of revenues, central administrative services reimbursements and incentive management fees. Such agreements are generally for initial periods of five to 30 years, with options to renew for up to 25 additional years. Under the terms of the lease agreements covering 18 of the communities, New Marriott will pay the owner fixed annual rentals and additional rentals equal to a percentage of annual revenues in excess of a fixed amount. The leases initially expire in 2013, with renewals for an additional 20 years at New Marriott's option.

  The senior living services market is one of the faster-growing segments of the U.S. economy. New Marriott is expanding its Senior Living Services division to meet this growing demand and by the end of 1998 expects to operate approximately 122 retirement communities.

  As of September 12, 1997, New Marriott operated 81 retirement communities in 20 states.

                                                           COMMUNITIES UNITS/1/
                                                           ----------- --------
   Independent full-service
     --owned..............................................       3       1,074
     --operated under long-term agreements................      41      10,943
                                                               ---      ------
                                                                44      12,017
                                                               ---      ------
   Assisted living
     --owned..............................................      11         828
     --operated under long-term agreements................      26       3,269
                                                               ---      ------
                                                                37       4,097
                                                               ---      ------
     Total retirement communities at September 12, 1997...      81      16,114
                                                               ===      ======

--------
/1/ Units represent independent and assisted living apartments plus beds in nursing centers.

 Marriott Distribution Services

  MDS is a United States limited-line distributor of food and related supplies, carrying an average of 3,000 product items per distribution center. This business unit originally focused on purchasing, warehousing and distributing food and supplies to other Company businesses. In recent years, however, MDS has steadily increased its third-party business to about 65 percent of total sales volume in the 36 weeks ended September 12, 1997, compared to less than 15 percent in fiscal year 1988.

  MDS operated a nationwide network of 16 distribution centers as of September 12, 1997, including three centers opened during 1997. Leased facilities are generally built to MDS's specifications, and utilize a narrow aisle concept and technology to enhance productivity.

  MDS plans to aggressively pursue new business by leveraging its purchasing economies, quality assurance programs and operating systems.

 Competition

  New Marriott will encounter strong competition in each of its Contract Services businesses. Marriott Senior Living Services competes mostly with local and regional providers of long-term health care and retirement living, although some national providers are emerging in the assisted living market. Marriott Senior Living Services is able to compete by operating well maintained facilities and by providing quality health care, food service and other services at reasonable prices. Additionally, Marriott Senior Living Services has focused on developing relationships with professionals who often refer seniors to retirement communities, such as hospital discharge planners and ministers. By educating these groups on the assisted living concept, and familiarizing them with the Marriott product and personnel, Marriott Senior Living Services referrals that help its retirement communities to quickly achieve high, stabilized occupancy levels.

  MDS competes with numerous national, regional and local distribution companies in the $130 billion U.S. food distribution business. MDS attracts and retains clients by adopting competitive pricing policies and by maintaining one of the highest order fill rates in the industry. In addition, MDS uses its advanced technology, purchasing leverage and limited product lines to provide a favorable cost structure.

                             SODEXHO NORTH AMERICA

                            SELECTED FINANCIAL DATA

  The following table presents certain selected financial data of Sodexho North America which has been derived from the Sodexho North America Combined Consolidated Financial Statements as of and for the three months ended November 30, 1997 and 1996 and the five most recent fiscal years ended August 31, 1997. The information set forth below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--SODEXHO NORTH AMERICA" which follows and the Sodexho North America Combined Consolidated Financial Statements and Notes thereto included elsewhere in this Proxy Statement. Per share data has not been presented because Sodexho North America was not a publicly held company during the periods presented below.

                                                (IN MILLIONS)
                               -----------------------------------------------
                               THREE MONTHS ENDED
                                   NOVEMBER 30     FISCAL YEAR ENDED AUGUST 31
                               ------------------- ---------------------------
                                 1997      1996    1997 1996 1995/1/ 1994 1993
                               --------- --------- ---- ---- ------- ---- ----
INCOME STATEMENT DATA
Sales.........................      $265      $240 $882 $834  $599   $348 $334
Operating Income..............        11        10   20   16     5      4    4
Net Income....................         6         5    7    5     -      2    2
BALANCE SHEET DATA (AT END OF
 PERIOD)
Total Assets..................       308            279  265   263    102   98
Long-Term Debt................        66             67   81    94      5    -


--------
/1/ Reflects the acquisition of Gardner Merchant Holdings, Inc. as of February
    1, 1995.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS -- SODEXHO NORTH AMERICA

RESULTS OF OPERATIONS

  The following discussion presents an analysis of results of operations of Sodexho North America for fiscal years ended August 31, 1997, 1996 and 1995 and the three months ended November 30, 1997 and November 30, 1996. Forward-looking comments do not contemplate the impact of the Transactions that are the subject of this Proxy Statement.

 Fiscal 1997 Compared To Fiscal 1996

  Net income increased 53 percent to $7 million on sales growth of six percent to $882 million. Operating income was up 28 percent to $20 million.

  Unit level performance reflected sales improvements across all markets, as the business and industry, education and health care divisions all benefited from the impact of new accounts and increases in the level of services provided to on-going clients. These top-line improvements resulted in slightly lower profit margins principally due to expected start-up costs at the new accounts.

  The increase in operating income was primarily attributable to lower selling, general and administrative expenses than in fiscal 1996, when significant transition costs were incurred in connection with the Gardner Merchant Acquisition offset by the slightly reduced profit margins described above.

  Selling, general and administrative expenses decreased one percent to $92 million and by one percentage point as a percentage of sales, reflecting the impact of transition costs in fiscal 1996 relating to the Gardner Merchant Acquisition. Depreciation and amortization expense decreased by four percent primarily due to certain assets becoming fully depreciated during the year.

  Interest expense decreased three percent to $7 million as a result of principal reductions on borrowings assumed in the Gardner Merchant Acquisition.

  The effective income tax rate increased to 44 percent in fiscal 1997, compared to 43 percent in fiscal 1996. The increase is primarily attributable to an increase in permanent differences arising from the nondeductible portion of meals and entertainment expenses.

 Fiscal 1996 Compared To Fiscal 1995

  Net income was $5 million in fiscal 1996 compared to a slight loss in fiscal 1995. Sales grew 39 percent to $834 million, reflecting a full year of operations of Gardner Merchant, as compared to seven months in fiscal 1995.

  Operating income nearly tripled to $16 million. This increase was largely attributable to a full year of operations of Gardner Merchant as compared to seven months, including the three summer months, which are considered "off-season" in the industry, in fiscal 1995.

  Unit level performance in fiscal 1996 reflected a full year of revenues of the Gardner Merchant as compared to seven months in fiscal 1995, as well as sales improvements across all markets, as the business and industry, education and health care divisions all benefited from the impact of new accounts and increases in the level of services provided to on-going clients. However, the timing of the Gardner Merchant Acquisition during fiscal 1995 resulted in lower margins during that year.

  Selling, general and administrative expenses rose 67 percent to $93 million in fiscal 1996, reflecting a full year of operations of Gardner Merchant and the impact of transition costs pertaining to the Gardner Merchant Acquisition. The increase of 44 percent in depreciation and amortization reflected a full year of expense on the tangible and intangible assets acquired.

  Interest expense increased 38 percent to $7 million in fiscal 1996, reflecting a full year of interest on borrowings assumed in the Gardner Merchant Acquisition.

  The effective income tax rate decreased to 43 percent in fiscal 1996, compared to 257 percent in fiscal 1995, due to the relatively lower pretax income in fiscal 1995 in relation to the nondeductible permanent items in that year.

 Three Months Ended November 30, 1997 and November 30, 1996

  Net income increased 15 percent to $6 million for the three months ended November 30, 1997, on sales growth of 10 percent to $265 million as compared to the same period in 1996.

  Unit level performance improved across all markets, as the business and industry, education and health care divisions all benefited from the impact of new accounts and increases in the level of services provided to on-going clients.

  Selling, general and administrative expenses increased 14 percent to $26 million for the three months ended November 30, 1997 as compared to $23 million for the same period in fiscal 1996, roughly in line with the increase in sales but also reflecting costs related to the Transactions.

  Interest expense decreased seven percent as a result of principal reduction on borrowings assumed in the Gardner Merchant Acquisition.

  The effective income tax rate of 43 percent for the three months ended November 30, 1997, is the same percentage as for the three months ended November 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES

  Cash and cash equivalents totaled $23 million at August 31, 1997 as compared to $21 million and $25 million at August 31, 1996 and 1995, respectively. Cash and cash equivalents totaled $22 million at November 30, 1997. Cash provided by operations of $14 million, $18 million and $16 million for fiscal 1997, 1996 and 1995, respectively, reflected significantly higher net income in both fiscal 1997 and 1996, offset somewhat in fiscal 1997 by a higher net change in working capital. Cash provided by operations of $6 million and $32 million for the three months ended November 30, 1997 and 1996, respectively, reflected a significant decrease in changes in working capital. During fiscal 1997, Sodexho North America centralized certain cash management accounts which enabled it to reduce its outstanding overdrafts.

  Cash used in investing activities totaled $6 million and $7 million in fiscal 1997 and 1996, respectively, primarily reflecting capital expenditures of $7 million and $9 million, respectively, which consisted primarily of purchases of computer equipment and vending equipment. Similar expenditures were made during fiscal 1995, but were more than offset by cash and equivalents acquired in the Gardner Merchant Acquisition. Cash used in investing activities totaled $2 million for the three months ended November 30, 1997 and were negligible for the three months ended November 30, 1996. The increase was primarily attributable to capital expenditures for new computer equipment and vending machines.

  Cash used in financing activities of $7 million, $14 million and $7 million in fiscal 1997, 1996 and 1995, primarily reflects repayments of long-term debt, which was refinanced during fiscal 1996. During fiscal 1996 and 1995, dividends of $3 million and $2 million, respectively, were paid to Sodexho, the parent company. During fiscal 1997, Sodexho North America utilized $6 million of its $31 million available credit line. Cash used in financing activities increased to $5 million for the three months ended November 30, 1997 as compared to negligible amounts for the same period during fiscal 1997, primarily due to repayment of the line of credit.

  Sodexho North America expects that cash generated by operations as well as borrowing capacity under the Replacement SMS Debt will be sufficient to finance its planned growth and capital requirements. See "FINANCING."

                SMS UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The unaudited Pro Forma Combined Balance Sheet of SMS as of September 12, 1997 presents the financial position of SMS as if the Transactions had been completed as of such date. The unaudited Pro Forma Combined Statements of Income of SMS for the 36 weeks ended September 12, 1997, the 53 weeks ended January 3, 1997, the 52 weeks ended December 29, 1995 and the 52 weeks ended December 30, 1994 present the results of operations of SMS as if the Transactions had been completed at the beginning of each period presented. The adjustments required to reflect the Transactions are set forth in the pro forma Spinoff adjustments and pro forma Acquisition and refinancing adjustments columns and are discussed in the accompanying Notes.

  The unaudited pro forma combined financial data of SMS and Notes thereto should be read in conjunction with the Marriott International, Inc. Consolidated Financial Statements, contained in the Marriott International, Inc. Annual Report on Form 10-K for the fiscal year ended January 3, 1997, the Marriott International, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended September 12, 1997, which are incorporated herein by reference, and the audited Sodexho North America Combined Consolidated Financial Statements and Notes thereto, which are included elsewhere in this Proxy Statement.

  THE PRO FORMA INFORMATION PRESENTED IS FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT NECESSARILY REFLECT FUTURE RESULTS OF OPERATIONS AND FINANCIAL POSITION OR WHAT THE RESULTS OF OPERATIONS OR FINANCIAL POSITION WOULD HAVE BEEN HAD THE TRANSACTIONS OCCURRED AS OF THE DATE AND DURING THE PERIODS INDICATED. THIS INFORMATION DOES NOT NECESSARILY REFLECT THE FUTURE FINANCIAL PERFORMANCE OF SMS.

  For the purposes of preparing the financial statements of SMS, management of SMS will undertake a study to establish the fair value of the acquired assets and liabilities of Sodexho North America. The allocation of the purchase price to the assets and liabilities acquired reflected in this pro forma combined financial data is preliminary. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts.

                                      SMS
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 12, 1997
                                 (IN MILLIONS)

                                                                          PRO FORMA
                                                               SODEXHO   ACQUISITION
                                       PRO FORMA                NORTH        AND
                          THE COMPANY   SPINOFF                AMERICA   REFINANCING   PRO FORMA
                          HISTORICAL  ADJUSTMENTS   SUBTOTAL  HISTORICAL ADJUSTMENTS      SMS
                          ----------- -----------   --------  ---------- -----------   ---------
         ASSETS
Current assets
 Cash and equivalents...    $  359      $    48 (A) $    68      $ 23      $   304 (G)  $    24
                                           (339)(C)                           (365)(H)
                                             20 (D)                             (6)(I)
                                            (20)(F)
 Accounts and notes re-
  ceivable..............     1,041          (22)(A)     288        84                       372
                                           (731)(C)
 Other current assets...       468           (2)(A)     112        24            3 (I)      139
                                             19 (B)
                                           (373)(C)
                            ------      -------     -------      ----      -------      -------
                             1,868       (1,400)        468       131          (64)         535
                            ------      -------     -------      ----      -------      -------
Property and equipment..     1,496          (11)(A)      58        24                        82
                                         (1,427)(C)
Intangible assets.......     1,773          (70)(A)     232        97          255 (J)      584
                                         (1,471)(C)
Other assets............     1,187       (1,140)(C)      47        27           24 (H)       98
                            ------      -------     -------      ----      -------      -------
                            $6,324      $(5,519)    $   805      $279      $   215      $ 1,299
                            ======      =======     =======      ====      =======      =======
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
        (DEFICIT)
Current liabilities
 Accounts payable.......    $1,011      $   (24)(A) $   159      $ 59      $    20 (J)  $   238
                                           (825)(C)
                                             (3)(D)
 Other current liabili-
  ties..................     1,109           (8)(A)     334        78         (171)(H)      239
                                             65 (B)                            (2) (I)
                                           (939)(C)
                                            107 (D)
                            ------      -------     -------      ----      -------      -------
                             2,120       (1,627)        493       137         (153)         477
                            ------      -------     -------      ----      -------      -------
Long-term debt..........     1,433           (1)(A)   1,325        67        1,150 (H)    1,222
                                           (107)(C)                         (1,320)(H)

Other long-term liabili-
 ties...................       979         (898)(C)     107         8           27 (J)      142
                                             24 (E)
                                              2 (F)
Convertible subordinated
 debt...................       306         (306)(C)       -         -                         -
                            ------      -------     -------      ----      -------      -------
                             4,838       (2,913)      1,925       212         (296)       1,841
                            ------      -------     -------      ----      -------      -------
Common stock............       129                      129         7          (74)(J)       62
Additional paid-in capi-
 tal....................       678           (2)(A)     671        54          223 (J)      948
                                             (5)(F)
Retained earnings (defi-
 cit)...................       744          (22)(A)  (1,855)        6          304 (G)   (1,552)
                                            (46)(B)                             (1)(I)
                                         (2,406)(C)                             (6)(J)
                                            (84)(D)
                                            (24)(E)
                                            (17)(F)
Treasury stock, at
 cost...................       (65)                     (65)        -           65 (J)        -
                            ------      -------     -------      ----      -------      -------
Total stockholders' eq-
 uity (deficit).........     1,486       (2,606)     (1,120)       67          511         (542)
                            ------      -------     -------      ----      -------      -------
                            $6,324      $(5,519)    $   805      $279      $   215      $ 1,299
                            ======      =======     =======      ====      =======      =======

            See Notes to Unaudited Pro Forma Combined Financial Data

                                      SMS
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   THIRTY-SIX WEEKS ENDED SEPTEMBER 12, 1997
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                                              SODEXHO   ACQUISITION
                            THE        PRO FORMA               NORTH        AND
                          COMPANY       SPINOFF               AMERICA   REFINANCING  PRO FORMA
                         HISTORICAL   ADJUSTMENTS   SUBTOTAL HISTORICAL ADJUSTMENTS     SMS
                         ----------   -----------   -------- ---------- -----------  ---------
SALES...................   $8,158       $  (126)(K)  $2,155     $569                  $2,724
                                         (6,177)(L)
                                            300 (M)
OPERATING COSTS AND
 EXPENSES...............    7,660          (129)(K)   2,084      561       $  6 (P)    2,652
                                         (5,747)(L)                           1 (Q)
                                            300 (M)
                           ------       -------      ------     ----       ----       ------
 Operating profit before
  corporate expenses and
  interest..............      498          (427)         71        8         (7)          72
Corporate expenses......      (64)           60 (L)      (4)       -         (5)(S)       (9)
Interest expense........      (77)           18 (L)     (59)      (5)        59 (N)      (64)
                                                                            (59)(R)
Interest income.........       19           (19)(L)       -        1                       1
                           ------       -------      ------     ----       ----       ------
INCOME BEFORE INCOME
 TAXES..................      376          (368)          8        4        (12)           -
Provision for income
 taxes..................      149          (145)(L)       4        2         (3)(O)        3
                           ------       -------      ------     ----       ----       ------
NET INCOME (LOSS).......   $  227       $  (223)     $    4     $  2       $ (9)      $   (3)
                           ======       =======      ======     ====       ====       ======
Primary shares..........    134.1                                                       62.1 (T)
                           ======                                                     ======
PRIMARY EARNINGS (LOSS)
 PER SHARE..............   $ 1.70                                                     $(0.05)
                           ======                                                     ======
Fully diluted shares....    139.4                                                       62.1 (T)
                           ======                                                     ======
FULLY DILUTED EARNINGS
 PER SHARE..............   $ 1.67
                           ======
RESTATED FULLY DILUTED
 EARNINGS (LOSS) PER
 SHARE..................   $ 6.68 (T)                                                 $(0.05)
                           ======                                                     ======

            See Notes to Unaudited Pro Forma Combined Financial Data

                                      SMS
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FIFTY-THREE WEEKS ENDED JANUARY 3, 1997
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA
                                                                SODEXHO   ACQUISITION
                            THE         PRO FORMA                NORTH        AND
                          COMPANY        SPINOFF                AMERICA   REFINANCING  PRO FORMA
                         HISTORICAL    ADJUSTMENTS   SUBTOTAL  HISTORICAL ADJUSTMENTS     SMS
                         ----------    -----------   --------  ---------- -----------  ---------
SALES...................  $ 10,172       $  (136)(K) $ 3,175     $ 845                  $ 4,020
                                          (7,267)(L)
                                             406 (M)
OPERATING COSTS AND
 EXPENSES...............     9,543          (135)(K)   3,055       828       $  7 (P)     3,891
                                          (6,759)(L)                            1 (Q)
                                             406 (M)
                          --------       -------     -------     -----       ----       -------
 Operating profit before
  corporate expenses and
  interest..............       629          (509)        120        17         (8)          129
Corporate expenses......       (79)           73 (L)      (6)        -         (6)(S)       (12)
Interest expense........       (85)           37 (L)     (48)       (7)        47 (N)       (93)
                                                                              (85)(R)
Interest income.........        37           (37)(L)       -         -                        -
                          --------       -------     -------     -----       ----       -------
INCOME BEFORE INCOME
 TAXES..................       502          (436)         66        10        (52)           24
Provision for income
 taxes..................       196          (165)(L)      31         4        (21)(O)        14
                          --------       -------     -------     -----       ----       -------
NET INCOME..............  $    306       $  (271)    $    35     $   6       $(31)      $    10
                          ========       =======     =======     =====       ====       =======
Primary shares..........     135.2                                                         63.9 (T)
                          ========                                                      =======
PRIMARY EARNINGS PER
 SHARE..................  $   2.26                                                      $   .16
                          ========                                                      =======
Fully diluted shares....     139.2                                                         63.9 (T)
                          ========                                                      =======
FULLY DILUTED EARNINGS
 PER SHARE..............  $   2.24
                          ========
RESTATED FULLY DILUTED
 EARNINGS PER SHARE.....  $   8.96 (T)                                                  $   .16
                          ========                                                      =======

            See Notes to Unaudited Pro Forma Combined Financial Data

                                      SMS
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FIFTY-TWO WEEKS ENDED DECEMBER 29, 1995
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                                              SODEXHO   ACQUISITION
                            THE        PRO FORMA               NORTH        AND
                          COMPANY       SPINOFF               AMERICA   REFINANCING  PRO FORMA
                         HISTORICAL   ADJUSTMENTS   SUBTOTAL HISTORICAL ADJUSTMENTS     SMS
                         ----------   -----------   -------- ---------- -----------  ---------
SALES...................   $8,961       $(6,255)(L)  $3,031     $746                  $3,777
                                            325 (M)
OPERATING COSTS AND
 EXPENSES...............    8,471        (5,865)(L)   2,931      733       $  8 (P)    3,673
                                            325 (M)                           1 (Q)
                           ------       -------      ------     ----       ----       ------
 Operating profit before
  corporate expenses and
  interest..............      490          (390)        100       13         (9)         104
Corporate expenses......      (64)           59 (L)      (5)       -         (7)(S)      (12)
Interest expense........      (53)            9 (L)     (44)      (8)        44 (N)      (93)
                                                                            (85)(R)
Interest income.........       39           (39)(L)       -        -                       -
                           ------       -------      ------     ----       ----       ------
INCOME (LOSS) BEFORE
 INCOME TAXES...........      412          (361)         51        5        (57)          (1)
Provision for income
 taxes..................      165          (142)(L)      23        2        (21)(O)        4
                           ------       -------      ------     ----       ----       ------
NET INCOME (LOSS).......   $  247       $  (219)     $   28     $  3       $(36)      $   (5)
                           ======       =======      ======     ====       ====       ======
Primary shares..........    131.9                                                       61.1 (T)
                           ======                                                     ======
PRIMARY EARNINGS (LOSS)
 PER SHARE..............   $ 1.87                                                     $(0.08)
                           ======                                                     ======
Fully diluted shares....    132.3                                                       61.1 (T)
                           ======                                                     ======
FULLY DILUTED EARNINGS
 PER SHARE..............   $ 1.87
                           ======
RESTATED FULLY DILUTED
 EARNINGS (LOSS) PER
 SHARE..................   $ 7.48 (T)                                                 $(0.08)
                           ======                                                     ======

            See Notes to Unaudited Pro Forma Combined Financial Data

                                      SMS
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FIFTY-TWO WEEKS ENDED DECEMBER 30, 1994
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                                              SODEXHO   ACQUISITION
                            THE        PRO FORMA               NORTH        AND
                          COMPANY       SPINOFF               AMERICA   REFINANCING  PRO FORMA
                         HISTORICAL   ADJUSTMENTS   SUBTOTAL HISTORICAL ADJUSTMENTS     SMS
                         ----------   -----------   -------- ---------- -----------  ---------
SALES...................   $8,415       $(5,746)(L)  $2,961     $344                  $3,305
                                            292 (M)
OPERATING COSTS AND
 EXPENSES...............    8,002        (5,430)(L)   2,864      339       $ 13 (P)    3,217
                                            292 (M)                           1 (Q)
                           ------       -------      ------     ----       ----       ------
 Operating profit before
  corporate expenses and
  interest..............      413          (316)         97        5        (14)          88
Corporate expenses......      (68)           63 (L)      (5)      --         (6)(S)      (11)
Interest expense........      (32)            7 (L)     (25)      --         25 (N)      (85)
                                                                            (85)(R)
Interest income.........       29           (29)(L)      --       --                      --
                           ------       -------      ------     ----       ----       ------
INCOME BEFORE INCOME
 TAXES..................      342          (275)         67        5        (80)          (8)
Provision for income
 taxes..................      142          (113)(L)      29        2        (30)(O)        1
                           ------       -------      ------     ----       ----       ------
NET INCOME (LOSS).......   $  200       $  (162)     $   38     $  3       $(50)      $   (9)
                           ======       =======      ======     ====       ====       ======
Primary shares..........    132.3                                                       60.8 (T)
                           ======                                                     ======
PRIMARY EARNINGS (LOSS)
 PER SHARE .............   $ 1.51                                                     $(0.16)
                           ======                                                     ======
Fully diluted shares....    132.3                                                       60.8 (T)
                           ======                                                     ======
FULLY DILUTED EARNINGS
 PER SHARE..............   $ 1.51
                           ======
RESTATED FULLY DILUTED
 EARNINGS (LOSS) PER
 SHARE..................   $ 6.04 (T)                                                 $(0.16)
                           ======                                                     ======

            See Notes to Unaudited Pro Forma Combined Financial Data

                                      SMS

             NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

A. Represents the sale of MMS UK to Sodexho for $50 million in cash. Such sale is assumed to have closed as of the balance sheet date. Assets and liabilities of the UK operations removed from the balance sheet include $2 million of cash held in the UK at closing.

B. Represents anticipated tender offer costs, consent costs and accrued but unpaid interest for the public debt of the Company and its subsidiaries, net of related tax benefits.

C. Represents the removal of the assets and liabilities of New Marriott as a result of the Spinoff.

D. Represents anticipated payments from New Marriott to SMS of $50 million as a net tangible assets closing adjustment, and the allocation of cash for the $20 million deferred bonus stock less payment to New Marriott of $50 million related to the MMS UK sale and $107 million payable by SMS to New Marriott in relation to the agreed-upon level of Company debt to be refinanced or repaid by SMS ($1.444 billion) as provided in the Distribution Agreement. Additionally, reflects removal of $3 million of SMS liabilities to be assumed by New Marriott under the Employee Benefits Allocation Agreement.

E. Represents the allocation to SMS of the pro-rata share of the LYONs based upon the estimated relative equity values of SMS and New Marriott on the Effective Date as provided in the LYONs Allocation Agreement. However, New Marriott will be liable for the full obligation evidenced by the LYONs. This allocation to other long-term liabilities represents SMS's liability for its pro-rata share of the LYONs.

F. Represents approximately 0.3 million shares of the Company's unvested deferred bonus stock paid out in cash, prior to the Spinoff.

G. Represents Sodexho's cash payment to SMS concurrent with the Acquisition. The cash will be used to pay down existing indebtedness.

H. Represents repayment of Company debt, anticipated tender offer costs, consent costs and accrued interest with proceeds from borrowings under new SMS credit facilities as well as the net cash impact of these refinancing transactions. The following summarizes the pro forma net cash outflow for financing transactions (in millions):

                                                            INFLOW/(OUTFLOW)
                                                            ------------------
  Borrowings under new SMS credit facilities                         $   1,150
  Refinancing of existing public debt and commercial paper
   (excluding $5 existing premium)                                      (1,315)
  Debt issuance costs relating to the new SMS borrowings
   ($5 will be expensed related to the existing public
   debt)                                                                   (29)
  Payment of accrued interest on tendered public debt       $   (18)
  Costs associated with tendered public debt                    (46)
  Payment to New Marriott in relation to the agreed upon
   level of SMS debt                                           (107)
                                                            -------
   Effect on other current liabilities                                    (171)
                                                                     ---------
  Net cash outflow                                                   $    (365)
                                                                     =========

I. Represents the cash settlement by ICC of 42 percent of its pre-Acquisition stock options and the redenomination of the remaining ICC options into options to acquire shares in SMS.

J. Represents the purchase accounting for the acquisition of Sodexho North America by SMS. The acquisition will be consummated by issuing shares of SMS Common Stock to Sodexho as consideration. The acquisition will be accounted for by the purchase method of accounting. The purchase price will be allocated to the identifiable assets (both tangible and intangible) and liabilities assumed based on their estimated fair values. The preliminary pro forma purchase price allocation resulted in the following adjustments to historical amounts (in millions):

  Net assets of Sodexho North America                                  $ 67
  Liabilities assumed upon Acquisition (including anticipated $5 payment to Sodexho as an ICC net tangible asset closing
   adjustment)                                                          (20)
  Deferred income taxes                                                 (27)
  Customer contracts                                              $ 68
  Goodwill                                                         187
                                                                  ----
   Total intangible assets                                              255
                                                                       ----
    Pro forma purchase price                                           $275
                                                                       ====

 Goodwill and customer contracts will be amortized over 30 year and 15 year periods, respectively.

 As part of the Transactions, treasury stock is canceled and the one-for-four SMS Reverse Stock Split is effected. The effect on stockholder's equity to record the Transactions is summarized below (in millions):

  Elimination of Sodexho North America's historical common stock  $ (7)
  Effect of one-for-four SMS reverse stock split                   (67)
                                                                  ----
    Reduction in common stock                                           $(74)
                                                                        ====
  Elimination of Sodexho North America's historical additional
   paid-in capital                                                $(54)
  Cancellation of Treasury Stock                                   (65)
  Effect of the one-for-four SMS reverse stock split                67
  Purchase cost                                                    275
                                                                  ----
    Increase in additional paid-in capital                              $223
                                                                        ====
    Elimination of Sodexho North America's historical retained
     earnings                                                           $ (6)
                                                                        ====

K. Represents MMS UK, which is assumed to be sold at the beginning of the period.

L. Represents the results of New Marriott's businesses (Lodging, which will be treated as discontinued operations, as well as Senior Living Services and Marriott Distribution Services).

M. Represents the historical intercompany sales activity between MDS and MMS, which has been eliminated in the Company's consolidated financial statements prior to the Spinoff.

N. Reflects the elimination of interest expense associated with (i) the Company's tendered outstanding public debt of $720 million and (ii) the repayment of $595 million of commercial paper borrowings. The fixed rate public debt had a weighted average interest rate of approximately 7.5 percent, resulting in interest of $46 million and $36 million for the 53 weeks ended January 3, 1997 and the 36 weeks ended September 12, 1997, respectively. The weighted average commercial paper rate was approximately
   5.76 percent and 5.79 percent, respectively, for the 53 weeks ended January 3, 1997 and the 36 weeks ended September 12, 1997, respectively, resulting in interest expense of $1 million and $23 million, for the 53 weeks ended January 3, 1997 and the 36 weeks ended September 12, 1997, respectively.

O. Represents the income tax effect of the pro forma adjustments.

P. Reflects the increase in amortization expense associated with the goodwill and identifiable intangible assets as if the Transactions were consummated on the first day of the period presented. Annual depreciation and amortization for SMS is estimated to be $74 million.

Q. Represents license fee payable to New Marriott.

R. Reflects the interest expense associated with SMS's allocated share of LYONs and SMS's new credit facilities of $1.36 billion, of which $1.15 billion is assumed to be drawn at closing. The average interest rate for this new debt is assumed to be approximately 7 percent. Interest expense will increase by $81 million and $56 million, for the 53 weeks ended January 3, 1997 and the 36 weeks ended September 12, 1997, respectively. Debt issuance costs of approximately $29 million will be amortized over a seven year life, resulting in an additional increase in interest expense of $4 million and $3 million, for the 53 weeks ended January 3, 1997 and the 36 weeks ended September 12, 1997, respectively.

S. Represents estimated additional corporate expenses expected to be incurred for SMS to operate as a separate public company. These costs include a treasury department, investor relations function, expanded financial reporting group, internal audit function, Board of Directors and external reporting requirements.

T. Restated fully diluted earnings per share of the Company reflects the one-for-four SMS Reverse Stock Split. Pro forma primary and fully diluted earnings per share are computed based on (i) common shares outstanding after issuances to Sodexho and the SMS Reverse Stock Split, (ii) the dilutive impact of common equivalent shares issuable to SMS employees and
   (iii) the dilutive impact of the LYONs. Pro forma net income for fully diluted earnings per share represents pro forma net income plus the after-tax amount of interest on the LYONs.

NOTE 1--The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. SMS expects to realize annual pretax cost savings of approximately $60 million within a three-year period, largely through greater purchasing economies, and elimination of duplicate functions and facilities. There can be no assurance, however, as to the amount and timing of these cost savings, which could be adversely impacted by unforeseen delays or difficulties in integrating the two companies or the inability to realize anticipated purchasing economies. Nonrecurring pretax integration costs of $24 million have not been included in the pro forma statements of income.

NOTE 2--SMS's business is characterized historically by seasonal fluctuations in overall demand for services, particularly in the education sector where sales are stronger during the academic year. Also the Company has included four four-week periods in the fourth quarter compared to three four-week periods in each of its first three quarters. Consequently, substantially higher profits may be earned in the fourth quarter compared to other quarters.

NOTE 3--On February 1, 1995 Sodexho North America acquired Gardner Merchant Holdings, Inc. and its subsidiaries (GMH). The results of GMH are included in the results of Sodexho North America from the date of acquisition.

                                 NEW MARRIOTT

                            SELECTED FINANCIAL DATA

  The following table presents certain selected financial data of New Marriott which has been derived from the New Marriott Combined Financial Statements as of and for the 36 weeks ended September 12, 1997 and September 6, 1996 and the five most recent fiscal years ended January 3, 1997. The information set forth below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--NEW MARRIOTT" which follows and the New Marriott Combined Financial Statements and the Notes thereto included elsewhere in this Proxy Statement. Per share data has not been presented because New Marriott was not a publicly held company during the periods presented below.

                                                  (IN MILLIONS)
                            THIRTY-SIX WEEKS ENDED               FISCAL YEAR
                          -------------------------- -----------------------------------
                          SEPTEMBER 12, SEPTEMBER 6,
                              1997          1996     1996/2/  1995   1994   1993   1992
                          ------------- ------------ ------- ------ ------ ------ ------
                                 (UNAUDITED)
INCOME STATEMENT DATA
Sales...................     $6,177        $4,850    $7,267  $6,255 $5,746 $4,665 $4,238
Operating Profit Before
 Corporate Expenses and
 Interest...............        430           345       508     390    316    267    249
Income Before Cumulative
 Effect of a Change in
 Accounting
 Principle/1/...........        226           185       270     219    162    125    105
Net Income..............        226           185       270     219    162     95    105
BALANCE SHEET DATA (AT
 END OF PERIOD)
Total Assets............      5,481         4,369     4,198   3,179  2,401  2,285  1,771
Long-Term and
 Convertible
 Subordinated Debt......        413           679       681     180    102    113    102


--------
/1/ Statement of Financial Accounting Standards No. 109, "Accounting for
    Income Taxes" was adopted in the first fiscal quarter of 1993.
/2/ Fiscal year 1996 includes 53 weeks.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                           OPERATIONS--NEW MARRIOTT

RESULTS OF OPERATIONS

  The following discussion presents an analysis of results of operations of New Marriott for fiscal years ended January 3, 1997 (53 weeks), December 29, 1995 and December 30, 1994 (each 52 weeks) and the 36 weeks ended September 12, 1997 and September 6, 1996.

1996 COMPARED TO 1995

  Net income increased 23 percent to $270 million in 1996, driven by contributions from new unit expansion and strong profit growth for both the Lodging and Contract Services segments, partially offset by higher interest and corporate expenses.

  Sales were up 16 percent to $7.3 billion in 1996. The impact of the 53rd week on 1996 results of operations was not significant.

 Lodging

  Lodging operating profit was up 26 percent on 10 percent higher sales, benefiting from favorable conditions in the U.S. lodging market and contributions from new properties. New Marriott added a net of 146 hotels (18,204 rooms) and opened four new vacation club resorts during the year.

  Profits for Marriott Hotels, Resorts and Suites rose 24 percent in 1996 on sales growth of nine percent, which reflects the net addition of two units (1,006 rooms) in the U.S. and a net 17 units (3,768 rooms) internationally. Comparable New Marriott-operated U.S. hotels posted eight percent higher sales due to room rate growth of seven percent to $118, and a one percentage point increase in occupancy to 78 percent. These sales gains, coupled with profit margin improvements, generated substantially higher incentive management fees at many properties. Profits for international hotels also were higher, primarily because of contributions from new properties.

  During 1996, the Marriott Hotels, Resorts and Suites brand evolved its Operational Excellence strategy focused on high quality, clean guest rooms, consistent and dependable service delivered by a friendly, attentive and knowledgeable staff. The brand continued to improve its guest room amenities with substantial reinvestment in furnishing and decor in conjunction with adding "The Room That Works" enhancements of an ergonomic desk chair, work lamp and larger desk work area. The brand continues its focus on guest satisfaction by introducing a meeting planner satisfaction survey and introducing the Resort Guest experience process which involves the guest in preplanning their vacation stay prior to arrival.

  The limited-service lodging brands reported 10 percent higher sales and 29 percent profit growth in 1996, also benefiting from increased incentive management fees on New Marriott-operated properties, and expansion of franchising programs. The three brands added a net of 125 properties (12,888 rooms), primarily franchises, during 1996.

  . Courtyard, New Marriott's moderate-price brand, posted an eight percent increase in sales for comparable New Marriott-operated units, as average room rates were up eight percent to $78 while occupancy remained at 81 percent. In 1996, the brand continued to focus on improving guest satisfaction with enhancements such as voice mail, new fitness equipment, second guest room phones, new decor packages and a new ergonomic desk chair and lamp to improve the work area in guest rooms.

  . Residence Inn, New Marriott's extended-stay brand, generated eight percent growth in sales for comparable New Marriott-operated units as average room rates climbed seven percent to $89, while occupancy dipped slightly to 85 percent. Residence Inn added new electronic locks and voice mail for guests in 1996, while also developing a new hotel prototype featuring interior corridors and a larger gatehouse for social activities that was well received by guests and investors.

  . Fairfield Inn and Fairfield Suites, New Marriott's economy-price brand, achieved a six percent sales gain for comparable New Marriott-operated units, as average room rates were boosted 10 percent to $50. Occupancy fell four percentage points to 77 percent, reflecting the planned shift to higher rated business. New Marriott introduced Fairfield Suites in 1996. These suites are 25 percent larger than the typical Fairfield Inn room, with added amenities such as voice mail, in-room coffee, a microwave oven and refrigerator.

  Marriott Vacation Club International ("MVCI"), New Marriott's resort timesharing business, posted a 25 percent increase in the number of timeshare intervals sold and 17 percent growth in financially reported sales under the percentage of completion method. Income from owner financing activities and resort management also increased. Profits were flat, reflecting higher marketing and selling costs associated with new resort locations, off-site sales centers and establishing a European operations group.

  Also contributing to 1996 lodging profit growth was higher income from New Marriott's investment in The Ritz-Carlton Hotel Company LLC. For comparable U.S. hotels, the luxury chain posted a 10 percent increase in sales as average room rates increased four percent to $181 and occupancy increased to 75 percent. In addition, house profit margins improved, benefiting from integration with Marriott Lodging systems and programs.

 Contract Services

  Contract Services reported a 87 percent increase in operating profit on 52 percent higher sales in 1996 primarily due to the March 1996 acquisition of Forum Group.

  Sales for Marriott Senior Living Services increased 117 percent in 1996, while profits were up more than five fold from 1995 levels. Excluding the impact of the Forum Group acquisition, sales increased 23 percent and profits increased 18 percent. Overall growth was generated by a two percent increase in average per diem rates for comparable Marriott senior living communities, strong move-in rates at 11 communities opened since the beginning of 1995, a consistently high 96 percent occupancy rate and contributions from the acquired Forum Group communities.

  Sales for Marriott Distribution Services grew 35 percent in 1996, as the division opened five new distribution centers and added several major external restaurant accounts. Profits were flat in 1996, as sales gains were offset by start-up costs associated with the new centers and new business.

 Corporate Activity

  Corporate expenses rose 24 percent in 1996, reflecting higher outlays associated with new business development and staff additions to facilitate New Marriott's growth. Additionally, costs increased due to tax-related investments which generated significant after-tax savings. Interest expense increased significantly due to interest expense on debt assumed as part of the acquisition of Forum Group. Interest income declined five percent, primarily due to collections and sales of affiliate and other notes receivable.

  New Marriott's effective income tax rate declined to 38.0 percent in 1996, compared to 39.4 percent in 1995 and 41.1 percent in 1994. This favorable trend, in part, reflects New Marriott's ongoing participation in jobs and affordable housing tax credit programs.

1995 COMPARED TO 1994

  New Marriott reported net income of $219 million in 1995, an increase of 35 percent compared to $162 million in 1994. The improvement was due to strong profit growth for both the lodging and contract services groups, higher interest income and reduced corporate expenses. Sales grew nine percent to $6.3 billion dollars in 1995.

 Lodging

  Lodging operating profit was up 19 percent in 1995 on eight percent higher sales, as all product lines benefited from a strong U.S. lodging market. Profits for New Marriott's full-service hotels increased 14 percent in 1995 on sales growth of nine percent. Comparable New Marriott-operated U.S. hotels posted a six percent sales gain primarily due to average room rate growth of six percent to $110, and higher food and beverage sales. Occupancy increased slightly to 77 percent. Profits for international hotels also were higher, driven by contributions from new managed properties in Puerto Rico, Singapore and Aruba, as well as higher franchise fees. During the year, ten properties (5,206 rooms) were added to the Marriott full-service hotel system worldwide.

  The limited-service lodging brands reported combined profit growth of 28 percent on a three percent sales increase, benefiting from higher incentive management fees on New Marriott-operated properties, and expansion of franchising programs. Sales growth was affected by the conversion of 26 Fairfield Inns from New Marriott-operated to franchised in the 1994 third quarter. The three product lines added a net total of 87 properties (7,951 rooms) in 1995.

  . Courtyard posted a six percent increase in sales for comparable New Marriott-operated units, as average room rates were up seven percent to $72 with occupancy remaining at 81 percent.

  . Residence Inn achieved seven percent growth in sales for comparable New Marriott-operated units, due to a seven percent increase in average room rates to $83 and slightly higher occupancy of 86 percent.

  . Fairfield Inn generated eight percent higher sales for comparable New Marriott-operated units, as average room rates climbed nine percent to $45 and occupancy declined slightly to 81 percent.

  MVCI posted a 33 percent increase in sales and 23 percent higher profits in 1995. Strong sales activity in the Orlando, Florida and Palm Desert, California core markets, and at new resort locations in Hawaii, Colorado and Utah, resulted in a 17 percent increase in the number of timesharing intervals sold.

  Also contributing to 1995 lodging results was income from New Marriott's investment in The Ritz-Carlton Hotel Company LLC, acquired in April 1995.

 Contract Services

  Contract Services more than doubled in operating profit in 1995 on 16 percent sales growth. Both businesses posted higher sales and profits for the year.

  Sales for Marriott Senior Living Services increased 18 percent in 1995, while profits more than doubled from 1994 levels. Growth was generated by a two percentage point increase in occupancy, to 96 percent, for comparable retirement communities, and strong move-in rates at nine communities opened in 1994 and 1995. Average per diem rates for comparable retirement communities were up three percent to $89 compared to 1994.

  Sales for MDS grew 21 percent in 1995, as the division opened its eighth distribution center, and added several major restaurant accounts. Profits rose 19 percent, reflecting the higher sales volumes offset somewhat by start-up costs associated with new business.

 Corporate Activity

  Corporate expenses declined six percent in 1995 primarily due to income from certain tax-advantaged investments. Interest income increased 34 percent largely as a result of additional loans to owners of new lodging properties operated or franchised by New Marriott.

 Profit Margins

  Operating profit (before corporate expenses and interest) increased 30 percent in 1996 and 23 percent in 1995 on sales increases of 16 percent in 1996 and nine percent in 1995. New Marriott expects its profits will continue to grow at a higher rate than sales over the next several years. While New Marriott continues to benefit from ongoing programs to reduce operating costs and overhead without affecting customer service, several other factors cause profit growth to outpace sales gains:

  . More hotels are generating incentive management fees. New Marriott's hotel management contracts typically provide for New Marriott to receive incentive fees when certain earnings and cash flow thresholds are achieved. As the hotels added to the Marriott system in recent years have matured, and the lodging industry has improved, additional hotels have met these thresholds. In 1996, New Marriott earned incentive fees on 64 percent of New Marriott-operated hotel rooms compared to 57 percent in 1995 and 51 percent in 1994.

  . Franchising is a more significant portion of New Marriott's lodging business, particularly for the limited-service brands. At December 30, 1994, 30 percent of the hotel rooms in the Marriott system were franchised. By January 3, 1997, this percentage had increased to 37 percent, and is expected to exceed 44 percent by the year 2000. New Marriott's combined income statement reflects total sales of New Marriott-operated hotels, but includes only the fees earned by New Marriott for franchised properties. As a result, the rooms added to Marriott's franchise system in 1996 and 1995 contributed significantly to New Marriott's growth in lodging profitability and market share, but had a much smaller impact on reported sales.

  . MVCI generates higher profit margins than New Marriott's other lodging product lines, so sales gains for this business can have an amplified impact on profits.

THIRTY-SIX WEEKS ENDED SEPTEMBER 12, 1997 COMPARED TO THIRTY-SIX WEEKS ENDED SEPTEMBER 6, 1996/1/

  New Marriott reported net income of $226 million for the first three quarters of 1997, on sales of $6,177 million. This represents a 22 percent increase in net income and 27 percent increase in sales over the same period in 1996.

 Lodging

  Lodging operating profits were up 27 percent, on a sales increase of 20 percent. The revenue increase resulted from REVPAR growth across all brands averaging eight percent, the net addition of 413 hotels since the beginning of 1996, including the Renaissance acquisition, and fewer holidays in the first quarter of 1997. This revenue growth resulted in New Marriott earning higher base management and franchise fees. Revenue growth also contributed to higher house profits which resulted in higher incentive management fees. The following table is a summary of year-to-date rate and occupancy statistics by brand.

                                              THIRTY-SIX WEEKS ENDED
                                        -----------------------------------
                                          SEPTEMBER 12,
                                               1997       SEPTEMBER 6, 1996
                                        ----------------- -----------------
                 BRAND                   RATE   OCCUPANCY  RATE   OCCUPANCY
--------------------------------------- ------- --------- ------- ---------
Marriott Hotels, Resorts and Suites.... $126.84   79.5%   $117.01   79.2%
Ritz-Carlton...........................  184.28   80.4%    177.80   76.5%
Renaissance............................  117.37   72.8%    112.21   72.4%
Residence Inn..........................   95.41   85.8%     88.48   87.3%
Courtyard..............................   83.85   82.4%     78.29   82.5%
Fairfield Inn and Suites...............   50.89   78.4%     50.26   79.8%
--------------------

/1/ Year-to-date 1996 statistics for REVPAR, occupancy and average room rates have been adjusted for purposes of comparability with the 1997 statistics. Due to the variations in New Marriott's fiscal year, which ends on the Friday closest to December 31, the week including the 1996 New Year's Day holiday is included in the first quarter of 1996, and the week including the 1997 New Year's Day holiday is included in the fourth quarter of 1996. The adjusted year-to-date 1996 statistics are based on the same calendar days as the 1997 statistics. Comparable statistics are used throughout this discussion, and are based on New Marriott-operated U.S. properties. The Ramada International and New World brands do not have any U.S. properties.

  Sales for Marriott Hotels, Resorts and Suites, which comprise over 65 percent of total lodging sales, increased nine percent for the first three quarters of 1997 over the same period in 1996, due to strong REVPAR growth and the addition of 54 properties since the beginning of 1996. REVPAR grew nine percent as average room rates increased by eight percent and occupancy increased slightly year-over-year. Profits increased as improved REVPAR generated higher base management fees and higher house profits, resulting in increased incentive fees at many hotels.

  Ritz-Carlton reported an increase in average room rates of four percent and occupancy increased four percentage points to 80 percent, resulting in a nine percent increase in REVPAR.

  The RHG brands contributed $360 million of sales since the March 29, 1997 acquisition. After intangible amortization and interest expense, the RHG acquisition reduced 1997 year-to-date earnings per share by $.08. REVPAR for New Marriott-operated U.S. Renaissance hotels, increased five percent due to higher room rates and a slight increase in occupancy.

  Limited-service brands represented over 20 percent of total lodging sales for the first three quarters of 1997. Residence Inn, Courtyard and Fairfield Inn and Suites represent New Marriott in the limited service segments. In addition, New Marriott opened the first property under the TownePlace Suites brand, which is designed to attract extended-stay travelers in the moderate price range.

 . Residence Inn posted a REVPAR increase of six percent, due to an increase in average room rates of eight percent, to $95.41, offset by a slight decrease in occupancy to 86 percent. In addition to REVPAR increases for comparable properties, the net addition of 52 properties since the beginning of fiscal year 1996, including its fourth property outside the U.S., contributed to a 10 percent growth in sales.

 . Courtyard sales increased by nine percent. Average room rates increased seven percent, to $83.85, while occupancy remained at 82 percent, resulting in a REVPAR increase of seven percent. Sales and profits also reflect the net addition of 77 units from the beginning of fiscal year 1996. Courtyard opened its 300th unit in Fort Worth, Texas during this period and expanded its non-U.S. operations to 10 franchised Courtyard units in the United Kingdom.

 . Fairfield Inn and Suites increased sales by nine percent over last year. A one percent increase in average room rate to $50.89 was offset by a slight decline in occupancy, to 78 percent for New Marriott-operated units, resulting in no material change in REVPAR. Sales increased due to the net addition of 98 units since the beginning of fiscal year 1996, including New Marriott's 300th unit in Minneapolis/St. Paul.

  Marriott Vacation Club International sold over 16,500 timeshare intervals in the first three quarters of 1997, an increase of 26 percent over the prior year. New Marriott's sales increase resulted from very strong performance in several locations, including MVCI's first European resort in Marbella, Spain, as well as Fort Lauderdale and Orlando, Florida and Hilton Head, South Carolina. Increased profits from resort development were offset by reduced financing income, due to lower sales of timeshare notes receivable in the first three quarters of 1997.

 Contract Services

  Contract Services reported operating profit of $35 million on sales of $1,409 million, representing a 59 percent increase in sales, from the first three quarters of 1996. The unchanged profit was due to (i) start-up losses for new senior living communities and new distribution centers and accounts,
(ii) the sale-leaseback of four senior living communities in August 1996, and
(iii) the sale, subject to long-term management agreements, of 29 senior living communities in June 1997.

  Marriott Senior Living Services reported 1997 year-to-date profit growth on sales growth of 36 percent primarily due to the acquisition of Forum Group in the second quarter of 1996. In addition, occupancy rates on comparable Marriott properties increased two percentage points, to 94 percent, and average per diem rates also increased by five percent, to over $99. A net total of 55 properties have been opened since the beginning of

1996, including New Marriott's first properties to feature special care centers for people with Alzheimer's and other memory disorders, and New Marriott's first two Village Oaks communities.

  Marriott Distribution Services more than doubled sales by adding several major restaurant accounts. Three new distribution centers were opened in 1997, an increase of five since the third quarter of last year. Profits declined due to the start-up costs at the new centers as well as costs associated with integration of new business within existing centers.

 Corporate Activity

  Interest expense decreased 33 percent over the first three quarters of 1996, reflecting the disposition of Forum Group debt in June 1997. Interest income decreased from $25 million to $19 million reflecting reduced loans receivable as a result of the collection and sale of over $200 million of loans in the second half of 1996. Corporate expenses increased due to non-cash items associated with investments generating significant income tax benefits as well as modest staff increases to accommodate growth and new business development. The effective income tax rate increased from 38 percent in 1996 to 39 percent in 1997 due to nondeductible goodwill amortization associated with the RHG acquisition, partially offset by tax credits generated by certain investments.

LIQUIDITY AND CAPITAL RESOURCES

 Growth Strategy

  New Marriott expects to continue aggressively expanding its lodging and contract services businesses, including development of new hospitality-related products and services. Growth targets over the next five years include:

  . Adding more than 140,000 rooms worldwide to its portfolio of hotel brands, primarily through management contracts, franchising and selective internal development of lodging properties.

  . Growing its timeshare resort portfolio in the United States and abroad, to significantly increase the number of intervals sold annually.

  . Growing its senior living services business to more than 200 retirement communities by the year 2000, primarily through management contracts and selective internal development of assisted living and independent full-service communities.

  . Becoming the national leader in multi-unit limited line food distribution, with third-party sales of $2 billion annually.

  New Marriott believes it has access to financial resources sufficient to finance this growth, as well as to support ongoing operations and meet debt service and other cash requirements. New Marriott's lodging management and franchise operations and its contract services businesses generate substantial operating cash flow, with only modest reinvestment requirements.

 Cash From Operations

  Cash from operations was $504 million in 1996, $281 million in 1995 and $300 million in 1994. The increase in cash flow in 1996 reflects both higher earnings and $148 million of proceeds from the sale of timeshare notes receivable. Cash provided by operations for the first three quarters of 1997 of $465 million increased slightly over 1996 as higher net income was offset by working capital changes reported due to the timing of the 1996 year end. While New Marriott's timesharing business generates strong operating cash flow, annual amounts are affected by the timing of cash outlays for the acquisition and development of new resorts and cash inflows related to purchaser financing. Interval sales financed by New Marriott are not included in operating cash flow until cash is collected or the notes are sold for cash.

  EBITDA was $561 million, $437 million and $338 million for fiscal years 1996, 1995 and 1994, respectively, representing a 28 percent increase in 1996 and a 29 percent increase in 1995. EBITDA increased

24 percent to $474 million for the first three quarters of 1997 compared to the same period in 1996. New Marriott considers EBITDA to be an indicative measure of New Marriott's operating performance because EBITDA can be used to measure New Marriott's ability to service debt, fund capital expenditures and expand its business; such information should not be considered as an alternative to net income, operating profit, cash flows from operations or any other operating or liquidity measure prescribed by generally accepted accounting principles. A substantial portion of New Marriott's EBITDA is based on fixed dollar amounts or percentages of sales, primarily lodging base management and franchise fees. With more than 1,100 lodging properties, no single operation is critical to New Marriott's financial results.

  New Marriott's ratio of current assets to current liabilities was .70 at January 3, 1997, compared to .81 at December 29, 1995. Each of New Marriott's businesses minimizes working capital through strict credit-granting policies, aggressive collection efforts and high inventory turnover.

  Working capital for managed hotels is generally advanced to New Marriott by the hotel owners. Funds for refurbishment of these managed properties are provided through escrow accounts, whereby an established percentage of sales is set aside annually for such purposes.

 Investing Activities Cash Flows

  Acquisitions. New Marriott regularly considers acquisitions of businesses. During 1996 and 1995, in the aggregate, New Marriott spent nearly $1 billion on acquisitions, including associated debt, including Forum Group, a leading provider of senior living services, and 49 percent of The Ritz-Carlton Hotel Company LLC, one of the world's premier luxury hotel brands and management companies. New Marriott expects to exercise its right to acquire the remaining 51 percent of The Ritz-Carlton Hotel Company LLC over the next several years at prices based on Ritz-Carlton's cash flow. During the first three quarters of 1997, New Marriott spent $856 million on the acquisition of RHG.

  Dispositions. In 1996, New Marriott sold and leased back four senior living communities. In 1995 New Marriott sold three senior living communities. Cash generated from dispositions of $437 million, primarily comprised of $209 million from the sale of the 29 Forum Group properties to Host Marriott Corporation ("Host Marriott"), as well as $103 million from the sale of Senior Living Services communities and $99 million from the sale of limited service hotels. New Marriott expects that, over time, it will sell certain lodging and senior living service properties under development or to be developed, while continuing to operate them under long-term agreements.

  Investments with Host Marriott. In pursuit of its growth strategy, New Marriott has provided and expects to provide in the future, financing to Host Marriott for a portion of the cost of acquiring properties to be operated or franchised by New Marriott. In this regard, New Marriott invested an aggregate of $80 million in 1995 principally in the form of mortgage loans. In 1996, New Marriott invested $57 million in connection with Host Marriott's acquisition of a controlling interest in two hotels (over 900 rooms) in Mexico City, both of which are now operated by New Marriott. In the aggregate, since the beginning of 1994, Host Marriott has acquired and converted 12 full service hotels (5,000 rooms) to the Marriott brand and completed construction of two full-service hotels (1,600 rooms) operated by New Marriott.

  Until its termination by mutual consent in June 1997, New Marriott provided Host Marriott with a $225 million secured credit facility. During 1996, Host Marriott repaid the outstanding balance of $22 million under this facility and also repaid the $109 million outstanding under the first mortgage financing on the Philadelphia Convention Center Marriott Hotel. New Marriott sold the $35 million loan secured by the New York Marriott East Side Hotel to an institutional investor.

  Capital Expenditures and Other Investments. Capital expenditures in 1996, 1995 and 1994 of $293 million, $127 million and $86 million, respectively, and capital expenditures of $328 million and $157 million for the first three quarters of 1997 and 1996, respectively, included construction of new senior living communities and Courtyard, Residence Inn and TownePlace Suites properties.

  New Marriott also will continue to make other investments to grow its businesses, including development of new timeshare resorts and loans and minority equity investments in connection with adding units to the Marriott Lodging and Senior Living Services businesses.

  New Marriott has made loans to unaffiliated owners of hotel and senior living properties which it operates or franchises. At January 3, 1997, loans outstanding pursuant to this program totaled $59 million and unfunded commitments aggregated $141 million. These loans are typically secured by mortgages on the projects. During 1996, $113 million of proceeds were received from sales of such loans to institutional investors.

  The annual capital required by New Marriott to maintain its hotels and retirement communities is modest. Most of New Marriott's management contracts require owners to set aside a fixed percentage of sales for renovation and refurbishment of the properties. Aggregate reinvestment outlays by owners of New Marriott-operated properties exceeded $350 million in 1996.

  New Marriott, like most computer users, will be required to modify significant portions of its computer software so that it will function properly in the year 2000 and beyond. New Marriott has assembled a dedicated team to address the year 2000 issue. This team has completed an inventory of all systems requiring modification, and has completed the remediation of some significant systems. Many of the costs to be incurred will be reimbursed to New Marriott or otherwise paid directly by owners and clients, pursuant to existing contracts. Estimated pre-tax costs to be borne by New Marriott are approximately $20 to $25 million. These amounts are subject to numerous estimation uncertainties including extent of work to be done, availability and cost of consultants and the extent of testing required. These costs, for maintenance or modification of existing systems, will be expensed as incurred.

 Cash From Financing Activities

  Non-interest-bearing cash advances to or from the Company are made to allow both New Marriott and the Company to meet their respective cash requirements. Through such advances, New Marriott has had access to funds from the Company's $1.5 billion revolving credit facility and shelf registrations filed with the SEC providing for issuance of up to $550 million of debt by the Company.

  In 1996, New Marriott received proceeds of $288 million from the issuance of zero coupon subordinated LYONs which will have an aggregate maturity value of $540 million in 2011. Each $1,000 face amount of LYONs was issued at a discount representing a yield to maturity of 4.25 percent.

  Subsequent to the Spinoff, New Marriott expects to enter into a bank revolving credit facility in the range of $1.5 billion on commercially competitive terms. This facility would, among other things, allow New Marriott to pursue its strategy of expanding its lodging and contract services businesses.

INFLATION

  The rate of inflation has been moderate in recent years and, accordingly, has not had a significant impact on New Marriott's businesses.

           NEW MARRIOTT UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The unaudited Pro Forma Combined Balance Sheet of New Marriott as of September 12, 1997 presents the financial position of New Marriott as if the Transactions had been completed as of such date. The unaudited Pro Forma Combined Statements of Income of New Marriott for the 36 weeks ended September 12, 1997, the 53 weeks ended January 3, 1997, the 52 weeks ended December 29, 1995, and the 52 weeks ended December 30, 1994, present the results of operations of New Marriott as if the Transactions had been completed at the beginning of each period presented. The adjustments required to reflect the Transactions are set forth in the "SMS Pro Forma Adjustments" and "Pro Forma Transactions Adjustments" columns and are discussed in the accompanying Notes.

  The unaudited pro forma combined financial data of New Marriott and Notes thereto should be read in conjunction with the Marriott International, Inc. Consolidated Financial Statements, contained in the Marriott International, Inc. Annual Report on Form 10-K for the fiscal year ended January 3, 1997, the Marriott International, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended September 12, 1997, which are incorporated herein by reference and the audited New Marriott Combined Financial Statements and Notes thereto which are included elsewhere in this Proxy Statement.

  THE PRO FORMA INFORMATION PRESENTED IS FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT NECESSARILY REFLECT FUTURE RESULTS OF OPERATIONS AND FINANCIAL POSITION OR WHAT THE RESULTS OF OPERATIONS OR FINANCIAL POSITION WOULD HAVE BEEN HAD THE TRANSACTIONS OCCURRED AS OF THE DATE AND DURING THE PERIODS INDICATED. THIS INFORMATION DOES NOT NECESSARILY REFLECT FUTURE FINANCIAL PERFORMANCE WHEN THE TRANSACTIONS ACTUALLY OCCUR.

                                  NEW MARRIOTT

      UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 12, 1997
                                 (IN MILLIONS)

                             THE         SMS          NEW      PRO FORMA
                           COMPANY    PRO FORMA     MARRIOTT  TRANSACTIONS  PRO FORMA
                          HISTORICAL ADJUSTMENTS   HISTORICAL ADJUSTMENTS  NEW MARRIOTT
                          ---------- -----------   ---------- ------------ ------------
         ASSETS
Current assets
 Cash and equivalents...    $  359     $  (20)(A)    $  339       $ 87 (B)    $  426
 Accounts and notes
  receivable............     1,041       (310)(A)       731                      731
 Other..................       468        (95)(A)       373                      373
                            ------     ------        ------       ----        ------
                             1,868       (425)        1,443         87         1,530
                            ------     ------        ------       ----        ------
Property and equipment..     1,496        (69)(A)     1,427                    1,427
Intangible assets.......     1,773       (302)(A)     1,471                    1,471
Investments in
 affiliates.............       544        (12)(A)       532         16 (D)       572
                                                                    24 (C)
Notes and other
 receivable.............       355                      355                      355
Other assets............       288        (35)(A)       253                      253
                            ------     ------        ------       ----        ------
                            $6,324     $ (843)       $5,481       $127        $5,608
                            ======     ======        ======       ====        ======
 LIABILITIES AND EQUITY
Current liabilities
 Accounts payable.......    $1,011     $ (186)(A)    $  825                     $825
 Other current
  liabilities...........     1,109       (170)(A)       939        (16)(D)       923
                            ------     ------        ------       ----        ------
                             2,120       (356)        1,764        (16)        1,748
                            ------     ------        ------       ----        ------
Long-term debt..........     1,433     (1,326)(A)       107                      107
Other long-term
 liabilities............       979        (81)(A)       898                      898
Convertible subordinated
 debt...................       306                      306                      306
Investments and net
 advances from Marriott
 International, Inc.....     1,486        920 (A)     2,406         87 (B)     2,549
                                                                    24 (C)
                                                                    32 (D)
                            ------     ------        ------       ----        ------
                            $6,324     $ (843)       $5,481       $127        $5,608
                            ======     ======        ======       ====        ======

            See Notes to Unaudited Pro Forma Combined Financial Data

                                 NEW MARRIOTT
              UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  THIRTY-SIX WEEKS ENDED SEPTEMBER 12, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            THE         SMS                     PRO FORMA
                          COMPANY    PRO FORMA    NEW MARRIOTT TRANSACTIONS  PRO FORMA
                         HISTORICAL ADJUSTMENTS    HISTORICAL  ADJUSTMENTS  NEW MARRIOTT
                         ---------- -----------   ------------ ------------ ------------
SALES
 Lodging
  Rooms.................   $2,950                    $2,950                    $2,950
  Food and beverage.....    1,027                     1,027                     1,027
  Other.................      791                       791                       791
                           ------                    ------                    ------
                            4,768                     4,768                     4,768
 Contract Services......    3,390     $(2,281)(E)     1,409                     1,409
                                          300 (F)
                           ------     -------        ------                    ------
                            8,158      (1,981)        6,177                     6,177
                           ------     -------        ------                    ------
OPERATING COSTS AND EX-
 PENSES
 Lodging
  Departmental direct
   costs
   Rooms................      656                       656                       656
   Food and beverage....      780                       780                       780
  Other operating ex-
   penses, including
   remittances to hotel
   owners...............    2,937                     2,937                     2,937
                           ------                    ------                    ------
                            4,373                     4,373                     4,373
 Contract Services......    3,287      (2,213)(E)     1,374                     1,374
                                          300 (F)
                           ------     -------        ------                    ------
                            7,660      (1,913)        5,747                     5,747
                           ------     -------        ------                    ------
OPERATING PROFIT
 Lodging................      395                       395                       395
 Contract Services......      103         (68)           35                        35
                           ------     -------        ------                    ------
Operating profit before
 corporate expenses
 and interest...........      498         (68)          430                       430
Corporate expenses......      (64)          4 (E)       (60)      $   1(G)        (59)
Interest expense........      (77)         59 (E)       (18)                      (18)
Interest income.........       19                        19                        19
                           ------     -------        ------       -----        ------
INCOME BEFORE INCOME
 TAXES..................      376          (5)          371           1           372
Provision for income
 taxes..................      149          (4)(E)       145                       145
                           ------     -------        ------       -----        ------
NET INCOME..............   $  227     $    (1)       $  226       $   1        $  227
                           ======     =======        ======       =====        ======
Per share information:
 Primary shares.........                                          267.4(H)      267.4
                                                                               ======
PRIMARY EARNINGS PER
 SHARE..................                                                       $  .85
                                                                               ======
 Fully diluted shares...                                          278.1(H)      278.1
                                                                               ======
 Income for fully di-
  luted EPS.............                                                       $  232
                                                                               ======
 FULLY DILUTED EARNINGS
  PER SHARE.............                                                       $  .83
                                                                               ======

            See Notes to Unaudited Pro Forma Combined Financial Data

                                  NEW MARRIOTT

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FIFTY-THREE WEEKS ENDED JANUARY 3, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            THE         SMS                     PRO FORMA
                           COMPANY   PRO FORMA    NEW MARRIOTT TRANSACTIONS  PRO FORMA
                         HISTORICAL ADJUSTMENTS    HISTORICAL  ADJUSTMENTS  NEW MARRIOTT
                         ---------- -----------   ------------ ------------ ------------
SALES
 Lodging
  Rooms.................  $ 3,619                    $3,619                    $3,619
  Food and beverage.....    1,361                     1,361                     1,361
  Other.................      874                       874                       874
                          -------                    ------                    ------
                            5,854                     5,854                     5,854
 Contract Services......    4,318     $(3,311)(E)     1,413                     1,413
                                          406 (F)
                          -------     -------        ------                    ------
                           10,172      (2,905)        7,267                     7,267
                          -------     -------        ------                    ------
OPERATING COSTS AND EX-
 PENSES
 Lodging
  Departmental direct
   costs
   Rooms................      843                       843                       843
   Food and beverage....    1,038                     1,038                     1,038
  Other operating
   expenses, including
   remittances to hotel
   owners...............    3,521                     3,521                     3,521
                          -------                    ------                    ------
                            5,402                     5,402                     5,402
 Contract Services......    4,141      (3,190)(E)     1,357                     1,357
                                          406 (F)
                          -------     -------        ------                    ------
                            9,543      (2,784)        6,759                     6,759
                          -------     -------        ------                    ------
OPERATING PROFIT
 Lodging................      452                       452                       452
 Contract Services......      177        (121)           56                        56
                          -------     -------        ------                    ------
Operating profit before
 corporate expenses and
 interest...............      629        (121)          508                       508
Corporate expenses......      (79)          6 (E)       (73)      $    1(G)       (72)
Interest expense........      (85)         48 (E)       (37)                      (37)
Interest income.........       37                        37                        37
                          -------     -------        ------       ------       ------
INCOME BEFORE INCOME
 TAXES..................      502         (67)          435            1          436
Provision for income
 taxes..................      196         (31)(E)       165                       165
                          -------     -------        ------       ------       ------
NET INCOME..............  $   306     $   (36)       $  270       $    1       $  271
                          =======     =======        ======       ======       ======
Per share information:
 Primary shares.........                                          269.7 (H)     269.7
                                                                               ======
 PRIMARY EARNINGS PER
  SHARE.................                                                       $ 1.00
                                                                               ======
 Fully diluted shares...                                          277.6 (H)     277.6
                                                                               ======
 Income for fully
  diluted EPS...........                                                       $  276
                                                                               ======
 FULLY DILUTED EARNINGS
  PER SHARE.............                                                       $  .99
                                                                               ======

             See Notes to Unaudited Pro Forma Combined Financial Data

                               NEW MARRIOTT

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   FIFTY-TWO WEEKS ENDED DECEMBER 29, 1995
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            THE         SMS                     PRO FORMA
                           COMPANY   PRO FORMA    NEW MARRIOTT TRANSACTIONS  PRO FORMA
                         HISTORICAL ADJUSTMENTS    HISTORICAL  ADJUSTMENTS  NEW MARRIOTT
                         ---------- -----------   ------------ ------------ ------------
SALES
 Lodging
  Rooms.................   $3,273                    $3,273                    $3,273
  Food and beverage.....    1,289                     1,289                     1,289
  Other.................      765                       765                       765
                           ------                    ------                    ------
                            5,327                     5,327                     5,327
 Contract Services......    3,634     $(3,031)(E)       928                       928
                                          325 (F)
                           ------     -------        ------                    ------
                            8,961      (2,706)        6,255                     6,255
                           ------     -------        ------                    ------
OPERATING COSTS AND
 EXPENSES
 Lodging
  Departmental direct
   costs
   Rooms................      772                       772                       772
   Food and beverage....      973                       973                       973
  Other operating
   expenses, including
   remittances to hotel
   owners...............    3,222                     3,222                     3,222
                           ------                    ------                    ------
                            4,967                     4,967                     4,967
 Contract Services......    3,504      (2,931)(E)       898                       898
                                          325 (F)
                           ------     -------        ------                    ------
                            8,471      (2,606)        5,865                     5,865
                           ------     -------        ------                    ------
OPERATING PROFIT
 Lodging................      360                       360                       360
 Contract Services......      130        (100)           30                        30
                           ------     -------        ------                    ------
Operating profit before
 corporate expenses and
 interest...............      490        (100)          390                       390
Corporate expenses......      (64)          5 (E)       (59)      $    1(G)       (58)
Interest expense........      (53)         44 (E)        (9)                       (9)
Interest income.........       39                        39                        39
                           ------     -------        ------       ------       ------
INCOME BEFORE INCOME
 TAXES..................      412         (51)          361            1          362
Provision for income
 taxes..................      165         (23)(E)       142                       142
                           ------     -------        ------       ------       ------
NET INCOME..............   $  247     $   (28)       $  219       $    1       $  220
                           ======     =======        ======       ======       ======
Per share information:
 Primary shares.........                                          263.8 (H)     263.8
                                                                               ======
 PRIMARY EARNINGS PER
  SHARE.................                                                       $  .83
                                                                               ======
 Fully diluted shares...                                          264.6 (H)     264.6
                                                                               ======
 Income for fully
  diluted EPS...........                                                       $  220
                                                                               ======
 FULLY DILUTED EARNINGS
  PER SHARE.............                                                       $  .83
                                                                               ======

           See Notes to Unaudited Pro Forma Combined Financial Data

                                 NEW MARRIOTT
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   FIFTY-TWO WEEKS ENDED DECEMBER 30, 1994
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            THE         SMS                     PRO FORMA
                           COMPANY   PRO FORMA    NEW MARRIOTT TRANSACTIONS  PRO FORMA
                         HISTORICAL ADJUSTMENTS    HISTORICAL  ADJUSTMENTS  NEW MARRIOTT
                         ---------- -----------   ------------ ------------ ------------
SALES
 Lodging
  Rooms.................   $3,036                    $3,036                    $3,036
  Food and beverage.....    1,210                     1,210                     1,210
  Other.................      703                       703                       703
                           ------                    ------                    ------
                            4,949                     4,949                     4,949
 Contract Services......    3,466     $(2,961)(E)       797                       797
                                          292 (F)
                           ------     -------        ------                    ------
                            8,415      (2,669)        5,746                     5,746
                           ------     -------        ------                    ------
OPERATING COSTS AND
EXPENSES
 Lodging
  Departmental direct
   costs
   Rooms................      727                       727                       727
   Food and beverage....      922                       922                       922
  Other operating
   expenses, including
   remittances to hotel
   owners...............    2,998                     2,998                     2,998
                           ------                    ------                    ------
                            4,647                     4,647                     4,647
 Contract Services......    3,355      (2,864)(E)       783                       783
                                          292 (F)
                           ------     -------        ------                    ------
                            8,002      (2,572)        5,430                     5,430
                           ------     -------        ------                    ------
OPERATING PROFIT
 Lodging................      302                       302                       302
 Contract Services......      111         (97)           14                        14
                           ------     -------        ------                    ------
Operating profit before
 corporate expenses and
 interest...............      413         (97)          316                       316
Corporate expenses......      (68)          5 (E)       (63)      $    1(G)       (62)
Interest expense........      (32)         25 (E)        (7)                       (7)
Interest income.........       29                        29                        29
                           ------     -------        ------       ------       ------
INCOME BEFORE INCOME
 TAXES..................      342         (67)          275            1          276
Provision for income
 taxes..................      142         (29)(E)       113                       113
                           ------     -------        ------       ------       ------
NET INCOME..............   $  200     $   (38)       $  162       $    1       $  163
                           ======     =======        ======       ======       ======
Per share information:
 Primary shares.........                                          264.6 (H)     264.6
                                                                               ======
 PRIMARY EARNINGS PER
  SHARE.................                                                       $  .62
                                                                               ======
 Fully diluted shares...                                          264.6 (H)     264.6
                                                                               ======
 Income for fully
  diluted EPS...........                                                       $  163
                                                                               ======
 FULLY DILUTED EARNINGS
  PER SHARE.............                                                       $  .62
                                                                               ======

           See Notes to Unaudited Pro Forma Combined Financial Data

                                 NEW MARRIOTT

             NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  A. Represents the removal of assets and liabilities of MMS, together with certain debt remaining with MMS.

  B. Represents anticipated cash flows to (from) New Marriott as a result of the Transactions as follows:

                                                                     $ MILLION
                                                                     ---------
    Net tangible assets closing adjustment..........................    (50)
    Allocation of cash for deferred bonus stock.....................    (20)
    Payment from SMS in relation to the agreed upon level of SMS
     debt...........................................................    107
    Proceeds from the sale of MMS UK................................     50
                                                                        ---
                                                                        $87
                                                                        ===

  C. Represents the allocation to SMS of its pro rata share of the LYONs based upon the relative equity value of SMS and New Marriott on the Spinoff Date as provided in the LYONs Allocation Agreement.

  D. Represents allocation of assets and liabilities in accordance with the Tax Sharing Agreement and Employee Benefits Allocation Agreement.

  E. Represents the operating results of MMS, together with interest expense on certain debt remaining with MMS.

  F. Represents the historical intercompany sales activity between MDS and MMS, which has been eliminated in the Company's consolidated financial statements prior to the Spinoff.

  G. Represents license fee income earned by New Marriott from SMS.

  H. Primary earnings per share is computed based on the common shares to be issued in the Spinoff and the dilutive impact of common equivalent shares issuable to New Marriott employees. Fully diluted earnings per share is computed based on (i) the common shares to be issued in the Spinoff, (ii) the dilutive impact of common equivalent shares issuable to New Marriott employees and (iii) the dilutive impact of the LYONs. Pro forma net income for fully diluted earnings per share represents pro forma net income plus the after-tax amount of interest on the LYONs.

  NOTE 1--Based upon the agreed upon allocation of debt between New Marriott and SMS, on a pro forma basis New Marriott would have received $802 million, $825 million, $1,051 million and $1,023 million of cash at the beginning of the 36 weeks ended September 12, 1997, the 53 weeks ended January 3, 1997, the 52 weeks ended December 29, 1995 and the 52 weeks ended December 30, 1994, respectively, due to its lower levels of debt at those times. The unaudited pro forma combined statements of income do not reflect any earnings on such cash balances.

                               MANAGEMENT OF SMS

SMS BOARD OF DIRECTORS

  The business of SMS will be managed under the direction of the SMS Board. In connection with the Transactions, the Company will reconsitute the SMS Board as of the Effective Date so that the eight persons identified below will constitute the entire SMS Board. Unlike the Company Board, the SMS Board will not be divided into classes. Each director of SMS will be elected at the annual meeting of stockholders for a one-year term, expiring on the date of the next annual meeting of stockholders. Directors whose election is ratified at the Special Meeting will hold office until the 1998 annual meeting of stockholders.

NAME                   AGE

William J. Shaw......  52   On March 31, 1997, Mr. Shaw became President and
Chairman of the             Chief Operating Officer of the Company. Mr. Shaw
Board                       joined Marriott Corporation in 1974, was elected
                            Corporate Controller in 1979 and a Vice President in 1982. In 1986, Mr. Shaw was elected Senior Vice
                            President--Finance and Treasurer of Marriott
                            Corporation. He was elected Executive Vice
                            President of Marriott Corporation and promoted to Chief Financial Officer in April 1988. In February
                            1992, he was elected President of the Marriott
                            Service Group, which now comprises the Company's
                            Contract Service Group. Mr. Shaw was elected
                            Executive Vice President and President--Marriott
                            Service Group in October 1993. Mr. Shaw is also
                            Chairman of the Board of Directors of Host
                            Marriott Services. He also serves on the Board of Trustees of the University of Notre Dame, Loyola
                            College in Maryland and the Suburban Hospital
                            Foundation. Mr. Shaw has been a director of the Company since May 1997. He is expected to become
                            President and Chief Operating Officer of New
                            Marriott and to serve on the New Marriott Board.

Charles D. O'Dell....  46   Mr. O'Dell will serve as President and Chief
                            Executive Officer of SMS. Mr. O'Dell joined
                            Marriott Corporation in 1979 and became a Regional
                            Manager in Marriott Corporation's Roy Rogers
                            Division in 1981. Mr. O'Dell held several management positions in that Division until 1985, when he was named Division Vice President--
                            Education in the Food and Services Management
                            Division. In 1986, Mr. O'Dell became Senior Vice
                            President of Business Food and Auxiliary Services, and in November 1990 he was appointed President of Marriott Management Services. Mr. O'Dell serves as a foundation trustee for the Educational
                            Foundation of the National Restaurant Association.
                            He also is a director of the Deafness Research
                            Foundation and is a board member of Second Harvest
                            National Food Bank Network.

Pierre Bellon........  68   Mr. Bellon is Chairman and Chief Executive Officer
                            of Sodexho, a company which he founded in 1966 and which has been listed on the Paris Bourse since
                            1983. In addition, he is Vice-Chairman of the Conseil National du Patronat Francais
                            (Confederation of French Industries and Services), and from 1969-1979 was a member of the Conseil
                            Economique et Social (Social and Economic Council) in France. Mr. Bellon also serves as a director of L'Air Liquide (an industrial gas company).

Bernard Carton.......  63   Mr. Carton is Senior Vice President and Chief
                            Financial Officer of Sodexho, a position he has held since 1975. Prior to joining Sodexho,

NAME                   AGE

                            Mr. Carton held positions with several French and American companies, including Manpower, Inc. (Vice President, Finance for European Operations 1970-
                            1975), Control Data Corporation (Vice President, Finance European countries 1962-1970) and General Electric Company (Engineer 1960-1962).

Edouard de Royere....  65   Mr. de Royere is a director of L'Air Liquide and
                            its former Chairman and Chief Executive Officer, a
                            position he held from 1985 until his retirement in
                            1995. Prior to such time, Mr. de Royere served in
                            various capacities at L'Air Liquide, including
                            Vice President (1982-1985), Assistant Vice
                            President (1980-1982), Assistant to the Chief
                            Executive Officer (1979) and General Counsel and
                            Company Secretary (1967-1979). Mr. de Royere also
                            serves as a director of Sodexho, L'Oreal S.A. (a
                            beauty and personal care company), Groupe Danone
                            (a food and beverage company) and Solvay S.A. (a
                            chemical and pharmaceutical company).
John W. Marriott
III..................  36   Mr. Marriott is Senior Vice President of the
                            Company's Mid-Atlantic Region, a position he has held since June 1996 (and will retain with New
                            Marriott). He joined Marriott Corporation in 1986 as a Sales Manager and subsequently served as a Restaurant Manager and as a director of Food and Beverage. In 1989, Mr. Marriott served as
                            Executive Assistant to the Chairman, J.W.
                            Marriott, Jr., who is his father. He has also held positions as Director of Corporate Planning, Finance, Director of Marketing for a hotel and General Manager. Since 1993, Mr. Marriott has held successive positions as Director of Finance in the Company's Treasury Department, Director of Finance in the Host Marriott Finance and Development
                            Department, and Vice President, Lodging
                            Development for The Ritz-Carlton Hotel Company
                            LLC.

Doctor R. Crants.....  53   Doctor R. Crants, a founder of Corrections
                            Corporation of America ("CCA"), was elected Chief
                            Executive Officer and Chairman of the Board of CCA in 1994 and President of CCA in 1998. From 1987 to
                            1994, he served as President, Chief Executive
                            Officer and Vice Chairman of the Board of Directors of CCA. From 1983 to 1987, Mr. Crants served as Secretary and Treasurer of CCA. Mr.
                            Crants has served as a director of CCA since 1983.
                            In 1997, Mr. Crants founded and became Chairman of the Board of Trustees of CCA Prison Realty Trust.
                            Mr. Crants serves as a director of the Nashville
                            Area Chamber of Commerce and the Tennessee Vietnam
                            Leadership Program.

Daniel J. Altobello..  56   Daniel J. Altobello is the Chairman of Onex Food
                            Services, Inc., the parent corporation of Caterair
                            International, Inc. and LSG/SKY Chefs, and the largest airline catering company in the world.
                            From 1989 to 1995, Mr. Altobello served as
                            Chairman, President and Chief Executive Officer of
                            Caterair International Corporation. From 1979 to
                            1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation, including
                            Executive Vice President of Marriott Corporation and President, Marriott Airport Operations Group.
                            Mr. Altobello began his management career at Georgetown University, including service as Vice
                            President,

                            Administration Services. He is a member of the board of directors of American Management Systems, Inc., Colorado Prime Corp. and Blue Cross Blue Shield of Maryland, and a trustee of Loyola Foundation, Inc., Mt. Holyoke College, Suburban Hospital Foundation, Inc. and the Woodstock Theological Center at Georgetown University.

  Three of the above directors (Pierre Bellon, Bernard Carton and Edouard de Royere) were nominated by Sodexho in accordance with the Stockholder Agreement. Charles D. O'Dell was also nominated pursuant to the Stockholder Agreement because it is expected that he will be the Chief Executive Officer of SMS. See "THE TRANSACTIONS--Arrangements Between SMS and Sodexho--Stockholder Agreement."

  Ratification of Pierre Bellon, Bernard Carton, Edouard de Royere, William J. Shaw, Charles D. O'Dell, John W. Marriott III, Doctor R. Crants and Daniel J. Altobello as directors of SMS, effective as of the Effective Date in connection with the Transactions with terms to expire at the 1998 annual meeting of stockholders, is subject to the affirmative vote of a majority of the outstanding shares of Company Common Stock.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SMS BOARD. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

COMMITTEES OF THE SMS BOARD

  The SMS Board is expected to have two standing committees: Audit and Compensation.

  The members of the Audit Committee are expected to be Doctor R. Crants and Daniel J. Altobello. The Audit Committee will meet at least two times a year with the SMS independent auditors, management representatives and internal auditors. The Audit Committee will recommend to the SMS Board the appointment of independent auditors, approve the scope of audits and other services to be performed by the independent and internal auditors, and review the results of internal and external audits, the accounting principles applied in financial reporting and the adequacy of financial and operational controls. The independent auditors and internal auditors will have unrestricted access to the Audit Committee and vice versa.

  The members of the Compensation Committee are expected to be Bernard Carton, William J. Shaw and either Mr. Altobello or Mr. Crants, who will serve as Chair. The functions of this Committee will include determining the compensation of senior officers and certain other employees, administering employee compensation and benefit plans and reviewing the operations and policies of such plans.

COMPENSATION OF DIRECTORS

  [Information regarding compensation of directors will be provided in a subsequent filing of this Proxy Statement.]

EXECUTIVE OFFICERS

  Set forth below is certain information with respect to the persons who are expected to serve as executive officers of SMS immediately following the Spinoff.

NAME                   AGE
----                   ---
Charles D. O'Dell....  46   See "--SMS Board of Directors," above.
President and Chief
Executive Officer

Michel Landel........  46   Michel Landel is President and Chief Executive
Executive Vice              Officer of Sodexho North America, a position he
President                   has held since 1994. Mr. Landel joined Sodexho in
                            1984 as a Regional Manager of Sodexho Africa. In
                            1986, he was named President of Sodexho Africa, a
                            position he held until 1989, when he became
                            President and Chief Executive Officer of Sodexho's
                            United States operations. Prior to joining
                            Sodexho, Mr. Landel held positions with Groupe
                            Poliet (Plant General Manager, 1980-1984) and The
                            Chase Manhattan Bank (Financial Analyst and
                            Assistant Treasurer, 1976-1980).

Anthony F. Alibrio...  53   Anthony F. Alibrio's career has been focused on
President, Health           serving the health care industry for the past 27
Care Services               years of his 32 year tenure with the Company. In
                            the past he has held various operations, sales,
                            and marketing responsibilities including Division
                            Vice President and National Vice President of
                            Sales and Marketing. For the past six years, he
                            has served as President of the Company's Health
                            Care Services. A member of the Healthcare Research
                            and Development Institute and the American Academy
                            of Medical Administrators, Mr. Alibrio also serves
                            as a member of the board of directors for the
                            National Committee for Quality Health Care and
                            Health Insights Foundation.

Stephen J. Brady.....  53   Stephen J. Brady joined Sodexho USA in 1989 after
Senior Vice                 a 15-year career in the retail industry. His
President, Corporate        positions with Sodexho USA were Vice President of
Communications              Strategic Development, Vice President of
                            Healthcare Operations and Regional Vice President
                            of Education Operations. He currently is Vice
                            President of Marketing and Communications for
                            Sodexho USA. Mr. Brady serves on the board of
                            FoodChain, the national food rescue network.

Robert Drury.........  51   Robert Drury is Senior Vice President of Finance
Corporate Treasurer         and Chief Financial Officer for Sodexho USA. He
                            joined Sodexho USA in 1995. Prior to joining
                            Sodexho USA, Mr. Drury held positions with
                            ARAMARK, including Chief Financial Officer of the
                            Leisure/International Sector, and had profit
                            responsibility for the Encore Service Division.
                            Previously, he was with PepsiCo in strategic
                            planning and with its Wilson Sporting Goods
                            Division in a variety of operating and financial
                            roles.



William W. Hamman....  56   William W. Hamman is currently President of
President, Higher           Marriott Education Services. He has supported the
Education Services          higher education community for 37 years, holding
                            positions in Marriott Education Services that
                            include Regional Vice President, Area Vice
                            President and Division Vice President. Mr. Hamman
                            is active in the National Association of College
                            and University Business Officers (NACUBO) and
                            Council of Independent Colleges (CIC). He also
                            serves on the Western Illinois University
                            Foundation Board of Trustees.

NAME                   AGE

Randall C. Harris....  46   Randall C. Harris joined Marriott Management
Senior Vice                 Services in 1997. Before joining the Company, Mr.
President and Chief         Harris was Senior Vice President of Cognizant
Human Resources             Corporation, which was formed as a result of the
Officer                     restructuring of Dunn & Bradstreet Corporation.
                            His previous experience includes senior human resources and general management positions with American Express (and the subsequent IPO of First
                            Data Corporation) and Sprint Corporation.

Lawrence E. Hyatt....  43   Lawrence E. Hyatt is Senior Vice President,
Senior Vice                 Finance and Planning for MMS. He joined the
President and Chief         Company in 1981 and has been Staff Auditor for
Financial Officer           Corporate Internal Audit, Manager of Financial
                            Analysis for Roy Rogers Restaurants, Director of
                            Finance for Marriott Services Group and Vice
                            President, Operations Planning and Control for the
                            Company. Previously, Mr. Hyatt was an associate in ICF Incorporated and a financial analyst for the US Department of Energy.

Robert J. Jantzen....  49   Robert J. Jantzen is President, Marriott Corporate
President, Corporate        Services. He joined the Company in 1984 and has
Services                    served as Senior Vice President of Marriott
                            Corporate Services and Senior Vice President of
                            International, Sales and Support Services for MMS.
                            Prior to joining the Company, Mr. Jantzen served in operations, sales and marketing with PepsiCo and Procter & Gamble.

David R. Smail.......  58   David R. Smail is Senior Vice President and Chief
Senior Vice                 Information Officer for MMS. Prior to joining MMS
President and Chief         in this position in 1993, he served for 11 years
Information Officer         as a Vice President in Marriott Corporation's
                            Information Systems Department. He joined Marriott in 1981 after serving 4 years as an Assistant Vice
                            President at AMTRAK. Before that he spent 14 years with Andersen Consulting.

Robert A. Stern......  39   Robert A. Stern currently is Associate General
Senior Vice                 Counsel for the Company. He currently provides
President and               legal support to MMS. Previously, he provided
General Counsel             legal support to the Company's Restaurant and
                            Travel Plaza businesses. Mr. Stern joined the
                            Company in 1985 from the Washington, D.C., office of Skadden Arps Slate Meagher & Flom.

Anthony J. Wilson....  45   Anthony J. Wilson is Senior Vice President,
Senior Vice                 Marketing and Product Development for MMS. He
President, Marketing        joined the Company in November 1996. Previously,
and Purchasing              Mr. Wilson was Vice President and General Manager
                            in the Global Food Service division of Campbell
                            Soup Company. He also spent 13 years at ARAMARK, where he served as Senior Vice President ARASERVE and President of ARAMARK's Marketing Services
                            Group.

SMS STOCK PLANS

 SMS Comprehensive Stock Plans

  Prior to the Effective Date, the Company will amend and restate the Company 1993 Stock Plan and the Company 1996 Stock Plan. The amended and restated plans will be known, respectively, as the Sodexho Marriott Services, Inc. 1993 Comprehensive Stock Incentive Plan (the "SMS 1993 Stock Plan") and the Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan (the "SMS 1998 Stock Plan" and, together with the SMS 1993 Stock Plan, the "SMS Stock Plans") as of the Effective Date. The purpose of the plans is to promote and enhance the long-term growth of SMS by aligning the interests of its employees with the interests of its stockholders. The amendment and restatement of the SMS 1993 Stock Plan will be for the purpose of issuing and administering conversion awards pursuant to the Employee Benefits Allocation Agreement with respect to awards previously granted under the Company 1993 Stock Plan. Other than these conversion awards, no new awards will be made under the SMS 1993 Stock Plan. The SMS 1998 Stock Plan will govern the issuance and administration of conversion awards as described below and will be available for the issuance of new awards following the Spinoff. The principal terms of the SMS Stock Plans are summarized below.

  Administration. The SMS Stock Plans will be administered by the Compensation Committee of SMS or any other Committee appointed by the SMS Board (the "SMS Compensation Committee"), the members of which will be non-employee directors of SMS. The SMS Compensation Committee will have broad discretion to determine the SMS employees eligible for awards and the type of awards to be granted under the SMS 1998 Stock Plan and to interpret the plan provisions of the SMS Stock Plans. The SMS Stock Plans provide that, upon certain changes in structure of SMS, the SMS Compensation Committee or the SMS Board may provide for the adjustment of the outstanding awards.

  Shares Available Under the SMS Comprehensive Stock Plans. As of the Effective Date, no shares will be available for issuance under the SMS 1993 Stock Plan, other than the shares reserved for conversion awards on behalf of SMS Employees who immediately prior to the Effective Date held awards granted under the Company 1993 Stock Plan.

  As a result of the Transactions (including the SMS Reverse Stock Split), the Company Board, pursuant to plan provisions, is adjusting the total number of shares available for issuance of awards under the Company 1996 Stock Plan, which on and after the Effective Date will be the total number of shares available for the issuance of awards under the SMS 1998 Stock Plan. The SMS 1998 Stock Plan provides that no more than 10 million shares of SMS Common Stock will be available for issuance of awards under the SMS 1998 Stock Plan to cover conversion awards and future awards for SMS Employees after (i) giving effect to the Spinoff and the SMS Reverse Stock Split and (ii) cancellation of awards to persons other than SMS Employees as a result of the Spinoff. The SMS 1998 Stock Plan also provides that this limit will not be increased without approval of the SMS stockholders. That number of shares will be used for the conversion of existing awards under the Company Stock Plans and the International Catering Corporation 1996 Stock Option Plan (the "ICC Stock Option Plan") and for new awards following the Transactions.

  The SMS 1998 Stock Plan provides that no employee will be eligible to receive awards covering more than 500,000 shares of SMS Common Stock in any one fiscal year (excluding for this purpose any conversion awards described below).

  These limitations will be subject to further adjustment in the event of any future change in capitalization of SMS, such as a stock split, or a corporate transaction such as a merger, consolidation, separation, spinoff, reorganization (whether or not taxable) or any partial or complete liquidation of SMS. If any award (including an award granted under the SMS 1993 Stock Plan or the SMS 1998 Stock Plan) is canceled or terminated or expires or lapses, or if any shares of SMS Common Stock are surrendered in connection with any such award, the shares subject to the award and the surrendered shares will be available for further awards under the SMS 1998 Stock Plan.

  Eligibility. Non-union employees of SMS are eligible to participate in the SMS 1998 Stock Plan. In addition, employees of SMS will receive certain conversion awards under the SMS Stock Plans as described below. See "-- Conversion Awards."

  Stock Option Awards. Under the SMS 1998 Stock Plan, options may be granted either on a non-qualified tax basis or as "incentive stock options" within the meaning of Section 422 of the Code. The option price may not be less than 100 percent of the fair market value of SMS Common Stock on the date the option is granted. It is expected that approximately 500 employees will be eligible for stock option awards.

  Each option may have a term of up to 15 years, as determined by the SMS Compensation Committee. If an optionee (other than an "approved retiree") ceases to be an employee or has been on leave of absence for more than 12 months (except in the case of a leave approved by the SMS Compensation Committee), unless otherwise provided for in an award agreement, the unexercisable portion of the option will be forfeited and the exercisable portion will generally terminate if not exercised within the following three months (one year in the case of a permanently disabled employee).

  Under the SMS 1998 Stock Plan, unless otherwise provided in an award agreement, nonqualified options granted to optionees who subsequently become "approved retirees" (retirement with approval from the SMS Compensation Committee after 20 years of service or after attaining age 55 with 10 years of service and while a noncompetition agreement is honored) will not expire until the earlier of (i) the expiration of the option in accordance with its original term, or (ii) one year from the date on which the option granted latest in time to the optionee has fully vested. Unless otherwise provided in an award agreement, if an optionee dies while employed or while an approved retiree, all the optionee's options become fully vested and may be exercised until the earlier of the expiration date for such options or one year after the optionee's death. Unless otherwise provided in an award agreement, if an optionee who is not an approved retiree dies after termination of employment, a legatee may exercise the remaining options to the same extent and during the same period that the optionee could have exercised the options if the optionee had not died.

  When exercising a nonqualified option, an optionee is taxed at ordinary income rates on the gain represented by the difference between the option price and the market price on the day of exercise times the number of shares exercised. SMS receives a corresponding deduction of the amount of gain.

  For incentive stock options, the individual is not taxed at the time of exercise (although the difference between the exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability). If the employee subsequently sells the shares within one year from the date of exercise, the employee recognizes ordinary income equal to the amount of gain and SMS may take a corresponding deduction. If the shares are held for a period in excess of one year, the gain recognized by the employee upon sale of the shares is treated as a capital gain and SMS receives no deduction.

  Other Share-Based Awards. Under the SMS 1998 Stock Plan, the SMS Compensation Committee may grant any other awards denominated or payable in or in any combination of cash, SMS Common Stock, a SMS Common Stock equivalent or appreciation unit or security convertible into SMS Common Stock. Such awards may be issued in tandem with other awards and made subject to any terms and conditions as determined by the SMS Compensation Committee and specified in the award agreements.

  Performance Measures. In order to comply with the requirements for exclusion from the limit on the tax deduction of executive compensation under Section 162(m) of the Code, the SMS Compensation Committee may condition the grant or payment of restricted stock awards to employees under the SMS 1998 Stock Plan on the attainment of performance objectives. The performance objectives will be measured by one or more of the following factors: (i) consolidated cash flows, (ii) consolidated financial reported earnings, (iii) consolidated economic earnings, (iv) earnings per share of SMS Common Stock, (v) business unit financial reported earnings, (vi) business unit economic earnings, (vii) business unit cash flows and (viii) appreciation in the price of SMS Common Stock, considered alone or as measured against the performance of a group of companies approved by the SMS Compensation Committee.

  Conversion Awards.

  Pursuant to the Employee Benefits Allocation Agreement, the SMS 1993 Stock Plan and the SMS 1998 Stock Plan must provide for the issuance of certain conversion awards denominated in shares of SMS Common Stock in replacement of certain awards denominated in shares of Company Common Stock outstanding on the Effective Date and held by individuals who will be SMS Employees. See "THE TRANSACTIONS--Arrangements Between SMS and New Marriott--Employee Benefits Allocation Agreement." The grantees of these conversion awards will be given service credit to the extent required under the Employee Benefits Allocation Agreement. The awards will be subject to the terms and conditions substantially similar to those governing the awards as they were in effect before the Spinoff. Approximately 800 employees will receive conversion awards under plans covering a total of approximately 1.9 million shares of SMS Common Stock before giving effect to the Spinoff or the SMS Reverse Stock Split.

  Pursuant to the ICC 1996 Stock Option Plan, ICC currently has outstanding options to acquire 361,200 shares of ICC common stock. Pursuant to the Acquisition Agreement, prior to the Effective Date, 42 percent of the options held by each holder shall be settled for cash, assuming an ICC stock price of $46.21, and as of the Effective Date, 58 percent of the options held by each holder shall be converted into options to purchase such number of shares of SMS Common Stock at such exercise price as will preserve the financial value of the options (the "ICC Conversion Options"). The exercise price of the ICC Conversion Options will bear the same ratio to the per share value of the shares underlying the option after the conversion as the exercise price bears to $46.21 before the conversion. The number of shares subject to the conversion options will be determined so that the aggregate spread after the conversion (based on NYSE trading prices) equals the aggregate spread before the conversion. Such ICC Conversion Options will be issued under the terms of the SMS 1998 Stock Plan. Approximately 76 employees will receive ICC Conversion Options covering approximately 484,100 shares of SMS Common Stock after giving effect to the Spinoff and the SMS Reverse Stock Split.

 Employee Stock Purchase Plan

  The Company maintains the Company Employee Stock Purchase Plan. Prior to the Effective Date, the Company Board will amend the Company Employee Stock Purchase Plan to suspend the issuance of options to acquire Company Common Stock. At this time, SMS has not determined whether any options to acquire SMS Common Stock will be awarded under this plan following the Effective Date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Policy Committee during the last fiscal year were Floretta Dukes McKenzie (Chair), Roger W. Sant, W. Mitt Romney and Lawrence M. Small. None of the members of this Committee are or were formerly officers or employees of the Company.

  The members of the SMS Compensation Committee are expected to be Bernard Carton, William J. Shaw and either Daniel J. Altobello or Doctor R. Crants, who will serve as Chair. Other than Mr. Shaw, who is President and Chief Operating Officer of the Company, none of such persons is or was formerly an officer or employee of the Company.

                          MANAGEMENT OF NEW MARRIOTT

NEW MARRIOTT BOARD OF DIRECTORS

  The business of New Marriott will be managed under the direction of its Board of Directors (the "New Marriott Board"). The current directors of New Marriott are William J. Shaw, Michael A. Stein and Joseph Ryan. Prior to the Effective Date, the Company, as sole stockholder of New Marriott, plans to reconstitute the New Marriott Board so that the ten persons identified below will constitute the entire New Marriott Board effective as of the Effective Date. Each individual listed below is currently a director of the Company and, except for William J. Shaw, will resign from the Company Board effective as of the Effective Date. Mr. J.W. Marriott, Jr., who will become Chairman of the New Marriott Board, will resign from this position at the Company effective as of the Effective Date. Like the current Company Board, the New Marriott Board will be divided into three classes. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years.

       DIRECTOR                                         AGE INITIAL TERM EXPIRES
       --------                                         --- --------------------
       Gilbert M. Grosvenor............................  66         1998
       Richard E. Marriott.............................  59         1998
       Harry J. Pearce.................................  55         1998
       J.W. Marriott, Jr...............................  65         1999
       W. Mitt Romney..................................  50         1999
       William J. Shaw.................................  52         1999
       Dr. Henry Cheng Kar-Shun........................  51         2000
       Floretta Dukes McKenzie.........................  62         2000
       Roger W. Sant...................................  66         2000
       Lawrence M. Small...............................  56         2000

J.W. Marriott, Jr.*.. Mr.Marriott is Chairman of the Company Board and Chief Chairman of the Board Executive Officer of the Company. He joined Marriott
                       Corporation in 1956 and has been a member of the Board of Directors of Marriott Corporation / Host Marriott / Marriott International since 1964. He became President of Marriott Corporation in 1964, Chief Executive Officer of Marriott Corporation in 1972 and Chairman of the Board of Marriott Corporation in 1985. Mr. Marriott remains a director of Host Marriott and is a director of Host Marriott Services. He is also a director of General Motors Corporation and the U.S.-Russia Business Council. He serves on the Board of Trustees of the Mayo Foundation, National Geographic Society and Georgetown University. He is on the President's Advisory Committee of the American Red Cross and the Executive Committee of the World Travel & Tourism Council, and is a member of the Business Council and the Business Roundtable. Mr. Marriott has served as Chairman of the Board and Chief Executive Officer of the Company since October 1993. He is expected to hold the same positions with New Marriott.
Richard E.
Marriott*............  Mr. Marriott is Chairman of the Board of Host Marriott.
                       He is also Chairman of the Board of First Media Corporation and serves as a director of Host Marriott Services and Potomac Electric Power Company, and as a trustee of Gallaudet University, Polynesian Cultural Center, Primary Children's Medical Center, Boys and Girls Clubs of America SE Region, and The J. Willard Marriott Foundation. He also serves on the Board of Trustees of Federal City Council, Marriott Foundation for People with Disabilities and the Advisory Committee for the International Hotel & Restaurant Association. Prior to October 1993,
--------
* Messrs. J.W. Marriott, Jr. and Richard E. Marriott are brothers.

                       Mr. Marriott served as an Executive Vice President and member of the Board of Directors of Marriott Corporation. Mr. Marriott has been a director of Marriott Corporation / Host Marriott / Marriott International since 1979 (including the period before October 1993).
Dr. Henry Cheng Kar-
Shun.................  Dr. Cheng has served as Managing Director of New World
                       Development Company Limited ("New World Development"), a publicly held Hong Kong real estate development and investment company since 1989. He is the Chairman of New World Infrastructure Limited and Tai Fook Group Limited and a director of HKR International Limited, all of which are publicly-held Hong Kong companies. Dr. Cheng serves as an executive officer of Chow Tai Fook Enterprises Limited, a privately-held family company that controls New World Development. Dr. Cheng served as Chairman and Director of RHG from June 1995 until its purchase by the Company in March 1997. He is Chairman of the Advisory Council for The Better Hong Kong Foundation. Dr. Cheng serves as a member of the Services Promotion Strategy Group, a unit under the Hong Kong Financial Secretary's Office, and as a Committee Member of the Eighth Chinese People's Political Consultative Committee of the People's Republic of China. Dr. Cheng has also served as a member of the Election Committee of the Hong Kong Special Administrative Region.
Gilbert M.
Grosvenor............  Mr. Grosvenor is Chairman of the Board of National
                       Geographic Society (a publisher of books and magazines and producer of television documentaries) and a director or trustee of Chevy Chase Federal Savings Bank, Ethyl Corporation, B.F. Saul REIT and Saul Centers, Inc. He is on the Board of Visitors of the Nicholas School of the Environment of Duke University. Before October 1993, Mr. Grosvenor served as a member of the Board of Directors of Marriott Corporation. Mr. Grosvenor has been a director of the Company since 1987 (including the period before October 1993).
Floretta Dukes
McKenzie.............  Dr. McKenzie is the founder, Chairwoman and Chief
                       Executive Officer of The McKenzie Group, Inc. (an educational consulting firm). She is also a director or trustee of Potomac Electric Power Company (PEPCO), National Geographic Society, Acacia Group, Group Hospitalization and Medical Services, Inc. (GHMSI), Howard University, White House Historical Association, American Association of School Administrators Leadership for Learning Foundation, Lightspan Partnership, Inc., Impact II-The Teachers Network, National School Board Foundation, Institute for Educational Leadership, Inc., Forum for the American School Superintendent, Harvard Graduate School of Education Urban Superintendents Program and Johns Hopkins Leadership Development Program. From 1981 to 1988, she served as Superintendent of the District of Columbia Public Schools and Chief State School Officer. Prior to October 1993, Dr. McKenzie served as a member of the Board of Directors of Marriott Corporation. Dr. McKenzie has been a director of the Company since 1992 (including the period before October 1993).

Harry J. Pearce......  Mr. Pearce is Vice Chairman of the Board of General
                       Motors Corporation (an automobile manufacturer) and a director of General Motors Acceptance Corporation, Hughes Electronics Corporation, American Automobile Manufacturers Association and MDU Resources Group, Inc. and is a member of the U.S. Air Force Academy's Board of Visitors. He also serves on the Board of Trustees of Howard University and is a member of Northwestern University

                       School of Law's Dean's Advisory Council. Mr. Pearce has been a director of the Company since 1995.

W. Mitt Romney.......  Mr. Romney is a director, President and Chief Executive
                       Officer of Bain Capital, Inc. (a private equity investment firm). He is also a director of The Sports Authority, Inc. and Staples, Inc. Mr. Romney is a member of the Executive Board of the Boy Scouts of America and the boards of the National Points of Light Foundation and City Year. Before October 1993, Mr. Romney served as a member of the Board of Directors of Marriott Corporation. Mr. Romney has been a director of the Company since 1993 (including the period before October 1993).

Roger W. Sant........  Mr. Sant is Chairman of the Board and a co-founder of
                       The AES Corporation (a global power company). He is also Chairman of the Board of World Wildlife Fund (U.S.) and a member of the Board of World Resources Institute and Worldwide Fund for Nature. Mr. Sant has been a director of the Company since 1993.

William J. Shaw......  On March 31, 1997, Mr. Shaw became President and Chief
                       Operating Officer of the Company. Mr. Shaw joined Marriott Corporation in 1974, was elected Corporate Controller in 1979 and a Vice President in 1982. In 1986, Mr. Shaw was elected Senior Vice President-- Finance and Treasurer of Marriott Corporation. He was elected Executive Vice President of Marriott Corporation and promoted to Chief Financial Officer in April 1988. In February 1992, he was elected President of the Marriott Service Group, which now comprises the Company's Contract Service Group. Mr. Shaw was elected Executive Vice President and President--Marriott Service Group in October 1993. Mr. Shaw is also Chairman of the Board of Directors of Host Marriott Services. He also serves on the Board of Trustees of the University of Notre Dame, Loyola College in Maryland and the Surburban Hospital Foundation. Mr. Shaw has been a director of the Company since May 1997. He is expected to become President and Chief Operating Officer of New Marriott and will be the Chairman of the SMS Board after the Transactions.

Lawrence M. Small....  Mr. Small is President, Chief Operating Officer and a
                       member of the Board of Directors of Fannie Mae (a congressionally chartered mortgage financing corporation). Before joining Fannie Mae, Mr. Small was Vice Chairman and Chairman of the Executive Committee of the Boards of Directors of Citicorp/Citibank. He also serves as a director of The Chubb Corporation, Chairman of the Financial Advisory Committee of Trans-Resources International, a member of the Board of Trustees of Morehouse College and New York University Medical Center, and a member of the U.S. Holocaust Memorial Council. Mr. Small has been a director of the Company since 1995.

  Dr. Cheng was appointed to the Company Board in March 1997 in connection with the Company's acquisition of RHG.

  Ratification of the action of the Company, as sole stockholder of New Marriott, in electing Gilbert M. Grosvenor, Richard E. Marriott and Harry J. Pearce, as directors whose terms will expire in 1998, J.W. Marriott, Jr., W. Mitt Romney and William J. Shaw, as directors of New Marriott whose terms will expire in 1999, and Dr. Henry Cheng Kar-Shun, Floretta Dukes McKenzie, Roger
W. Sant and Lawrence M. Small as directors of New Marriott whose terms will expire in 2000, is subject to the affirmative vote of a majority of the outstanding shares of Company Common Stock.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE NEW MARRIOTT BOARD. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

COMMITTEES OF THE NEW MARRIOTT BOARD

  The New Marriott Board is expected to have four standing committees: (i) Executive; (ii) Audit; (iii) Compensation Policy; and (iv) Nominating and Corporate Governance.

  The members of the Executive Committee are expected to be J.W. Marriott, Jr. (Chair) and Roger W. Sant. When the New Marriott Board is not in session, this Committee will be authorized to exercise all powers of the New Marriott Board, subject to specific restrictions as to powers retained by the full New Marriott Board. Retained powers include those relating to amendments to the certificate of incorporation and bylaws, mergers, consolidations, sales or exchanges involving substantially all of New Marriott's assets, declarations of dividends and issuance of stock.

  The Audit Committee will comprise certain directors who are not employees of New Marriott or any of its subsidiaries. The members of the Audit Committee are expected to be W. Mitt Romney (Chair), Gilbert M. Grosvenor, Harry J. Pearce, Roger W. Sant and Lawrence M. Small. The Audit Committee will meet at least three times a year with New Marriott independent auditors, management representatives and internal auditors. The Audit Committee will recommend to the New Marriott Board the appointment of independent auditors, approve the scope of audits and other services to be performed by the independent and internal auditors, consider whether any circumstance, including the performance of any professional service, impairs the independence of the auditors, and review the results of internal and external audits, the accounting principles applied in financial reporting and financial and operational controls. The independent auditors and internal auditors will have unrestricted access to the Audit Committee and vice versa.

  The Compensation Policy Committee will comprise certain directors who are not employees of New Marriott or any of its subsidiaries. The members of the Compensation Policy Committee are expected to be Floretta Dukes McKenzie (Chair), Roger W. Sant, W. Mitt Romney and Lawrence M. Small. The functions of this Committee will include submitting recommendations on policies and procedures relating to senior officers' compensation and various employee stock plans, and approval of individual salary adjustments, bonus payments and stock awards in those areas.

  The Nominating and Corporate Governance Committee will comprise certain directors who are not employees of New Marriott or any of its subsidiaries. The members of the Nominating and Corporate Governance Committee are expected to be Gilbert M. Grosvenor (Chair), Floretta Dukes McKenzie and Harry J. Pearce. This Committee will make recommendations to the New Marriott Board regarding corporate governance and consider nominees for election as directors. The Committee will utilize the same procedure to consider nominees recommended by stockholders as is used to consider nominees recommended by any other source. In addition, the Committee will fulfill an advisory function with respect to a range of matters affecting the New Marriott Board and its committees, including the making of recommendations with respect to qualifications of director candidates, compensation of directors, selection of committee chairs, committee assignments, and related matters affecting the functioning of the New Marriott Board.

COMPENSATION OF DIRECTORS

  Directors who are also employees of New Marriott will receive no additional compensation for service as directors. Directors who are not employees will receive an annual retainer fee of $25,000, together with an attendance fee of $1,250 per Board, Committee or stockholder meeting. The Chair of each Committee of the New Marriott Board will receive an additional annual fee of $1,000. Any individual director receiving these fees may elect to defer payment of all or any portion thereof pursuant to the Company Deferred Compensation Plan (which will become the responsibility of New Marriott) or the New Marriott Comprehensive Stock Plan under which the eligible directors will receive substitute awards for the awards that will be canceled under the Company 1995 Directors Plan as a result of the Transactions. Gilbert M. Grosvenor, Floretta Dukes McKenzie, Harry J. Pearce,
W. Mitt Romney, Roger W. Sant and Lawrence M. Small are currently participating in one or both of these plans. Directors are also reimbursed for travel expenses and other out-of-pocket costs incurred when attending meetings.

  In 1996, Mr. Richard E. Marriott waived his right to receive post-retirement distributions of cash under the Company Deferred Compensation Plan and Company Common Stock under the Company 1993 Stock Plan. The payments and stock distributions waived were awarded to Mr. Marriott in 1995 and prior years and were disclosed as required in earlier proxy statements of the Company or of Marriott Corporation. In connection with this waiver, the Company entered into an arrangement to purchase life insurance policies for the benefit of a trust established by Mr. Marriott. The cost of the life insurance policies to the Company will not exceed the projected after-tax cost the Company expected to incur in connection with the payments under the Company Deferred Compensation Plan and the stock distributions under the Company 1993 Stock Plan that were waived by Mr. Marriott. New Marriott will assume the rights and obligations of the Company under the life insurance policies as of the Effective Date.

EXECUTIVE OFFICERS

  Set forth below is certain information with respect to the 12 persons who are expected to serve as executive officers of New Marriott immediately following the Spinoff. Those persons named below who are currently officers of the Company will relinquish their positions with the Company effective on the Effective Date. However, William J. Shaw will continue as chairman of the SMS Board.

                      AGE

J.W. Marriott, Jr....  65   See "MANAGEMENT OF NEW MARRIOTT--New Marriott
Chairman of the             Board of Directors," above.
Board and Chief
Executive Officer

Todd Clist...........  56   Todd Clist joined Marriott Corporation in 1968.
Vice President;             Mr. Clist served as general manager of several
Executive Vice              hotels before being named Regional Vice President,
President--Marriott         Midwest Region for Marriott Hotels, Resorts &
Lodging                     Suites in 1980. Mr. Clist became Executive Vice
                            President of Marketing for Marriott Hotels,
                            Resorts & Suites in 1985 and Senior Vice
                            President, Lodging Products and Markets in 1989.
                            Mr. Clist was named Executive Vice President and
                            General Manager for Fairfield Inn in 1990, for both Fairfield Inn and Courtyard in 1991 and for Fairfield Inn, Courtyard and Residence Inn in
                            1993. In January 1994, Mr. Clist was appointed to his current position.

Edwin D. Fuller......  52   Edwin D. Fuller joined Marriott Corporation in
Vice President;             1972 and held several sales positions before being
Executive Vice              appointed Vice President--Marketing in 1979. After
President and               serving as general manager at several Marriott
Managing Director--         hotels, Mr. Fuller became a Regional Vice
Marriott Lodging            President in 1985 and was promoted to Senior Vice
International               President and Managing Director of Marriott
                            Lodging International in 1990. In January 1994,
                            Mr. Fuller was appointed to his current position.

Paul E. Johnson,
Jr...................  50   Paul E. Johnson, Jr. joined Marriott Corporation
Vice President;             in 1983 in Corporate Financial Planning &
President--Marriott         Analysis. In 1987, he was promoted to Group Vice
Senior Living               President of Finance and Development for the
Services                    Marriott Service Group and later assumed
                            responsibility for real estate development for Marriott Senior Living Services. During 1989, he served as Vice President and

                            General Manager of Marriott's Travel Plazas division. Mr. Johnson subsequently served as Vice President and General Manager of Marriott Family Restaurants from December 1989 through 1991. In October 1991, he was appointed as Executive Vice President and General Manager of Marriott Senior Living Services, and in June 1996 he was appointed to his current position.

Brendan M. Keegan....  54   Brendan M. Keegan joined Marriott Corporation in
Senior Vice                 1971, in the Company's Corporate Organization
President--Human            Development Department and subsequently held
Resources                   several human resources positions, including Vice
                            President of Organization Development and
                            Executive Succession Planning. In 1986, Mr. Keegan was named Senior Vice President, Human Resources,
                            Marriott Service Group, which now comprises the Company's Contract Services Group. In April 1997,
                            Mr. Keegan was appointed Senior Vice President of
                            Human Resources for the Company's worldwide human resources functions, including compensation, benefits, labor and employee relations, employment, human resources planning and development and employee communications.

Robert T. Pras.......  56   Robert T. Pras joined Marriott Corporation in 1979
Vice President;             as Executive Vice President of Fairfield Farm
President--Marriott         Kitchens, the predecessor of MDS. In 1981, Mr.
Distribution                Pras became Executive Vice President of
Services                    Procurement and Distribution. In May 1986, Mr.
                            Pras was appointed to the additional position of General Manager of Marriott Corporation's
                            Continuing Care Retirement Communities. He was named Executive Vice President and General Manager of MDS in 1990. Mr. Pras was appointed to his current position in January 1997.

Joseph Ryan..........  55   Joseph Ryan joined the Company in December 1994 as
Executive Vice              Executive Vice President and General Counsel.
President and               Prior to that time, he was a partner in the law
General Counsel             firm of O'Melveny & Myers, serving as the Managing
                            Partner from 1993 until his departure. He joined
                            O'Melveny & Myers in 1967 and was admitted as a partner in 1976.

William J. Shaw......  52   See "MANAGEMENT OF NEW MARRIOTT--New Marriott
President and Chief         Board of Directors," above.
Operating Officer

Michael A. Stein.....  48   Michael A. Stein joined Marriott Corporation in
Executive Vice              1989 as Vice President, Finance and Chief
President and Chief         Accounting Officer. In 1990, he assumed
Financial Officer           responsibility for Marriott Corporation's
                            financial planning and analysis functions. In
                            1991, he was elected Senior Vice President,
                            Finance and Corporate Controller of Marriott
                            Corporation and also assumed responsibility for Marriott Corporation's internal audit function. In
                            October 1993, he was appointed Executive Vice
                            President and Chief Financial Officer of the
                            Company. Prior to joining Marriott Corporation,
                            Mr. Stein spent 18 years with Arthur Andersen LLP
                            (formerly Arthur Andersen & Co.) where, since
                            1982, he was a partner.

James M. Sullivan....  54   James M. Sullivan joined Marriott Corporation in
Vice President;             1980, departed in 1983 to acquire, manage, expand
Executive Vice              and subsequently sell a successful restaurant
President--Lodging          chain, and returned to Marriott Corporation in
Development                 1986 as Vice President of Mergers and
                            Acquisitions. Mr. Sullivan became Senior

                            Vice President, Finance--Lodging in 1989, Senior Vice President--Lodging Development in 1990 and was appointed to his current position in December 1995.

William R. Tiefel....  63   William R. Tiefel joined Marriott Corporation in
Executive Vice              1961 and was named President of Marriott Hotels,
President and               Resorts and Suites in 1988. He had previously
President--Marriott         served as resident manager and general manager at
Lodging Group               several Marriott hotels prior to being appointed
                            Regional Vice President and later Executive Vice
                            President of Marriott Hotels, Resorts and Suites and Marriott Ownership Resorts. Mr. Tiefel was elected Executive Vice President of Marriott
                            Corporation in November 1989. In March 1992, he was elected President--Marriott Lodging Group and assumed responsibility for all of the Company's lodging brands. In October 1993, he was appointed to his current position.

Stephen P. Weisz.....  47   Stephen P. Weisz joined Marriott Corporation in
Vice President;             1972 and was named Regional Vice President of the
Executive Vice              Mid-Atlantic Region in 1991. Mr. Weisz had
President--Marriott         previously served as Senior Vice President of
Lodging and                 Rooms Operations before being appointed as Vice
President--Marriott         President of the Revenue Management Group. Mr.
Vacation Club               Weisz became Senior Vice President of Sales and
International               Marketing for Marriott Hotels, Resorts and Suites
                            in August 1992 and Executive Vice President--
                            Lodging Brands in August 1994. In December 1996,
                            Mr. Weisz was appointed President--Marriott
                            Vacation Club International.

EXECUTIVE OFFICER COMPENSATION

 Summary of Compensation

  Table I below sets forth a summary of the compensation paid by the Company during the last three fiscal years to the person expected to be the Chief Executive Officer of New Marriott and the four most highly compensated executive officers (other than the Chief Executive Officer) of New Marriott (based on their historical compensation from the Company).

NEW MARRIOTT TABLE I

                                 NEW MARRIOTT
                          SUMMARY COMPENSATION TABLE

                         FISCAL                                   RESTRICTED        STOCK          ALL OTHER
NAME                      YEAR  SALARY(1)(2) ($) BONUS(3) ($) STOCK(4)(5)(6) ($) OPTIONS (#) COMPENSATION(7)(8) ($)
----                     ------ ---------------- ------------ ------------------ ----------- ----------------------
J.W. Marriott, Jr.......  1996      840,866        809,754          161,975         71,000           32,125
 Chairman and Chief       1995      800,000        696,000          139,202        100,000            7,592
 Executive Officer        1994      765,000        669,375          133,888         90,000           82,043
William J. Shaw.........  1996      545,289        425,325           85,085         46,000           19,780
 President and Chief      1995      520,000        342,680          589,152         52,000           35,910
 Operating Officer        1994      500,000        335,000           67,000         56,000           22,615
William R. Tiefel.......  1996      545,289        393,699        1,175,020         46,000           40,323
 Executive Vice           1995      520,000        341,120          365,720         52,000           35,187
 President                1994      475,000        317,775           63,564         56,000           43,804
Joseph Ryan.............  1996      371,000        248,941           49,775         25,000            1,170
 Executive Vice           1995      350,000        217,000           43,403         30,000          119,900
 President and General    1994       26,924         16,154        1,105,761         50,000                -
 Counsel
Michael A. Stein........  1996      356,731        239,366           47,850         23,000           25,950
 Executive Vice           1995      325,000        201,500          572,792         25,000           21,126
 President and Chief      1994      300,000        190,500           38,110         30,000           25,863
 Financial Officer

--------
(1) Fiscal year 1996 base salary earnings were for 53 weeks.
(2) Salary amounts include base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the executive officer under the Company Profit Sharing Plan and the Company Deferred Compensation Plan. Mr. Ryan joined the Company as Executive Vice President and General Counsel in December of 1994.
(3) Bonus includes the amount of cash bonus earned and accrued during the fiscal year and paid subsequent to the end of each fiscal year. The Company adopted the Marriott International, Inc. Executive Officer Incentive Plan (the "Executive Officer Incentive Plan") to satisfy the requirements for exemption under Section 162(m) of the Code. For fiscal year 1996, the following bonus amounts were attributable to the Executive Officer Incentive Plan and to the Marriott International, Inc. Individual Performance Plan (the "Individual Performance Plan"): Mr. Marriott earned $588,606 under the Executive Officer Incentive Plan and $221,148 under the Individual Performance Plan; Mr. Shaw earned $261,738 under the Executive Officer Incentive Plan and $163,587 under the Individual Performance Plan; Mr. Tiefel earned $261,738 under the Executive Officer Incentive Plan and $131,961 under the Individual Performance Plan; Mr. Ryan earned $129,850 under the Executive Officer Incentive Plan and $119,091 under the Individual Performance Plan; Mr. Stein earned $149,827 under the Executive Officer Incentive Plan and $89,539 under the Individual Performance Plan.
(4) All awards of restricted stock noted in the above table reflect awards of Company Common Stock made under the Company Stock Plans for 1994, 1995 and 1996 performance, respectively. Restricted stock awards granted by the Company are subject to general restrictions, such as continued employment and noncompetition, and in some cases, additional performance restrictions such as attainment of financial objectives. Holders of restricted stock receive dividend payments and exercise voting rights with respect to such shares. Awards of deferred bonus stock granted by the Company under the Company Stock Plans were generally derived by dividing 20 percent of each individual's annual cash bonus award by the average of the high and low trading prices for a share of Company Common Stock on the last trading day for the fiscal year. No voting rights or dividends are attributed to deferred bonus stock until such awards are distributed. The individual executive may elect to denominate the awards as current or deferred. A current award is distributed in 10 annual installments commencing one year after the award is granted. A deferred award is distributed in a lump sum or up to 10 installments following termination of employment. Deferred award shares contingently vest pro rata in annual installments commencing one year after the award is granted to the employee. Awards are not subject to forfeiture once the employee reaches age 55 with 10 years of service with the Company, or has 20 years of service with the Company and retires with Board approval.
(5) All shares of restricted stock shown in the table above were under the Company Stock Plans. Awards reflected in the restricted stock column in the above table include the following for the named individual: (i) for Mr. Marriott for 1994, 4,792 shares of deferred bonus stock; for 1995, 3,669 shares of deferred bonus stock; for 1996, 2,945 shares of deferred bonus stock; (ii) for Mr. Shaw for 1994, 2,398 shares of deferred bonus stock; for 1995, 1,806 shares of deferred bonus stock and 14,000 shares of restricted stock; for 1996, 1,547 shares of deferred bonus stock; (iii) for Mr. Tiefel for 1994, 2,275 shares of deferred bonus stock; for 1995, 1,798 shares of deferred bonus stock and 8,000 shares of restricted stock; for 1996, 1,432 shares of deferred bonus stock and 20,000 shares of restricted stock; (iv) for Mr. Ryan for 1994, 116 shares of deferred bonus stock and 40,000 shares of restricted stock; for 1995, 1,144 shares of deferred bonus stock; for 1996, 905 shares of deferred bonus stock; (v) for Mr. Stein for 1994, 1,364 shares of deferred bonus stock; for 1995, 1,062 shares of deferred bonus stock and 15,000 shares of restricted stock; for 1996, 870 shares of deferred bonus stock. The aggregate number and value of shares of Company restricted and deferred stock held by each named executive officer as of the end of fiscal year 1996 is as follows:
    Mr. Marriott, 2,945 shares valued at $161,975; Mr. Shaw, 70,149 shares valued at $3,858,195; Mr. Tiefel, 119,425 shares valued at $6,568,375; Mr. Ryan, 34,165 shares valued at $1,879,075; and Mr. Stein, 35,797 shares valued at $1,968,835. These figures do not include the number or value of restricted or deferred shares of Host Marriott common stock.
(6) Awards of restricted stock and deferred bonus stock under the Company Stock Plans will be canceled and replaced with conversion awards under the New Marriott Stock Plan. See "MANAGEMENT OF NEW MARRIOTT--New Marriott Comprehensive Stock Plan."
(7) Amounts included in "All Other Compensation" represent matching Company contribution amounts received under one or more of the Company Profit Sharing Plan and the Company Deferred Compensation Plan. In 1996, for Mr. Marriott, $2,806 was attributable to the Company Profit Sharing Plan and $29,319 was attributable to the Company Deferred Compensation Plan; for Mr. Shaw, $3,140 was attributable to the

    Company Profit Sharing Plan and $16,640 was attributable to the Company Deferred Compensation Plan; for Mr. Tiefel, $4,638 was attributable to the Company Profit Sharing Plan and $35,685 was attributable to the Company Deferred Compensation Plan; for Mr. Ryan, $1,170 was attributable to the Company Profit Sharing Plan; for Mr. Stein, $4,640 was attributable to the Company Profit Sharing Plan and $21,310 was attributable to the Company Deferred Compensation Plan.
(8) In 1996, Mr. J.W. Marriott, Jr. waived his vested right to receive post-retirement distributions of cash under the Company Deferred Compensation Plan and Company Common Stock under the Company 1993 Stock Plan. The payments and stock distributions waived were awarded to Mr. Marriott in 1995 and prior years and were disclosed as required in earlier proxy statements of the Company or of Marriott Corporation. In connection with this waiver, the Company entered into an arrangement to purchase life insurance policies for the benefit of a trust established by Mr. Marriott. The cost of the life insurance policies to the Company will not exceed the projected after-tax cost the Company expected to incur in connection with the payments under the Company Deferred Compensation Plan and the stock distributions under the Company 1993 Stock Plan that were waived by Mr. Marriott. New Marriott will assume the rights and obligations of the Company under the life insurance policies as of the Effective Date.

 Stock Options

  Grant of Options. Table II and Table III below set forth information regarding options to purchase Company Common Stock granted in fiscal 1996 under the Company 1996 Stock Plan.

NEW MARRIOTT TABLE II

               STOCK OPTION GRANTS IN LAST FISCAL YEAR (1996)(1)

                          % OF TOTAL
                         STOCK OPTIONS
                          GRANTED TO                                          GRANT DATE
                         EMPLOYEES IN      TOTAL       EXERCISE   EXPIRATION   PRESENT
NAME                      FISCAL YEAR  STOCK OPTIONS PRICE ($/SH)  DATE(2)   VALUE(3) ($)
----                     ------------- ------------- ------------ ---------- ------------
J.W. Marriott, Jr.......      3.6         71,000       54.8125     11/7/11    1,356,810
William J. Shaw.........      2.3         46,000       54.8125     11/7/11      879,060
William R. Tiefel.......      2.3         46,000       54.8125     11/7/11      879,060
Joseph Ryan.............      1.3         25,000       54.8125     11/7/11      477,750
Michael A. Stein........      1.2         23,000       54.8125     11/7/11      439,530

--------
(1) Under the Company 1996 Stock Plan, the Company may grant to eligible employees stock options either on a nonqualified tax basis or as "incentive stock options" within the meaning of Section 422 of the Code. All options granted to Company employees in 1996 were nonqualified options and totaled 1,975,800 shares. Options granted under the Company Stock Plans will be canceled and replaced with conversion awards under the New Marriott Stock Plan. See "MANAGEMENT OF NEW MARRIOTT--New Marriott Comprehensive Stock Plan."
(2) All options granted vest over four years on the anniversary date of the grant at a rate of 25 percent per year and have a 15-year term. Except as set forth in the succeeding sentence, if an optionee ceases to be an employee, other than by reason of death, while holding an exercisable option, the option will generally terminate if not exercised within three months of termination of employment. Options held by optionees who retire and meet certain retirement provisions of the Company 1996 Stock Plan (holders of nonqualified options with a combination of age and length of service that equals or exceeds 75) will not expire until the earlier of
    (i) the expiration of the option in accordance with its original term or
    (ii) one year from the date on which the option granted latest in time to the optionee has fully vested. Options are not transferable except that if an optionee dies while an employee of the Company more than one year from the date the option was granted, a legatee may exercise the remaining options at any time up to one year after the date of death of the employee.
(3) The Black-Scholes option pricing model was used to estimate the present value of the option grant at the date of the grant. The material assumptions and adjustments used in estimating the value of the options include: an exercise price of $54.8125, expected volatility of 25 percent, annual dividends, consistent with the Company's dividend policy, of $0.32 in 1996, a risk-free interest rate of 6.1 percent, an expected option life of seven years and a 13.3 percent reduction to reflect the probability of forfeiture due to termination prior to vesting. These inputs resulted in a $19.11 per share fair value.

NEW MARRIOTT TABLE III

                   AGGREGATED STOCK OPTION EXERCISES IN LAST
          FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION VALUES (1996)

                                                              NUMBER OF SHARES
                                        SHARES                   UNDERLYING         VALUE OF UNEXERCISED IN-
                                       ACQUIRED            UNEXERCISED OPTIONS AT    THE-MONEY STOCK OPTIONS
                                          ON      VALUE    FISCAL YEAR END (#)(3)   AT FISCAL YEAR END ($)(4)
                                       EXERCISE REALIZED  ------------------------- -------------------------
NAME                     COMPANY(1)(2)   (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ------------- -------- --------- ----------- ------------- ----------- -------------
J.W. Marriott, Jr.......     MI             -          -     865,250     214,750    30,722,154    3,200,950
                             HMC            -          -     810,447          -      9,916,444           -
                             TOTAL          -          -   1,675,697     214,750    40,638,598    3,200,950
William J. Shaw.........     MI         30,000    863,505    496,000     127,000    18,204,001    1,832,973
                             HMC        33,583    297,428    462,316          -      5,793,289           -
                             TOTAL      68,583  1,160,933    958,316     127,000    23,997,290    1,832,973
William R. Tiefel.......     MI         12,950    426,872    336,000     127,000    12,298,068    1,832,973
                             HMC         4,702     41,643    293,006          -      3,729,734           -
                             TOTAL      17,652    468,515    629,006     127,000    16,027,802    1,832,973
Joseph Ryan.............     MI             -          -      32,500      72,500       819,519    1,091,394
                             HMC            -          -          -           -             -            -
                             TOTAL          -          -      32,500      72,500       819,519    1,091,394
Michael A. Stein........     MI         30,000  1,209,219     63,775      64,125     1,825,963      939,854
                             HMC            -          -      14,386          -        184,068           -
                             TOTAL      30,000  1,209,219     78,161      64,125     2,010,031      939,854

--------
(1) "MI" represents options to purchase Company Common Stock. "HMC" represents options to purchase common stock of Host Marriott ("Host Marriott Common Stock").
(2) In connection with the 1993 distribution to stockholders of Host Marriott of one share of Company Common Stock for each share of Host Marriott Common Stock (the "Host Marriott Distribution") and pursuant to the Marriott Corporation Employee Stock Option Plan (the "Marriott Corp. Stock Plan"), all Marriott Corporation options were adjusted to reflect the Host Marriott Distribution. Each non-qualified Marriott Corporation option was "split" by (i) adjusting the price at which the Marriott Corporation option (as adjusted, a "Host Marriott Option") was exercisable for common stock of Host Marriott and (ii) providing the holder thereof with an option to purchase an identical number of shares of Company Common Stock (each, a "Marriott International Option"). The exercise price of the Marriott International Option was set, and the exercise price of the corresponding Host Marriott Option was adjusted, so as to equal, in the aggregate, the exercise price of the Marriott Corporation option prior to the Host Marriott Distribution. Accordingly, these adjustments merely preserved, and did not increase or decrease, the economic value of the outstanding Marriott Corporation option prior to the Host Marriott Distribution. In December 1995, in connection with the distribution to stockholders of Host Marriott of one share of Host Marriott Services Corporation ("Host Marriott Services") common stock for each five shares of Host Marriott Common Stock (the "Host Marriott Services Distribution") and pursuant to the Host Marriott 1993 Comprehensive Stock Incentive Plan, all Host Marriott Options were adjusted to reflect the Host Marriott Services Distribution. The Host Marriott Services Distribution resulted in a lower option price and greater number of options in Host Marriott for all Company employees with outstanding options in Host Marriott. The exercise price was set, and the price of the Host Marriott Options were adjusted, so as to preserve (but not increase or decrease) the economic value of each Host Marriott Option immediately prior to the Host Marriott Services Distribution.

(3) Host Marriott Options will be unaffected by the Spinoff. Awards of options under the Company Stock Plans will be canceled and replaced with conversion awards under the New Marriott Stock Plan. See "MANAGEMENT OF NEW MARRIOTT--New Marriott Comprehensive Stock Plan."
(4) Based on a per share price for Company Common Stock of $55.00 and a per share price for Host Marriott Common Stock of $15.81. These prices reflect the average of the high and low trading prices on the NYSE on January 3, 1997.

NEW MARRIOTT STOCK PLAN

  Prior to the Effective Date, the Company, as sole stockholder of New Marriott, will approve the adoption by New Marriott of the New Marriott 1998 Comprehensive Stock and Cash Incentive Plan (the "New Marriott Stock Plan"). The purpose of the New Marriott Stock Plan is to promote and enhance the long-term growth of New Marriott by aligning the interests of the officers and directors of New Marriott with those of New Marriott's stockholders. The principal terms of the New Marriott Stock Plan are summarized below; it is qualified in its entirety by reference to the full text of the New Marriott Stock Plan and a copy of the plan is attached hereto as Appendix L.

 Administration

  The New Marriott Stock Plan will be administered by the Compensation Policy Committee or any other committee appointed by the New Marriott Board (the "New Marriott Compensation Committee"), the members of which will be non-employee directors of New Marriott. The New Marriott Compensation Committee will have broad discretion to determine the New Marriott employees eligible for awards and the type of awards to be granted and to interpret the provisions. The New Marriott Stock Plan provides that, upon a change in control of New Marriott, the New Marriott Compensation Committee or the New Marriott Board will provide for the substitution, vesting, distribution, exercise, cancellation or exchange for value of the outstanding awards.

 Shares Available Under the Plan

  The New Marriott Stock Plan provides for the issuance of 35 million shares of New MAR Common Stock and 21 million shares of New MAR-A Common Stock. Approximately 21 million shares of each of New MAR Common Stock and New MAR-A Common Stock will be required to issue the conversion awards described below. Approximately 14 million shares of New MAR Common Stock will be available for new awards under the New Marriott Stock Plan after the Effective Date. The Plan also provides that no employee will be eligible to receive awards covering more than 500,000 shares of New Marriott Common Stock in any one fiscal year (excluding for this purpose any conversion awards described below). These limitations will be appropriately adjusted by the New Marriott Compensation Committee in the event of any change in capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin-off or other distribution of stock or property of New Marriott, any reorganization (whether or not taxable) or any partial or complete liquidation of New Marriott.

 Eligibility

  Employees of New Marriott (including employees who are also directors of New Marriott) are eligible to participate in the New Marriott Stock Plan. The New Marriott Compensation Committee has discretion to determine which employees will receive awards. Non-employee directors of New Marriott are eligible solely for purposes of receiving certain director stock awards and making deferral elections with respect to director fees. In addition, employees and non-employee directors of New Marriott, and certain individuals who are former employees of the Company and its predecessors, will receive certain conversion awards described below.

 Types of Awards

  Restricted Stock Awards. The New Marriott Stock Plan will provide additional compensation incentives to key employees in the form of shares of restricted stock of New Marriott. The New Marriott Compensation Committee expects that approximately 40 key employees will potentially receive restricted stock awards under the plan. Delivery of shares will be subject to the lapse of a restriction period, continued employment with New Marriott (except in the case of death or permanent disability) and satisfaction of such other requirements as may be imposed by the New Marriott Compensation Committee, including, but not limited to, achievement of specific performance objectives of New Marriott, the business unit or the individual.

  Deferred Stock Awards. Deferred shares of New Marriott Common Stock may be granted to employees annually as Deferred Stock Bonus Awards or Deferred Stock Agreements. The New Marriott Compensation Committee expects that approximately 3,800 employees will be eligible for deferred stock awards.

  Deferred Stock Bonus Awards will represent a part of the annual performance bonus awards to employees. Eligible award recipients will be able to elect either a current award or a deferred award. A current award will be distributed in 10 annual installments commencing one year after the award is granted. If an employee dies before distribution of all shares to which the employee is entitled, the remaining shares will be distributed in one distribution to the employees designated beneficiaries or, in the absence of such beneficiaries, to the employee's estate. Any undistributed shares subject to a current award will be forfeited and the award terminated if the employee's employment with New Marriott is terminated for any reason other than termination of employment at or beyond age 55 with 10 years of service, termination after 20 years of service with retirement approval from the New Marriott Compensation Committee, permanent disability or death. Any undistributed shares not subject to forfeiture will continue to be paid to the employee under the distribution schedule that would have applied to those shares if the employee had not terminated employment, or over such shorter period as the New Marriott Compensation Committee may determine.

  A deferred award will be distributed to the recipient, as elected by such recipient, either in a lump sum or in up to 10 installments beginning the January following termination of employment. Deferred award shares will contingently vest pro rata in annual installments commencing one year after the award is granted to the employee, and continuing on each January 2 thereafter until the expiration of a 10-year period from the commencement date. All shares subject to the deferred award will vest upon termination of employment after reaching age 55 with 10 years of service, termination of employment after 20 years of service with retirement approval from the New Marriott Compensation Committee, permanent disability or death. Vesting will stop when employment terminates for any other reason.

  Deferred shares awarded pursuant to a Deferred Stock Agreement will be distributed in 10 consecutive annual installments or over such shorter period as the New Marriott Compensation Committee may direct. The distribution will commence on the January 2 following the date the employee retires or becomes permanently disabled or attains at least age 65 and is not an employee of New Marriott. Shares will vest contingently over a specified term or in pro rata annual installments until age 65. If employment is terminated for any reason other than death or permanent disability, all unvested shares will be forfeited. If employment is terminated due to death or permanent disability, all unvested shares will immediately vest.

  Stock Option Awards. Under the New Marriott Stock Plan, options may be granted to employees either on a nonqualified tax basis or as "incentive stock options" within the meaning of Section 422 of the Code. The option price may not be less than 100 percent of the fair market value of New Marriott Common Stock on the date the option is granted. It is expected that approximately 1,800 New Marriott employees will be eligible for stock option awards.

  No option may be exercised within one year from the date of its grant. Each option may have a term of up to 15 years, as determined by the New Marriott Compensation Committee. If an optionee ceases to be an employee or goes on leave of absence for more than 12 months (except in the case of a leave approved by the New Marriott Compensation Committee) while holding an exercisable option, the option will generally terminate if not exercised within the following three months (one year in the case of a permanently disabled employee). Nonqualified options granted to optionees who subsequently become "approved retirees" (retirement with approval from the New Marriott Compensation Committee after 20 years of service or after attaining age 55 with 10 years of service and while a noncompetition agreement is honored) will not expire until the earlier of (i) the expiration of the option in accordance with its original term or (ii) one year from the date on which the option granted latest in time to the optionee has fully vested. If an optionee dies while employed by New Marriott more than one year after the date the options are granted, the remaining options may be exercised until the earlier of the expiration date for such options or one year after the optionee's death. If an optionee dies while an approved retiree, all the optionee's options become fully vested and may be exercised until the earlier of the expiration date for such options or one year after the optionee's death. If an optionee who is not an approved retiree dies after termination of employment, the optionee's remaining options may be exercised to the same extent and during the same period that the optionee could have exercised the options if the optionee had not died.

  When exercising a nonqualified option, an employee is taxed at ordinary income rates on the gain represented by the difference between the option price and the market price on the day of exercise times the number of shares exercised. New Marriott receives a corresponding deduction for the amount of gain.

  For incentive stock options, the individual is not taxed at the time of exercise (although the difference between the exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability). If the employee subsequently sells the shares within the period that is one year from the date of exercise or two years from the date of grant, the employee then recognizes ordinary income equal to the amount of income that would have been recognized on exercise had the option been a nonqualified option and New Marriott may take a corresponding deduction. If the shares are sold after this period, any gain or loss recognized by the employee upon sale of the shares is treated as a capital gain or loss and New Marriott receives no deduction.

  Special Recognition Stock Awards. The New Marriott Stock Plan provides for awards designed to provide recognition of employee performance for special efforts on behalf of New Marriott. While all full-time, nonunion employees will be eligible, actual awards will be limited in the discretion of the New Marriott Compensation Committee.

  Other Awards. The New Marriott Compensation Committee may grant to employees any other awards denominated or payable in or in any combination of cash, New Marriott Common Stock, a New Marriott Common Stock equivalent or appreciation unit or security convertible into New Marriott Common Stock. The other share-based awards may be issued alone or in tandem with other awards and made subject to any terms and conditions as determined by the New Marriott Compensation Committee and specified in the award agreements. The New Marriott Compensation Committee also may grant cash performance-based awards not based on New Marriott Common Stock on such terms and conditions as such Committee shall determine. No individual may receive a payment with respect to a cash performance-based award in excess of $4 million in any calendar year.

  Performance Measures. In order to comply with the requirements for exclusion from the limit on the tax deduction of executive compensation under Section 162(m) of the Code, the New Marriott Compensation Committee may condition the grant or payment of awards to employees on the attainment of performance objectives. The performance objectives will be measured by one or more of the following factors regarding New Marriott or the applicable business unit of New Marriott: (i) consolidated cash flows, (ii) consolidated financial reported earnings, (iii) consolidated economic earnings, (iv) earnings per share of New Marriott Common Stock, (v) business unit financial reported earnings, (vi) business unit economic earnings, (vii) business unit cash flow and (viii) appreciation in the price of New Marriott's Common Stock, considered alone or as measured against the performance of a group of companies approved by the New Marriott Compensation Committee.

  Directors' Stock Awards and Fee Deferral Elections. The New Marriott Board may, after each annual meeting of the New Marriott stockholders, designate certain non-employee directors who will receive awards of 250 shares of New Marriott Common Stock. The awards are fully vested when granted. Non-employee directors are directors who are not full-time, salaried employees of New Marriott.

  The New Marriott Stock Plan also provides for the deferral of fees for non-employee directors at their election. The election must be made before the fees would be earned. The amounts deferred will be credited, as of the date of deferral, to a bookkeeping account as stock units. The number of stock units credited to the account will equal the fee amount divided by the per share value of New Marriott Common Stock on the date the fee amount would have been paid. The stock units are fully vested when credited to the accounts. The accounts will be credited with additional stock units as of each dividend payment date for New Marriott Common Stock to reflect the dividend payment payable on shares of New Marriott Common Stock. Upon a non-employee director's resignation, retirement or death (or if the non-employee director is not re-elected), the stock units in the director's account will be paid in an equal number of shares of New Marriott Common Stock in a lump sum or in equal annual installments over a period as elected by the director.

  Non-employee directors will not be eligible for other stock awards.

  Conversion Awards. Pursuant to the Employee Benefits Allocation Agreement, the New Marriott Stock Plan must provide for the issuance of certain conversion awards denominated in shares of New Marriott Common Stock in replacement of certain awards denominated in shares of Company Common Stock outstanding on the Effective Date and held by individuals who will not be employees of SMS after the Spinoff. See "THE TRANSACTIONS--Arrangements Between SMS and New Marriott--Employee Benefits Allocation Agreement." These conversions awards will be issued and administered under the New Marriott Stock Plan. The grantees of these conversion awards will be given service credit to the extent required under the Employee Benefits Allocation Agreement. The awards will be subject to the terms and conditions substantially similar to those governing the awards as they were in effect before the Spinoff. Approximately 4,000 individuals, including ten directors, will receive conversion awards under the New Marriott Comprehensive Stock Plan, covering a total of approximately 21 million shares of each of New MAR Common Stock and New MAR-A Common Stock.

VOTE REQUIRED

  The affirmative vote of a majority of the votes cast in person or by proxy at the Meeting will be required to approve the New Marriott Stock Plan. Abstentions and broker non-votes do not affect the majority vote required for approval.

  THE COMPANY BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NEW MARRIOTT STOCK PLAN. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  New Marriott was formed in September 1997 and did not have a compensation committee during 1997. Compensation was determined by the Company's Compensation Policy Committee. See "MANAGEMENT OF SMS--Compensation Committee Interlocks and Insider Participation."

COMPANY BOARD

  The persons expected to become directors of New Marriott as of the Effective Date were all directors of the Company Board prior to the Effective Date.

  The Company Board met four times in 1996. No director attended fewer than 75 percent of the total number of meetings of the Company Board and committees on which such director served. The Company Board had four standing committees:
(i) Executive; (ii) Audit; (iii) Compensation Policy; and (iv) Nominating and Corporate Governance.

  The members of the Executive Committee were J.W. Marriott, Jr. (Chair) and Roger W. Sant. When the Board was not in session, this Committee was authorized to exercise all powers of the Board, subject to specific restrictions as to powers retained by the full Company Board. Retained powers included those relating to amendments to the certificate of incorporation and bylaws, mergers, consolidations, sales or exchanges involving substantially all of the Company's assets, declarations of dividends, and issuances of stock. The Executive Committee did not meet in 1996.

  The members of the Audit Committee, none of whom are employees of the Company, were: W. Mitt Romney (Chair), Gilbert M. Grosvenor, Harry J. Pearce, Roger W. Sant and Lawrence M. Small. The Audit Committee met with the Company's independent auditors, management representatives and internal auditors, approved the scope of audits and other services to be performed by the independent and internal auditors, considered whether any circumstances, including the performance of any professional service, impaired the independence of the auditors, and reviewed the results of internal and external audits, the accounting principles applied in financial reporting and financial and operational controls. The independent auditors and internal auditors had unrestricted access to the Audit Committee and vice versa. The Audit Committee met three times in 1996.

  The members of the Compensation Policy Committee, none of whom are employees of the Company, were: Floretta Dukes McKenzie (Chair), Roger W. Sant, W. Mitt Romney and Lawrence M. Small. The functions of this Committee included submitting recommendations on policies and procedures relating to senior officers' compensation and various employee stock plans, and approval of individual salary adjustments, bonus payments, and stock awards in those areas. The Compensation Policy Committee met six times in 1996.

  The members of the Nominating and Corporate Governance Committee, none of whom are employees of the Company, were: Gilbert M. Grosvenor (Chair), Floretta Dukes McKenzie and Harry J. Pearce. This Committee made recommendations to the Company Board regarding corporate governance and considered nominees for election as directors. The Committee utilized the same procedure to consider nominees recommended by stockholders as is used to consider nominees recommended by any other source. In addition, the Committee fulfilled an advisory function with respect to a range of matters affecting the Company Board and its committees, including the making of recommendations with respect to qualifications of director candidates, compensation of directors, selection of committee chairs, committee assignments and related matters affecting the functioning of the Company Board. The Nominating and Corporate Governance Committee met twice in 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  New Marriott's officers and directors were not required to comply with
Section 16(a) of the Exchange Act in 1996 since New Marriott was not publicly held. Section 16(a), however, requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of beneficial ownership and changes in beneficial ownership of Company equity securities with the SEC and the NYSE. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure by such persons to file such reports on a timely basis during 1996. During 1996, the Company's Reporting Persons were in compliance with these requirements.

                             CONFLICTS OF INTEREST

GENERAL

  In general, see "THE TRANSACTIONS--Arrangements between SMS and New Marriott" and "--Arrangements between SMS and Sodexho" for a discussion of certain arrangements with New Marriott and Sodexho, respectively, that will be entered into if the Transactions are consummated. Also see "MANAGEMENT OF SMS" and "MANAGEMENT OF NEW MARRIOTT" for a discussion of employee stock incentive plans to be adopted by SMS and New Marriott.

OTHER INTERESTS IN THE TRANSACTIONS

  William J. Shaw, who will be chairman of the SMS Board, will serve as the President and Chief Operating Officer of New Marriott.

  Certain directors, officers and substantial stockholders of Sodexho will be members of the SMS Board after the Effective Date. Pierre Bellon, who will be a director of SMS, is the Chairman and Chief Executive Officer of Sodexho. Bellon S.A., a privately held corporation, beneficially owns approximately 42 percent of Sodexho. Mr. Bellon and members of his family beneficially own approximately 68 percent of Bellon S.A., and subsidiaries of Sodexho beneficially own approximately 19 percent of Bellon S.A. Bernard Carton, who will be a director of SMS, is the Vice President, Finance of Sodexho. Edouard de Royere, who will be a director of SMS, is a director of Sodexho.

CERTAIN TRANSACTIONS

  JWM Family Enterprises, L.P. ("Family Enterprises"), a Delaware limited partnership owned by J.W. Marriott, Jr., the Chairman and Chief Executive Officer of the Company (who will, effective on the Effective Date, resign these positions and become Chairman and Chief Executive Officer of New Marriott), and members of his immediate family, owns a 216-room Courtyard Hotel in Long Beach, California, a 120-room Residence Inn in San Antonio, Texas and a 468-room Fairfield Inn in Anaheim, California. Subsidiaries of the Company operate the three properties pursuant to management agreements with Family Enterprises. These subsidiaries will be subsidiaries of New Marriott after the Spinoff. For 1996, 1995 and 1994, the Company received management fees totaling $527,000, $259,000 and $2,000 (for two weeks of operations), respectively, for these properties, plus reimbursement of certain expenses. The Company also received payments from Family Enterprises related to construction and preopening costs for the San Antonio Residence Inn ($480,000 in 1996) and the Long Beach Courtyard and San Antonio Residence Inn ($290,000 and $2,972,000, respectively, in 1995 and $2,570,000 in 1994).

  McIntosh Mill Ltd. ("McIntosh Mill"), a Utah limited partnership in which Richard E. Marriott, a Director of the Company (who will, effective on the Effective Date, resign this position and become a Director of New Marriott) has a 40 percent limited partnership interest, is party to an agreement with Marriott Ownership Resorts, Inc. ("MORI"), a subsidiary of the Company, under which MORI purchased land in Park City, Utah from McIntosh Mill on which MORI is constructing a mixed-use, multi-phase development. The terms of the Agreement call for McIntosh Mill to purchase from MORI the commercial condominium units for a cash purchase price calculated as the pro rata share of the development and construction costs of the project allocable to the commercial units less (i) the value of the land allocated to the residential condominium units retained by MORI for its time share resort, and (ii) an agreed upon development fee earned by McIntosh Mill. In 1996 MORI received approximately $200,000 from McIntosh Mill in payment for the commercial space in phase two. Construction of phase three was completed in 1996 and the cash portion of the purchase price for the commercial space payable to MORI is approximately $2.3 million. Construction of phase four was completed in 1997 and the cash portion of the purchase price for the commercial space payable to MORI is approximately $2.5 million. MORI has secured payment of these amounts by purchase money mortgages on the commercial condominium units in phases three and four until McIntosh Mill obtains long term mortgage financing which is expected to be arranged in early 1998. MORI will be a subsidiary of New Marriott after the Spinoff.

  On March 29, 1997, the Company acquired substantially all of the outstanding common stock of RHG, an operator and franchisor of 150 hotels in 38 countries, for approximately $1 billion. Dr. Henry Cheng Kar-Shun, a director of the Company (who will, on the Effective Date, resign this position and become a Director of New Marriott), together with members of the Cheng family, beneficially owned approximately 60 percent of the RHG shares acquired by the Company, and Dr. Cheng became a director of the Company in connection with the RHG acquisition. RHG operates 87 hotels in which affiliates of Dr. Cheng and members of the Cheng family have a direct or indirect ownership or leasehold interest. New World Development, for which Dr. Cheng serves as Managing Director and which is 35.3 percent owned by Dr. Cheng and members of the Cheng family, its affiliates or affiliates of Dr. Cheng have indemnified RHG, its subsidiaries and New Marriott for certain lease, debt, guarantee and other obligations in connection with the formation of RHG as a hotel management company in 1995.

RELATIONSHIP BETWEEN THE COMPANY AND HOST MARRIOTT

  J.W. Marriott, Jr. and Richard E. Marriott and their respective immediate family members beneficially own approximately 6.6 percent and 6.5 percent, respectively, of the common stock of Host Marriott. Richard E. Marriott is the Chairman of the Board of Host Marriott, and J.W. Marriott, Jr. is a director of Host Marriott. Certain executive officers of the Company own, in the aggregate, less than one percent of Host Marriott.

  The Company and Host Marriott are or have been party to agreements which provide, among other things, for the Company to (i) manage lodging properties owned or leased by Host Marriott (the "Host Marriott Lodging Management Agreements"), (ii) manage senior living communities owned by Host Marriott (the "Host Marriott Senior Living Management Agreements"), (iii) advance up to $225 million to Host Marriott under a line of credit maturing in 1998 (the "Host Marriott Credit Agreement"), (iv) provide $109 million of first mortgage financing for the Philadelphia Marriott Hotel (the "Philadelphia Mortgage"),
(v) guarantee Host Marriott's performance in connection with certain loans or other obligations (the "Company Guarantees") and (vi) provide Host Marriott with various administrative and consulting services and a sublease of office space at the Headquarters (the "Services Agreements"). Upon consummation of the Spinoff, New Marriott will replace the Company under these agreements and guarantees. The Company has the right to purchase up to 20 percent of the voting stock of Host Marriott if certain events involving a change of control of Host Marriott occur. This right will be assigned to New Marriott upon consummation of the Spinoff.

  The Host Marriott Lodging Management Agreements provide for the Company to manage Marriott hotels, Courtyard hotels and Residence Inns owned or leased by Host Marriott. Each Host Marriott Lodging Management Agreement, when entered into, reflects market terms and conditions and is substantially similar to the terms of management agreements with third-party owners regarding lodging facilities of a similar type. The Company recognized sales of $1,787 million, $1,274 million and $937 million and operating profit (before corporate expenses and interest) of $95 million, $59 million and $35 million during 1996, 1995 and 1994, respectively, from the lodging properties owned or leased by Host Marriott. Additionally, Host Marriott is a general partner in several unconsolidated partnerships that own lodging properties operated by the Company under long-term agreements. The Company recognized sales of $1,769 million, $1,878 million and $1,805 million and operating profit (before corporate expenses and interest) of $121 million, $115 million and $101 million in 1996, 1995 and 1994, respectively, from the lodging properties owned by these unconsolidated partnerships. The Company also leases land to certain of these partnerships and recognized land rent income of $22 million, $21 million and $20 million in 1996, 1995 and 1994, respectively.

  In June 1997, the Company sold to Host Marriott all of the issued and outstanding stock of Forum Group, which owns or leases 29 senior living communities, for aggregate consideration of approximately $550 million, comprised of cash, notes from Host Marriott, the Company's share of outstanding debt of Forum Group, and approximately $87 million to be received as expansions as certain communities are completed. Marriott Senior

Living Services, Inc., a subsidiary of the Company, manages these communities under the Host Marriott Senior Living Management Agreements. Each Host Marriott Senior Living Management Agreement reflects market terms and conditions and is substantially similar to the terms of management agreements with third-party owners regarding senior living facilities of a similar type.

  On June 19, 1997, the $225 million secured credit facility under the Host Marriott Credit Agreement was terminated by mutual consent. Under the Host Marriott Credit Agreement, interest on outstanding balances up to $112.5 million accrued at LIBOR plus 3 percent; interest on outstanding balances from $112.5 million to $225 million accrued at LIBOR plus 4 percent. In December 1996, Host Marriott repaid to the Company the $109 million first mortgage loan on the Philadelphia Marriott Hotel. The Company recognized $17 million, $23 million and $24 million in 1996, 1995 and 1994, respectively in interest and fee income under these and other credit agreements with Host Marriott.

  The Company has provided, and New Marriott expects to provide in the future, financing to Host Marriott for a portion of the cost of acquiring properties to be operated or franchised by the Company (or by New Marriott after the Spinoff). In this regard, the Company invested an aggregate of $80 million in 1995, principally in the form of mortgage loans. In 1996, the Company invested $57 million in connection with Host Marriott's acquisition of a controlling interest in two hotels (over 900 rooms) in Mexico City, Mexico, both of which are now operated by the Company. In the aggregate, from the beginning of 1994 through the end of fiscal year 1996, Host Marriott acquired and converted 12 full-service hotels (5,000 rooms) to the Marriott brand and completed construction of two full-service hotels (1,600 rooms) operated by the Company. In addition, in 1996 the Company made loans aggregating $9 million for refurbishment of lodging properties managed by the Company and owned or leased by Host Marriott or partnerships controlled by Host Marriott. The loans bear interest at fixed rates ranging from 8 percent to 9 percent and generally mature within three years.

  Under the Company Guarantees, the Company has guaranteed Host Marriott's performance to lenders and other third parties. At September 12, 1997, these guarantees are limited to $103 million applicable to guarantees by or debt obligations of Host Marriott and guarantees of debt obligations of Host Marriott affiliates. No payments have been made by the Company pursuant to these guarantees.

  The Company also provides certain administrative services to Host Marriott (including the services provided to Host Marriott Services prior to the Host Marriott Services Distribution) for which the Company was paid approximately $19 million in 1996, $25 million in 1995 and $28 million in 1994, including reimbursements, pursuant to the Services Agreements.

  Host Marriott owns the Leisure Park at Lakewood, New Jersey senior living community, having purchased the Company's 50 percent interest in December 1997 for approximately $8.65 million in cash and notes. In 1996, 1995 and 1994, the Company's subsidiary that manages this facility received management fees of $807,000, $786,000 and $334,000, respectively, from the partnership.

RELATIONSHIP BETWEEN THE COMPANY AND HOST MARRIOTT SERVICES

  Until December 29, 1995, Host Marriott Services was a wholly owned subsidiary of Host Marriott.

  On that date, Host Marriott separated the Host Marriott Services businesses from its other businesses through the Host Marriott Services Distribution to holders of outstanding shares of Host Marriott common stock of one share of Host Marriott Services common stock for each five shares of Host Marriott common stock. Upon the consummation of the Host Marriott Services Distribution, Host Marriott Services became a separate, publicly held company.

  J.W. Marriott, Jr. and Richard E. Marriott and their respective immediate family members beneficially own approximately 7.0 percent and 7.3 percent, respectively, of the common stock of Host Marriott Services. William J. Shaw, President and Chief Operating Officer and a Director of the Company (who will, effective on the

Effective Date, resign as President and Chief Operating Officer of the Company and will become President and Chief Operating Officer and a Director of New Marriott), is the Chairman of the Board of Host Marriott Services, and J.W. Marriott, Jr. and Richard E. Marriott are directors of Host Marriott Services. Certain executive officers of the Company own, in the aggregate, less than 1 percent of Host Marriott Services shares.

  In connection with the Host Marriott Services Distribution, the Company and Host Marriott Services entered into service agreements that are similar to the Services Agreements, and in some cases Host Marriott has assigned to Host Marriott Services, and Host Marriott Services has assumed, the applicable Services Agreements. The Company received payments aggregating approximately $11 million in 1996, including reimbursements, pursuant to these agreements. In addition, the Company provides and distributes food and supplies to Host Marriott Services, for which the Company charged $77 million in 1996, and (prior to the Host Marriott Services Distribution) $65 million in each of 1995 and 1994.

  After the Effective Date, New Marriott expects to continue the relationships currently existing among the Company, Host Marriott and Host Marriott Services described above.

                                   FINANCING

  The following summary describes the anticipated material terms of (i) the Replacement SMS Debt and (ii) the anticipated New Marriott financing.

REPLACEMENT SMS DEBT

 General

  Sodexho has obtained $1.355 billion in aggregate commitments from Societe Generale and Morgan Guaranty Trust Company of New York ("Morgan Guaranty") for the SMS Replacement Debt. The SMS Replacement Debt will consist of two facilities to be provided by a syndicate of banks arranged by Societe Generale and J.P. Morgan Securities Inc.: (i) a $735 million senior secured credit facility (the "Secured SMS Facility") and (ii) a $620 million senior unsecured guaranteed credit facility (the "Guaranteed SMS Facility"). Availability of funds under the bank facilities is subject to customary closing conditions, including consummation of the Transactions.

 Secured SMS Facility

  The Secured SMS Facility will consist of a $235 million revolving credit facility (the "Revolving SMS Facility") and a $500 million amortizing term loan (the "Term SMS Facility"). A subsidiary of SMS (the "Special Purpose Subsidiary"), which after the transactions will hold the stock of MMS and ICC, will be the borrower under the Secured SMS Facility. The Secured SMS Facility will be secured (i) by accounts receivable and inventory of the Special Purpose Subsidiary and certain of its subsidiaries that will guaranty the Secured SMS Facility (the "Subsidiary Guarantors") and (ii) by a pledge of the stock of the Special Purpose Subsidiary and the Subsidiary Guarantors. The Revolving SMS Facility will be available to the Special Purpose Subsidiary on a revolving basis and will terminate and be payable in full six years after the initial funding date. The Term SMS Facility will be available to the Special Purpose Subsidiary in one or more drawdowns, but the amounts available for borrowing thereunder will be reduced by the face amount of any Company Senior Notes that remain outstanding as obligations of SMS after the tender offer described under "THE TRANSACTIONS--Debt Refinancings--Debt Tender Offers by the Company." The Term SMS Facility will be payable in quarterly installments of: $17.5 million from November 1998 through August 1999, $20 million from November 1999 through February 2002, $25 million from May 2002 through February 2003 and $32.5 million from May 2003 through February 2004 (which amounts will be reduced pro rata if the Term SMS Facility is reduced as described above). Mandatory principal prepayments will be required under certain circumstances, including prepayments equal to 50 percent of net cash proceeds from equity issuances (other than equity contributions from Sodexho) and 50 percent of annual Excess Cash Flow (as defined in the Secured SMS Facility) in excess of $5 million commencing in 1999 (although in these two circumstances, such prepayments will not be required if the ratio of SMS's consolidated debt to EBITDA (as defined in the Secured SMS Facility) is less than 3.0 to 1 for two consecutive fiscal quarters or if SMS's senior unsecured debt receives an investment grade rating from Standard & Poor's Corporation or Moody's Investors Services, Inc.). In addition to customary fees payable to the arrangers and administrative agent of the Secured SMS Facility, the Special Purpose Subsidiary will pay to the administrative agent for the account of the lenders a ticking fee of 25 basis points (which increases to 37.5 basis points on May 1, 1998) per annum on the full amount of commitments under the Secured SMS Facility for the period from February 27, 1998 until the date of initial funding. In addition, the Special Purpose Subsidiary will pay to the administrative agent for the account of the lenders a commitment fee of
37.5 basis points per annum (which decreases to 25 basis points per annum when SMS's consolidated debt to EBITDA (as defined in the Secured SMS Facility) is less than 3.0) on the unused portion of the Secured SMS Facility from the date of the initial funding. The loans outstanding under the Secured SMS Facility will bear interest at a rate per annum equal, at the election of SMS, to either (i) a base rate, which is the higher of Morgan Guaranty's prime rate and 0.50 percent per annum over the federal funds rate, and (ii) the London interbank offered rate for Eurodollar deposits ("LIBOR") plus a margin, which ranges from 112.5 to 37.5 basis points depending on the ratio of SMS's total consolidated debt to EBITDA (as defined in the Secured SMS Facility) but is fixed at 112.5 basis points until the first anniversary of the initial funding.

 Guaranteed SMS Facility

  SMS will be the borrower under the Guaranteed SMS Facility, which will be guaranteed by Sodexho. SMS will pay Sodexho a guarantee fee equal to 0.50 percent per annum of the outstanding principal amount of indebtedness under the Guaranteed SMS Facility. The Guaranteed SMS Facility will be available for a single drawdown on the Effective Date, with any amount undrawn at that time to be automatically canceled, and will mature on the seventh anniversary of the Effective Date. In addition to customary fees payable to the arrangers and administrative agent of the Guaranteed SMS Facility, SMS will pay to the administrative agent for the account of the lenders a ticking fee of 25 basis points per annum (which increases to 37.5 basis points per annum on May 1, 1998) on the full amount of commitments under the Guaranteed SMS Facility for the period from February 27, 1998 until the date of funding under the Guaranteed SMS Facility. The amount outstanding under the Guaranteed SMS Facility will bear interest at a rate per annum equal, at the election of SMS, to either (i) a base rate, which is the higher of Morgan Guaranty's prime rate and 0.50 percent per annum over the federal funds rate, and (ii) LIBOR plus a margin, which ranges from 112.5 to 35 basis points depending on Sodexho's senior unsecured debt rating, but which is fixed at 45 basis points until the first anniversary of the funding date.

  Depending on market conditions prior to the closing of the Transactions, Sodexho may, instead of drawing under the Guaranteed SMS Facility, raise funds through an offering of debt securities of SMS under Rule 144A and Regulation S under the Securities Act (the "Rule 144A Securities"). Such debt issuance would be expected to consist of $620 million 7-year and 10-year fixed rate senior notes guaranteed by Sodexho.

 Interest Rate Hedging

  SMS expects that it, or the Special Purpose Subsidiary, will enter into interest rate hedging arrangements with respect to a portion of the debt under the Secured SMS Facility and, if it is drawn, the Guaranteed SMS Facility.

 Covenants

  The Secured SMS Facility and the Guaranteed SMS Facility (or, if applicable, the Rule 144A Securities) will contain certain affirmative and restrictive covenants. The Secured SMS Facility will impose limitations (subject to certain exceptions) on SMS and its subsidiaries with respect to: (i) the incurrence of indebtedness, liens, operating leases and guarantees; (ii) mergers, consolidations and sales of businesses or fixed or capital assets;
(iii) formation of subsidiaries; (iv) liquidation and dissolution; (v) dividends in certain circumstances; (vi) investments, loans and advances;
(vii) capital expenditures in excess of a specified amount; (viii) transactions with affiliates; (ix) changes in lines of business; (x) amendments to agreements with Sodexho; (xi) changes in fiscal year; and (xii) negative pledge clauses. The Guaranteed SMS Facility will impose some, but not all, of these limitations on SMS. Under the Secured SMS Facility, the Special Purpose Subsidiary will also be required to satisfy financial covenants measured on the basis of consolidated balance sheet and income statement information derived from SMS's financial statements consisting of minimum fixed charge coverage and interest coverage ratios, a minimum adjusted net worth and a maximum ratio of debt to EBITDA (as defined in the Secured SMS Facility). Under the Guaranteed SMS Facility, SMS will be required to satisfy financial covenants consisting of a minimum interest coverage ratio and a maximum ratio of debt to EBITDA (as defined in the Guaranteed SMS Facility), while Sodexho will be required to satisfy financial covenants consisting of a maximum ratio of net debt to equity and a minimum ratio of earnings before interest and taxes to interest expense.

 Events of Default

  The Secured SMS Facility will contain customary events of default, including nonpayment of principal or interest when due, material inaccuracy of representations and warranties, violation of covenants, cross default to other indebtedness of SMS or its subsidiaries and insolvency or bankruptcy of SMS or its subsidiaries. The Guaranteed SMS Facility will contain similar events of default relating to SMS and its subsidiaries and, to a lesser extent, Sodexho and its subsidiaries. In addition, under both the Secured SMS Facility and the Guaranteed SMS Facility, it is an event of default if Sodexho ceases to hold at least 40.01 percent of the voting stock of SMS, or if any party other than Sodexho and its subsidiaries and affiliates acquires control of more than 50 percent of the voting stock of SMS.

  Sodexho and SMS have agreed that if (i) the conditions set forth in the Transaction Documents to the performance by Sodexho of its obligations on the Effective Date are otherwise satisfied, (ii) the Replacement SMS Debt is not arranged and available for the Acquisition and refinancing and (iii) the closing of the Transactions fails to occur (other than because of a breach by any Company Party of any Transaction Documents), the Sodexho Parties will be in material breach of the Restructuring Agreements and the Company, New Marriott and Merger Sub will have the remedies set forth in the Restructuring Agreements. See "THE TRANSACTIONS--Termination Fees; Expenses."

NEW MARRIOTT CREDIT FACILITY

  New Marriott has obtained commitments for a $1.5 billion multicurrency revolving credit facility with a $500 million letter of credit sublimit (the "New Marriott Facility") from a group of commercial banks for its use after the Transactions. Citibank, N.A. will serve as Administrative Agent; Citicorp Securities, Inc. will serve as Arranger; The Bank of Nova Scotia will serve as Documentation Agent and Letter of Credit Agent; and The Chase Manhattan Bank and The First National Bank of Chicago will serve as Managing Agents. The New Marriott Facility will not be secured and any borrowings thereunder will be senior indebtedness on a parity with other senior indebtedness of New Marriott. The lenders' commitments will be for a five-year term. Advances will bear interest at a rate per annum equal, at the option of New Marriott, to a "base rate" equal to Citibank, N.A.'s publicly announced base rate (or if higher, 0.5 percent above a recent average of certificate of deposit rates or
0.5 percent above the overnight federal funds rate), or LIBOR plus a margin, which ranges from 45 to 13.5 basis points, depending on New Marriott's senior unsecured debt ratings. A facility fee on the unused commitment will be charged to New Marriott, ranging from 22.5 basis points to 7.5 basis points, depending on New Marriott's senior unsecured debt ratings. The New Marriott Facility will be evidenced by a loan agreement to which each participating lender will be a party.

  The loan agreement is expected to contain certain covenants, including covenants that will (i) limit the incurrence of indebtedness for borrowed money and guarantees of indebtedness and (ii) limit the amount of mortgages or other liens securing indebtedness for borrowed money. The Company expects that any indebtedness outstanding under the New Marriott Facility and/or any remaining commitment under the New Marriott Facility will become due and payable or canceled should certain events of default occur, including a failure to pay interest and principal or commitment fees when due, certain insolvency events, including a filing for protection under bankruptcy laws, a failure to comply with the various covenants noted above or the occurrence of certain events of default under other loan agreements to which New Marriott may be subject. Such indebtedness is also expected to be prepayable in full at the election of the lenders upon a change in control of New Marriott.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS TO THE COMPANY AND
                               ITS STOCKHOLDERS

  The following summary of the federal income tax consequences of the Spinoff and the Acquisition is for general reference only and does not purport to cover all federal income tax consequences that may apply to all categories of stockholders. The treatment applicable to a stockholder may vary depending upon the stockholder's particular situation, and certain stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of, or organized in, the United States) may be subject to special rules not discussed below. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

CONSEQUENCES OF THE SPINOFF

  The Company has conditioned the Spinoff, which itself is a condition to the Acquisition, on the receipt of a satisfactory private letter ruling from the IRS. See "RISK FACTORS--Certain Tax Considerations." The Company has requested a ruling from the IRS to the effect that the Spinoff will qualify as a tax-free reorganization under Section 368(a)(1)(D) of the Code and a tax-free distribution under Section 355 of the Code, and therefore that, among other things:

    (1) No gain or loss will be recognized by (and no amount will be included in the income of) a holder of Company Common Stock upon the receipt of New Marriott Common Stock in the Spinoff.

    (2) No gain or loss will be recognized by the Company upon its distribution of New Marriott Common Stock in the Spinoff.

    (3) The aggregate basis of the Company Common Stock and the New MAR Common Stock and New MAR-A Common Stock in the hands of the stockholders of the Company immediately after the Spinoff will be the same as the aggregate basis of the Company Common Stock held immediately before the Spinoff, allocated in proportion to the fair market value of each.

    (4) The holding period of the New MAR Common Stock and New MAR-A Common Stock received by the stockholders of the Company will include the holding period of the Company Common Stock with respect to which the Spinoff will be made, provided that such stockholder held the Company Common Stock as a capital asset on the Effective Date.

  Even if such a ruling is obtained, it should be noted that private letter rulings, while generally binding upon the IRS, are subject to certain factual representations and assumptions. If such factual representations and assumptions were incorrect in any material respect, the ability to rely on such a ruling would be jeopardized. The Company is not aware of any facts or circumstances that would cause such representations and assumptions to be untrue. The Company, New Marriott and Sodexho have agreed to certain restrictions on their future actions to provide further assurances that the Spinoff will have Tax-Free Status. See "THE TRANSACTIONS--Arrangements Between SMS and New Marriott--Tax Sharing Agreement."

  Although the Company believes that the rulings it has requested are consistent with the Code and the authorities thereunder, it is not certain whether the IRS will issue a tax ruling that is satisfactory to the Company, Sodexho and New Marriott. The Company Board has the discretion, which may be exercised with the consent of Sodexho, to waive the requirements for the receipt of the tax ruling as a condition to the Company's obligations to proceed with the Transactions. In such event, the Company will resolicit stockholders to disclose the waiver of this condition and provide stockholders with all relevant disclosure related thereto.

  For a description of the tax consequences of the Spinoff to the Company, New Marriott, and the stockholders if the transaction were not to qualify as tax-free, see "RISK FACTORS--Certain Tax Considerations." For a description of the Tax Sharing Agreement pursuant to which the Company, New

Marriott, and Sodexho have provided for various tax matters, see "THE TRANSACTIONS--Arrangements Between SMS and New Marriott--Tax Sharing Agreement."

CONSEQUENCES OF THE ACQUISITION

  Pursuant to the Acquisition Agreement, the Company will acquire Sodexho North America, and Sodexho will pay $304 million to the Company, in exchange for approximately 49 percent of the outstanding stock of the Company. For federal income tax purposes no gain or loss will be recognized by the Company as a result of the Acquisition in exchange for shares of the Company. No ruling or opinion has been sought with respect to any aspect of the Acquisition.

CONSEQUENCES OF SMS REVERSE STOCK SPLIT

  The receipt of shares of SMS Common Stock in the SMS Reverse Stock Split will be a nontaxable transaction to the holders of Company Common Stock under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of SMS Common Stock will not recognize either gain or loss, or any other type of income, with respect to whole shares of SMS Common Stock received as a result of the SMS Reverse Stock Split. In addition, the aggregate tax basis of such stockholder's shares of Company Common Stock prior to the SMS Reverse Stock Split will carry over as the tax basis of the stockholder's shares of SMS Common Stock. Each stockholder will be required to allocate such stockholder's basis in such stockholder's shares of Company Common Stock ratably among the total number of shares of SMS Common Stock owned following the SMS Reverse Stock Split. The holding period of the shares of SMS Common Stock will also include the holding period during which the stockholder held the Company Common Stock, provided that such Company Common Stock was held by the stockholder as a capital asset on the Effective Date.

  The receipt by an SMS stockholder of cash in lieu of a fractional share of SMS Common Stock pursuant to the SMS Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of SMS Common Stock will generally result in gain or loss (rather than dividend income) measured by the difference between the amount of cash received and the adjusted basis of the fractional share assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of SMS Common Stock. Holders of fractional shares of SMS should consult their own tax advisors about the treatment of capital gain or loss.

  Based on certain exceptions contained in regulations issued by the IRS, the Company does not believe that it or holders of fractional shares of SMS will be subject to backup withholding or information reporting with respect to the cash distributed to such holders, and therefore does not intend to backup withhold or provide information reports with respect to the cash so distributed.

                           MARKETS AND MARKET PRICES

  The Company Common Stock is listed under the symbol "MAR" on the NYSE and certain other U.S. exchanges. On January 28, 1998, there were 50,758 holders of record of Company Common Stock. On September 30, 1997, the last trading date prior to the joint public announcement by the Company and Sodexho of the signing of the Restructuring Agreements, the last reported sale price on the NYSE Composite Tape was $71 1/8 per share of Company Common Stock. On February
 , 1998, the last reported sale price on the NYSE Composite Tape was $   per
share of Company Common Stock.

  Application will be made by New Marriott to list the New MAR Common Stock and the New MAR-A Common Stock on the NYSE and other U.S. exchanges. No assurance can be given that the New MAR Common Stock or the New MAR-A Common Stock will satisfy the listing criteria of the NYSE or another national securities exchange. It is expected that the SMS Common Stock will continue to be listed on the NYSE and other U.S exchanges. No assurance can be given that the SMS Common Stock will continue to satisfy the listing criteria of the NYSE or such other exchanges. Unless orderly markets in New Marriott Common Stock and SMS Common Stock develop, the trading prices of such securities may fluctuate significantly.

  The following table sets forth, for the fiscal quarters indicated, the range of high and low sale prices of, and dividends declared per share for, the Company Common Stock as reported on the NYSE Composite Tape.

                                                         STOCK PRICE   DIVIDENDS
                                                       --------------- DECLARED
       DATE                                             HIGH     LOW   PER SHARE
       ----                                            ------- ------- ---------
       First Quarter 1996............................. $52 5/8  37 1/4   0.08
       Second Quarter 1996............................  50      44 1/4   0.08
       Third Quarter 1996.............................  57 3/8  48 3/8   0.08
       Fourth Quarter 1996............................  59 7/8  51 3/8   0.08
       First Quarter 1997.............................  57 1/4  49 5/8   0.08
       Second Quarter 1997............................  64 1/8  49 5/8   0.09
       Third Quarter 1997.............................  71 3/4  60       0.09
       Fourth Quarter 1997............................  76 3/4  65 1/8   0.09

  STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR COMPANY COMMON STOCK.

                   SECURITY OWNERSHIP OF THE COMPANY AND SMS

  The following table sets forth information as to the shares of Company Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) as of October 15, 1997, by each current director of the Company, each person who will be a director of SMS after the Effective Date, each of the executive officers of the Company in the Summary Compensation Table included elsewhere herein (the "Named Executive Officers"), directors and executive officers of the Company as a group, directors of SMS as a group, and beneficial holders of five percent or more of outstanding Common Stock of the Company and, after the Effective Date, of SMS. Share information following consummation of the Transactions takes into account the one-for-four SMS Reverse Stock Split.

                           PRIOR TO TRANSACTIONS--
                                 THE COMPANY              FOLLOWING TRANSACTIONS--SMS
                         -------------------------------- ---------------------------------
                          SHARES OF
                           COMPANY           PERCENT OF   SHARES OF SMS        PERCENT OF
                         COMMON STOCK          COMMON     COMMON STOCK           COMMON
                         BENEFICIALLY          STOCK      BENEFICIALLY           STOCK
NAME                        OWNED          OUTSTANDING(1)     OWNED          OUTSTANDING(1)
----                     ------------      -------------- -------------      --------------
COMPANY DIRECTORS:
 J.W. Marriott, Jr......  13,481,733(2)(3)      10.5        3,370,433(2)(3)        5.4
 Richard E. Marriott....  12,963,096(2)(4)      10.2        3,240,774(2)(4)        5.2
 Dr. Henry Cheng Kar-
  Shun..................       1,300               *              325              *
 Gilbert M. Grosvenor...       2,100               *              525              *
 Floretta Dukes
  McKenzie..............         435               *              108              *
 Harry J. Pearce........       5,000               *            1,250              *
 W. Mitt Romney.........       5,000               *            1,250              *
 Roger W. Sant..........      10,000               *            2,500              *
 William J. Shaw........     624,762(5)            *          156,190(5)           *
 Lawrence M. Small......      42,500(6)            *           10,625(6)           *
COMPANY NAMED EXECUTIVE
 OFFICERS:
 Joseph Ryan............      59,819(5)            *           14,954(5)           *
 Michael A. Stein.......     101,427(5)            *           25,356(5)           *
 William R. Tiefel......     440,601(5)(7)         *          110,150(5)(7)        *
ALL COMPANY DIRECTORS
 AND EXECUTIVE OFFICERS
 AS A GROUP (21
 INCLUDING THE
 FOREGOING).............  24,207,398(2)(8)      19.0        6,051,849(2)(8)        9.8
SMS DIRECTORS:
 William J. Shaw........     624,762(5)            *          156,190(5)           *
 Charles D. O'Dell......      96,805(5)            *           24,201
 Pierre Bellon..........         --              --        29,711,665(9)          48.2
 Bernard Carton.........         --              --               --               --
 Edouard de Royere......         --              --               --               --
 John W. Marriott III...     247,175(10)           *           61,793                *
 Daniel J. Altobello....      16,000(11)           *            4,000                *
 Doctor R. Crants.......         --                *              --                 *
ALL SMS DIRECTORS AS A
 GROUP..................     984,742               *          246,185                *
OTHER BENEFICIAL OWNERS
 OF MORE THAN 5% OF THE
 OUTSTANDING COMPANY OR
 SMS STOCK:
 Sodexho Alliance,
  S.A.(12)..............         --              --        29,711,665             48.2

--------
 *Less than 1 percent

 (1) Based on the number of shares outstanding at, plus the number of shares acquirable by the specified person(s) within 60 days of, October 15, 1997. Share ownership of SMS following the Transactions reflects the issuance to Sodexho of 29,711,665 shares, after taking into account the one-for-four SMS Reverse Stock Split. Share ownership by directors and officers does not give effect to conversion of employee stock options and other stock awards, which will depend on the trading prices of the Company Common Stock immediately prior to, and the trading prices of the New Marriott Common Stock and the SMS Common Stock immediately following, the Spinoff.
   Note: Share amounts in footnotes 2-10 do not give effect to the SMS
       Reverse Stock Split.
 (2) Includes: 1,575,020 shares held by J.W. Marriott, Jr. and Richard E. Marriott as co-trustees of 16 trusts for the benefit of their children and 2,536,787 shares owned by The J. Willard Marriott Foundation, a charitable foundation in which J.W. Marriott, Jr., Richard E. Marriott and their mother serve as co-trustees. These shares are reported as beneficially owned by both J.W. Marriott, Jr. and Richard E. Marriott, but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. The shares included herein do not include: (i) 1,964,630 shares owned and controlled by certain other members of the Marriott family, (ii) 1,667,385 shares held by a charitable annuity trust, created by the will of J. Willard Marriott, in which J.W. Marriott, Jr. and Richard E. Marriott have a remainder interest and in which their mother is trustee, or (iii) 125,401 shares held by the adult children of J.W. Marriott, Jr. and Richard E. Marriott, as trustees of 25 trusts established for the benefit of the grandchildren of J.W. Marriott, Jr. and Richard E. Marriott.
 (3) Includes, in addition to the shares referred to in footnote (2): (i) 954,250 shares subject to options exercisable within 60 days, (ii) 402,430 shares held as trustee of two trusts for the benefit of Richard
     E. Marriott, (iii) 68,213 shares owned by J.W. Marriott, Jr.'s wife (Mr. Marriott disclaims beneficial ownership of such shares), (iv) 670,267 shares owned by four trusts for the benefit of J.W. Marriott, Jr.'s children, in which his wife serves as a co-trustee, (v) 21,559 shares owned by six trusts for the benefit of J.W. Marriott, Jr.'s grandchildren, in which his wife serves as a co-trustee, (vi) 80,000 shares owned by JWM Associates Limited Partnership, whose general partner is J.W. Marriott, Jr. and (vii) 2,707,590 shares owned by Family Enterprises whose general partner is a corporation in which J.W. Marriott, Jr. is a controlling stockholder.
 (4) Includes, in addition to the shares referred to in footnote (2): (i) 55,700 shares subject to options exercisable within 60 days, (ii) 299,689 shares held as trustee of two trusts established for the benefit of J.W. Marriott, Jr., (iii) 68,006 shares owned by Richard E. Marriott's wife,
     (iv) 603,828 shares owned by four trusts for the benefit of Richard E. Marriott's children, in which his wife serves as a co-trustee, and (v) 2,302,729 shares owned by First Media Limited Partners, whose general partner is a corporation in which Richard E. Marriott is the controlling stockholder.
 (5) Includes shares of unvested restricted stock awarded under the Company Stock Plans, as follows: Mr. Ryan: 32,000 shares; Mr. Stein: 15,000 shares; Mr. Shaw: 27,000 shares; Mr. Tiefel: 24,000 shares; and Mr.
     O'Dell: 7,000 shares. Shares of restricted stock are voted by the holder thereof.
 (6) Includes 2,000 shares held by two trusts for the benefit of non-family members in which Mr. Small is trustee and 500 shares held by Mr. Small as custodian for a non-family member minor child. Mr. Small disclaims beneficial ownership of all such shares.
 (7) Includes 10,000 shares held by Mr. Tiefel's wife. Mr. Tiefel disclaims beneficial ownership of such shares.
 (8) All directors, nominees and executive officers as a group (other than J.W. Marriott, Jr. and Richard E. Marriott) beneficially owned an aggregate of 1,874,376 shares or 1.5 percent of Company Common Stock outstanding as of October 15, 1997.
 (9) Represents shares of SMS Common Stock to be issued to Sodexho upon consummation of the Transactions. Bellon S.A., a privately held corporation, beneficially owns approximately 42 percent of Sodexho. Mr. Bellon and members of his family beneficially own approximately 68 percent of Bellon S.A., and subsidiaries of Sodexho beneficially own approximately 19 percent of Bellon S.A.
(10) Includes: (i) 7,850 shares subject to options exercisable within 60 days, and (ii) 10,380 shares held by three trusts for the benefit of John Marriott's children, in which his wife and Mrs. J.W. Marriott, Jr. serve as co-trustees. These shares are reported as beneficially owned by both John Marriott and J.W. Marriott, Jr., but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. The shares do not include 365,420 shares held by J.W. Marriott, Jr. and Mrs. J.W. Marriott, Jr., as co-trustees of two trusts established for the benefit of John Marriott (such shares are included in footnotes (2) and (3)).

(11) Includes 1,600 shares held by Mr. Altobello's wife. Mr. Altobello disclaims beneficial ownership of such shares.

(12) Represents approximate number of shares of SMS Common Stock to be issued to Sodexho upon consummation of the Transactions based upon shares outstanding at October 15, 1997. Sodexho's address is 3, avenue Newton, 78180 Montigny-Le-Brettoneux, France. For information on the beneficial ownership of Sodexho, see Note 9 above.

                     DESCRIPTION OF THE SMS CAPITAL STOCK

  The following description of the capital stock of SMS is based on the SMS Amended and Restated Certificate of Incorporation (the "SMS Charter") and its Amended and Restated Bylaws (the "SMS Bylaws"), which are to be in effect as of the Effective Date. The SMS Charter will replace the Company's restated certificate of incorporation and the SMS Bylaws will replace the Company's restated bylaws (the "Company Charter" and "Company Bylaws," respectively). The following description is qualified in its entirety by reference to the SMS Charter (attached hereto as Appendix H) and the SMS Bylaws (attached hereto as Appendix I).

GENERAL

  As of the Effective Date, the SMS Charter will authorize the issuance of 300 million shares of SMS Common Stock, and 1 million shares of preferred stock, without par value ("SMS Preferred Stock"). As of the Special Meeting Record Date, approximately 125.4 million shares of Company Common Stock were issued and outstanding, which represents approximately 31.4 million shares of SMS Common Stock after giving effect to the proposed SMS Reverse Stock Split. Based on share information as of the Special Meeting Record Date, SMS expects to issue approximately 29.2 million shares of SMS Common Stock to Sodexho in connection with the Acquisition, after giving effect to the proposed SMS Reverse Stock Split. Upon consummation of the Transactions, after giving effect to the issuance of SMS Common Stock to Sodexho and the SMS Reverse Stock Split, approximately 60.5 million shares of SMS Common Stock will be outstanding. All outstanding shares of SMS Common Stock are, and such shares when issued to Sodexho will be, fully paid and non-assessable.

COMMON STOCK

 Voting Rights

  Holders of SMS Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and except as otherwise required by law or except as provided with respect to any series of SMS Preferred Stock, the holders of such shares will possess all voting power. Because the SMS Charter will not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors represented at a meeting will be able to elect all the directors standing for election at such meeting.

 Dividend Rights; Rights Upon Liquidation

  Subject to any preferential rights of holders of any SMS Preferred Stock that may be outstanding, holders of shares of SMS Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the SMS Board and to share ratably in the assets of SMS legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up.

 Transfer Restriction

  The SMS Charter will contain a restriction on the transfer or issuance of SMS Common Stock. Such restriction will provide that, during the three-year period following the Spinoff, any transfer or issuance of equity securities of SMS (including SMS Common Stock) that would result in any person or persons acting pursuant to a plan (or a series of related transactions) having beneficial ownership of 50 percent or more of the outstanding equity securities of SMS will be void ab initio. The purpose of such restriction is to protect the Tax-Free Status of the Spinoff. Such restriction will not apply to any such transfer or issuance if the SMS Board receives a ruling from the IRS satisfactory to the SMS Board, or an opinion of counsel satisfactory to the SMS Board and New Marriott, that such transfer or issuance will not adversely effect the Tax-Free Status of the Spinoff.

 Miscellaneous

  Holders of SMS Common Stock will have no preferences or preemptive, conversion or exchange rights. Shares of SMS Common Stock will not be liable for further calls or assessments by SMS, and the holders of

SMS Common Stock will not be liable for any liabilities of SMS. First Chicago Trust Company of New York will act as Transfer Agent and registrar for the SMS Common Stock.

 Rights Plan

  For a description of the preferred stock purchase rights that attach to each outstanding share of SMS Common Stock, see "CERTAIN ANTITAKEOVER PROVISIONS APPLICABLE TO SMS."

PREFERRED STOCK

  The SMS Charter will authorize the SMS Board to provide for the issuance, from time to time, of SMS Preferred Stock in series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Because the SMS Board will have the power to establish the preferences and rights of the shares of any such series of SMS Preferred Stock, it may afford holders of any SMS Preferred Stock voting rights and preferences, powers and rights senior to the rights of SMS Common Stock, which could adversely affect the rights of holders of SMS Common Stock. No shares of SMS Preferred Stock will be outstanding directly following the Transactions. As of the Effective Date, however, 300,000 shares of Series A Junior Participating Preferred Stock of SMS ("SMS Junior Preferred Stock") will have been authorized and reserved for issuance in connection with the Company Rights Plan.

COMPARISON OF STOCKHOLDERS' RIGHTS UPON AMENDMENT OF THE COMPANY CHARTER AND COMPANY BYLAWS

  Proposal One relates in part to approval of the amendment and restatement of the Company Charter and Company Bylaws. The rights of the Company's stockholders are currently governed by the DGCL, the Company Charter and the Company Bylaws. In the event the Transactions are approved by the Company's stockholders, at the Effective Date the rights of the Company's stockholders will be governed by the DGCL, the SMS Charter and the SMS Bylaws. Set forth below is a summary of the material changes in the SMS Charter and SMS Bylaws from the Company Charter and Company Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant provisions of the DGCL, the Company Charter, the Company Bylaws, the SMS Charter and the SMS Bylaws. Copies of the SMS Charter and the SMS Bylaws are attached hereto as Appendix H and Appendix I, respectively, and are incorporated by reference herein. Copies of the Company Charter and the Company Bylaws are available for inspection at the principal office of the Company and will be sent to stockholders upon request.

 Name of the Company

  The name of the Company will be changed to "Sodexho Marriott Services, Inc."

 Capitalization

  The Company Charter authorizes the issuance of 300 million shares of common stock and 1 million shares of preferred stock. The SMS Charter will provide for the SMS Reverse Stock Split. See "--SMS Reverse Stock Split." The SMS Reverse Stock Split will not affect the number of authorized shares.

 Board of Directors

  The Company Bylaws provide that the number of directors will be fixed from time to time by the Company Board, but will not be less than three. The Company currently has ten directors, divided into classes consisting of three, three and four directors, respectively, with terms expiring at the annual meetings of stockholders to be held in 1998, 1999 and 2000, respectively. Thereafter directors hold office for a term expiring at the third succeeding annual meeting of stockholders after their election. The SMS Bylaws will provide that the number of directors will be fixed from time to time by the SMS Board, but will not be less than three nor more than nine. The Stockholder Agreement, however, provides that for the first three years after the Effective Date the SMS Board will have eight members. Under the SMS Bylaws, all directors will be elected each year at the annual meeting of stockholders. Pursuant to the Stockholder Agreement, Sodexho will have the right to nominate three directors to the SMS Board. See "THE TRANSACTIONS--Arrangements between Sodexho and SMS--Stockholder Agreement."

  The Company Charter and Company Bylaws provide that directors may be removed, with or without cause, only with the approval of the holders of at least 66 2/3 percent of the voting power of the shares entitled to vote for election of directors (the "voting stock"), voting together as a single class. Under the SMS Bylaws, a majority of the voting stock will be sufficient to effect such removal.

 Meetings of Directors

  The Company Bylaws provide that special meetings of the Company Board may be called by the Chairman of the Company Board, the President or the Secretary on the written request of any two directors. Forty-eight hours' notice is required if delivered by mail; twenty-four hours' notice if delivered by telephone; or shorter notice if deemed appropriate. The SMS Bylaws will provide that special meetings of the SMS Board may be called by the Chairman of the SMS Board or the President, and will be called by the Chairman of the SMS Board, the President or the Secretary on the written request of three directors. Three days' notice will be required.

  Under the Company Bylaws, a number of directors that is not less than one-third of the total number of the full board nor less than two constitutes a quorum for the transaction of business. Under the SMS Bylaws, a majority of the total number of directors will constitute a quorum.

 Committees

  The Company Bylaws and the SMS Bylaws each provide generally for the creation of committees by majority vote of the Board. Committees of the Company must consist of two or more directors; committees of SMS will require one or more directors. In addition, the SMS Bylaws will specifically provide for the creation of a compensation committee and an audit committee.

 Special Meetings of Stockholders

  The Company Charter provides that special meetings of stockholders may be called only by the Company Board pursuant to a resolution approved by a majority of the entire Company Board. The SMS Bylaws will provide that special meetings of stockholders may be called by the SMS Board or the Chairman of the SMS Board, and will be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of SMS entitled to vote.

 Action of Stockholders

  The Company Charter provides that any action by stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent. The SMS Bylaws will provide that stockholders may act by written consent provided that such consent is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

 Advance Notice of Stockholder-Proposed Business

  The Company Bylaws provide that a stockholder must give timely written notice to the Secretary of the Company if the stockholder intends to bring any business before a meeting of stockholders or to make nominations for the Company Board. The Company's advance notice provisions require stockholders to give such written notice not later than (i) 120 days before an annual meeting (or 90 days, in the case of nominations) or (ii) seven days following the date on which notice of a special meeting is first given to stockholders, as applicable. The advance notice provisions in the SMS Bylaws require stockholders to give such written notice not less than 90 days nor more than 120 days prior to a stockholder meeting (or, if less than 100 days' notice is given of a stockholder meeting, 10 days after the notice of such meeting).

 Special Approval for Certain Transactions

  The Company Charter contains a provision requiring approval by the holders of 66 2/3 percent of the voting stock for mergers and certain other business combinations involving the Company and any holder of more than 25 percent of such voting power unless the transaction (i) is approved by a majority of the members of the Company Board who are not affiliated with such stockholder and who were directors before such stockholder held more than 25 percent of the voting stock of the Company or (ii) meets certain minimum price and procedural requirements. The SMS Charter will not contain such a provision. As a result, to the extent stockholder approval is required under applicable law, such actions will be able to be taken by the affirmative vote of a majority of the outstanding stock entitled to vote thereon in accordance with the DGCL.

  The Company Charter requires the approval of shares representing at least 66 2/3 percent of the Company's voting power for any proposal for the Company to reorganize, merge or consolidate with any other corporation, or sell, lease or exchange substantially all of its assets or business. The SMS Charter will not contain such a requirement. As a result, to the extent stockholder approval is required under applicable law, such actions will be able to be taken by the affirmative vote of a majority of the outstanding stock entitled to vote thereon in accordance with the DGCL.

 Restriction on Transfer

  The SMS Charter will contain a restriction on the transfer or issuance of SMS Common Stock. Such restriction will provide that, during the three-year period following the Spinoff, any transfer or issuance of equity securities of SMS (including SMS Common Stock) that would result in any Person or Persons acting pursuant to a plan (or a series of related transactions) having beneficial ownership of 50 percent or more of the outstanding equity securities of SMS will be void ab initio. The purpose of such restriction is to protect the tax-free status of the Spinoff. Such restriction will not apply to any such transfer or issuance if the SMS Board receives a ruling from the IRS satisfactory to the SMS Board, or an opinion of counsel satisfactory to the SMS Board and New Marriott, that such transfer or issuance will not adversely effect the tax-free status of the Spinoff. The Company Charter does not contain such a restriction.

 Amendments of Governing Documents

  The Company Charter requires the approval of 66 2/3 percent of the voting stock to amend or repeal, or adopt provisions inconsistent with, certain provisions of the Company Charter. These provisions relate to the election of directors, actions by stockholders, 66 2/3 percent supermajority voting requirements to amend the Company Bylaws, business combinations with holders of more than 25 percent of the voting stock of the Company, and approval of mergers and asset sales. The SMS Charter will provide that, except as provided below, the SMS Charter may be amended in accordance with the DGCL, and as a result any amendment to the SMS Charter will be able to be adopted, upon proposal by the SMS Board, by a majority of the outstanding stock entitled to vote thereon. For a period of three years following the Spinoff, the provisions of the SMS Charter containing restrictions on transfer may only be amended upon the affirmative vote of two-thirds of the members of the full SMS Board and holders of two-thirds of the outstanding shares of SMS Common Stock.

  The Company Charter and the Company Bylaws require the approval of 66 2/3 percent of the voting stock to amend or repeal, or adopt provisions inconsistent with, certain provisions of the Company Bylaws. These provisions relate to election of directors, vacancies, nomination of directors, notices, amendments to the Company Bylaws, prohibition on stockholder action by written consent and limitations on the calling of special stockholder meetings. The SMS Charter and SMS Bylaws will permit amendment of the SMS Bylaws by either the affirmative vote of a majority of the SMS Board or by the affirmative vote of a majority of the stockholders entitled to vote thereon.

SMS REVERSE STOCK SPLIT

 General

  The Company Board has determined that it would be advisable in connection with the Transactions to effect the SMS Reverse Stock Split. If the SMS Charter, which provides for the SMS Reverse Stock Split, is approved by the stockholders, each four shares of Company Common Stock outstanding immediately prior to the Effective Date will be converted automatically into one share of SMS Common Stock. To avoid the existence of fractional shares of SMS Common Stock, stockholders who would otherwise be entitled to receive fractional shares of SMS Common Stock ("Fractional SMS Stockholders") will receive payment in cash in lieu thereof. See "THE TRANSACTIONS--Manner of Effecting the Transactions; Book-Entry System."

 Background of and Reasons for the SMS Reverse Stock Split

  On February , 1998, the Company Board adopted resolutions approving the amendment and restatement of the Company Charter, including the SMS Reverse Stock Split, and directing that the amendment and restatement of the Company Charter be placed on the agenda for the consideration of the stockholders at the Special Meeting to approve the Transactions.

  On February , 1998, the closing price per share of Company Common Stock on the NYSE was $ . This price is based on the market perception of the value of all the Company's businesses, including the New Marriott Business which will be distributed to the holders of Company Common Stock in the Spinoff. The Company Board believes that after the Spinoff the market prices of SMS Common Stock will be at a reduced level that may impair the acceptability of SMS Common Stock by portions of the financial community and the investing public.

  Many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The Company Board also believes that a significantly reduced per share price of SMS Common Stock will reduce the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, several institutional investors have policies prohibiting them from holding low priced stock in their own portfolios. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues.

  The Company Board believes that the decrease in the number of shares of SMS Common Stock outstanding as a consequence of the SMS Reverse Stock Split and the resulting anticipated increased price level will result in greater interest in the SMS Common Stock by the financial community and the investing public than if the SMS Reverse Stock Split were not effected.

  There can be no assurance, however, that the foregoing will occur or that the market prices of the SMS Common Stock immediately after implementation of the SMS Reverse Stock Split will increase, and if they increase, there can be no assurance that such increases can be maintained for any period of time, or that such market price will approximate four times the market price before the SMS Reverse Stock Split.

  Dissenting stockholders have no appraisal rights under the DGCL or under the Company Charter or Company Bylaws in connection with SMS Reverse Stock Split.

 Effects of the SMS Reverse Stock Split

  General Effects. The principal effect of the SMS Reverse Stock Split will be to decrease the number of outstanding shares of SMS Common Stock from 125,415,165 shares to approximately 31,353,791 shares based on share information as of January 28, 1998. Assuming that approximately 29,174,763 shares of SMS Common Stock are issued to Sodexho after giving effect to the SMS Reverse Stock Split, the total number of shares outstanding after giving effect to the SMS Reserve Stock Split and the Transactions would be 60,528,554 shares, based on share information as of January 28, 1998. The SMS Reverse Stock Split would not affect the proportionate equity interest in SMS of any holder of SMS Common Stock, except as may result from the provisions for the elimination of fractional shares as described below. The SMS Reverse Stock Split will not affect the registration of the SMS Common Stock under the Exchange Act or the application for continued listing of the SMS Common Stock on the NYSE.

  In order that SMS may avoid the expense and inconvenience of issuing and transferring fractional shares of SMS Common Stock, fractional shares will be aggregated and sold on behalf of Fractional SMS Stockholders, who will receive payment in cash in lieu of receiving fractional shares of SMS Common Stock. See "THE TRANSACTIONS--Manner of Effecting the Transactions; Book-Entry System."

  The SMS Reverse Stock Split may leave certain stockholders with one or more "odd lots" of SMS Common Stock, (i.e., stock in amounts of less than 100 shares). These odd lots may be more difficult to sell, or require greater transactions cost per share to sell, than shares in even multiples of 100.

 Effect on SMS Stock Plans

  All of the outstanding options and other awards under the SMS Stock Plans will be subject to adjustment in the number of shares covered thereby, and the exercise price thereof, in the event of the SMS Reverse Stock Split by appropriate action of the Company Compensation Policy Committee. If the SMS Reverse Stock Split is approved and effected, each of the outstanding options will thereafter evidence the right to purchase one-fourth of the number of shares of SMS Common Stock previously covered thereby and the exercise price per share will be approximately four times the previous exercise price. Each of the outstanding grants of shares would thereafter evidence the contingent obligation to deliver one-fourth of the number of shares of SMS Common Stock previously covered thereby.

  As of the Effective Date, 10.0 million shares of SMS Common Stock will be available for the issuance of awards under the SMS Stock Plans for conversion awards and future awards for SMS Employees after (i) giving effect to the Spinoff and the SMS Reverse Stock Split and (ii) cancellation of awards to persons other than SMS Employees as a result of the Spinoff. See "MANAGEMENT OF SMS--SMS Stock Plans."

  Effect on LYONs. Pursuant to the LYONs Allocation Agreement, holders of LYONs that exercise their conversion rights after the Effective Date will be entitled to receive 8.76 shares of New MAR Common Stock, 8.76 shares of New MAR-A Common Stock and 8.76 shares of SMS Common Stock in exchange for each $1,000 face amount of LYONs. See "THE TRANSACTIONS--Arrangements between SMS and New Marriott--LYONs Allocation Agreement and Supplemental Indenture." If the SMS Reverse Stock Split is effected, holders of LYONs will be entitled to receive 2.19 shares of SMS Common Stock rather than 8.76 shares of SMS Common Stock.

  Changes in Stockholders' Equity. As an additional result of the SMS Reverse Stock Split, SMS's stated capital (which consists of the par value per share of SMS Common Stock multiplied by the number of shares of SMS Common Stock issued) based on pro forma information as of September 12, 1997 will be reduced by approximately $186 million to approximately $62 million on the Effective Date, after giving effect to the issuance of SMS Common Stock to Sodexho. Following the SMS Reverse Stock Split, the stated capital will be decreased because the number of shares of SMS Common Stock issued and outstanding will be reduced. Correspondingly, SMS's capital in excess of par value, which consists of the difference between the SMS's stated capital and the aggregate amount paid to SMS upon the issuance by SMS of all currently outstanding SMS Common Stock, will be increased by approximately $186 million.

  Using share data from January 28, 1998, the following table illustrates the principal effects of the SMS Reverse Stock Split discussed in the preceding paragraphs, in each case assuming 29,174,763 shares of SMS Common Stock are issued to Sodexho after giving effect to the SMS Reverse Stock Split.

                                          PRIOR TO SMS REVERSE  AFTER SMS REVERSE
                                          SPLIT AND AMENDMENT  SPLIT AND AMENDMENT
   NUMBER OF SHARES OF SMS COMMON STOCK      TO SMS CHARTER      TO SMS CHARTER
   ------------------------------------   -------------------- -------------------
   Authorized.........................        300,000,000          300,000,000
   Outstanding, prior to issuance to
    Sodexho...........................        125,415,165           31,353,791
   Shares issued to Sodexho...........        116,699,052           29,174,763(1)
   Reserved for issuance under the SMS
    Stock Plans(2)....................         40,000,000           10,000,000
   Reserved for issuance upon
    conversion of the LYONs...........          4,732,688            1,183,172
   Available for future issuance by
    action of the SMS Board (after
    giving effect to the above
    reservations).....................         13,153,095          228,288,274

--------
(1) Shares to be issued to Sodexho will be on a post-SMS Reverse Stock Split basis.
(2) Reflects the conversion and redenomination of stock options and other awards under the SMS Stock Plans and the limitation on available shares imposed by the Company Board as of the Effective Date. See "MANAGEMENT OF SMS--SMS Stock Plans."

  Assuming the SMS Charter, which includes the amendment effecting the SMS Reverse Stock Split, is approved, the SMS Charter will be filed with the Secretary of State of the State of Delaware on the Effective Date in connection with the consummation of the Transactions. The SMS Charter and the proposed SMS Reverse Stock Split would become effective upon such filing.

 Reservation of Rights

  The Company Board reserves the right to abandon the SMS Reverse Stock Split without further action by the stockholders at any time before the filing of the SMS Charter with the Secretary of State of Delaware, notwithstanding authorization of the SMS Reverse Stock Split by the stockholders.

  FOR THE REASONS STATED ABOVE, THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SMS CHARTER AND SMS BYLAWS. Certain members of the Company Board, however, may be deemed to have conflicts of interest in connection with the Transactions. See "CONFLICTS OF INTEREST."

               CERTAIN ANTITAKEOVER PROVISIONS APPLICABLE TO SMS

GENERAL

  Certain of the provisions of the SMS Charter, the SMS Bylaws, Section 203 of the DGCL and the Company Rights Plan (after the Effective Date, the "SMS Rights Plan") may have the effect of impeding the acquisition of control of SMS by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the SMS Board. These provisions are designed to reduce, or have the effect of reducing, the vulnerability of SMS to an unsolicited proposal for the restructuring or sale of all or substantially all the assets of SMS or an unsolicited takeover attempt which is unfair to SMS stockholders.

CHARTER AND BYLAW PROVISIONS

 Preferred Stock

  Under the SMS Charter, the SMS Board will have the authority, without further stockholder approval, to issue SMS Preferred Stock in series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Pursuant to this authority, the SMS Board could create and issue a series of SMS Preferred Stock with rights, preferences or restrictions having the effect of discriminating against an existing or prospective holder of such securities as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of SMS Common Stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of SMS by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of SMS's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of SMS without any further action by the stockholders of SMS.

 Transfer Restriction

  The SMS Charter will contain a restriction on the transfer or issuance of SMS equity securities, as described under "DESCRIPTION OF THE SMS CAPITAL STOCK--Common Stock--Transfer Restriction." The purpose of such restriction is to protect the Tax-Free Status of the Spinoff. An additional effect of such restriction, however, is to prevent any person or persons from owning 50 percent or more of the outstanding equity securities of SMS for the three-year period following the Spinoff, unless such person or persons can provide the SMS Board with a satisfactory IRS ruling or a legal opinion satisfactory to New Marriott and the SMS Board.

SECTION 203 OF THE DGCL

  Section 203 of the DGCL prohibits a corporation which has voting stock traded on a national securities exchange, designated on The NASDAQ Stock Market or held of record by more than 2,000 stockholders from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested stockholder (defined as the owner of 15 percent or more of the corporation's voting stock), or an interested stockholder's affiliates or associates, for a three-year period beginning on the date the interested stockholder acquires 15 percent or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if (i) prior to such date, the board of directors gives prior approval to the business combination or the transaction in which the 15 percent ownership level is exceeded, (ii) the interested stockholder acquires, in the transaction pursuant to which the interested stockholder becomes the owner of 15 percent or more of the outstanding stock, 85 percent of the corporation's stock (excluding those shares owned by persons who are directors and also officers as well as employee stock plans in which employees do not have a confidential right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer) or (iii) the business combination is approved by the board of directors and authorized at a meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock, excluding shares owned by the interested stockholder. A Delaware corporation may elect, pursuant to its certificate of incorporation or bylaws, not to be governed by this provision; neither the SMS Charter nor the SMS Bylaws will contain such an election.

  Because the Company Board gave prior approval to the Transactions, including the issuance of shares of SMS Common Stock to Sodexho, the provisions of
Section 203 of the DGCL do not apply to Sodexho.

SMS RIGHTS PLAN

  The Company Rights Plan will continue in effect after the Transactions and is referred to thereafter as the "SMS Rights Plan". Pursuant to the SMS Rights Plan, each share of SMS Common Stock after the SMS Reverse Stock Split will also represent four rights ("SMS Rights"). Following the occurrence of certain events and except as described below, each SMS Right will entitle the registered holder thereof to purchase from SMS one one-thousandth of a share (an "SMS Unit") of SMS Junior Preferred Stock at a price (the "SMS Right's Purchase Price") of $150 per SMS Unit. The SMS Rights are not exercisable until the SMS Occurrence Date (defined below). The SMS Rights will expire on September 26, 2003, unless earlier exercised in connection with a transaction of the type described below or redeemed by SMS.

  Until an SMS Right is exercised, the holder thereof, as such, will have no rights as a stockholder of SMS, including, without limitation, the right to vote or to receive dividends.

  Initially, the SMS Rights attached to all Company Common Stock certificates representing shares then outstanding, and no separate certificates representing the SMS Rights (the "SMS Rights Certificates") were distributed. On the Effective Date, as a result of the SMS Reverse Stock Split, each share of SMS Common Stock will also represent four SMS Rights. Until the SMS Occurrence Date (or earlier redemption or expiration of SMS Rights), the SMS Rights are transferrable only with the SMS Common Stock, and the surrender or transfer of any certificate of the SMS Common Stock also constitutes the transfer of the SMS Rights associated with the SMS Common Stock represented by such certificate. The SMS Rights will separate from the SMS Common Stock upon the earlier of (i) ten days following the date (an "SMS Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "SMS Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of SMS Common Stock or (ii) ten business days following the commencement of a tender offer or exchange offer, the consummation of which would result in a person or group becoming the beneficial owner of 30 percent or more of such outstanding shares of SMS Common Stock (such date being called the "SMS Occurrence Date").

  For purposes of the SMS Rights Plan, a Person is not deemed to beneficially own "Exempt Shares," which include (i) shares of SMS Common Stock beneficially owned on September 27, 1993 and held continuously thereafter, (ii) shares of SMS Common Stock acquired by such person by gift, bequest and certain other transfers, which shares were Exempt Shares immediately prior to such transfer and were held by such person continuously thereafter and (iii) shares acquired by such person in connection with certain distributions of SMS Common Stock with respect to Exempt Shares which were held by such person continuously thereafter.

  As soon as practicable following a SMS Occurrence Date, SMS Rights Certificates will be mailed to holders of record of SMS Common Stock as of the close of business on the SMS Occurrence Date. After such time, such separate SMS Rights Certificates alone will evidence the SMS Rights and may trade independently from the SMS Common Stock.

  In the event (i) SMS is the surviving corporation in a merger with an SMS Acquiring Person and the SMS Common Stock is not changed or exchanged, or (ii) any person becomes the beneficial owner of 30 percent or more of the then outstanding shares of SMS Common Stock (except pursuant to an offer for all outstanding shares of SMS Common Stock which the SMS Board determines to be fair to and otherwise in the best interests of SMS and its stockholders), each holder of an SMS Right will, in lieu of the right to receive one one-thousandth of a share of SMS Junior Preferred Stock, thereafter have the right to receive, upon exercise, SMS Common Stock (or, in certain circumstances, cash, property or other securities of SMS) having a value equal to two times the exercise price of the SMS Right. Notwithstanding any of the foregoing, following the occurrence of either of the events set forth in this paragraph, all SMS Rights that are (or, under certain circumstances specified in the SMS Rights Plan, were) beneficially owned by any SMS Acquiring Person will be null and void.

  In the event that, at any time following the SMS Stock Acquisition Date, (i) SMS is acquired in a merger or other business combination transaction in which SMS is not the surviving corporation or shares of SMS Common Stock are changed into or exchanged for stock, cash or other property, or (ii) 50 percent or more of SMS's assets or earning power is sold or transferred, each holder of an SMS Right (except SMS Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the SMS Right.

  In general, SMS may redeem the SMS Rights in whole, but not in part, at any time until ten days following the SMS Stock Acquisition Date, at a price of $.01 per SMS Right. The decision to redeem requires the concurrence of a majority of Specified SMS Directors. The term "Specified SMS Directors" means those directors of the SMS Board who are not (i) officers of SMS or its affiliates; (ii) certain family members of J. Willard Marriott, Sr., (iii) an SMS Acquiring Person or its affiliate or associate, or (iv) any person or its affiliate or associate who has made a tender or exchange offer for 30 percent or more of the SMS Common Stock. Immediately upon the action of the SMS Board ordering redemption of the SMS Rights, the SMS Rights will terminate and the only right of the holders of SMS Rights will be to receive the $.01 per SMS Right redemption price.

  The purchase price payable and the number of shares of SMS Junior Preferred Stock or other securities or property issuable upon exercise of the SMS Rights are subject to adjustment upon the occurrence of certain events with respect to SMS, including stock dividends, subdivisions, combination, reclassifications, rights or warrants offerings of the SMS Junior Preferred Stock at less than the then-current market price and certain distributions of property or evidences of indebtedness of SMS to holders of the SMS Junior Preferred Stock, all as set forth in the SMS Rights Plan.

  The SMS Rights Plan may have certain antitakeover effects. The SMS Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, SMS without conditioning the offer on the SMS Rights being rendered inapplicable. The SMS Rights do not prevent the SMS Board from approving any merger or other business combination since the SMS Rights may be redeemed by the SMS Board as described above.

  The SMS Rights Plan has been amended such that the SMS Rights are not and will not become exercisable as a result of the Transactions.

                      SECURITY OWNERSHIP OF NEW MARRIOTT

  The following table sets forth information as to the shares of New Marriott Common Stock that would have been beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) as of October 15, 1997, by each director of New Marriott, each of the executive officers of New Marriott named in the Summary Compensation Table included elsewhere herein, all directors and executive officers of New Marriott as a group, and beneficial holders of five percent or more of outstanding New Marriott Common Stock, in each case based on beneficial ownership of Company Common Stock as of October 15, 1997, and after giving effect to the issuance of one share of New MAR Common Stock and one share of New MAR-A Common Stock for each share of Company Common Stock as a result of the Spinoff. Shares of New MAR Common Stock and New MAR-A Common Stock are aggregated for purposes of the table.

                                           SHARES OF NEW MARRIOTT  PERCENT OF
                                                COMMON STOCK      COMMON STOCK
NAME                                       BENEFICIALLY OWNED(1)  OUTSTANDING
----                                       ---------------------- ------------
DIRECTORS:
 J.W. Marriott, Jr........................       26,963,466(2)(3)     10.4
 Richard E. Marriott......................       26,196,192(2)(4)     10.2
 Dr. Henry Cheng Kar-Shun.................            2,600            *
 Gilbert M. Grosvenor.....................            4,200            *
 Floretta Dukes McKenzie..................              870            *
 Harry J. Pearce..........................           10,000            *
 W. Mitt Romney...........................           10,000            *
 Roger W. Sant............................           20,000            *
 William J. Shaw..........................        1,249,524(5)         *
 Lawrence M. Small........................           85,000(6)         *
NAMED EXECUTIVE OFFICERS:
 Joseph Ryan..............................          119,638(5)         *
 Michael A. Stein.........................          202,854(5)         *
 William R. Tiefel........................          881,202(5)(7)      *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
 GROUP (20 INCLUDING THE FOREGOING).......       48,414,796(2)(8)     19.0

--------
*   Less than 1 percent
(1) Based on the number of shares outstanding at, plus the number of shares acquirable by the specified person(s) within 60 days of, October 15, 1997. Does not give effect to conversion of employee stock options and other stock awards as a result of the Spinoff, which will depend on the trading prices of the Company Common Stock immediately prior to, and the New Marriott Common Stock immediately following, the Spinoff.
(2) Includes: 3,150,040 shares held by J.W. Marriott, Jr. and Richard E. Marriott as co-trustees of 16 trusts for the benefit of their children and 5,073,574 shares owned by The J. Willard Marriott Foundation, a charitable foundation in which J.W. Marriott, Jr., Richard E. Marriott and their mother serve as co-trustees. These shares are reported as beneficially owned by both J.W. Marriott, Jr. and Richard E. Marriott, but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. The shares included herein do not include: (i) 3,929,260 shares owned and controlled by certain other members of the Marriott family, (ii) 3,334,770 shares held by a charitable annuity trust, created by the will of J. Willard Marriott, in which J.W. Marriott, Jr. and Richard E. Marriott have a remainder interest and in which their mother is trustee, or (iii) 250,802 shares held by the adult children of J.W. Marriott, Jr. and Richard E. Marriott, as trustees of 25 trusts established for the benefit of the grandchildren of J.W. Marriott, Jr. and Richard E. Marriott.
(3) Includes, in addition to the shares referred to in footnote (2): (i) 1,908,500 shares subject to options exercisable within 60 days, (ii) 804,860 shares held as trustee of two trusts for the benefit of Richard E. Marriott, (iii) 136,426 shares owned by J.W. Marriott, Jr.'s wife (Mr. Marriott disclaims beneficial ownership of such shares), (iv) 1,340,534 shares owned by four trusts for the benefit of J.W. Marriott, Jr.'s children, in which his wife serves as a co-trustee, (v) 43,118 shares owned by six trusts for the benefit of J.W. Marriott, Jr.'s grandchildren, in which his wife serves as a co-trustee,
   (vi) 160,000 shares, owned by JWM Associates Limited Partnership, whose general partner is J.W. Marriott, Jr. and (vii) 5,415,180 shares owned by Family Enterprises, whose general partner is a corporation in which J.W. Marriott, Jr. is a controlling stockholder.
(4) Includes, in addition to the shares referred to in footnote (2): (i) 111,400 shares subject to options exercisable within 60 days, (ii) 599,378 shares held as trustee of two trusts established for the benefit of J.W. Marriott, Jr., (iii) 136,012 shares owned by Richard E. Marriott's wife,
    (iv) 1,207,656 shares owned by four trusts for the benefit of Richard E. Marriott's children, in which his wife serves as a co-trustee, and (v) 4,605,458 shares owned by First Media Limited Partners, whose general partner is a corporation in which Richard E. Marriott is the controlling stockholder.
(5) Includes shares of unvested restricted stock awarded under the Company 1993 Stock Plan and the Company 1996 Stock Plan as follows: Mr. Ryan:
    64,000 shares; Mr. Stein: 30,000 shares; Mr. Shaw: 54,000 shares; and Mr.
    Tiefel: 48,000 shares. Shares of restricted stock are voted by the holder thereof. See "MANAGEMENT OF NEW MARRIOTT--Executive Officer Compensation-- Summary of Compensation."
(6) Includes 4,000 shares held by two trusts for the benefit of non-family members in which Mr. Small is trustee and 1,000 shares held by Mr. Small as custodian for a non-family member minor child. Mr. Small disclaims beneficial ownership of all such shares.
(7) Includes 20,000 shares held by Mr. Tiefel's wife. Mr. Tiefel disclaims beneficial ownership of such shares.
(8) All directors, nominees and executive officers as a group (other than J.W. Marriott, Jr. and Richard E. Marriott) would have beneficially owned an aggregate of 3,748,752 shares or 1.5 percent of New Marriott Common Stock outstanding as of October 15, 1997, based on the number of shares of Company Common Stock beneficially owned by such persons of such date.

                 DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK

GENERAL

  New Marriott's authorized capital stock consists of 100 shares of common stock, no par value, of which 100 shares are issued and outstanding and are owned by the Company. Prior to the Effective Date, New Marriott's Certificate of Incorporation will be amended by the New Marriott Board and by the Company, as sole stockholder of New Marriott (the "New Marriott Certificate"). Under the New Marriott Certificate, which will be substantially in the form set forth in Appendix I to this Proxy Statement, the total number of shares of all classes of stock that New Marriott will have authority to issue will be 810,000,000, of which (i) 10,000,000 will be shares of preferred stock, without par value, (ii) 500,000,000 will be shares of New MAR Common Stock and
(iii) 300,000,000 will be shares of New MAR-A Common Stock. The New MAR Common Stock and New MAR-A Common Stock are sometimes referred to together herein as "New Marriott Common Stock." Based on the number of shares of Company Common Stock outstanding at January 28, 1998, (i) approximately 125.4 million shares of New MAR Common Stock, constituting approximately 41.8 percent of the authorized New MAR Common Stock and (ii) approximately 125.4 million shares of New MAR-A Common Stock, constituting approximately 25 percent of the authorized New MAR-A Common Stock, will be issued to the Company and distributed to stockholders of the Company in the Spinoff. All of the shares of New Marriott Common Stock issued in the Spinoff will be validly issued, fully paid and non-assessable.

COMMON STOCK

  New Marriott will have two classes of New Marriott Common Stock--New MAR Common Stock and New MAR-A Common Stock. The New MAR Common Stock and the New MAR-A Common Stock have different terms, which are described below.

 Voting Rights

  Each holder of New MAR Common Stock will be entitled to one vote for each share registered in his or her name on the books of New Marriott on all matters submitted to a vote of stockholders. Subject to the Minority Rights Protection Provision (as defined below), each holder of New MAR-A Common Stock will be entitled to ten votes for each share registered in his or her name on the books of New Marriott on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of New MAR Common Stock and New MAR-A Common Stock will vote as one class. The shares of New MAR Common Stock and New MAR-A Common Stock will not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of New Marriott's preferred stock which may at the time be outstanding, the holders of New MAR Common Stock and New MAR-A Common Stock entitled to exercise more than 50 percent of the voting rights in an election of directors will be able to elect 100 percent of the directors to be elected if they choose to do so. In such event, the holders of the remaining New MAR Common Stock and New MAR-A Common Stock voting for the election of directors will not be able to elect any persons to the New Marriott Board. The New Marriott Certificate will provide that the New Marriott Board will be classified into three classes, each serving a three-year term, with one class to be elected in each of three consecutive years.

 Dividend Rights

  Under the New Marriott Certificate, each share of New MAR Common Stock and New MAR-A Common Stock will have identical rights with respect to dividends and distributions, subject to the following: (i) the New Marriott Board may declare a Regular Cash Dividend (as defined below) on each share of New MAR Common Stock, on an annual basis, equal to up to 125 percent (one hundred and twenty-five percent) (rounded up to the nearest penny) of the per share Regular Cash Dividend declared on each share of New MAR-A Common Stock, but in no case will the Regular Cash Dividend on each share of New MAR Common Stock be less than the equivalent Regular Cash Dividend per share of New MAR-A Common Stock; (ii) if the New Marriott Board decides, in its discretion, to declare a Special Dividend (as defined below), such dividend will be paid in equal amounts per share of New MAR Common Stock and New MAR-A Common Stock; and (iii) if the New Marriott

Board decides, in its discretion, to declare a dividend payable in shares of New MAR Common Stock or New MAR-A Common Stock, the dividend will be paid in equal amounts per share of New MAR Common Stock and New MAR-A Common Stock, except that, at the discretion of the New Marriott Board, the dividend may be paid to the holders of New MAR Common Stock in either New MAR Common Stock or in New MAR-A Common Stock and the dividend may be paid to the holders of New MAR-A Common Stock in either New MAR-A Common Stock or in New MAR Common Stock. As used herein, the term "Regular Cash Dividend" means dividends of New Marriott payable quarterly in cash consistent with practices employed in the past by the Company Board, subject to change at the discretion of the New Marriott Board; and the term "Special Dividend" means any dividend of cash or other property or assets (including securities), other than a Regular Cash Dividend.

 Mergers and Consolidations; Dissolution and Liquidation

  In the event of a merger, consolidation or combination of New Marriott with another entity (whether or not New Marriott is the surviving entity) or in the event of dissolution or liquidation of New Marriott, the holders of shares of New MAR Common Stock and the holders of New MAR-A Common Stock will each be entitled to receive the same per share consideration.

 Convertibility

  At the discretion of the New Marriott Board, all, but not less than all, of the then outstanding shares of New MAR Common Stock may be converted into New MAR-A Common Stock on a share-for-share basis. In addition, if the New MAR Common Stock becomes ineligible for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System, the New MAR Common Stock will be converted automatically into New MAR-A Common Stock on a share-for-share basis.

 Minority Rights Protection Provision

  After the Spinoff, New Marriott stockholder voting rights disproportionate to equity ownership could be acquired through acquisitions of New MAR-A Common Stock without corresponding purchases of New MAR Common Stock. In order to reduce somewhat the likelihood of New MAR-A Common Stock and New MAR Common Stock trading at significantly different market prices and to give holders of New MAR Common Stock the opportunity to participate in any premium paid in the future relating to the acquisition of 15 percent or more of the New MAR-A Common Stock by a buyer who has not acquired a proportionate number of shares of New MAR Common Stock, the New Marriott Certificate includes a "Minority Rights Protection Provision" as described below. The Minority Rights Protection Provision might have an anti-takeover effect by making New Marriott a less attractive target for a takeover bid. As described below, there can be no assurance that New Marriott will in all instances be able to identify readily persons whose holdings subject them to the Minority Rights Protection Provision.

  Certain Definitions. For purposes of the Minority Rights Protection Provision, the following definitions apply:


  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

  "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity.

  The following shares of New MAR-A Common Stock will be excluded for the purpose of determining the shares of New MAR-A Common Stock beneficially owned or acquired by any Person or group but not for purpose of determining shares outstanding:

    (i) shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Spinoff;

    (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing the Minority Rights Protection Provision, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Minority Rights Protection Provision, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

    (iii) shares acquired upon issuance or sale by New Marriott;

    (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

    (v) shares acquired in exchange for New MAR Common Stock by a holder of New MAR Common Stock (or by a parent, lineal descendant or donee of such holder of New MAR Common Stock who received such New MAR Common Stock from such holder) if the New MAR Common Stock so exchanged was acquired by such holder directly from the corporation as a dividend on shares of New MAR-A Common Stock;

    (vi) shares acquired by a plan of New Marriott qualified under Section 401(a) of the Code, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

    (vii) shares beneficially owned by a Person or group immediately after the Spinoff which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

    (viii) shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the Exchange Act.

  Notwithstanding anything to the contrary contained in the Minority Rights Protection Provision, no Person (and no group including such Person) will be deemed to have acquired after the Spinoff beneficial ownership of any shares of New MAR-A Common Stock owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the Minority Rights Protection Provision.

  For purposes of calculating the number of shares of New MAR Common Stock beneficially owned or acquired by any Person or group, shares of New MAR Common Stock acquired by gift will be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the Minority Rights Protection Provision; and only shares of New MAR Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to New Marriott will be deemed to be beneficially owned by such Person or group (provided that shares of New MAR Common Stock with respect to which such Person or member of a group has sole investment and voting power will be deemed to be beneficially owned thereby).

  Subject to the other definitional provisions applicable to the Minority Rights Protection Provision, "beneficial ownership" will be determined pursuant to Rule 13d-3 (as in effect on the date on which the New

Marriott Certificate becomes effective) promulgated under the Exchange Act, and the formation or existence of a "group" will be determined pursuant to Rule 13d-5(b) (as in effect on the date on which the New Marriott Certificate becomes effective) promulgated under the Exchange Act, in each case subject to the following additional qualifications:

    (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and

    (ii) any Person acting in his official capacity as a director or officer of New Marriott will not be deemed to beneficially own shares when such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of New Marriott, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of New Marriott will not cause such Person to become a member of a group with any other Person.

  Description of Minority Rights Protection Provision. If any Person or group acquires after the Spinoff beneficial ownership of 15 percent or more of the then outstanding New MAR-A Common Stock, and such Person or group (a "Significant New Marriott Stockholder") does not then own an equal or greater percentage of all then outstanding shares of New MAR Common Stock, the Minority Rights Protection Provision requires that such Significant New Marriott Stockholder must commence within a 90-day period beginning the day after becoming a Significant New Marriott Stockholder a public cash tender offer to acquire additional shares of New MAR Common Stock, as described below (a "Minority Rights Protection Transaction") or the Significant New Marriott Stockholder will not be permitted to vote the recently acquired New MAR-A Common Stock. The 15 percent ownership threshold of the number of shares of New MAR-A Common Stock which triggers a Minority Rights Protection Transaction may not be waived by the New Marriott Board, nor may this threshold be amended without stockholder approval, including a majority vote of the outstanding New MAR Common Stock voting separately as a class.

  In a Minority Rights Protection Transaction, the Significant New Marriott Stockholder must make a public cash tender offer to acquire from the holders of New MAR Common Stock at least that number of additional shares of New MAR Common Stock determined by (i) multiplying (x) the percentage of the number of shares of outstanding New MAR-A Common Stock that are beneficially owned by such Significant New Marriott Stockholder, and were acquired after the Spinoff, by (y) the total number of the shares of New MAR Common Stock outstanding on the date such Person or group became a Significant New Marriott Stockholder, and (ii) subtracting therefrom the excess (if any) of the number of shares of New MAR Common Stock beneficially owned by such Significant New Marriott Stockholder at such time over the number of shares of New MAR Common Stock beneficially owned by such Person or group at the Spinoff. Such number of shares of New MAR Common Stock is referred to as the "New MAR Common Stock Shortfall." The Significant New Marriott Stockholder must acquire all shares of New MAR Common Stock validly tendered or, if the number of such shares tendered exceeds the number determined pursuant to such formula, a pro-rata number from each tendering holder (based on the number of shares tendered by each tendering stockholder).

  For example, if a stockholder owns 4 percent of the outstanding shares of New MAR-A Common Stock and 4 percent of the New MAR Common Stock immediately after the Spinoff and thereafter acquires an additional 16 percent of the outstanding shares of New MAR-A Common Stock without acquiring any additional shares of New MAR Common Stock, such stockholder must either commence a tender offer for an additional 16 percent of the New MAR Common Stock at the prescribed price or such stockholder will not be allowed to vote the 16 percent of the New MAR-A Common Stock acquired after the Spinoff. Alternatively, such stockholder could sell 2 percent of the outstanding New MAR-A Common Stock, thus dropping the net amount of the New MAR-A Common Shares acquired after the Spinoff to 14 percent, leaving the stockholder with an aggregate of 18 percent of the New MAR-A Common Shares, all of which could be voted.

  The offer price for any shares required to be purchased by the Significant New Marriott Stockholder pursuant to this provision would be the greater of:
(i) the highest price per share paid by the Significant New Marriott Stockholder for any share of New MAR-A Common Stock in the six-month period ending on the date such person or group became a Significant New Marriott Stockholder; and (ii) the highest reported sale price for a share of New MAR-A Common Stock on the NYSE on the business day preceding the date the Significant New Marriott Stockholder commences the required tender offer.

  If a Significant New Marriott Stockholder fails to undertake a Minority Rights Protection Transaction within the time provided therefor, the voting rights of shares of New MAR-A Common Stock beneficially owned by such Significant New Marriott Stockholder equal to the New MAR Common Stock Shortfall would be automatically suspended until such time that such Significant New Marriott Stockholder either completes the requisite Minority Rights Protection Transaction or divests the excess New MAR-A Common Stock that triggered such requirement.

PREFERRED STOCK

  The New Marriott Certificate will specify that the New Marriott Board is authorized to provide for the issuance of shares of preferred stock, from time to time, in one or more series, and to fix any voting powers, full or limited or none, and the designations, preferences and relative, participating, optional or other special rights, applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon. No shares of preferred stock of New Marriott will be outstanding immediately following the Spinoff. However, as of the Effective Date, 800,000 shares of the New Marriott Series A Junior Participating Preferred Stock (the "New Marriott Junior Preferred Stock") will have been authorized and reserved for issuance in connection with the New Marriott stockholder rights plan described in "--Rights Plan and Junior Preferred Stock."

RIGHTS PLAN AND JUNIOR PREFERRED STOCK

  If the Transaction Proposals are approved by the Company's stockholders and the Spinoff is consummated, the New Marriott Board will adopt a stockholder rights plan and cause to be issued, with each share of New Marriott Common Stock issued to the Company's stockholders in the Spinoff, one New Marriott Right. The New Marriott Rights will be governed by a rights agreement (the "New Marriott Rights Plan") to be entered into between New Marriott and an independent third party acting as right agent. The following is a summary of the anticipated material terms of the New Marriott Rights Plan.

 New Marriott Rights

  Following the occurrence of the New Marriott Occurrence Date (as defined below) and except as described below, each New Marriott Right will entitle the registered holder thereof to purchase from New Marriott one one-thousandth of a share (a "New Marriott Unit") of New Marriott Junior Preferred Stock at a
price (the "New Marriott Right's Purchase Price") of $   per New Marriott
Unit, subject to adjustment. The New Marriott Rights are not exercisable until the New Marriott Occurrence Date. The New Marriott Rights will expire on the tenth anniversary of the adoption of the New Marriott Rights Plan, unless exercised in connection with a transaction of the type described below or unless earlier redeemed by New Marriott.

  Until a New Marriott Right is exercised, the holder thereof, as such will have no rights as a stockholder of New Marriott, including, without limitation, the right to vote or to receive dividends.

  Initially, ownership of the New Marriott Rights will be attached to all New Marriott Common Stock certificates representing shares then outstanding, and no separate certificates representing the New Marriott Rights (the "New Marriott Rights Certificates") will be distributed. Until the New Marriott Occurrence Date (or earlier redemption or expiration of New Marriott Rights), the New Marriott Rights will be transferable only with the New Marriott Common Stock, and the surrender or transfer of any certificate of New Marriott Common Stock will also constitute the transfer of the New Marriott Rights associated with the New Marriott Common Stock represented by such certificate. The New Marriott Rights will separate from the New Marriott Common Stock and a New Marriott Occurrence Date will occur upon the earlier of (i) 10 days following the date (a "New Marriott Stock Acquisition Date") of a public announcement that a person or group of affiliates or associated persons (a "New Marriott Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of either New MAR Common Stock or New MAR-A Common Stock or (ii) 10 business days following the commencement of or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the New Marriott Acquiring Person becoming the beneficial owner of 15 percent or more of the outstanding shares of either New MAR Common Stock or New MAR-A Common Stock (the "New Marriott Occurrence Date").

  For purposes of the New Marriott Rights Plan, a person or entity will not be deemed to beneficially own "Exempt Shares," which include (i) shares of New Marriott Common Stock acquired by such person or entity in the Spinoff and held continuously thereafter (including those shares of New Marriott Common Stock to be received by the Marriott family), (ii) shares of New Marriott Common Stock acquired by such person or entity by gift, bequest and certain other transfers, which shares were Exempt Shares immediately prior to such transfer and were held by such person or entity continuously thereafter, and
(iii) shares acquired by such person or entity in connection with certain distributions of New Marriott Common Stock with respect to Exempt Shares which were held by such person or entity continuously thereafter.

  As soon as practicable following a New Marriott Occurrence Date, New Marriott Rights Certificates will be mailed to holders of record of New Marriott Common Stock as of the close of business on the New Marriott Occurrence Date. After such time, such separate New Marriott Rights Certificates alone will evidence the New Marriott Rights and could trade independently from the New Marriott Common Stock.

  In the event (i) New Marriott is the surviving corporation in a merger with a New Marriott Acquiring Person and the New Marriott Common Stock is not changed or exchanged, or (ii) a New Marriott Acquiring Person becomes the beneficial owner of 15 percent or more of the then-outstanding shares of either New MAR Common Stock or New MAR-A Common Stock (except pursuant to an offer for all outstanding shares of New Marriott Common Stock that the New Marriott Board determines to be fair to and otherwise in the best interests of New Marriott and its stockholders), each holder of a New Marriott Right will, in lieu of the right to receive one one-thousandth of a share of New Marriott Junior Preferred Stock, thereafter have the right to receive, upon exercise, New MAR Common Stock (or, in certain circumstances, cash, property or other securities of New Marriott) having a value equal to two times the exercise price of the New Marriott Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all New Marriott Rights that are (or, under certain circumstances specified in the New Marriott Rights Plan, were) beneficially owned by any New Marriott Acquiring Person will be null and void. However, New Marriott Rights are not exercisable following the occurrence of either of the events set forth above until such time as the New Marriott Rights are no longer redeemable by New Marriott as set forth below.

  For example, at an exercise price of $   per New Marriott Right, each New
Marriott Right not owned by a New Marriott Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would
entitle its holder to purchase $   worth of New MAR Common Stock (or other
consideration, as noted above) for $  . Assuming that a share of New MAR
Common Stock had a per share value of $   at such time, the holder of each
valid New Marriott Right would be entitled to purchase 10 shares of New MAR Common Stock for $ .

  In the event that, at any time following the New Marriott Stock Acquisition Date, (i) New Marriott is acquired in a merger or other business combination transaction in which New Marriott is not the surviving corporation (other than a merger described in the second preceding paragraph or a merger which follows an offer described in the second preceding paragraph), or (ii) 50 percent or more of New Marriott's assets or earning power is sold or transferred, each holder of a New Marriott Right (except New Marriott Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, common stock of the acquiring person or entity having a value equal to two times the exercise price of the New Marriott Right.

  In general, the New Marriott Board may redeem the New Marriott Rights in whole, but not in part, at any time until 10 days following the New Marriott Stock Acquisition Date, at a price of $.01 per New Marriott Right. After the redemption period has expired, the New Marriott right of redemption may be reinstated if a New Marriott Acquiring Person reduces its beneficial ownership to 10 percent or less of the outstanding shares of New Marriott Common Stock in a transaction or series of transactions not involving New Marriott. Immediately upon the action of the New Marriott Board ordering redemption of the New Marriott Rights, the New Marriott Rights will terminate and the only right of the holders of New Marriott Rights will be to receive the $.01 per New Marriott Right redemption price.

  The purchase price payable, and the number of shares of New Marriott Junior Preferred Stock or other securities or property issuable upon exercise of the New Marriott Rights are subject to adjustment upon the occurrence of certain events with respect to New Marriott, including stock dividends, subdivisions, combinations, reclassifications, rights or warrants offerings of New Marriott Junior Preferred Stock at less than the then-current market price and certain distributions of property or evidences of indebtedness of New Marriott to holders of New Marriott Junior Preferred Stock, all as set forth in the New Marriott Rights Plan.

  The New Marriott Rights have certain antitakeover effects. The New Marriott Rights may cause substantial dilution to a person or group that attempts to acquire New Marriott on terms not approved by the New Marriott Board, except pursuant to an offer conditioned on a substantial number of New Marriott Rights being acquired. The New Marriott Rights should not interfere with any merger or other business combination approved by the New Marriott Board since the New Marriott Rights may be redeemed by New Marriott as set forth above.

 New Marriott Junior Preferred Stock

  In connection with the New Marriott Rights Plan, 800,000 shares of New Marriott Junior Preferred Stock will be authorized and reserved for issuance by the New Marriott Board. No shares of New Marriott Junior Preferred Stock will be outstanding as of the Effective Date. The following statements with respect to the New Marriott Junior Preferred Stock are subject to the detailed provisions of the New Marriott Certificate and the certificate of designation relating to the New Marriott Junior Preferred Stock (the "New Marriott Junior Preferred Stock Certificate of Designation"). These statements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the terms of the New Marriott Certificate and the New Marriott Junior Preferred Stock Certificate of Designation.

  Subject to the prior payment of cumulative dividends on any class of preferred stock ranking senior to the New Marriott Junior Preferred Stock, a holder of New Marriott Junior Preferred Stock will be entitled to cumulative dividends out of funds legally available therefor, when, as and if declared by the New Marriott Board, at a quarterly rate per share of New Marriott Junior Preferred Stock equal to the greater of (a) $10.00 or (b) 1000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount of all cash dividends and 1000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount (payable in kind) of all noncash dividends or other distributions (other than dividends payable in New Marriott Common Stock or a subdivision of the outstanding shares of New Marriott Common Stock) declared on New MAR Common Stock since the immediately preceding quarterly dividend payment date for the New Marriott Junior Preferred Stock (or since the date of issuance of the New Marriott Junior Preferred Stock if no such dividend payment date has occurred).

  A holder of New Marriott Junior Preferred Stock will be entitled to 1000 votes (subject to adjustment upon certain dilutive events) per share of New Marriott Junior Preferred Stock on all matters submitted to a vote of stockholders of New Marriott. Such holders will vote together with the holders of New Marriott Common Stock as a single class on all matters submitted to a vote of stockholders of New Marriott.

  In the event of a merger or consolidation of New Marriott that results in New Marriott Common Stock being exchanged or changed for other stock, securities, cash or other property, the shares of New Marriott Junior Preferred Stock will similarly be exchanged or changed in an amount per share equal to 1000 times (subject to adjustment upon certain dilutive events) the aggregate amount of stock, securities, cash or other property, as the case may be, into which each share of New Marriott Common Stock has been exchanged or changed.

  In the event of liquidation, dissolution or winding up of New Marriott, a holder of New Marriott Junior Preferred Stock will be entitled to receive $1000 per share, plus accrued and unpaid dividends and distributions thereon, before any distribution may be made to holders of shares of stock of New Marriott ranking junior to the New Marriott Junior Preferred Stock, and the holders of New Marriott Junior Preferred Stock are entitled to receive an aggregate amount per share equal to 1000 times (subject to adjustment upon certain dilutive events) the aggregate amount to be distributed per share to holders of New Marriott Common Stock.

  The New Marriott Junior Preferred Stock is not subject to redemption. The terms of the New Marriott Junior Preferred Stock will provide that New Marriott is subject to certain restrictions with respect to dividends and distributions on and redemptions and purchases of shares of stock of New Marriott ranking junior to or on a parity with the New Marriott Junior Preferred Stock in the event that payment of dividends or other distributions payable on the New Marriott Junior Preferred Stock are in arrears.

REASONS FOR THE PROPOSED DUAL CLASS CAPITALIZATION OF NEW MARRIOTT

  The Company and New Marriott believe that the issuance of two classes of New Marriott common stock with different voting rights (the "Dual Class Capitalization") is in the best interest of New Marriott and its stockholders. The Company Board believes that the Dual Class Capitalization will (a) provide New Marriott with greater flexibility in financing its growth, (b) promote continuity in the leadership, involvement and substantial voting interests of the Marriott family, (c) provide additional liquidity to stockholders, (d) help foster the maintenance of long-term business relationships with hotel and senior living community owners, franchisees and other third parties, and (e) enhance New Marriott's ability to attract and retain highly qualified key employees.

  The material advantages of the Dual Class Capitalization considered by the Company Board are described below, and the material disadvantages of such Dual Class Capitalization are set forth in "--Certain Potential Disadvantages of the Dual Class Capitalization."

 Financing Flexibility

  New Marriott plans aggressively to grow its businesses through the addition of new management contracts and franchises, internal development of new hotels and senior living communities and strategic acquisitions. The Company has a history of acquiring businesses which open up new markets, increase market share or broaden its service offerings, and New Marriott plans actively to seek opportunities created by the current consolidation trends in the lodging and senior living service industries.

  By permitting New Marriott to issue shares of either high-voting or low-voting common stock, the Dual Class Capitalization will provide New Marriott with increased flexibility to issue common stock (i) to raise equity capital (either through direct issuances of stock or through issuances of convertible securities) for a variety of corporate purposes, including to finance future capital expenditures, (ii) as consideration for future acquisitions and (iii) in connection with employee stock plans as a means of attracting, compensating and retaining key employees, without significantly diluting the voting power of the Company's existing stockholders (who will be New Marriott's initial stockholders). By providing New Marriott with the ability to issue low-voting New MAR
Common Stock as described above, the Dual Class Capitalization would help mitigate any reluctance Marriott family members and senior management of New Marriott might otherwise have to support the issuance of significant additional shares of authorized common stock of New Marriott because of the voting dilution such issuance would entail. For a description of the interests in the Company held by Marriott family members and senior management of New Marriott, see "SECURITY OWNERSHIP OF NEW MARRIOTT."

 Continuity

  The Company Board believes that the Marriott name and family association are key attributes of New Marriott, which travelers and others associate with high quality, service, consistency and integrity. These key attributes are largely attributable to the leadership and commitment of the Marriott family to the business since its inception. The Company's history of growth, profitability and financial strength over a period of many years is due in large part to the continuous, stable leadership provided by Marriott family members, including their emphasis on long-term results and their ability to forge strategic relationships with business partners. The Dual Class Capitalization is expected to reduce the risk of disruption in the continuity of New Marriott's current operating policies and long-range strategy that might otherwise result if members of the Marriott family were to dispose of a significant percentage of their equity interest in New Marriott for estate tax, diversification or other reasons, or if an unsolicited takeover bid forced an abrupt change of control and management of New Marriott. Approval of the Proposals, including ratification of the Dual Class Capitalization, would enable New Marriott to issue shares of New MAR Common Stock for financing, acquisition and compensation purposes without significantly diluting the voting power of New Marriott's initial stockholders, including the interests of the Marriott family and senior management of New Marriott, although their economic interests would be diluted by any such share issuance. Members of the Marriott family have informed the Company and New Marriott that they have no current plans or arrangements to sell or otherwise dispose of the New MAR Common Stock. However, the Dual Class Capitalization would permit any initial group of stockholders that would hold substantial voting power of New Marriott (such as members of the Marriott family if they were to vote as a group) to retain such voting power even if such persons substantially reduced their equity positions in New Marriott.

 Stockholders' Flexibility and Liquidity

  Stockholders who receive New MAR-A Common Stock and who desire to maintain their voting positions will be able to do so even if they decide to sell or otherwise dispose of up to nearly one-half of their equity interest in New Marriott. The Dual Class Capitalization thus would give all stockholders as of the Spinoff Record Date, including members of the Marriott family and senior management of New Marriott, increased flexibility to dispose of a substantial portion of their equity interest in New Marriott without affecting their relative voting power. In addition, because stockholders who are interested in maintaining their voting interest in New Marriott may be more willing to sell shares of New Marriott if such sale does not result in a decrease in their relative voting power, the Dual Class Capitalization may result in increased trading of equity securities of New Marriott, thereby increasing liquidity. It is anticipated that both the New MAR-A Common Stock and the New MAR Common Stock will be listed on the NYSE as well as other U.S. exchanges. Furthermore, the presence of two classes of common stock with different voting rights may allow holders of New MAR Common Stock, including members of the Marriott family, to increase voting power without increasing equity investment by selling shares of New MAR Common Stock and buying shares of New MAR-A Common Stock with the proceeds (subject to minority protection provisions). Any such sales of New MAR Common Stock would be taxable events. See "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK--Common Stock--Minority Rights Protection Provision."

 Business Relationships

  To the extent that hotel and senior living community owners, franchisees and other third parties with significant long-term business relationships with New Marriott may have concerns about potential changes in the continued leadership and involvement of the Marriott family, the implementation of the Dual Class Capitalization may, by promoting stability and continuity, encourage and strengthen such business relationships.

 Key Employees

  The Dual Class Capitalization may enhance New Marriott's ability to attract and retain highly qualified key employees by providing added assurance as to the continued leadership and involvement of the Marriott family and the high standards of service and quality which they have instilled in the Company since its inception. In addition, by enabling New Marriott to issue New MAR Common Stock as part of its equity-based compensation plans, such as the 1998 New Marriott Stock Plan, New Marriott will have the flexibility to allow key employees to continue to participate in the growth of New Marriott without materially diluting the voting power of existing stockholders.

CERTAIN POTENTIAL DISADVANTAGES OF THE DUAL CLASS CAPITALIZATION

  While the Company Board has determined that implementation of the Dual Class Capitalization is in the best interests of New Marriott and its stockholders, the Dual Class Capitalization may also be considered to have certain disadvantages, including those set forth below.

 Change of Control Impact

  Members of the Marriott family currently own approximately 19.7 percent of the existing Company Common Stock and therefore, immediately after the Spinoff will own approximately 19.7 percent of New MAR Common Stock and 19.7 percent of New MAR-A Common Stock. While members of the Marriott family have informed the Company and New Marriott that there are no agreements among them to act in concert, if those persons were to vote together, they could exercise that degree of voting power over New Marriott. In the event that the Dual Class Capitalization is implemented, the Marriott family members, acting in concert, could retain substantially all of such voting power even if some or all of their members chose to reduce their total equity position by 50 percent. Because such persons could dispose of a substantial portion of their economic interest in New Marriott without significantly reducing their voting interests, implementation of the Dual Class Capitalization may limit the future circumstances in which a sale or transfer of equity by members of the Marriott family could subsequently lead to a merger proposal or tender offer or to a proxy contest for the removal of incumbent directors, since such voting interests could be exercised in opposition to any such action. Consequently the Dual Class Capitalization may deprive stockholders of New Marriott of an opportunity to sell their shares at a premium over prevailing market prices and may also make it more difficult to replace the New Marriott Board and management of New Marriott.

 Security For Credit

  The Company and New Marriott do not expect that the adoption of the Dual Class Capitalization will affect the ability of stockholders to use either the New MAR Common Stock or the New MAR-A Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers.

 Investment By Institutions

  Implementation of the Dual Class Capitalization may affect the decision of certain institutional investors, possibly including institutional investors that currently hold Company Common Stock, that would otherwise consider investing in and retaining shares of New Marriott Common Stock. The holding of comparatively low voting shares may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors. The Company and New Marriott cannot predict the effect, if any, the Dual Class Capitalization will have on the continued holdings of those institutional investors who currently own Company Common Stock.

          CERTAIN ANTITAKEOVER PROVISIONS APPLICABLE TO NEW MARRIOTT

  Before the Effective Date, the New Marriott Certificate and the Bylaws of New Marriott (the "New Marriott Bylaws") will be amended by the Company, as sole stockholder of New Marriott, to make the New Marriott Certificate and New Marriott Bylaws substantially similar to the Company Certificate and Company Bylaws as currently in effect. Certain provisions of the New Marriott Certificate and New Marriott Bylaws, as well as the New Marriott Rights Plan and certain provisions of the DGCL, may have an antitakeover effect with respect to New Marriott. The preferred stock of New Marriott, if issued, could also have an antitakeover effect. See "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK--Preferred Stock."

GENERAL

  There has been a history of the accumulation of substantial stock holdings in public companies by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the target company or another similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to, or consultation with, the management or board of directors of the target company. In many cases, the purchaser seeks representation on the company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the company's board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not truly be interested in taking over the company, but may use the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

  The Company and New Marriott believe that the imminent threat of removal of New Marriott's management or the New Marriott Board in such situations would severely curtail the ability of management or the New Marriott Board to negotiate effectively with such persons or entities. The management or the New Marriott Board would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving New Marriott which may ultimately be undertaken. If the real purpose of a takeover bid were to force New Marriott to repurchase an accumulated stock interest at a premium price, management or the New Marriott Board would face the risk that, if it did not repurchase the stock interest of such person or entity, New Marriott's business and management would be disrupted, perhaps irreparably.

  Certain provisions of the New Marriott Certificate and Bylaws, in the view of the Company and New Marriott, together with the New Marriott Rights Plan, will help ensure that the New Marriott Board, if confronted by a surprise proposal from a third party that has acquired or proposes to acquire a block of stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders. In addition, certain other provisions of the New Marriott Certificate are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempt to take over New Marriott.

  These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interest of the stockholders and may delay or frustrate the assumption of control by a holder of a large block of New Marriott and the removal of incumbent management, even if such removal might be beneficial to the stockholders. Furthermore, these provisions may deter or could be utilized to frustrate a future takeover attempt which is not approved by the incumbent New Marriott Board, but which the holders of a majority of the shares may deem to be in their best interest or in which stockholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often result from actual or rumored takeover attempts.

NEW MARRIOTT CERTIFICATE AND BYLAWS

  The New Marriott Certificate will contain several provisions that will make difficult an acquisition of control of New Marriott, by means of a tender offer, open market purchases, a proxy contest or otherwise, that is not approved by the New Marriott Board. The New Marriott Bylaws will also contain provisions that could have an antitakeover effect.

  The purposes of the relevant provisions of the New Marriott Certificate and the New Marriott Bylaws are to discourage certain types of transactions, described above, which may involve an actual or threatened change of control of New Marriott and to encourage persons or entities seeking to acquire control of New Marriott to consult first with the New Marriott Board to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of New Marriott to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to stockholders of New Marriott or an unsolicited proposal for the restructuring or sale of all or part of New Marriott. The Company and New Marriott believe that, as a general rule, such proposals would not be in the best interests of New Marriott and its stockholders.

  Set forth below is a description of such provisions in the New Marriott Certificate and Bylaws. Such description is intended as a summary only and is qualified in its entirety by reference to the New Marriott Certificate and New Marriott Bylaws, the forms of which are attached to this Proxy Statement as Appendix J and Appendix K, respectively.

 Classified Board of Directors

  The New Marriott Certificate provides for the New Marriott Board to be divided into three classes serving staggered terms so that directors' initial terms will expire either at the 1998, 1999 or 2000 annual meeting of stockholders. Starting with the 1998 annual meeting of New Marriott stockholders, one class of directors will be elected each year for three-year terms. See "MANAGEMENT OF NEW MARRIOTT--New Marriott Board of Directors."

  The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the New Marriott Board in a relatively short period of time. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the New Marriott Board. Such a delay may help ensure that the New Marriott Board, if confronted by a holder attempting to force a stock repurchase at a premium above prices, a proxy contest, or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes are the best interest of the stockholders.

  The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of New Marriott, even though such an attempt might be beneficial to New Marriott and its stockholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the classified board provision is designed to discourage accumulations of large blocks of New Marriott's stock by purchasers whose objective is to have such stock repurchased by New Marriott at a premium, the classified board provision could tend to reduce the temporary fluctuations in the market price of New Marriott's stock that could be caused by accumulations of large blocks of such stock. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

  The Company and New Marriott believe that a classified board of directors will help to assure the continuity and stability of the New Marriott's business strategies and policies as determined by the Board, because generally a majority of the directors at any given time will have had prior experience as directors of New Marriott. The classified board provision will also help assure that the New Marriott Board, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of New Marriott, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

 Removal; Filling Vacancies

  The New Marriott Certificate provides that, subject to any rights of the holders of preferred stock, only a majority of the New Marriott Board then in office will have the authority to fill any vacancies on the New Marriott Board, including vacancies created by an increase in the number of directors. In addition, the New Marriott Certificate provides that a new director elected to fill a vacancy on the New Marriott Board will serve for the remainder of the full term of his or her class and that no decrease in the number of directors will shorten the term of an incumbent. Moreover, the New Marriott Certificate provides that directors may be removed with or without cause only by the affirmative vote of holders of at least 66 2/3 percent of the voting power of the shares entitled to vote at the election of directors, voting together as a single class. These provisions relating to removal and filing of vacancies on the New Marriott Board will preclude stockholders from enlarging the New Marriott Board or removing incumbent directors and filing the vacancies with their own nominees.

 Limitations on Stockholder Action by Written Consent; Special Meetings

  The New Marriott Certificate and New Marriott Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and prohibit stockholder action by written consent in lieu of a meeting. The New Marriott Certificate and New Marriott Bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of stockholders can be called only by a majority of the entire New Marriott Board. Stockholders are not permitted to call a special meeting or to require that the New Marriott Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by or at the direction of the New Marriott Board.

  The provisions of the New Marriott Certificate and New Marriott Bylaws restricting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by a majority of the entire New Marriott Board. These provisions would also prevent the holders of a majority of the voting power of the voting stock from using the written consent procedure to take stockholder action and from taking action by consent without giving all the stockholders of New Marriott entitled to vote on a proposed action the opportunity to participate in determining such proposed action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the New Marriott Board by calling a special meaning of stockholders prior to the time the New Marriott Board believed such consideration to be appropriate.

  The Company and New Marriott believe that such limitations on stockholder action will help to assure the continuity and stability of the New Marriott Board and New Marriott's business strategies and policies as determined by the New Marriott Board, to the benefit of all of New Marriott's stockholders. If conformed with an unsolicited proposal from stockholders in New Marriott, the New Marriott Board will have sufficient time to review such proposal and to seek the best available result for all stockholders, before such proposal is approved by such stockholders by written consent in lieu of a meeting or through a special meeting of stockholders.

 Nominations of Directors and Stockholders Proposals

  The New Marriott Bylaws establish an advance notice procedure with regard to the nomination other than by or at the direction of the New Marriott Board of candidates for election as directors (the "Nomination Procedure") and with regard to stockholder proposals to be brought before an annual or special meeting of stockholders (the "Business Procedure").

  The Nomination Procedure provides that only persons who are nominated by or at the direction of the New Marriott Board, or by a stockholder who has given timely prior written notice to the Secretary of New Marriott prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that stockholders proposals must be submitted in writing in a timely manner in order to be considered at any annual or special meeting. To be timely, notice must be received by New Marriott (i) in the case of an annual meeting, not less than 90 days prior to the first anniversary of the prior year's annual meeting;

provided, that in the event that the date of the annual meeting is advanced more than 30 days or delayed more than 60 days from such anniversary date, such notice must be delivered not later than the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders, or (ii) in the case of a special meeting not later than the seventh day following the day on which notice of such meeting is first given to stockholders for both a director nomination and a stockholder proposal.

  Under the Nomination Procedure, notice to New Marriott from a stockholder who proposes to nominate a person at a meeting for election as a director must contain certain information about the person, including age, business and residence addresses, principal occupation, the class and number of shares of New Marriott stock beneficially owned, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. Under the Business Procedure, notice relating to a stockholder proposal must contain certain information about such proposal and about the stockholder who proposes to bring the proposal before the meeting, including the class and number of shares of New Marriott Common Stock beneficially owned by such stockholder. If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that the stockholder proposal was not properly brought before such meeting, such proposal will not be introduced at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any stockholder of any nomination or proposal properly made or brought before an annual or special meeting in accordance with the above-mentioned procedures.

  The purpose of the Nomination Procedure is, by requiring advance notice of nomination by stockholders, to afford the New Marriott Board a meaningful opportunity to consider the qualification of the proposed nominees and, to the extent deemed necessary or desirable by the New Marriott Board, to inform stockholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of stockholder proposals, to provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the New Marriott Board, to provide the New Marriott Board with a meaningful opportunity to inform stockholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation as to the New Marriott Board's position or belief as to action to be taken with respect to such proposal, so as to enable stockholders better to determine whether they desire to attend such meeting or grant a proxy to the New Marriott Board as to the disposition of any such proposal. Although the New Marriott Bylaws do not give the New Marriott Board any power to approve or disapprove stockholder nomination for the election of directors or of any other proposal submitted by stockholders, the New Marriott Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular stockholder meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of New Marriott, even if the conduct of such solicitation or such attempt might be beneficial to New Marriott and its stockholders.

 Fair Price Provision

  Article Fifteen of the New Marriott Certificate (the "Fair Price Provision") requires the approval by the holders of 66 2/3 percent of the voting power of the outstanding capital stock of New Marriott entitled to vote generally in the election of directors (the "New Marriott Voting Stock") as a condition for mergers and certain other business combinations ("Business Combinations") involving New Marriott and any holder of more than 25 percent of such voting power (a "Substantial New Marriott Stockholder") unless (i) the transaction is approved by a majority of the members of the New Marriott Board who are not affiliated with the Substantial New Marriott Stockholder and who were directors before the Substantial New Marriott Stockholder became a Substantial New Marriott Stockholder (the "Disinterested Directors") or (ii) certain minimum price and procedural requirements are met.

  The Fair Price Provision is designed to prevent a third party from utilizing two-tier pricing and similar inequitable tactics in a takeover attempt. The Fair Price Provision is not designed to prevent or discourage tender offers for New Marriott. It does not impede an offer for at least 66 2/3 percent of the New Marriott Voting Stock in which each stockholder receives substantially the same price for his or her shares as each other stockholder or which the New Marriott Board has approved in the manner described herein. Nor does the Fair Price Provision preclude a third party from making a tender offer for some of the shares of New Marriott Voting Stock without proposing a Business Combination in which the remaining shares of New Marriott Voting Stock are purchased. Except for the restrictions on Business Combinations, the Fair Price Provision will not prevent a Substantial New Marriott Stockholder having a controlling interest of the New Marriott Voting Stock from exercising control over New Marriott or increasing its interest in New Marriott. Moreover, a Substantial New Marriott Stockholder could increase its ownership to 66 2/3 percent and avoid application of the Fair Price Provision. However, the separate provisions contained in the New Marriott Certificate and the Bylaws relating to "Classified Board of Directors" discussed above will, as therein indicated, curtail a Substantial New Marriott Stockholder's ability to exercise control in several respects, including that stockholder's ability to change incumbent directors who may oppose a Business Combination or to implement a Business Combination by written consent without a stockholder meeting. The Fair Price Provision would, however, discourage some takeover attempts by persons or entities intending to acquire New Marriott in two steps and to eliminate remaining stockholder interests by means of a business combination involving less value per share than the acquiring person would propose to pay for its initial interest in New Marriott. In addition, acquisitions of stock by persons or entities attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The Fair Price Provision may thereby deprive some holders of the New Marriott Common Stock of an opportunity to sell their shares at a temporarily higher market price.

  Although the Fair Price Provision is designed to help assure fair treatment of all stockholders vis-a-vis other stockholders in the event of a takeover, it is not the purpose of the Fair Price Provision to assure that stockholders will receive a premium price for their shares in a takeover. Accordingly, the New Marriott Board is of the view that the adoption of the Fair Price Provision would not preclude the New Marriott Board's opposition to any future takeover proposal that it believes would not be in the best interests of New Marriott and its stockholders, whether or not such a proposal satisfies the minimum price criteria and procedural requirements of the Fair Price Amendment.

 Amendment of the New Marriott Certificate and Bylaws

  The New Marriott Certificate contains provisions requiring the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the stock entitled to vote generally in the election of directors to amend certain provisions of the New Marriott Certificate and New Marriott Bylaws (including the provisions discussed above). These provisions will make it more difficult for stockholders to make changes in the New Marriott Certificate or New Marriott Bylaws, including changes designed to facilitate the exercise of control over New Marriott. In addition, the requirement for approval by at least a 66 2/3 percent stockholder vote will enable the holders of a minority of New Marriott's capital stock to prevent holders of a less-than-66 2/3 percent majority from amending such provisions of the New Marriott Certificate or Bylaws.

 Dual Class Stock

  New Marriott will have two classes of common stock. New MAR Common Stock and New MAR-A Common Stock. The existence of two classes of New Marriott Common Stock may have certain antitakover effects. See "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK--Certain Potential Disadvantages of the Dual Class Capitalization."

NEW MARRIOTT RIGHTS PLAN

  The New Marriott Rights Plan has certain antitakover effects that are described in "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK--Rights Plan and Junior Preferred Stock."

SECTION 203 OF THE DGCL

  Under Section 203 of the DGCL as applicable to New Marriott, certain "business combinations" (defined generally to include (i) mergers or consolidations between a Delaware corporation and an interested stockholder (as defined below) and (ii) transactions between a Delaware corporation and an interested stockholder involving the assets or stock of such corporation or its majority-owned subsidiaries, including transactions which increase the interested stockholder's percentage ownership of stock) between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an interested stockholder (defined generally as those stockholders, who, on or after December 23, 1987, become beneficial owner of 15 percent or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) prior to the date such stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding voting stock owned by officers who are also directors and voting stock held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

  Prior to effecting the Spinoff, the New Marriott Board will take action to preapprove the acquisition of shares of New Marriott Common Stock as a result of the Spinoff by certain stockholders in the Company, such that stockholders in the Company who are not subject to the restriction contained in Section 203 of the DGCL prior to the Spinoff with respect to business combinations with the Company will not, as a result of the receipt of New Marriott Common Stock in the Spinoff, become subject to Section 203 restrictions subsequent to the Spinoff with respect to a business combination with New Marriott. Such preapproval will not apply to stockholders in the Company who are "interested stockholders" in the Company under Section 203 prior to the Spinoff and who are subject to Section 203 restrictions with respect to business combinations with the Company, such that such interested stockholders will continue to subject to Section 203 restriction with respect to a business combination with New Marriott upon receipt of New Marriott Common Stock in the Spinoff. The Company believes that there are not any stockholders that currently constitute "interested stockholders" under Section 203; however, any stockholder who became the beneficial owner of 15 percent or more of the Company Common Stock between the date hereof and the Effective Date would become an interested stockholder in the Company and also in New Marriott upon consummation of the Spinoff.

    LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS OF NEW MARRIOTT

  Articles Eleventh and Sixteenth of the New Marriott Certificate and Section
7.7 of the New Marriott Bylaws (the "New Marriott Director Liability and Indemnification Provisions") limit the personal liability of New Marriott directors to the company or its stockholders for monetary damages for breach of fiduciary duty. The New Marriott Director Liability and Indemnification Provisions are substantially identical to comparable provisions contained in the Company Certificate and the Company Bylaws.

  The New Marriott Director Liability and Indemnification Provisions define and clarify the rights of certain individuals, including New Marriott directors and officers, to indemnification by New Marriott in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Such provisions are consistent with Section 102(b)(7) of the DGCL, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing DGCL provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the New Marriott Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

  In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its stockholders. Decisions made on that basis are protected by the so-called "business judgment rule." The business judgment rule is designed to protect directors from personal liability to the corporation or its stockholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation that serves as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. The DGCL has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

  The Company maintains directors' and officers' insurance coverage which it believes to be comparable to that maintained by companies of similar size in similar lines of business.

  The New Marriott Director Liability and Indemnification Provisions will be approved, along with the rest of the New Marriott Certificate and the New Marriott Bylaws, by the Company, as sole stockholder of New Marriott before the Effective Date.

  Set forth below is a description of the New Marriott Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the New Marriott Certificate and the New Marriott Bylaws.

LIMITATION OF LIABILITY FOR DIRECTORS

  Article Sixteenth of the New Marriott Certificate protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the DGCL, absent Article Sixteenth, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Sixteenth eliminates director liability for negligence in the performance of their duties, including gross negligence. In a context not involving a decision by the directors (i.e., a suit alleging loss to the company due to the directors' inattention to a particular matter) a simple negligence standard might apply. Directors remain liable for breaches of their duty of loyalty to the company and its stockholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Sixteenth does not eliminate director liability under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

  While Article Sixteenth provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article Sixteenth will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Sixteenth that eliminate liability as described above will apply to officers of New Marriott only if they are directors of New Marriott and are acting in their capacity as directors, and will not apply to officers of the New Marriott who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent those actions seek monetary damages.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of New Marriott, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to New Marriott.

  Section 7.7 of the New Marriott Bylaws provides that New Marriott will indemnify any person to whom, and to the extent, indemnification may be granted pursuant to Section 145 of the DGCL.

  Article Eleventh of the New Marriott Certificate provides that each person who was or is made a party to, or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of New Marriott or is or was serving at the request of New Marriott as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by New Marriott to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits New Marriott to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided that except with respect to proceedings to enforce rights to indemnification, New Marriott shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors. Article Eleven also provides that the right of indemnification will be in addition to and not exclusive of all other rights to which that director, officer or employee may be entitled.

                      APPOINTMENT OF INDEPENDENT AUDITORS

APPOINTMENT OF PRICE WATERHOUSE LLP AS SMS'S INDEPENDENT AUDITORS

  Subject to stockholder approval, the Company Board, in accordance with the terms of the Acquisition Agreement, has appointed Price Waterhouse LLP, a firm of independent public accountants, as independent auditors, to examine and report to stockholders on the consolidated financial statements of SMS and its subsidiaries for fiscal year 1998, which appointment would become effective from and after the consummation of the Transactions. Price Waterhouse LLP would replace Arthur Andersen LLP, the Company's independent auditors for fiscal 1997. Representatives of Price Waterhouse LLP will be present at the Special Meeting and will be given an opportunity to make a statement. They will be available to respond to appropriate questions.

  The action of the Company Board in appointing Price Waterhouse LLP as SMS's independent auditors for fiscal year 1998, effective from and after the consummation of the Transactions, is subject to ratification by an affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Special Meeting.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

APPOINTMENT OF ARTHUR ANDERSEN LLP AS NEW MARRIOTT'S INDEPENDENT AUDITORS

  Subject to stockholder approval, the Company, as sole stockholder of New Marriott, has appointed Arthur Andersen LLP, a firm of independent public accountants, as independent auditors, to examine and report to stockholders on the consolidated financial statements of New Marriott and its subsidiaries for fiscal year 1998. Representatives of Arthur Andersen LLP will be present at the Special Meeting and will be given an opportunity to make a statement. They will be available to respond to appropriate questions.

  The action of the Company in appointing Arthur Andersen LLP as New Marriott's independent auditors for fiscal year 1998 is subject to ratification by an affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Special Meeting.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ARTHUR ANDERSEN LLP AS NEW MARRIOTT'S INDEPENDENT AUDITORS.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  If the Transactions are consummated, SMS will convene an annual meeting of stockholders currently expected to be held in May, 1998. After the Effective Date, however, the SMS Board may consider adopting a new fiscal year-end more appropriate to the food services and facilities management business. In that event, the SMS Board may decide to reschedule the 1998 annual stockholders meeting as appropriate. If such a decision is made, SMS will promptly make a public announcement and file a Form 8-K with the SEC. Any stockholder wishing to submit a proposal for inclusion in the Proxy Statement for the 1998 Sodexho Marriott Services, Inc. Annual Meeting under the stockholder proposal rules of the Commission must have submitted the proposal so that it was received by the Company at its principal executive offices no later than November 24, 1997 in order for it to be considered for inclusion in the SMS 1998 Proxy Statement. In the event that the SMS Board decides to reschedule the 1998 annual stockholder meeting, it will also announce a revised date by which stockholder proposals must be submitted.

  If the Transactions are consummated, New Marriott will convene an annual meeting of stockholders currently expected to be held in May 1998. Stockholder proposals intended to be included in the Proxy Statement for the 1998 New Marriott Annual Meeting under the stockholder proposal rules of the Commission must have been received at New Marriott's principal executive offices no later than November 24, 1997 in order to be considered for inclusion in the New Marriott 1998 Proxy Statement.

  If for any reason the Transactions are not consummated, stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of Stockholders must have been received at New Marriott's principal executive offices no later than November 24, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS NOT INCLUDED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, CORPORATE LEGAL DEPARTMENT, MARRIOTT INTERNATIONAL, INC., 10400 FERNWOOD ROAD, BETHESDA, MARYLAND 20817. TELEPHONE REQUESTS MAY BE DIRECTED TO
(301) 380-3000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 1, 1998.

  The following documents filed with the Commission by the Company (File No. 1-12188) are incorporated herein by reference:

    1. Annual Report on Form 10-K for the fiscal year ended January 3, 1997 (containing audited financial statements).

    2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 1997, June 20, 1997 and September 12, 1997.

    3. Current Reports on Form 8-K dated March 18, 1997, June 21, 1997, September 18, 1997 and October 1, 1997, Form 8-K/A dated June 21, 1997 and Form 8-A/A filed on October 15, 1997.

  The following sections are not set forth in this Proxy Statement but instead incorporate by reference the equivalent sections in the Annual Report on Form 10-K of the Company for the fiscal year ended January 3, 1997 and the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 12, 1997: "Selected Financial Data of the Company," "Supplementary Financial Information of the Company" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations--The Company." The Company's Consolidated Financial Statements are incorporated herein by reference to the Annual Report on Form 10-K of the Company for the fiscal year ended January 3, 1997.

  All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting will be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part hereof, except as so modified or superseded.

                            FORM 10-K ANNUAL REPORT

  Any stockholder who desires a copy of the Company's 1996 Annual Report on Form 10-K, filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Marriott International, Inc., Marriott Drive, Dept. 52/862, Washington, D.C. 20058. A charge equal to the reproduction cost will be made if the exhibits are requested.

                                          By Order of the Board of Directors

                                          W. David Mann
                                          Secretary

                             INDEX OF DEFINED TERMS

                                                                           PAGE
TERM                                                                      NUMBER
----                                                                      ------
Acquisition..............................................................    5
Acquisition Agreement....................................................   17
Acquisition Proposal.....................................................   37
Affiliate................................................................  140
Amendment Agreement......................................................   33
American Appraisal.......................................................    8
approved retirees........................................................   98
broker non-votes.........................................................   21
Business Combinations....................................................  152
Business Procedure.......................................................  151
CAGR.....................................................................   27
CCA......................................................................   93
Code.....................................................................   16
Combined Business Material Adverse Effect................................   39
Combined Fee.............................................................   47
Company..................................................................    1
Company Board............................................................    5
Company Bylaws...........................................................  127
Company Charter..........................................................  127
Company Common Stock.....................................................    5
Company Deferred Compensation Plan.......................................   42
Company Forecast.........................................................   26
Company Guarantees.......................................................  116
Company 1995 Directors Plan..............................................   43
Company 1993 Stock Plan..................................................   43
Company 1996 Stock Plan..................................................   43
Company Parties..........................................................   38
Company Profit Sharing Plan..............................................   42
Company Rights Plan......................................................   41
Company Senior Note Amount...............................................   35
Company Senior Notes.....................................................   35
Company Senior Notes Indenture...........................................   35
Company Stock Plans......................................................   43
Comparable Acquisitions..................................................   29
Contract Services Comparables............................................   28
Core MMS Business........................................................   44
Corporate Tax............................................................   16
Covered Claims...........................................................   45
Designated Directors.....................................................   46
DGCL.....................................................................    9
Disinterested Directors..................................................  152
Distribution Agreement...................................................   19
DRS......................................................................   48
Dual Class Capitalization................................................  146
EBIT.....................................................................   27
EBITDA...................................................................   27
Effective Date...........................................................    7
Employee Benefits Allocation Agreement...................................   42
EPS......................................................................   27

                                                                          PAGE
TERM                                                                     NUMBER
----                                                                     ------
Excess Shares...........................................................   50
Exchange Act............................................................   37
Executive Officer Incentive Plan........................................  107
Exempt Shares...........................................................  135
Existing Bank Facility..................................................    6
Existing Bank Facility Amount...........................................   36
Fairness Opinion........................................................   26
Fair Price Provision....................................................  152
Family Enterprises......................................................  115
Fiduciary Termination...................................................   37
Financial Performance Data..............................................   27
First Call..............................................................   27
Former Employees........................................................   42
Forum Group.............................................................   25
Fractional SMS Stockholders.............................................  131
FY......................................................................   27
Gardner Merchant........................................................   51
Gardner Merchant Acquisition............................................   51
Guaranteed SMS Facility.................................................  119
Headquarters............................................................   46
Host Marriott...........................................................   83
Host Marriott Common Stock..............................................  109
Host Marriott Option....................................................  109
Host Marriott Credit Agreement..........................................  116
Host Marriott Distribution..............................................  109
Host Marriott Services..................................................  109
Host Marriott Services Distribution.....................................  109
Host Marriott Lodging Management Agreements.............................  116
Host Marriott Senior Living Management Agreements.......................  116
HSR Act.................................................................   39
I/B/E/S.................................................................   27
ICC.....................................................................    5
ICC Conversion Options..................................................   99
ICC Stock Option Plan...................................................   97
indemnitee..............................................................  156
Individual Performance Plan.............................................  107
interested stockholders.................................................  154
IRS.....................................................................    8
LIBOR...................................................................  119
Lodging Comparables.....................................................   27
LTM.....................................................................   27
LYONs...................................................................   36
LYONs Allocation Agreement..............................................   36
LYONs Amount............................................................   36
LYONs Indenture.........................................................   36
Marriott Corp. Stock Plan...............................................  109
Marriott International Option...........................................  109
McIntosh Mill...........................................................  115
MCS.....................................................................   53
MDS.....................................................................   45

                                                                          PAGE
TERM                                                                     NUMBER
----                                                                     ------
Merger Sub..............................................................   17
Merrill Lynch...........................................................    8
MES.....................................................................   53
Minority Rights Protection Provision....................................  140
Minority Rights Protection Transaction..................................  142
MHCS....................................................................   53
MMS.....................................................................   10
MMS Business............................................................    6
MMS Canada..............................................................   34
MMS UK..................................................................   53
Morgan Guaranty.........................................................  119
MORI....................................................................  115
MSS.....................................................................   53
MVCI....................................................................   78
MWC.....................................................................   34
Named Executive Officers................................................  125
New MAR Common Stock....................................................    7
New MAR Common Stock Shortfall..........................................  142
New MAR-A Common Stock..................................................    7
New Marriott............................................................    1
New Marriott Acquiring Person...........................................  144
New Marriott Board......................................................  100
New Marriott Business...................................................    6
New Marriott Bylaws.....................................................  149
New Marriott Certificate................................................  139
New Marriott Common Stock...............................................    7
New Marriott Compensation Committee.....................................  110
New Marriott Director Liability and Indemnification Provisions..........  155
New Marriott Employees..................................................   42
New Marriott Facility...................................................  121
New Marriott Junior Preferred Stock.....................................  143
New Marriott Junior Preferred Stock Certificate of Designation..........  145
New Marriott Occurrence Date............................................  144
New Marriott Profit Sharing Plan........................................   42
New Marriott Rights Certificates........................................  143
New Marriott Rights Plan................................................  143
New Marriott Rights' Purchase Price.....................................  143
New Marriott Stock Acquisition Date.....................................  144
New Marriott Stock Plan.................................................  110
New Marriott Unit.......................................................  143
New Marriott Voting Stock...............................................  152
New World Development...................................................  101
Noncompetition Agreement................................................   44
Nomination Procedure....................................................  151
NYSE....................................................................    7
old certificates........................................................   49
Omnibus Agreement.......................................................   33
Operating Agreements....................................................   56
Person..................................................................  140
Philadelphia Mortgage...................................................  116

                                                                          PAGE
TERM                                                                     NUMBER
----                                                                     ------
Proposal Five...........................................................   20
Proposal Four...........................................................   20
Proposal One............................................................   19
Proposal Six............................................................   20
Proposal Three..........................................................   20
Proposal Two............................................................   19
Proposals...............................................................    5
Regular Cash Dividend...................................................  140
Replacement SMS Debt....................................................    6
Reporting Persons.......................................................  114
Request for Physical Certificates.......................................   49
Restructuring Agreements................................................   33
Revolving SMS Facility..................................................  119
REVPAR..................................................................   61
RHG.....................................................................   35
RHG Finance.............................................................    6
RHG Senior Note Amount..................................................   36
RHG Senior Notes........................................................   35
RHG Senior Notes Indenture..............................................   35
Rule 144A Securities....................................................  120
SEC.....................................................................   48
Secured SMS Facility....................................................  119
Securities Act..........................................................   39
Selected Balance Sheet, Cash Flow & Credit Data.........................   27
Significant New Marriott Stockholder....................................  142
Services Agreements.....................................................  116
SMS.....................................................................    1
SMS Acquiring Person....................................................  135
SMS Allocable Portion...................................................   44
SMS Board...............................................................    9
SMS Business............................................................   42
SMS Bylaws..............................................................  127
SMS Charter.............................................................  127
SMS Common Stock........................................................    5
SMS Compensation Committee..............................................   97
SMS Deferred Compensation Plan..........................................   42
SMS Employees...........................................................   42
SMS Junior Preferred Stock..............................................  128
SMS 1993 Stock Plan.....................................................   96
SMS 1998 Stock Plan.....................................................   96
SMS Occurrence Date.....................................................  135
SMS Preferred Stock.....................................................  127
SMS Profit Sharing Plan.................................................   42
SMS Reverse Stock Split.................................................   33
SMS Rights..............................................................  135
SMS Rights Plan.........................................................  134
SMS Rights Certificates.................................................  135
SMS Right's Purchase Price..............................................  135
SMS Stock Acquisition Date..............................................  135

                                                                          PAGE
TERM                                                                     NUMBER
----                                                                     ------
SMS Stock Plans.........................................................   96
SMS Unit................................................................  135
SMS Allocable Portion...................................................   44
Sodexho.................................................................    2
Sodexho Canada..........................................................    5
Sodexho North America...................................................    5
Sodexho North America Businesses........................................   22
Sodexho North America Forecasts.........................................   26
Sodexho Parties.........................................................   38
Solvency Opinion........................................................   32
Special Dividend........................................................  140
Special Meeting.........................................................    5
Special Meeting Record Date.............................................    6
Special Purpose Subsidiary..............................................  119
Specified SMS Directors.................................................  136
Spinoff.................................................................    5
Spinoff Record Date.....................................................   34
Subsidiary Guarantors...................................................  119
Substantial New Marriott Stockholder....................................  152
Superior Proposal.......................................................   37
Synergies...............................................................   26
Tax-Free Status.........................................................   16
Tax Sharing Agreement...................................................   13
Term SMS Facility.......................................................  119
Trademark License Agreement.............................................   43
Transaction Documents...................................................   33
Transactions............................................................    5
Transfer Agent..........................................................   21
voting stock............................................................  129

                         INDEX TO FINANCIAL STATEMENTS

NEW MARRIOTT MI, INC.
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS...................................  F-2
COMBINED STATEMENT OF INCOME...............................................  F-3
COMBINED BALANCE SHEET.....................................................  F-5
COMBINED STATEMENT OF CASH FLOWS...........................................  F-6
NOTES TO COMBINED FINANCIAL STATEMENTS.....................................  F-8
SODEXHO NORTH AMERICA
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS................................... F-22
COMBINED CONSOLIDATED BALANCE SHEET........................................ F-23
COMBINED CONSOLIDATED STATEMENT OF OPERATIONS.............................. F-24
COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS.............................. F-26
COMBINED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY.................... F-28
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS........................ F-29

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Marriott International, Inc.:

  We have audited the accompanying combined balance sheet of New Marriott MI, Inc. ("New Marriott") as of January 3, 1997 and December 29, 1995, and the related combined statements of income and cash flows for each of the three fiscal years in the period ended January 3, 1997. These financial statements are the responsibility of New Marriott's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Marriott as of January 3, 1997 and December 29, 1995, and the results of its operations and its cash flows for each of the three fiscal years in the period ended January 3, 1997, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Washington, D.C.
October 28, 1997

                             NEW MARRIOTT MI, INC.

                          COMBINED STATEMENT OF INCOME
        THIRTY-SIX WEEKS ENDED SEPTEMBER 12, 1997 AND SEPTEMBER 6, 1996
                                  (UNAUDITED)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                 1997    1996
                                                                ------  ------
SALES
  Lodging
    Rooms...................................................... $2,950  $2,473
    Food and beverage..........................................  1,027     901
    Other......................................................    791     588
                                                                ------  ------
                                                                 4,768   3,962
  Contract Services............................................  1,409     888
                                                                ------  ------
                                                                 6,177   4,850
                                                                ------  ------
OPERATING COSTS AND EXPENSES
  Lodging
    Departmental direct costs
     Rooms.....................................................    656     571
     Food and beverage.........................................    780     690
    Remittances to hotel owners (including $437 and $287,
     respectively, to related parties)                           1,041     863
    Other operating expenses...................................  1,896   1,528
                                                                ------  ------
                                                                 4,373   3,652
  Contract Services............................................  1,374     853
                                                                ------  ------
                                                                 5,747   4,505
                                                                ------  ------
OPERATING PROFIT
  Lodging......................................................    395     310
  Contract Services............................................     35      35
                                                                ------  ------
    Operating profit before corporate expenses and interest....    430     345
  Corporate expenses...........................................    (60)    (44)
  Interest expense.............................................    (18)    (27)
  Interest income..............................................     19      25
                                                                ------  ------
  INCOME BEFORE INCOME TAXES...................................    371     299
  Provision for income taxes...................................    145     114
                                                                ------  ------
  NET INCOME................................................... $  226  $  185
                                                                ======  ======
EARNINGS PER SHARE
Pro Forma Primary Earnings per Share........................... $  .85  $  .69
                                                                ======  ======
Pro Forma Primary Shares.......................................  267.4   269.2
                                                                ======  ======
Net Income for Pro Forma Fully Diluted Earnings per Share...... $  232  $  188
                                                                ======  ======
Pro Forma Fully Diluted Earnings per Share..................... $  .83  $  .68
                                                                ======  ======
Pro Forma Fully Diluted Shares.................................  278.1   276.4
                                                                ======  ======

                   See Notes to Combined Financial Statements

                             NEW MARRIOTT MI, INC.

                          COMBINED STATEMENT OF INCOME

  FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995 AND DECEMBER 30, 1994

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                         1996    1995    1994
                                                        ------  ------  ------
SALES
  Lodging
    Rooms.............................................. $3,619  $3,273  $3,036
    Food and beverage..................................  1,361   1,289   1,210
    Other..............................................    874     765     703
                                                        ------  ------  ------
                                                         5,854   5,327   4,949
  Contract Services....................................  1,413     928     797
                                                        ------  ------  ------
                                                         7,267   6,255   5,746
                                                        ------  ------  ------
OPERATING COSTS AND EXPENSES
  Lodging
    Departmental direct costs
     Rooms.............................................    843     772     727
     Food and beverage.................................  1,038     973     922
     Remittances to hotel owners (including $438, $300
      and $243, respectively, to related parties)......  1,256   1,120     999
    Other operating expenses...........................  2,265   2,102   1,999
                                                        ------  ------  ------
                                                         5,402   4,967   4,647
  Contract Services....................................  1,357     898     783
                                                        ------  ------  ------
                                                         6,759   5,865   5,430
                                                        ------  ------  ------
OPERATING PROFIT
  Lodging..............................................    452     360     302
  Contract Services....................................     56      30      14
                                                        ------  ------  ------
    Operating profit before corporate expenses and
     interest..........................................    508     390     316
  Corporate expenses...................................    (73)    (59)    (63)
  Interest expense.....................................    (37)     (9)     (7)
  Interest income......................................     37      39      29
                                                        ------  ------  ------
  INCOME BEFORE INCOME TAXES...........................    435     361     275
  Provision for income taxes...........................    165     142     113
                                                        ------  ------  ------
  NET INCOME........................................... $  270  $  219  $  162
                                                        ======  ======  ======
EARNINGS PER SHARE
Pro Forma Primary Earnings per Share (Unaudited)....... $ 1.00  $  .83  $  .61
                                                        ======  ======  ======
Pro Forma Primary Shares (Unaudited)...................  269.7   263.0   263.8
                                                        ======  ======  ======
Net Income for Pro Forma Fully Diluted Earnings per
 Share................................................. $  276  $  219  $  162
                                                        ======  ======  ======
Pro Forma Fully Diluted Earnings per Share
 (Unaudited)........................................... $  .99  $  .83  $  .61
                                                        ======  ======  ======
Pro Forma Fully Diluted Shares (Unaudited).............  277.6   263.9   263.8
                                                        ======  ======  ======

                   See Notes to Combined Financial Statements

                             NEW MARRIOTT MI, INC.

                             COMBINED BALANCE SHEET
           SEPTEMBER 12, 1997, JANUARY 3, 1997 AND DECEMBER 29, 1995
                                 (IN MILLIONS)

                                          SEPTEMBER 12, JANUARY 3, DECEMBER 29,
                                              1997         1997        1995
                                          ------------- ---------- ------------
                                           (UNAUDITED)
                 ASSETS
Current assets
  Cash and equivalents...................    $  339       $  239      $  198
  Accounts and notes receivable..........       731          426         424
  Inventories, at lower of average cost
   or market.............................       130          124         136
  Prepaid taxes..........................       182          149         160
  Other..................................        61           46          47
                                             ------       ------      ------
                                              1,443          984         965
                                             ------       ------      ------
Property and equipment...................     1,427        1,824         984
Intangible assets........................     1,471          333         126
Investments in affiliates................       532          491         538
Notes and other receivable...............       355          292         334
Other assets.............................       253          274         232
                                             ------       ------      ------
                                             $5,481       $4,198      $3,179
                                             ======       ======      ======
         LIABILITIES AND EQUITY
Current liabilities
  Accounts payable.......................    $  825       $  716      $  634
  Accrued payroll and benefits...........       339          264         216
  Self-insurance.........................        49           50          58
  Other payables and accruals............       551          374         287
                                             ------       ------      ------
                                              1,764        1,404       1,195
                                             ------       ------      ------
Long-term debt...........................       107          384         180
Self-insurance...........................       212          191         182
Other long-term liabilities..............       686          478         371
Convertible subordinated debt............       306          297           -
Equity
  Investments and net advances from
   Marriott International, Inc...........     2,406        1,444       1,251
                                             ------       ------      ------
                                             $5,481       $4,198      $3,179
                                             ======       ======      ======

                   See Notes to Combined Financial Statements

                             NEW MARRIOTT MI, INC.

                        COMBINED STATEMENT OF CASH FLOWS
        THIRTY-SIX WEEKS ENDED SEPTEMBER 12, 1997 AND SEPTEMBER 6, 1996
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                   THIRTY-SIX
                                                                   WEEKS ENDED
                                                                   ------------
                                                                   1997   1996
                                                                   -----  -----
OPERATING ACTIVITIES
  Net income...................................................... $ 226  $ 185
  Adjustments to reconcile to cash provided by operations:
    Depreciation and amortization.................................    85     56
    Income taxes..................................................    83     62
    Timeshare activity, net.......................................   (45)   (27)
    Other.........................................................    81     65
    Working capital changes.......................................    35    112
                                                                   -----  -----
  Cash provided by operations.....................................   465    453
                                                                   -----  -----
INVESTING ACTIVITIES
  Capital expenditures............................................  (328)  (157)
  Acquisitions....................................................  (856)  (294)
  Dispositions....................................................   437     55
  Loan advances...................................................   (63)   (79)
  Loan collections and sales......................................    29     94
  Other...........................................................  (120)   (81)
                                                                   -----  -----
  Cash used in investing activities...............................  (901)  (462)
                                                                   -----  -----
FINANCING ACTIVITIES
  Issuances of long-term debt.....................................    10      3
  Repayments of long-term debt....................................    (9)   (90)
  Issuance of convertible subordinated debt.......................     -    288
  Advances from (to) Marriott International, Inc..................   535    (43)
                                                                   -----  -----
  Cash provided by financing activities...........................   536    158
                                                                   -----  -----
INCREASE IN CASH AND EQUIVALENTS..................................   100    149
CASH AND EQUIVALENTS, beginning of period.........................   239    198
                                                                   -----  -----
CASH AND EQUIVALENTS, end of period............................... $ 339  $ 347
                                                                   =====  =====

                   See Notes to Combined Financial Statements

                             NEW MARRIOTT MI, INC.

                        COMBINED STATEMENT OF CASH FLOWS

  FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995 AND DECEMBER 30, 1994

                                 (IN MILLIONS)

                                                         FISCAL YEARS ENDED
                                                        ----------------------
                                                         1996    1995    1994
                                                        ------  ------  ------
OPERATING ACTIVITIES
  Net income........................................... $  270  $  219  $  162
  Adjustments to reconcile to cash provided by
   operations:
    Depreciation and amortization......................     89      67      56
    Income taxes.......................................     69      61      30
    Timeshare activity, net............................    (95)   (192)    (44)
    Other..............................................     61      46      71
  Working capital changes:
    Accounts receivable................................    (30)    (31)    (23)
    Inventories........................................     13      (6)      1
    Other current assets...............................      2      (8)     (8)
    Accounts payable and accruals......................    125     125      55
                                                        ------  ------  ------
  Cash provided by operations..........................    504     281     300
                                                        ------  ------  ------
INVESTING ACTIVITIES
  Capital expenditures.................................   (293)   (127)    (86)
  Acquisitions.........................................   (307)   (210)      -
  Dispositions of property and equipment...............     65      42       -
  Loans to Host Marriott Corporation...................    (16)   (210)    (48)
  Loan repayments from Host Marriott Corporation.......    141     250      30
  Other loan advances..................................    (73)   (143)    (64)
  Other loan collections and sales.....................    155      37      15
  Other................................................   (158)   (120)     13
                                                        ------  ------  ------
  Cash used in investing activities....................   (486)   (481)   (140)
                                                        ------  ------  ------
FINANCING ACTIVITIES
  Issuances of long-term debt..........................      -      11      12
  Repayments of long-term debt.........................   (133)    (14)    (33)
  Issuance of convertible subordinated debt............    288       -       -
  Advances (to) from Marriott International, Inc.......   (132)    215    (176)
                                                        ------  ------  ------
  Cash provided by (used in) financing activities......     23     212    (197)
                                                        ------  ------  ------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS............     41      12     (37)
CASH AND EQUIVALENTS, beginning of year................    198     186     223
                                                        ------  ------  ------
CASH AND EQUIVALENTS, end of year...................... $  239  $  198  $  186
                                                        ======  ======  ======

                   See Notes to Combined Financial Statements

                             NEW MARRIOTT MI, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  In September 1997, the Board of Directors of Marriott International, Inc. (the "Company") approved a special distribution (the "Spinoff") to holders of the Company's common stock of all outstanding shares of common stock of New Marriott MI, Inc. ("New Marriott"). The Spinoff is subject to stockholder approval, receipt of a favorable ruling from the Internal Revenue Service and receipt of other customary regulatory approvals. Prior to the Spinoff, the Company will transfer to New Marriott all of the assets and liabilities used in conducting the business of owning, developing, managing, operating and franchising hotels, timeshare operations and senior living facilities, and conducting the business of wholesale food distribution. New Marriott is expected to be renamed "Marriott International, Inc." and will be publicly traded subsequent to the Spinoff. For each share of common stock in the Company, shareholders will receive one share of Common Stock in New Marriott and one share of Class A Common Stock in New Marriott. The Company's name after the Spinoff will be Sodexho Marriott Services, Inc. ("SMS").

  For the purposes of governing certain of the ongoing relationships between New Marriott and SMS after the Spinoff and to provide for orderly transition, New Marriott and SMS will enter into various agreements including the Distribution Agreement, Employee Benefits Allocation Agreement, Liquid Yield Option Notes ("LYONs") Allocation Agreement, Tax Sharing Agreement, Trademark and Trade Name License Agreement, Noncompetition Agreement, Benefit Services Agreement, Procurement Services Agreement, Distribution Services Agreement and other transitional services agreements. Effective as of the Spinoff date, these agreements will provide, among other things, that New Marriott will assume sponsorship of certain of the Company's employee benefit plans and insurance programs as well as succeed to the Company's liability to LYONs holders under the LYONs Indenture, a portion of which will be allocated back to SMS.

  These combined financial statements present the financial position, results of operations and cash flows of New Marriott as if it were a separate entity for all periods presented. The Company's historical basis in the assets and liabilities of New Marriott has been carried over. All material intercompany transactions and balances between entities included in these combined financial statements have been eliminated. Sales by New Marriott to the Company, of $406 million in 1996, $325 million in 1995 and $292 million in 1994 have not been eliminated. Changes in Investment and Net Advances from Marriott International, Inc. represent the net income of New Marriott plus the net change in cash transferred between New Marriott and the Company and certain non-cash items.

  New Marriott has operated as a unit of the Company, utilizing the Company's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by New Marriott was deposited in and commingled with the Company's general corporate funds. Similarly, operating expenses, capital expenditures and other cash requirements of New Marriott were paid by the Company and charged directly or allocated to New Marriott. Certain assets and liabilities related to New Marriott's operations are managed and controlled by the Company on a centralized basis. Such assets and liabilities have been allocated to New Marriott based on New Marriott's use of, or interest in, those assets and liabilities. In the opinion of management, the Company's methods for allocating costs, assets and liabilities are believed to be reasonable. After the Spinoff, New Marriott intends to perform these functions independently and expects that the costs incurred will not be materially different from those currently allocated.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, and the reported amounts of sales and expenses during the reporting period. Accordingly, ultimate results could differ from those estimates.

                             NEW MARRIOTT MI, INC.

 Pro Forma Fully Diluted Earnings Per Share (Unaudited)

  The number of shares used to compute pro forma fully diluted earnings per share is based on (i) the common shares to be issued in the Spinoff, adjusted for issuances and purchases of common shares by the Company (ii) the dilutive impact of common equivalent shares issuable to New Marriott employees, and
(iii) the dilutive impact of the LYONs. Net income for pro forma fully diluted earnings per share represents net income plus the after-tax amount of interest on the LYONs.

 Fiscal Year

  New Marriott's fiscal year ends on the Friday nearest to December 31. The 1996 fiscal year includes 53 weeks, while 1995 and 1994 fiscal years include 52 weeks.

 Interim Period Financial Statements

  The combined interim financial statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. New Marriott believes the disclosures made are adequate to make the interim financial information presented not misleading.

  In the opinion of management, the accompanying combined interim financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of New Marriott as of September 12, 1997, and the results of operations and cash flows for the 36 week periods ended September 12, 1997 and September 6, 1996. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

 Managed Hotel Operations

  As of January 3, 1997, New Marriott operated 506 hotels under long-term management agreements whereby remittances to owners, of $1,045 million, $958 million and $820 million in 1996, 1995 and 1994, respectively, were based primarily on hotel profits.

  Working capital and operating results of managed hotels operated with New Marriott's employees are consolidated because the operating responsibilities associated with such hotels are substantially the same as if the hotels were owned. The combined financial statements include the following related to managed hotels: current assets and current liabilities of $320 million at January 3, 1997, and $337 million at December 29, 1995; sales of $4,506 million in 1996, $3,993 million in 1995 and $3,763 million in 1994; and operating expenses, including remittances to owners, of $4,219 million in 1996, $3,759 million in 1995 and $3,556 million in 1994.

 International Operations

  The combined statement of income includes the following related to international operations: sales of $224 million in 1996, $189 million in 1995 and $179 million in 1994; and income of $54 million in 1996, $39 million in 1995 and $35 million in 1994.

 Profit Sharing Plans

  New Marriott contributes to profit sharing and other defined contribution plans for the benefit of employees meeting certain eligibility requirements and electing participation in the plans. Contributions are determined annually by the Board of Directors. The cost of these plans was charged to New Marriott based on salaries and wages of participating employees and totaled $29 million for 1996, $22 million for 1995 and $16 million for 1994.

                             NEW MARRIOTT MI, INC.

 Self-Insurance Programs

  The Company is self-insured for various levels of general liability, workers' compensation, and employee medical coverage. Estimated costs of these self-insurance programs are accrued at present values of projected settlements for known and anticipated claims.

 General and Administrative Expenses

  The Company provided certain corporate general and administrative services to New Marriott and the cost of those services was allocated to New Marriott based on the services provided.

 Interest Expense

  The interest expense reflected in the combined statement of income is based upon the historical debt of New Marriott.

 Cash and Equivalents

  New Marriott considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. The Company uses drafts in its cash management system. At January 3, 1997 and December 29, 1995, outstanding drafts of the Company allocated to New Marriott are included in accounts payable and totaled $124 million and $106 million, respectively. At January 3, 1997 and December 29, 1995, cash included $133 million and $94 million, respectively, related to managed properties. The Company's centralized cash has been allocated to New Marriott.

 Derivative Financial Instruments

  Derivative financial instruments are used by New Marriott only to hedge interest rate and foreign exchange risks.

 New Accounting Standards

  New Marriott adopted Statement of Financial Accounting Standards ("FAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and FAS No. 122, "Accounting for Mortgage Servicing Rights" in the first quarter of 1996, with no material effect on its combined financial statements. New Marriott adopted FAS No. 123, "Accounting for Stock-Based Compensation," in the fourth quarter of 1996 by increasing disclosures about the effect of the Company stock compensation plans on New Marriott. FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" was adopted during the first quarter of 1997, with no material effect on the combined financial statements. New Marriott will adopt FAS No. 128, "Earnings Per Share" and FAS No. 129, "Disclosure of Information about Capital Structure" in the fourth quarter of 1997, and FAS No. 130, "Reporting Comprehensive Income" and FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" during 1998. These statements are not expected to have a material effect on New Marriott's financial statements.

RELATIONSHIP WITH HOST MARRIOTT

  The Company, New Marriott and Host Marriott Corporation ("Host Marriott") have entered into agreements which provide, among other things, for (i) New Marriott to manage lodging properties owned or leased by Host Marriott (the "Host Marriott Lodging Management Agreements"), (ii) New Marriott to manage senior living communities owned by Host Marriott (the "Host Marriott Senior Living Management Agreements"), (iii) the Company to advance up to $225 million to Host Marriott under a line of credit which matures in 1998 (the "Host Marriott Credit Agreement"), (iv) the Company to guarantee Host Marriott's performance in connection with certain loans or other obligations (the "Company Guarantees") and (v) New Marriott to provide Host Marriott with various administrative and consulting services and a sublease of office space (the "Service Agreements"). The $225 million secured credit facility under the Host Marriott Credit Agreement was terminated by mutual consent on June 19, 1997. Upon consummation of the Spinoff, New

                             NEW MARRIOTT MI, INC.

Marriott will replace the Company under these agreements and guarantees. The Company has the right to purchase up to 20 percent of the voting stock of Host Marriott if certain events involving a change of control occur. This right will be assigned to New Marriott upon consummation of the Spinoff.

  The Host Marriott Lodging Management Agreements provide for New Marriott to manage Marriott hotels, Courtyard hotels and Residence Inns owned or leased by Host Marriott. Each Host Marriott Lodging Management Agreement, when entered into, reflects market terms and conditions and is substantially similar to the terms of management agreements with third-party owners regarding lodging facilities of a similar type. New Marriott recognized sales of $1,787 million, $1,274 million and $937 million and operating profit (before corporate expenses and interest) of $95 million, $59 million and $35 million during 1996, 1995 and 1994, respectively, from the lodging properties owned or leased by Host Marriott. Additionally, Host Marriott is a general partner in several unconsolidated partnerships that own lodging properties operated by New Marriott under long-term agreements. New Marriott recognized sales of $1,769 million, $1,878 million and $1,805 million and operating profit (before corporate expenses and interest) of $121 million, $115 million and $101 million in 1996, 1995 and 1994, respectively, from the lodging properties owned by these unconsolidated partnerships. New Marriott also leases land to certain of these partnerships and recognized land rent income of $22 million, $21 million and $20 million in 1996, 1995 and 1994, respectively.

  The Host Marriott Senior Living Management Agreements provide for New Marriott to manage independent full-service senior living communities owned by Host Marriott. These agreements, entered into on June 21, 1997, reflect market terms and conditions and are substantially similar to the terms of management agreements with third-party owners regarding senior living communities of a similar type.

  At December 29, 1995, advances of $22 million were outstanding under the Host Marriott Credit Agreement and are included in investments in affiliates. There were no outstanding balances under this agreement at January 3, 1997. Under this agreement, interest on outstanding balances up to $112.5 million accrues at the London Interbank Offered Rate ("LIBOR") plus three percent, and interest on outstanding balances from $112.5 million to $225 million accrues at LIBOR plus four percent. In December 1996, Host Marriott repaid to New Marriott the $109 million first mortgage loan on the Philadelphia Marriott Hotel. New Marriott recognized $17 million, $23 million and $24 million in 1996, 1995 and 1994, respectively, in interest and fee income under this and other credit agreements with Host Marriott.

  New Marriott has provided, and expects to provide in the future, financing to Host Marriott for a portion of the cost of acquiring properties to be operated or franchised by New Marriott. In this regard, New Marriott invested an aggregate of $80 million in 1995, principally in the form of mortgage loans. In 1996, New Marriott invested $57 million in connection with Host Marriott's acquisition of a controlling interest in two hotels (over 900 rooms) in Mexico City, Mexico, both of which are now operated by New Marriott. In the aggregate, from the beginning of 1994, through the end of 1996, Host Marriott acquired and converted 12 full-service hotels (5,000 rooms) to the Marriott brand and completed construction of two full-service hotels (1,600 rooms) operated by New Marriott.

  Under the Company Guarantees, the Company has guaranteed Host Marriott's performance to lenders and other third parties. At January 3, 1997, these guarantees were limited to $126 million applicable to guarantees by or debt obligations of Host Marriott and debt obligations of Host Marriott affiliates. No payments have been made by the Company pursuant to these guarantees.

  On December 29, 1995, Host Marriott distributed to its shareholders through a special dividend all of the outstanding shares of common stock of Host Marriott Services Corporation ("HM Services"), which owns and operates food, beverage and merchandise concessions at airports, on toll roads and at arenas and other tourist attractions. New Marriott provides certain administrative and data processing services to HM Services for which New Marriott charged $11 million in 1996. In addition, New Marriott provides and distributes food and supplies to HM Services, for which New Marriott charged $77 million in 1996, and (prior to the special dividend) $65 million in 1995 and $65 million in 1994.

                             NEW MARRIOTT MI, INC.

  New Marriott also provides certain administrative services to Host Marriott (including the services provided to HM Services prior to the special dividend) for which New Marriott charged $19 million in 1996, $25 million in 1995 and $28 million in 1994, including reimbursements, pursuant to the Services Agreements.


PROPERTY AND EQUIPMENT

                                                                  1996    1995
                                                                 ------  ------
                                                                 (IN MILLIONS)
     Land....................................................... $  433  $  330
     Buildings and leasehold improvements.......................    847     380
     Furniture and equipment....................................    323     265
     Timeshare properties.......................................    335     218
     Construction in progress...................................    183      44
                                                                 ------  ------
                                                                  2,121   1,237
     Accumulated depreciation and amortization..................   (297)   (253)
                                                                 ------  ------
                                                                 $1,824  $  984
                                                                 ======  ======

  Property and equipment is recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest capitalized as a cost of property and equipment totaled $9 million in 1996, $8 million in 1995 and $4 million in 1994. Replacements and improvements that extend the useful life of property and equipment are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the asset life or lease term. Land with an aggregate book value of $264 million at January 3, 1997 is leased to certain partnerships affiliated with Host Marriott. Most of this land has been pledged to secure debt of these lessees. New Marriott has agreed to defer receipt of rentals on this land, if necessary, to permit the lessees to meet their debt service requirements.

ACQUISITIONS AND DISPOSITIONS

 Renaissance Hotel Group N.V.

  On March 29, 1997, New Marriott acquired substantially all of the outstanding common stock of Renaissance Hotel Group N.V. ("RHG"), an operator and franchisor of 150 hotels in 38 countries under the Renaissance, New World and Ramada International brands. The purchase cost, of approximately $937 million, was funded by the Company. The acquisition has been accounted for using the purchase method of accounting. The purchase cost has been allocated to the assets acquired and liabilities assumed based on estimated fair values, as follows;

                                                                     IN MILLIONS
                                                                     -----------
     Current assets.................................................    $ 144
     Hotel management, franchise and license agreements.............      380
     Other assets...................................................        7
     Current liabilities............................................     (117)
     Long-term debt.................................................     (140)
     Other long-term liabilities....................................     (123)
     Goodwill.......................................................      786
                                                                        -----
     Purchase cost..................................................    $ 937
                                                                        =====

  Goodwill is being amortized on a straight-line basis over 40 years. Amounts allocated to management and license agreements are being amortized on a straight-line basis over the lives of the agreements.

                             NEW MARRIOTT MI, INC.

  New Marriott's reported results of operations include RHG's operating results from the date of acquisition. Summarized below are the unaudited pro forma combined results of operations of New Marriott, as if RHG had been acquired at the beginning of the respective periods (in millions).

                                           THIRTY-SIX    THIRTY-SIX  FIFTY-THREE
                                           WEEKS ENDED  WEEKS ENDED  WEEKS ENDED
                                          SEPTEMBER 12, SEPTEMBER 6, JANUARY 3,
                                              1997          1996        1997
                                          ------------- ------------ -----------
     Sales...............................    $6,376        $5,430      $8,123
                                             ======        ======      ======
     Net income..........................    $  222        $  170      $  242
                                             ======        ======      ======

  Pro forma net income includes an adjustment for interest expense of $12 million, $37 million and $53 million for the 36 weeks ended September 12, 1997, 36 weeks ended September 6, 1996 and 53 weeks ended January 3, 1997 respectively as if the acquisition borrowings had been incurred by New Marriott. Amortization expense reflects the impact of the excess of the purchase price over the net tangible assets acquired. The unaudited pro forma combined results of operations do not reflect New Marriott's expected future results of operations.

  Dr. Henry Cheng Kar-Shun is the Managing Director of New World Development Company Limited ("New World Development") and, together with his family and affiliated corporations, owns or otherwise controls approximately 35 percent of New World Development's common stock. Effective June 1, 1997, Dr. Cheng was appointed to the Company's Board of Directors. Dr. Cheng, New World and their affiliates own all or a portion of 87 hotels that are operated by New Marriott and, prior to New Marriott's acquisition of RHG, owned a majority of RHG common stock. New World Development and other affiliates of Dr. Cheng have indemnified RHG, its subsidiaries and New Marriott for certain lease, debt, guarantee and other obligations in connection with the formation of RHG as a hotel management company in 1995.

 Certain Property Sales

  During 1996, New Marriott sold and leased back four senior living communities. The excess of the sales price over the net book value of $9 million will be recognized as a reduction of rent expense over the 20-year initial lease terms.

  On April 3, 1997, New Marriott agreed to sell and leaseback, under long-term, limited-recourse leases, 14 limited service hotels for approximately $149 million in cash. Concurrently, New Marriott agreed to pay security deposits of $15 million, which will be refunded upon expiration of the leases. These operating leases have initial terms of 17 years, and are renewable at the option of New Marriott. By September 12, 1997, sales of 10 of these hotels had closed, resulting in an $18 million excess of the sales price over the net book value, which will be recognized as a reduction of rent expense over the 17-year initial lease terms. On October 10, 1997, New Marriott agreed to, in the future, sell and leaseback, under long-term limited-recourse leases, another nine limited service hotels for approximately $129 million in cash. Concurrently, the Company agreed to pay security deposits of $13 million, which will be refunded upon expiration of the leases. These operating leases have initial terms of 15 years and are renewable at the option of New Marriott. Upon closing of the sales of these hotels, any excess of the sales price over the net book value will be recognized as a reduction of rent expense over the 15-year initial lease terms.

                             NEW MARRIOTT MI, INC.

  On April 11, 1997, New Marriott sold five senior living communities for cash consideration of approximately $79 million. On September 12, 1997, New Marriott agreed to sell another seven senior living communities for cash consideration of approximately $93 million. The sales of two of these properties closed on September 12, 1997. New Marriott will continue to operate all of these communities under long-term management agreements.

 Forum Group, Inc.

  On March 25, 1996, New Marriott acquired all of the outstanding shares of common stock of Forum Group, Inc. ("Forum"), an operator of 43 senior living communities, 34 of which were owned or partially owned by Forum, for total cash consideration of approximately $303 million. The acquisition by New Marriott was funded by the Company, and has been accounted for using the purchase method of accounting. The purchase cost has been allocated to the assets acquired and liabilities assumed based on estimated fair values, as follows;

                                                                     IN MILLIONS
                                                                     -----------
      Current assets................................................    $  40
      Property and equipment........................................      531
      Other assets..................................................       29
      Current liabilities...........................................      (45)
      Long-term debt................................................     (363)
      Other long-term liabilities...................................      (58)
      Goodwill......................................................      169
                                                                        -----
      Purchase cost.................................................    $ 303
                                                                        =====

The excess of New Marriott's investment in Forum over the fair value of Forum's identifiable net tangible and intangible assets of approximately $169 million is being amortized over 35 years. New Marriott's results of operations include Forum from the date of acquisition.

  Unaudited pro forma sales of New Marriott for 1996 and 1995, as if Forum had been acquired at the beginning of the respective fiscal years were $7,316 million and $6,444 million. Unaudited pro forma net income of New Marriott for 1996 and 1995, as if Forum had been acquired at the beginning of the respective fiscal years was $267 million and $215 million.

  Pro forma net income includes an adjustment for interest expense of $4 million and $25 million for 1996 and 1995, respectively, as if the acquisition had been funded with New Marriott borrowings. Depreciation and amortization expense, included in pro forma net income, reflects the impact of the revaluation of property, plant and equipment to its estimated fair value and the excess of the purchase price over the net tangible assets acquired.

  On June 21, 1997, New Marriott sold 29 retirement communities acquired as part of the Forum acquisition, to Host Marriott for approximately $550 million, including approximately $87 million to be received as expansions at certain communities are completed resulting in no gain or loss. The $463 million received at closing, which is subject to adjustment based on finalization of working capital levels at the properties, was comprised of $205 million in cash, $187 million of outstanding debt, $50 million of notes receivable due in 12 months, and $21 million of notes receivable due January 1, 2001. The notes receivable from Host Marriott bear interest at nine percent. Under the terms of sale, Host Marriott purchased all of the common stock of Forum which, at the time of the sale, included the 29 communities, certain working capital and associated debt. New Marriott will continue to operate these communities under long-term management agreements.

                             NEW MARRIOTT MI, INC.

 The Ritz-Carlton Hotel Company LLC

  On April 24, 1995, New Marriott acquired a 49 percent beneficial ownership interest in The Ritz-Carlton Hotel Company LLC, which owns the management agreements on the Ritz-Carlton hotels and resorts, the licenses for the Ritz-Carlton trademarks and trade name as well as miscellaneous assets. The investment was acquired for a total consideration of approximately $200 million. New Marriott expects to acquire the remaining 51 percent over the next several years. The investment in The Ritz-Carlton Hotel Company LLC is accounted for using the equity method of accounting.

  The excess of New Marriott's investment in The Ritz-Carlton Hotel Company LLC over its share of the net tangible assets is being amortized over 25 years. New Marriott's income from The Ritz-Carlton Hotel Company LLC is included in lodging operating profit in the accompanying combined statement of income. New Marriott received distributions of $20 million and $6 million in 1996 and 1995, respectively, from its investment in The Ritz-Carlton Hotel Company LLC. Such amounts were based upon an annual, cumulative preferred return on invested capital.

 Note Sales

  New Marriott periodically sells, with limited recourse, notes receivable originated by Marriott Vacation Club International in connection with the sale of timesharing intervals. Net proceeds from these transactions totaled $148 million in 1996 and $83 million in 1994. At January 3, 1997 the unpaid balance of all timeshare notes sold with limited recourse was $244 million. Additionally, during 1996, New Marriott sold, without recourse, $113 million of first mortgage loans on Marriott lodging and senior living properties.

INTANGIBLE ASSETS

                                                                  1996    1995
                                                                 ------  ------
                                                                 (IN MILLIONS)
   Hotel management and franchise agreements.................... $  178  $  149
   Goodwill.....................................................    184      16
   Other........................................................     30       8
                                                                 ------  ------
                                                                    392     173
   Accumulated amortization.....................................    (59)    (47)
                                                                 ------  ------
                                                                 $  333  $  126
                                                                 ======  ======

  Intangible assets increased by $1,138 million in the 36 weeks ended September 12, 1997, principally as a result of the acquisition of RHG.

  Intangible assets are amortized on a straight-line basis over periods of three to 40 years. Amortization expense totaled $12 million in 1996, $6 million in 1995 and $5 million in 1994.

INCOME TAXES

  Total deferred tax assets and liabilities as of January 3, 1997 and December 29, 1995, were as follows:

                                                                  1996    1995
                                                                 ------  ------
                                                                 (IN MILLIONS)
   Gross deferred tax assets.................................... $  389  $  336
   Valuation allowance..........................................    (12)     -
                                                                 ------  ------
   Net deferred tax assets......................................    377     336
   Deferred tax liabilities.....................................   (292)   (237)
                                                                 ------  ------
   Net deferred taxes........................................... $   85  $   99
                                                                 ======  ======

                             NEW MARRIOTT MI, INC.

  The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of January 3, 1997 and December 29, 1995 follows:

                                                                1996     1995
                                                               -------  ------
                                                               (IN MILLIONS)
   Self-insurance............................................. $   103  $  104
   Employee benefits..........................................     106     106
   Deferred income............................................      15      16
   Other reserves.............................................      25      20
   Frequent stay programs.....................................      78      63
   Partnership interests......................................     (37)    (32)
   Property and equipment.....................................    (118)    (88)
   Finance leases.............................................     (25)    (18)
   Other, net.................................................     (62)    (72)
                                                               -------  ------
   Net deferred taxes......................................... $    85  $   99
                                                               =======  ======

  New Marriott utilized $19 million of alternative minimum tax credit carryforwards during 1995.

  No provision for U.S. income taxes, or additional foreign taxes, has been made on the cumulative unremitted earnings of non-U.S. subsidiaries ($38 million as of January 3, 1997) because management considers these earnings to be permanently invested. These earnings could become subject to additional taxes if remitted as dividends, loaned to New Marriott or a U.S. affiliate, or if New Marriott sells its interests in the affiliates. It is not practicable to estimate the amount of additional taxes which might be payable on the unremitted earnings.

  The provision for income taxes consists of:

                                                                 1996 1995  1994
                                                                 ---- ----  ----
                                                                 (IN MILLIONS)
   Current--Federal............................................  $102 $ 46  $ 43
      --State..................................................    21   16    20
      --Foreign................................................    13   15    15
                                                                 ---- ----  ----
                                                                  136   77    78
                                                                 ---- ----  ----
   Deferred--Federal...........................................    24   57    34
      --State..................................................     4   10     1
      --Foreign................................................     1   (2)   -
                                                                 ---- ----  ----
                                                                   29   65    35
                                                                 ---- ----  ----
                                                                 $165 $142  $113
                                                                 ==== ====  ====

  The current tax provision does not reflect the benefit attributable to New Marriott relating to the exercise of employee stock options of the Company of $27 million in 1996, $20 million in 1995 and $16 million in 1994.

  A reconciliation of the U.S. statutory tax rate to New Marriott's effective income tax rate follows:

                                                               1996  1995  1994
                                                               ----  ----  ----
   U.S. statutory tax rate.................................... 35.0% 35.0% 35.0%
   State income taxes, net of U.S. tax benefit................  4.0   4.8   4.8
   Corporate-owned life insurance............................. (0.8) (1.3)   -
   Tax credits................................................ (2.2) (1.5) (0.7)
   Goodwill amortization......................................  0.6   0.2   0.3
   Other, net.................................................  1.4   2.2   1.7
                                                               ----  ----  ----
     Effective rate........................................... 38.0% 39.4% 41.1%
                                                               ====  ====  ====

                             NEW MARRIOTT MI, INC.

  Cash paid for income taxes, net of refunds, was $131 million in 1996, $123 million in 1995 and $119 million in 1994.

  As part of the Spinoff, SMS and New Marriott will enter into a tax sharing agreement which reflects each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state or other taxes relating to the business of the Company and New Marriott prior to the Spinoff. The tax sharing agreement also will express each party's intention with respect to certain tax attributes of New Marriott after the Spinoff.

  New Marriott is included in the consolidated federal income tax return of the Company. The income tax provision reflects the portion of the Company's historical income tax provision attributable to the operations of New Marriott. Management believes the income tax provision, as reflected, is comparable to what the income tax provision would have been if New Marriott had filed a separate return during the periods presented.

LEASES

  Summarized below are New Marriott's future obligations under leases at January 3, 1997:

                                                               CAPITAL OPERATING
   FISCAL YEAR                                                 LEASES   LEASES
   -----------                                                 ------- ---------
                                                                 (IN MILLIONS)
   1997.......................................................   $ 4    $  110
   1998.......................................................     3       108
   1999.......................................................     2       105
   2000.......................................................     2       102
   2001.......................................................     1        99
   Thereafter.................................................    14     1,016
                                                                 ---    ------
   Total minimum lease payments...............................    26    $1,540
                                                                        ======
   Less amount representing interest..........................    13
                                                                 ---
   Present value of minimum lease payments....................   $13
                                                                 ===

  Most leases contain one or more renewal options, generally for five or 10 year periods.

  Rent expense consists of:

                                                                  1996 1995 1994
                                                                  ---- ---- ----
                                                                  (IN MILLIONS)
   Minimum rentals............................................... $110 $102 $101
   Additional rentals............................................  133  102  131
                                                                  ---- ---- ----
                                                                  $243 $204 $232
                                                                  ==== ==== ====

                             NEW MARRIOTT MI, INC.

LONG-TERM DEBT

  Long-term debt at January 3, 1997 and December 29, 1995, consisted of the following:

                                                                 1996   1995
                                                                ------ ------
                                                                (IN MILLIONS)
   Secured debt, average interest rate of 7.2% at January 3,
    1997
     maturing through 2020..................................... $  283 $   82
   Unsecured debt:
     Endowment deposits (non-interest bearing).................    107     98
     Other.....................................................      1      2
   Capital lease obligations...................................     13      9
                                                                ------ ------
                                                                   404    191
   Less current portion........................................     20     11
                                                                ------ ------
                                                                $  384 $  180
                                                                ====== ======

  Subsequent to the Spinoff, New Marriott expects to enter into a bank revolving credit facility in the range of $1.5 billion under commercially competitive terms.

  The 1996 combined statement of cash flows excludes $363 million of Forum debt (including capital leases) at the date of acquisition by New Marriott. Non-recourse debt assumed in 1995 of $77 million and retired in 1996 of $29 million, is not reflected in the statement of cash flows.

  Assets with a net book value of $377 million have been pledged or mortgaged to secure debt of New Marriott.

  Aggregate debt maturities, excluding capital lease obligations, are: 1997-- $16 million; 1998--$72 million; 1999--$39 million; 2000--$56 million; 2001--
$13 million and $196 million thereafter.

  Cash paid for interest was $19 million in 1996, $2 million in 1995 and $3 million in 1994.

CONVERTIBLE SUBORDINATED DEBT

  On March 25, 1996, $540 million (principal amount at maturity) of zero coupon convertible subordinated debt in the form of LYONs due 2011 was issued. Each $1,000 LYON is convertible at any time, at the option of the holder, into
8.76 shares of the Company's common stock. The LYONs were issued at a discount representing a yield to maturity of 4.25 percent. New Marriott records the LYONs at the discounted amount with accretion recorded as interest expense. Gross proceeds from the LYONs issuance were $288 million.

  At the option of the holder, New Marriott may be required to repurchase each LYON on March 25, 1999, or March 25, 2006, for $603.71 or $810.36 per LYON,
respectively. In such event, New Marriott may elect to purchase the LYONs for cash, common stock, or any combination thereof.

  The LYONs are redeemable by the obligor at any time on or after March 25, 1999, for cash equal to the issue price plus accrued original issue discount. The LYONs are expressly subordinated to the Company's $1.1 billion of Senior Indebtedness, including guarantees, as defined in the indenture governing the LYONs. Upon consummation of the Spinoff, each LYON will be convertible into
8.76 shares of New Marriott's Common Stock, 8.76 shares of New Marriott's Class A Common Stock and 2.19 shares of SMS's common stock (after giving effect to a one-for-four reverse stock split).

                             NEW MARRIOTT MI, INC.

INVESTMENTS AND NET ADVANCES FROM MARRIOTT INTERNATIONAL, INC.

  The following is an analysis of the Company's investment in New Marriott.

                                                      (IN MILLIONS)
                                            ----------------------------------
                                            SEPTEMBER 12,
                                                1997       1996    1995  1994
                                            ------------- ------  ------ -----
                                             (UNAUDITED)
Balance at beginning of year or period.....    $1,444     $1,251  $  763 $ 715
Net income.................................       226        270     219   162
Net cash transactions with the Company.....       535       (132)    215  (176)
Employee stock plan issuance and other.....       201         55      54    62
                                               ------     ------  ------ -----
Balance at end of year or period...........    $2,406     $1,444  $1,251 $ 763
                                               ======     ======  ====== =====

EMPLOYEE STOCK PLANS

  Under the Company's 1996 comprehensive stock plan ("Comprehensive Plan"), the Company may award to participating New Marriott employees (i) options to purchase the Company's common stock ("Stock Option Program"), (ii) deferred shares of the Company's common stock and (iii) restricted shares of the Company's common stock. In addition, the Company has an employee stock purchase plan ("Stock Purchase Plan") in which New Marriott employees may participate. In accordance with the provisions of Opinion No. 25 of the Accounting Principles Board, no compensation cost is recognized for the Stock Option Program or the Stock Purchase Plan.

  Deferred shares granted to officers and key employees under the Comprehensive Plan generally vest over 10 years in annual installments commencing one year after the date of grant. Certain employees may elect to defer receipt of shares until termination or retirement. New Marriott accrues compensation expense for the fair market value of the shares on the date of grant, less estimated forfeitures. During 1996, the Company awarded 359,549 deferred shares to New Marriott employees under this plan. Compensation cost recognized during 1996 was $8 million.

  Restricted shares under the Comprehensive Plan are issued to officers and key employees and distributed over a number of years in annual installments, subject to certain prescribed conditions including continued employment. New Marriott recognizes compensation expense for the restricted shares over the restriction period equal to the fair market value of the shares on the date of issuance. During 1996, the Company awarded 168,500 deferred shares to New Marriott employees under this plan. Compensation cost recognized during 1996 was $2 million.

  Under the Stock Purchase Plan, eligible employees may purchase Company common stock through payroll deductions at the lower of market value at the beginning or end of each plan year.

  Employee stock options may be granted to officers and key employees at not less than fair market value on the date of grant. Nonqualified options expire up to 15 years after the date of grant. Most options are exercisable in cumulative installments of one-fourth at the end of each of the first four years following the date of grant.

  For purposes of the following disclosures required by FAS No. 123, "Accounting for Stock-Based Compensation", the fair value of each option granted has been estimated on the date of grant using the Black-Scholes option-pricing model, with the following assumptions used for grants in 1996 and 1995: annual dividends consistent with the Company's current dividend policy, which resulted in payments of $0.32 in 1996 and $0.28 in 1995; expected volatility of 25 percent in 1996 and 26 percent in 1995; risk-free interest rate of 6.1 percent in 1996 and 5.9 percent in 1995; and expected life of seven years. The weighted-average fair value of each option granted during 1996 was $19. Pro forma compensation cost for 1996 and 1995 awards under the Stock Option

                             NEW MARRIOTT MI, INC.

Program and 1996 and 1995 employee purchases pursuant to the Stock Purchase Plan, recognized in accordance with FAS No. 123, would reduce New Marriott's net income from $270 million to $261 million in 1996, and from $219 million to $216 million in 1995. Since the pro forma compensation cost for the Stock Option Program is recognized over the four-year vesting period, the foregoing pro forma reductions in New Marriott's net income are not representative of anticipated amounts in future years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  The fair values of noncurrent financial assets and liabilities and other financial instruments are shown below. The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts.

                                                      1996           1995
                                                 -------------- --------------
                                                 CARRYING FAIR  CARRYING FAIR
                                                  AMOUNT  VALUE  AMOUNT  VALUE
                                                 -------- ----- -------- -----
                                                         (IN MILLIONS)
Notes and other receivable......................   $479   $479    $519   $520
Long-term debt, convertible subordinated debt
 and other long-term liabilities................    674    631     111     64

  Notes and other receivable are valued based on the expected future cash flows discounted at risk adjusted rates. Valuations for long-term debt, convertible subordinated debt and other long-term liabilities are determined based on quoted market prices or expected future payments discounted at risk adjusted rates.

  The Company has guaranteed to lenders and other third parties the performance of certain affiliates in connection with financing transactions and other obligations. These guarantees are limited, in the aggregate, to $331 million and $205 million (including the Company Guarantees of $193 million and $126 million) at January 3, 1997 and September 12, 1997, respectively, with expected funding of zero. As of January 3, 1997 and September 12, 1997, the Company's unfunded mortgage loan commitments to unaffiliated owners of lodging and senior living properties aggregated approximately $141 million and $132 million, respectively. Letters of credit outstanding at January 3, 1997 and September 12, 1997, totaled $153 million and $138 million, respectively. New World and another affiliate of Dr. Cheng have severally indemnified the Company for loan guarantees with a maximum funding of $18 million and guarantees by RHG of leases with minimum annual payments of approximately $59 million. The fair values of such guarantees, letters of credit and commitments are immaterial. Upon consummation of the Spinoff, New Marriott will replace SMS as guarantor or obligor under these guarantees and commitments, or will indemnify SMS in respect of them.

                             NEW MARRIOTT MI, INC.

BUSINESS SEGMENTS

                                                            1996   1995   1994
                                                           ------ ------ ------
                                                              (IN MILLIONS)
Identifiable assets
  Lodging................................................. $2,414 $2,329 $1,595
  Contract Services.......................................  1,279    377    305
  Corporate...............................................    505    473    501
                                                           ------ ------ ------
                                                           $4,198 $3,179 $2,401
                                                           ====== ====== ======
Capital expenditures
  Lodging................................................. $  158 $   76 $   40
  Contract Services.......................................    122     44     40
  Corporate...............................................     13      7      6
                                                           ------ ------ ------
                                                           $  293 $  127 $   86
                                                           ====== ====== ======
Depreciation and amortization
  Lodging................................................. $   55 $   45 $   37
  Contract Services.......................................     24     11     10
  Corporate...............................................     10     11      9
                                                           ------ ------ ------
                                                           $   89 $   67 $   56
                                                           ====== ====== ======

  New Marriott is a diversified hospitality company with operations in two business segments: Lodging, which operates and franchises lodging properties under ten brand names, and operates vacation timesharing resorts; and Contract Services, consisting of the development, ownership and operation of senior living communities and wholesale food distribution.

  The results of operations of New Marriott's business segments are reported in the combined statement of income. Segment operating expenses include selling, general and administrative expenses directly related to the operations of the businesses, aggregating $446 million in 1996, $380 million in 1995 and $339 million in 1994.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of International Catering Corporation and Sodexho Financiere du Canada, Inc.:

  In our opinion, the accompanying combined consolidated balance sheet and the related combined consolidated statements of operations, of cash flows and of stockholder's equity present fairly, in all material respects, the financial position of International Catering Corporation ("ICC") and Sodexho Financiere du Canada, Inc. ("Sodexho Canada") and their subsidiaries (collectively, "Sodexho North America") at August 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Sodexho North America's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Boston, Massachusetts
October 15, 1997

                             SODEXHO NORTH AMERICA

             (WHOLLY OWNED SUBSIDIARIES OF SODEXHO ALLIANCE, S.A.)

                      COMBINED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                               THREE MONTHS YEAR ENDED AUGUST
                                                  ENDED            31,
                                               NOVEMBER 30, ------------------
                                                   1997       1997      1996
                                               ------------ --------  --------
                                               (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................   $ 21,845   $ 22,809  $ 21,086
  Accounts and notes receivable, net of
   allowance for doubtful accounts of $2,847,
   $2,420 and $2,403, respectively............    113,350     84,423    74,432
  Inventories.................................     14,548     14,478    12,320
  Deferred taxes..............................      6,836      6,793     7,947
  Other.......................................      3,026      2,964     3,662
                                                 --------   --------  --------
    Total current assets......................    159,605    131,467   119,447
Property and equipment........................     24,357     24,352    25,957
Intangible assets.............................     93,788     96,782   104,616
Deferred taxes................................        678        681        -
Other assets..................................     29,509     26,105    14,584
                                                 --------   --------  --------
                                                 $307,937   $279,387  $264,604
                                                 ========   ========  ========
     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt...........   $ 14,710   $ 14,711  $ 12,769
  Line of credit..............................      1,000      6,000        -
  Accounts payable............................     80,519     59,100    54,101
  Accrued payroll and benefits................     26,550     25,064    20,673
  Accrued insurance...........................      5,304      6,244     4,662
  Other payables and accruals.................     33,665     26,324    22,431
                                                 --------   --------  --------
    Total current liabilities.................    161,748    137,443   114,636
Long-term debt................................     66,387     66,714    81,427
Accrued insurance.............................      7,028      8,337     8,646
Deferred taxes................................         -          -        309
                                                 --------   --------  --------
    Total liabilities.........................    235,163    212,494   205,018
Commitments and contingencies
Stockholder's equity:
  Common stock................................      6,838      6,838     6,838
  Additional paid-in capital..................     53,844     53,844    53,844
  Cumulative foreign currency translation.....       (288)      (186)      (90)
  Retained earnings (accumulated deficit).....     12,380      6,397    (1,006)
                                                 --------   --------  --------
    Total stockholder's equity................     72,774     66,893    59,586
                                                 --------   --------  --------
                                                 $307,937   $279,387  $264,604
                                                 ========   ========  ========

                             SODEXHO NORTH AMERICA
             (WHOLLY OWNED SUBSIDIARIES OF SODEXHO ALLIANCE, S.A.)

                 COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                     YEAR ENDED AUGUST 31,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
Revenues.......................................... $881,925  $834,003  $598,533
Operating expenses
  Cost of sales and operating expenses............  751,184   705,453   523,633
  Selling, general and administrative expenses....   91,639    92,993    55,745
  Depreciation and amortization...................   19,068    19,864    13,801
                                                   --------  --------  --------
                                                    861,891   818,310   593,179
                                                   --------  --------  --------
Operating income..................................   20,034    15,693     5,354
Interest expense..................................   (7,187)   (7,438)   (5,373)
Other income......................................      295       214       269
                                                   --------  --------  --------
Income before income taxes........................   13,142     8,469       250
Provision for income taxes........................   (5,739)   (3,632)     (643)
                                                   --------  --------  --------
Net income (loss)................................. $  7,403  $  4,837  $   (393)
                                                   ========  ========  ========

                             SODEXHO NORTH AMERICA
             (WHOLLY OWNED SUBSIDIARIES OF SODEXHO ALLIANCE, S.A.)

                 COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                              NOVEMBER 30,
                                                           --------------------
                                                             1997       1996
                                                           ---------  ---------
Revenues..................................................  $264,794   $240,263
Operating expenses
  Cost of sales and operating expenses....................   220,913    201,914
  Selling, general and administrative expenses............    26,469     23,130
  Depreciation and amortization...........................     5,931      4,842
                                                           ---------  ---------
                                                             253,313    229,886
                                                           ---------  ---------
Operating income..........................................    11,481     10,377
Interest expense..........................................    (1,659)    (1,790)
Other income..............................................       631        468
                                                           ---------  ---------
Income before income taxes................................    10,453      9,055
Provision for income taxes................................    (4,470)    (3,866)
                                                           ---------  ---------
Net income ............................................... $   5,983  $   5,189
                                                           =========  =========

                             SODEXHO NORTH AMERICA
             (WHOLLY OWNED SUBSIDIARIES OF SODEXHO ALLIANCE, S.A.)

                 COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED AUGUST 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  ---------  -------
Operating activities:
  Net income (loss).............................. $  7,403  $   4,837  $  (393)
    Adjustments to reconcile to cash provided by
     operations:
      Depreciation and amortization..............   19,068     19,864   13,801
      (Gain) loss on sale of property and
       equipment.................................     (228)      (112)      99
      Deferred income taxes......................      151       (442)  (2,312)
Working capital changes:
  Accounts and notes receivable..................   (9,105)   (15,028)    (943)
  Inventories....................................   (2,176)      (222)     131
  Other assets...................................  (15,604)    (4,281)    (909)
  Accounts payable and accrued expenses..........   14,650     12,957    6,978
                                                  --------  ---------  -------
Cash provided by operating activities............   14,159     17,573   16,452
                                                  --------  ---------  -------
Investing activities:
  Capital expenditures...........................   (6,594)    (9,191)  (6,975)
  Dispositions of property and equipment.........      943      2,070      315
  Cash and cash equivalents acquired during the
   period........................................       -          -     7,435
                                                  --------  ---------  -------
  Cash (used by) provided by investing
   activities....................................   (5,651)    (7,121)     775
                                                  --------  ---------  -------
Financing activities:
  Dividends paid.................................       -      (3,200)  (2,150)
  Advance on line of credit......................    6,000         -        -
  Issuances of long-term debt....................       -     102,202       -
  Repayments of long-term debt...................  (12,768)  (113,126)  (5,237)
                                                  --------  ---------  -------
  Cash used by financing activities..............   (6,768)   (14,124)  (7,387)
                                                  --------  ---------  -------
Effect of exchange rate changes on cash..........      (17)       (11)      -
Net increase (decrease) in cash and cash
 equivalents.....................................    1,723     (3,683)   9,840
Cash and cash equivalents at beginning of
 period..........................................   21,086     24,769   14,929
                                                  --------  ---------  -------
Cash and cash equivalents at end of period....... $ 22,809  $  21,086  $24,769
                                                  ========  =========  =======
Supplemental cash flow information:
  Cash paid during the period for:
    Interest..................................... $  7,153  $  10,803  $ 1,840
    Income taxes, net of refund.................. $  5,375  $   1,715  $ 2,957

                             SODEXHO NORTH AMERICA
             (WHOLLY OWNED SUBSIDIARIES OF SODEXHO ALLIANCE, S.A.)

                 COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                          THREE MONTHS ENDED
                                                             NOVEMBER 30,
                                                          --------------------
                                                            1997       1996
                                                          ---------  ---------
Operating activities:
  Net income............................................. $   5,983  $   5,189
    Adjustments to reconcile to cash provided by
     operations:
      Depreciation and amortization......................     5,930      4,842
      Gain on sale of property and equipment.............        (3)       (99)
Working capital changes:
  Accounts and notes receivable..........................   (28,916)   (33,502)
  Inventories............................................       (98)    (2,136)
  Other assets...........................................    (4,810)    (3,841)
  Accounts payable and accrued expenses..................    28,136     61,961
                                                          ---------  ---------
Cash provided by operating activities....................     6,222     32,414
                                                          ---------  ---------
Investing activities:
  Capital expenditures...................................    (1,975)      (479)
  Dispositions of property and equipment.................       135        260
                                                          ---------  ---------
  Cash used by investing activities......................    (1,840)      (219)
                                                          ---------  ---------
Financing activities:
  Payments on line of credit.............................    (5,000)        -
  Repayments of long-term debt...........................      (324)      (334)
                                                          ---------  ---------
  Cash used by financing activities......................    (5,324)      (334)
                                                          ---------  ---------
Effect of exchange rate changes on cash..................       (22)         3
Net (decrease) increase in cash and cash equivalents.....      (964)    31,864
Cash and cash equivalents at beginning of period.........    22,809     19,959
                                                          ---------  ---------
Cash and cash equivalents at end of period............... $  21,845  $  51,823
                                                          =========  =========
Supplemental cash flow information:
  Cash paid during the period for:
    Interest............................................. $     355  $      -
    Income taxes, net of refund.......................... $     839  $     133

                             SODEXHO NORTH AMERICA
             (WHOLLY OWNED SUBSIDIARIES OF SODEXHO ALLIANCE, S.A.)

            COMBINED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                             COMMON STOCK              RETAINED   CUMULATIVE
                          ------------------           EARNINGS     FOREIGN       TOTAL
                          OUTSTANDING  PAR   PAID-IN (ACCUMULATED  CURRENCY   STOCKHOLDER'S
                            SHARES    VALUE  CAPITAL   DEFICIT)   TRANSLATION    EQUITY
                          ----------- ------ ------- ------------ ----------- -------------
ICC
Balance, August 31,
 1994...................  10,417,000  $   -  $30,781   $ 2,062       $  -        $32,843
Contributed capital.....          -       -   22,840        -           -         22,840
Cash dividend declared..          -       -       -     (2,150)         -         (2,150)
Net loss................          -       -       -       (819)         -           (819)
                          ----------  ------ -------   -------       -----       -------
Balance, August 31,
 1995...................  10,417,000      -   53,621      (907)         -         52,714
                          ----------  ------ -------   -------       -----       -------
SODEXHO CANADA
Balance, August 31,
 1994...................      90,238   6,838     223    (2,162)        (58)        4,841
Cumulative foreign
 currency translation
 gain...................          -       -       -         -          368           368
Net income..............          -       -       -        426          -            426
                          ----------  ------ -------   -------       -----       -------
Balance, August 31,
 1995...................      90,238   6,838     223    (1,736)        310         5,635
                          ----------  ------ -------   -------       -----       -------
Combined balances,
 August 31, 1995........  10,507,238  $6,838 $53,844   $(2,643)      $ 310       $58,349
                          ==========  ====== =======   =======       =====       =======
ICC
Balance, August 31,
 1995...................  10,417,000      -   53,621      (907)         -         52,714
Cash dividend declared..          -       -       -     (3,200)         -         (3,200)
Net income..............          -       -       -      4,508          -          4,508
                          ----------  ------ -------   -------       -----       -------
Balance, August 31,
 1996...................  10,417,000      -   53,621       401          -         54,022
                          ----------  ------ -------   -------       -----       -------
SODEXHO CANADA
Balance, August 31,
 1995...................      90,238   6,838     223    (1,736)        310         5,635
Cumulative foreign
 currency translation
 loss...................          -       -       -         -         (400)         (400)
Net income..............          -       -       -        329          -            329
                          ----------  ------ -------   -------       -----       -------
Balance, August 31,
 1996...................      90,238   6,838     223    (1,407)        (90)        5,564
                          ----------  ------ -------   -------       -----       -------
Combined balances,
 August 31, 1996........  10,507,238  $6,838 $53,844   $(1,006)      $ (90)      $59,586
                          ==========  ====== =======   =======       =====       =======
ICC
Balance, August 31,
 1996...................  10,417,000      -   53,621       401          -         54,022
Net income..............                                 7,125                     7,125
                          ----------  ------ -------   -------       -----       -------
Balance, August 31,
 1997...................  10,417,000      -   53,621     7,526          -         61,147
                          ----------  ------ -------   -------       -----       -------
SODEXHO CANADA
Balance, August 31,
 1996...................      90,238   6,838     223    (1,407)        (90)        5,564
Cumulative foreign
 currency translation
 loss...................          -       -       -         -          (96)          (96)
Net income..............          -       -       -        278                       278
                          ----------  ------ -------   -------       -----       -------
Balance, August 31,
 1997...................      90,238   6,838     223    (1,129)       (186)        5,746
                          ----------  ------ -------   -------       -----       -------
Combined balances,
 August 31, 1997........  10,507,238  $6,838 $53,844   $ 6,397       $(186)      $66,893
                          ==========  ====== =======   =======       =====       =======
ICC
Balance, August 31,
 1997...................  10,417,000      -   53,621     7,526          -         61,147
Net income..............          -       -       -      5,694          -          5,694
                          ----------  ------ -------   -------       -----       -------
Balance, November 30,
 1997...................  10,417,000      -   53,621    13,220          -         66,841
                          ----------  ------ -------   -------       -----       -------
SODEXHO CANADA
Balance, August 31,
 1997...................      90,238   6,838     223    (1,129)       (186)        5,746
Cumulative foreign
 currency translation
 loss...................          -       -       -         -         (102)         (102)
Net income..............          -       -       -        289                       289
                          ----------  ------ -------   -------       -----       -------
Balance, November 30,
 1997...................      90,238   6,838     223      (840)       (288)        5,933
                          ----------  ------ -------   -------       -----       -------
Combined balances,
 November 30, 1997......  10,507,238  $6,838 $53,844   $12,380       $(288)      $72,774
                          ==========  ====== =======   =======       =====       =======

                             SODEXHO NORTH AMERICA
             (WHOLLY OWNED SUBSIDIARIES OF SODEXHO ALLIANCE, S.A.)

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OPERATIONS

 Description of Operations and Principles of Combination and Consolidation

  The combined consolidated financial statements include the consolidated accounts of ICC and subsidiaries and Sodexho Canada and subsidiaries, which are wholly owned by Sodexho Alliance, S.A. ("Sodexho"). All material intercompany accounts and transactions between the entities in Sodexho North America have been eliminated in combination and consolidation. Sodexho North America is primarily engaged in providing contract food, catering and housekeeping services in health care, educational, business and industrial facilities throughout the United States and Canada.

 Interim Period Financial Statements

  The combined consolidated interim financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. Sodexho North America believes the disclosures made are adequate to make the interim financial information presented not misleading.

  In the opinion of management, the accompanying combined consolidated interim financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of Sodexho North America as of November 30, 1997 and the results of operations and cash flows for the three months ended November 30, 1997 and 1996. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

 Acquisition of Gardner Merchant Holdings, Inc. and its Subsidiaries

  In September 1995, Sodexho transferred 100 percent of the outstanding shares of Gardner Merchant Holdings, Inc. and its subsidiaries ("GMH") to ICC. The transaction has been accounted for by ICC as a purchase as of February 1, 1995, the date of Sodexho's acquisition of the worldwide operations of Gardner Merchant, of which GMH was a wholly owned subsidiary. Accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values at that date. The purchase price of GMH was approximately $123.1 million, comprised of $71.0 million of debt with Sodexho, $29.3 million of debt with a bank, and $22.8 million of contributed capital.

  These financial statements reflect the operations of GMH from the date of acquisition.

  The following unaudited pro forma amounts (in thousands) summarize the effect of the business acquired as if the acquisition had occurred on September 1, 1994. This pro forma information is presented for informational purposes only. It is derived from historical information and does not purport to represent the actual results that may have occurred, nor is it necessarily indicative of future results of operations of the combined enterprises.

                             SODEXHO NORTH AMERICA

                                                                 AUGUST 31, 1995
                                                                 ---------------
                                                                   (UNAUDITED)
     Pro forma revenue..........................................    $781,940
     Pro forma net income.......................................    $    849

 Cash and Cash Equivalents

  Sodexho North America considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents of $684,000 and $4,874,000 at August 31, 1997 and 1996, respectively, consist primarily of overnight and term deposits. Included in accounts payable at August 31, 1997 and 1996 are amounts of $31,261,000 and $14,062,000, respectively, relating to cash book overdrafts.

 Inventories

  Inventories are stated at the lower of cost or market. The cost for the inventories was determined using the first-in, first-out ("FIFO") method.

 Client Investments

  Included in other assets are client investments, which represent amounts provided to clients at contract inception for the purchase of property and equipment pertaining to the contract and are amortized over the life of the related contract. When a contract terminates prior to its scheduled termination date, any unamortized client investment balance generally must be repaid by the customer to Sodexho North America.

 Property and Equipment

  Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. Buildings are depreciated over their estimated useful life of 20 years. Equipment, furniture and fixtures are depreciated over their estimated useful lives ranging from 3 to 8 years. Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful life, or lease term. Expenditures for maintenance and repairs are charged to expense as incurred.

 Intangibles

  Intangibles consist primarily of customer contracts, noncompete contracts, and goodwill. Customer contracts and noncompete contracts are amortized on a straight-line basis over the estimated remaining lives of the customer relationships ranging from 5 to 19 years. Goodwill represents the excess cost over the fair value of businesses acquired and is amortized on a straight-line basis over thirty years. The carrying value of goodwill and other intangibles is evaluated periodically as it relates to the operating performance and future undiscounted cash flows of each operating business acquired. Adjustments are made if the sum of expected future net cash flows is less than the net book value.

 Self Insurance

  Sodexho North America is self-insured for workers' compensation costs up to predetermined amounts above which third-party insurance applies. The self-insurance liability for workers' compensation totaling $11,358,000 and $11,035,000 at August 31, 1997 and 1996, respectively, was determined based on estimates of the ultimate settlement value of reported claims and of costs related to claims incurred but not reported.

                             SODEXHO NORTH AMERICA

 Interest-Rate Swap Agreements

  Sodexho North America has entered into interest-rate swap agreements in order to manage its exposure to interest-rate fluctuations. The swap agreements are contracts to exchange floating rate for fixed-rate interest payments periodically over the life of the agreements without the exchange of the underlying notional amounts. The notional amounts of interest-rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. In the unlikely event that a counterparty fails to meet the terms of an interest-rate swap agreement, Sodexho North America's exposure is limited to the interest rate differential on the notional amount. Sodexho North America does not anticipate nonperformance by any of the counterparties. The notional amounts are reduced as principal payments on the underlying debt are made. Net interest differentials to be paid or received related to interest-rate swap agreements are accrued and ultimately recognized as an adjustment to interest expense over the life of the agreements. The fair values of interest rate swap agreements are the estimated amounts that Sodexho North America would receive or pay to terminate the agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the counterparties.

 Common Stock

  During February 1996, ICC's Board of Directors approved an increase in the authorized common stock from 1,000 shares of common stock, no par value, to 10,820,000 shares of common stock, no par value, to enable ICC to effect a 10,417-for-1 stock split. All share data, including the 1996 stock option plan information, is stated to reflect the split. As described in the Stock Option Plans note, as of August 31, 1997, there were 403,000 shares reserved for issuance under the 1996 Stock Option Plan.

 Revenues

  Revenues are recognized at the time services are rendered or products delivered. Revenues include reimbursements for food and payroll costs incurred on behalf of customers under contracts in which Sodexho North America manages food service programs for a fee. Losses, if any, are provided for at the time management determines the cost will ultimately exceed contract revenue for the duration of the contract.

 Income Taxes

  Sodexho North America accounts for certain income and expense items differently for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse.

 Foreign Currency Translation

  In accordance with Statement of Financial Accounting Standards No. 52. "Foreign Currency Translation," the financial statements of Sodexho Canada are translated into U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders' equity at historical exchange rates. The resulting translation adjustment is recorded as a component of stockholders' equity.

 Fair Value of Financial Instruments

  The carrying amount of cash, cash equivalents, accounts receivable, line of credit, accounts payable, accrued payroll and benefits, accrued insurance and other payables and accruals approximates their fair value because of the short maturity of these financial instruments. The fair value of long-term instruments is estimated based on market values for similar instruments and approximates their carrying values at August 31, 1997 and 1996.

                             SODEXHO NORTH AMERICA

 Concentration of Credit Risk

  Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up Sodexho North America's customer base, thus spreading trade credit risk. In addition, Sodexho North America performs ongoing evaluations of customers' financial position. Sodexho North America does not require collateral and maintains reserves for potential uncollectible amounts which, in the aggregate, have not exceeded management expectations.

 Reclassifications

  Certain amounts in the prior year financial statements have been reclassified to conform with the current year's presentation.

 Stock-Based Compensation

  ICC applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option plans. Compensation expense determined under the methodology of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), for awards made during fiscal 1997 and 1996, is substantially the same as that recorded.

 Property and Equipment

  The components of property and equipment are summarized as follows:

                                                                  AUGUST 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
     Land...................................................... $ 4,683 $ 4,748
     Buildings and improvements................................  10,133  10,290
     Equipment, furniture and fixtures.........................  42,370  40,439
                                                                ------- -------
                                                                 57,186  55,477
     Less--accumulated depreciation............................  32,834  29,520
                                                                ------- -------
                                                                $24,352 $25,957
                                                                ======= =======

  Depreciation expense totaled $7,426,000, $7,684,000 and $4,861,000 for fiscal years 1997, 1996 and 1995, respectively.

 Intangible Assets

  The components of intangible assets are summarized as follows:

                                                                 AUGUST 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
     Customer contracts...................................... $ 98,316 $ 98,316
     Goodwill................................................   51,592   51,618
     Non-compete agreements..................................      509      509
                                                              -------- --------
                                                               150,417  150,443
     Less--accumulated amortization..........................   53,635   45,827
                                                              -------- --------
                                                              $ 96,782 $104,616
                                                              ======== ========

                             SODEXHO NORTH AMERICA

  Amortization expense of intangible assets totaled $7,827,000, $8,311,000 and $6,276,000 for fiscal years 1997, 1996 and 1995, respectively.

 Client Investments

  Included in other assets are client investments as follows:

                                                                 AUGUST 31,
                                                              -----------------
                                                                1997     1996
                                                              --------  -------
                                                               (IN THOUSANDS)
     Client investments...................................... $ 35,771  $21,562
     Accumulated amortization................................  (11,557)  (9,511)
                                                              --------  -------
                                                              $ 24,214  $12,051
                                                              ========  =======

  Amortization expense of client investments totaled $3,815,000, $3,869,000 and $2,664,000 for fiscal years 1997, 1996 and 1995, respectively.

 Borrowings and Letter of Credit Arrangements

  Borrowings are summarized as follows:

                                                                  AUGUST 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
ICC term loan, secured by accounts receivable of ICC, in the original principal amount of $5 million, bearing interest at a fixed rate of 7.21%, with principal payments of $312.50
 plus interest due quarterly through January 1, 1999..........  $ 1,875 $ 3,125
ICC term debt unsecured, in the original principal amount of
 $100.3 million, guaranteed by Sodexho, bearing interest at an adjusted LIBOR rate (6.38% and 6.84% at August 31, 1997 and
 1996, respectively) with principal payments of varying
 amounts plus interest due in semi-annual installments through
 February 26, 2002............................................   79,399  90,801
Other.........................................................      151     270
                                                                ------- -------
                                                                 81,425  94,196
Less--current portion.........................................   14,711  12,769
                                                                ------- -------
                                                                $66,714 $81,427
                                                                ======= =======

  During fiscal 1996, ICC, through Sodexho, refinanced debt totaling $100.3 million assumed in 1995 in connection with the acquisition of GMH. ICC used the proceeds to pay the amount of principal and interest outstanding on ICC's debt with a bank and Sodexho.

  For the three months ended November 30, 1997 and during fiscal 1997 and 1996, ICC had a $30.0 million, $30.0 million and $10.0 million revolving line of credit, respectively, available with a bank which matures on April 30, 1998 and provides for interest on advances charged, as designated by ICC at the time of an advance, at either the bank's prime rate or an adjusted LIBOR rate (6.24 percent and 6.58 percent at November 30 and August 31, 1997, respectively). Variable interest on prime rate advances is payable monthly, while interest on LIBOR advances is payable at the end of a fixed interest rate period of one, two or three months as selected by ICC at the time of an advance. A quarterly commitment fee of 0.125 percent of the unused portion of the line of credit is payable during the term of the line of credit. The credit facility is secured by qualified accounts

                             SODEXHO NORTH AMERICA
receivable of ICC and contains various covenants which, among other things, require that ICC meet certain financial requirements in relation to net income. ICC had $0.3 million, $0.3 million and $6.3 million of outstanding letters of credit issued against the $30.0 million, $30.0 million and $10.0 million revolving line of credit at November 30, 1997, August 31, 1997 and 1996, respectively. The letters of credit are provided as collateral in connection with ICC's workers' compensation, insurance and performance bonds for certain governmental customers' contracts. The letters of credit agreement provides for a fee equal to 0.5 percent of the aggregated principal amount of each letter of credit per year. Of the remaining amounts available under the revolving line of credit of $29.7 million, $29.7 million and $3.7 million at November 30, 1997, August 31, 1997 and 1996, respectively, ICC had outstanding borrowings of $1.0 million at November 30, 1997, $6.0 million at August 31, 1997 and no outstanding borrowings at August 31, 1996.

  For the three months ended November 30, 1997 and during fiscal 1997 and 1996, ICC had an additional $18.0 million, $15.0 million and $10.0 million revolving line of credit, respectively, available with a bank. Under the terms of the agreement, the line of credit is to be used exclusively for the purpose of issuing letters of credit as collateral in connection with ICC's workers compensation insurance and performance bonds for certain governmental customers' contracts. The agreement provides for a fee equal to 0.45 percent of the aggregate principal amount of each letter of credit per year. The agreement is a continuing agreement that remains in effect until terminated by ICC or the bank. ICC had $13.2 million, $14.7 million and $7.6 million of outstanding letters of credit issued against the $18.0 million, $15.0 million and $10.0 million revolving line of credit at November 30, 1997, August 31, 1997 and 1996, respectively.

  During the three months ended November 30, 1997 and during fiscal 1997 and 1996, Sodexho Canada had available $1.4 million, $1.4 million and $0.4 million revolving lines of credit with two banks, which provide for interest on advances charged at the banks' prime rate plus 0.25 percent. The $1.4 million credit facility is secured by a guarantee from Sodexho. There were no outstanding balances on these lines of credit at November 30, 1997, August 31, 1997 and 1996.

  During the three months ended November 30, 1997 and during fiscal 1997 and 1996, Sodexho Canada had an additional $4.3 million revolving line of credit available with a bank. Under the terms of the agreement, the line of credit is to be used exclusively for the purpose of issuing letters of credit as collateral on performance bonds for certain customer contracts. The agreement provides for a fee equal to 0.5 percent of the aggregate principal amount of each letter of credit per year. Sodexho Canada had $3.6 million of outstanding letters of credit issued against the $4.3 million revolving line of credit at November 30, 1997, August 31, 1997 and 1996, respectively.

  As of August 31, 1996, ICC has exchanged its floating rate obligations on a $45.5 million notional principal amount for a fixed-rate payment obligation of
5.86 percent per annum for the one-year period ending August 31, 1997 and on a $45.4 million notional principal amount for a fixed-rate payment obligation of
5.86 percent per annum for the one-year period ending August 31, 1997. ICC charged $193,000 and $316,000 to interest expense related to these agreements for fiscal 1997 and 1996, respectively. As of August 31, 1996, ICC estimates it would have received $124,000 to terminate the agreements. These agreements terminated on August 31, 1997.

  Aggregate maturities of long-term borrowings at August 31, 1997 (in thousands) are as follows:

     1998............................................................... $14,709
     1999...............................................................  22,040
     2000...............................................................  21,396
     2001...............................................................  18,496
     2002...............................................................   4,784
                                                                         -------
       Total............................................................ $81,425
                                                                         =======

                             SODEXHO NORTH AMERICA

 Income Taxes

  The provision for income taxes is comprised of the following:

                                                            AUGUST 31,
                                                       -----------------------
                                                        1997    1996    1995
                                                       ------  ------  -------
                                                          (IN THOUSANDS)
     Current:
       Federal........................................ $4,200  $2,700  $ 1,645
       State..........................................  1,230   1,050      919
       Foreign........................................    158     324      391
                                                       ------  ------  -------
         Total current................................  5,588   4,074    2,955
                                                       ------  ------  -------
     Deferred:
       Federal........................................    145    (298)  (1,596)
       State..........................................     37     (76)    (614)
       Foreign........................................    (31)    (68)    (102)
                                                       ------  ------  -------
         Total deferred...............................    151    (442)  (2,312)
                                                       ------  ------  -------
     Provision for income taxes....................... $5,739  $3,632  $   643
                                                       ======  ======  =======

  For the seven-month period ended August 31, 1995, ICC filed a separate tax return for GMH. Beginning in fiscal year 1996, ICC included GMH in its consolidated returns.

  As of August 31, 1997, ICC had net operating loss carryforwards from GMH for tax purposes, expiring at various dates through August 31, 2010, the use of which is subject to certain restrictions.

  The following is a reconciliation of the effective tax rate with the federal statutory income tax rate:

                                                               AUGUST 31,
                                                             ------------------
                                                             1997   1996  1995
                                                             ----   ----  -----
     Federal statutory income tax rate...................... 34.0%  34.0%  34.0%
     State taxes, net of federal benefit....................  6.4%   7.6%  80.5%
     Permanent differences between book and tax.............  3.7%   0.7%  96.7%
     Other.................................................. (0.4%)  0.6%  46.0%
                                                             ----   ----  -----
     Effective income tax rate.............................. 43.7%  42.9% 257.2%
                                                             ====   ====  =====

  Permanent differences between financial and tax reporting amounts consist primarily of nondeductible goodwill and the nondeductible portion of meals and entertainment expense.

                             SODEXHO NORTH AMERICA

  Deferred tax assets (liabilities) consist of the following:

                                                                 AUGUST 31,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
     Deferred tax assets:
       Self-insurance......................................... $ 5,822  $ 5,440
       Accruals...............................................   1,766    2,466
       Allowance for doubtful accounts........................   1,017    1,009
       Deferred income........................................     858    1,308
       Net operating loss carryforwards.......................     293      270
       Property and equipment.................................     346        -
       Other..................................................   2,754    1,712
                                                               -------  -------
       Gross deferred tax assets..............................  12,856   12,205
                                                               -------  -------
     Deferred tax liabilities:
       Intangible assets......................................  (5,382)  (4,551)
       Other..................................................       -      (16)
                                                               -------  -------
       Gross deferred tax liabilities.........................  (5,382)  (4,567)
                                                               -------  -------
       Net deferred tax assets................................ $ 7,474  $ 7,638
                                                               =======  =======

  A valuation allowance has not been established against the net deferred tax asset as management expects that it is more likely than not that the net deferred tax assets will be realized.

  The federal income tax returns of GMH for the years ended January 31, 1993, 1994 and 1995 and the seven-month period ended August 31, 1995 are currently under audit by the U.S. Internal Revenue Service.

 Retirement Plans

  During fiscal 1996, ICC maintained the defined contribution plan of GMH. This plan was intended to qualify under Internal Revenue Code Section 401(k). Under the terms of the plan, certain employees were eligible for participation. Amounts charged to expense under this plan were $491,000 and $513,000 for fiscal 1996 and 1995, respectively. Effective March 1, 1996, this plan was merged with ICC's noncontributory defined contribution plan.

  During fiscal 1997, ICC also maintained GMH's nonqualified supplemental retirement plan for management and certain officers. Amounts charged to expense under this plan were $185,000, $214,000 and $132,000 for fiscal 1997, 1996 and 1995, respectively.

  ICC's noncontributory defined contribution pension plan includes a deferred arrangement that is intended to qualify under Internal Revenue Code Section 401(k). Under the terms of this plan, certain employees are eligible for participation. Effective March 1, 1996, the 401(k) plan of GMH was merged into this plan. Amounts charged to expense under this plan were $2,768,000, $1,830,000 and $1,901,000 for fiscal 1997, 1996 and 1995, respectively.

  ICC also maintains a nonqualified supplemental retirement plan for certain officers. Amounts charged to expense under this plan were $120,000, $47,000 and $39,000 for fiscal 1997, 1996 and 1995, respectively.

                             SODEXHO NORTH AMERICA

 Stock Option Plans

  Effective September 1, 1992, ICC established a long-term incentive plan (the "1992 ICC Plan") which provided that certain officers and key employees be granted up to 399,000 phantom stock units. The 1992 ICC Plan was amended on December 23, 1993. The amended plan entitled holders of units at the end of the five-year performance period (August 31, 1997) to a lump-sum cash payment for each unit equal to the difference between the unit value at such time and the base unit value.

  Effective August 31, 1995, ICC terminated the 1992 ICC Plan. The amount charged to compensation expense under this plan, including a settlement payment to the optionees made as a result of the termination of the 1992 ICC Plan, whereupon all outstanding units were redeemed, was $1.4 million for fiscal 1995.

  Effective March 1, 1996, ICC established the 1996 Stock Option Plan (the "1996 ICC Plan") which provides for up to 403,000 incentive stock options. Under the 1996 Plan, options may be granted to certain officers and key employees at the discretion of the Board of Directors of ICC, which also has authority to determine the price at which options will be granted and the vesting period.

  Transactions under the 1996 ICC Plan during the years ended August 31, 1997 and 1996 are summarized as follows:

                                                  YEAR ENDED AUGUST 31,
                                            -----------------------------------
                                                  1997              1996
                                            ----------------- -----------------
                                                     EXERCISE          EXERCISE
                                            SHARES    PRICE   SHARES    PRICE
                                            -------  -------- -------  --------
     Outstanding at beginning of period.... 373,500   $10.00        -        -
     Granted...............................   5,500   $13.30  386,800   $10.00
     Forfeited............................. (16,800)  $10.00  (13,300)  $10.00
                                            -------           -------
     Outstanding at period end............. 362,200           373,500
                                            =======           =======
     Options available for future grants...  40,800            29,500
                                            =======           =======

  No options are exercisable at August 31, 1997 and 1996.

  The following table summarizes information about employee options outstanding at August 31, 1997:

                                                           WEIGHTED AVERAGE
                                                         REMAINING CONTRACTUAL
        RANGE OF EXERCISE PRICES    NUMBER OUTSTANDING       LIFE (YEARS)
        ------------------------    ------------------   ---------------------
            $10.00 - $13.30              362,200                    9

  The options vest two and one-half years from the date of grant. The 1996 ICC Plan incorporates a put feature exercisable by the optionee with respect to any shares issued on any exercise of the option, during the one-year period subsequent to the end of the vesting period (the "Put Period"). A call feature is exercisable by ICC with respect to any shares issued on any exercise of the option during the one-year period subsequent to the end of the Put Period. Options granted to employees who terminate their employment with ICC prior to becoming fully vested in the plan are forfeited. The put and call features terminate in the event of an initial public offering by ICC. Compensation expense is measured as the difference between the exercise price at the date of the grant and the formula price to be paid by ICC upon repurchase and is recognized over the vesting period. Changes, either increases or decreases, in the formula price between the date of grant and measurement date results in a change in the measure of compensation, which is recognized over the remaining vesting period. The amounts charged to compensation expense under this plan for fiscal 1997 and 1996 were $1,745,000 and

                             SODEXHO NORTH AMERICA

$265,000, respectively. In the event of a "change in control" as defined in the 1996 ICC Plan, ICC may, under certain circumstances, be required to record a charge to earnings at the time such event takes place, for an amount significantly in excess of that recorded prior to the change.

 Common Stock

  Common stock consists of the following:

                                                                  AUGUST 31,
                                                                 -------------
                                                                  1997   1996
                                                                 ------ ------
                                                                      (IN
                                                                  THOUSANDS)
     ICC Common Stock; no par value, 10,820,000 shares
      authorized, 10,417,000 shares issued and outstanding at
      August 31, 1997 and 1996.................................. $    - $    -
     Sodexho Canada Common Stock; $76 par value, 90,238 shares
      issued and outstanding....................................  6,838  6,838
                                                                 ------ ------
       Combined consolidated.................................... $6,838 $6,838
                                                                 ====== ======

 Related Party Transactions

  Revenues for fiscal 1997, 1996 and 1995 include $163,000, $347,000 and $781,000, respectively, related to technical and marketing services provided to various affiliates. Operating expenses include $4,050,000, $3,310,000 and $2,668,000, respectively, of charges from affiliates for fiscal 1997, 1996 and 1995, respectively. Accounts receivable and payable from affiliates are insignificant at August 31, 1997 and 1996.

 Lease Commitments

  Sodexho North America leases certain facilities and equipment under operating lease contracts. Future minimum rental commitments under noncancelable leases are summarized (in thousands) as follows:

     1998............................................................... $ 4,100
     1999...............................................................   2,925
     2000...............................................................   1,814
     2001...............................................................   1,384
     2002...............................................................   1,181
     Thereafter.........................................................     948
                                                                         -------
       Total............................................................ $12,352
                                                                         =======

  Rent expense from operating lease agreements was approximately $4,223,000, $2,968,000 and $1,682,000 for fiscal 1997, 1996 and 1995, respectively.

 Litigation

  Sodexho North America is involved in various legal proceedings arising in the normal course of business. Management believes that the resolution of these matters will not have a material effect on the combined consolidated financial statements.

                             SODEXHO NORTH AMERICA

 Subsequent Event

  On September 30, 1997, Sodexho entered into a definitive agreement with Marriott International, Inc. (the "Company") to combine its food service businesses in North America with the Company's food service and facilities management business in North America into a separate public entity to be named "Sodexho Marriott Services, Inc." ("SMS"). Subsequent to the combination, which is anticipated in early 1998, Sodexho will own approximately 49 percent of SMS and the current Company stockholders will own approximately 51 percent. The combination is subject to the satisfactory outcome of certain conditions, including among others, certain stockholder approvals.

                       APPENDIX A--DISTRIBUTION AGREEMENT

                             DISTRIBUTION AGREEMENT

                                    BETWEEN

                          MARRIOTT INTERNATIONAL, INC.
               (TO BE RENAMED "SODEXHO MARRIOTT SERVICES, INC.")

                                      AND

                             NEW MARRIOTT MI, INC.
                 (TO BE RENAMED "MARRIOTT INTERNATIONAL, INC.")

                                  DATED AS OF

                               SEPTEMBER 30, 1997

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
ARTICLE I

 Definitions.........................................................  2
 Section 1.1. General................................................  2
 Section 1.2. Interpretation......................................... 13

ARTICLE II

 Restructuring and Related
  Transactions....................................................... 13
              Issuance of Spinco
 Section 2.1.  Stock................................................. 13
              Transfer of Assets to
 Section 2.2.  Spinco................................................ 13
              Assumption and
               Satisfaction of
 Section 2.3.  Liabilities........................................... 13
              Transfers Not Effected
               Prior to the
 Section 2.4.  Distribution.......................................... 13
 Section 2.5. Certain Contracts...................................... 14
              No Representations or
 Section 2.6.  Warranties; Consents.................................. 14
              Conveyancing and
               Assumption
 Section 2.7.  Instruments........................................... 15
              Financing and Net
 Section 2.8.  Tangible Assets....................................... 15
 Section 2.9. MMS UK................................................. 18

ARTICLE III

 The Distribution.................................................... 19
              Cooperation Prior to the
 Section 3.1.  Distribution.......................................... 19
              Conditions Precedent to
 Section 3.2.  the Distribution...................................... 19
 Section 3.3. The Distribution....................................... 20

ARTICLE IV

 Indemnification..................................................... 20
              Indemnification by
 Section 4.1.  Parent................................................ 20
              Indemnification by
 Section 4.2.  Spinco................................................ 20
              Environmental
               Indemnification by
 Section 4.3.  Spinco................................................ 21
              Insurance Proceeds; Tax
 Section 4.4.  Benefits; Mitigation.................................. 21
              Procedure for
 Section 4.5.  Indemnification....................................... 22
              Joint and Several
               Liability for Certain
 Section 4.6.  Employment Claims..................................... 23
 Section 4.7. Remedies Cumulative.................................... 23
              Survival of
 Section 4.8.  Indemnities........................................... 24

ARTICLE V

 Certain Additional Matters.......................................... 24
 Section 5.1. Spinco Board........................................... 24
              Resignations; Parent
 Section 5.2.  Board................................................. 24
 Section 5.3. Certificate and Bylaws................................. 24
              Compliance with IRS
 Section 5.4.  Ruling Undertakings................................... 24
 Section 5.5. Name................................................... 24

ARTICLE VI

 Access to Information and Services.................................. 24
              Provision of Corporate
 Section 6.1.  Records............................................... 24
 Section 6.2. Access to Information.................................. 25

                                                                           PAGE
                                                                           ----
 Section 6.3.  Production of Witnesses...................................   25
 Section 6.4.  Reimbursement.............................................   25
 Section 6.5.  Retention of Records......................................   25
 Section 6.6.  Confidentiality...........................................   26
 Section 6.7.  Privileged Matters........................................   26

ARTICLE VII

 Insurance................................................................  27
 Section 7.1.  Policies and Rights Included Within the Spinco Assets.....   27
 Section 7.2.  Policies and Rights Included Within the Parent Assets.....   27
 Section 7.3.  Post-Distribution Date Claims.............................   27
 Section 7.4.  Insurance Administration..................................   28
 Section 7.5.  Existing Insurance Programs...............................   28
 Section 7.6.  Existing Self Insurance Programs..........................   29
 Section 7.7.  Surety Bonds and Letters of Credit........................   29
 Section 7.8.  Directors and Officers Policy.............................   29

ARTICLE VIII

 Miscellaneous............................................................  30
 Section 8.1.  Complete Agreement: Construction..........................   30
 Section 8.2.  Expenses..................................................   30
 Section 8.3.  Governing Law.............................................   30
 Section 8.4.  Notices...................................................   30
 Section 8.5.  Amendments................................................   31
 Section 8.6.  Successors and Assigns....................................   31
 Section 8.7.  Termination...............................................   31
 Section 8.8.  Subsidiaries..............................................   31
 Section 8.9.  No Third-Party Beneficiaries..............................   31
 Section 8.10. Titles and headings.......................................   31
 Section 8.11. Exhibits and Schedules....................................   31
 Section 8.12. Legal Enforceability......................................   31
 Section 8.13. Consent to Jurisdiction; Waiver of Jury Trial.............   32

                            DISTRIBUTION AGREEMENT

  This DISTRIBUTION AGREEMENT is made as of this 30th day of September, 1997 between MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("PARENT"), and NEW MARRIOTT MI, INC., a Delaware corporation to be renamed "Marriott International, Inc." and (prior to the Distribution referred to below) a wholly-owned subsidiary of Parent ("SPINCO").

                                   Recitals

  WHEREAS, Parent, directly and through subsidiaries, conducts both the Retained Business (as hereinafter defined) and the Spinco Business (as hereinafter defined);

  WHEREAS, International Catering Corporation, a Delaware corporation ("COMPANY"), holds and engages in the U.S. food and facilities management services operations of Sodexho Alliance, S.A., a societe anonyme organized and existing under the laws of France ("SELLER");

  WHEREAS, Sodexho Financiere du Canada Inc., a Canadian corporation ("SODEXHO CANADA"), holds the Canadian food and facilities management services operation of Seller;

  WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and the stockholders of Parent to acquire Company and Sodexho Canada and to combine the operations of Company and Sodexho Canada with the Retained Business, and thereby to achieve certain anticipated synergies and efficiencies of such a combined operation;

  WHEREAS, as a condition to the acquisition of Company and Sodexho Canada and subject to the terms and conditions hereof, Parent has agreed with Seller to distribute the shares of Spinco capital stock to the shareholders of Parent and to restructure its existing debt in a series of transactions that will separate the Retained Business from the Spinco Business, pursuant to the following:

    (1) Parent will transfer (the "ASSET TRANSFER"), as a capital contribution, all of the assets and liabilities of the Spinco Business (other than corporate debt except to the extent it is legally required to be transferred), to Spinco, a newly formed subsidiary of Parent, in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "CODE");

    (2) Parent will cause Marriott Worldwide Corporation to distribute to it the capital stock of Marriott Corporation of Canada, Ltd. ("MMS CANADA"), which, together with its Subsidiaries, holds substantially all of the Retained Business conducted in Canada;

    (3) Parent will distribute (the "DISTRIBUTION") all of the outstanding shares of capital stock of Spinco to the holders of Parent common stock, in a transaction intended to qualify as a tax-free distribution under Section 355 of the Code;

    (4) each issue of corporate debt of Parent and RHG Finance (as hereinafter defined) will, subject to and in accordance with the terms and conditions hereof, either (i) remain obligations of Parent, which may be refinanced by Parent in connection with the transactions contemplated hereby, (ii) become obligations of Spinco, in which case Parent will incur additional corporate debt the proceeds of which will be contributed to Spinco in such amounts as are necessary to place Spinco in the same financial position Spinco would have been in had the corporate debt remained the obligations of Parent, as contemplated in clause (i) above, or
  (iii) be treated partly as contemplated by clause (i) and partly as contemplated by clause (ii); and

    (5) pursuant to the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of even date herewith by and among Parent, Marriott-ICC Merger Corp., a Delaware corporation ("ACQUISITION"), Spinco, Seller and Company, Parent will acquire 100% of the stock of Company (the "MERGER") and 100% of the stock of Sodexho Canada in exchange for approximately 49% of the outstanding stock of Parent;

  WHEREAS, in connection with the foregoing, Parent and Spinco have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Asset Transfer and the Distribution, and to set forth the agreements that will govern certain matters following the transactions contemplated hereby.

  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  Definitions

  Section 1.1. General. As used in this Agreement, the following terms shall have the following meanings:

  "ACQUISITION" has the meaning specified in the Recitals hereto.

  "ACTION" means any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

  "ADJUSTED NET TANGIBLE ASSETS" means, with respect to the Retained Business, the amount by which "stockholders equity" exceeds "intangible assets" as reflected on a consolidated balance sheet for the Retained Business prepared in accordance with the Agreed Accounting Procedures as of immediately prior to and without giving effect to the consummation of the transactions contemplated by this Agreement and the Transaction Documents (including the Distribution, the Merger and the transactions referred to in Section 2.8 hereof), adjusted by (x) subtracting therefrom (I) the aggregate tender premiums, consent premiums and other costs actually incurred and not yet paid in connection with the Parent Tender Offers and the related Supplemental Indentures, (II) accrued and unpaid interest through the Distribution Date on the Revolving Credit Facility and on all Parent Senior Notes purchased in the Parent Tender Offers or retained by Parent, and (III) to the extent not already reflected on such balance sheet the amount of the Liability of the Retained Business with respect to any deferred cash payments pursuant to Section 2.05(d)(ii) of the Benefits Allocation Agreement, (y) adding thereto (I) a tax benefit adjustment in an amount equal to the product of 40% and the amount described in clauses
(x) (I) and (x) (III) above, (II) the Final UK Adjusted Net Tangible Assets, and (III) the amount of the Estimated Adjusted Net Tangible Assets Payment and
(z) eliminating from such balance sheet, to the extent otherwise included thereon, (I) any Liability for accrued and currently payable income taxes (it being understood that such accrued taxes as of the Distribution Date are dealt with in the Tax Sharing Agreement), (II) any Liability for expenses which are to be borne by Parent pursuant to Section 4 of the Omnibus Agreement, (III) any Spinco Assets or Spinco Liabilities, and (IV) any Liability, or any reserve for any Liability, that Spinco has agreed to bear pursuant to the Transaction Documents (including any such Liabilities with respect to Retained Individuals (i) for Assumed Deferred Compensation Liabilities, (ii) related to claims incurred in connection with the Parent Medical/Dental Plans, (iii) in respect of the Marriott International, Inc. Short-Term Disability Plan or (iv) relating to Post-retirement Medical/Dental Benefits to which Parent Terminees have become entitled as of the Cut-off Date (as each such capitalized term set forth in this parenthetical is defined in the Benefits Allocation Agreement)). For the avoidance of doubt, it is further understood and agreed that there shall be eliminated from the calculation of Adjusted Net Tangible Assets (to the extent otherwise present in such calculation) (a) any Liability in respect of funded debt evidenced by the LYONs, the Parent Senior Notes, the RHG Senior Notes, the Revolving Credit Facility and the indebtedness incurred to refinance any of the foregoing, except to the extent expressly set forth in clause (x) (II) above and (b) any Liability of Parent arising under or pursuant to any Transaction Document to be executed after the date hereof with respect to obligations thereunder performed by or on behalf of Spinco on or before the Distribution Date.

  "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of Parent shall not include Spinco, the Spinco Subsidiaries or any other Person which would be an Affiliate of Parent solely by reason of Parent's ownership of the capital stock of Spinco prior to the Distribution or the fact that any officer or director of Spinco or any of the Spinco Subsidiaries shall also serve as an officer or director of Parent or any of the Retained Subsidiaries, and (ii) the Affiliates of Spinco shall not include Parent, the Retained Subsidiaries or any other Person which would be an Affiliate of Spinco solely by reason of Parent's ownership of the capital stock of Spinco prior to the Distribution or the fact that any officer or director of Spinco or any of the Spinco Subsidiaries shall also serve as an officer or director of Parent or any of the Retained Subsidiaries.

  "AGENT" means the distribution agent appointed by Parent to distribute the Spinco Capital Stock pursuant to the Distribution.

  "AGREED ACCOUNTING PROCEDURES" means the accounting methodologies, policies, practices, assumptions and procedures used by Parent in the preparation of the consolidated balance sheet for the Retained Business at January 3, 1997, as articulated and/or modified (x) in accordance with Schedule 1.1(a) hereto and
(y) if and to the extent necessary (and only if and to the extent necessary)
(I) to correct any material discrepancy between such methodologies, policies, practices and procedures and GAAP and (II) properly to reflect, consistent with GAAP and with such Agreed Accounting Procedures, events, facts or circumstances occurring subsequent to January 3, 1997 and not already reflected in such consolidated balance sheet.

  "AGREEMENT" means this Distribution Agreement, together with all exhibits and schedules hereto, as the same may be amended from time to time in accordance with the terms hereof.

  "ASSET" means, with respect to any party, except as otherwise provided herein, such party's right, title and interest in and to the rights, properties, assets, claims, contracts and businesses of every kind, character and description, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, owned or used primarily by such party and its subsidiaries, including the following: (i) all cash, cash equivalents, notes and accounts receivable (whether current or non-current); (ii) all certificates of deposit, banker's acceptances and other investment securities;
(iii) each of the following, in each case throughout the world: all registered and unregistered trademarks, service marks, service names, trade styles and trade names (including trade dress and other names, marks and slogans) and all associated goodwill; all registered and unregistered copyrights; all patents; all applications for any of the foregoing together with all rights to use all of the foregoing and all other rights in, to, and under the foregoing; all know-how, inventions, discoveries, improvements, processes, formulae (secret or otherwise), specifications, trade secrets, whether patentable or not, licenses and other similar agreements, confidential information, and all drawings, records, books or other indicia, however evidenced, of the foregoing; (iv) all rights existing under all contracts and other business arrangements; (v) all real estate and all plants, buildings and other improvements thereon; (vi) all leasehold improvements and all machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures and furniture; (vii) all office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind;
(viii) all raw materials, work-in-process, finished goods, consigned goods and other inventories; (ix) all computer hardware, software, computer programs and systems and documentation relating thereto; all databases and reference and resource materials; (x) all prepayments or prepaid expenses; (xi) all claims, causes of action, choices in action, rights of recovery and rights of set-off of any kind; (xii) the right to receive mail, accounts receivable payments and other communications; (xiii) all customer lists and records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers and agents, and all books, ledgers, files and business records of every kind; (xiv) all advertising materials and all other printed or written materials; (xv) all permits, licenses, approvals and authorizations of governmental authorities or third parties relating to the ownership, possession or operation of the Assets; (xvi) all capital stock, partnership interests and other equity or ownership interests or rights, directly or indirectly, in any subsidiary or other entity; (xvii) all goodwill as a going concern and all other intangible properties; and (xviii) all employee contracts, including the right thereunder to restrict the employee from competing in certain respects.

  "ASSET TRANSFER" has the meaning specified in the Recitals hereto.

  "BENEFITS ALLOCATION AGREEMENT" means the Employee Benefits and Other Employment Matters Allocation Agreement by and between Parent and Spinco, which agreement shall be entered into on the date hereof in the form attached as Exhibit B hereto.

  "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or bank holiday under the laws of New York or Maryland.

  "CLAIMS ADMINISTRATION" means the processing of pre-Distribution claims made under the Policies (including Self Insurance Programs), including the reporting of claims to the insurance carrier, management and defense of claims and providing for appropriate releases upon settlement of claims under the Casualty Claims Administration Agreement.

  "CODE" has the meaning specified in the Recitals hereto.

  "COMMISSION" means the U.S. Securities and Exchange Commission.

  "COMPANY" has the meaning specified in the Recitals hereto.

  "CONSENTS" has the meaning specified in Section 3.1.

  "CONTRACT" means any agreement, arrangement, note, bond, mortgage, indenture, or other evidence of indebtedness, commitment, franchise, concession, contract, indemnity, indenture, instrument, lease (including any real estate lease), license or understanding, whether or not in writing.

  "CONVEYANCING AND ASSUMPTION INSTRUMENTS" means, collectively, the various agreements, instruments and other documents to be entered into to effect the Asset Transfer and the assumption of Liabilities in the manner contemplated by this Agreement and the Transaction Documents.

  "DISTRIBUTION" has the meaning specified in the Recitals hereto.

  "DISTRIBUTION DATE" means the date on which the Distribution shall be effected as determined by the Parent Board, subject to the terms and conditions of this Agreement.

  "DISTRIBUTION DATE STATEMENT" has the meaning set forth in Section 2.8(f).

  "DISTRIBUTION RECORD DATE" means the date established by the Parent Board as the date for taking a record of the Holders of Parent Common Stock entitled to participate in the Distribution, subject to the terms and conditions of this Agreement.

  "ESTIMATED ADJUSTED NET TANGIBLE ASSETS PAYMENT" has the meaning specified at Section 2.b. of the Omnibus Agreement.

  "ESTIMATED SECTION 2.8(E) PAYMENT" has the meaning specified at Section 2.b. of the Omnibus Agreement.

  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

  "EXISTING ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.3(a).

  "FINAL UK ADJUSTED NET TANGIBLE ASSETS" has the meaning specified in the UK Stock Purchase Agreement.

  "FINANCING OBLIGATIONS" means all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, notes, debentures or similar instruments,
(iii) obligations under capitalized leases and deferred purchase arrangements,
(iv) forward commitments, (vi) reimbursement or other obligations relating to letters of credit or similar arrangements, and (v) obligations to guarantee, directly or indirectly, any of the foregoing types of obligations on behalf of others.

  "FORM 10" means the registration statement on Form 10 to be filed by Spinco with the Commission to effect the registration of the Spinco Capital Stock pursuant to the Exchange Act.

  "FRANCHISE AGREEMENTS" means all agreements to which Parent or any of its Subsidiaries is a party pursuant to which Parent (either directly or through any such Subsidiary) has granted franchise rights with respect to the operation of lodging properties, and all other franchise rights either granted or received by Parent or any of its Subsidiaries relating to the Spinco Business. For the avoidance of doubt, the foregoing shall exclude any interest of the NANA Joint Venture as franchisee.

  "GAAP" means generally accepted accounting principles in the United States.

  "GARDNER MERCHANT" means Sodexho-Gardner Merchant Alliance Ltd., a company registered in England, and a wholly-owned subsidiary of Seller.

  "GOVERNMENTAL ENTITY" means any United States or any foreign, federal, state or local government, court, administrative agency or commission or other governmental or regulatory body or authority.

  "HOLDERS" means the holders of record of Parent Common Stock as of the Distribution Record Date.

  "INDEMNIFIABLE LOSSES" has the meaning specified in Section 4.2.

  "INDEMNIFYING PARTY" has the meaning specified in Section 4.4.

  "INDEMNITEE" has the meaning specified in Section 4.4.

  "INFORMATION" has the meaning specified in Section 6.2.

  "INSURANCE ADMINISTRATION" means, with respect to each Policy (including Self Insurance Programs), the accounting for premiums, retrospectively rated premiums, defense costs, adjuster's fees, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to excess insurance carriers of any losses or claims in accordance with Policy provisions, and the distribution of Insurance Proceeds as contemplated by this Agreement.

  "INSURANCE PROCEEDS" means those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

  "INSURED CLAIMS" means those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies (including Self Insurance Programs), whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregate limits.

  "INTELLECTUAL PROPERTY" means all registered and unregistered trademarks, service marks, service names, trade styles and trade names (including trade dress and other names, marks and slogans) and all associated goodwill, all registered and unregistered copyrights, all patents, all applications for any of the foregoing together with all rights to use all of the foregoing and all other rights in, to, and under the foregoing, all know-how, inventions, discoveries, improvements, processes, formulae (secret or otherwise), specifications, trade secrets, whether patentable or not, licenses and other similar agreements, confidential information, and all drawings, records, books or other indicia, however evidenced, of the foregoing, in each such case, throughout the world.

  "IRS" means the Internal Revenue Service.

  "IRS RULING" means the letter ruling issued by the IRS in response to the Ruling Request.

  "LAW" means any statute, law, constitutional provision, code, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, binding guideline or policy or rule of common law, requirement of, or other governmental restriction of or determination by, or any interpretation of any of the foregoing by, in each case whether now or hereafter in existence, any Governmental Entity.

  "LIABILITIES" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

  "LIEN" means any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the knowledge of the Person against whom the adverse claim is being asserted, threatened), defect of title or restriction of any nature whatsoever on any property or property interest (regardless of whether such property or property interest is real or personal, tangible or intangible, or otherwise), or a security interest of any kind, including any conditional sale or other title retention agreement, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

  "LOCS" has the meaning specified in Section 7.7.

  "LYONS" means the Liquid Yield Option(TM) Notes due 2011 of Parent issued under the LYONs Indenture.

  "LYONS ALLOCATION AGREEMENT" means the LYONs Allocation Agreement between Parent and Spinco, which shall be entered into on or prior to the Distribution Date substantially on the terms described in Exhibit C-1 hereto.

  "LYONS AMOUNT" means the Issue Price plus Original Issue Discount (each such term as defined in the LYONs Indenture) accrued to the Distribution Date on the share of the LYONs allocated to Parent pursuant to the LYONs Allocation Agreement.

  "LYONS INDENTURE" means the Indenture dated as of March 25, 1996 between Parent and the LYONs Trustee, together with all supplemental indentures executed thereunder.

  "LYONS SUPPLEMENTAL INDENTURE" means the LYONs Supplemental Indenture, which shall be entered into on or prior to the Distribution Date substantially on the terms described in Exhibit C-2 hereto.

  "LYONS TRUSTEE" means The Bank of New York, as trustee under the LYONs Indenture.

  "MEETING RECORD DATE" means the record date established by the Parent Board for determining stockholders of Parent entitled to vote at the Special Meeting.

  "MERGER AGREEMENT" has the meaning specified in the Recitals hereto.

  "MMS" means Marriott Management Services Corp., a New York corporation and a wholly-owned subsidiary of Parent.

  "MMS CANADA" has the meaning specified in the Recitals hereto.

  "MMS UK" means Marriott Management Services (U.K.) Ltd., a company registered in England and a wholly owned subsidiary of MMS.

  "NANA JOINT VENTURES" means the joint ventures between Nana Development Corporation and MMS pursuant to (i) the Second Amended and Restated Joint Venture Agreement dated as of November 1, 1993 and any amendments thereto,
(ii) the Limited Liability Company Agreement of NANA-Marriott Properties, LLC dated as of June 14, 1996, and (iii) the Limited Liability Company Agreement of NANA-Marriott Properties II, LLC dated as of May 23, 1997.

  "NONCOMPETITION AGREEMENT" means the Noncompetition Agreement between Parent and Spinco, which agreement shall be entered into on or prior to the Distribution Date substantially in the form of Exhibit D attached hereto, pursuant to which Spinco and Parent will establish certain noncompetition arrangements.

  "NYSE" means the New York Stock Exchange.

  "OMNIBUS AGREEMENT" means the Omnibus Restructuring Agreement dated as of even date herewith by and among Spinco, Parent, Acquisition, Seller and Company.

  "ORDER" means any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) of any Governmental Entity.

  "PARENT" has the meaning specified in introductory paragraph hereto.

  "PARENT ASSIGNMENT SUPPLEMENTAL INDENTURE" has the meaning set forth in
Section 2.8(a).

  "PARENT BOARD" means the Board of Directors of Parent.

  "PARENT BOOKS AND RECORDS" means the books and records (including computerized records) of Parent and the Retained Subsidiaries and all books and records owned by Parent and its Subsidiaries which relate primarily to the Retained Business, are necessary to operate the Retained Business, or are required by law to be retained by Parent, including all such books and records relating to Retained Employees, all files relating to any Action pertaining to the Retained Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Parent, the Retained Subsidiaries or the Retained Business (but not including the Spinco Books and Records, provided that Parent shall have access to, and shall have the right to obtain duplicate copies of, the Spinco Books and Records in accordance with the provisions of Article VI).

  "PARENT COMMON STOCK" means the common stock, par value $1.00 per share, of Parent.

  "PARENT CONSENT SOLICITATION" has the meaning set forth in Section 2.8(a).

  "PARENT GROUP" means Parent and the Retained Subsidiaries, collectively.

  "PARENT INDEMNIFIABLE LOSS" has the meaning specified in Section 4.2.

  "PARENT INDEMNITEES" has the meaning specified in Section 4.2.

  "PARENT RIGHTS PLAN" means the Rights Agreement between Parent and The Bank of New York, as Rights Agent, dated October 8, 1993, as amended.

  "PARENT SENIOR NOTE AMOUNT" means the sum of (i) the principal amount of the Parent Senior Notes purchased in the Parent Tender Offers, (ii) the amount of cash contributed by Parent to Spinco in respect of Parent Senior Notes assumed by Spinco pursuant to Section 2.8(a)(ii)(B), and (iii) the principal amount of Parent Senior Notes retained by Parent in accordance with Section 2.8(a)(ii)(A).

  "PARENT SENIOR NOTES" means the following four series of notes issued pursuant to the Parent Senior Note Indenture: (i) the Series A Senior Notes due December 15, 2003 ($150 million aggregate principal amount outstanding), issued under a supplemental indenture dated as of December 9, 1993, (ii) the Series B Senior Notes due April 15, 2005 ($200 million aggregate principal amount outstanding), issued under a supplemental indenture dated as of April 19, 1995, (iii) the Series C Senior Notes due June 1, 2007 ($150 million aggregate principal amount outstanding), issued under a supplemental indenture dated as of May 31, 1995, and (iv) the Series D Senior Notes due December 1, 1999 ($100 million aggregate principal amount outstanding), issued under a supplemental indenture dated as of December 6, 1996.

  "PARENT SENIOR NOTES INDENTURE" means the Indenture dated as of December 1, 1993 between Parent and the Parent Senior Notes Trustee, together with all supplemental indentures executed thereunder.

  "PARENT SENIOR NOTES TRUSTEE" means Chemical Bank, as trustee under the Parent Senior Notes Indenture.

  "PARENT TENDER OFFER" has the meaning set forth in Section 2.8(a).

  "PARENT TENDER OFFER STATEMENT" has the meaning set forth in Section 2.8(a).

  "PARENT TENDER SUPPLEMENTAL INDENTURE" has the meaning set forth in Section 2.8(a).

  "PERSON" means any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

  "PHASE I INSURANCE PERIOD" refers to the period from October 1, 1987 through October 8, 1993.

  "PHASE II INSURANCE PERIOD" refers to the period from October 9, 1993 through the Distribution Date.

  "POLICIES" means insurance policies and insurance contracts of any kind relating to the Spinco Business or the Retained Business as conducted prior to the Distribution Date, including primary and excess policies, comprehensive general liability policies, automobile, aircraft and workers' compensation insurance policies, and self-insurance and captive insurance company arrangements, including any "fronted policies" with respect to Self Insurance Programs, together with the rights, benefits and privileges thereunder.

  "PRIVILEGED INFORMATION" means all Information (whether written or oral) as to which Parent, Spinco or any of their Subsidiaries are entitled to assert the protection of a Privilege.

  "PRIVILEGES" means all privileges that may be asserted under applicable law including privileges arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege and privileges relating to internal evaluative processes.

  "PROXY STATEMENT" means the proxy statement to be provided to the holders of Parent Common Stock as of the Meeting Record Date in connection with the Special Meeting.

  "RELATED AGREEMENTS" means the following: the Merger Agreement, the Conveyancing and Assumption Instruments, the Benefits Allocation Agreement, the Trademark License Agreement, the Noncompetition Agreement, the Omnibus Agreement, the Transitional Services Agreements and the LYONs Allocation Agreement.

  "RETAINED ASSETS" means (i) the capital stock of the Retained Subsidiaries,
(ii) the Retained Real Property, (iii) Assets relating to the Retained Business, determined on a basis consistent with the Retained Business Financial Statements, (iv) all of the Assets expressly allocated to Parent or any of the Retained Subsidiaries under this Agreement or the Transaction Documents, (v) any intercompany receivable from MMS UK to Parent or any of its Subsidiaries, (vi) all stock, options and warrants of CorporateFamily Solutions, Inc. owned by MMS and all agreements between MMS and CorporateFamily Solutions, Inc., and (vii) any other Assets of Parent and its Affiliates relating primarily to the Retained Business.

  "RETAINED BUSINESS" means the businesses conducted by Parent and its Affiliates which consist of (i) providing food and facilities management services to businesses and industrial operations, health care facilities, schools and universities, (ii) providing commercial laundry services, (iii) managing the Retained Conference Centers, and (iv) business undertaken pursuant to the NANA Joint Ventures, each of the foregoing as and to the extent conducted through Parent's Marriott Management Services strategic business unit.

  "RETAINED BUSINESS FINANCIAL STATEMENTS" means the audited consolidated balance sheet for the Retained Business as at January 3, 1997 and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the 53 week period ended January 3, 1997, previously delivered to Seller.

  "RETAINED CONFERENCE CENTERS" means each of the conference centers identified on Schedule 1.1(b).

  "RETAINED EMPLOYEES" has the meaning specified in the Benefits Allocation Agreement.

  "RETAINED EMPLOYMENT LIABILITIES" has the meaning specified in the Benefits Allocation Agreement.

  "RETAINED LIABILITIES" means (i) all Liabilities or portions of Liabilities arising primarily out of or in connection with the Retained Assets or the Retained Business determined on a basis consistent with the Retained Business Financial Statements, (ii) all Liabilities under Contracts included in the Retained Assets, whether such Liabilities arise before, upon or after the transactions contemplated by this Agreement and including any Liabilities under such Contracts resulting from the consummation of the transactions contemplated by this Agreement (including actions, claims or proceedings relating thereto), (iii) all Liabilities of Parent or any Retained Subsidiary under, or to be retained or assumed by Parent or any of the Retained Subsidiaries pursuant to, this Agreement or any of the Transaction Documents, including the Retained Employment Liabilities, (iv) all Financing Obligations of Parent or any Retained Subsidiary, except to the extent otherwise provided in Section 2.8, (v) the Retained Self Insurance Liabilities, and (vi) all Liabilities for the payment of outstanding drafts and checks of Parent to the extent attributable to the Retained Business existing as of the Distribution Date.

  "RETAINED POLICIES" means all Policies, current or past, which are owned or maintained by or on behalf of any member of the Parent Group (or any of its predecessors) which relate to the Retained Business but do not relate in whole or in part to the Spinco Business.

  "RETAINED REAL PROPERTY" means the ownership interests of Parent and its Affiliates in the real property and real estate development projects identified on Schedule 1.1(c).

  "RETAINED SELF INSURANCE LIABILITIES" has the meaning specified in Section
7.6.

  "RETAINED SUBSIDIARIES" means the direct or indirect Subsidiaries of Parent identified on Schedule 4.1(b) to the Merger Agreement.

  "REVOLVING CREDIT FACILITY" means the Credit Agreement dated as of March 27, 1997 among Parent, the Banks named therein and the Agents thereunder.

  "REVOLVING CREDIT FACILITY AMOUNT" means the sum of (i) the principal amount of indebtedness for borrowed money under the Revolving Credit Facility outstanding immediately prior to the consummation of the transactions contemplated hereby and repaid on the Closing Date as contemplated by Section 2.8(d) and (ii) the principal amount of indebtedness for borrowed money, if any, outstanding immediately prior to the transactions contemplated hereby that remains outstanding under the Revolving Credit Facility after giving effect to the repayment contemplated by clause (i) above.

  "RHG" means Renaissance Hotel Group N.V., a Netherlands corporation.

  "RHG ASSIGNMENT SUPPLEMENTAL INDENTURE" has the meaning set forth in Section 2.8(b).

  "RHG FINANCE" means RHG Finance Corporation, a Delaware corporation.

  "RHG SENIOR NOTE AMOUNT" means the amount of cash contributed by Parent to Spinco pursuant to Section 2.8(b)(ii).

  "RHG SENIOR NOTES INDENTURE" means the Indenture dated as of October 1, 1995 among RHG Finance, as Issuer, RHG, as Guarantor, Parent, as Additional Guarantor and the RHG Senior Notes Trustee, together with all supplemental indentures executed thereunder.

  "RHG SENIOR NOTES TRUSTEE" means The First National Bank of Chicago, as trustee under the RHG Senior Notes Indenture.

  "RHG SENIOR NOTES" means the RHG Finance 8 7/8% Guaranteed Notes due October 1, 2005 ($120 million aggregate principal amount outstanding), issued under the RHG Senior Notes Indenture.

  "RHG TENDER OFFER" has the meaning set forth in Section 2.8(b).

  "RHG TENDER OFFER STATEMENT" has the meaning set forth in Section 2.8(b).

  "RULING REQUEST" means the private letter ruling request to be filed by Parent with the Internal Revenue Service, as supplemented and amended from time to time, with respect to certain tax matters relating to the Asset Transfer, the Distribution and the Merger.

  "SECURITIES ACT" means the Securities Act of 1933, as amended.

  "SELF INSURANCE PROGRAMS" means those self-insured programs (such as programs that utilize "fronted policies") administered by Parent for the benefit of its employees, properties and operating businesses, including, prior to the Distribution, the employees, properties and operating businesses of Spinco.

  "SELLER" has the meaning specified in the Recitals hereto.

  "SHARED POLICIES" means all Policies, current or past, which are owned or maintained by or on behalf of Parent or any of its Subsidiaries or their respective predecessors which relate to both the Retained Business and the Spinco Business, and all other Policies not constituting Spinco Policies or Retained Policies. Without limiting the foregoing, Shared Policies include all workers compensation Policies, all general liability Policies, all automobile liability Policies, all property Policies, the Texas workers compensation benefit plans, the Texas workers compensation liability Policies, the Fiduciary Insurance Policy of Parent and the directors and officers Policy of Parent.

  "SODEXHO CANADA" has the meaning specified in the Recitals hereto.

  "SPECIAL MEETING" means the Special Meeting of the stockholders of Parent at which the Distribution and certain other matters relating to the Distribution and the Merger are to be ratified and approved.

  "SPINCO" has the meaning specified in the introductory paragraph hereto.

  "SPINCO ASSETS" has the meaning specified in Section 2.2.

  "SPINCO BOARD" means the Board of Directors of Spinco.

  "SPINCO BOOKS AND RECORDS" means the books and records (including computerized records) of Spinco and the Spinco Subsidiaries and all books and records owned by Parent and its Subsidiaries which relate primarily to the Spinco Business or are necessary to operate the Spinco business including all such books and records relating to Spinco Employees, all files relating to any Action being assumed by Spinco as part of the Spinco Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Spinco, the Spinco Subsidiaries or the Spinco Business (but not including the Parent Books and Records, provided that Spinco shall have access to, and have the right to obtain duplicate copies of,the Parent Books and Records in accordance with the provisions of Article VI).

  "SPINCO BUSINESS" means all businesses conducted by Parent and its Subsidiaries (including Spinco and the Spinco Subsidiaries) other than the Retained Business, including (i) the ownership, development, management, operation and franchising of hotels and conference centers (other than the Retained Conference Centers), including all hotels in the "Marriott," "Courtyard by Marriott," "Residence Inns by Marriott," "Fairfield Inns by Marriott," "Fairfield Suites," "Marriott Executive Residences," "TownPlace Suites by Marriott," "Renaissance," "New World," "Ramada," "Ramada International," and "Ritz-Carlton" hotel chains, (ii) the ownership, development, management, franchising and operation of senior living facilities, (iii) the ownership, development, management and operation of vacation timeshare programs, as conducted primarily by Marriott Ownership Resorts, Inc. and its Subsidiaries, (iv) the distribution services business conducted through Parent's Distribution Services division, (v) the provision of home housekeeping and related repair, maintenance and upkeep services through Marriott Home Solutions, Inc. or otherwise, (vi) the provision of event management services through Marquis Events International or otherwise, and (vii) all businesses, ventures and enterprises under consideration or development by the New Ventures Division of Parent on or prior to the Effective Time.

  "SPINCO BYLAWS" means the Bylaws of Spinco, substantially in the form attached as an exhibit to the Form 10.

  "SPINCO CAPITAL STOCK" means each class of the capital stock of Spinco (together with any rights issued pursuant to any shareholder rights plan described in the Form 10).

  "SPINCO CERTIFICATE" means the Restated Certificate of Incorporation of Spinco, substantially in the form attached as an exhibit to the Form 10.

  "SPINCO EMPLOYEES" has the meaning specified in the Benefits Allocation Agreement.

  "SPINCO EMPLOYMENT LIABILITIES" has the meaning specified in the Benefits Allocation Agreement.

  "SPINCO GROUP" means Spinco and the Spinco Subsidiaries, collectively.

  "SPINCO INDEMNIFIABLE LOSS" has the meaning specified in Section 4.1.

  "SPINCO INDEMNITEES" has the meaning specified in Section 4.1.

  "SPINCO LIABILITIES" means all Liabilities of Parent and its Subsidiaries other than the Retained Liabilities, including (i) all of the Liabilities of the Spinco Group under, or to be retained or assumed by Spinco or any of the Spinco Subsidiaries pursuant to, this Agreement or any of the Transaction Documents, including the Spinco Employment Liabilities and the Financing Obligations that are to be assumed by Spinco pursuant to Section 2.8, (ii) all Liabilities under Contracts included in the Spinco Assets, whether such Liabilities arise before, upon or after the transactions contemplated by this Agreement and including any Liabilities under such Contracts resulting from the consummation of the transactions contemplated by this Agreement (including actions, claims or proceedings relating thereto), (iii) all Liabilities for payment of outstanding drafts of Parent to the extent attributable to the Spinco Business existing as of the Distribution Date, (iv) the Spinco Self Insurance Liabilities, and (v) any Liabilities arising out of actions, claims, or proceedings relating to the transactions contemplated by the Merger Agreement and this Agreement (other than Retained Liabilities and those Liabilities relating to Taxes which shall be allocated pursuant to the Tax Sharing Agreement).

  "SPINCO OPERATING AGREEMENTS" means the existing management, operating, lease, franchise or license agreements that relate to the Spinco Business.

  "SPINCO POLICIES" means all Policies, current or past, which are owned or maintained by or on behalf of Parent or any of its Affiliates or predecessors, which relate to the Spinco Business but do not relate to the Retained Business, and which Policies are either maintained by the Spinco Group or assignable to the Spinco Group.

  "SPINCO SELF INSURANCE LIABILITIES" has the meaning specified in Section
7.6.

  "SPINCO SUBSIDIARIES" means the Transferred Subsidiaries and all Subsidiaries of Spinco or the Transferred Subsidiaries at the time of the Distribution.

  "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

  "SURETY BONDS" has the meaning specified in Section 7.7.

  "TAX SHARING AGREEMENT" means the Tax Sharing and Indemnification Agreement by and among Spinco, Seller and Parent, which agreement shall be entered into on or prior to the Distribution Date pursuant to the Merger Agreement.

  "THIRD-PARTY CLAIM" has the meaning specified in Section 4.5.

  "TRADEMARK LICENSE AGREEMENT" means the Trademark and Trade Name License Agreement between Parent and Spinco, pursuant to which Spinco will license certain intellectual property rights to Parent, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit A attached hereto.

  "TRANSACTION DOCUMENTS" has the meaning set forth in the Merger Agreement.

  "TRANSFERRED LEASED LAND" means the land specified on Schedule 1.1(d) which is owned by Parent and leased to certain partnerships owning hotels used in connection with the Spinco Business.

  "TRANSFERRED SUBSIDIARIES" means the Subsidiaries identified on Schedule
1.1(g).

  "TRANSFERRED SUBSIDIARY STOCK" means all of the issued and outstanding capital stock of the Transferred Subsidiaries.

  "TRANSITIONAL SERVICES AGREEMENTS" means the agreements to be entered into between Parent and Spinco on or prior to the Distribution Date, providing for furnishing of certain services by Spinco or Parent or their respective Subsidiaries, after the Distribution Date, in substantially the forms of the following exhibits (or, in case of exhibits in the form of term sheets, incorporating the terms set forth therein):

   Employee Benefits Transition
    Administration Services Agreement.............................. Exhibit E-1
   Procurement Services Agreement.................................. Exhibit E-2
   MARRPAY(R) Services Agreement................................... Exhibit E-3
   MDS Distribution Services Agreement............................. Exhibit E-4
   Casualty Claims Administration Agreement........................ Exhibit E-5
   Risk Management Consulting Agreement............................ Exhibit E-6
   Headquarters Sublease........................................... Exhibit E-7
   Information Systems and Telecommunications Agreement............ Exhibit E-8
   Miscellaneous Services Agreement................................ Exhibit E-9
   Headquarters Management Services Agreements..................... Exhibit E-10
   Employee Relocation Services Agreement.......................... Exhibit E-11

  "UK STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of even date herewith by and among Parent, MMS, Seller, Marriott Worldwide Corporation, MMS UK and Gardner Merchant pursuant to which MMS agrees to sell the capital stock of MMS UK to Gardner Merchant.

  Section 1.2. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. For all purposes of this Agreement, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                    Restructuring and Related Transactions

  Section 2.1. Issuance of Spinco Stock. Prior to the Distribution Date, Parent shall take all steps necessary so that, immediately prior to the Distribution Date, the number of shares of Spinco Capital Stock outstanding and held by Parent shall equal the number of shares necessary to effect the Distribution. The Distribution shall be effected as described in Article III.

  Section 2.2. Transfer of Assets to Spinco. Prior to the Distribution Date, Parent shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Spinco of all of Parent's and its Subsidiaries' right, title and interest in the Spinco Assets. The "SPINCO ASSETS" means all Assets of Parent and its Subsidiaries other than the Retained Assets, and shall include the following Assets:

    (i) the Transferred Subsidiary Stock;

    (ii) all Intellectual Property owned by Parent and its Subsidiaries, other than Intellectual Property used exclusively in the Retained Business that does not include the word "Marriott" or variants thereof, "Mar" used as a prefix or "J.W.";

    (iii) the Spinco Operating Agreements;

    (iv) the Franchise Agreements;

    (v) the Spinco Books and Records;

    (vi) the Transferred Leased Land;

    (vii) the Assets identified on Schedule 2.2;

    (viii) All of the other Assets to be assigned to Spinco under this Agreement or the Transaction Documents; and

    (ix) all other Assets relating primarily to the Spinco Business.

  Section 2.3. Assumption and Satisfaction of Liabilities. Except as set forth in the Benefits Allocation Agreement, the Tax Sharing Agreement or other Transaction Documents effective as of and after the Distribution Date, (a) Spinco shall, and shall cause the Spinco Subsidiaries to, assume, pay, perform and discharge in due course all of the Spinco Liabilities and (b) Parent shall, and shall cause the Retained Subsidiaries to, pay, perform and discharge in due course all of the Retained Liabilities.

  Section 2.4. Transfers Not Effected Prior to the Distribution. To the extent that any transfers contemplated by this Article II shall not have been fully effected on the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided, however, that Parent and Spinco and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of Assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such Asset been transferred or such Liability been assumed as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.4, as of the Distribution Date each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

  Section 2.5. Certain Contracts. Spinco and Parent each acknowledges that certain Contracts, including each of the Contracts identified on Schedule 2.5 hereto, may place obligations upon both Spinco (or the Spinco Subsidiaries) and Parent (or the Retained Subsidiaries) and/or may provide rights that benefit both the Spinco Business and the Retained Business. If any such Contract provides material benefits to both the Spinco Business and the Retained Business, then Spinco and Parent each agrees to use its commercially reasonable efforts to cause such Contracts to be amended or modified so that each of (i) Spinco or a Spinco Subsidiary and (ii) Parent or a Retained Subsidiary shall be able to enforce directly any rights or benefits material to it under such Contract. If a counterparty to such a Contract is not willing to enter into such an amendment or modification on terms and conditions reasonably acceptable to Spinco and Parent, then Spinco shall, and shall cause the Spinco Subsidiaries to, and Parent shall, and shall cause the Retained Subsidiaries to, at the request of the other party, take such steps as may be necessary to cause to be available to the other party the benefits which the other party would have been able to obtain had the other party received the right to enforce such contract pursuant to the preceding sentence. The party requesting such action shall reimburse the other party for all expenses reasonably incurred in taking such action.

  Section 2.6. No Representations or Warranties; Consents. Each of the parties hereto understands and agrees that no party hereto is representing or warranting in any way, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, (i) as to the value or freedom from encumbrance of, or any other matter concerning, any Assets of such party or (ii) as to the legal sufficiency to convey title to any Asset transferred pursuant to this Agreement or any Transaction Document, including any Conveyancing or Assumption Instruments. It is also agreed and understood that there are no warranties, express or implied, as to the merchantability or fitness of any of the Assets either transferred to or retained by the parties, as the case may be, and all such Assets shall be "as is, where is" and "with all faults." The absence of warranties shall not affect the allocation of Liabilities under this Agreement. Similarly, each party hereto understands and agrees that no party hereto is representing or warranting in any way, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, that the obtaining of any consents or approval, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such Assets. Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement, and shall take all such further actions as shall be reasonably necessary to preserve for each of the Spinco Group and the Parent Group, to the greatest extent feasible, the economic and operational benefits of the allocation of Assets and Liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

  Section 2.7. Conveyancing and Assumption Instruments. In connection with the Asset Transfer and the assumptions of Liabilities contemplated by this Agreement, the parties hereto agree that (a) the transfers of Assets contemplated hereby shall be effected by delivery by Spinco to Parent, and by Parent to Spinco, as the case may be, of (i) with respect to those Assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank, (ii) with respect to any real property interest and any improvements thereon, a quitclaim deed or the equivalent thereof in accordance with local practice, and (iii) with respect to all other Assets, such good and sufficient instruments of contribution, transfer and delivery, in form and substance reasonably satisfactory to Parent and Spinco as shall be necessary to vest in Parent or Spinco, as the case may be, all of the right, title and interest of Spinco or Parent, as the case may be, in and to any such Assets, and (b) the assumption of the Spinco Liabilities contemplated pursuant to Section 2.3 hereof shall be effected by delivery by Parent to Spinco of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to Parent and Spinco, as shall be necessary for the assumption by Spinco of the Spinco Liabilities. Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other parties hereto in connection with the transactions contemplated hereby. Notwithstanding any other provisions of this Agreement to the contrary, (x) the instruments of transfer or assumption referred to in this Section 2.7 shall not include any additional or separate representations and warranties, and (y) in the event and to the extent that there is any conflict between the provisions of this Agreement and the provisions of any of the instruments of transfer or assumption referred to in this Section 2.7, the provisions of this Agreement shall prevail and govern.

  Section 2.8. Financing and Net Tangible Assets.

  (a) Parent Senior Notes. It is the intent of Parent and Spinco that Parent remain directly obligated with respect to all indebtedness evidenced by the Parent Senior Notes. However, retaining such liabilities in Parent following the consummation of the Distribution and the transactions contemplated thereby may be deemed to require the consent of the holders of each series of the Parent Senior Notes. Therefore, Parent and Spinco agree to undertake the following transactions with respect to each series of the Parent Senior Notes:

    (i) Parent shall prepare a tender offer statement and consent solicitation (each, a "PARENT TENDER OFFER STATEMENT") with respect to each series of the Parent Senior Notes pursuant to which (x) Parent will offer to purchase all issued and outstanding Parent Senior Notes of such series (each, a "PARENT TENDER OFFER") and (y) Parent will solicit consents to a supplemental indenture with respect to such series (each, a "PARENT CONSENT SOLICITATION") containing such amendments to the pertinent Parent Senior Notes Indenture as may be determined by Parent in its sole discretion to be necessary or appropriate in connection with the Distribution and the retention by Parent of the obligations under such series (each, a "PARENT TENDER SUPPLEMENTAL INDENTURE"). The terms and conditions upon which Parent shall offer to purchase each series of Parent Senior Notes will be determined by Parent in its sole discretion. Parent shall comply with the applicable tender offer rules, including Rule 13e-4 under the Exchange Act, and any other applicable laws or regulations in connection with the Parent Tender Offers, the Parent Consent Solicitations and the Parent Tender Offer Statements. The timing of the commencement of the Parent Tender Offers will be determined by Parent in its reasonable judgment. Any provisions of this Agreement that conflict with such laws and regulations shall be deemed to be superseded by the provisions of such laws and regulations.

    (ii) Spinco and Parent agree to take the following actions, depending upon the extent to which holders of any series of Parent Senior Notes agree to tender their Parent Senior Notes and consent to the pertinent Parent Tender Supplemental Indenture:

      (A) If holders of a majority of a series of Parent Senior Notes execute and deliver consents to enter into the pertinent Parent Tender Supplemental Indenture, then (1) Parent and the Parent Senior Notes Trustee will execute and deliver the pertinent Parent Tender Supplemental Indenture, (2) Parent will consummate the Parent Tender Offer for such series in accordance with the terms of the pertinent Parent Tender Offer Statement and applicable law (including purchasing all Parent Senior Notes of such series that have been validly tendered and not withdrawn), (3) any Parent Senior Notes that were not validly tendered or were withdrawn will remain obligations of Parent, entitled to the benefits of the Parent Senior Notes Indenture, as amended by the Parent Tender Supplemental Indenture, and (4) all costs of the Parent Tender Offer and Parent Consent Solicitation (including the principal amount of the Parent Senior Notes purchased, any premiums paid in connection therewith and accrued and unpaid interest thereon) will be paid by Parent; and

      (B) If holders of a majority of a series of Parent Senior Notes do not execute and deliver consents to enter into the pertinent Parent Tender Supplemental Indenture, then (1) Parent, Spinco and the Parent Senior Notes Trustee will execute and deliver a supplemental indenture to the pertinent Parent Senior Notes Indenture pursuant to which Parent will assign to Spinco, and Spinco will assume from Parent, all rights and obligations of Parent under such Parent Senior Notes Indenture (each, a "PARENT ASSIGNMENT SUPPLEMENTAL INDENTURE"), as a result of which any Parent Senior Notes that were not validly tendered or were withdrawn will become obligations of Spinco, (2) Parent will consummate the Parent Tender Offer for such series in accordance with the terms of the pertinent Parent Tender Offer Statement and applicable law (including purchasing all Parent Senior Notes of such series that have been validly tendered and not withdrawn), (3) Parent will contribute to Spinco prior to the Distribution, in addition to any other assets to be contributed to Spinco by Parent in connection with the Distribution, cash in an amount equal to the principal amount of all Parent Senior Notes of such series not acquired by Parent pursuant to such Parent Tender Offer, and (4) all costs of the Parent Tender Offer and Parent Consent Solicitation (including the principal amount of any Parent Senior Notes purchased, any premiums paid in connection therewith and accrued and unpaid interest thereon) will be paid by Parent.

  (b) RHG Senior Notes. It is the intent of Parent and Spinco that the indebtedness evidenced by the RHG Senior Notes be refinanced. However, refinancing such indebtedness will require that Parent tender for such indebtedness. Therefore, Parent and Spinco agree to undertake the following transactions with respect to the RHG Senior Notes:

    (i) Parent, RHG and RHG Finance shall prepare a tender offer statement and any related consent solicitation (the "RHG TENDER OFFER STATEMENT") with respect to the RHG Senior Notes pursuant to which RHG Finance will offer to purchase all issued and outstanding RHG Senior Notes (the "RHG TENDER OFFER"). The terms and conditions upon which RHG shall offer to purchase the RHG Senior Notes will be determined by Parent in its sole discretion. Parent, RHG and RHG Finance shall comply with the applicable tender offer rules, including Rule 13e-4 under the Exchange Act, and any other applicable laws or regulations in connection with the RHG Tender Offer and the RHG Tender Offer Statement. The timing of the commencement of the RHG Tender Offer will be determined by Parent in its reasonable judgment. Any provisions of this Agreement that conflict with such laws and regulations shall be deemed to be superseded by the provisions of such laws and regulations.

    (ii) (1) Parent, RHG, RHG Finance, Spinco and the RHG Senior Notes Trustee will execute and deliver a supplemental indenture to the RHG Senior Notes Indenture pursuant to which Parent will assign to Spinco, and Spinco will assume from Parent, all rights and obligations of Parent under the RHG Senior Notes Indenture (the "RHG ASSIGNMENT SUPPLEMENTAL INDENTURE"), as a result of which any RHG Senior Notes that were not validly tendered or were withdrawn will remain obligations of RHG Finance that are guaranteed by RHG and Spinco, rather than being guaranteed by RHG and Parent, (2) RHG Finance will consummate the RHG Tender Offer in accordance with the terms of the RHG Tender Offer Statement and applicable law (including purchasing all RHG Senior Notes that have been validly tendered and not withdrawn), (3) Parent will contribute to Spinco prior to the Distribution, in addition to any other assets to be contributed to Spinco by Parent in connection with the Distribution, cash in an amount equal to the principal amount of all RHG Senior Notes (including the principal amount of any RHG Senior Notes acquired by RHG Finance pursuant to the RHG Tender Offer), and (4) costs of the RHG Tender Offer (including the principal amount of any RHG Senior Notes purchased, any premiums paid in connection therewith and accrued and unpaid interest thereon) will be paid by Spinco.

  (c) Liquid Yield Option Notes. It is the intent of Parent and Spinco that the rights of the holders evidenced by the LYONs issued by Parent be allocated between Parent and Spinco in the manner described in the LYONs Allocation Agreement and that, prior to the Distribution, Parent, Spinco and the LYONs Trustee will execute and deliver the LYONs Supplemental Indenture.

  (d) Credit Facility. It is the intent of Parent and Spinco that the indebtedness outstanding under the Revolving Credit Facility be retained by Parent. Therefore, on or prior to the Distribution, Parent will either obtain the consent of the lenders and the agent under the Revolving Credit Facility to the consummation of the Distribution and the transactions contemplated thereby or refinance the amounts outstanding thereunder.

  (e) Refinancing; Cash Contribution to Spinco. It is the intent of Parent and Spinco that Parent incur indebtedness the net proceeds of which are sufficient to finance the Parent Tender Offers, the RHG Tender Offer, the Parent Consent Solicitations, the refinancing of the Revolving Credit Facility (if necessary), the cash required to be contributed to Spinco to the extent that Spinco becomes obligated with respect to any indebtedness intended to be retained by Parent or refinanced as provided in Sections 2.8(a) and 2.8(b) and all fees and expenses incurred in connection therewith that are to be borne by Parent. Therefore, Parent shall use its reasonable efforts to borrow funds in such amounts as are necessary, together with the capital contributions to be made by Seller to the Company as contemplated by the Merger Agreement, to provide net proceeds to Parent sufficient to refinance the indebtedness of Parent and pay the other amounts described above. In connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents, either (I) Parent will transfer to Spinco cash in an amount equal to the excess of (x) $1,444,000,000, over (y) the sum of the Parent Senior Note Amount, the RHG Senior Note Amount, the Revolving Credit Facility Amount and the LYONs Amount, or (II) if the sum of the amounts set forth in clause (y) is greater than $1,444,000,000, Spinco will transfer to Parent cash in an amount equal to such excess (such payment, whether to be made by Parent or Spinco, the "SECTION 2.8(E) PAYMENT"). Pursuant to the Omnibus Agreement, either Parent or Spinco will make the Estimated Section 2.8(e) Payment on the Distribution Date. Within 5 Business Days following the Distribution Date, the parties shall confirm the amount of the Section 2.8(e) Payment. Within 2 Business Days of such confirmation, either Parent will pay to Spinco, or Spinco will pay to Parent, any difference between the Estimated
Section 2.8(e) Payment and the Section 2.8(e) Payment, together with interest on such difference from the Distribution Date through and including the date of such payment at a rate per annum calculated as 6-month LIBOR (appearing on the Dow Jones/Telerate Monitor on Telerate Access Service Page 3750, determined at 11:00 AM London time on the Distribution Date and, if necessary, each 6-month anniversary thereof) plus one percent (1.00%), computed based upon a year of 360 days and actual days elapsed. Any such payment pursuant to this Section 2.8(e) will be made by wire transfer of immediately available funds in U.S. Dollars.

  (f) Net Tangible Assets Adjustment.

    (i) Within 60 days after the Distribution, Spinco will prepare and deliver or cause to be delivered to Parent a statement (the "DISTRIBUTION DATE STATEMENT") that includes a consolidated balance sheet of the Retained Business as of the moment immediately prior to the consummation of the transactions contemplated by this Agreement and the Transaction Documents, prepared in accordance with the Agreed Accounting Procedures, and a calculation, set forth in reasonable detail, of the Adjusted Net Tangible Assets of the Retained Business as of such time. The Distribution Date Statement shall be accompanied by a report of Spinco's independent public accountants stating, without qualification, that such balance sheet and such calculation have been prepared in accordance with this Section 2.8(f). Parent will assist Spinco in the preparation of the Distribution Date Statement by making available to Spinco and its representatives, upon reasonable notice and during normal business hours, (x) all information reasonably requested by Spinco, and (y) all employees and representatives of Parent as may be reasonably requested by Spinco. Spinco will afford Parent's representatives reasonable access, upon reasonable notice and during reasonable hours, to Spinco's records and information during the preparation of the Distribution Date Statement and a reasonable opportunity to participate in the preparation thereof.

    (ii) Parent and Spinco acknowledge and agree that the purpose of the procedures and adjustments contemplated by this Section 2.8(f) is to ensure that the Adjusted Net Tangible Assets of the Retained

  Business, determined as provided herein and in accordance with the Agreed Accounting Procedures, is equal to $103.2 million, as hereinafter provided. For the avoidance of doubt, it is expressly agreed that no objection may be raised and no adjustment may be proposed to any entry or item contained in the Distribution Date Statement except on grounds that such item or entry is not in accordance with the provisions of this Agreement or the Agreed Accounting Procedures consistently applied; without prejudice, however, to a party's right to challenge or propose adjustment to items or entries on grounds that such items or entries are not so in accordance with the provisions of this Agreement and the Agreed Accounting Procedures, consistently applied.

    (iii) Following the delivery of the Distribution Date Statement to Parent, Parent will have the right to review the Distribution Date Statement to determine whether it was prepared in accordance with this Agreement and the Agreed Accounting Procedures. Spinco will permit Parent and its independent public accountants access at all reasonable times to all of the working papers, analyses and schedules of Spinco utilized or prepared in connection with the preparation of the Distribution Date Statement. Within the 30-day period after receipt of the Distribution Date Statement, Parent will, in a written notice to Spinco, either accept the Distribution Date Statement or describe in reasonable detail any proposed adjustments to such Distribution Date Statement and the reasons therefor, in which case Parent's notice will include a special report of Parent's independent public accountants stating that such adjustments are required in accordance with this Section 2.8(f). If Spinco has not received such notice of proposed adjustments within such 30-day period, Parent will be deemed irrevocably to have accepted the Distribution Date Statement.

    (iv) Parent and Spinco will negotiate in good faith to resolve any disputes over any proposed adjustments to the Distribution Date Statement. However, if any such dispute is not resolved within 30 days following the receipt by Spinco of the proposed adjustments, Parent and Spinco jointly will engage KPMG Peat Marwick to resolve such disputes in accordance with the standards set forth in this Section 2.8(f), which resolution will be final and binding. Each party will bear a portion of the fees and expenses of such accounting firm equal to the proportion to the disputed amount determined in favor of the other party.

    (v) Upon the acceptance of the Distribution Date Statement by Parent or the resolution in writing of any disputes arising out of any proposed adjustments, (A) if the Adjusted Net Tangible Assets of the Retained Business as set forth on the Distribution Date Statement as so accepted or as modified to resolve such disputes is greater than $103.2 million, Parent will promptly (but in no event more than five days thereafter) pay to Spinco the amount of such excess, together with interest as computed below, or (B) if the Adjusted Net Tangible Assets of the Retained Business as set forth on the Distribution Date Statement as so accepted or as modified to resolve such disputes is less than $103.2 million, Spinco will promptly (but in no event more than five days thereafter) pay to Parent the amount of such difference, together with interest as computed below. Interest will be payable on the amounts set forth above from the Distribution Date through and including the date of such payment at a rate per annum calculated as 6-month LIBOR (appearing on the Dow Jones/Telerate Monitor on Telerate Access Service Page 3750, determined at 11:00 AM London time on the Distribution Date and, if necessary, each 6-month anniversary thereof) plus one percent (1.00%), computed based upon a year of 360 days and actual days elapsed. Any such payment pursuant to this Section 2.8(f) will be made by wire transfer of immediately available funds in U.S. Dollars.

  Section 2.9. MMS UK. Prior to the closing of the sale of MMS UK to Gardner Merchant under the UK Stock Purchase Agreement, MMS UK and its Subsidiaries shall be deemed to be included within the Retained Assets, the Retained Business, the Retained Liabilities, and the Retained Subsidiaries for purposes of this Agreement and the Transaction Documents. Following the closing under the UK Stock Purchase Agreement, MMS UK and its Subsidiaries shall be deemed to be excluded from the Retained Assets, the Retained Business, the Retained Liabilities and the Retained Subsidiaries. MMS UK and its Subsidiaries shall not be deemed at any time or for any purpose to be included within the Spinco Assets, the Spinco Business, the Spinco Liabilities or the Spinco Subsidiaries for purposes of this Agreement and the Transaction Documents.

                                  ARTICLE III

                               The Distribution

  Section 3.1. Cooperation Prior to the Distribution.

  (a) Parent shall prepare the Proxy Statement (which shall set forth appropriate disclosure concerning Spinco and the Spinco Subsidiaries, the Spinco Business, the Distribution, the Merger and certain other matters) and Spinco shall file with the Commission the Form 10 (which shall include or incorporate by reference the Proxy Statement). Parent and Spinco shall use their respective reasonable efforts to cause the Form 10 to be declared effective under the Exchange Act or, if either Parent or Spinco reasonably determines that the Distribution may not be effected without registering the Spinco Capital Stock pursuant to the Securities Act, Parent shall use its reasonable efforts to cause the Spinco Capital Stock to be registered pursuant to the Securities Act and thereafter effect the Distribution in accordance with the terms of this Agreement, including by preparing and filing on an appropriate form of registration statement under the Securities Act covering the Spinco Capital Stock and using its reasonable efforts to cause such registration statement to be declared effective.

  (b) Parent and Spinco shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by the Benefits Allocation Agreement and the obligations assumed by Spinco under the LYONs Allocation Agreement.

  (c) Parent and Spinco shall take all such action as may be necessary or appropriate under state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement and the Transaction Documents.

  (d) Parent and Spinco shall prepare, and Spinco shall file and seek to make effective, an application to permit listing of the Spinco Capital Stock either on the NYSE or any other national securities exchange or national market system as may be selected by Spinco in its sole discretion (to the extent permitted pursuant to the listing requirements of such exchange or national market system).

  (e) Parent and Spinco shall use all reasonable efforts to obtain any consents and approvals of, and to make any notices to and filings with, any Governmental Entity or any other Person or entity necessary or desirable in connection with the transactions contemplated hereby.

  (f) Parent and Spinco will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement.

  Section 3.2. Conditions Precedent to the Distribution. The obligations of Parent to effect the Distribution shall be subject to the satisfaction of the following conditions:

    (i) the transactions contemplated by Sections 2.2 and 2.3 shall have been consummated in all material respects;

    (ii) the Spinco Board, comprised as contemplated by Section 5.1, shall have been elected by Parent, as sole stockholder of Spinco, and the Spinco Certificate and Spinco Bylaws shall have been adopted and shall be in effect;

    (iii) the Ruling Request shall have been granted in form and substance satisfactory to the Parent Board, in its sole discretion;

    (iv) Parent shall have received the opinion of American Appraisal Associates, Inc. or other appraisal or valuation experts selected by Parent, in form and substance satisfactory to Parent, as to the solvency of Parent and Spinco after giving effect to the transactions contemplated hereby and by the Merger Agreement, and such opinion shall not have been withdrawn;

    (v) each condition to the Closing under the Merger Agreement set forth in
  Article VII thereof, other than the condition set forth in Section 7.3(f) as to the consummation of the Distribution, shall have been fulfilled or waived by the party for whose benefit such condition exists;

    (vi) the Distribution Record Date shall have been set by the Parent
  Board;

    (vii) the Form 10 (or the registration statement referred to in Section 3.1(a) hereof) shall have been declared effective by the Commission;

    (viii) the Distribution and the Merger shall have been approved by the stockholders of Parent at the Special Meeting; and

    (ix) the Spinco Capital Stock shall have been accepted for listing or quotation in accordance with Section 3.1(d) hereof.

  provided, however, that any such condition may be waived by the Parent Board in its sole discretion if Seller shall have consented thereto.

  Section 3.3. The Distribution. On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, Parent shall deliver to the Agent a share certificate representing all of the then outstanding shares of Spinco Capital Stock owned by Parent and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such Spinco Capital Stock to the Holders. Spinco agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

                                  ARTICLE IV

                                INDEMNIFICATION

  Section 4.1. Indemnification by Parent. Except as otherwise expressly set forth in the Transaction Documents, Parent shall indemnify, defend and hold harmless Spinco and each of the Spinco Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "SPINCO INDEMNITEES") from and against the Retained Liabilities and any and all losses, Liabilities, damages, including the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "SPINCO INDEMNIFIABLE LOSSES" and, individually, a "SPINCO INDEMNIFIABLE LOSS") of the Spinco Indemnitees arising out of or due to the failure or alleged failure of Parent or any of its Affiliates (i) to pay, perform or otherwise discharge in due course any of the Retained Liabilities, or (ii) comply with the provisions of Section 5.4(b).

  Section 4.2. Indemnification by Spinco. Except as otherwise expressly set forth in the Transaction Documents, Spinco shall indemnify, defend and hold harmless Parent and each of the Retained Subsidiaries, and each of their directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "PARENT INDEMNITEES") from and against the Spinco Liabilities and any and all losses, Liabilities, damages, including the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "PARENT INDEMNIFIABLE LOSSES" and, individually, an "PARENT INDEMNIFIABLE LOSS") of the Parent Indemnitees arising out of or due to the failure or alleged failure of Spinco or any of its Affiliates to (i) pay, perform or otherwise discharge in due course any of the Spinco Liabilities or (ii) comply with the provisions of Section 5.4(a). The "Spinco Indemnifiable Losses" and the "Parent Indemnifiable Losses" are collectively referred to as the "INDEMNIFIABLE LOSSES."

  Section 4.3. Environmental Indemnification by Spinco.

  (a) Spinco shall indemnify, defend and hold harmless each of the Parent Indemnitees from and against any Parent Indemnifiable Losses of the Parent Indemnitees (i) arising out of or relating to Existing Environmental Laws and attributable to the accidental discharge of waste water from the Lohmar Laundry Facility of the Retained Business located in Santa Clara, California prior to the Distribution Date and (ii) arising out of, or relating to, the listing of the Marriott Tucson Linen facility located in Tucson, Arizona on the Arizona state clean-up or superfund list and on the Federal Comprehensive Environmental Response, Compensation and Liability Information System list as a result of events, facts and circumstances prior to the Distribution Date, including any remedial, investigatory or cleanup costs and expenses incurred by any Parent Indemnitee in connection with such matter; provided, that (A) any costs and expenses forming the basis for any Parent Indemnifiable Losses are limited to those that are commercially reasonable in the absence of the indemnification set forth in this Section 4.3, and (B) Parent Indemnifiable Losses do not include costs attributable to the time or efforts of any Parent Indemnitee. As used herein, "EXISTING ENVIRONMENTAL LAWS" means those applicable provisions of any federal, state or local law, statute, ordinance, common law, rule, regulation, permit, directive, license, approval, guidance, interpretation, order, or other legal requirement relating to the protection of safety, human health or the environment, including any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment that are both in effect and required to be met on or prior to the Distribution Date. Without limiting the foregoing, each of the following is an Existing Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300f et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), and the Atomic Energy Act (42 U.S.C.(S) 2011 et seq.), as such laws have been or are in the future, on or prior to the Distribution Date, amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

  (b) This Section 4.3 and the indemnification hereunder shall survive the Distribution Date and shall remain in effect for two years thereafter. Any matter as to which a claim has been asserted by notice to Spinco that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Section 4.3 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

  Section 4.4. Insurance Proceeds; Tax Benefits; Mitigation. The amount which any party (an "INDEMNIFYING PARTY") is or may be required to pay to any other Person (an "INDEMNITEE") pursuant to Sections 4.1, 4.2 or 4.3 shall be reduced (including retroactively) by (i) any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss and (ii) any Tax benefits realized or realizable by such Indemnitee based on the present value thereof by reason of such Loss and shall be increased by any Tax liability incurred by such Indemnitee based on such indemnity payment. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, Tax benefits or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds, Tax benefits or other amounts actually received. The Indemnitee shall take all reasonable steps to mitigate all Losses, including availing itself of any defenses, limitations, rights of contribution, claims against third parties and other rights at law (it being understood that any out-of-pocket costs paid to third parties in connection with such mitigation shall constitute Losses), and shall provide such evidence and documentation of the nature and extent of any Loss as may be reasonably requested by the Indemnifying Party.

  Section 4.5. Procedure for Indemnification.

  (a) Except as may be set forth in a Transaction Document, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any governmental entity) who is not a party to this Agreement or to any of the Transaction Documents of any claim or of the commencement by any such Person of any Action (a "THIRD-PARTY CLAIM") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, that the failure of any Indemnitee to give notice as required by this Section 4.5 shall not relieve the Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

  (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 4.5(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article IV for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 4.1, 4.2 or 4.3, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within fifteen days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or
(iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

  (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

  (d) Notwithstanding anything else in this Section 4.5 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless
(i) such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim and (ii) such settlement does not provide for any non-monetary relief by Indemnitee unless Indemnitee consents thereto. In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of
(A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

  (e) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

  (f) In addition to any adjustments required pursuant to Section 4.4, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

  (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

  Section 4.6. Joint and Several Liability for Certain Employment
Claims. Where Employment Claims (as defined in the Benefits Allocation Agreement) alleging or involving joint and several liability asserted against Spinco and Parent are not separately traceable to liabilities relating to Spinco Individuals or Retained Individuals (as such terms are defined in the Benefits Allocation Agreement) or to employment by or with a Spinco Business or a Retained Business, any liability shall be apportioned between Spinco and Parent in accordance with the ratio that the aggregate wages of each party's employees bears to the aggregate wages of the employees of both parties for the most recent fiscal year of Parent ending before the Distribution Date as follows: The percentage of the liability assumed by Spinco shall equal the ratio of (i) the aggregate wages of Spinco Employees (as of the Distribution
Date) as determined by reference to the federal income tax wage base on Internal Revenue Services Forms W-2 for the most recent fiscal year of Parent ended prior to the Distribution Date ("Forms W-2") to (ii) the combined aggregate wages of Spinco Employees and Retained Employees (each, as of the Distribution Date) on Forms W-2; and the percentage of the liability assumed by Parent shall equal the ratio of (i) the aggregate wages of Retained Employees (as of the Distribution Date) on Forms W-2 to (ii) the combined aggregate wages of Spinco Employees and Retained Employees (each, as of the Distribution Date) on Forms W-2. Each party will indemnify, defend and hold harmless the other to the extent of the indemnifying party's apportioned percentage determined in accordance with this Section 4.6.

  Section 4.7. Remedies Cumulative. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

  Section 4.8. Survival of Indemnities. The obligations of each of Spinco and Parent under this Article IV shall survive the sale or other transfer by it of any Assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such Assets, businesses or Liabilities.

                                   ARTICLE V

                          Certain Additional Matters

  Section 5.1. Spinco Board. Spinco and Parent shall take all actions which may be required to constitute, effective as of the Distribution Date, the persons identified in the Form 10 as the directors of Spinco.

  Section 5.2. Resignations; Parent Board.

  (a) Spinco shall cause all of its directors and Spinco Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of Parent or any of its Retained Subsidiaries on which they serve, and from all positions as officers or employees of Parent or any of its Retained Subsidiaries in which they serve, except to the extent described in the Proxy Statement. Parent shall cause all of its directors and the Retained Employees to resign from all boards of directors or similar governing bodies of Spinco or any of its subsidiaries on which they serve, and from all positions as officers or employees of Spinco or any of its subsidiaries in which they serve, except to the extent specified in the preceding sentence.

  Section 5.3. Certificate and Bylaws. On or prior to the Distribution Date, Spinco shall adopt the Spinco Certificate and the Spinco Bylaws, and shall file the Spinco Certificate with the Secretary of State of the State of Delaware.

  Section 5.4. Compliance with IRS Ruling Undertakings.

  (a) Spinco shall, and shall cause each of the Spinco Subsidiaries to, comply with each representation, covenant and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, or to be obtained, by Parent and Spinco acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

  (b) Parent shall, and shall cause each of its Subsidiaries to, comply with each representation, covenant and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, by Parent and Spinco acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

  Section 5.5. Name. Effective as of the Distribution Date, Parent shall change its corporate name to "Sodexho Marriott Services, Inc.," subject to the terms and conditions of the Trademark License Agreement. Immediately thereafter, Spinco shall change its corporate name to "Marriott International, Inc." Parent and Spinco agree to request in applications to the NYSE that the trading symbol for the Spinco Capital Stock shall be "MAR" and that the trading symbol for the Parent Common Stock shall be otherwise. All references to Parent and Spinco herein shall be references to such corporation both before and after such corporate name change.

                                  ARTICLE VI

                      Access to Information and Services

  Section 6.1. Provision of Corporate Records.

  (a) Except as may otherwise be provided in a Transaction Document, Parent shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Spinco's cost) to Spinco of the Spinco Books and Records in its possession, except to the extent such items are already in the possession of Spinco or a Spinco Subsidiary. Such Spinco Books and Records shall be the property of Spinco, but shall be available to Parent for review and duplication until Parent shall notify Spinco in writing that such records are no longer of use to Parent.

  (b) Except as may otherwise be provided in a Transaction Document, Spinco shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Parent's cost) to Parent of the Parent Books and Records in its possession, except to the extent such items are already in the possession of Parent or a Retained Subsidiary. The Parent Books and Records shall be the property of Parent, but shall be available to Spinco for review and duplication until Spinco shall notify Parent in writing that such records are no longer of use to Spinco.

  Section 6.2. Access to Information. Except as may otherwise be provided in a Transaction Document, from and after the Distribution Date, Parent shall afford to Spinco and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "INFORMATION") within Parent's possession insofar as such access is reasonably required by Spinco for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Transaction Document, Spinco shall afford to Parent and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Spinco's possession, insofar as such access is reasonably required by Parent for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article VI for the legitimate business purposes of either party, including audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

  Section 6.3. Production of Witnesses. At all times from and after the Distribution Date, each of Spinco and Parent shall use reasonable efforts to make available to the other, upon written request, its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

  Section 6.4. Reimbursement. Except to the extent otherwise contemplated in any Transaction Document, a party providing Information or witness services to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses (including reasonable attorney's fees for individual counsel to such witnesses) or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

  Section 6.5. Retention of Records. Except as otherwise required by law or agreed to in a Transaction Document or otherwise in writing, each of Parent and Spinco may destroy or otherwise dispose of any of the Information, which is material Information and is not contained in other Information retained by Parent or Spinco, as the case may be, at any time after the tenth anniversary of this Agreement, so long as, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

  Section 6.6. Confidentiality. Each of Parent and its Subsidiaries on the one hand, and Spinco and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources or independently developed by such party), and each party shall not release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel or by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between the Parent Group and the Spinco Group, (y) any contractual agreement to which the Parent Group or the Spinco Group are currently parties, or (z) in exercise of either party's rights hereunder.

  Section 6.7. Privileged Matters. Parent and Spinco recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Parent Group and the Spinco Group and that both the Parent Group and the Spinco Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

    (i) Parent shall be entitled, in perpetuity, to control the assertion or waiver of all Privilege in connection with Privileged Information which relates solely to the Retained Business, whether or not the Privileged Information is in the possession of or under the control of Parent or Spinco. Parent shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Retained Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Parent, whether or not the Privileged Information is in the possession of or under the control of Parent or Spinco.

    (ii) Spinco shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Spinco Business, whether or not the Privileged Information is in the possession of or under the control of Parent or Spinco. Spinco shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Spinco Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Spinco, whether or not the Privileged Information is in the possession of Spinco or under the control of Parent or Spinco.

    (iii) Parent and Spinco agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this
  Section 6.7, with respect to all Privileges not allocated pursuant to the terms of Sections 6.7(i) and 6.7(ii). All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Parent and Spinco in respect of which Parent and Spinco retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

    (iv) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in Section 6.7(v). Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

    (v) In the event of any litigation or dispute between a member of the Parent Group and a member of the Spinco Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, although such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the Parent Group and the Spinco Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

    (vi) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

    (vii) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 6.7 or otherwise to prevent the production or disclosure of such Privileged Information.

    (viii) The transfer of the Spinco Books and Records and the Parent Books and Records and other Information between Parent and its Subsidiaries and Spinco and its Subsidiaries, is made in reliance on the agreement of Parent and Spinco, as set forth in Sections 6.6 and 6.7, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 6.1 and 6.2 hereof, the agreement to provide witnesses and individuals pursuant to Section 6.3 hereof and the transfer of Privileged Information between Parent and its Subsidiaries and Spinco and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                                  ARTICLE VII

                                   Insurance

  Section 7.1. Policies and Rights Included Within the Spinco Assets. Without limiting the generality of the definition of the Spinco Assets, the Spinco Assets shall include (i) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Spinco Business or, to the extent any claim is made against Spinco or any of its Subsidiaries, the Retained Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, (ii) all of the Shared Policies (including existing Self Insurance Programs), and (iii) the Spinco Policies. All Shared Policies, including Shared Policies that have previously expired, shall be transferred to Spinco.

  Section 7.2. Policies and Rights Included Within the Parent Assets. Without limiting the generality of the definition of the Retained Assets, the Retained Assets shall include (i) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Retained Business or, to the extent any claim is made against Parent or any of its Subsidiaries, the Spinco Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies (including Self-Insurance Programs), and (ii) the Retained Policies.

  Section 7.3. Post-Distribution Date Claims. If, subsequent to the Distribution Date, any Person shall assert a claim against Parent or any of its Subsidiaries with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date and which injury, loss, liability, damage or expense may arise out of Insured Claims under one of the Shared Policies, Spinco shall at the time such claim is asserted be deemed to assign, without need of further documentation, to Parent any and all rights of an insured party under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer.

  Section 7.4. Insurance Administration.

  (a) Insurance and Claims Administration. Subject to any contrary provisions of the Risk Management Consulting Agreement or the Casualty Claims Administration Agreement, from and after the Distribution Date:

    (i) Spinco shall be responsible for the (A) Insurance Administration of the Shared Policies and the Spinco Policies, and (B) Claims Administration with respect to the Spinco Liabilities and Parent Liabilities; provided, that the administration of the Shared Policies and the Spinco Policies by Spinco is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under the Shared Policies and the Spinco Policies, including Parent, its Subsidiaries and any of their operations; and

    (ii) Spinco shall conduct for the benefit of the Parent Group (A) Insurance Administration of the Retained Policies under the Risk Management Consulting Agreement, and (B) Claims Administration with respect to the Retained Liabilities under the Casualty Claims Administration Agreement; provided, that the administration of the Retained Policies by Spinco is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under the Retained Policies, including Parent, its Subsidiaries and any of their operations.

  In connection with the foregoing, Parent will assign to Spinco, and Spinco will assume, all rights and obligations of Parent under the casualty claims administration agreement between Parent and Host Marriott Corporation dated as of October 8, 1993 and any other casualty claims administration agreements to which Parent is a party.

  (b) Insurance Premiums. Spinco shall pay the premiums and losses under insured deductible programs with respect to the Shared Policies and the Spinco Policies, as required under the terms and conditions of the respective Policies. Parent shall promptly reimburse Spinco for that portion of such premiums and losses under insured deductible programs paid by Spinco as are attributable to the Retained Liabilities. Any question as to whether premiums or losses are attributable to the Retained Liabilities shall be determined by Spinco's auditors, subject to review by Parent's auditors. Spinco shall have the right but not the obligation to pay the premiums and losses under insured deductible programs, to the extent that Parent does not pay premiums and losses under insured deductible programs with respect to Retained Liabilities (retrospectively-rated or otherwise), with respect to Retained Policies, as required under the terms and conditions of the respective Policies, whereupon Parent shall promptly reimburse Spinco for such premiums.

  (c) Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to Spinco with respect to the Spinco Liabilities and to Parent with respect to the Retained Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability Policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims. The parties agree to use their best efforts to cooperate with respect to insurance matters.

  (d) Existing Risk Management Consulting Arrangements. All existing risk management consulting arrangements to which Parent or its Subsidiaries is a party will, prior to the Distribution, be assigned to and assumed by Spinco.

  Section 7.5. Existing Insurance Programs. In the event that Insured Claims of both Spinco and Parent exist relating to the same occurrence, Spinco and Parent agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 7.5 shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

  Section 7.6. Existing Self Insurance Programs. In addition to assuming all existing Self Insurance Programs of Parent prior to the Distribution, Spinco shall retain responsibility for satisfying all Liabilities under the existing Self Insurance Programs relating to the Spinco Business (the "SPINCO SELF INSURANCE LIABILITIES"). Parent shall retain all responsibility for all Liabilities under the existing Self Insurance Programs relating to the Retained Business (the "RETAINED SELF INSURANCE LIABILITIES").

  Section 7.7. Surety Bonds and Letters of Credit. Schedule 7.7 sets forth the surety bonds posted by or on behalf of the Parent Group to secure obligations for self-insured workers' compensation losses as required by various state insurance departments (the "SURETY BONDS") and the letters of credit issued for the account of the Parent Group to insurance companies that front Parent's workers' compensation, general and automobile liability insurance ("LOCS"). The parties' respective obligations with respect to such Surety Bonds and LOCs shall be as follows:

    (i) with respect to LOCs for the Phase I Insurance Period (which are currently issued in the name of Host Marriott Corporation and its Subsidiaries for the account of Parent), (x) after the Distribution Spinco will provide, in the name of Host Marriott Corporation, LOCs to secure obligations relating to the Phase I Insurance Period for such time as may be required by law, (y) Parent will reimburse Spinco for the premiums and other costs of such LOCs attributable to the Retained Business, and (z) Parent and Spinco agree to provide to Host Marriott Corporation any security reasonably requested by Host Marriott Corporation with respect to such LOCs;

    (ii) with respect to LOCs for the Phase II Insurance Period, (x) Spinco shall keep such LOCs in place after the Distribution to secure obligations relating to the Phase II Insurance Period for such time as may be required by law, (y) Parent will promptly reimburse Spinco for the fees and other costs of such LOCs attributable to the Retained Business, and (z) Parent agrees to provide to Spinco any security reasonably requested by Spinco with respect to such LOCs;

    (iii) with respect to Surety Bonds (which are posted in the name of Parent), (w) Parent will assign to Spinco, and Spinco will assume, the rights and obligations under such Surety Bonds, (x) the parties shall keep such Surety Bonds in place after the Distribution to secure obligations relating to the period prior to the Distribution for such time as may be required by law, (y) Parent will promptly reimburse Spinco for the fees and other costs of such Surety Bonds attributable to the Retained Business, and
  (z) Parent agreed to provide to Spinco any security reasonably requested by Spinco with respect to such LOCs;

    (iv) with respect to LOCs, Surety Bonds or other collateral or security for the Phase I Insurance Period and Phase II Insurance Period procured or retained by Spinco attributable to the Retained Business, Parent will, in addition to any amounts reimbursed pursuant to clauses (i), (ii) and (iii) above, pay to Spinco a credit enhancement fee equal to 0.25% per annum of the amount of such collateral or security, payable quarterly; and

    (v) Seller shall execute a guarantee pursuant to which Seller will guarantee 100% of the obligations of Parent with respect to such Surety Bonds and LOCs.

  Notwithstanding the foregoing, Spinco shall be responsible for payment of (and shall indemnify Parent against) all obligations constituting Spinco Liabilities (and shall reimburse Parent for any payment made directly by Parent with respect to Spinco Liabilities) and Parent shall be responsible for payment of (and shall indemnify Spinco against) all obligations constituting Retained Liabilities (and shall reimburse Spinco for any payments made directly by Spinco on behalf of Retained Liabilities), consistent with the allocation of Spinco Liabilities and Retained Liabilities set forth herein.

  Section 7.8. Directors and Officers Policy. Parent's directors and officers Policy, which will be assigned to Spinco prior to the Distribution, will be endorsed so that such Policy will continue to cover acts and omissions of directors and officers of Parent prior to the Distribution.

                                 ARTICLE VIII

                                 Miscellaneous

  Section 8.1. Complete Agreement: Construction. This Agreement, including the Schedules and Exhibits and the Transaction Documents and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Transaction Documents, then the Transaction Documents shall control.

  Section 8.2. Expenses. Except as otherwise set forth in this Agreement or any Transaction Document, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement, the Distribution and with the consummation of the transactions contemplated by this Agreement shall be charged to Parent.

  Section 8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

  Section 8.4. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

  To Spinco:

  New Marriott MI, Inc.
  (to be renamed "Marriott International, Inc.")
  10400 Fernwood Road
  Bethesda, MD 20817
  Attn: Chief Financial Officer
  Telecopy: 301/380-8150

  with a copy to:

  New Marriott MI, Inc.
  (to be renamed "Marriott International, Inc.")
  10400 Fernwood Road
  Bethesda, MD 20817
  Attn: General Counsel
  Telecopy: 301/380-6727

  and a copy to:

  O'Melveny & Myers LLP
  555 13th Street, N.W.
  Washington, D.C. 20004-1109
  Attn: Jeffrey J. Rosen
  Telecopy: 202/383-5414

  To Parent:

  Marriott International, Inc.
  (to be renamed "Sodexho Marriott Services, Inc.")
  10400 Fernwood Road
  Bethesda, MD 20817
  Attn: Chief Financial Officer
  Telecopy: 301/380-8150

  with a copy to:

  Marriott International, Inc.
  (to be renamed "Sodexho Marriott Services, Inc.")
  10400 Fernwood Road
  Bethesda, MD 20817
  Attn: General Counsel
  Telecopy: 301/380-6727

  Section 8.5. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

  Section 8.6. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

  Section 8.7. Termination. This Agreement shall terminate and the Distribution shall be abandoned upon termination of the Merger Agreement at any time prior to the Distribution Date. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

  Section 8.8. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

  Section 8.9. No Third-Party Beneficiaries. Except for the provisions of
Article V relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third-parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

  Section 8.10. Titles and headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

  Section 8.11. Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

  Section 8.12. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

  Section 8.13. Consent to Jurisdiction; Waiver of Jury Trial. Each party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be instituted in any State or Federal court sitting in New York City, Borough of Manhattan (and each party agrees not to commence any legal action or proceeding except in such courts), and each party irrevocably submits to the jurisdiction of such courts in any such action or proceeding. Each party irrevocably consents to service of process in any such action or proceeding upon it by mail at its address set forth in Section 8.4 of this Agreement. The foregoing provisions shall not limit the right of any party to bring any such action or proceeding or to obtain execution on any judgment rendered in any such action or proceeding in any other appropriate jurisdiction or in any other manner. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

        [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          Marriott International, Inc.
                                          (To Be Renamed "Sodexho Marriott
                                          Services, Inc.")

                                          /s/ William J. Shaw

                                          By: William J. Shaw

                                          Title: President and Chief Operating
                                                 Officer

                                          New Marriott MI, Inc.
                                          (To Be Renamed "Marriott
                                          International, Inc.")


                                          /s/ William J. Shaw

                                          By: William J. Shaw

                                          Title: President and Chief Operating
                                                 Officer

                       APPENDIX B --ACQUISITION AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 30, 1997

                                  BY AND AMONG

                          MARRIOTT INTERNATIONAL, INC.
               (TO BE RENAMED "SODEXHO MARRIOTT SERVICES, INC."),

                           MARRIOTT-ICC MERGER CORP.,

                             NEW MARRIOTT MI, INC.
                (TO BE RENAMED "MARRIOTT INTERNATIONAL, INC."),

                             SODEXHO ALLIANCE, S.A.

                                      AND

                       INTERNATIONAL CATERING CORPORATION

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I

 The Distribution; Seller Contribution...................................   1
 Section 1.1.  The Distribution.........................................    1
 Section 1.2.  The Seller Contribution and Canadian Transfer............    2

ARTICLE II

 The Merger..............................................................   2
 Section 2.1.  The Merger...............................................    2
 Section 2.2.  Effective Time...........................................    2
 Section 2.3.  Effects of the Merger....................................    2
 Section 2.4.  Certificate of Incorporation.............................    2
 Section 2.5.  By-Laws..................................................    2
 Section 2.6.  Directors of Surviving Corporation.......................    2
 Section 2.7.  Officers.................................................    2
 Section 2.8.  Conversion of Company Shares and Company Options.........    2
 Section 2.9.  Conversion of Acquisition Shares.........................    3
 Section 2.10. Closing..................................................    4

ARTICLE III

 Representations and Warranties of Seller and Company....................   4
 Section 3.1.  Organization.............................................    4
 Section 3.2.  Capitalization...........................................    5
 Section 3.3.  Authority Relative to this Agreement.....................    6
 Section 3.4.  Consents and Approvals; No Violations....................    6
 Section 3.5.  Absence of Certain Changes...............................    7
 Section 3.6.  No Undisclosed Liabilities...............................    7
 Section 3.7.  [Reserved]...............................................    7
               Financial Statements; Changes; Contingencies;
 Section 3.8.  Distributions............................................    7
 Section 3.9.  Proxy Statement and Form 10..............................    8
 Section 3.10. No Default...............................................    8
 Section 3.11. Litigation; Compliance with Law..........................    8
 Section 3.12. Employee Benefit Plans; ERISA............................    9
 Section 3.13. Assets; Intellectual Property............................   10
 Section 3.14. Contracts................................................   11
 Section 3.15. Taxes....................................................   12
 Section 3.16. Labor Matters............................................   13
 Section 3.17. Accounting Records; Internal Controls....................   13
 Section 3.18. Insurance................................................   13
 Section 3.19. Permits..................................................   13
 Section 3.20. Business Relationships...................................   13
 Section 3.21. Environmental Compliance.................................   13
 Section 3.22. Accounts Receivable......................................   14
 Section 3.23. Transactions with Certain Persons........................   14
 Section 3.24. Certain Fees.............................................   15
 Section 3.25. Certain Operations.......................................   15
 Section 3.26. Investment Representation................................   15

                                                                          PAGE
                                                                          ----
ARTICLE IV

 Representations and Warranties of Parent and Acquisition................  15
 Section 4.1.  Organization.............................................   15
 Section 4.2.  Capitalization...........................................   16
 Section 4.3.  Authority Relative to this Agreement.....................   17
 Section 4.4.  Consents and Approvals; No Violations....................   18
 Section 4.5.  Absence of Certain Changes...............................   18
 Section 4.6.  No Undisclosed Liabilities...............................   18
 Section 4.7.  Reports..................................................   18
               Financial Statements; Changes; Contingencies;
 Section 4.8.  Distributions............................................   19
 Section 4.9.  Proxy Statement and Form 10..............................   20
 Section 4.10. No Default...............................................   20
 Section 4.11. Litigation; Compliance with Law..........................   20
 Section 4.12. Employee Benefit Plans; ERISA............................   20
 Section 4.13. Assets; Intellectual Property............................   22
 Section 4.14. Contracts................................................   23
 Section 4.15. Taxes....................................................   24
 Section 4.16. Labor Matters............................................   24
 Section 4.17. Accounting Records; Internal Controls....................   24
 Section 4.18. Insurance................................................   25
 Section 4.19. Permits..................................................   25
 Section 4.20. Business Relationships...................................   25
 Section 4.21. Environmental Compliance.................................   25
 Section 4.22. Accounts Receivable......................................   26
 Section 4.23. Transactions with Certain Persons........................   26
 Section 4.24. Certain Fees.............................................   26
 Section 4.25. Parent Rights Plan.......................................   26

ARTICLE V

 Representations and Warranties of Spinco................................  26
 Section 5.1.  Organization.............................................   26
 Section 5.2.  Authority Relative to this Agreement.....................   26
 Section 5.3.  Consents and Approvals; No Violations....................   27

ARTICLE VI

 Covenants...............................................................  27
 Section 6.1.  Conduct of Business of Company...........................   27
 Section 6.2.  Conduct of Retained Business.............................   29
 Section 6.3.  Acquisition Proposals....................................   30
 Section 6.4.  Access to Information....................................   31
 Section 6.5.  Reasonable Efforts.......................................   32
 Section 6.6.  Consents.................................................   32
 Section 6.7.  Antitrust Filings........................................   33
 Section 6.8.  Public Announcements.....................................   33
 Section 6.9.  Financial Statements.....................................   33
 Section 6.10. Registration of Spinco Shares............................   34
 Section 6.11. Stockholders' Approval...................................   34
 Section 6.12. Tax Ruling...............................................   34
 Section 6.13. Tax Sharing Agreement....................................   35

                                                                          PAGE
                                                                          ----
 Section 6.14. Notices of Certain Events................................   35
 Section 6.15. Transaction Documents....................................   35
 Section 6.16. Retention of Auditors....................................   36
 Section 6.17. Termination or Redemption of Parent Rights Plan..........   36

ARTICLE VII

 Conditions to Consummation of the Merger................................  36
               Conditions to Each Party's Obligation to Effect the
 Section 7.1.  Merger...................................................   36
               Conditions to the Obligation of Seller and Company to
 Section 7.2.  Effect the Merger........................................   36
               Conditions to Obligations of Parent, Spinco and
 Section 7.3.  Acquisition to Effect the Merger.........................   38

ARTICLE VIII

 Termination; Amendment; Waiver..........................................  39
 Section 8.1.  Termination..............................................   39
 Section 8.2.  Effect of Termination....................................   40
 Section 8.3.  Amendment................................................   40
 Section 8.4.  Extension; Waiver........................................   40

ARTICLE IX

 Miscellaneous...........................................................  40
 Section 9.1.  Survival.................................................   40
 Section 9.2.  Entire Agreement.........................................   40
 Section 9.3.  Governing Law............................................   40
 Section 9.4.  Notices..................................................   40
 Section 9.5.  Successors and Assigns; No Third Party Beneficiaries.....   41
 Section 9.6.  Counterparts.............................................   41
 Section 9.7.  Interpretation...........................................   41
 Section 9.8.  Schedules................................................   42
 Section 9.9.  Legal Enforceability.....................................   42
 Section 9.10. Specific Performance.....................................   42
 Section 9.11. Consent to Jurisdiction; Waiver of Jury Trial............   42
 Section 9.12. Certain Expenses.........................................   42

                             TABLE OF DEFINED TERMS

TERM                                                      SECTION NO.
----                                                      -----------
Acquired Companies....................................... Recitals
Acquired Company Material Contract....................... 3.14(a)
Acquired Company Financial Statements.................... 3.6
Acquisition.............................................. Recitals
Acquisition Proposal..................................... 6.3(c)
Acquisition Share........................................ 2.10
Affiliate................................................ 3.2(b)
Agreement................................................ Recitals
Antitrust Authorities.................................... 6.7(a)
Antitrust Law............................................ 6.7(a)
Audit.................................................... 3.15(i)
Benefits Allocation Agreement............................ Distribution Agreement
Business Day............................................. 9.4
Canadian GAAP............................................ 3.12(f)
Certificate of Merger.................................... 2.2
Closing.................................................. 2.10
Closing Date............................................. 2.10(c)
Code..................................................... 2.8
Combined Business Material Adverse Effect................ 7.2(a)
Commission............................................... 3.4(a)
Company.................................................. Recitals
Company Auditors......................................... 3.8(a)
Company Business......................................... 3.13
Company Canadian Plans................................... 3.12(f)
Company Material Adverse Effect.......................... 3.1(a)
Company Options.......................................... 2.8(c)
Company Plans............................................ 3.12(a)
Company Share............................................ 2.9(a)
Confidentiality Agreement................................ 6.4(c)
Contract................................................. 3.4(b)
Corporate Governance Arrangements........................ 6.13
DGCL..................................................... 2.1(b)
Distribution............................................. Recitals
Distribution Agreement................................... Recitals
Effective Time........................................... 2.2
Encumbrance.............................................. 3.2(a)
ERISA.................................................... 3.12(a)
ERISA Affiliate.......................................... 3.12(a)
Exchange Act............................................. 3.4(a)
Form 10.................................................. Distribution Agreement
GAAP..................................................... 3.8(a)
Governmental Entity...................................... 3.4(a)
HSR Act.................................................. 3.4(a)
Intellectual Property.................................... 3.13
IRS...................................................... 3.12(a)
Law...................................................... 3.4(b)
LYONs.................................................... Distribution Agreement
Merger................................................... 2.1
MMS...................................................... Recitals

TERM                                                      SECTION NO.
----                                                      -----------
MMS Canada............................................... Distribution Agreement
MMS UK................................................... Recitals
Multiemployer Plan....................................... 3.12(b)
OFT...................................................... 3.4(a)
Omnibus Agreement........................................ 3.1(a)
Parent................................................... Recitals
Parent Auditors.......................................... 4.8(a)
Parent Canadian Plans.................................... 4.12(h)
Parent Common Stock...................................... 2.8(a)
Parent Material Adverse Effect........................... 4.1
Parent Plans............................................. 4.12(a)
Parent Rights Plan....................................... 4.25
Parent SEC Documents..................................... 4.7(a)
Parent Share............................................. 2.9(a)
Parent Stock Options..................................... 4.2
Parent Stockholder Approval.............................. 4.3
PBGC..................................................... 4.12(a)
Permit................................................... 3.19
Person................................................... 2.8(a)
Potential Acquiror....................................... 6.3
Proxy Statement.......................................... Distribution Agreement
Required Regulatory Approvals............................ 3.4(a)
Retained Business........................................ 4.1
Retained Business Financial Statements................... 4.6
Retained Employees....................................... Distribution Agreement
Retained Subsidiaries.................................... 4.1
SEC...................................................... 4.7(a)
Securities Act........................................... 3.4(a)
Seller................................................... Recitals
Seller Contribution...................................... Recitals
Seller Material Adverse Effect........................... 3.1(a)
Sodexho Canada........................................... Recitals
Spinco................................................... Recitals
Spinco Assets............................................ Distribution Agreement
Spinco Material Adverse Effect........................... 5.1
Spinco Subsidiaries...................................... Distribution Agreement
Subsidiary............................................... 2.8(a)
Surviving Corporation.................................... 2.1
Surviving Corporation Shares............................. 2.10
Taxes.................................................... 3.15(i)
Tax Returns.............................................. 3.15(i)
Tax Sharing Agreement.................................... 6.13
Transaction Documents.................................... 3.1(a)
UK Stock Purchase Agreement.............................. Recitals

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1997 (this "AGREEMENT"), is among MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("PARENT"), MARRIOTT-ICC MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("ACQUISITION"), NEW MARRIOTT MI, INC., a Delaware corporation and a wholly-owned subsidiary of Parent to be renamed "Marriott International, Inc." ("SPINCO"), SODEXHO ALLIANCE, S.A., a societe anonyme organized under the laws of France ("SELLER"), and INTERNATIONAL CATERING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Seller ("COMPANY").

                                   RECITALS

  WHEREAS, the Boards of Directors of Parent, Acquisition, Seller and Company deem it advisable and in the best interests of their respective stockholders to combine the businesses of Parent's management services division and Company on the terms and conditions hereinafter set forth;

  WHEREAS, pursuant to the terms of the Distribution Agreement dated as of the date hereof (the "DISTRIBUTION AGREEMENT") between Parent and Spinco, Parent will contribute the assets and certain of the liabilities of all of its businesses other than Parent's management services division to Spinco;

  WHEREAS, as provided in the Distribution Agreement, Parent will make a distribution (the "DISTRIBUTION") to its stockholders as of the Distribution Record Date (as hereinafter defined), on a pro rata basis, of 100% of the shares of capital stock of Spinco issued and outstanding immediately prior to such distribution;

  WHEREAS, as soon as reasonably possible following the date hereof Parent will cause its wholly-owned subsidiary, Marriott Management Services Corp., a New York corporation ("MMS"), to sell to Seller or its designee the businesses of Parent's management services division conducted in the United Kingdom through Marriott Management Services (U.K.) Ltd., a limited company registered in England ("MMS UK"), pursuant to a stock purchase agreement dated as of the date hereof (the "UK STOCK PURCHASE AGREEMENT");

  WHEREAS, as provided herein, Seller will make a cash contribution to Company prior to the Merger (as defined herein) in an amount determined in accordance with the terms hereof (the "SELLER CONTRIBUTION"); and

  WHEREAS, immediately following the Distribution and the Seller Contribution,
(i) Acquisition will merge with and into Company and Seller will transfer to Parent all of the outstanding capital stock of Sodexho Financiere du Canada Inc. ("SODEXHO CANADA" and, together with Company, "ACQUIRED COMPANIES"), in each case pursuant to the terms hereof, (ii) all of the issued and outstanding shares of Company common stock will be converted into common stock of Parent in such amounts as are determined herein, and (iii) all issued and outstanding shares of Acquisition will be converted into all the outstanding capital stock of the Surviving Corporation, as a result of which Company (as the Surviving Corporation in the merger) will become a wholly-owned subsidiary of Parent.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquisition, Spinco, Seller and Company hereby agree as follows:

                                   ARTICLE I

                     The Distribution; Seller Contribution

  Section 1.1. The Distribution. Upon the terms and subject to the conditions of the Distribution Agreement, prior to the Effective Time, the parties thereto shall effect the transactions contemplated by the Distribution Agreement including, immediately prior to the Effective Time, the Distribution.

  Section 1.2. The Seller Contribution and Canadian Transfer.

  (a) Immediately prior to the Effective Time, Seller will make the Seller Contribution to Company in an amount equal to $304,000,000 in immediately available funds. Following the Effective Time, Seller will pay Parent, or Parent will pay Seller, as the case may be, any amounts determined in accordance with Exhibit A based on target Adjusted Net Tangible Assets for the Acquired Companies, on a combined basis, of $269,000,000.

  (b) Seller shall transfer to Parent all of the outstanding capital stock of Sodexho Canada, which contribution shall be made (and effective) at the Effective Time, by delivering to Parent the certificates evidencing such stock, properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Parent or its nominee and otherwise in a form acceptable for transfer on the books of Sodexho Canada.

                                  ARTICLE II

                                  The Merger

  Section 2.1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged (the "MERGER") with and into Company. From and after the Effective Time, Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Acquisition shall cease.

  Section 2.2. Effective Time. The Merger shall become effective at such time (the "EFFECTIVE TIME") as a certificate of merger in the form set forth as Exhibit B hereto (the "CERTIFICATE OF MERGER") is filed with the Delaware Secretary of State. Such filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 2.10.

  Section 2.3. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. As of the Effective Time, Company shall be a wholly-owned subsidiary of Parent.

  Section 2.4. Certificate of Incorporation. The certificate of incorporation of Company in effect immediately prior to the Effective Time will be the certificate of incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by the DGCL.

  Section 2.5. By-Laws. The by-laws of Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the certificate of incorporation of the Surviving Corporation and the DGCL.

  Section 2.6. Directors of Surviving Corporation. The individuals identified on Schedule 2.6 hereto shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the DGCL.

  Section 2.7. Officers. The individuals identified on Schedule 2.7 hereto shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the DGCL.

  Section 2.8. Conversion of Company Shares and Company Options At the Effective Time:

  (a) By virtue of the Merger and without any action on the part of Seller other than the transfer of the stock of Sodexho Canada to Parent, all shares of common stock, par value $0.001 per share, of Company (each, a "COMPANY SHARE") issued and outstanding immediately prior to the Effective Time (all of which are held by

Seller) shall be converted into the right to receive, and become exchangeable for, a number of shares of validly issued, fully paid and nonassessable common stock of Parent, par value $1.00 per share (the "PARENT COMMON STOCK") (each such share, a "PARENT SHARE"), upon the surrender of the certificate(s) formerly representing such Company Shares, such that Seller shall, in the aggregate, have the right to receive a number of Parent Shares which, when added to Parent Shares issuable upon exercise of options issued pursuant to
Section 2.8(c), equal 49% of the Parent Shares (other than Parent Shares held in the treasury of Parent or held by any wholly owned Subsidiary of Parent) issued and outstanding immediately after the Effective Time. As used in this Agreement, (x) the term "SUBSIDIARY" means with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest; and (y) the term "PERSON" means any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

  The Parent Shares issuable under this Agreement (including upon exercise of options issued pursuant to Section 2.8(c), unless Parent Shares issuable thereunder are covered by an effective registration statement on Form S-8 or other appropriate form) shall not be registered or qualified under the Securities Act or any state securities law, and shall bear the following legend:

    THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NO TRANSFER OR SALE OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE WITHOUT SUCH REGISTRATION AND QUALIFICATION UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSFER OR SALE DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE LAW.

  (b) Each Company Share held in the treasury of Company or held by any Subsidiary of Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist.

  (c) Pursuant to Company's 1996 Stock Option Plan, Company has granted, and there are currently outstanding, 381,300 options, each of which accords the holder thereof the right to purchase a Company Share (each, a "COMPANY OPTION"). Each holder of Company Options outstanding immediately prior to the Effective Time shall have their Company Options treated as follows: (i) 42% of the Company Options held by such holder shall be settled in cash for $36.21 each; and (ii) 58% of the Company Options held by such holder shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, and become exchangeable for, options to purchase Parent Shares on terms determined by the Surviving Corporation's Board of Directors within two days after the Closing Date (as defined in Section 2.10), the number and exercise price of such options to be determined in accordance with the methodology set forth in Section 424 of the Internal Revenue Code of 1986, as amended (the "CODE").

  Section 2.9. Conversion of Acquisition Shares. Each share of common stock of Acquisition (each such share, an "ACQUISITION SHARE") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation. From and after the Effective Time, Acquisition shall be entitled to treat outstanding certificates which immediately prior to the Effective Time represented Acquisition Shares as evidencing ownership of the number of shares of common stock of the Surviving Corporation (the

"SURVIVING CORPORATION SHARES") which the holder of the Acquisition Shares represented by such certificates is entitled to receive pursuant to this
Section 2.9, and the holder of such certificates shall not be required to surrender such certificates for exchange. Surviving Corporation Shares which the holder of Acquisition Shares is entitled to receive in the Merger shall be deemed to have been issued at the Effective Time.

  Section 2.10. Closing. The closing (the "CLOSING") of the transactions contemplated by this Agreement and the Transaction Documents (as defined in Section 3.1(a)) shall take place at the offices of O'Melveny & Myers LLP, 555 13th Street, N.W., Washington, D.C., on the last day of Parent's accounting period immediately following (a) the vote of stockholders of Parent approving and adopting the Merger, the Distribution and the transactions contemplated thereby (assuming each of the other conditions set forth in Article VII has been satisfied or waived), or (b) such later date on which the last of the conditions set forth in Article VII hereof is satisfied or waived, or at such other time and place as Parent, Acquisition, Spinco, Seller and Company shall agree (the date on which the Closing occurs being the "CLOSING DATE").

                                  ARTICLE III

             Representations and Warranties of Seller and Company

  Except as otherwise indicated on Seller's Disclosure Schedule dated September 30, 1997 previously delivered to Parent and Acquisition ("SELLER'S DISCLOSURE SCHEDULE"), Seller and Company each represent and warrant to Parent and Acquisition as follows:

  Section 3.1. Organization.

  (a) Each of Seller and each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Acquired Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a material adverse effect on (x) the business, operations, properties, assets, conditions (financial or other) or results of operations of Seller and its Subsidiaries taken as a whole, or the ability of Seller to perform its obligations under or to consummate the transactions contemplated by this Agreement and the Transaction Documents (as defined below) (a "SELLER MATERIAL ADVERSE EFFECT"), or (y) the business, operations, properties, assets, conditions (financial or other) or results of operations of the Acquired Companies and their Subsidiaries taken as a whole, or the ability of either Acquired Company to perform its obligations under or consummate the transactions contemplated by this Agreement and the Transaction Documents (a "COMPANY MATERIAL ADVERSE EFFECT"). True, accurate and complete copies of the certificate of incorporation and by-laws (or other organizational documents) of each Acquired Company, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. For purposes of this Agreement, "TRANSACTION DOCUMENTS" means the Omnibus Restructuring Agreement dated as of the date hereof among the parties hereto (the "OMNIBUS AGREEMENT"), the Distribution Agreement, the UK Stock Purchase Agreement, the Certificate of Merger, the Tax Sharing Agreement (as defined in Section 6.13), the documents to be entered into consistent with the Corporate Governance Term Sheet attached hereto as Exhibit D, the Assistance Agreement in the form attached hereto as Exhibit E-1, the Royalty Agreement to be entered into consistent with the Royalty Agreement Term Sheet attached hereto as Exhibit E-2 and, to the extent not included in any of the foregoing, each Related Agreement (as defined in the Distribution Agreement).

  (b) Neither Acquired Company has any Subsidiaries except those listed in
Section 3.1(b) of Seller's Disclosure Schedule. Neither Acquired Company has any interest, direct or indirect, or any commitment to purchase any interest, direct or indirect, in any other Person. The business of each Acquired Company and its Subsidiaries reflected in the Acquired Company Financial Statements (as defined in Section 3.6) has not been conducted through any other Subsidiaries or Affiliates (as defined below) of Seller. Except as disclosed in Section 3.1(b) of Seller's Disclosure Schedule, each direct and indirect Subsidiary of each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of each Acquired Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a Company Material Adverse Effect. Neither Acquired Company nor their respective Subsidiaries derive any revenue from business outside of the United States of America and Canada. As used in this Agreement, "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "CONTROL," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing.

  Section 3.2. Capitalization.

  (a) The authorized capital stock of Company consists of 10,820,000 Company Shares, of which 10,417,000 Company Shares are issued and outstanding, all of which are owned beneficially and of record by Seller. The authorized capital stock of Sodexho Canada consists of 90,238 shares of common stock, all of which are issued, outstanding and owned beneficially and of record by Seller. All of the issued and outstanding Company Shares and shares of capital stock of Sodexho Canada are validly issued, fully paid and non-assessable and free of preemptive rights and are free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever (collectively, "ENCUMBRANCES"). Except as set forth in Section 3.2(a) of Seller's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock of either Acquired Company issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating either Acquired Company or any Subsidiary of either Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of either Acquired Company or obligating either Acquired Company or any of their Subsidiaries to grant, extend or enter into any such agreement or commitment. Following the Merger, neither Acquired Company will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

  (b) There are not now, and at the Effective Time there will not be, any voting trusts, proxies or other agreements or understandings to which Seller or any Subsidiary of Seller is a party or is bound with respect to the voting of any shares of capital stock of either Acquired Company or any of their Subsidiaries.

  (c) All of the issued and outstanding shares of capital stock (or other equity interests) of each Subsidiary of each Acquired Company are validly issued, fully paid and non-assessable and free of preemptive rights, and those owned directly or indirectly by each Acquired Company are owned free and clear of any Encumbrances. Each Acquired Company owns directly or indirectly all of the issued and outstanding shares of the capital stock (and other equity interests) of its Subsidiaries. Except as set forth in Section 3.2(c) of Seller's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock (or other equity interests) of any Subsidiary of either Acquired Company issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating either Acquired Company or any Subsidiary of either Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock (or other equity interests) of any Subsidiary of such Acquired Company or obligating such Acquired Company or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment.

  Section 3.3. Authority Relative to this Agreement. Each of Seller and Company has full corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, as the case may be, and, subject to the Required Regulatory Approvals (as defined below), to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Seller and Company of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Seller and Company, and Seller, as holder of all the outstanding Company Shares, has approved and adopted this Agreement and the Merger. No other corporate proceedings on the part of Seller or Company, including any approval by the stockholders of Seller, are or will be necessary to authorize this Agreement or any Transaction Document or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by each of Seller and Company and constitutes a valid and binding agreement of each of Seller and Company, and each Transaction Document to which Seller or Company will be a party, when executed and delivered by such party, will be a valid and binding agreement of each of Seller and Company, enforceable against each of Seller and Company in accordance with its terms except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to the creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

  Section 3.4. Consents and Approvals; No Violations.

  (a) Except for any approvals required under the Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended, and all rules and regulations thereunder (the "SECURITIES ACT"), the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the confirmation by the Office of Fair Trading of the United Kingdom (THE "OFT") that it is not the intention of the Secretary of State to refer the transactions contemplated hereby to the Monopolies and Mergers Commission, the filing and recordation of the Certificate of Merger as required by the DGCL (such filings and approvals are collectively referred to as the "REQUIRED REGULATORY APPROVALS"), such filings and approvals as may be required under the "takeover" or "blue sky" laws of various states, and as disclosed in Section 3.4(a) of Seller's Disclosure Schedule or as contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement and the Transaction Documents by Seller or Company or the consummation by Seller or Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have or reasonably be expected to have a Seller Material Adverse Effect or a Company Material Adverse Effect. For purposes of this Agreement, "GOVERNMENTAL ENTITY" means any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit (including the New York Stock Exchange or any other national stock exchange), whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government, whether now or hereafter in effect.

  (b) Except as set forth in Section 3.4(b) of Seller's Disclosure Schedule, the execution and delivery by each of Seller and Company of this Agreement and each Transaction Document to which it is a party do not, and the consummation by Seller and Company of the transactions contemplated hereby and thereby will not, in any material respect, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Seller or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws (or other organizational documents) of Seller or any of its Subsidiaries, (ii) subject to obtaining the Required Regulatory Approvals, any material Law (as defined below) applicable to Seller or any of its Subsidiaries or any of their respective properties or assets, (iii) any Acquired Company Material Contract (as defined in Section 3.14) or (iv) any material Contract (as defined below) to which Seller or any of its Subsidiaries is now a party or by which Seller or any of its Subsidiaries or any of their respective properties or assets may be bound or affected. For purposes of this Agreement, "LAW" means any statute, law, constitutional provision, code, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, binding guideline or policy or rule of common law, requirement of, or other governmental restriction of or determination by, or any interpretation of any of the foregoing by, in each case whether now or hereafter in existence, any Governmental Entity; and "CONTRACT" means any agreement, arrangement, note, bond, mortgage, indenture, or other evidence of indebtedness, commitment, franchise, concession, contract, indemnity, indenture, instrument, lease (including any real estate lease), license or understanding, whether or not in writing.

  Section 3.5. Absence of Certain Changes. Except (a) as set forth in Section
3.5 of Seller's Disclosure Schedule or (b) as contemplated by this Agreement, from August 31, 1996 until the date hereof, neither Acquired Company nor any of their respective Subsidiaries has (i) taken any actions that, if taken by an Acquired Company or any of its Subsidiaries during the period from the date hereof through the Effective Time, would constitute a material breach of
Section 6.1 hereof, (ii) suffered any changes, events or circumstances that, in the aggregate, would result or reasonably be expected to result in a Company Material Adverse Effect, or (iii) conducted its business or operations in any material respect other than in the ordinary and usual course of business, consistent with past practices.

  Section 3.6. No Undisclosed Liabilities. Except in connection with the Merger and the Distribution or as expressly disclosed and described in Section
3.6 of Seller's Disclosure Schedule, neither Acquired Company or any of their respective Subsidiaries had at August 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature except (a) liabilities, obligations or contingencies
(i) which are accrued or reserved against in the financial statements of the Acquired Companies provided pursuant to Section 3.8 hereof (the "ACQUIRED COMPANY FINANCIAL STATEMENTS") or reflected in the notes thereto or (ii) which were incurred after August 31, 1996 in the ordinary course of business and consistent with past practices and (b) liabilities, obligations or contingencies which (x) have not and would not reasonably be expected to have a Seller Material Adverse Effect or Company Material Adverse Effect or (y) have been discharged or paid in full prior to the date hereof.

  Section 3.7. [Reserved]

  Section 3.8. Financial Statements; Changes; Contingencies; Distributions.

  (a) Seller and Company have delivered to Parent (x) consolidated balance sheets for Company and its Subsidiaries at August 31, 1996 and 1995 and the related consolidated statements of operations, cash flow, and changes in stockholder's equity for the twelve month periods ended August 31, 1996 and 1995 and (y) consolidated balance sheets for Sodexho Canada and its Subsidiaries at August 31, 1996 and 1995 and the related consolidated statements of operations, cash flow and changes in stockholder's equity for the twelve month periods ended August 31, 1996 and 1995. All such financial statements have been audited by Price Waterhouse LLP (the "COMPANY AUDITORS") whose reports thereon are included with such financial statements. The financial statements referred to in item (x) above have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein) and the financial statements referred to in item (y) above have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis (except for changes, if any, required by Canadian generally accepted accounting principles and disclosed therein). The statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of each Acquired Company and its respective Subsidiaries for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of each Acquired Company and its respective Subsidiaries as of their respective dates. Seller and Company have made available to Parent and Acquisition copies of each management letter or other letter delivered to either of them by the Company Auditors (or management points relating thereto) in connection with such financial statements or relating to any review by the Company Auditors of the internal controls of each Acquired Company during the two-year period ended August 31, 1996, and have made available to the Parent Auditors and/or Parent's management for inspection all reports and working papers produced or developed by the Company Auditors or management in connection with their examination of such financial statements, other than those such reports and working papers prepared by the Company Auditors relating to (i) assessment of risk of the engagement, (ii) planning for the engagement, and (iii) other such reports and working papers not customarily provided by independent auditors to third party purchasers in transactions of this size and kind. Since August 31, 1994, there has been no change in any of the significant accounting policies, practices or procedures of either Acquired Company and/or its Subsidiaries.

  (b) Seller and Company have delivered to Parent an unaudited combined balance sheet for the Acquired Companies and their Subsidiaries at August 31, 1997, and the related unaudited combined statement of operations for the year then ended. Such unaudited financial statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statement of operations presents fairly the results of operations of the Acquired Companies and their Subsidiaries for such period, and the balance sheet presents fairly in all material respects the financial condition of the Acquired Companies as of such date. All such financial statements reflect all adjustments (which, except as otherwise indicated on such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation. At the date of such balance sheet, neither the Acquired Companies nor any of their Subsidiaries had any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but was not except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the most recent of the audited statements delivered and that were of substantially the same type as so reported.

  (c) Except as set forth in Section 3.8(c) of Seller's Disclosure Schedule, there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid since the date of the most recent financial statements described in Section 3.8(a) by either Acquired Company or any of their Subsidiaries, except for cash dividends paid out in the ordinary course.

  Section 3.9. Proxy Statement and Form 10. None of the information to be provided by Seller or either Acquired Company to Parent or Acquisition for inclusion in the Proxy Statement or the Form 10 (each as defined in the Distribution Agreement) (or any registration statement contemplated pursuant to Article III of the Distribution Agreement) will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  Section 3.10. No Default. Except as set forth in Section 3.10 of Seller's Disclosure Schedule, neither Seller nor any of its Subsidiaries (i) is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of its charter or by-laws (or other organizational documents) or (ii) is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) in any material respect of any term, condition or provision of (a) any Acquired Company Material Contract, or (b) any material order, writ, injunction, decree, statute, rule or regulation applicable to either Acquired Company or any of their respective Subsidiaries.

  Section 3.11. Litigation; Compliance with Law.

  (a) Except as set forth at Section 3.11(a) of Seller's Disclosure Schedule, as of the date hereof, there are no actions, suits, claims, proceedings or investigations pending or, to the best knowledge of Seller and Company, threatened, involving either Acquired Company or any of their respective Subsidiaries or any of their respective properties or assets (or any Person whose liability therefrom may have been retained or assumed by either Acquired Company or any of their respective Subsidiaries either contractually or by operation of law), by or before any Governmental Entity or by any Person which have had or would reasonably be expected to result in damages in excess of $100,000 or have a Company Material Adverse Effect. Neither Acquired Company, any of their Subsidiaries or any of their respective properties or assets is subject to any outstanding order, writ, injunction or decree which would reasonably be expected to have a Seller Material Adverse Effect or a Company Material Adverse Effect or materially impair or interfere with the operation of either Acquired Company's business as currently conducted.

  (b) Except as set forth in Section 3.11(b) of Seller's Disclosure Schedule, each Acquired Company and its Subsidiaries are now being and in the past have been operated in compliance in all material respects with all Laws.

  Section 3.12. Employee Benefit Plans; ERISA.

  (a) Except for those matters set forth in Section 3.12(a) of Seller's Disclosure Schedule, (i) each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by Company or its Subsidiaries or any trade or business, whether or not incorporated, that would be deemed under Section 414 of the Code to be a "single employer" (each, an "ERISA AFFILIATE") with Company, for the benefit of any U.S. employee or former U.S. employee of Company or any of its ERISA Affiliates (the "COMPANY PLANS") is, and has been, operated in all material respects in accordance with its terms and in substantial compliance (including with respect to the making of governmental filings) with all applicable Laws, including ERISA and the applicable provisions of the Code, (ii) each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and
(iii) there are no material pending or, to the knowledge of Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto other than routine benefit claim matters. All Company Plans are listed in Section 3.12(a) of Seller's Disclosure Schedule.

  (b) (i) No Company Plan, other than a "multiemployer plan" (within the meaning of Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN") is subject to Title IV of ERISA or Section 412 of the Code, (ii) neither Company nor any of its ERISA Affiliates has incurred any material withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA to any Multiemployer Plan which has not been satisfied in full, and (iii) other than with respect to any Multiemployer Plan, there has been no act or omission resulting in liability under Chapter 43 of the Code or Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA with respect to any Company Plan.

  (c) Neither Company nor any of its ERISA Affiliates has failed to make any contribution or payment to any Company Plan or Multiemployer Plan which, in either case has resulted or could result in the imposition of a material Encumbrance or the posting of a material bond or other material security under ERISA or the Code.

  (d) Except as otherwise set forth on Section 3.12(d) of Seller's Disclosure Schedule or as expressly provided for in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of either Acquired Company or any ERISA Affiliate of Company to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

  (e) Except as set forth on Section 3.12(e) of Seller's Disclosure Schedule, neither Acquired Company nor any of their respective Subsidiaries have any employment or consulting agreements, written or oral, with any employees that provide for annual base compensation in excess of $150,000. Seller has provided to Parent copies of each such employment or consulting agreement that provides for annual base compensation in excess of $150,000, and has made all other such agreements available to Parent. Section 3.12(e) of Seller's Disclosure Schedule sets forth a list of all employees or former employees of the Acquired Companies or their Subsidiaries to whom any of them owes severance pay in sums of $150,000 or more as of the date hereof.

  (f) Section 3.12(f) of Seller's Disclosure Schedule lists each employee benefit, bonus, incentive compensation, deferred compensation, pension, retirement, stock option (or other equity based), severance, change in control, welfare (including post-retirement medical and life insurance), fringe benefit plan and any other employment arrangement maintained or sponsored by Sodexho Canada or any of its Subsidiaries for the benefit of any Canadian employee or former Canadian employee of Sodexho Canada (the "COMPANY CANADIAN PLANS"). Except as otherwise set forth in Section 3.12(f) of Seller's Disclosure Schedule, each Company Canadian Plan has been operated in all material respects in accordance with its terms and in substantial compliance with all applicable Laws, and there are no material pending or, to the knowledge of either Acquired Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Canadian Plans or any trusts related thereto other than routine benefit claim matters. Neither Sodexho Canada nor any of its Subsidiaries has incurred any material withdrawal liability to any Company Canadian Plan which would be the equivalent of a Multiemployer Plan, and neither Sodexho Canada nor any of its Subsidiaries has failed to make any contribution to any Company Canadian Plan which has resulted or could result in the imposition of a material Encumbrance. With respect to any Company Canadian Plan that is a defined benefit plan, (x) Seller has provided Parent with copies of the most recent actuarial valuation report if an actuarial valuation report is required by the relevant Canadian Governmental Entity, and (y) except as set forth in Section 3.12(f) of Seller's Disclosure Schedule, as of the date hereof, the fair market value of the assets of each such plan (excluding for these purposes any accrued but unpaid contributions) exceeds the present value of all benefits accrued under each such plan determined on a basis as required by law and in accordance with Canadian generally accepted accounting principles applied on a consistent basis (except for changes, if any, required by Canadian generally accepted accounting principles and disclosed therein ("CANADIAN GAAP")).

  Section 3.13. Assets; Intellectual Property.

  (a) Except as set forth in Section 3.13(a) of Seller's Disclosure Schedule, the Acquired Companies and their Subsidiaries collectively own or have rights to use all material properties and assets (including Intellectual Property) necessary to permit them to conduct the business of the Acquired Companies and their Subsidiaries as it is currently being conducted (the "COMPANY BUSINESS"). As used in this Agreement, "INTELLECTUAL PROPERTY" means all registered and unregistered trademarks, service marks, service names, trade styles and trade names (including trade dress and other names, marks and slogans) and all associated goodwill, all registered and unregistered copyrights, all patents, all applications for any of the foregoing together with all rights to use all of the foregoing and all other rights in, to, and under the foregoing, all know-how, inventions, discoveries, improvements, processes, formulae (secret or otherwise), specifications, trade secrets, whether patentable or not, licenses and other similar agreements, confidential information, and all drawings, records, books or other indicia, however evidenced, of the foregoing, in each such case, throughout the world.

  (b) Neither Acquired Company nor any of their Subsidiaries now or since January 1, 1995 has used Intellectual Property which conflicts with or infringes upon any proprietary rights of others except where such conflict or infringement would not have or reasonably be expected to have a Company Material Adverse Effect.

  (c) Section 3.13(c) of Seller's Disclosure Schedule lists any and all Intellectual Property that is material to either Acquired Company or any of their Subsidiaries and in which either Acquired Company or any of their Subsidiaries has an interest and the nature of such interest therein. Such assets include all licenses, permits, authorizations or other rights with respect to any of the foregoing. Except as set forth in Section 3.13(c) of Seller's Disclosure Schedule, no Acquired Company uses any such Intellectual Property by consent of any other Person or is required to and does not make any payments to others with respect thereto. Each Acquired Company and its Subsidiaries has in all material respects performed all obligations required to be performed by it and none of such entities is in default in any material respect under any Material Contract relating to any of the foregoing. Each Acquired Company and its Subsidiaries have taken reasonable actions necessary to maintain and protect such Intellectual Property.

  Section 3.14. Contracts.

  (a) Section 3.14(a) of Seller's Disclosure Schedule lists each Contract to which either Acquired Company or any of their Subsidiaries is a party or to which they or any of their properties is subject or by which any thereof are bound that is an Acquired Company Material Contract (as defined below). "ACQUIRED COMPANY MATERIAL CONTRACTS" are those that (i) after September 1, 1996 obligate either Acquired Company or any of their respective Subsidiaries to pay an amount of $250,000 or more in any 12 month period, (ii) contain a covenant not to compete or otherwise significantly restricts business activities (other than such a covenant that applies only to a particular account covered by a management agreement or franchise agreement related thereto), (iii) provide for the extension of credit other than consistent with normal credit terms or in an aggregate principal amount of more than $15,000,000, or provide for the mortgage, pledge or grant of a security interest in assets of either Acquired Company or any of their Subsidiaries or for a guarantee by either Acquired Company or any of their Subsidiaries of the obligations of any other Person, (iv) contain a right or obligation of or to any Affiliate of Seller other than the Acquired Companies and their Subsidiaries, or to any officer or director of either Acquired Company or any of their Subsidiaries, other than those Contracts entered into in the ordinary course of business, (v) represent a Contract contributing unit level profit equal to or exceeding 2% of aggregate unit level profit measured for the most recently concluded fiscal year, (vi) require either Acquired Company or any of their Subsidiaries to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts, (vii) are for the employment of any officer or employee and provide for annual base compensation in excess of $150,000, or are "golden parachute" or similar agreements with any officer or employee,
(viii) are with any labor union, (ix) are with any vendor, manufacturer, or distributor or representative and have an unexpired term as of August 31, 1997 of one year or more and contain any dollar or volume purchasing requirements in excess of $250,000, (x) are with the federal government or a governmental agency or department exceeding $250,000 in annual revenues, (xi) are a lease to or from either Acquired Company or any of their Subsidiaries of real or personal property with individual monthly rental amounts of at least $10,000,
(xii) were not made in the ordinary course of business, (xiii) create any joint ventures, partnerships or other similar arrangements, or (xiv) contain a "change of control" or similar provision relating to a change of control of either Acquired Company or any of their Subsidiaries triggered by the transactions contemplated by this Agreement or any Transaction Document. Unless so noted in Section 3.14(a) of Seller's Disclosure Schedule, each such Acquired Company Material Contract was entered into in the ordinary course of business. True, correct and complete copies of the Acquired Company Material Contracts, including all amendments and supplements, have been made available to Parent. Each Acquired Company Material Contract is valid and subsisting; the Acquired Company party thereto has duly performed in all material respects all its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by such Acquired Company, as the case may be (or, to the best knowledge of Seller, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Except as set forth in Section 3.14(a)(xv) of Seller's Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, either Acquired Company under any Acquired Company Material Contract.

  (b) During the twelve months immediately prior to the date hereof, no contract of either Acquired Company or its Subsidiaries with a customer that, but for its cancellation or termination, would be deemed an Acquired Company Material Contract pursuant to clause (v) of Section 3.14(a), has been cancelled or otherwise terminated and during such time, to the knowledge of Seller, no such cancellation or termination has been threatened.

  (c) Seller has delivered to Parent, pursuant to a letter dated September 30, 1997, (i) a complete list of client management accounts of the Acquired Companies and their Subsidiaries, as of August 31, 1997, (ii) each binding bid of either Acquired Company or their Subsidiaries providing for an investment of $250,000 or more over the life of the proposed Contract and (iii) an aging schedule of all accounts receivable of the Company and its Subsidiaries as of August 31, 1997, and an aging schedule of all accounts receivable of Sodexho Canada and its Subsidiaries as of August 15, 1997.

  Section 3.15. Taxes. Except as otherwise disclosed in Section 3.15 of Seller's Disclosure Schedule:

  (a) Each Acquired Company and its Subsidiaries have filed (or have had filed on their behalf) or will file or cause to be filed, all Tax Returns (as defined in Section 3.15(i) hereof) required by applicable Law to be filed by any of them prior to the Effective Time, and all such Tax Returns and amendments thereto are, or when filed will be, true, complete and correct in all material respects.

  (b) Each Acquired Company and its Subsidiaries have paid (or have had paid on their behalf) all Taxes (as defined in Section 3.15(i) hereof) due with respect to any period ending prior to or as of the Effective Time, or where payment of Taxes is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established before the consummation of the Effective Time, an adequate accrual for the payment of all such Taxes which have accrued prior to the Effective Time. The accrual for Taxes set forth on the balance sheet of each Acquired Company and its Subsidiaries at August 31, 1996 referenced in
Section 3.8 hereof is adequate for the payment of all Taxes accrued as of such date.

  (c) There are no Encumbrances for any Taxes upon the properties or assets of either Acquired Company or any of their Subsidiaries, other than statutory liens for Taxes not yet due and payable and Encumbrances for real estate Taxes being contested in good faith.

  (d) No Audit (as defined in Section 3.15(i) hereof) is pending with respect to any Taxes due from either Acquired Company or any of their Subsidiaries. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from either Acquired Company or any of their Subsidiaries for any taxable period ending on or prior to the Effective Time.

  (e) Neither Acquired Company nor any of their Subsidiaries is a party to, is bound by, or has any obligation under, a tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes.

  (f) Neither Company nor any of its Subsidiaries has made an election under
Section 341(f) of the Code.

  (g) The statute of limitations for all Tax Returns of each Acquired Company and its Subsidiaries for all years through 1993 have expired for all federal, state, local and foreign tax purposes, or such Tax Returns have been subject to a final Audit.

  (h) Neither Acquired Company nor any of their Subsidiaries has received any written notice of any material deficiency, assessment or adjustment from the IRS or any other domestic or foreign governmental taxing authority that has not been fully paid or finally settled, and any such deficiency, adjustment or assessment shown on such schedule is being contested in good faith through appropriate proceedings and adequate reserves have been established under Acquired Company's financial statements therefor. To the best knowledge of Seller, there are no material deficiencies, assessments or adjustments threatened, pending or assessed with respect to either Acquired Company or any of their Subsidiaries, other than those referred to in the immediately preceding sentence.

  (i) For purposes of this Agreement: "AUDIT" means any audit, assessment or other examination of Taxes or Tax Returns by the IRS or any other domestic or foreign governmental authority responsible for the administration of any Taxes, proceeding or appeal of such proceeding relating to Taxes; "TAXES" means all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding) including, but not limited to income, excise, withholding, property, sales, use (or any similar taxes), gains, transfer, franchise, payroll, value-added, Social Security, business license fees, customs, duties and other taxes, assessments, charges, or other fees imposed by a governmental authority, including any interest, additions to tax, or penalties applicable thereto; and "TAX RETURNS" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

  Section 3.16. Labor Matters. Except as set forth in Section 3.16 of Seller's Disclosure Schedule, neither Acquired Company nor any of their Subsidiaries has, since December 31, 1996, (i) been subject to, or, to the knowledge of Seller, threatened with, any material strike, lockout or other labor dispute or engaged in any material unfair labor practice, or (ii) received written notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of employees of either Acquired Company or any Subsidiary which is not currently organized.

  Section 3.17. Accounting Records; Internal Controls. Each Acquired Company and its Subsidiaries have records that accurately and validly reflect its transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP or Canadian generally accepted accounting principles, as the case may be, so as to maintain accountability for assets.

  Section 3.18. Insurance. Except as set forth in Section 3.18 of Seller's Disclosure Schedule, each Acquired Company and its Subsidiaries are, and at all times since their organization have been, insured with reputable insurers (or self-insured) against all risks normally insured against, and in such amounts as are customary, by companies in similar lines of business, and all of the insurance policies and bonds required to be maintained by each Acquired Company and its Subsidiaries are in full force and effect. Section 3.18 of Seller's Disclosure Schedule lists all insurance policies and bonds that are material to the Company Business. Amounts reserved for all risks covered by self-insurance on the combined balance sheet for the Acquired Companies and their Subsidiaries delivered pursuant to Section 3.8(b) are reasonable and customary. Neither Acquired Company nor any of their Subsidiaries is in default in any material respect under any such policy or bond. Each Acquired Company and each of their Subsidiaries has timely filed claims with insurers with respect to all material matters and occurrences for which it has coverage. All insurance policies maintained by each Acquired Company and its Subsidiaries will remain in full force and effect and may reasonably be expected to be renewed (or replaced with comparable policies) on reasonably comparable terms in favor of Parent following consummation of the Merger (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither Acquired Company nor any of its Subsidiaries has received notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies.

  Section 3.19. Permits. Each Acquired Company and its Subsidiaries holds all material Permits (as defined below) that are required by any Governmental Entity to permit it to conduct the Company Business as now conducted, and all such Permits are valid and in full force and effect and will remain in full force and effect upon consummation of the Merger, except for those Permits identified on Section 3.19 of Seller's Disclosure Schedule. To the knowledge of Seller and Company, no suspension, cancellation or termination of any of such Permits is threatened or imminent as a result of the transactions contemplated by this Agreement or otherwise. As used herein, "PERMIT" means any license, permit, franchise, certificate of authority or order, or any extension, modification or waiver of the foregoing, issued by any Governmental Entity.

  Section 3.20. Business Relationships. Section 3.20 of Seller's Disclosure Schedule lists the names of and describes all Contracts with the three largest distributors of goods and the ten largest producers of goods purchased by each Acquired Company and its Subsidiaries (by dollar volume for the most recently ended fiscal year). To the knowledge of Seller and Company, no material supplier or distributor is reasonably likely to cease supplying or distributing, as the case may be, goods or services or substantially reduce its supplies or distribution services in relation to the Company Business as a result of the consummation of this Agreement and the transactions contemplated hereby.

  Section 3.21. Environmental Compliance. Except as set forth in Section 3.21 of Seller's Disclosure Schedule:

    (a) The Company Real Property (as defined below) and the improvements thereon and the soil and groundwater thereunder (i) do not contain and are not contaminated by any Hazardous Material (as defined below) in violation of any Environmental Law (as defined below); (ii) do not contain underground storage tanks in violation of any Environmental Law; (iii) are not used in violation of any Environmental Law for the generation, treatment, storage or disposal of any Hazardous Material, or for mining, land filling, dumping or commercial petroleum product storage purposes, or as a gasoline station or a dry cleaning establishment; (iv) have not had any release of any Hazardous Material from, on, in or upon it that would reasonably be expected to result in a material liability to either Acquired Company; and
  (v) have never been the subject of any material remedial action or a lien or encumbrance for an environmental problem.

    (b) Each Acquired Company is in material compliance with all Environmental Laws and has obtained and is in material compliance with all permits required pursuant to Environmental Laws, and neither Acquired Company nor Seller has received any notices, demands, requests for information, complaints or orders, and no investigation, action, claim, suit or proceeding is pending or threatened by any Governmental Entity, with respect to any matters relating to either Acquired Company and relating to or arising out of any Environmental Laws.

    (c) There are no material liabilities of or relating to either Acquired Company arising under or relating to any Environmental Law, and to the best knowledge of Seller, there are no facts, conditions, circumstances or situations which could reasonably be expected to result in or be the basis for any such liability.

    (d) Seller has delivered to Parent the true and complete copies of all documents, notices, reports, studies, analyses, tests, permits and other written materials identified in Section 3.21 of Seller's Disclosure Schedule and any environmental reports or audits in the possession of Seller or either Acquired Company relating to the Company Real Property.

    (e) As used herein, "COMPANY REAL PROPERTY" means all assets of either Acquired Company or any of their Subsidiaries consisting of real property, appurtenances thereto, rights in connection therewith, and any interest therein, whether owned or leased; "ENVIRONMENTAL LAWS" means any applicable federal, state or local law, statute, ordinance, common law, rule, regulation, permit, directive, license, guidance, order, or other legal requirement, in each case as in effect on the date hereof, relating to the protection of human health and safety or the environment, including any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous or toxic materials. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300f et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), and the Atomic Energy Act (42 U.S.C. (S) 2011 et seq.), as such laws have been amended or supplemented as of the date hereof, and each similar applicable federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws; "HAZARDOUS MATERIAL" means any substance or material meeting any one or more of the following criteria:
  (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous; (iii) its presence at some quantity requires investigation, notification or remediation under any Environmental Law or common law; or (iv) it is or contains, without limiting the foregoing clauses (i)-(iii), asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, crude oil or any fraction thereof, nuclear fuel or waste, natural gas or synthetic gas.

  Section 3.22. Accounts Receivable. The accounts receivable of the Acquired Companies and their Subsidiaries were incurred in the ordinary course of business and are not subject in the aggregate to material counterclaim or set-off.

  Section 3.23. Transactions with Certain Persons. Except as set forth on
Section 3.23 of Seller's Disclosure Schedule, during the past three years neither Acquired Company nor any of their Subsidiaries have purchased or leased any property or obtained any services from, or sold or leased any property or furnished any services to (except with respect to remuneration for services rendered as a director, officer or employee of either Acquired Company or any of their Subsidiaries), in the ordinary course of business or otherwise, Seller, any Affiliate of Seller or any of their respective officers, directors or employees, holders, directly or indirectly, of 10 percent or more of their outstanding capital stock, or, to the knowledge of Seller, any spouse, child or parent of any of the foregoing.

  Section 3.24. Certain Fees. Neither Acquired Company nor any of their Subsidiaries has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

  Section 3.25. Certain Operations. Except as set forth on Section 3.25 of Seller's Disclosure Schedule, neither Acquired Company nor any of their Subsidiaries is or will be engaged at the Effective Time in any activity or business that either (x) comes within the definition of Host Business (as defined in the Noncompetition Agreement dated as of October 8, 1993, as amended, among Parent, Host Marriott Corporation and Host Marriott Services Corporation) or (y) would, if engaged in by Parent, breach the terms of the Noncompetition Agreement dated as of December 15, 1989 among Parent (as assignee of Host Marriott Corporation), Host International, Inc., Caterair Holdings Corporation and Caterair International Corporation.

  Section 3.26. Investment Representation. Seller is acquiring the Parent Shares to be issued in the Merger for its own account, for investment purposes only and not with a view to or for sale in connection with the distribution thereof.

                                  ARTICLE IV

           Representations and Warranties of Parent and Acquisition

  Except as otherwise indicated on Parent's Disclosure Schedule dated September 30, 1997 previously delivered to Seller and Company, Parent and Acquisition represent and warrant to Seller and Company as follows:

  Section 4.1. Organization.

  (a) Each of Parent and its Subsidiaries that will be owned, directly or indirectly, by Parent following the Distribution (the "RETAINED SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and the Retained Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a material adverse effect ("PARENT MATERIAL ADVERSE EFFECT") on (x) the business, operations, properties, assets, conditions (financial or other) or results of operations of the Retained Business (as defined below), as a whole or (y) the ability of Parent or Acquisition to perform their respective obligations under or consummate the transactions contemplated by this Agreement or, in the case of Parent, the Distribution Agreement or any other Transaction Document. True, accurate and complete copies of each of Parent's and Acquisition's certificates of incorporation and by-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Seller and Company. For purposes of this Agreement, "RETAINED BUSINESS" has the meaning set forth in the Distribution Agreement; provided that, for all purposes of this Agreement (other than the net tangible assets adjustment contemplated by Section 2.8(f) of the Distribution Agreement), (i) the Retained Business will be deemed, from the date hereof until the consummation of the transactions contemplated by the UK Stock Purchase Agreement, to include the business and operations of MMS UK, and (ii) thereafter, the Retained Business will be deemed not to include the business and operations of MMS UK.

  (b) After the Distribution, Parent will have no Subsidiaries other than the Retained Subsidiaries, all of which are listed in Schedule 4.1(b). At such time, except as set forth in this Agreement or in Section 4.14(a)(xiii) of Parent's Disclosure Schedule, Parent will have no interest, direct or indirect, and will have no commitment to purchase any interest, direct or indirect, in any other Person. Except as set forth in Section 4.1(b) of Parent's Disclosure Schedule, the business of Parent and the Retained Subsidiaries reflected in the Retained Business Financial Statements (as defined in Section 4.6) has not been conducted through any other Subsidiaries or Affiliates of Parent. Each Retained Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Retained Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a Parent Material Adverse Effect.

  Section 4.2. Capitalization.

  (a) The authorized capital stock of Parent consists of 301,000,000 shares, consisting of 300,000,000 Parent Shares and 1,000,000 shares of preferred stock of Parent. At September 26, 1997, 127,503,586 Parent Shares were issued and outstanding and no shares of preferred stock of Parent were outstanding. All of the issued and outstanding Parent Shares are validly issued, fully paid and non-assessable and free of preemptive rights. As of September 26, 1997, 13,800,151 Parent Shares were issuable upon the exercise of outstanding vested and non-vested options and as of September 12, 1997, 4,434,452 Parent Shares were issuable upon the vesting of deferred bonus awards and deferred stock agreements (together, "PARENT STOCK OPTIONS") granted under any stock option plan, program or similar arrangement of Parent or any of its Subsidiaries, each as amended (excluding cash balances in Parent's employee stock purchase plan). Since September 12, 1997, Parent has not granted any Parent Stock Options or issued any shares of its capital stock except as set forth on
Section 4.2(a) of Parent's Disclosure Schedule or except upon exercise of Parent Stock Options or pursuant to any existing Parent Plan in accordance with the current terms of such Parent Plan. Except (i) as set forth in Section 4.2(a) of Parent's Disclosure Schedule, (ii) pursuant to Plans listed on
Section 4.12(a) of Parent's Disclosure Schedule, (iii) as provided in the Benefits Allocation Agreement (as defined in the Distribution Agreement), (iv) pursuant to the LYONs (as defined in the Distribution Agreement) and any amendments thereto contemplated by the Distribution Agreement and (v) pursuant to the Parent Rights Plan (as defined in Section 4.25), there are not now, and at the Effective Time there will not be, any shares of capital stock of Parent issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment.

  (b) The authorized capital stock of Acquisition consists of 100 Acquisition Shares, of which 100 Acquisition Shares were issued and outstanding, all of which are owned beneficially and of record by Parent. All of the issued and outstanding Acquisition Shares are validly issued, fully paid and non-assessable and free of preemptive rights and are free and clear of any Encumbrances. Except as set forth in Section 4.2(b) of Parent's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock of Acquisition issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Acquisition to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Acquisition or obligating Acquisition to grant, extend or enter into any such agreement or commitment. Following the Merger, Acquisition will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

  (c) There are not now, and at the Effective Time there will not be, any voting trusts, proxies or other agreements or understandings to which Parent or any Subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent or any Retained Subsidiary.

  (d) All of the issued and outstanding shares of capital stock (or other equity interests) of each Retained Subsidiary are validly issued, fully paid and non-assessable and free of preemptive rights, and those owned directly or indirectly by Parent are owned free and clear of any Encumbrances. Parent owns directly or indirectly all of the issued and outstanding shares of the capital stock (and other equity interests) of each Retained Subsidiary. Except as set forth in Section 4.2(d) of Parent's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock (or other equity interests) of any Retained Subsidiary issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent or any Retained Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock (or other equity interests) of any Retained Subsidiary or obligating Parent or any Retained Subsidiary to grant, extend or enter into any such agreement or commitment.

  Section 4.3. Authority Relative to this Agreement. Each of Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement, the Distribution Agreement and each other Transaction Document to which it is a party, as the case may be, and, subject to the Required Regulatory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Distribution Agreement and each other Transaction Document by Parent or Acquisition, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Parent and Acquisition, and no other corporate proceedings on the part of Parent or Acquisition, are or will be necessary to authorize this Agreement, the Distribution Agreement or any other Transaction Document or to consummate the transactions contemplated hereby and thereby other than (x) the approval and adoption of the Distribution and the Merger and related matters by the stockholders of Parent (the "PARENT STOCKHOLDER APPROVALS") and (y) the establishment by the Board of Directors of Parent of the date for taking a record of the holders of Parent's common stock entitled to participate in the Distribution and the date on which the Distribution shall be effected. This Agreement and the Distribution Agreement each has been duly and validly executed and delivered by each of Parent and Acquisition, and constitutes a valid and binding agreement of each of Parent and Acquisition, as the case may be, and each other Transaction Document to which Parent or Acquisition will be a party, when executed and delivered by the parties thereto, will be a valid and binding agreement of each of Parent and Acquisition, as the case may be, enforceable against each of Parent and Acquisition, as the case may be, in accordance with their respective terms except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to the creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

  Section 4.4. Consents and Approvals; No Violations.

  (a) Except for the Required Regulatory Approvals, Parent Stockholder Approvals, such filings and approvals as may be required under the "takeover" or "blue sky" laws of various states, and as disclosed in Section 4.4(a) of Parent's Disclosure Schedule or as contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement, the Distribution Agreement and each other Transaction Document by Parent or Acquisition as the case may be, or the consummation by Parent or Acquisition, as the case may be, of the transactions contemplated hereby and thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

  (b) Except as set forth in Section 4.4(b) of Parent's Disclosure Schedule, the execution and delivery of this Agreement, the Distribution Agreement and each other Transaction Document by each of Parent and Acquisition, as the case may be, do not, and the consummation by Parent and Acquisition, as the case may be, of the transactions contemplated hereby and thereby will not, in any material respect, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or Acquisition, (ii) subject to obtaining the Required Regulatory Approvals and the Parent Stockholder Approvals, any material Law applicable to Parent or Acquisition or any of their respective properties or assets, (iii) any Retained Business Material Contract (as defined in Section 4.14) or (iv) any material Contract to which Parent or Acquisition is now a party or by which Parent or Acquisition or any of their respective properties or assets may be bound or affected or (v) any material Contract to which Parent or any Retained Subsidiary is a party that is intended to be included in the Spinco Assets (as defined in the Distribution Agreement) pursuant to the Distribution Agreement and that does not provide for the release of Parent or such Retained Subsidiary from the obligations thereunder upon the assignment thereof to Spinco or a Spinco Subsidiary.

  Section 4.5. Absence of Certain Changes. Except (a) as set forth in Section
4.5 of Parent's Disclosure Schedule, (b) as set forth in any document filed prior to the date hereof pursuant to the Exchange Act, or (c) as contemplated by this Agreement, the Distribution Agreement and the other Transaction Documents, from January 3, 1997 until the date hereof, with respect to the Retained Business, neither Parent nor any of its Subsidiaries has (i) taken any actions that, if taken by Parent or any of its Subsidiaries during the period from the date hereof through the Effective Time, would constitute a breach of Section 6.2 hereof, (ii) has suffered any changes that, in each case, in the aggregate, would reasonably be expected to result in a Parent Material Adverse Effect or (iii) conducted its business or operations in any material respect other than in the ordinary and usual course of business, consistent with past practices.

  Section 4.6. No Undisclosed Liabilities. Except as (x) disclosed in any document filed prior to the date hereof pursuant to the Exchange Act, (y) incurred in connection with the Merger and the Distribution or (z) as expressly disclosed and described in Section 4.6 of Parent's Disclosure Schedule, neither Parent, with respect to the Retained Business, nor any Retained Subsidiary had at January 3, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature except (a) liabilities, obligations or contingencies
(i) which are accrued or reserved against in the financial statements of the Retained Business delivered pursuant to Section 4.8 (the "RETAINED BUSINESS FINANCIAL STATEMENTS") or reflected in the notes thereto or (ii) which were incurred after January 3, 1997, and were incurred in the ordinary course of business and consistent with past practices and (b) liabilities, obligations or contingencies which (x) have not and would not reasonably be expected to have a Parent Material Adverse Effect or (y) have been discharged or paid in full prior to the date hereof.

  Section 4.7. Reports.

  (a) Since January 1, 1995, Parent and each of its Subsidiaries required to make filings under the Securities Act or the Exchange Act have filed with the Securities and Exchange Commission (the "SEC"), all material reports, forms, statements and other documents (including all exhibits, amendments and supplements thereto; collectively, including any financial statements or schedules included or incorporated by reference therein, the "PARENT SEC DOCUMENTS") required to be filed by them under the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of the Parent SEC Documents, as of its filing date and at each time thereafter when the information included therein was required to be updated pursuant to the rules and regulations of the SEC, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Parent SEC Documents, as of their respective filing dates or any date thereafter when the information included therein was required to be updated pursuant to the rules and regulations of the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Parent SEC Documents filed prior to or after the date of this Agreement fairly presents or will fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present or will fairly present in all material respects the results of operations and the cash flows of Parent and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes) included in the Parent SEC Documents filed prior to or after the date of this Agreement has been prepared or will be prepared in all material respects in accordance with generally accepted accounting principles consistently applied during the periods involved, except (i) as otherwise noted therein, (ii) to the extent required by changes in generally accepted accounting principles or
(iii) in the case of unaudited financial statements, normal recurring year-end audit adjustments.

  (b) Parent has previously delivered to Seller and Company copies of (i) Annual Reports on Form 10-K for the fiscal year ended January 3, 1997 and for each of the two immediately preceding fiscal years, as filed with SEC, (ii) proxy and information statements relating to (x) all meetings of its stockholders (whether annual or special) and (y) actions by written consent in lieu of a stockholders' meeting from January 1, 1995 until the date hereof and
(iii) all other reports or registration statements filed by Parent with the SEC since January 1, 1995 (other than Registration Statements on Form S-8).

  Section 4.8. Financial Statements; Changes; Contingencies; Distributions.

  (a) Parent has delivered to Seller and Company consolidated balance sheets for the Retained Business at January 3, 1997 and December 29, 1995 and the related consolidated statements of operations, cash flows and changes in stockholder's equity for the 52 or 53 week periods ended January 3, 1997 and December 29, 1995. All such financial statements have been audited by Arthur Andersen, LLP (the "PARENT AUDITORS"), whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein). The statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of the Retained Business for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Retained Business as of their respective dates. Parent and Acquisition have made available to Seller and Company copies of each management letter or other letter delivered to Parent by the Parent Auditors (or management points relating thereto) in connection with such financial statements or relating to any review by the Parent Auditors of the internal controls of Parent during the two-year period ended January 3, 1997, and have made available to the Company Auditors for inspection all reports and working papers produced or developed by Parent Auditors or management in connection with their examination of such financial statements, including such reports and working papers prepared by the Parent Auditors relating to assessment of risk of the engagement and planning for the engagement but excluding the billing analysis prepared by such auditors. Except as set forth in the Retained Business Financial Statements or the Parent SEC Documents since December 31, 1994, there has been no change in any of the significant accounting policies, practices or procedures of Parent and/or its Subsidiaries.

  (b) Parent and Acquisition have delivered to Seller and Company the unaudited consolidated balance sheet for the Retained Business at June 20, 1997, and the related unaudited consolidated statements of operations and cash flows for the period then ended. All such interim unaudited financial statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows present fairly the results of operations and cash flows of the Retained Business for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Retained Business as of their respective dates. All such interim financial statements reflect all adjustments (which, except as otherwise indicated as such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation. At the dates of such balance sheets, the Retained Business had no material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but was not except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the most recent of the audited statements delivered and that were of substantially the same type as so reported.

  (c) Except as set forth at Section 4.8(c) of Parent's Disclosure Schedule, there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the most recent financial statements described in Section 4.8(a) by Parent or any Retained Subsidiary, except for cash dividends paid in the ordinary course.

  Section 4.9. Proxy Statement and Form 10. None of the information to be included in the Proxy Statement or the Form 10 (each as defined in the Distribution Agreement) or any registration statement contemplated pursuant to
Article III of the Distribution Agreement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Except for information provided by Seller or Company in writing for inclusion therein, the Proxy Statement and the Form 10 (or any registration statement contemplated pursuant to Article III of the Distribution Agreement), including any amendments thereto, will comply in all material respects with the Exchange Act and the Securities Act.

  Section 4.10. No Default. Except as set forth in Section 4.10 of Parent's Disclosure Schedule, neither Parent nor any of the Retained Subsidiaries (i) is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of its charter or its by-laws, or (ii) is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) in any material respect of any term, condition or provision of (a) any Retained Business Material Contract, or (b) in each case only with respect to the Retained Business, any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Retained Subsidiaries.

  Section 4.11. Litigation; Compliance with Law.

  (a) Except as set forth in Section 4.11(a) of Parent's Disclosure Schedule, as of the date hereof and only with respect to the Retained Business, there are no actions, suits, claims, proceedings or investigations pending or, to the best knowledge of Parent or Acquisition, threatened, involving Parent or any of the Retained Subsidiaries or any of their respective properties or assets (or any Person whose liability therefrom may have been retained or assumed by Parent or any of the Retained Subsidiaries either contractually or by operation of law), by or before any Governmental Entity or by any Person which have had or would reasonably be expected to result in damages in excess of $100,000 or have a Parent Material Adverse Effect. None of Parent, any of the Retained Subsidiaries or any of their respective properties or assets is subject to any outstanding order, writ, injunction or decree relating to the Retained Business which would reasonably be expected to have a Parent Material Adverse Effect or materially impair or interfere with the operation of the Retained Business as currently conducted.

  (b) Except as disclosed by Parent in the Parent SEC Documents filed since January 3, 1997 or in Section 4.11(b) of Parent's Disclosure Schedule, Parent (with respect to the Retained Business), the Retained Subsidiaries and Acquisition are now being and in the past have been operated in compliance in all material respects with all Laws.

  Section 4.12. Employee Benefit Plans; ERISA.

  (a) Except for those matters set forth in Section 4.12(a) of Parent's Disclosure Schedule, (i) each "employee benefit plan" (as defined in Section 3(3) of ERISA, and all other employee benefit, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by Parent or its ERISA Affiliates, for the benefit of any U.S. employee or former U.S. employee of Parent or any of its

ERISA Affiliates employed in the Retained Business (the "PARENT PLANS") is, and has been, operated in all material respects in accordance with its terms and in substantial compliance (including with respect to the making of governmental filings) with all applicable Laws, including ERISA and the applicable provisions of the Code, (ii) each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, (iii) no "reportable event," as such term is defined in Section 4043(c) of ERISA (for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation (the "PBGC") has not been waived), has occurred with respect to any Parent Plan that is subject to Title IV of ERISA, and (iv) there are no material pending or, to the knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto other than routine benefit claim matters. All Parent Plans are listed in
Section 4.12(a) of Parent's Disclosure Schedule.

  (b) (i) No Parent Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (ii) neither Parent nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA except for required premium payments to the PBGC, which payments have been made when due, and no events have occurred which are reasonably likely to give rise to any liability of Parent or any of its ERISA Affiliates under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Seller or Company by the PBGC, (iii) neither Parent nor any of its ERISA Affiliates has incurred any material withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA to any Multiemployer Plan which has not been satisfied in full, and (iv) other than with respect to any Multiemployer Plan, there has been no act or omission resulting in liability under Chapter 43 of the Code or Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA with respect to any Parent Plan.

  (c) Except as set forth on Section 4.12(c) of Parent's Disclosure Schedule, with respect to each Parent Plan that is subject to Title IV of ERISA, (i) Parent has provided to Seller copies of the most recent actuarial valuation report prepared for such Parent Plan prior to the date hereof, (ii) the assets and liabilities in respect of the accrued benefits as set forth in the most recent actuarial valuation report prepared by the Parent Plan's actuary fairly present the funded status of such Parent Plan in all material respects, and
(iii) since the date of such valuation report there has been no material adverse change in the funded status of any such Parent Plan.

  (d) Neither Parent nor any of its ERISA Affiliates has failed to make any contribution or payment to any Parent Plan or Multiemployer Plan which, in either case has resulted or could result in the imposition of a material Encumbrance or the posting of a material bond or other material security under ERISA or the Code.

  (e) Except as otherwise set forth on Section 4.12(e) of Parent's Disclosure Schedule or as expressly provided for in this Agreement or in the Benefits Allocation Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Parent or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

  (f) Except as set forth on Section 4.12(f) of Parent's Disclosure Schedule, Parent and its Subsidiaries do not have any employment or consulting agreements, written or oral, with any employees of the Retained Business that provide for annual base compensation in excess of $150,000. Parent has provided to Seller copies of each such employment or consulting agreement that provides for annual base compensation in excess of $150,000, and has made all other such agreements available to Seller. Section 4.12(f) of Parent's Disclosure Schedule sets forth a list of all employees or former employees associated with the Retained Business to whom Parent owes severance pay in sums of $150,000 or more as of the date hereof.

  (g) Parent has the right, and will have the right after the Effective Time, to amend or terminate any Parent Plan and any Parent Canadian Plan, and specifically to the extent any Parent Plan provides post-retirement medical and life insurance benefits.

  (h) Section 4.12(h) of Parent's Disclosure Schedule lists each employee benefit, bonus, incentive compensation, deferred compensation, pension, retirement, stock option (or other equity based), severance, change in control, welfare (including post-retirement medical and life insurance), fringe benefit plan and any other employment arrangement maintained or sponsored by Parent or its Subsidiaries for the benefit of any Canadian employee or former Canadian employee of Parent or its Subsidiaries employed in the Retained Business (the "PARENT CANADIAN PLANS"). Except as otherwise set forth in Section 4.12(h) of Parent's Disclosure Schedule, each Parent Canadian Plan has been operated in all material respects in accordance with its terms and in substantial compliance with all applicable Laws, and there are no material pending or, to the knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Canadian Plans or any trusts related thereto other than routine benefit claim matters. Neither Parent nor any of its Subsidiaries has incurred any material withdrawal liability to any Company Canadian Plan which would be the equivalent of a Multiemployer Plan, and neither Parent nor any of its Subsidiaries has failed to make any contribution to any Parent Canadian Plan which has resulted or could result in the imposition of a material Encumbrance. With respect to any Parent Canadian Plan that is a defined benefit plan, (x) Parent has provided Seller with copies of the most recent actuarial valuation report if an actuarial valuation report is required by the relevant Canadian Governmental Entity, and (y) except as set forth in Section 4.12(h) of Parent's Disclosure Schedule, as of the date hereof, the fair market value of the assets of each such plan (excluding for these purposes any accrued but unpaid contributions) exceeds the present value of all benefits accrued under each such plan determined on a basis as required by law and in accordance with Canadian GAAP.

  (i) Each employee's benefit, bonus, incentive compensation, deferred compensation, pension, retirement, stock option (or other equity based), severance, change in control, welfare (including post-retirement medical and life insurance), fringe benefit plan and any other employment arrangement maintained or sponsored by MMS UK or its Subsidiaries for the benefit of their employees has been operated in all material respects in accordance with its terms and in substantial compliance with all applicable Laws, and there are no material pending or, to the knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against any of such plans. All material plans maintained by MMS UK or its Subsidiaries for the provision of retirement income to their employees are listed in Section 4.12(i) of Parent's Disclosure Schedule and all such plans that are funded defined benefit pension schemes are funded in accordance with the recommendations of the relevant United Kingdom Government Entity.

  Section 4.13. Assets; Intellectual Property.

  (a) Except as set forth in Section 4.13(a) of Parent's Disclosure Schedule, upon consummation of the Distribution, Parent and the Retained Subsidiaries will own or have rights to use all material properties and assets (including Intellectual Property) necessary to permit Parent and the Retained Subsidiaries to conduct the Retained Business as it is currently being conducted.

  (b) Neither Parent nor any of the Retained Subsidiaries now or since December 31, 1994 has used Intellectual Property which conflicts with or infringes upon any proprietary rights of others except where such conflict or infringement would not have or reasonably be expected to have a Parent Material Adverse Effect.

  (c) Section 4.13(c) of Parent's Disclosure Schedule lists any and all Intellectual Property that is material to the Retained Business and in which the Parent or any Retained Subsidiary has an interest and the nature of such interest therein. Such assets include all licenses, permits, authorizations or other rights with respect to any of the foregoing. Except as set forth in
Section 4.13(c) of Parent's Disclosure Schedule, Parent does not use any such Intellectual Property by consent of any other Person and is not required to and does not make any payments to others with respect thereto. Parent has in all material respects performed all obligations required to be performed by it, and none of such entities is in default in any material respect under any material Contract relating to any of the foregoing. Parent and the Retained Subsidiaries have taken reasonable actions necessary to maintain and protect such Intellectual Property.

  Section 4.14. Contracts.

  (a) Section 4.14(a) of Parent's Disclosure Schedule lists each Contract in respect of the Retained Business to which Parent or any Retained Subsidiary is a party or to which they or any of their properties used primarily in the Retained Business is subject or by which any thereof are bound that is a Retained Business Material Contract (as defined below). "RETAINED BUSINESS MATERIAL CONTRACTS" are those that (i) after January 3, 1997 obligate Parent, in respect of the Retained Business, or any Retained Subsidiary, to pay an amount of $250,000 or more in any 12 month period, (ii) contain a covenant not to compete or otherwise significantly restrict business activities (other than such a covenant that applies only to a particular account covered by a management agreement or franchise agreement related thereto), (iii) provide for the extension of credit other than consistent with normal credit terms or in an aggregate principal amount of more than $15,000,000, or provide for the mortgage, pledge or grant of a security interest in assets of the Retained Business or for a guarantee by the Parent or any Retained Subsidiary of the obligations of any other Person in connection with the Retained Business, (iv) contain a right or obligation of or to any Affiliate of Parent other than Parent and the Retained Subsidiaries, or to any officer or director of Parent or any of the Retained Subsidiaries other than those contracts entered into in the ordinary course of business, (v) represent a Contract contributing unit level profit equal to or exceeding 2% of aggregate unit level profit measured for the most recently concluded fiscal year, (vi) require Parent (in respect of the Retained Business) or any Retained Subsidiary to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts, (vii) are for the employment of any Retained Employee and provide for annual base compensation in excess of $150,000, or are "golden parachute" or similar agreements with any Retained Employee, (viii) are with any labor union, (ix) are with any vendor, manufacturer, or distributor or representative and have an unexpired term as of June 20, 1997 of one year or more and contain any dollar or volume purchasing requirements in excess of $250,000, (x) are with the federal government or a governmental agency or department exceeding $250,000 in annual revenues, (xi) are leases to or from Parent (with respect to the Retained Business) or one of the Retained Subsidiaries of real or personal property with individual monthly rental amounts of at least $10,000, (xii) were not made in the ordinary course of business, (xiii) create any joint ventures, partnerships or other similar arrangements relating to the Retained Business, or (xiv) contain a "change of control" or similar provision relating to a change of control of the Parent or any of its Subsidiaries triggered by the transactions contemplated by this Agreement or any Transaction Document. Unless so noted in Section 4.14(a) of Parent's Disclosure Schedule, each such Retained Business Material Contract was entered into in the ordinary course of business. True, correct and complete copies of the Retained Business Material Contracts, including all amendments and supplements, have been made available to Seller. Each Retained Business Material Contract is valid and subsisting; each of Parent and any Retained Subsidiary has duly performed in all material respects all its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Parent or a Retained Subsidiary, as the case may be (or, to the best knowledge of Parent, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Except as set forth in
Section 4.14(a) of Parent's Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Parent or any Retained Subsidiary under any Retained Business Material Contract.

  (b) During the twelve months immediately prior to the date hereof, no contract of the Retained Business with a customer that, but for its cancellation or termination, would be deemed a Retained Business Material Contract pursuant to clause (v) of Section 4.14(a), has been cancelled or otherwise terminated and during such time, to the knowledge of Parent, no such cancellation or termination has been threatened.

  (c) Parent has delivered to Seller, pursuant to a letter dated September 30, 1997, (i) a complete list of client management accounts of the Retained Business, as of August 22, 1997, (ii) each binding bid of Parent, with respect to the Retained Business, or any Retained Subsidiary, providing for an investment of $250,000 or more over the life of the proposed Contract and
(iii) an aging schedule of all accounts receivable of the Retained Business as of August 15, 1997.

  Section 4.15. Taxes. Except as otherwise disclosed in Section 4.15 of Parent's Disclosure Schedule:

  (a) Parent and each of its Subsidiaries have filed (or have had filed on their behalf) or will file or cause to be filed, all Tax Returns required by applicable Law to be filed by any of them prior to the Effective Time, and all such Tax Returns and amendments thereto are, or when filed will be, true, complete and correct in all material respects.

  (b) Parent and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due with respect to any period ending prior to or as of the Effective Time, or where payment of Taxes is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established before the consummation of the Effective Time, an adequate accrual for the payment of all such Taxes which have accrued prior to the Effective Time other than Taxes directly attributable to the transactions contemplated by the Distribution Agreement. The accrual for Taxes set forth on the balance sheet of Parent at January 3, 1997 referenced in Section 4.8 hereof is adequate for the payment of all Taxes accrued as of such date.

  (c) There are no Encumbrances for any Taxes upon the properties or assets of Parent or any of its Subsidiaries which properties or assets are used primarily in the Retained Business, other than statutory liens for Taxes not yet due and payable and Encumbrances for real estate Taxes being contested in good faith.

  (d) No Audit is pending with respect to any Taxes due from Parent or any of its Subsidiaries relating to the Retained Business or the Retained Subsidiaries. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from Parent or any Subsidiary for any taxable period ending on or prior to the Effective Time.

  (e) Other than the Tax Sharing Agreement (as defined in Section 6.13), neither Parent nor any Subsidiary is a party to, is bound by, or has any obligation under, a tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes.

  (f) Neither Parent nor any of its Subsidiaries has made an election under
Section 341(f) of the Code.

  (g) The statute of limitations for all Tax Returns of Parent and each of its Subsidiaries for all years through 1991 have expired for all federal, state, local and foreign tax purposes, or such Tax Returns have been subject to a final Audit.

  (h) Neither Parent nor any of its Subsidiaries has received any written notice of any material deficiency, assessment or adjustment from the IRS or any other domestic or foreign governmental taxing authority relating to the Retained Business or the Retained Subsidiaries that has not been fully paid or finally settled, and any such deficiency, adjustment or assessment shown on such schedule is being contested in good faith through appropriate proceedings and adequate reserves have been established on Parent's financial statements therefor. To the best of Parent's knowledge, there are no material deficiencies, assessments or adjustments threatened, pending or assessed with respect to Parent or any of its Subsidiaries relating to the Retained Business or the Retained Subsidiaries, other than those referred to in the immediately preceding sentence.

  Section 4.16. Labor Matters. Except as set forth in Section 4.16 of Parent's Disclosure Schedule, neither Parent, Acquisition, nor any Retained Subsidiary has, since December 31, 1996, in each case only with respect to the Retained Business, (i) been subject to, or, to the knowledge of Parent, threatened with, any material strike, lockout or other labor dispute or engaged in any material unfair labor practice, or (ii) received written notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of Retained Employees (as defined in the Distribution Agreement) which is not currently organized.

  Section 4.17. Accounting Records; Internal Controls. Each of Parent and the Retained Subsidiaries have records that accurately and validly reflect its transactions in respect of the Retained Business, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and
(ii) recorded in conformity with GAAP or with Canadian or English generally accepted accounting principles, as the case may be, so as to maintain accountability for assets.

  Section 4.18. Insurance. Except as set forth in Section 4.18 of Parent's Disclosure Schedule, with respect to the Retained Business only, Parent and each Retained Subsidiary is, and at all times since its organization has been, insured with reputable insurers (or self-insured) against all risks normally insured against, and in such amounts as are customary, by companies in similar lines of business, and all of the insurance policies and bonds required to be maintained by Parent and each Retained Subsidiary are in full force and effect. Section 4.18 of Parent's Disclosure Schedule lists all insurance policies and bonds that are material to the Retained Business. Amounts reserved for all risks covered by self-insurance on the Retained Business Balance Sheet as of June 20, 1997 are reasonable and customary. Neither Parent nor any Retained Subsidiary is in default in any material respect under any such policy or bond. Each of Parent and each Retained Subsidiary has timely filed claims with insurers with respect to all material matters and occurrences relating to the Retained Business for which it has coverage. All insurance policies maintained by Parent and each Retained Subsidiary relating to the Retained Business will remain in full force and effect and may reasonably be expected to be renewed (or replaced with comparable policies) on reasonably comparable terms in favor of Parent following consummation of the Merger (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither Parent nor any Retained Subsidiary has received notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies.

  Section 4.19. Permits. Each of Parent and the Retained Subsidiaries holds all material Permits that are required by any Governmental Entity to permit it to conduct the Retained Business as now conducted, and all such Permits are valid and in full force and effect and will remain in full force and effect upon consummation of the Merger, except for those Permits identified on
Section 4.19 of Seller's Disclosure Schedule. To the knowledge of Parent, no suspension, cancellation or termination of any of such Permits is threatened or imminent as a result of the transactions contemplated by this Agreement and the Distribution Agreement or otherwise.

  Section 4.20. Business Relationships. Section 4.20 of Parent's Disclosure Schedule lists the names of and describes all Contracts with the three largest distributors of goods and the ten largest producers of goods purchased by Parent and the Retained Subsidiaries (by dollar volume for the most recently ended fiscal year) with respect to the Retained Business. To the knowledge of Parent, no material supplier or distributor is reasonably likely to cease supplying or distributing, as the case may be, goods or services or substantially reduce its supplies or distribution services in relation to the Retained Business as a result of the consummation of this Agreement and the transactions contemplated hereby.

  Section 4.21. Environmental Compliance. Except as set forth in Section 4.21 of Parent's Disclosure Schedule:

  (a) The Parent Real Property (as defined below) and the improvements thereon and the soil and groundwater thereunder (i) do not contain and are not contaminated by any Hazardous Material in violation of any Environmental Law;
(ii) do not contain any underground storage tanks in violation of any Environmental Law; (iii) are not used in violation of any Environmental Law for the generation, treatment, storage or disposal of any Hazardous Material, or for mining, land filling, dumping or commercial petroleum product storage purposes, or as a gasoline station or a dry cleaning establishment; (iv) have not had any release of any Hazardous Material from, on, in or upon it that would reasonably be expected to result in a material liability to the Retained Business; and (v) have never been the subject of a remedial action or a lien or encumbrance for an environmental problem. As used herein, "PARENT REAL PROPERTY" means all assets of Parent or any Retained Subsidiary used in connection with the Retained Business consisting of real property, appurtenances thereto, rights in connection therewith, and any interest therein, whether owned or leased.

  (b) With respect to the Retained Business, Parent is in material compliance with all Environmental Laws and has obtained and is in material compliance with all permits required pursuant to Environmental Laws, and

Parent has not received any notices, demands, requests for information, complaints or orders, and no investigation, action, claim, suit or proceeding is pending or threatened by any Governmental Entity, with respect to any matters relating to Parent and relating to or arising out of any Environmental Laws.

  (c) There are no material liabilities of or relating to Parent with respect to the Retained Business arising under or relating to any Environmental Law, and to the best knowledge of Parent, there are no facts, conditions, circumstances or situations which could reasonably be expected to result in or be the basis for any such liability.

  (d) Parent has delivered to the Seller true and complete copies of all documents, notices, reports, studies, analyses, tests, permits and other written materials identified in Section 4.21 of Parent's Disclosure Schedule and any environmental reports or audits in the possession of Parent relating to the Parent Real Property.

  Section 4.22. Accounts Receivable. The accounts receivable of the Retained Business were incurred in the ordinary course of business and are not subject in the aggregate to material counterclaim or set-off.

  Section 4.23. Transactions with Certain Persons. Except as set forth on
Section 4.23 of Parent's Disclosure Schedule and the Parent SEC Documents, during the past three years Parent and the Retained Subsidiaries have not purchased or leased any property or obtained any services from, or sold or leased any property or furnished any services to (except with respect to remuneration for services rendered as a director, officer or employee of Parent or the Retained Subsidiaries), in the ordinary course of business or otherwise, any Affiliate of Parent other than the Retained Subsidiaries, or any of such Affiliates' respective officers, directors or employees, holders, directly or indirectly, of 10 percent or more of their outstanding capital stock, or, to the knowledge of Parent, any spouse, child or parent of any of the foregoing.

  Section 4.24. Certain Fees. Except as set forth on Section 4.24 of Parent's Disclosure Schedule, neither Parent nor any of its Subsidiaries has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

  Section 4.25. Parent Rights Plan. The Board of Directors of Parent has taken all action necessary to render the rights issued pursuant to the Rights Agreement, dated as of October 8, 1993, as amended, between Parent and The Bank of New York, as Rights Agent (the "PARENT RIGHTS PLAN"), inapplicable to the Merger, this Agreement and the transactions contemplated hereby.

                                   ARTICLE V

                   Representations and Warranties of Spinco

  Spinco represents and warrants to Seller and Company as follows:

  Section 5.1. Organization. Spinco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Spinco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a material adverse effect ("SPINCO MATERIAL ADVERSE EFFECT") on the ability of Spinco to perform its obligations under or consummate the transactions contemplated by this Agreement, the Distribution Agreement or any other Transaction Document to which it is a party.

  Section 5.2. Authority Relative to this Agreement. Spinco has full corporate power and authority to execute and deliver this Agreement, the Distribution Agreement and the Transaction Documents to which it is a party and, subject to the Required Regulatory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Distribution Agreement and the other Transaction Documents to which it is a party by Spinco, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Spinco and no other corporate proceedings on the part of Spinco are or will be necessary to authorize this Agreement, the Distribution Agreement and the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the Distribution Agreement each has been duly and validly executed and delivered by Spinco and each constitutes a valid and binding agreement of Spinco, and each other Transaction Document, when executed and delivered by the parties thereto, will be a valid and binding agreement of Spinco, enforceable against Spinco in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to the creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

  Section 5.3. Consents and Approvals; No Violations.

  (a) Except for the Required Regulatory Approvals, such filings and approvals as may be required under the "takeover" or "blue sky" laws of various states, and as disclosed in Section 4.4(a) of Parent's Disclosure Schedule or as contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement, the Distribution Agreement and the other Transaction Documents to which it is a party by Spinco or the consummation by Spinco of the transactions contemplated hereby and thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have or reasonably be expected to have a Spinco Material Adverse Effect.

  (b) Except as set forth in Section 4.4(b) of Parent's Disclosure Schedule, the execution and delivery of this Agreement, the Distribution Agreement and the other Transaction Documents to which Spinco is a party by Spinco and the consummation by Spinco of the transactions contemplated hereby and thereby will not, in any material respect, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Spinco or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the charter or by-laws of Spinco, (ii) subject to obtaining the Required Regulatory Approvals, any material Law applicable to Spinco or any of its properties or assets or (iii) any material Contract to which Parent or any Retained Subsidiary is a party that is intended to be included in the Spinco Assets pursuant to the Distribution Agreement and that does not provide for the release of Parent or such Retained Subsidiary from the obligations thereunder upon the assignment thereof to Spinco or a Spinco Subsidiary.

                                  ARTICLE VI

                                   Covenants

  Section 6.1. Conduct of Business of Company. Except as contemplated by this Agreement or as specifically set forth in Schedule 6.1 of Seller's Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Seller will cause each Acquired Company and its Subsidiaries to conduct its operations according to its ordinary course of business, consistent with past practice, will use its commercially reasonable efforts to (i) preserve intact its business organization, (ii) maintain its material rights and franchises, (iii) keep available the services of its officers and key employees, and (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that maintained as of the date hereof. Without limiting the generality of and in addition to the foregoing, and except as otherwise contemplated by this Agreement, neither Acquired Company nor any of their Subsidiaries will, without the prior written consent of Parent;

    (a) amend its charter or by-laws (or other organizational documents);

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or, except as required by law, amend any of the terms of any such securities or agreements outstanding on the date hereof, except for (i) the issuance by Company of Company Shares upon exercise of Company Options outstanding on the date hereof and (ii) the granting of options upon cancellation of existing options, so long as the aggregate number of options outstanding at any time prior to the Effective Time does not exceed the number of options outstanding on the date hereof;

    (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries; provided, however, that each Acquired Company (and its Subsidiaries) may, prior to the Effective Time, declare and pay cash dividends in respect of their capital stock;

    (d) (i) pledge or otherwise encumber shares of capital stock of either Acquired Company or any of their Subsidiaries; or (ii) except in the ordinary course of business consistent with past practices, (A) incur, assume or prepay any long-term debt or incur, assume, or prepay any obligations with respect to letters of credit or any material short-term debt, unless after the incurrence or assumption thereof all such debt for the Acquired Companies and their Subsidiaries does not in the aggregate exceed $105 million; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person except wholly owned Subsidiaries of each Acquired Company; (C) make any material loans, advances or capital contributions to, or investments in, any other Person; (D) change the practices of either Acquired Company or its Subsidiaries with respect to the timing of payments or collections; or (E) except as contemplated by existing credit arrangements set forth on Seller's Disclosure Schedule, mortgage or pledge any properties or assets of either Acquired Company or any of its Subsidiaries or create or permit to exist any material Encumbrance thereupon;

    (e) except (i) for arrangements entered into in the ordinary course of business consistent with past practices, (ii) as contemplated by this Agreement with respect to the Company Options, or (iii) as required by Law, enter into, adopt or materially amend or change the funding or accrual practices of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee of either Acquired Company or any of its Subsidiaries (or any other person for whom either Acquired Company or any of its Subsidiaries will have liability), or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any employee of either Acquired Company or any of its Subsidiaries (or any other person for whom either Acquired Company or any of its Subsidiaries will have liability) or pay any benefit not required by any existing plan and arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

    (f) transfer, sell, lease, license or dispose of any lines of business, Subsidiaries, divisions, operating units or facilities (other than facilities currently closed or currently proposed to be closed) outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business;

    (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the properties or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any properties or assets of any other Person (other than the purchase of properties or assets in the ordinary course of business and consistent with past practice), in each case where such action would be material to the Acquired Companies and their Subsidiaries;

    (h) except as may be required by Law, take any action to terminate or materially amend any of its pension plans or retiree medical plans with respect to or for the benefit of any employee of either Acquired Company or any of its Subsidiaries (or any other person for whom either Acquired Company or any of its Subsidiaries will have liability);

    (i) materially modify, amend or terminate any Acquired Company Material Contract or waive any material rights or claims of either Acquired Company or any of its Subsidiaries thereunder, except in the ordinary course of business consistent with past practice; provided, that the provisions of this Section 6.1(i) shall not apply to any arrangement, agreement or contract proposal previously submitted by either Acquired Company or a Subsidiary thereof which proposal, upon acceptance thereof, cannot be revised or withdrawn;

    (j) effect any material change in any of its methods of accounting in effect as of August 31, 1996, except as may be required by Law or GAAP;

    (k) enter into any Acquired Company Material Contract other than in the ordinary course of business; or

    (l) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

  Section 6.2. Conduct of Retained Business. Except as contemplated by this Agreement, the Distribution Agreement, the UK Stock Purchase Agreement or the Benefits Allocation Agreement or as specifically set forth in Schedule 6.2 of Parent's Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Parent and the Retained Subsidiaries will each conduct the Retained Business according to its ordinary course of business, consistent with past practice, will use its commercially reasonable efforts to (i) preserve intact the Retained Business organization, (ii) maintain its material rights and franchises with respect to the Retained Business, (iii) keep available the services of officers and key employees of the Retained Business, and (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that maintained as of the date hereof. Without limiting the generality of and in addition to the foregoing, and except as otherwise contemplated by this Agreement, the Distribution Agreement, the UK Stock Purchase Agreement or the Benefits Allocation Agreement, neither Parent nor any Retained Subsidiary will, without the prior written consent of Seller:

    (a) amend its charter or by-laws (or other organizational documents);

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or, except as required by Law, amend any of the terms of any such securities or agreements outstanding on the date hereof; except (i) as contemplated by this Agreement, the Distribution Agreement and the other Transaction Documents and (ii) pursuant to securities or agreements outstanding on the date hereof;

    (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities or any securities of any Retained Subsidiary; provided, however, that Parent and the Retained Subsidiaries may declare cash dividends in respect of their capital stock;

    (d) (i) pledge or otherwise encumber shares of capital stock of any Retained Subsidiary; or (ii) except in the ordinary course of business consistent with past practices, permit any Retained Subsidiary to (A) incur, assume or prepay any long-term debt or incur, assume, or prepay any obligations with respect to letters of credit or any material short-term debt; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person except wholly owned Retained Subsidiaries;
  (C) make any material loans, advances or capital contributions to, or investments in, any other Person; (D) change the practices of the Retained Business with respect to the timing of payments or collections; or (E) mortgage or pledge any properties and assets of the Retained Business or any Retained Subsidiary or create or permit to exist any material Encumbrance thereupon;

    (e) except (i) for arrangements entered into in the ordinary course of business consistent with past practices, (ii) as contemplated in the Benefits Allocation Agreement, or (iii) as required by Law, enter into, adopt or materially amend or change the funding or accrual practices of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any Retained Employee (or any other person for whom the Retained Business will have liability), or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any Retained Employee (or any other person for whom the Retained Business will have liability) or pay any benefit not required by any existing plan and arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

    (f) transfer, sell, lease, license or dispose of any lines of business, Subsidiaries, divisions, operating units or facilities (other than facilities currently closed or currently proposed to be closed) relating to the Retained Business outside the ordinary course of business or enter into any material commitment or transaction with respect to the Retained Business outside the ordinary course of business;

    (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the properties and assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any properties and assets of any other Person (other than the purchase of properties and assets in the ordinary course of business and consistent with past practice) that would become part of the Retained Business, in each case where such action would be material to the Retained Business;

    (h) except as may be required by Law, take any action to terminate or materially amend any of its pension plans or retiree medical plans with respect to or for the benefit of Retained Employees or any other person for whom the Retained Business will have liability;

    (i) materially modify, amend or terminate any Retained Business Material Contract or waive any material rights or claims of the Retained Business thereunder, except in the ordinary course of business consistent with past practice; provided, that the provisions of this Section 6.2(i) shall not apply to any arrangement, agreement or contract proposal previously submitted by Parent or a Subsidiary thereof which proposal, upon acceptance thereof, cannot be revised or withdrawn;

    (j) effect any material change in any of its methods of accounting in effect as of January 3, 1997, except as may be required by Law or GAAP;

    (k) enter into any Retained Business Material Contract other than in the ordinary course of business; or

    (l) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

  Section 6.3. Acquisition Proposals.

  (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Seller shall otherwise agree in writing, Parent shall not, and shall not authorize any officer, director or employee or any investment banker, attorney, accountant or other agent, advisor or representative of Parent or any of its Subsidiaries or Affiliates over which it exercises control to, directly or indirectly, (i) initiate, solicit, negotiate, encourage, or provide confidential information to facilitate the making of any Acquisition Proposal (as defined in Section 6.3(b) hereof), (ii) enter into any agreement with respect to any Acquisition Proposal or give any approval of the type referred to in Section 6.3(b) with respect to any Acquisition Proposal or (iii) participate in any discussions regarding any Acquisition Proposal; provided, however, that, in response to any unsolicited Acquisition Proposal, Parent and its Subsidiaries may (at any time prior to the Parent Stockholder Approvals) furnish information concerning its business, properties or assets to the Person (a "POTENTIAL ACQUIROR") making such Acquisition Proposal and participate in negotiations with the Potential Acquiror if (x) Parent's Board of Directors is advised by one or more of its independent financial advisors that such Potential Acquiror has the financial wherewithal to consummate such a potential Acquisition Proposal, (y) Parent's Board of Directors reasonably determines, after receiving advice from Parent's financial advisor, that such Acquisition Proposal would involve consideration to Parent's stockholders and other terms that taken as a whole are superior to the Distribution and the Merger, and (z) based upon advice of counsel to such effect, Parent's Board of Directors determines in good faith that it is necessary to so furnish information and negotiate in order to comply with its fiduciary duty to stockholders of Parent; provided, further, that nothing herein shall prevent Parent's Board of Directors from taking, and disclosing to Parent's stockholders, a position contemplated by Rules 14D-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer. In the event Parent shall determine to provide any information as described above, or shall receive any offer of the type referred to in this Section 6.3, it shall promptly inform Seller orally or in writing as to the fact that information is to be provided and shall furnish to Seller a description of the material terms thereof. Parent will keep Seller informed of the status and material details (including amendments or proposed amendments of any such proposed Acquisition Proposal).

  (b) For purposes of this Agreement, the term "ACQUISITION PROPOSAL" means any bona fide proposal, in writing, made by a Person to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act), pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, involving Parent, the Retained Subsidiaries or the Retained Business, including any single or multi-step transaction or series of related transactions (other than the transactions contemplated by this Agreement and the Distribution Agreement) which is structured to permit such Person to acquire beneficial ownership of any material portion of the assets of, or any material portion of the equity interest in any of Parent, the Retained Subsidiaries or the Retained Business; provided, however, that the term "ACQUISITION PROPOSAL" shall not include any transaction or series of transactions which relate solely to the businesses to be owned by Spinco and the Spinco Subsidiaries following the Distribution so long as the consummation of such transaction or transactions (x) would not reasonably be anticipated to adversely affect or delay the consummation of the Merger, the Distribution or the transactions contemplated hereby and (y) could not cause Spinco to cease to be engaged in the conduct of the active trade or businesses relied upon for the purposes of satisfying the requirements of Section 355(b) for purposes of the ruling request described in Section 6.12.

  (c) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, Seller shall not, and shall not authorize any officer, director or employee or any investment banker, attorney, accountant or other agent, advisor or representative of Seller, either Acquired Company or any of their respective Subsidiaries or Affiliates over which they exercise control to, directly or indirectly, (i) initiate, solicit, negotiate, encourage, or provide confidential information to facilitate any Company Acquisition Proposal (as defined in Section 6.3(d) hereof), (ii) enter into any agreement with respect to any Company Acquisition Proposal or give any approval of the type referred to in Section 6.3(d) with respect to any Company Acquisition Proposal or (iii) participate in any discussions regarding any Company Acquisition Proposal.

  (d) For purposes of this Agreement, the term "COMPANY ACQUISITION PROPOSAL" means any bona fide proposal, in writing, made by a Person to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act), pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, involving either Acquired Company or any of their Subsidiaries, including any single or multi-step transaction or series of related transactions (other than the transactions contemplated by this Agreement and the Distribution Agreement) which is structured to permit such Person to acquire beneficial ownership of any material portion of the assets of, or any material portion of the equity interest in either Acquired Company or any of their Subsidiaries.

  Section 6.4. Access to Information.

  (a) Between the date of this Agreement and the Effective Time, upon reasonable notice and at reasonable times, and subject to any access, disclosure, copying or other limitations imposed by applicable Law or any

Contract of either Acquired Company or their Subsidiaries, each Acquired Company will give Parent and/or Acquisition and their authorized representatives reasonable access to all offices and other facilities of each Acquired Company and to all books and records of each Acquired Company and its Subsidiaries, and will permit Parent and Acquisition to make such inspections as they may reasonably require, and will cause its officers and those of its Subsidiaries to furnish Parent and Acquisition with such financial and operating data and other information with respect to such Acquired Company and its Subsidiaries as Parent or Acquisition may from time to time reasonably request. Parent, Acquisition and their authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of each Acquired Company and its Subsidiaries.

  (b) Between the date of this Agreement and the Effective Time, upon reasonable notice and at reasonable times, and subject to any access, disclosure, copying or other limitations imposed by applicable Law or any of Parent's or the Retained Subsidiaries' contracts, Parent will give Seller, Company and their authorized representatives reasonable access to all offices and other facilities of Parent and the Retained Subsidiaries and to all books and records of Parent and the Retained Subsidiaries that relate to the Retained Business, and will permit Seller and Company to make such inspections as they may reasonably require, and will cause its officers and those of the Retained Subsidiaries to furnish Seller and Company with such financial and operating data and other information with respect to Parent and the Retained Subsidiaries as Seller or Company may from time to time reasonably request, so long as such information and inspections relate solely to the Retained Business. Seller, Company and their authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of Parent and the Retained Subsidiaries. For purposes of this Section 6.4(b), information that relates to the Retained Business shall be deemed to include portions of the Tax Returns filed by Parent and its Subsidiaries relating to the Retained Business and books and records relating thereto and such other information relating to Taxes and Tax Returns as would be available to Parent under the terms of the Tax Sharing Agreement if it were in effect on the date hereof in the form attached hereto as Exhibit C.

  (c) Parent, Spinco, Acquisition, Seller and Company agree that the provisions of the Confidentiality Agreement dated as of July 17, 1997 (the "CONFIDENTIALITY AGREEMENT") by and between Parent and Seller shall remain binding and in full force and effect and that the terms of the Confidentiality Agreement are incorporated herein by reference; provided that (x) actions taken by Parent, Seller and their Subsidiaries that are permitted by Section 2.01(a) of the Benefits Allocation Agreement shall be deemed not to breach the Confidentiality Agreement and (y) the second full paragraph on page 5 thereof is superseded by the terms hereof (and therefore is of no further force or effect). Prior to the Effective Time, Parent will assign its rights and obligations with respect to Spinco and the Spinco Business under the Confidentiality Agreement to Spinco, which assignment is hereby consented to by Seller.

  Section 6.5. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Distribution Agreement (including (i) cooperating in the preparation and filing of the Proxy Statement, the Form 10 (or any registration statement contemplated pursuant to Article III of the Distribution Agreement), and any amendments to any thereof; (ii) taking of all action reasonably necessary, proper or advisable to secure any necessary consents or waivers from any Governmental Entity or other Person; (iii) contesting any pending legal proceeding relating to the Merger or the Distribution; and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby and thereby). In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use all reasonable efforts to take all such necessary action.

  Section 6.6. Consents. Each of Parent, Spinco, Acquisition, Seller and Company shall cooperate and use their respective reasonable efforts to make all filings and obtain all consents and approvals of governmental authorities and other third parties, including collective bargaining representatives, necessary to consummate the transactions contemplated by this Agreement and the Distribution Agreement. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other persons may reasonably request in connection with the foregoing.

  Section 6.7. Antitrust Filings.

  (a) In addition to and without limiting the agreements contained in Section
6.6 and under the UK Stock Purchase Agreement, Parent, Spinco, Acquisition, Seller and Company will (i) take promptly all actions necessary to make the filings required of Parent, Seller or any of their affiliates under the applicable Antitrust Laws (as defined below), (ii) comply at the earliest practicable date with any request for additional information or documentary material received by Parent, Seller or any of their affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and from the Commission or other foreign governmental or regulatory authority pursuant to Antitrust Laws, and (iii) cooperate with the other parties hereto in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement or the Distribution Agreement commenced by any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, the OFT, state attorneys general, the Commission or other foreign governmental or regulatory authorities ("ANTITRUST AUTHORITIES"). As used herein, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

  (b) In furtherance and not in limitation of the covenants contained in
Section 6.6 and Section 6.7(a) hereof and under the UK Stock Purchase Agreement, Parent, Spinco, Acquisition, Seller and Company shall each use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Distribution, the Merger or any other transactions contemplated by this Agreement or the Distribution Agreement under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Distribution, the Merger or any other transactions contemplated by this Agreement or the Distribution Agreement as violative of any Antitrust Law, Parent, Acquisition, Seller and Company shall each take all reasonable action as may be required by the applicable Antitrust Authority in order to resolve such objections as such Antitrust Authority may have to such transactions under any Antitrust Law, so long as such actions would not reasonably be expected to adversely affect in a substantial way the benefits and opportunities that any party reasonably expects to receive from the transactions contemplated by this Agreement and the Distribution Agreement.

  (c) Each of Parent, Spinco, Acquisition, Seller and Company shall promptly
(i) inform the other parties of any material communication received by such party from any Antitrust Authority regarding any of the transactions or filings contemplated hereby and (ii) advise the other parties with respect to any understanding, undertaking or agreement (whether oral or written) which such party proposes to make or enter into with any of the foregoing parties with regard to any of the transactions contemplated hereby.

  Section 6.8. Public Announcements. Parent, Spinco, Acquisition, Seller and Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Distribution or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange. If any party issues a release or public statement, it shall promptly provide a copy thereof to the other parties.

  Section 6.9. Financial Statements.

  (a) For the periods following the date hereof, Seller and Company will make available to Parent and Acquisition as soon as available unaudited combined balance sheets for the Acquired Companies and their

Subsidiaries for each fiscal quarter and the related unaudited consolidated statements of operations and cash flows and changes in stockholder's equity for the periods then ended. All such financial statements shall be prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows shall present fairly the results of operations and cash flows of the Acquired Companies and their Subsidiaries for the respective periods covered, and the balance sheets shall present fairly in all material respects the financial condition of the Acquired Companies and their Subsidiaries as of their respective dates. All such interim financial statements shall reflect all adjustments (which, except as otherwise indicated on such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation.

  (b) For the periods following the date hereof, Parent and Acquisition will make available to Seller and Company as soon as available unaudited consolidated balance sheets for the Retained Business for each fiscal quarter and the related unaudited consolidated statements of operations and cash flows and changes in stockholder's equity for the periods then ended. All such financial statements shall be prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows shall present fairly the results of operations and cash flows of the Retained Business for the respective periods covered, and the balance sheets shall present fairly in all material respects the financial condition of the Retained Business as of their respective dates. All such interim financial statements shall reflect all adjustments (which, except as otherwise indicated on such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation.

  Section 6.10. Registration of Spinco Shares. If Parent reasonably determines that the Distribution may not be effected without registering the shares of common stock of Spinco to be distributed in the Distribution pursuant to the Securities Act, Parent, as promptly as practicable, shall use its efforts to cause the shares of Spinco to be registered pursuant to the Securities Act and thereafter effect the Distribution in accordance with the terms of the Distribution Agreement including by preparing and filing on an appropriate form a registration statement under the Securities Act covering the shares of Spinco and using commercially reasonable efforts to cause such registration statement to be declared effective and preparing and making such other filings as may be required under applicable state securities laws.

  Section 6.11. Stockholders' Approval. Parent shall, in accordance with applicable Law, its Certificate of Incorporation and its By-laws:

    (a) duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement;

    (b) subject to its fiduciary duties under applicable Law, include in the Proxy Statement prepared for distribution to stockholders of Parent in advance of the stockholders' meeting in accordance with Regulation 14C promulgated under the Exchange Act a recommendation of its Board of Directors that the Merger and the Distribution are in the best interests of the stockholders of Parent and recommending approval and adoption of this Agreement and the Merger; and

    (c) prepare and file with the SEC the Proxy Statement, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, cause the Proxy Statement to be mailed to its stockholders and, subject to its fiduciary duties under applicable Law, use its best efforts to obtain the necessary approvals of this Agreement by its stockholders.

Seller and Company will provide Parent with the information concerning Seller and each Acquired Company required to be included in the Proxy Statement.

  Section 6.12. Tax Ruling. Parent, Spinco, Acquisition, Seller and Company shall promptly prepare and submit to the IRS a private letter ruling request seeking confirmation that the transactions contemplated by the Distribution Agreement and this Agreement qualify as a tax-free transaction under Sections 355 and 368 of the Code. The receipt of such a private letter ruling is a condition to the obligations of the parties hereunder. Each party agrees and acknowledges that the receipt of such a private letter ruling may be conditioned on the making of additional representations to the IRS, on one or more party's acceptance of and agreement to certain covenants which may restrict such party's future activities, on changes to certain rights and obligations of the parties hereunder, or on changes to certain aspects of the structure of the transactions contemplated by the Distribution Agreement and this Agreement (including the Corporate Governance Arrangements set forth in Exhibit D hereto (the "CORPORATE GOVERNANCE ARRANGEMENTS")). Each party agrees to consider any such proposed representations, covenants or changes in good faith and to agree thereto unless so agreeing would be reasonably likely (x) to deprive such party of benefits that are a material portion of the benefits expected to be derived by such party and its Affiliates following the Distribution from the transactions contemplated by the Distribution Agreement and this Agreement or (y) to inflict upon such party burdens or risks that are material in comparison to the benefits expected to be derived by such party and its Affiliates following the Distribution from such transactions; provided that the parties shall have agreed upon any adjustments to the terms and conditions of the transactions contemplated hereby that are reasonably necessary in order to reflect, to the extent practicable, the economic effect of any such proposed representations, covenants or changes that have a reasonably identifiable economic effect on the transactions contemplated in this Agreement. The parties agree to negotiate any such adjustments in good faith.

  Section 6.13. Tax Sharing Agreement. Attached hereto as Exhibit C is a form of Tax Sharing and Indemnification Agreement (the "TAX SHARING AGREEMENT") to which the parties have agreed and which, subject to the next two sentences, the parties agree to execute on or prior to the Closing Date. Such form of Tax Sharing Agreement may require modification in light of the final representations and warranties made to the IRS in support of such private letter ruling and of any changes to the transaction made pursuant to Section
6.12. The parties agree to make such modifications to the form of Tax Sharing Agreement as are necessary (x) to reflect such representations and warranties and any such changes, (y) to include covenants not to cause such representations and warranties to be untrue and (z) to provide indemnification consistent with the existing form of Tax Sharing Agreement for breaches of such representations, warranties and covenants and for any failure of the same to be true or to be performed.

  Section 6.14. Notices of Certain Events. (a) Seller and Company shall promptly notify Parent and Acquisition of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Seller and Company, threatened against, relating to or involving or otherwise affecting either Acquired Company or any Subsidiary of either Acquired Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or that relate to the consummation of the transactions contemplated by this Agreement, and
(b) Parent and Acquisition shall promptly notify Seller and Company of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Parent and Acquisition, threatened against, relating to or involving or otherwise affecting Parent or any Retained Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or that relate to the consummation of the transactions contemplated by this Agreement.

  Section 6.15. Transaction Documents. Simultaneously with the execution hereof, Parent and certain of its Subsidiaries are entering into the Distribution Agreement, the Omnibus Agreement and certain other Transaction Documents. The parties acknowledge that other Transaction Documents are not being entered into on the date hereof but instead either (i) have been negotiated and are attached as exhibits or schedules to either this Agreement or the Distribution Agreement or (ii) have their principal terms set forth in term sheets attached as exhibits or schedules to either this Agreement or the Distribution Agreement. The execution and delivery of all such other Transaction Documents are conditions to the consummation of the transactions contemplated hereby and by the Transaction Documents. Therefore, the parties shall negotiate in good faith to finalize definitive documentation for all Transaction Documents as soon as reasonably practicable and either (x) execute such Transaction Documents, which would become effective upon consummation of the Merger, or (y) execute such Transaction Documents immediately prior to the consummation of the Merger. It is the intent of the parties that all such Transaction Documents be finalized by November 1, 1997. The failure of any party to comply with the provisions of this Section 6.15 shall not excuse such party from its obligations under this Agreement or the Omnibus Agreement to consummate the transactions contemplated hereby or thereby.

  Section 6.16. Retention of Auditors. Prior to the Effective Time, Parent will cause Price Waterhouse LLP to be appointed as its auditors, on customary and arms-length terms and conditions, so long as Price Waterhouse LLP satisfies requirements of applicable law. For the avoidance of doubt, the provisions of this Section 6.16 shall not impact the procedures set forth in Exhibit A hereto or in Section 2.8(f) of the Distribution Agreement.

  Section 6.17. Termination or Redemption of Parent Rights Plan. At Seller's request, Parent shall take all actions necessary to enter into amendments to the Parent Rights Plan, the effect of which would be to terminate the Parent Rights Plan or cause the rights issued under the Parent Rights Plan to be extinguished, canceled, redeemed or otherwise made inapplicable; provided that any costs incurred in redeeming any such rights shall be borne by Seller.

                                  ARTICLE VII

                   Conditions to Consummation of the Merger

  Section 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) This Agreement and the Distribution Agreement shall have been adopted by the affirmative vote of the stockholders of Parent by the requisite vote in accordance with applicable Law;

    (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the Distribution, the Merger or the transactions contemplated hereby;

    (c) Any waiting period applicable to the Merger under the Antitrust Laws shall have terminated or expired and all other Required Regulatory Approvals shall have been received;

    (d) Parent shall have received a favorable IRS ruling on qualification of the transactions contemplated by the Distribution Agreement, in form and substance reasonably satisfactory to Parent and Seller, subject to the provisions of Section 6.12; and

    (e) The closing under the UK Stock Purchase Agreement shall have occurred.

  Section 7.2. Conditions to the Obligation of Seller and Company to Effect the Merger. The obligation of Seller and Company to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) The representations and warranties of Parent, Acquisition and Spinco contained in this Agreement (without giving effect in any such representation or warranty to any materiality or Parent Material Adverse Effect standard, qualification or exception contained therein) shall be true at and as of the Effective Time with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true as of such date); provided, however, that the representations and warranties of Parent, Acquisition and Spinco need not be true, correct and complete at and as of the Effective Time (or at such different date) so long as such representations and warranties which are not true, correct or complete at and as of the Effective Time (taken together but without giving effect to any materiality or Parent Material Adverse Effect standard, qualification or exception contained therein) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, conditions (financial or otherwise) or results of operations of Company and the Retained Business, taken as a whole (a "COMBINED BUSINESS MATERIAL ADVERSE EFFECT"); and provided further that, if the transactions contemplated by the UK Stock Purchase Agreement are consummated, the representations and warranties of Parent, Acquisition and Spinco at and as of the Effective Time will be deemed not to include representations and warranties concerning MMS UK and its business and operations;

    (b) Each of Parent, Spinco and Acquisition shall have (x) performed in all material respects its obligations under this Agreement (including
  Section 6.15 hereof) that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, (y) executed and delivered any Transaction Document to which it is a party in the form (or according to the terms) contemplated by this Agreement and the Distribution Agreement (with only such changes as have been approved by Seller in its reasonable discretion) and (z) performed in all material respects its obligations under each such Transaction Document that are required to be performed by it at or prior to the Effective Time pursuant to the terms thereof;

    (c) Each of Parent, Acquisition and Spinco will furnish Seller and Company with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 7.2 as Seller and Company may reasonably request;

    (d) Each of Parent, Acquisition and Spinco shall deliver to Seller and Company the following with respect to Parent, Acquisition or Spinco, as the case may be, each, unless otherwise noted, dated as of the Effective Time:

      (i) Certified copies of the Certificate of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Time;

      (ii) Copies of the By-laws of such Person, certified as of the Effective Time by such Person's corporate secretary or an assistant secretary;

      (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of this Agreement and, if applicable, the Transaction Documents, certified as of the Effective Time by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and

      (iv) Signature and incumbency certificates of the officers of such Person executing the Agreement and the Transaction Documents;

    (e) Other than consents and approvals that relate solely to the Retained Business, any third party consents and approvals required to be set forth at Section 4.4(b) of Parent's Disclosure Schedule (whether or not actually set forth at such Section) that are still required shall have been received, unless Seller and Spinco shall have entered into arrangements satisfactory to Seller with respect to any such third party consents and approvals that have not been received;

    (f) All of the capital stock of MMS Canada shall be held directly by Parent;

    (g) The Board of Directors of Parent will have taken all action necessary to render the rights issued pursuant to the terms of the Parent Rights Plan inapplicable to the Merger, this Agreement and the transactions contemplated hereby; and

    (h) The Distribution shall have been consummated in accordance with the terms of the Distribution Agreement (which shall not have been amended without the consent of Seller, such consent not to be unreasonably withheld) and each supplemental indenture contemplated by Section 2.8 of the Distribution Agreement that is required to be entered into pursuant to such Section shall be in form and substance reasonably satisfactory to Seller.

  Section 7.3. Conditions to Obligations of Parent, Spinco and Acquisition to Effect the Merger. The obligations of Parent, Spinco and Acquisition to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) The representations and warranties of Seller and Company contained in this Agreement (without giving effect in any such representation or warranty to any materiality or Company Material Adverse Effect standard, qualification or exception contained therein) shall be true at and as of the Effective Time with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true as of such date); provided however, that the representations and warranties of Seller and Company need not be true at and as of the Effective Time (or at such different date) so long as such representations and warranties which are not true at and as of the Effective Time (taken together but without giving effect to any materiality or Company Material Adverse Effect standard, qualification or exception contained therein) shall not constitute a Combined Business Material Adverse Effect;

    (b) Each of Seller and Company shall have (x) performed in all material respects its obligations under this Agreement (including Section 6.15 hereof) that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, (y) executed and delivered any Transaction Document to which it is a party in the form (or according to the terms ) contemplated by this Agreement and the Distribution Agreement (with only such changes as have been approved by Parent in its reasonable discretion) and (z) performed in all material respects its obligations under each such Transaction Document that are required to be performed by it at or prior to the Effective Time pursuant to the terms thereof;

    (c) Each of Seller and Company will furnish Parent and Acquisition with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 7.3 as Parent or Acquisition may reasonably request;

    (d) Each of Seller and Company shall deliver to Parent, Spinco and Acquisition the following with respect to Seller and Company, as the case may be, each, unless otherwise noted, dated as of the Effective Time:

      (i) Certified copies of the Certificate of Incorporation of each Acquired Company together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which each Acquired Company is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Time;

      (ii) Copies of the By-laws of each Acquired Company, certified as of the Effective Time by such Acquired Company's corporate secretary or an assistant secretary;

      (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Agreement, and, if applicable, the Transaction Documents, certified as of the Effective Time by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and

      (iv) Signature and incumbency certificates of the officers of such Person executing the Agreement;

    (e) Other than consents and approvals that relate solely to the Retained Business, any third party consents and approvals required to be set forth at Section 3.4(b) of Seller's Disclosure Schedule (whether or not actually set forth at such Section) that are still required shall have been received;

    (f) The Distribution shall have been consummated in accordance with the terms of the Distribution Agreement; and

    (g) Any Contracts between Seller or any of its Affiliates and any Acquired Company or any of their Affiliates relating to the matters covered by the Assistance Agreement attached hereto as Exhibit E-1 and the Royalty Agreement Term Sheet attached hereto as Exhibit E-2 shall have been terminated.

                                 ARTICLE VIII

                        Termination; Amendment; Waiver

  Section 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time (notwithstanding approval of the Merger by the stockholders of Parent, Acquisition or Company) prior to the Effective Time:

    (a) by mutual written consent of Parent, Acquisition, Spinco, Seller and Company;

    (b) by Parent, Acquisition, Spinco, Seller or Company if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Distribution or the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

    (c) by Seller or Company if there shall have been a breach of any covenant in this Agreement or any Transaction Document on the part of Parent, Spinco or Acquisition which (x) materially adversely affects (or materially delays) the consummation of the Merger and the other transactions contemplated hereby or thereby and (y) has not been cured prior to 30 days following notice of such breach;

    (d) by the Parent, Spinco or Acquisition if there shall have been a breach of any covenant in this Agreement or any Transaction Document on the part of Seller or Company which (x) materially adversely affects (or materially delays) the consummation of the Merger and the other transactions contemplated hereby or thereby and (y) has not been cured prior to 30 days following notice of such breach;

    (e) by Parent, Spinco, Acquisition, Seller or Company if stockholders of Parent fail to approve and adopt the Distribution, the Merger and the other transactions contemplated hereby at the meeting called for such purpose (or any adjournment thereof);

    (f) by Parent, if (i) the Board of Directors of Parent shall have determined in good faith, based on the advice of outside counsel, that it is necessary, in order to comply with its fiduciary duties to Parent's stockholders under applicable law, to terminate this Agreement to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal (as defined below), (ii) Parent shall have given notice to Seller advising Seller that Parent has received a Superior Proposal from a third party, specifying the material terms and conditions (including the identity of the third party), and that Parent intends to terminate this Agreement in accordance with this Section 8.1(f) and (iii) either (A) Seller shall not have revised its Acquisition Proposal within ten days from the time on which such notice is deemed to have been given to Seller, or (B) if Seller within such period shall have revised its Acquisition Proposal, the Board of Directors of Parent, after receiving advice from Parent's financial advisor, shall have determined in its good faith reasonable judgment that the third party's Acquisition Proposal is superior to Seller's revised Acquisition Proposal;

    (g) by Parent, Spinco, Acquisition, Seller or Company if the consummation of the Merger has not occurred by June 30, 1998;

    (h) by Parent, Spinco, or Acquisition if a condition to closing set forth in Section 7.1 or Section 7.3 becomes incapable of being satisfied; or

    (i) by Seller or Company if a condition to closing set forth in Section
  7.1 or Section 7.2 becomes incapable of being satisfied.

As used herein, the term "SUPERIOR PROPOSAL" means an Acquisition Proposal by a Person which the Board of Directors of Parent determines in its good faith reasonable judgment to be more favorable to Parent's stockholders than the Distribution and the Merger (based on advice of Parent's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger and the other transactions contemplated hereby), for which financing, to the extent required, is then committed and for which Parent's Board of Directors determines, in its good faith reasonable judgment, that such proposed transaction is reasonably likely to be consummated without undue delay.

  Section 8.2. Effect of Termination. Except as specified in Section 9.12, in the event of the termination and abandonment of this Agreement pursuant to
Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section
8.2 and Article IX hereof. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of any agreement or covenant contained in this Agreement or any Transaction Document.

  Section 8.3. Amendment. This Agreement may be amended by an instrument executed by Parent, Spinco, Acquisition, Seller and Company at any time before or after adoption of the Merger by the stockholders of Parent.

  Section 8.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                 Miscellaneous

  Section 9.1. Survival. Except as otherwise expressly set forth in the Distribution Agreement or another Transaction Document, the representations, warranties, covenants and agreements made herein shall not survive beyond the Effective Time; provided that the covenants and agreements contained in Sections 6.5, 6.6 and 6.10 hereof shall survive beyond the Effective Time without limitation.

  Section 9.2. Entire Agreement. Except for the provisions of the Confidentiality Agreement which shall continue in full force and effect as modified hereby, this Agreement and the Transaction Documents (including the schedules and exhibits referred to herein and therein) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

  Section 9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable principles of conflicts
Law) as to all matters, including matters of validity, construction, effect, performance and remedies.

  Section 9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days (or seven Business Days if from the United States to France or vice versa) after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Parent, Spinco or Acquisition, to:

        Marriott International, Inc.
        10400 Fernwood Road
        Bethesda, Maryland 20817
        Attention: Chief Financial Officer
        Telecopy: 301/380-8150
       with a copy to:

       Marriott International, Inc.
       10400 Fernwood Road
       Bethesda, Maryland 20817
       Attention: General Counsel
       Telecopy: 301/380-6727

       and a copy to:

       O'Melveny & Myers LLP
       555 13th Street, N.W.
       Washington, D.C. 20004
       Attention: Jeffrey J. Rosen
       Telecopy: 202/383-5414

   (b) If to Seller or Company, to:

       Sodexho Alliance, S.A.
       3, Avenue Newton
       78180 Montigny--le--Bretonneux
       France
       Attention: Denis Robin
       Telecopy: 011-331-3085-5088

       with a copy to:

       Davis Polk & Wardwell
       450 Lexington Avenue
       New York, New York 10017
       Attention: Paul R. Kingsley
       Telecopy: 212/450-4800

As used in this Agreement, "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or a public holiday under the laws of New York or Maryland.

  Section 9.5. Successors and Assigns; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding the preceding sentence or anything in any Transaction Document to the contrary, prior to consummation of the transactions contemplated hereby, Spinco may assign its rights and obligations hereunder and under the other Transaction Documents to any wholly-owned U.S. subsidiary of Parent other than a Retained Subsidiary, which wholly owned subsidiary shall, following the Distribution, own all of the assets of Parent and its Subsidiaries (including shares of capital stock of Subsidiaries and any other ownership interests in any Person) other than the Retained Business. In the event of such an assignment and assumption, the assignor shall be released from all of its obligations under this Agreement and the assignee shall become Spinco for all purposes under this Agreement and the Transaction Documents. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 9.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

  Section 9.7. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. For all purposes of this Agreement, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. References to the "knowledge" or "best knowledge" of Parent, Acquisition or any Subsidiary of Parent shall mean (and be limited) to the actual knowledge of the individuals identified in Section
9.7 of Parent's Disclosure Schedule. References to the "knowledge" or "best knowledge" of Seller, Company, or any Subsidiary of Seller shall mean (and be limited) to the actual knowledge of the individuals identified in Section 9.7 of Seller's Disclosure Schedule.

  Section 9.8. Schedules. The Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

  Section 9.9. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  Section 9.10. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in New York. The parties hereto consent to personal jurisdiction in any such action brought in any state or federal court sitting in New York and to service of process upon it in the manner set forth in
Section 9.4 hereof.

  Section 9.11. Consent to Jurisdiction; Waiver of Jury Trial. Each party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be instituted in any State or Federal court sitting in New York City, Borough of Manhattan (and each party agrees not to commence any legal action or proceeding except in such courts), and each party irrevocably submits to the jurisdiction of such courts in any such action or proceeding. Seller hereby agrees that service of process in any such action or proceeding may be made upon Company, and the Seller irrevocably appoints Company as its true and lawful agent to receive on behalf of itself and its properties, service of process in any such action or proceeding, and Company irrevocably accepts such appointment. Each party irrevocably consents to service of process in any such action or proceeding upon it by mail at its address set forth in Section 9.4 of this Agreement (or, in the case of Seller and Company, upon Company at its principal U.S. offices, located at 153 Second Avenue, Waltham, Massachusetts, 02254-1164). Any party serving process upon Company as agent for Seller shall also provide a copy to Seller at its notice address in accordance with Section 9.4. The foregoing provisions shall not limit the right of any party to obtain execution on any judgment rendered in any such action or proceeding in any other appropriate jurisdiction or in any other manner. Seller agrees that a final judgment against it in any legal action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

  Section 9.12. Certain Expenses. (a) If this Agreement is terminated by Parent pursuant to Section 8.1(f) hereof, Parent shall pay promptly to Seller an amount equal to the reasonable fees and expenses paid or payable by or on behalf of Seller and Company to their attorneys, accountants, consultants and advisors in connection with the negotiation, execution and delivery of this Agreement; provided that such payment shall in no event exceed $5,000,000. Such payment shall be made in same day funds no later than five Business Days after receipt by Parent of a statement (including invoices) describing in reasonable detail such fees and expenses.

  (b) If following a termination pursuant to Section 8.1(f) hereof, Parent shall, within twelve months following the date of such termination, consummate an Acquisition Proposal with the Person that made the Superior Proposal that resulted in this Agreement being terminated, then Parent shall promptly pay to Seller a fee equal to $75,000,000. Such payment shall be made in same day funds no later than five Business Days after the consummation of such transaction.

  In Witness Whereof, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          Marriott International, Inc.
                                          (to be renamed "Sodexho Marriott
                                           Services, Inc.")

                                          By:  /s/ William J. Shaw
                                             ------------------------------
                                            Name: William J. Shaw
                                            Title:President and Chief
                                            Operating Officer

                                          Marriott-ICC Merger Corp.


                                          By:  /s/ William J. Shaw
                                             ------------------------------
                                            Name: William J. Shaw
                                            Title:President

                                          New Marriott MI, Inc.
                                          (to be renamed "Marriott
                                           International, Inc.")

                                          By:  /s/ William J. Shaw
                                             -------------------------------
                                            Name: William J. Shaw
                                            Title:President and Chief
                                            Operating Officer

                                          Sodexho Alliance, S.A.

                                          By:  /s/ Bernard Carton
                                             --------------------------------
                                            Name: Bernard Carton
                                            Title:Vice President, Finance

                                          International Catering Corporation

                                          By:  /s/ Michel Landel
                                             --------------------------------
                                            Name: Michel Landel
                                            Title:President

                         EXHIBIT A TO MERGER AGREEMENT

                    NET TANGIBLE ASSETS ADJUSTMENT FORMULA

  1. DEFINITIONS. Unless specified below, capitalized terms have the meaning ascribed to them in the Agreement and Plan of Merger (the "AGREEMENT") to which this Exhibit A is attached. As used in this Exhibit A, the following terms shall have the following meanings:

    "ADJUSTED NET TANGIBLE ASSETS" means, with respect to the Acquired Companies and their Subsidiaries on a combined basis, the amount by which "stockholders equity" exceeds "intangible assets" as reflected on the combined balance sheet of the Acquired Companies prepared in accordance with the Agreed Accounting Procedures as of immediately prior to and without giving effect to the consummation of the transactions contemplated by the Agreement and the Transaction Documents other than the making of the Seller Contribution contemplated by Section 1.2(a) of the Agreement.

    "AGREED ACCOUNTING PROCEDURES" means the accounting methodologies, policies, practices, assumptions and procedures used by Seller in the preparation of the combined balance sheet for the Acquired Companies at August 31, 1997, as articulated and/or modified if and to the extent necessary (and only if and to the extent necessary) (I) to correct any material discrepancy between such methodologies, policies, practices and procedures and GAAP and (II) properly to reflect, consistent with GAAP and with such Agreed Accounting Procedures, events, facts or circumstances occurring subsequent to August 31, 1996 and not already reflected in such consolidated balance sheet; provided that (i) any events, facts or circumstances which occur more than 30 days after the Closing Date will not be taken into account in connection with the preparation of the Distribution Date Statement and (ii) no write-downs or write-ups of (or valuation reserves for) deferred tax assets will be made (or provided) because of any concern about whether Parent will have sufficient taxable income to utilize such assets.

  2. ADJUSTMENT PROCEDURES. (a) Within 60 days after the Distribution, Seller will prepare and deliver or cause to be delivered to Parent and Spinco a statement (the "CLOSING DATE STATEMENT") that includes a combined balance sheet for the Acquired Companies as of the moment immediately prior to the consummation of the transactions contemplated by this Agreement and the Transaction Documents (other than the making of the Seller Contribution contemplated by Section 1.2(a) of the Agreement), prepared in accordance with the Agreed Accounting Procedures, and a calculation, set forth in reasonable detail, of the Adjusted Net Tangible Assets for the Acquired Companies, on a combined basis, as of such time. The Closing Date Statement shall be accompanied by a report of the Company Auditors stating, without qualification, that such balance sheet and such calculation have been prepared in accordance with this Exhibit A. Seller will afford Parent's and Spinco's representatives reasonable access, upon reasonable notice and during reasonable hours, to records and information of the Acquired Companies during the preparation of the Closing Date Statement and a reasonable opportunity to participate in the preparation thereof.

  (b) Spinco, Parent and Seller acknowledge and agree that the purpose of the procedures and adjustments contemplated by this Exhibit A is to ensure that the Adjusted Net Tangible Assets of the Acquired Companies, on a combined basis, determined as provided herein and in accordance with the Agreed Accounting Procedures, is equal to the sum of $269,000,000. For the avoidance of doubt, it is expressly agreed that no objection may be raised and no adjustment may be proposed to any entry or item contained in the Closing Date Statement except on grounds that such item or entry is not in accordance with the provisions of this Exhibit A or the Agreed Accounting Procedures consistently applied; without prejudice, however, to a party's right to challenge or propose adjustment to items or entries on grounds that such items or entries are not so in accordance with the provisions of this Exhibit A and the Agreed Accounting Procedures, consistently applied.

  (c) Following the delivery of the Closing Date Statement to Parent and Spinco, Parent and Spinco will have the right to review the Closing Date Statement to determine whether it was prepared in accordance with this Exhibit A and the Agreed Accounting Procedures. Seller will permit Parent and Spinco and their independent public accountants access at all reasonable times to all of the working papers, analyses and schedules of Seller

                                     B-A-1
and the Acquired Companies utilized or prepared in connection with the preparation of the Closing Date Statement. Within the 30-day period after receipt of the Closing Date Statement, Parent and Spinco will, in a written notice to Seller, either accept the Closing Date Statement or describe in reasonable detail any proposed adjustments to the Closing Date Statement and the reasons therefor, in which case the notice from Parent and Spinco will include a special report of the independent public accountants of Spinco and Parent stating that such adjustments are required in accordance with this Exhibit A. If Seller has not received such notice of proposed adjustments within such 30-day period, Parent and Spinco will be deemed irrevocably to have accepted the Closing Date Statement.

  (d) Parent, Spinco and Seller will negotiate in good faith to resolve any disputes over any proposed adjustments to the Closing Date Statement. However, if any such dispute is not resolved within 30 days following the receipt by Seller of the proposed adjustments, Parent, Spinco and Seller jointly will jointly engage KPMG Peat Marwick to resolve such disputes in accordance with the standards set forth in this Exhibit A, which resolution will be final and binding. Each party will bear a portion of the fees and expenses of that accounting firm equal to the proportion of the disputed amount determined in favor of the other party.

  (e) Upon the acceptance of the Closing Date Statement by Parent and Spinco or the resolution in writing of any disputes arising out of any proposed adjustments, (A) if the Adjusted Net Tangible Assets of the Acquired Companies, on a combined basis, as set forth on the Closing Date Statement as so accepted or as modified to resolve such disputes is greater than $269,000,000, Parent will promptly (but in no event more than five days thereafter) pay to Seller the amount of such excess, together with interest as computed below, or (B) if the Adjusted Net Tangible Assets of the Acquired Companies, on a combined basis, as set forth on the Closing Date Statement as so accepted or as modified to resolve such disputes is less than $269,000,000, Seller will promptly (but in no event more than five days thereafter) pay to Parent the amount of such difference, together with interest as computed below. Interest will be payable on the amounts set forth above from the Distribution Date through and including the date of such payment at a rate per annum calculated as 6-month LIBOR (appearing on the Dow Jones/Telerate Monitor on Telerate Access Service Page 3750 determined at 11:00 AM London time on the Closing Date and, if necessary, each 6-month anniversary thereof) plus one percent (1.00%), computed based on a 360-day year and the number of days elapsed. Any such payment under this Exhibit A will be made by wire transfer of immediately available funds in U.S. Dollars.

                                     B-A-2

                        APPENDIX C -- OMNIBUS AGREEMENT

                        OMNIBUS RESTRUCTURING AGREEMENT

  THIS OMNIBUS RESTRUCTURING AGREEMENT, dated as of September 30, 1997 (this "AGREEMENT"), is entered into by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("PARENT"), MARRIOTT-ICC MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("ACQUISITION"), NEW MARRIOTT MI, INC., a Delaware corporation and a wholly-owned subsidiary of Parent to be renamed "Marriott International, Inc." ("SPINCO"), SODEXHO ALLIANCE, S.A., a societe anonyme organized under the laws of the Republic of France ("SELLER"), and INTERNATIONAL CATERING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Seller ("COMPANY"), with respect to the transactions contemplated by the Agreement and Plan of Merger dated as of even date herewith (the "MERGER AGREEMENT") by and among the parties hereto, and by the Distribution Agreement dated as of even date herewith (the "DISTRIBUTION AGREEMENT") by and between Parent and Spinco. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

  In consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquisition, Spinco, Seller and Company hereby agree as follows:

1. PROPOSED TRANSACTIONS

  Subject to the terms and conditions of the Distribution Agreement, the Merger Agreement and the other Transaction Documents, the parties have undertaken to consummate the following transactions and other related transactions:

    a. Parent will sell to a Subsidiary of Seller the operations of the Retained Business located in the United Kingdom, pursuant to the UK Stock Purchase Agreement.

    b. Parent will cause the capital stock of MMS Canada to be distributed to it by Marriott Worldwide Corporation.

    c. Parent and RHG Finance will tender for and solicit consents with respect to certain of their outstanding public debt instruments and Parent will refinance certain of its bank debt.

    d. Parent and its Subsidiaries will contribute the Spinco Assets to Spinco and the Spinco Subsidiaries, and Spinco and the Spinco Subsidiaries will assume the Spinco Liabilities, with certain adjustments and additional transfers contemplated by the Distribution Agreement.

    e. Parent will distribute the capital stock of Spinco to its shareholders.

    f. Seller will contribute $304 million to Company.

    g. Seller will transfer to Parent the capital stock of Sodexho Canada, which holds the Canadian food and facilities management operations of Seller, and simultaneously therewith Acquisition will merge with and into Company, as a result of which Company will become a wholly owned subsidiary of Parent. In consideration thereof, Parent will issue new shares of its common stock to Seller which, when added to common stock issuable upon exercise of options to purchase common stock of Parent received in the Merger upon conversion of options to purchase stock of Company, shall equal 49% of the then-outstanding common stock of Parent.

  The transactions referred to in paragraphs (c) to (g) are collectively referred to as the "CLOSING DATE TRANSACTIONS").

2. OBLIGATION TO CLOSE; CERTAIN PRE-CLOSING ACTIONS

  a. The parties hereto acknowledge and agree that, although pursuant to the Merger Agreement, the Distribution Agreement and the other Transaction Documents the closing of one or more of the Closing Date

Transactions may be conditioned upon the closing of other Closing Date Transactions, in fact all such closings shall occur simultaneously as a single closing (the "CLOSING"). Notwithstanding anything to the contrary in the Transaction Documents, each party agrees that it shall not be excused from its obligation to close any one Closing Date Transaction because any other Closing Date Transaction has yet to be consummated, so long as (i) the other parties shall be ready, willing and able to effect the Closing Date Transactions at the Closing, and (ii) all conditions to such party's performance at the Closing under the Transaction Documents other than conditions requiring that any other Closing Date Transaction has been consummated shall have been satisfied. Each party agrees that, at or prior to the Closing, as appropriate, it will execute and deliver, and will cause its Subsidiaries to execute and deliver, the Transaction Documents to which they are intended to be parties, as contemplated by this Agreement, the Merger Agreement and the Distribution Agreement.

  b. Not less than 5 Business Days prior to the Closing Date, the parties shall estimate in good faith the following: (i) the amount of the adjustment to be made to Adjusted Net Tangible Assets contemplated by clause (x)(I) of the definition thereof in the Distribution Agreement, (ii) the amount of the adjustment to be made to Adjusted Net Tangible Assets contemplated by clause
(x)(II) of the definition thereof in the Distribution Agreement and (iii) the
Section 2.8(e) Payment (as defined in the Distribution Agreement) that will be required to be made by either Parent or Spinco (the "ESTIMATED SECTION 2.8(E) PAYMENT"). On the Closing Date, (I) Spinco will pay to Parent the sum of (A) 60% of the amount determined pursuant to clause (i) of the preceding sentence and (B) the amount determined pursuant to clause (ii) of the preceding sentence (such aggregate amount, the "ESTIMATED ADJUSTED NET TANGIBLE ASSETS PAYMENT") and (II) either Spinco will pay to Parent, or Parent will pay to Spinco, the Estimated Section 2.8(e) Payment (it being understood that if Parent is obligated to make the Estimated Section 2.8(e) Payment, the parties will offset the amounts payable under this sentence so only one payment is made hereunder).

  c. Prior to the Closing Date, Parent will contribute to Spinco all assets and operations that currently relate to the cash management functions of Parent, except those relating exclusively to the Retained Business.

3. DEBT REFINANCING

  Section 2.8 of the Distribution Agreement contemplates tender offers by Parent and RHG Finance for certain of their respective outstanding publicly held debt, a refinancing of certain of Parent's bank debt and certain cash payments to Spinco. Parent and Seller intend to consummate such tenders and refinancing and to make such payments with the proceeds of (x) new debt (the "NEW SMS DEBT") comprised of approximately $600 million of senior secured debt (the "SENIOR SMS DEBT") and $620 million of subordinated debt (the "SUBORDINATED SMS DEBT"), each to be arranged by Seller, and (y) the cash referenced in 1(f) above. In connection therewith:

    a. Sodexho has previously provided to Parent a letter, dated September 15, 1997, from Societe Generale, S.A., to Sodexho with respect to the financing of the New SMS Debt. The aforesaid letter has not been withdrawn, rescinded or amended in any respect whatsoever.

    b. Each party shall reasonably cooperate with the other in connection with the contemplated debt tender offers and refinancing, including mutual consultation with respect to the terms and conditions thereof and access to information in accordance with Section 6.4 of the Merger Agreement.

    c. The terms and conditions of the New SMS Debt shall be determined by Seller in good faith and in the best interests of Parent and its shareholders other than Seller. Seller shall be obligated to arrange the New SMS Debt, and the obligations of Seller and Company to consummate the Closing Date Transactions shall not be subject to any financing conditions of any nature whatsoever.

    d. Seller hereby agrees to guarantee, on customary terms and conditions to be agreed with the providers of the New SMS Debt, $620 million of the Subordinated SMS Debt through its final maturity. In consideration for any such guarantee, Parent shall pay to Seller a guarantee fee equal to 0.50% per annum of the outstanding principal amount of New SMS Debt subject to such guarantee. If Seller determines in good faith that it is in the best interests of Parent and its shareholders (other than Seller) that the Subordinated SMS Debt be financed without the guarantee of Seller, or with a guarantee of less than $620 million, then Seller may, with the prior written consent of Parent and Spinco, arrange the Subordinated SMS Debt without such guarantee, or with such lesser guarantee. Parent and Spinco will exercise the foregoing consent right in good faith in the best interest of Parent's shareholders other than Seller.

    e. The parties acknowledge and agree that if (i) the conditions set forth in the Transaction Documents (as modified by Section 2.a. above) to the performance by Seller of its obligations at the Closing are otherwise satisfied, (ii) the New SMS Debt is not arranged and available for the Closing and (iii) the Closing fails to occur (other than because of a breach by Parent, Spinco or Acquisition of this Agreement, the Distribution Agreement, the Merger Agreement or any Transaction Documents), Seller and Company each shall be in material breach of this Agreement and the Merger Agreement and Parent, Spinco and Acquisition shall have the remedies herein and therein contemplated.

4. TRANSACTION EXPENSES

  The parties agree that (i) except as provided in clause (iii) below, (A) any fees and expenses of Merrill Lynch & Co., Inc., Arthur Andersen LLP and O'Melveny & Myers LLP and (B) any costs of obtaining third party or regulatory consents required to be obtained by Parent or Spinco in connection with the transactions contemplated by the Distribution Agreement and the Merger Agreement shall be for the account of Spinco, (ii) except as provided in clause (iii) below, (A) any fees and expenses of Societe Generale, S.A., Price Waterhouse LLP and Davis Polk & Wardwell and (B) any costs of obtaining third party or regulatory consents required to be obtained by Seller or Company in connection with the transactions contemplated by the Distribution Agreement and the Merger Agreement shall be for the account of Seller, and (iii) (A) if the Closing Date Transactions occur, any fees and expenses of any of the foregoing firms, accountants or investment bankers incurred in connection with the New SMS Debt, and (B) costs of obtaining third party or regulatory consents relating to the Retained Business, shall be, in each case, for the account of Parent.

5. OTHER SELLER GUARANTEES

  Seller hereby agrees to guarantee the following: (i) the payment when due of any deferred compensation amounts payable by Parent under Marriott International, Inc. Executive Deferred Compensation Plan to any Retained Employees (as such terms are defined in the Benefits Allocation Agreement),
(ii) the obligations of Parent under the LYONs Allocation Agreement and the LYONs Indenture (as such terms are defined in the Distribution Agreement) and
(iii) Parent's obligations set forth in Article VII of the Distribution
Agreement.

6. DAMAGES

  Each party hereto acknowledges and agrees that in the event that the Closing shall not occur as a result of a breach of this Agreement, the Merger Agreement, the Distribution Agreement or any Transaction Document, then (x) if the breaching party is Seller or Company, Seller will be liable for and will promptly pay to Parent the sum of $75,000,000 as liquidated damages (and not as a penalty), and (y) if the breaching party is Parent, Spinco or Acquisition, Parent will be liable for and will promptly pay to Seller the sum of $25,000,000 as liquidated damages (and not as a penalty). The parties agree that the amounts referred to above are a reasonable estimate of the damages that would be sustained by Seller or Parent, as the case may be, in the event the Closing does not occur.

7. MISCELLANEOUS

  a. Jurisdiction; Dispute Resolution. Each party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be instituted in any State or Federal court sitting in New York City, Borough of Manhattan (and each party agrees not to commence any legal action or proceeding except in such courts), and each party irrevocably submits to the jurisdiction of such courts in any such action or proceeding. Seller hereby agrees that service of process in any such action or proceeding may be made upon Company, and Seller irrevocably appoints Company as its true and lawful agent to receive on behalf of itself and its properties service of process in any such action or proceeding and Company irrevocably accepts such appointment. Each party irrevocably consents to service of process in any such action or proceeding upon it by mail at its address set forth in Section 7.f. below (or, in the case of Seller and Company, upon Company at its principal U.S. offices, located at 153 Second Avenue, Waltham, Massachusetts, 02254-
1164). Any party serving process upon Company as agent for Seller shall also provide a copy to Seller at its notice address in accordance with Section 7.f. The foregoing provisions shall not limit the right of any party to obtain execution on any judgment rendered in any such action or proceeding in any other appropriate jurisdiction or in any other manner. Seller agrees that a final judgment against it in any legal action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

  b. Amendment. This Agreement may be amended by an instrument executed by Parent, Acquisition, Spinco, Seller and Company at any time before or after adoption of the Merger by the stockholders of Parent.

  c. Extension; Waiver. At any time prior to the consummation of the Closing Date Transactions, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

  d. Entire Agreement. Except for the provisions of the Confidentiality Agreement (as modified by the Merger Agreement) which shall continue in full force and effect, this Agreement, the Distribution Agreement, the Merger Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

  e. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable principles of conflicts Law) as to all matters, including matters of validity, construction, effect, performance and remedies.

  f. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days (or seven Business Days if from the United States to France or vice versa) after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

    i. If to Parent, Spinco or Acquisition, to:

       Marriott International, Inc.
       10400 Fernwood Road
       Bethesda, Maryland 20817
       Attention: Chief Financial Officer
       Telecopy: 301/380-8150

       with a copy to:

       Marriott International, Inc.
       10400 Fernwood Road
       Bethesda, Maryland 20817
       Attention: General Counsel
       Telecopy: 301/380-6727
       and a copy to:

       O'Melveny & Myers LLP
       555 13th Street, N.W.
       Washington, D.C. 20004
       Attention: Jeffrey J. Rosen
       Telecopy: 202/383-5414

   ii. If to Seller or Company, to:

       Sodexho Alliance, S.A.
       3, Avenue Newton
       78180 Montigny-le-Bretonneux
       France
       Attention: Denis Robin
       Telecopy: 011-331-3085-5088

       with a copy to:

       Davis Polk & Wardwell
       450 Lexington Avenue
       New York, New York 10017
       Attention: Paul R. Kingsley
       Telecopy: 212/450-4800

As used in this Agreement, "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or a public holiday under the laws of New York or Maryland.

  g. Successors and Assigns; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however that Spinco may assign its rights and obligations hereunder as provided in the Merger Agreement. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

  i. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 [Remainder of page left blank intentionally]

  In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          Marriott International, Inc.
                                          (to be renamed "Sodexho Marriott
                                           Services, Inc.")


                                          By:   /s/ William J. Shaw
                                             -------------------------------
                                             Name: William J. Shaw
                                             Title:President and Chief
                                             Operating Officer

                                          Marriott-ICC Merger Corp.


                                          By:   /s/ William J. Shaw
                                             --------------------------------
                                             Name: William J. Shaw
                                             Title:President

                                          New Marriott MI, Inc.
                                          (to be renamed "Marriott
                                           International, Inc.")


                                          By:  /s/ William J. Shaw
                                             --------------------------------
                                             Name: William J. Shaw
                                             Title:President and Chief
                                             Operating Officer

                                          Sodexho Alliance, S.A.


                                          By:  /s/ Bernard Carton
                                             --------------------------------
                                             Name: Bernard Carton
                                             Title:Vice President, Finance

                                          International Catering Corporation


                                          By:  /s/ Michel Landel
                                             --------------------------------
                                             Name: Michel Landel
                                             Title:President

                     APPENDIX D--AMENDMENT AGREEMENT

                              AMENDMENT AGREEMENT

  This AMENDMENT AGREEMENT, dated as of January 28, 1998 (this "AMENDMENT"), by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("PARENT"), MARRIOTT-ICC MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("ACQUISITION"), NEW MARRIOTT MI, INC., a Delaware corporation and a wholly-owned subsidiary of Parent to be renamed "Marriott International, Inc." ("SPINCO"), SODEXHO ALLIANCE, S.A., a societe anonyme organized under the laws of the Republic of France ("SELLER"), and INTERNATIONAL CATERING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Seller ("COMPANY"), amends (1) the Agreement and Plan of Merger dated as of September 30, 1997 (the "MERGER AGREEMENT") by and among the parties hereto, (2) the Distribution Agreement dated as of September 30, 1997 (the "DISTRIBUTION AGREEMENT") by and between Parent and Spinco and (3) the Omnibus Restructuring Agreement dated as of September 30, 1997 (the "OMNIBUS AGREEMENT") by and among the parties hereto (collectively, the "AGREEMENTS").

                                   Recitals

  WHEREAS, the parties hereto entered into the Agreements in order to (i) distribute the shares of Spinco capital stock to the stockholders of Parent and restructure Parent's existing debt in a series of transactions that will separate Parent's management services division from Parent's other businesses and (ii) combine the businesses of Parent's management services division and Seller's North American management services division;

  WHEREAS, the Agreements contemplate that Seller will make a cash contribution to Company prior to the merger referred to in the Merger Agreement in an amount equal to $304 million;

  WHEREAS, the parties hereto have agreed that, in lieu of the contribution referred to above, Seller shall make a cash payment to Parent in the amount of $304 million simultaneously with the consummation of such merger, as a result of which the Parent Common Stock to be issued to Seller pursuant to the Merger Agreement will be issued in exchange for (i) the stock of Company, (ii) the stock of Sodexho Canada and (iii) $304 million in cash;

  WHEREAS, the parties hereto have agreed to amend the Agreements to make certain other changes, including to the form of Tax Sharing Agreement.

  NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  Definitions

  Section 1.1. General. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

  Section 1.2. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Amendment. For all purposes of this Amendment, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Amendment, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                        Amendments to Merger Agreement

  From and after the date hereof, the Merger Agreement is hereby amended as follows:

  Section 2.1. Amendments to Recitals to the Merger Agreement. The Recitals to the Merger Agreement are hereby amended by deleting the fifth and sixth recitals in their entireties and inserting in lieu thereof the following:

    "WHEREAS, immediately following the Distribution, (i) Acquisition will merge with and into Company, Seller will transfer to Parent all of the outstanding capital stock of Sodexho Financiere duCanada Inc. ("SODEXHO CANADA" and, together with Company, "ACQUIRED COMPANIES") and Seller will make a cash payment to Parent of $304,000,000 (the "SELLER PAYMENT"), in each case pursuant to the terms hereof, (ii) all of the issued and outstanding shares of Company common stock will be converted into common stock of Parent in such amounts as are determined herein and (iii) all issued and outstanding shares of Acquisition will be converted into all the outstanding capital stock of the Surviving Corporation, as a result of which Company (as the Surviving Corporation in the merger) will become a wholly-owned subsidiary of Parent."

  Section 2.2. Amendments to Article I of the Merger Agreement.

  (a) The title of Article I of the Merger Agreement is hereby amended to read "THE DISTRIBUTION; SELLER PAYMENT; CANADIAN TRANSFER."

  (b) Section 1.2 of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

    "Section 1.2. Seller Payment and Canadian Transfer.

    (a) At the Effective Time, Seller will make the Seller Payment to Parent in an amount equal to $304,000,000 in immediately available funds. Following the Effective Time, Seller will pay Parent, or Parent will pay Seller, as the case may be, any amounts determined in accordance with Exhibit A based on target Adjusted Net Tangible Assets for the Acquired Companies, on a combined basis, of negative $35,000,000.

    (b) Seller shall transfer to Parent all of the outstanding capital stock of Sodexho Canada, which contribution shall be made (and effective) at the Effective Time, by delivering to Parent the certificates evidencing such stock, properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Parent or its nominee and otherwise in a form acceptable for transfer on the books of Sodexho Canada."

  Section 2.3. Amendment to Section 2.8(a) of the Merger Agreement. Section 2.8(a) of the Merger Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

  "By virtue of the Merger and without any action on the part of Seller other than the transfer of the stock of Sodexho Canada to Parent and making of the Seller Payment, all shares of common stock, par value $0.001 per share, of Company (each, a "COMPANY SHARE") issued and outstanding immediately prior to the Effective Time (all of which are held by Seller) shall be converted into the right to receive, and become exchangeable for, a number of shares of validly issued, fully paid and nonassessable common stock of

  Parent, par value $1.00 per share (the "PARENT COMMON STOCK") (each such share, a "PARENT SHARE"), upon the surrender of the certificate(s) formerly representing such Company Shares, such that Seller shall, in the aggregate, have the right to receive a number of Parent Shares which, when added to Parent Shares issuable upon exercise of options issued pursuant to Section 2.8(c), equal 49% of the Parent Shares (other than Parent Shares held in the treasury of Parent or held by any wholly owned Subsidiary of Parent) issued and outstanding immediately after the Effective Time."

  Section 2.4. Amendments to Exhibit A of the Merger Agreement.

  (a) Section 1 of Exhibit A of the Merger Agreement is amended by deleting the words "other than the making of the Seller Contribution contemplated by
Section 1.2(a) of the Agreement" from the definition of "Adjusted Net Tangible Assets."

  (b) Section 2(a) of Exhibit A of the Merger Agreement is amended by deleting the words "(other than the making of the Seller Contribution contemplated by Section 1.2(a) of the Agreement)" appearing in the first sentence.

  (c) Section 2(b) of Exhibit A of the Merger Agreement is amended by deleting the words "to the sum of $269,000,000" and replacing it with the words "in the aggregate to negative $35,000,000."

  (d) Section 2(e) of Exhibit A of the Merger Agreement is amended by deleting each occurrence of the number "$269,000,000" and replacing it with the words "negative $35,000,000."

  (e) Exhibit C of the Merger Agreement is deleted in its entirety and replaced with the document attached hereto as Exhibit 1.

                                  ARTICLE III

                     Amendments to Distribution Agreement

  From and after the date hereof, the Distribution Agreement is hereby amended as follows:

  Section 3.1. Amendment to Recitals to the Distribution Agreement. The Recitals to the Distribution Agreement are hereby amended by deleting subparagraph (5) of the fifth recital in its entirety and replacing it with the following:

    "(5) pursuant to the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of even date herewith by and among Parent, Marriott-ICC Merger Corp., a Delaware corporation ("ACQUISITION"), Spinco, Seller and Company, in exchange for approximately 49% of the outstanding stock of Parent, Parent will (a) acquire 100% of the stock of Company (the "MERGER"), (b) acquire 100% of the stock of Sodexho Canada and (c) receive from Seller a cash payment of $304 million;"

  Section 3.2. Amendments to Section 1.1 of the Distribution Agreement.

  (a) The definition of "Retained Liabilities" is hereby amended by adding the following at the end thereof: "; provided that all Liabilities arising under the deeds delivered pursuant to Section 2.7(a)(ii) shall not constitute Retained Liabilities."

  (b) The definition of "Spinco Liabilities" is hereby amended by deleting the word "and" immediately following the phrase "(iv) the Spinco Self Insurance Liabilities," and adding the following at the end thereof: "and (vi) all Liabilities arising under the deeds delivered pursuant to Section 2.7(a)(ii)."

  Section 3.3. Amendment to Section 2.7(a) of the Distribution
Agreement. Section 2.7(a) is hereby amended by deleting the words "quitclaim deed" occurring in clause (ii) thereof and replacing it with the words "special warranty deed."

  Section 3.4. Amendment to Section 2.8(e) of the Distribution
Agreement. Section 2.8(e) is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

  "Therefore, Parent shall use its reasonable efforts to borrow funds in such amounts as are necessary, together with the cash payment to be made by Seller to Parent as contemplated by the Merger Agreement, to provide net proceeds to Parent sufficient to refinance the indebtedness of Parent and pay the other amounts described above."

  Section 3.5. Amendment to Schedule 1.1(b) of the Distribution
Agreement. Schedule 1.1(b) of the Distribution Agreement is deleted in its entirety and replaced with the document attached hereto as Schedule 1.

                                  ARTICLE IV

                        Amendment to Omnibus Agreement

  From and after the date hereof, the Omnibus Agreement is hereby amended as follows:

  Section 4.1. Amendments to Section 1. of the Omnibus Agreement.

  (a) Section 1.f. of the Omnibus Agreement is amended by deleting the text thereof in its entirety.

  (b) Section 1. of the Omnibus Agreement is further amended by relabeling subsection g. as subsection f., deleting the last sentence thereof in its entirety and replacing it with the following:

  "In consideration thereof and for a $304 million cash payment to be made simultaneously therewith by Seller to Parent, Parent will issue new shares of its common stock to Seller which, when added to common stock issuable upon exercise of options to purchase common stock of Parent received in the Merger upon conversion of options to purchase stock of Company, shall equal 49% of the then-outstanding common stock of Parent."

  (c) Section 1. of the Omnibus Agreement is further amended by changing the reference in the last sentence thereof from "(g)" to "(f)."

                                   ARTICLE V

                                 Miscellaneous

  Section 5.1. Effect of Amendment. The Amendments made by this Amendment shall be effective as of the date hereof and for all times hereafter. Except as amended hereby, the Agreements shall remain in full force and effect.

  Section 5.2. Entire Agreement. Except for the provisions of the Confidentiality Agreement (as modified by the Merger Agreement) which shall continue in full force and effect, this Amendment, the Merger Agreement, the Distribution Agreement, the Omnibus Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

  Section 5.3. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable principles of conflicts
Law) as to all matters, including matters of validity, construction, effect, performance and remedies.

  Section 5.4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                 {REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

  IN WITNESS WHEREOF, each of the parties has caused this Amendment Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                  Marriott International, Inc.
                                  (to be renamed "Sodexho Marriott
                                  Services, Inc.")

                                  By:  /s/ Raymond G. Murphy
                                     --------------------------------
                                  Name: Raymond G. Murphy
                                  Title: Senior Vice President and
                                         Treasurer

                                  Marriott-ICC Merger Corp.


                                  By:  /s/ Raymond G. Murphy
                                     --------------------------------
                                  Name: Raymond G. Murphy
                                  Title: Senior Vice President and
                                         Treasurer

                                  New Marriott MI, Inc.
                                  (to be renamed "Marriott
                                  International, Inc.")


                                  By:  /s/ Raymond G. Murphy
                                     --------------------------------
                                  Name: Raymond G. Murphy
                                  Title: Senior Vice President and
                                         Treasurer

                                  Sodexho Alliance, S.A.


                                  By:  /s/ Bernard Carton
                                     --------------------------------
                                  Name: Bernard Carton
                                  Title: Senior Vice President and
                                         Chief Financial Officer

                                  International Catering Corporation


                                  By:  /s/ Michel Landel
                                     --------------------------------
                                  Name: Michel Landel
                                  Title: President

                   APPENDIX E--FORM OF TAX SHARING AGREEMENT

                   TAX SHARING AND INDEMNIFICATION AGREEMENT

                            DATED AS OF       , 199

                                  BY AND AMONG

                          MARRIOTT INTERNATIONAL, INC.
               (TO BE RENAMED "SODEXHO MARRIOTT SERVICES, INC.")

                             NEW MARRIOTT MI, INC.
                 (TO BE RENAMED "MARRIOTT INTERNATIONAL, INC.")

                                      AND

                             SODEXHO ALLIANCE S.A.

                   TAX SHARING AND INDEMNIFICATION AGREEMENT

  This TAX SHARING AND INDEMNIFICATION AGREEMENT (this "AGREEMENT"), is entered into effective as of the Distribution Date (as hereinafter defined), by and among Marriott International, Inc., a Delaware corporation to be renamed Sodexho Marriott Services, Inc. ("MARRIOTT"), New Marriott MI, Inc., a Delaware corporation and a wholly owned subsidiary of Marriott to be renamed Marriott International, Inc. ("SPINCO"), and Sodexho Alliance, S.A., a societe anonyme organized under the laws of France ("SODEXHO").

                                   RECITALS

  WHEREAS, Marriott, Marriott-ICC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Marriott, Spinco, International Catering Corporation, a Delaware corporation and a wholly owned subsidiary of Sodexho ("ICC"), and Sodexho have entered into an Agreement and Plan of Merger dated as of September 30, 1997 (the "MERGER AGREEMENT");

  WHEREAS, Marriott and Spinco have entered into the Distribution Agreement dated as of September 30, 1997 (the "DISTRIBUTION AGREEMENT"); and

  WHEREAS, Marriott and Spinco wish to provide for the allocation of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by either of them or their affiliated Groups (as hereinafter defined) for all taxable periods, whether beginning before, on or after the Distribution Date and to provide for certain other matters.

  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

  Section 1.01 General.

  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

  "ADJUSTED MMS GROUP" shall mean MMS and the MMS Subsidiaries.

  "AFFILIATE" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "CONTROL," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing.

  "AFFILIATED GROUP" shall have the meaning set forth in Section 3.01(a) hereof.

  "AGREEMENT" shall have the meaning set forth in the Preamble.

  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted federal tax laws.

  "COMBINED STATE TAX RETURNS" shall have the meaning set forth in the Section 2.02(b) hereof.

  "COMBINED TAXES" shall have the meaning set forth in the Section 3.01(b) hereof.

  "DISTRIBUTION" shall mean the distribution of 100% of the capital stock of Spinco by Marriott to the Marriott shareholders and related transactions undertaken pursuant to the Distribution Agreement, which is intended to qualify for tax-free treatment under Code Section 368(a)(1)(D) and Section 355.

  "DISTRIBUTION AGREEMENT" shall have the meaning set forth in the Recitals.

  "DISTRIBUTION DATE" shall mean the date on which the Distribution occurs or is deemed to occur for federal income tax purposes. For purposes of this Agreement, the Distribution shall be deemed effective as of the close of business on the Distribution Date.

  "EQUITY SECURITIES" shall mean any stock or other equity securities treated as stock for tax purposes, or options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock.

  "FIFTY PERCENT OR GREATER INTEREST" shall have the meaning of a "50 percent or greater interest" as defined in Section 355(e)(4)(A) of the Code.

  "FINAL DETERMINATION" shall mean the final resolution of liability for any Tax for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

  "FORWARDING RESPONSIBILITIES" shall have the meaning set forth in Section
4.03 hereof.

  "GOVERNMENTAL ENTITY" shall mean any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit (including the New York Stock Exchange or any other national stock exchange), whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government, whether now or hereafter in effect.

  "GROUP" shall mean the Spinco Group or the MMS Group.

  "HYPOTHETICAL RETURN" shall have the meaning set forth in Section 3.02(a) hereof.

  "ICC" shall have the meaning set forth in the Recitals.

  "INDEMNIFIED AMOUNT" shall have the meaning set forth in Section 4.03(a) hereof.

  "INDEMNITEE" shall have the meaning set forth in Section 4.02 hereof.

  "INDEMNITOR" shall have the meaning set forth in Section 4.02 hereof.

  "IRS" shall mean the Internal Revenue Service.

  "JOINT TAX RETURN" shall mean any Tax Return that includes the Retained Business and the Spinco Business.

  "MARRIOTT" shall have the meaning set forth in the Preamble.

  "MARRIOTT (CANADA)" shall mean Marriott Corporation of Canada Ltd., a Canadian corporation and a wholly-owned subsidiary of Marriott.

  "MARRIOTT TAX ITEM" shall mean a Tax Item solely attributable to the Retained Business.

  "MARRIOTT TAX RULING REPRESENTATIONS" shall mean those representations made by Marriott in connection with the request for the Tax Ruling.

  "MERGER AGREEMENT" shall have the meaning set forth in the Recitals.

  "MMS" shall mean Marriott Management Services Corp., a New York corporation and a wholly-owned subsidiary of Marriott.

  "MMS GROUP" shall mean Marriott, MMS and the MMS Subsidiaries.

  "MMS INDEMNITEE" shall mean Marriott, MMS, each Affiliate of MMS and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

  "MMS SUBSIDIARIES" shall mean all direct and indirect Subsidiaries of Marriott through which Marriott conducts the Retained Business, as set forth on Schedule 1.1, attached hereto.

  "MMS (U.K.)" shall mean Marriott Management Services (U.K.) Ltd., a United Kingdom corporation and a wholly-owned subsidiary of MMS.

  "1997 TAXABLE YEAR" shall mean Marriott's consolidated federal income taxable year ending January 2, 1998.

  "1998 TAXABLE YEAR" shall mean Marriott's consolidated federal income taxable year ending January 1, 1999.

  "OTHER TAXES" shall have the meaning set forth in Section 3.01(d) hereof.

  "OTHER TAX RETURNS" shall have the meaning set forth in Section 2.02(d) hereof.

  "PERSON" shall mean an individual, corporation, partnership, association, trust, estate or other entity or organization, including any Governmental Entity or authority.

  "POST-DISTRIBUTION TAXABLE PERIOD" shall have the meaning set forth in
Section 2.04 hereof.

  "PRE-DISTRIBUTION TAXABLE PERIOD" shall have the meaning set forth in
Section 2.02(a) hereof.

  "PROHIBITED SALE OR ISSUANCE" shall have the meaning set forth in Section 5.04(d).

  "REPRESENTATION DATE" shall mean any date on which Marriott or Spinco makes any representation to the IRS, to Spinco or Marriott, or to tax counsel for the purpose of obtaining a Subsequent Ruling or an opinion pursuant to Section 5.05(c) hereof.

  "REPRESENTATIVE" shall mean with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

  "RESTRICTED PERIOD" shall mean the period beginning on the date hereof and ending on the three-year anniversary of the Distribution Date.

  "RETAINED BUSINESS" shall have the meaning ascribed to such term in the Distribution Agreement.

  "ROLLBACK ITEMS" shall have the meaning set forth in Section 3.04(d) hereof.

  "ROLLOVER ITEMS" shall have the meaning set forth in Section 3.04(d) hereof.

  "RULING DOCUMENTS" shall mean the request for a ruling under Section 368(a)(1)(D) and Section 355 of the Code submitted to the IRS regarding the Tax-Free Status of the Distribution.

  "SHORT PERIOD" shall mean the period commencing on January 3, 1998, and ending on the Distribution Date.

  "SODEXHO" shall have the meaning set forth in the Preamble.

  "SODEXHO TAX RULING REPRESENTATIONS" shall mean those representations made by Sodexho in connection with the request for the Tax Ruling.

  "SPINCO" shall have the meaning set forth in the Preamble.

  "SPINCO BUSINESS" shall have the meaning ascribed to such term in the Distribution Agreement.

  "SPINCO GROUP" shall mean Spinco and the Spinco Subsidiaries.

  "SPINCO INDEMNITEE" shall mean each Affiliate of Spinco and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

  "SPINCO SUBSIDIARIES" shall mean all direct and indirect Subsidiaries of Marriott, other than MMS and any MMS Subsidiary, as set forth on Schedule 1.2, attached hereto.

  "STRADDLE PERIOD" shall mean a taxable period that includes but does not end on the Distribution Date, including the 1998 Taxable Year for federal income tax purposes.

  "SUBSEQUENT RULING" shall mean a ruling from the IRS confirming that the consummation of a transaction or existence of a condition subsequent to the Distribution will not result in loss of Tax-Free Status.

  "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective or whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

  "TAX" shall mean any of the Taxes.

  "TAX DEFICIENCY" shall mean an assessment of Taxes as a result of a Final Determination.

  "TAX DETRIMENT" shall mean any item of income, gain, recapture of credit or any other Tax Item which increases Taxes paid or payable.

  "TAX-FREE STATUS" shall mean the qualification of the Distribution (i) as a transaction described in Section 368(a)(1)(D) and Section 355(a)(1) of the Code, (ii) as a transaction in which the stock distributed thereby is qualified property for purposes of Section 355(c)(2) of the Code, and (iii) as a transaction in which Marriott recognizes no income or gain other than intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code.

  "TAX ITEM" shall mean any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credit or any other item which increases or decreases Taxes paid or payable, including an adjustment under Code Section 481 resulting from a change in accounting method.

  "TAX REFUND" shall mean a refund of Taxes as the result of a Final Determination.

  "TAX RETURN" shall mean any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

  "TAX RULING" shall mean the private letter ruling to be issued by the IRS in respect of the Tax-Free Status of the Distribution, and related federal income tax consequences.

  "TAXES" shall mean all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the MMS Group, the Spinco Group or any of their respective members or divisions or branches.

  "TRUE-UP PROVISION" shall mean the provisions of Section 2.8(f) of the Distribution Agreement, which govern the treatment of adjustments to net tangible assets and related items for Marriott and Spinco.

  Section 1.02 Interpretation. The descriptive headings herein are inserted for convenience or reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. For all purposes of this Agreement, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                             Filing of Tax Returns

  Section 2.01 Manner of Filing. All Tax Returns filed after the Distribution Date shall be prepared on a basis which is consistent with the consummation of the transactions as set forth in the Distribution Agreement, the Marriott Tax Ruling Representations, the Sodexho Tax Ruling Representations and the Tax Ruling (in the absence of a controlling change in law or circumstances) and shall be filed on a timely basis (including extensions) by the party responsible for such filing under this Agreement. In the absence of a controlling change in law or circumstances, all Tax Returns filed after the date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, to the extent that a failure to do so would result in a Tax Detriment to the other party hereto or a member of its Group. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made by the party responsible under this Agreement for such preparation (subject to any party's rights to review such Tax Returns as are provided in this Agreement). Each party to this Agreement will provide the information for the filing of such Tax Returns in the manner set forth in Section 4.05(a), and will provide copies of all Tax Returns (or appropriate portions thereof) filed after the Distribution Date to any other party to this Agreement to the extent such returns relate to such other party.

  Section 2.02 Pre-Distribution Tax Returns.

  (a) Consolidated Returns. The Marriott consolidated federal income Tax Returns required to be filed for all taxable periods ending on or before the Distribution Date ("PRE-DISTRIBUTION TAXABLE PERIODS") that have not been filed prior to the Distribution Date shall be prepared and filed by Spinco, and Marriott hereby irrevocably designates, and agrees to cause each of its Subsidiaries to so designate, Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Returns. Spinco agrees to provide Marriott with (i) a pro forma federal income Tax Return for the MMS Group for the 1997 Taxable Year no later than August 1, 1998 (and Spinco will incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of the pro forma Tax Return for the 1997 Taxable Year for the MMS Group), (ii) a copy of each such Tax Return for the 1997 Taxable Year as soon as it is filed, and (iii) the pro forma tax returns for the Spinco Group members for the Short Period no later than December 31, 1998 (which pro forma tax returns will form the basis for the inclusion of the Spinco Group for the Short Period in Marriott's consolidated federal income Tax Return for the 1998 Taxable Year).

  (b) Combined, Consolidated and Unitary Returns. All state and local combined, consolidated and unitary corporate income Joint Tax Returns ("COMBINED STATE TAX RETURNS") required to be filed for all Pre-Distribution Taxable Periods, that have not been filed prior to the Distribution Date, shall be prepared and filed by Spinco, and Marriott hereby irrevocably designates, and agrees to cause each of its Subsidiaries to so designate, Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Joint Tax Returns. Spinco agrees to provide Marriott with a pro forma Combined State Tax Return for the MMS Group for the 1997 taxable year as soon as is practicable (and Spinco will incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of the Combined State Tax Returns for the 1997 taxable year).

  (c) Returns for Marriott (Canada). All Tax Returns for Marriott (Canada) for Pre-Distribution Taxable Periods required to be filed for all Pre-Distribution Taxable Periods, that have not been filed prior to the Distribution Date, shall be prepared and filed by Spinco, and Marriott hereby agrees to cause Marriott (Canada) to designate Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Returns. Spinco agrees to provide Marriott with a copy of such Tax Returns for the 1997 taxable year as soon as is practicable before they are filed (and Spinco will incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of such Tax Returns for the 1997 taxable year).

  (d) Other Returns. All other Tax Returns not described elsewhere in this
Section 2.02, including separate state returns, local tax returns and payroll tax returns ("OTHER TAX RETURNS"), required to be filed for all Pre-Distribution Taxable Periods, that have not been filed prior to the Distribution Date, shall be prepared and filed by the party which prepared and filed such Other Tax Return for the most recent period for which such Other Tax Return was filed, or, if no such Other Tax Return was filed in such period, the party responsible under the appropriate law of the taxing jurisdiction. The parties hereto intend that, under this Section 2.02(d), no member of the Spinco Group shall be responsible for preparing or filing such Other Tax Returns that are currently prepared and filed by or on behalf of members of the Adjusted MMS Group, including any sales, use or property Tax Returns. Schedule 2.02(d) sets forth the agreed-upon list of the Other Tax Returns filed by or on behalf of the Adjusted MMS Group (and listing the entity actually filing such Other Tax Return) for the most recent periods, which schedule shall be finalized on the Distribution Date. Notwithstanding the foregoing, any Other Tax Returns which were historically prepared and filed by Marriott on behalf of members of the Adjusted MMS Group, shall be prepared and filed by Spinco, and Marriott hereby irrevocably designates Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Other Tax Returns. Spinco agrees to provide Marriott with a copy of each such Other Tax Return that has been filed historically by Marriott on behalf of the Adjusted MMS Group as soon as possible before it is required to be filed, and to incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of such Other Tax Returns before Spinco files such Other Tax Return.

  Section 2.03 Straddle Period Tax Returns.

  (a) Consolidated Returns. The Marriott consolidated federal income Tax Returns required to be filed for all Straddle Periods shall be prepared and filed by Marriott. Marriott agrees to provide Spinco with a copy of each such Tax Return four weeks before it is filed, and to incorporate thereon any reasonable comments timely provided in writing by Spinco. As provided for in
Section 2.02(a) hereof, Spinco agrees to provide to Marriott by December 31, 1998, pro forma tax returns for the Spinco Group for the Short Period.

  (b) Combined, Consolidated and Unitary Returns. All Combined State Tax Returns for all Straddle Periods shall be prepared and filed by Marriott. Marriott agrees to provide Spinco with a copy of each such Combined State Tax Return as soon as is practicable before it is filed, and to incorporate thereon any reasonable comments timely provided in writing by Spinco. To assist Marriott in the preparation of such Tax Returns, Spinco agrees to provide to Marriott by December 31, 1998, any information necessary for Marriott to prepare such Tax Returns.

  (c) Returns for Marriott (Canada). All Tax Returns for Marriott (Canada) for all Straddle Periods shall be prepared and filed by Marriott. Marriott agrees to provide Spinco with a copy of each such Tax Return as soon as is practicable before it is filed, and to incorporate thereon any reasonable comments timely provided in writing by Spinco. Spinco agrees to provide to Marriott by December 31, 1998, any information necessary for Marriott to prepare such Tax Returns.

  (d) Other Returns. All Other Tax Returns that are required to be filed for Straddle Periods shall be prepared and filed by the party which prepared and filed such Tax Return for the most recent period for which such Tax Return was filed or if no such Tax Return was filed in such period, the party responsible under the appropriate law of the taxing jurisdiction. Schedule 2.02(d) sets forth the agreed-upon list of Tax Returns that have been filed for the most recent periods. The parties hereto intend that, under this Section 2.03(d), no member of the Spinco Group shall be responsible for preparing or filing such Tax Returns that are currently prepared and filed by members of the Adjusted MMS Group, including any sales, use or property Tax Returns.

  (e) Delayed Distribution Date. Notwithstanding anything to the contrary in this Agreement, in the event the Distribution Date has not occurred before May 31, 1998, Spinco shall have the right to prepare and file all Tax Returns for the Straddle Period and shall take such other steps and shall have such other authority delegated to it by Marriott as Spinco in its discretion shall deem necessary to prepare and file such returns in a timely manner. In the event Spinco exercises such a right, the parties hereto shall execute an amendment to this Agreement that shall set forth the procedures for Spinco's preparation of such Tax Returns for the Straddle Period and the mechanisms for Spinco's payment of Taxes reflected on such Tax Returns in such a manner as is consistent with the principles set forth in this Agreement.

  Section 2.04 Post-Distribution Tax Returns. All Tax Returns for periods beginning after the Distribution Date ("POST-DISTRIBUTION TAXABLE PERIODS") shall be (i) the responsibility of the Spinco Group if such Tax Returns relate solely to a member or members of the Spinco Group or their respective assets or businesses, and (ii) the responsibility of the MMS Group if such Tax Returns relate solely to a member or members of the MMS Group or their respective assets or businesses.

                                  ARTICLE III

                              Liability for Taxes

  Section 3.01 Pre-Distribution Taxable Period Tax Liabilities.

  (a) Pre-Distribution Taxable Period Consolidated Federal Income Tax Liabilities. Spinco shall pay, on a timely basis, all Taxes due with respect to the consolidated federal income tax liability for all Pre-Distribution Taxable Periods of the affiliated group of which Marriott is the common parent (the "AFFILIATED GROUP"). Notwithstanding the foregoing, any payments in respect of the Spinco Group's Tax Return for the Short Period will be determined and governed by Section 3.02 and Section 3.03 hereof. As provided in Section 2.8(f) of the Distribution Agreement, the Distribution Agreement's definition of Adjusted Net Tangible Assets, and the "Distribution Date Statement" referred to in Section 2.8(f) of the Distribution Agreement, in connection with the transfer of the Spinco Business to Spinco, Marriott shall, in effect, transfer to Spinco 100% of the income tax provisions of Marriott for accrued income taxes as at the Distribution Date. Any tax provisions relating to sales, use and property Taxes accrued as at the Distribution Date shall be treated in accordance with Section 3.03(g) hereof.

  (b) Pre-Distribution Taxable Period Combined Consolidated and Unitary Corporate Income Tax Liabilities. Spinco or a member of the Spinco Group shall pay, on a timely basis, all Taxes due with respect to any Combined State Tax Returns ("COMBINED TAXES") for Pre-Distribution Taxable Periods.

  (c) Tax Liability for Marriott (Canada). Spinco shall pay, on a timely basis, all Taxes due with respect to Marriott (Canada) for all Pre-Distribution Taxable Periods.

  (d) Pre-Distribution Taxable Period Liabilities for Other Taxes. All Taxes due with respect to Other Tax Returns ("OTHER TAXES") for Pre-Distribution Taxable Periods shall be paid by the party responsible under this Agreement for filing the Other Tax Return pursuant to which such Taxes are due. Spinco hereby assumes and agrees to pay directly to the appropriate taxing authority that amount of all Other Taxes (except for sales, use and property Taxes, which are provided for in Section 3.03(g) hereof, and for Other Taxes with respect to Other Tax Returns filed by any MMS Subsidiary, as reflected on
Schedule 2.02(d), which shall be paid directly to Marriott for payment to the appropriate taxing authority) that are due with respect to Other Tax Returns filed by Marriott or any MMS Subsidiary for Pre-Distribution Taxable Periods.

  Section 3.02 Straddle Period Tax Liabilities.

  (a) Straddle Period Consolidated Federal Income Tax Liabilities. Except as otherwise provided in Section 2.03(e) and Section 4.05(a) of this Agreement, Marriott shall pay, on a timely basis, all Taxes due with respect to the consolidated federal income tax liability for all Straddle Periods of the Affiliated Group. Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of the Taxes for the Straddle Period, in accordance with the following:

    (i) Spinco's allocable share of liability for Taxes for the Straddle Period will be the net hypothetical consolidated federal income tax liability for the Affiliated Group determined pursuant to a hypothetical pro forma tax return prepared by Spinco (the "HYPOTHETICAL RETURN") that shall be prepared as though the Short Period were a taxable period ending on the Distribution Date, which hypothetical tax liability may be positive or negative (provided, however, that any Taxes attributable to, resulting from, arising from, or caused by a loss, in part or in whole, of Tax-Free Status shall be treated as occurring the day after the Distribution Date for these purposes). The Hypothetical Return shall be prepared by determining the items of income, expense, deduction, loss or credit on a "closing of the books" basis as of the Distribution Date and shall be provided by Spinco to Marriott, on an estimated basis, within twelve weeks after the Distribution Date, and shall incorporate thereon any reasonable comments timely provided in writing by Marriott. Subject to the foregoing, the Hypothetical Return shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, to the extent that a failure to do so would result in a Tax Detriment to the other party hereto or a member of its Group.

    (ii) In determining Spinco's allocable share of any Tax liability as set forth in the Hypothetical Return, (A) those extraordinary expenses (and related income tax deductions) incurred in connection with the Distribution and acquisition of ICC, whether on or before the Distribution Date, that are described in Clause (x)(I) of the definition of "Adjusted Net Tangible Assets" of the Distribution Agreement shall be allocated to the portion of the Straddle Period after the Distribution Date; and (B) all other extraordinary expenses (and related income tax deductions) incurred in connection with the Distribution and acquisition of ICC shall be allocated for tax and other purposes to the Short Period.

    (iii) After the Distribution Date, Spinco shall timely pay all amounts payable in respect of the Affiliated Group's quarterly estimated federal income tax payments for the Short Period; such payments shall be made directly to Marriott, which will, to the extent Tax is owed by the Affiliated Group, forward such payments to the IRS.

    (iv) If the calculations made pursuant to this Section 3.02(a) indicate that Spinco's allocable share of the consolidated federal income tax liability for the 1998 Taxable Year exceeds the sum of (A) any estimated payments, deposits or credits made or applied with respect to the Short Period (which shall be made or applied in accordance with past practice), and (B) the estimated tax payments made in accordance with Section 3.02(a)(iii) hereof, then within 30 days of the filing of Marriott's consolidated federal income tax return for the 1998 Taxable Year, Spinco shall pay Marriott the amount of any such excess.

    (v) If the calculations made pursuant to this Section 3.02(a) indicate that the sum of (w) any estimated payments, deposits or credits made or applied with respect to the Short Period made before the Distribution Date (which shall be made or applied in accordance with past practice), and (x) the estimated tax payments made in accordance with Section 3.02(a)(iii) hereof, exceeds Spinco's allocable share of the consolidated federal income tax liability for the 1998 Taxable Year, then within 30 days of the filing of Marriott's consolidated federal income tax return for the 1998 Taxable Year, Marriott shall pay Spinco the amount of any such excess. For these purposes, if Spinco's allocable share of the consolidated federal income tax liability is negative (for example, in the event that the Hypothetical Return reflects a loss or a refund due for the Short Period), Marriott shall pay to Spinco such negative amount plus the sum of (y) any estimated payments, deposits or credits made or applied with respect to the Short Period made before the Distribution Date (which shall be made or applied in accordance with past practice), and (z) the estimated tax payments made in accordance with Section 3.02(a)(iii) hereof.

    (vi) All calculations and determinations required to be made pursuant to this Section 3.02(a) shall be made by Spinco on a basis reasonably consistent with prior years.

  (b) Straddle Period Combined Consolidated and Unitary Corporate Income Tax Liability. Except as otherwise provided in Section 2.03(e) and Section 4.05(a) of this Agreement, Marriott shall pay, on a timely basis, all Combined Taxes due with respect to all Straddle Periods. In accordance with the principles set forth in Section 3.02(a) hereof, Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of all Combined Taxes for all Straddle Periods, and Marriott hereby assumes and agrees to pay directly to Spinco any overpayments by Spinco or any "negative tax liabilities."

  (c) Tax Liability for Marriott (Canada). Except as otherwise provided in
Section 2.03(e) and Section 4.05(a) of this Agreement, Marriott shall pay, on a timely basis, all Taxes due with respect to Marriott (Canada) for all Straddle Periods. In accordance with the principles set forth in Section 3.02(a) hereof, Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of Marriott (Canada)'s Taxes for the Straddle Period, and Marriott hereby assumes and agrees to pay directly to Spinco any overpayments by Spinco or any "negative tax liabilities."

  (d) Straddle Period Other Taxes. In the case of all Other Taxes (except for sales, use and property Taxes, which are provided for in Section 3.03(g) hereof) that are due with respect to Other Tax Returns filed by Marriott or any MMS Subsidiary for Straddle Periods, and in accordance with the principles set forth in Section 3.02(a) hereof, Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of all Taxes for all Straddle Periods, and Marriott hereby assumes and agrees to pay directly to Spinco any overpayments by Spinco or any "negative tax liabilities." Where the system set forth in Section 3.02(a) hereof is not feasible in calculating the portion of Other Taxes for a Straddle Period for which Spinco or Marriott is responsible under this Section 3.02, the amount of such Other Taxes for which Spinco or Marriott is responsible shall be determined by prorating the actual tax due for the Straddle Period on a daily proration basis or by some other reasonable method on which Spinco and Marriott agree (and Spinco and Marriott hereby agree to cooperate in good faith in determining any such mutually acceptable method). The amount of such Other Tax borne by Spinco shall be the amount allocated to the portion of the Straddle Period ending on the Distribution Date.

  Section 3.03 Other Allocations of Tax Liabilities.

  (a) In implementing this Article III, the parties shall make any adjustments that are necessary to insure that, with respect to all Taxes for Straddle Periods, payment and reimbursement between the parties reflects the principle that Spinco is to be liable for Taxes attributable to the portion of Straddle Periods ending on the Distribution Date and Marriott is to bear responsibility for Taxes attributable to the portion of Straddle Periods after the Distribution Date (other than sales, use and property Taxes, the liability for which is provided for in Section 3.03(g) hereof).

  (b) Notwithstanding anything to the contrary in this Agreement, in determining Spinco's allocable share of any Tax liability (under Section 3.01, Section 3.02 or this Section 3.03), any increase in the Tax liability resulting from any act or omission not in the ordinary course of business (other than transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement) on the part of any member of the MMS Group occurring on the Distribution Date, after the Distribution has been effected, shall be deemed to arise in a taxable period which begins after the Distribution Date.

  (c) Notwithstanding anything to the contrary in this Agreement, in determining Spinco's allocable share of any Tax liability (under Section 3.01, Section 3.02 or this Section 3.03), any increase in the Tax liability resulting from any act or omission not in the ordinary course of business (other than transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement) on the part of any member of the Spinco Group occurring on the Distribution Date, after the Distribution has been effected, shall be deemed to arise in a taxable period which begins before the Distribution Date.

  (d) Notwithstanding anything to the contrary in this Article III, whenever any party hereto is required to make any of the calculations or determinations referred to therein, such party shall provide the other party with (i) copies of any material calculations or determinations as soon as is practicable after such calculations or determinations have been made, and prior to the applicable Tax Returns' being filed, sufficient to enable the other party to verify mathematical accuracy and (ii) if requested by the other party, access during reasonable business hours to copies of any Returns, reports or other statements sufficient to enable the other party to verify reasonably consistent treatment with prior years.

  (e) Notwithstanding anything to the contrary in this Agreement, any Tax liabilities of MMS (U.K.) shall be governed exclusively by the Stock Purchase and Sale Agreement to be entered into among Marriott, MMS, Sodexho and a subsidiary of Sodexho respecting MMS's sale of MMS (U.K.) to Sodexho (or a Sodexho Affiliate); provided, however, that any gain or loss incurred in the sale of MMS (U.K.) shall be governed by this Agreement.

  (f) Marriott shall not be responsible for or liable for any Taxes of ICC or attributable to ICC which are attributable to periods prior to Marriott's acquisition of ICC, and the Spinco Group shall not be responsible for or liable for any Taxes of ICC or attributable to ICC for any period, and Sodexho and its Affiliates shall be liable for and shall indemnify, defend and hold harmless Marriott against any liability, payment, cost and/or expense (including any Tax liability, lawyers' fees and accountants' fees) ("ICC TAX LIABILITY") incurred by Marriott in respect of any Taxes of ICC or attributable to ICC which are attributable to periods prior to Marriott's acquisition of ICC, and shall indemnify, defend and hold harmless Spinco against any ICC Tax Liability incurred by any member of the Spinco Group in respect of any Taxes of ICC which are attributable to any period.

  (g) Notwithstanding any other provision of this Agreement, Marriott and the MMS Group shall be responsible for, and shall be entitled to receive and retain all refunds relating to, all sales, use, and property taxes incurred with respect to the Retained Business for the Pre-Distribution Taxable Period, the Straddle Taxable Period, and the Post-Distribution Taxable Period, and the portion of any reserve for Taxes relating to such sales, use and property Taxes related to the Retained Business shall be retained by Marriott following the Distribution and shall be reflected in the Distribution Date Statement described in Section 2.8(f) of the Distribution Agreement.

  Section 3.04 Redetermined Tax Liabilities.

  (a) Pre-Distribution Taxable Period Tax Returns. In the case of any Final Determination regarding a Tax Return for a Pre-Distribution Taxable Period, any Tax Deficiency shall be paid to the appropriate taxing authority by, and any Tax Refund received from the appropriate taxing authority shall be paid to, Spinco, and Marriott shall forward any such Tax Refund to Spinco within ten days after receipt thereof; provided, however, that (i) any Final Determination respecting consolidated federal income Taxes for the Short Period shall be provided for in Section 3.04(b) hereof, and (ii) any Final Determination respecting sales, use or property Taxes shall be provided for in
Section 3.03(g) hereof.

  (b) Straddle Period Joint Tax Returns. In the case of any Final Determination regarding a Straddle Period Tax Return (which, for purposes of this Section 3.04(b), shall include Marriott's consolidated federal income Tax Return for the 1998 Taxable Year), Spinco's allocable share of any Tax Deficiency shall be paid to the appropriate taxing authority by, and Spinco's allocable share of any Tax Refund received from the appropriate taxing authority shall be paid to, Spinco, and Marriott shall forward Spinco's allocable share of any such Tax Refund to Spinco within ten days after receipt thereof. For purposes of this Section 3.04(b), Spinco's allocable share of Tax respecting any Final Determination shall be the excess of (A) Spinco's allocable share of Tax, determined under the principles of Section 3.02(a), with respect to a recomputed Hypothetical Return that takes into account the Final Determination, over (B) Spinco's allocable share of Tax as determined using the most recent Hypothetical Return (either the original Hypothetical Return or a recomputed Hypothetical Return generated with respect to a prior Final Determination). For purposes of this Section 3.04(b), the MMS Group's allocable share of Tax respecting any Final Determination shall be the amount of such Final Determination, less Spinco's allocable share as determined in the immediately preceding sentence. Whether or not there is a Tax Deficiency or Tax Refund or whether or not a payment is required to or from the appropriate taxing authority, Marriott shall make payments to Spinco or receive payments from Spinco based upon the following principles:

    (i) Marriott shall make a payment to Spinco in an amount equal to any increase in the MMS Group's allocable share of Tax (including any applicable interest or penalties, which is or has been imposed by any taxing authority with respect to any additional Taxes resulting from such adjustments, or any such interest that would have been imposed but for any offsetting Tax Items) with respect to such Tax Return, less any payments previously made by Marriott to Spinco (or directly to the appropriate taxing authority) or any Refund amount received by Spinco attributable to the MMS Group's allocable share of Tax.

    (ii) Spinco shall make a payment to Marriott in an amount equal to any decrease in the MMS Group's allocable share of Tax (including any applicable interest or penalties, which is or has been imposed by any taxing authority with respect to any additional Taxes resulting from such adjustments, or any such interest that would have been imposed but for any offsetting Tax Items) with respect to such Tax Return, less any payments previously made by Spinco to Marriott (or directly to the appropriate taxing authority) or any Refund amount received by Marriott attributable to the MMS Group's allocable share of Tax.

    (iii) Payments made pursuant to subsections (i) and (ii) above shall be adjusted to take into account the amounts of any offsetting adjustments that result in an increase or decrease in the MMS Group's allocable share of Taxes with respect to any Tax Return for another period (as determined under the above principles), resulting from adjustments to Marriott Tax Items in such Final Determination. This Section 3.04 shall be applied in a manner that avoids any duplications of payments.

  (c) Liability for Taxes with Respect to Post-Distribution Periods. Except as otherwise provided in Section 3.04(a) or Section 3.04(b) of this Agreement, the Spinco Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes resulting from a Final Determination with respect to periods beginning after the Distribution Date which are attributable to the Spinco Business. Except as otherwise provided in Section 3.04(a) or Section 3.04(b) of this Agreement, the MMS Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes resulting from a Final Determination with respect to periods beginning after the Distribution Date which are attributable to the Retained Business.

  (d) Rollover Items. Notwithstanding anything to the contrary in this Agreement, (i) with respect to any tax items for which, pursuant to a Final Determination, taxable income is recognized in a period before the Distribution Date with respect to an asset or other item (including an intangible asset or a capitalized expense) and such items will generate a corresponding tax benefit or benefits (excluding permanent timing changes) to the MMS Group in a tax period ending after the Distribution Date ("ROLLOVER ITEMS"), Marriott shall pay to Spinco an amount equal to the amount of such tax benefit or benefits attributable to such Rollover Items, determined at the highest marginal corporate tax rate set by statute for such periods, and (ii) with respect to any tax items for which, pursuant to a Final Determination, taxable income is recognized by the MMS Group in a taxable period ending after the Distribution Date with respect to an asset or other item (including an intangible asset or a capitalized expense), and such Rollback Items will generate a corresponding tax benefit or benefits (excluding permanent timing changes) to a member of the Spinco Group ("ROLLBACK ITEMS"), Spinco shall pay to Marriott an amount equal to the amount of such tax benefit or benefits attributable to such Rollback Items, determined at the highest marginal corporate tax rate set by statute for such periods. Any payment to be made under this Section 3.04(d) shall be appropriately discounted to the present value of any reduction in Taxes, to reflect the time-value-of-money (the discount rate to be equal to LIBOR plus one percent for the period in which such payment is to be made).

  (e) Calculation and Payment of Amounts. Except in the case of Tax Returns that include only MMS and the MMS Subsidiaries, all calculations and determinations required to be made pursuant to this Section 3.04 shall be made by Spinco in good faith and on a basis reasonably consistent with prior years. Any payments made by the parties hereunder to each other shall be treated by each of the parties as satisfaction of liabilities of such paying party and shall not be subject to any gross-up or additional payment.

  (f) Other Tax Liabilities and Refunds. Any Tax Liability or Refund with respect to a Pre-Distribution Taxable Period Joint Tax Return not arising from an adjustment to, or change in, a Tax Item (e.g., change in applicable law) shall be allocated to Spinco. Any Tax Liability or Refund with respect to a Straddle Period Joint Tax Return not arising from an adjustment to, or change in, a Tax Item (e.g., change in applicable law) shall be allocated by Spinco between Spinco and Marriott in a manner consistent with Section 3.02(a) hereof.

  (g) The provisions of Section 3.03(d) hereof shall apply with respect to the calculations and allocations to be made by Spinco pursuant to this Section 3.04.

  Section 3.05 Carrybacks. Any Tax Refund resulting from the carryback by Spinco of any Tax Item arising after the Distribution Date to a Pre-Distribution Taxable Period or a Straddle Period shall be for the account of Spinco, and Marriott shall promptly pay over to Spinco any such Tax Refund that it receives. Spinco shall be permitted to file, and Marriott shall fully cooperate with Spinco in connection with, any such Tax Refund claim. To the extent that any carryback by Marriott of any Tax Item arising after the Distribution Date causes a Tax Detriment to the Spinco Group, Marriott shall reimburse Spinco for the cost to the Spinco Group of such Tax Detriment.

                                  ARTICLE IV

          Indemnity, Tax Notices, Audits and Exchange of Information

  Section 4.01 Indemnity for Breach. Spinco shall be liable for and shall indemnify, defend and hold harmless the MMS Indemnitees from and against any payment required to be made as a result of the breach by a member of the Spinco Group of any representation, warranty, covenant or agreement under this Agreement. Marriott shall be liable for and shall indemnify, defend and hold harmless the Spinco Indemnitees from and against any payment required to be made as a result of the breach by a member of the MMS Group of any representation, warranty, covenant or agreement under this Agreement.

  Section 4.02 Notice of Indemnity Issue. Whenever a party hereto becomes aware of the existence of an issue which could increase the liability for any Tax of the other party hereto or any member of its Group or require a payment hereunder (hereinafter an "INDEMNITEE"), the Indemnitee shall in good faith promptly give notice to such other party (hereinafter the "INDEMNITOR") of such issue. The failure of any Indemnitee to give such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent such Indemnitor or its Affiliate is actually materially prejudiced by such failure to give notice.

  Section 4.03 Forwarding Responsibilities. If Marriott or Spinco, or any member of the MMS Group or Spinco Group, fails to comply in any respect whatsoever with any of its responsibilities under the Agreement relating to promptly forwarding any communications with and refunds received from any taxing authority ("FORWARDING RESPONSIBILITIES"), then:

    (a) If such failure relates to a communication other than a refund, the party failing to fulfill the Forwarding Responsibilities (or any member of such party's Group) shall be liable for and shall indemnify and hold Spinco and the Spinco Group, or Marriott and the MMS Group, as the case may be, harmless from and against any costs or expenses (including Taxes and lawyers' and accountants' fees) ("INDEMNIFIED AMOUNT") incurred by or imposed upon the party to receive such communication, or any member of the party's Group, as a result of such delay with respect to such communication.

    (b) If such failure relates to a refund, the party failing to fulfill the Forwarding Responsibilities (or any member of such party's Group) shall be liable to Spinco and the Spinco Group, or Marriott and the MMS Group, as the case may be, for the full amount of such refund, plus interest accruing as of the date such communication should have been forwarded at the prime rate as published in The Wall Street Journal, plus any costs or expenses (including lawyers' and accountants' fees) incurred by or imposed upon the party to receive such refund, or any member of the party's Group, as a result of such delay with respect to such refund.

    (c) Whenever an Indemnitee receives any written communication by any means from any Governmental Entity that relates to or could have an effect on Taxes for any Pre-Distribution Taxable Period or Straddle Period, the Indemnitee shall immediately thereupon forward such communication to the Indemnitor at the address provided in Section 4.03(d). The failure of any Indemnitee to give such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent such Indemnitor or its Affiliate is prejudiced by such failure to give notice.

    (d) All communications forwarded pursuant to Section 4.03(d) hereunder shall be delivered by hand including overnight business courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or to such other person as a party hereto shall designate in writing by notice provided under Section 6.03 hereof):

    To Spinco or any member of the Spinco Group:

    Senior Vice President-Taxes
    New Marriott MI, Inc.
    10400 Fernwood Road
    Bethesda, Maryland 20817

    To Marriott or any member of the MMS Group:

    Sodexho Marriott Services, Inc.
    10400 Fernwood Road
    Bethesda, Maryland 20817
    Attention: Chief Financial Officer

  Section 4.04 Audit Matters. Spinco shall have primary responsibility for conducting the audit of any Joint Tax Return relating to or having an effect on any Pre-Distribution Taxable Period or Straddle Period, and Spinco shall have primary responsibility for conducting any subsequent litigation relating thereto. Marriott shall have the right, directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of such audits, appeals, or litigation and to be present at, directly or by its representatives, all conferences, meetings or proceedings with any taxing authority, and all appearances before any court, the subject matter of which is or includes an item for which the MMS Group could be liable under this Agreement; in addition, if the disposition, resolution or compromise of such audit or appeal will or might reasonably be expected to result in Marriott having an increased Tax liability, or any other adverse Tax consequence, for any period beginning after the Distribution Date, Marriott shall have the right, exercisable within 10 days of its receipt of notice of a proposed disposition of the audit or appeal, to veto the disposition of any audit adjustment with respect to such periods, such veto not to be unreasonably exercised. Each party shall bear its own internal expenses of participation in such audits, appeals, or litigation. The expenses of hiring outside counsel or accountants by either party with respect to the matters contemplated by this Section 4.04 shall be borne (i) by Spinco for matters relating to Pre-Distribution Taxable Periods (other than periods ending on the Distribution Date), and (ii) 50% by Spinco and 50% by MMS Group for all Straddle Periods (which for these purposes includes those periods ending on the Distribution Date). If Spinco declines to defend any matter provided for in this Section 4.04, Marriott has the right to pay, compromise or contest the matter, and Spinco shall bear Marriott's costs in those actions.

  Section 4.05 Cooperation and Exchange of Information.

  (a) Preparation of Returns. Marriott shall, and shall cause each appropriate member of the MMS Group to, prepare and submit to Spinco, at Marriott's expense, (i) in accordance with past practice, but in no event later than July 1, 1998, all information as Spinco shall reasonably request to enable Spinco to file the Marriott consolidated federal income tax return for the 1997 Taxable Year, and (ii) in accordance with past practice, but in no event later than August 1, 1998, all information that Spinco shall reasonably request to enable Spinco to file any state and local combined or unitary corporate income tax returns for the 1997 Taxable Year. Spinco shall, and shall cause each appropriate member of the Spinco Group to, prepare and submit to Marriott, at Spinco's expense, in accordance with past practice, but in no event later than July 1, 1999, all information as Marriott shall reasonably request to enable Marriott to file the Marriott consolidated federal income tax return for the 1998 Taxable Year (other than the pro forma tax returns for the Spinco Group, which will be provided by December 31, 1998, as provided for in Section 2.02(a) hereof), and (ii) in accordance with past practice, but in no event later than August 1, 1999, all information that Marriott shall reasonably request to enable Marriott to file any state and local combined or unitary corporate income tax returns for the 1998 Taxable Year. Notwithstanding the foregoing provisions of this Section 4.05(a), if the Distribution Date is delayed until after May 31, 1998, then, in order to facilitate the orderly preparation and filing of the tax returns for Marriott for the balance of the 1998 Taxable Year, Spinco, if it so elects under Section 2.03(e) hereof, will prepare at its expense, and submit to Marriott for its review and approval, the Marriott consolidated federal income tax and state income tax returns for the 1998 Taxable Year, and shall take such other steps and shall have such other authority delegated to it by Marriott as Spinco in its discretion shall deem necessary to prepare and file such returns in a timely manner.

  (b) Cooperation. Marriott, on behalf of itself and each member of the MMS Group, agrees to provide the Spinco Group with such cooperation and information as Spinco shall reasonably request in connection with the preparation or filing of any Tax Return (or Hypothetical Return) or claim for refund not inconsistent with this Agreement or in conducting any audit or other proceeding in respect to Taxes. Such cooperation and information shall include designation of an officer of Spinco as an officer of Marriott and MMS for the purpose of signing Tax Returns, receiving and cashing refund checks and defending audits as well as promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Affiliated Group or the Retained Business and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, including foreign taxing authorities, and records concerning the ownership and Tax basis of property, which either party may possess. It is expressly the intention of the parties to this Agreement to take all actions necessary to establish Spinco as the sole agent for tax purposes of each member of the Affiliated Group with respect to all combined, consolidated and unitary Tax Returns of the Affiliated Group for Pre-Distribution Taxable Periods as if Spinco were the common parent of the Affiliated Group, and as the sole agent for tax purposes of Marriott for all Tax Returns of Marriott for Pre-Distribution Taxable Periods. Marriott and MMS shall make, or shall cause the members of the MMS Group to make, their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder, without charge to Spinco.

  (c) Record Retention. Marriott and Spinco agree to retain all Tax Returns, related schedules and workpapers, and all material records and other documents as required under Section 6001 of the Code and the regulations promulgated thereunder relating thereto existing on the date hereof or created through the Distribution Date, until the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate and until the Final Determination of any payments which may be required in respect of such years under this Agreement. Spinco and Marriott agree to advise each other promptly of any such Final Determination. Any information obtained under this Section 4.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding. Spinco shall be the owner of those Tax Returns, related schedules and workpapers, and all material records and other documents relating to those Tax Returns, relating to all Pre-Distribution Taxable Periods and that portion of the Straddle Period ending on the Distribution Date (except for those Tax Returns, related schedules and workpapers, and all material records and other documents relating to those Tax Returns, prepared and filed by members of the Adjusted MMS Group). Marriott shall be the owner of those Tax Returns, related schedules and workpapers, and all material records and other documents relating to those Tax Returns, relating to all Post-Distribution Taxable Periods and that portion of the Straddle Period following the Distribution Date.

  (d) Special Indemnification. If any member of the Spinco Group or the MMS Group, as the case may be, supplies information to a member of the other Group pursuant to this Section 4.05 and an officer of the requesting party signs a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then a duly authorized officer of the party supplying such information shall certify upon request, under penalties of perjury, the accuracy and completeness of the information so supplied. Spinco agrees to indemnify and hold harmless each member of the MMS Group and its directors, officers and employees, and Marriott agrees to indemnify and hold harmless each member of the Spinco Group and its directors, officers and employees, from and against any cost, fine, penalty or other expense of any kind attributable to the negligence or willful misconduct of a member of the Spinco Group or the MMS Group, as the case may be, in supplying a member of the other Group with inaccurate or incomplete information.

                                   ARTICLE V

                     Matters Relating to the Distribution

  Section 5.01 Representations of Spinco.

  (a) Spinco hereby represents and warrants to Marriott and Sodexho that, as of the Distribution Date, (i) it has examined the Ruling Documents and (ii) to its best knowledge after due inquiry, the facts presented and the representations made therein (including the representations in the Ruling Documents to the extent that they relate to the plans, proposals, intentions, and policies of Spinco, Marriott and its Subsidiaries) are true, complete and correct.

  (b) Spinco hereby represents and warrants to Marriott and Sodexho that it has no plan or intention of taking any action, or failing or omitting to take any action, that would (i) cause the Distribution not to have Tax-Free Status,
(ii) cause any representation or factual statement made in the Ruling Documents to be untrue, or (iii) be inconsistent with information provided to the IRS in connection with Tax Ruling.

  (c) Spinco hereby represents and warrants to Marriott and Sodexho that the Distribution is not part of a plan (or series of related transactions) pursuant to which any Persons will acquire stock representing a Fifty Percent or Greater Interest in Spinco.

  Section 5.02 Covenants of Spinco.

  (a) Spinco shall not, and Spinco shall cause each Spinco Group member not to, take any action, or fail or omit to take any action that would (i) cause the Distribution not to have Tax-Free Status, or (ii) cause any representation made in the Ruling Documents to be untrue.

  (b) During the two-year period beginning on the Distribution Date, Spinco shall not cease, or permit any of its Subsidiaries or Affiliates to cease to be engaged in the conduct of the active trade or business relied upon for purposes of satisfying the requirements of Section 355(b) of the Code for purposes of the Tax Ruling.

  (c) Until the first day after the Restricted Period, Spinco (or any successor thereof) shall not (i) solicit any Person to make a tender offer for the Equity Securities of Spinco or any successor thereof, (ii) participate in or support any unsolicited tender offer for the Equity Securities of Spinco or any successor thereof, or (iii) approve any proposed business combination or any transaction which, in each case, results in any Persons acquiring an interest in Spinco or any successor thereof such that such Persons own a Fifty Percent or Greater Interest in Spinco or any successor thereof; provided, however, that this Section 5.02(c) shall not prevent Spinco from purchasing Spinco stock pursuant to a stock purchase program satisfying the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696.

  Section 5.03 Representations of Marriott and Sodexho.

  (a) Marriott and Sodexho each hereby represents and warrants to Spinco that, as of the Distribution Date, (i) it has examined the Ruling Documents and (ii) to its best knowledge after due inquiry, to the extent descriptive of the MMS Subsidiaries and the Retained Business (including the representations in the Ruling Documents to the extent that they relate to the plans, proposals, intentions, and policies of Marriott with respect to the MMS Subsidiaries or with respect to the Retained Business), the facts presented and the representations made therein are true, complete and correct.

  (b) Marriott and Sodexho each hereby represents and warrants to Spinco that it has no plan or intention of taking any action, or failing or omitting to take any action, that would (i) cause the Distribution not to have Tax-Free Status, (ii) cause any representation or factual statement made in the Ruling Documents to be untrue, or (iii) be inconsistent with information provided to the IRS in connection with Tax Ruling.

  (c) Marriott and Sodexho each hereby represents and warrants to Spinco that the Distribution is not part of a plan (or series of related transactions) pursuant to which any Persons will acquire stock representing a Fifty Percent or Greater Interest in Marriott or any successor to Marriott.

  Section 5.04 Covenants of Marriott and Sodexho.

  (a) Neither Marriott, Sodexho, nor any Affiliate of Sodexho shall take any action, fail or omit to take any action, or permit any Member of the MMS Group or to take any action or fail or omit to take any action, that would (i) cause the Distribution not to have Tax-Free Status or (ii) cause any representation made in the Ruling Documents to be untrue.

  (b) During the two-year period beginning on the Distribution Date, Marriott shall not cease, or permit any of its Subsidiaries or Affiliates to cease, to be engaged in the conduct of the active trade or business relied upon for purposes of satisfying the requirements of Section 355(b) of the Code for purposes of the Tax Ruling.

  (c) Until the first day after the Restricted Period, Sodexho will not hold, acquire or exercise any right or interest in Marriott or its successors (including the exercise of any rights respecting the corporate governance of Marriott or its successors), such that Sodexho and any direct or indirect Subsidiary, parent, Affiliate of, or any Person otherwise related to, or that could be treated as acting pursuant to a plan or arrangement with, Sodexho will collectively hold a Fifty Percent or Greater Interest in Marriott or any successor thereof.

  (d) Until the first day after the Restricted Period, Marriott shall not sell or otherwise issue to any Person (a "PROHIBITED SALE OR ISSUANCE"), or redeem or otherwise acquire from any Person, any Equity Securities of Marriott or any successor thereof; provided, however, that (i) Marriott may issue (x) Equity Securities in respect of the Liquid Yield Option Notes due March 25, 2011, and
(y) any compensatory options or shares of Marriott stock issued to employees of the MMS Group where the issuance of such shares, or shares of Marriott stock issued pursuant to the exercise of such options, shall not constitute a Prohibited Sale or Issuance of Equity Securities and (ii) Marriott may purchase its Equity Securities pursuant to a stock purchase program satisfying the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696, provided that such purchase will not violate the provisions of Section 5.04(f) below.

  (e) Until the first day after the Restricted Period, Sodexho shall not (i) individually, or with any direct or indirect Subsidiary, parent, or Affiliate of, or any Person otherwise related to, or that could be treated as acting pursuant to a plan or arrangement with, Sodexho, acquire or hold collectively a Fifty Percent or Greater Interest in Marriott or any successor thereof, and
(ii) permit any Equity Securities of Marriott or any successor thereof to be acquired or held in any manner that would allow a Person or group of Persons to hold a Fifty Percent or Greater Interest in Marriott or any successor thereof.

  (f) Until the first day after the Restricted Period, Marriott (or any successor thereof) shall not (i) solicit any Person to make a tender offer for the Equity Securities of Marriott or any successor thereof, (ii) participate in or support any unsolicited tender offer for the Equity Securities of Marriott or any successor thereof, or (iii) approve any proposed business combination or any transaction which, in each case, results in any Persons acquiring an interest in Marriott or any successor thereof such that such Persons own a Fifty Percent or Greater Interest in Marriott or any successor thereof.

  Section 5.05 Joint Covenants.

  (a) Any of the provisions of Section 5.02(b) and (c), and Section 5.04(b),
(c), (d), (e) and (f) shall be waived with respect to any particular transaction or transactions if Spinco or Marriott has obtained (i) a ruling from the IRS, in form and substance reasonably satisfactory to the other party hereto, to the effect that such proposed transaction will not adversely affect the Tax-Free Status of the Distribution, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the other party hereto, that to effect the proposed transaction will not adversely affect the Tax-Free Status of the Distribution. Waiver with respect to one transaction or group of transactions shall not constitute a waiver with respect to any other transaction.

  (b) Until the first day after the Restricted Period, Marriott, Sodexho and Spinco, as the case may be, will provide written notice to the other party hereto of any action described in Section 5.02 or Section 5.04 hereof, without regard to the exceptions thereto, within a period of time sufficient to enable the other party to seek a Subsequent Ruling or opinion of counsel, or to prepare and seek injunctive relief in a court of competent jurisdiction. Each such notice shall set forth the terms and conditions of the proposed transaction, including the nature of any related action proposed to be taken by the board of directors of Marriott or Spinco, as the case may be, the approximate number of Equity Securities (if any) proposed to be sold or otherwise issued, the approximate value of any assets (or assets of any Affiliates) proposed to be transferred, and the proposed timetable for such transaction, all with sufficient particularity to enable the other party to prepare and seek such Subsequent Ruling or opinion of counsel, or seek such injunctive relief. Promptly, but in any event within 30 days, after the other party receives such written notice from the party seeking to effect the transaction, the party receiving notice shall notify Marriott or Spinco, as the case may be, in writing of any intent to seek a Subsequent Ruling or opinion of counsel. In the event a party intends to seek a Subsequent Ruling, such party must notify the other party of the proposed date for the initial submission thereof, which date shall not be more than 60 days after so notifying Marriott or Spinco of its intent to seek such Subsequent Ruling, provided that such 30-day period (from the preceding sentence) or 60-day period, as the case may be, shall be appropriately extended for any period of noncompliance by Marriott or Spinco with this Section.

  (c) Each party hereto shall cooperate with the other party in connection with a party's request for a Subsequent Ruling or opinion of counsel. Such cooperation shall include providing any information and/or representations reasonably requested to enable a party to obtain and maintain any Subsequent Ruling or opinion of counsel. From and after any Representation Date until the first day after the two-year anniversary of the date that a party receives the correlative Subsequent Ruling or opinion of counsel, the parties hereto shall not take (nor refrain from taking) any action that would have caused a representation given in connection with any such Subsequent Ruling or opinion of counsel to have been untrue as of the relevant Representation Date, had such party intended to take (or refrain from taking) such action on the relevant Representation Date.

  Section 5.06 Indemnification Relating to the Distribution.

  (a) Spinco agrees to indemnify, defend and hold harmless the MMS Indemnitees from and against any costs or expenses (including Taxes and lawyers' and accountants' fees) resulting from (i) a breach by Spinco of any representation or covenant hereof; or (ii) the loss of Tax-Free Status by reason of the acquisition by any Person or Persons of a direct or indirect interest in Spinco or any successor thereof such that such Person owns or Persons own a Fifty Percent or Greater Interest in Spinco or any successor thereof.

  (b) Marriott and Sodexho agree to indemnify, defend and hold harmless the Spinco Indemnitees from and against any costs or expenses (including Taxes and lawyers' and accountants' fees) resulting from (i) a breach by Marriott or Sodexho of any representation or covenant hereof, or (ii) the loss of Tax-Free Status by reason of the acquisition by any Person or Persons of a direct or indirect interest in Marriott or any successor thereof such that such Person owns or Persons own a Fifty Percent or Greater Interest in Marriott or any successor thereof.

  Section 5.07 Changes Resulting from Tax Ruling Process. To the extent the IRS requires the parties to change the transactions undertaken in connection with the Distribution or acquisition of ICC, or to change the rights and obligations of the parties respecting the Distribution or acquisition of ICC, in order for the parties to obtain the Tax Ruling, or the IRS requires representations or covenants from the parties that are not contained in this
Article 5 (and such representations or covenants are material), and the parties hereto agree to any such changes pursuant to Section 6.12 of the Merger Agreement, the parties hereto agree to amend this Agreement and revise the representations and covenants of this Article V to reflect such changes.

  Section 5.08 Injunction. The parties hereto agree that the payment of monetary compensation would not be an adequate remedy to a breach of the obligations contained in Section 5.02(a) and (c) and Section 5.04(a), (c),
(d), (e) and (f) hereof, and each party consents to the issuance and entry of an injunction to prevent a breach of the obligations contained in those Sections; provided, however, that the foregoing shall be without prejudice to and shall not constitute a waiver of any other remedy either party may be entitled to at law or at equity hereunder.

  Section 5.09 Procedures regarding Transfer Restriction.

  (a) Marriott shall not knowingly give effect on the books of the Corporation to any purported transfer of shares of Common Stock in violation of Article 7 of Marriott's Certificate of Incorporation.

  (b) Marriott shall give its transfer agent stop-transfer instructions with respect to any proposed transfers of Marriott's common stock by Sodexho that would be in violation of Article 7 of Marriott's Certificate of Incorporation or the Stockholder Agreement dated as of the date hereof between Marriott and Sodexho.

  (c) In the event that the Board of Directors of Marriott is provided with an opinion of counsel pursuant to Section 6 of Article 7 of Marriott's Certificate of Incorporation, Marriott shall provide a copy of such opinion to Spinco. Within seven days of receipt of such opinion, Spinco shall provide written notice to Marriott as to whether such opinion is satisfactory to Spinco in its reasonable discretion in accordance with the terms of such
Section 6 of Article 7.

                                  ARTICLE VI

                                 Miscellaneous

  Section 6.01 Expenses. Except as otherwise expressly provided in this Agreement or in the Distribution Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

  Section 6.02 Amendment. This Agreement may not be amended except by an agreement in writing, signed by the parties hereto. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control.

  Section 6.03 Notices. All notices and other communications hereunder, excepting those notices provided for in Section 4.02 hereunder, shall be in writing and shall be delivered by hand including overnight business courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

    To Spinco or any member of the Spinco Group:

    New Marriott MI, Inc.
    10400 Fernwood Road
    Bethesda, Maryland 20817
    Attention: Senior Vice President-Taxes

    With a copy to:

    O'Melveny & Myers LLP
    555 13th Street, NW
    Suite 500 West
    Washington, DC 20004
    Attention: Jeffrey J. Rosen

    To Sodexho, Marriott or any member of the MMS Group:

    Sodexho Marriott Services, Inc.
    10400 Fernwood Road
    Bethesda, Maryland 20817
    Attention: Chief Financial Officer

    With a copy to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Attention: Paul R. Kingsley

  Section 6.04 Resolution of Disputes. Any disputes between the parties with respect to this Agreement shall be resolved by a "Big Six" public accounting firm or a law firm satisfactory to Spinco and Marriott, whose fees and expenses shall be shared equally by Spinco and Marriott.

  Section 6.05 Application to Present and Future Subsidiaries. This Agreement is being entered into by Spinco and Marriott on behalf of themselves and each member of the Spinco Group and MMS Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Spinco Group or MMS Group in the future. Spinco and Marriott hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Spinco Group and the MMS Group, respectively. Spinco and Marriott shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby for so long as such successors, assigns or controlling persons are members of the Spinco Group or the MMS Group or their successors and assigns.

  Section 6.06 Term. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise agreed to in writing by Spinco and Marriott, or their successors.

  Section 6.07 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

  Section 6.08 Governing Law. This Agreement shall be governed by the laws of the State of New York.

  In Witness Whereof. the parties have executed this Agreement as of the date above first written.

                                          Marriott International, Inc.


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                          New Marriott MI, Inc.


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                          Sodexho Alliance S.A.


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                  APPENDIX F--MERRILL LYNCH FAIRNESS OPINION
                                                               November 6, 1997
Board of Directors
Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817

Ladies and Gentlemen:

  We understand that pursuant to (i) a distribution agreement dated as of September 30, 1997 (the "Distribution Agreement") by and among Marriott International, Inc. (the "Company") and New Marriott MI, Inc., a wholly owned subsidiary of the Company ("New Marriott"), the Company proposes to contribute its lodging, food distribution and senior living businesses to New Marriott and to distribute the outstanding shares of New Marriott Common Stock and Class A Common Stock (together, the "New Marriott Shares") to the stockholders of the Company (collectively, the "Spinoff"), (ii) an Agreement and Plan of Merger dated as of September 30, 1997 (the "Acquisition Agreement") by and among the Company, New Marriott, Marriott-ICC Merger Corp. ("Merger Corp."), a wholly owned subsidiary of the Company, International Catering Corporation ("ICC"), a wholly owned subsidiary of Sodexho Alliance S.A. ("Sodexho"), and Sodexho, and an omnibus restructuring agreement, dated as of September 30, 1997 (the "Omnibus Agreement"), by and among the Company, Merger Corp., New Marriott, Sodexho and ICC, immediately following the Spinoff, Sodexho will transfer to the Company all of the issued and outstanding capital stock of Sodexho Financiere du Canada Inc. ("Sodexho Canada" and, together with ICC, "Sodexho North America"), and Merger Corp. will be merged with and into ICC, as a result of which ICC will become a wholly owned subsidiary of the Company (together, the "Acquisition") and (iii) a stock purchase agreement dated as of September 30, 1997 (the "Stock Purchase Agreement") by and among Sodexho, Sodexho-Gardner Merchant Alliance, Ltd. ("Sodexho UK"), the Company, Marriott Management Services Corp. ("MMS"), a wholly owned subsidiary of the Company, Marriott Worldwide Corporation, a wholly owned subsidiary of the Company, and Marriott Management Services (U.K.), Ltd. ("MMS UK"), a wholly owned subsidiary of the Company, on October 31, 1997, MMS sold to Sodexho UK for $50 million in cash all of the issued and outstanding stock of MMS UK (the "UK Stock Sale"). As used herein, "SMS" refers to the Company after consummation of the Transactions (as defined below).

  We understand that immediately following the Spinoff, the Company will complete its tender for approximately $720 million of its outstanding public debt and repay approximately $700 million of its outstanding bank debt with aggregate proceeds of approximately $1.2 billion of new debt incurred by SMS (of which up to $620 million will be guaranteed by Sodexho). To the extent that the aggregate debt of the Company retained or repaid by SMS is less than $1.444 billion, SMS will pay the difference to New Marriott in cash, and to the extent that the aggregate debt of the Company retained or repaid by SMS is greater than $1.444 billion, New Marriott will pay the difference to SMS in cash. Simultaneously, (a) the Company's Liquid Yield Option Notes will be assumed by New Marriott, and SMS has agreed to remain liable for a proportionate share thereof based on the relative estimated equity value of SMS and New Marriott, (b) Sodexho will pay $304 million in cash to the Company, (c) the Acquisition will be consummated, and (d) New Marriott will be renamed "Marriott International, Inc." In connection with the Acquisition, (i) Sodexho and holders of outstanding ICC stock options (who will receive, in replacement of such options, options to purchase shares of capital stock of SMS ("SMS Shares")) will receive SMS Shares or, in the case of option holders, options representing, in the aggregate, 49% of the outstanding SMS Shares,
(ii) the Company's stockholders will retain approximately 51% of the outstanding SMS Shares, and (iii) the name of SMS will be changed to "Sodexho Marriott Services, Inc." (The Spinoff, the Acquisition, the UK Stock Sale and the other transactions described above are collectively referred to herein as the "Transactions.") All transactions constituting the Transactions will be deemed, as between the parties, to occur simultaneously, except that the Spinoff shall be deemed to have occurred immediately prior to the other transactions constituting the Transactions.)

  You have asked us whether, in our opinion, the terms of the Transactions, taken as a whole, are fair, from a financial point of view, to the stockholders of the Company.

  In arriving at the opinion set forth below, we have:

    (i) reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

    (ii) reviewed certain information, including financial forecasts, relating to the businesses, earnings, cash flow, assets, liabilities and prospects of the Company, New Marriott and SMS, furnished to us by management of the Company;

    (iii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses
  (i) and (ii) above, as well as the respective businesses and prospects of the Company, New Marriott and SMS before and after giving effect to the Transactions;

    (iv) reviewed the historical market prices and trading activity for the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (v) reviewed the Distribution Agreement, including the exhibits and schedules thereto;

    (vi) reviewed certain information, including financial forecasts, relating to the businesses, earnings, cash flow, assets, liabilities and prospects of Sodexho North America, provided by or derived from information provided by Sodexho furnished to us by management of the Company, as well as information concerning the amount and timing of the cost savings and synergies expected to result from the Acquisition provided to us by management of Sodexho and the Company;

    (vii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clause
  (vi) above;

    (viii) reviewed the terms of the New Marriott Shares as set forth in the forms of the certificate of incorporation and bylaws of New Marriott attached as exhibits to the preliminary Proxy Statement relating to the Transactions;

    (ix) compared the historical and projected results of operations of the Company, New Marriott, SMS and Sodexho North America with those of certain companies that we deemed to be relevant;

    (x) reviewed the Omnibus Agreement, Acquisition Agreement and the Stock Purchase Agreement, including the exhibits and schedules thereto;

    (xi) compared the proposed financial terms of the Transactions with the financial terms of certain other transactions that we deemed to be relevant;

    (xii) evaluated the potential pro forma impacts of the Transactions;

    (xiii) reviewed the preliminary Proxy Statement relating to the Transactions, including the exhibits thereto; and

    (xiv) reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Sodexho, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Company, New Marriott, SMS or Sodexho North America. With respect to the financial forecasts furnished by the Company and Sodexho, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or Sodexho's management as to the expected future financial performance of the Company, New Marriott, SMS or Sodexho North America, as the case may be. We assume no responsibility for and express no view as to such forecasts or the assumptions upon which they are based.

  Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

  We have assumed, with your consent, that the Transactions will comply with applicable United States, foreign, federal and state laws, including, without limitation, laws relating to the payment of dividends, bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally. We have assumed, with your consent, that receipt of the New Marriott Shares in connection with the Spinoff will be tax-free for federal income tax purposes to the stockholders of the Company and that none of the Company, New Marriott, Sodexho North America and SMS will recognize income, gain or loss as a result of the Spinoff or the Acquisition (excluding the UK Stock Sale).

  We have been retained by the Board of Directors of the Company as an independent contractor to act as financial advisor to the Company with respect to the Transactions and will receive a fee for our services. We have, in the past, provided, and continue to provide, financial advisory and financing services to the Company and have received, and continue to receive, customary fees for the rendering of such services. In addition, in the ordinary course of our securities business, we may actively trade debt and/or equity securities of the Company, Sodexho and, following the Transactions, New Marriott and SMS, for our own account and for the accounts of our customers, and we therefore may from time to time hold a long or short provision in such securities.

  It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Transactions, does not address the Board of Directors' underlying business decision to effect the Transactions (including the proposed issuance of New Marriott Common Stock and Class A Common Stock) and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on matters relating to the Transactions. We are not expressing any opinion herein as to the prices (i) at which shares of the Company's common stock will trade between the date hereof and consummation of the Transactions or (ii) at which either the New Marriott Shares or SMS Shares will trade.

  On the basis of, and subject to the foregoing, we are of the opinion that the terms of the transactions, taken as a whole, are fair, from a financial point of view, to the stockholders of the Company.

                                          Very truly yours,

                                          /s/ Merrill Lynch, Pierce,Fenner &
                                           Smith Incorporated

                                          MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH
                                               INCORPORATED

                APPENDIX G--AMERICAN APPRAISAL SOLVENCY OPINION

                                                              December 22, 1997

Board of Directors
Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817

and

the Banks referred to below:

Ladies and Gentlemen:

  This letter is furnished by American Appraisal Associates, Inc. ("AAA") at the request of the Board of Directors of Marriott International, Inc., a Delaware corporation, ("MII"), as further described below.

  We understand that MII has announced a plan (the "Reorganization") to contribute the lodging, senior living services and distribution services businesses currently carried out by MII (including the "Marriott" and related trademarks and trade names) to New Marriott MI, Inc., a Delaware corporation and a wholly owned subsidiary of MII ("Spinco"). MII will retain the food and facilities management services businesses currently carried out by MII.

  Following the Reorganization, all of the issued and outstanding Common Stock and Class A Common Stock of Spinco will be distributed to the stockholders of MII as of the applicable record date (the "Spinoff"). The Spinoff is conditioned upon, among other things, receipt of a favorable tax ruling from the IRS that the Spinoff will be tax-free, and the approval of the stockholders of MII.

  Immediately following the Spinoff, MII will acquire (the "Acquisition") Sodexho North America ("SNA"), consisting of International Catering Corporation, a Delaware corporation ("ICC"), Sodexho Financiere du Canada, Inc., a Canadian corporation, and their respective subsidiaries, all of which are wholly-owned direct or indirect subsidiaries of Sodexho Alliance S.A., a French societe anonyme ("Sodexho"). In addition, MII will be renamed Sodexho Marriott Services, Inc. ("SMS"), and Spinco will be renamed Marriott International, Inc. ("New MII").

  We also understand that in connection with the Reorganization and the Acquisition, Sodexho will pay $304 million to SMS, and Sodexho will receive a number of shares of common stock of SMS which, together with shares of common stock issuable upon exercise of certain employee stock options, equals approximately 49% of the outstanding shares of common stock of SMS after giving effect to such issuance, and existing MII stockholders will own approximately 51% of SMS. In addition, SMS will refinance (the "Refinancing") certain indebtedness.

  The financing (the "SMS Financing") to accomplish the Refinancing of SMS will include (i) $735 million from a senior secured credit facility (the "SMS Senior Secured Facility") comprised of (a) $235 million revolving credit facility (including $100 million letter of credit subfacility) and (b) $500 million term facility; and (ii) $620 million from an unsecured senior guaranteed credit facility (the "SMS Senior Guaranteed

Facility"). Both the SMS Senior Secured Facility and the SMS Senior Guaranteed Facility will be provided by a group of banks led by Societe Generale and Morgan Guaranty Trust Company of New York (collectively, the "SMS Banks"). Alternatively, SMS may elect to raise $620 million from the private placement of Rule 144A senior subordinated guaranteed notes in lieu of the SMS Senior Guaranteed Facility (the "SMS Private Placement"). The financing established for New MII (the "New MII Financing") as part of the Transaction (as defined herein) will include a $1.5 billion revolving credit facility (the "New MII Revolver") provided by a group of banks led by Citicorp Securities, Inc. (collectively the "New MII Banks"). The SMS Banks and the MII Banks are collectively referred to as the "Banks".

  The Reorganization (including the Spinoff), the Acquisition, the Refinancing, the SMS Financing, the New MII Financing and the transactions contemplated thereby, any changes in MII's, SMS's or New MII's assets and liabilities as a result of the Reorganization, and the payment of related fees and expenses are collectively referred to as the "Transaction."

  You have requested our opinion (the "Opinion") as to whether, assuming the Transaction is consummated substantially as proposed:

    (a) The fair value of the aggregate assets of each of MII, before consummation of the Transaction, and SMS and New MII, after consummation of the Transaction, will exceed each of its respective total liabilities (including, without limitation, subordinated, unmatured, unliquidated, disputed and contingent liabilities);

    (b) The present fair saleable value of the aggregate assets of each of MII, before consummation of the Transaction, and SMS and New MII, after consummation of the Transaction, will be greater than each of its respective probable liabilities on their respective debts as such debts become absolute and matured;

    (c) Each of SMS and New MII, after consummation of the transaction, will be able to pay its respective debts and other liabilities, including contingent liabilities and other commitments, as they mature;

    (d) Each of SMS and New MII, after consummation of the Transaction, will not have unreasonably small capital for the businesses in which it is engaged, as the managements of MII and SNA have indicated such businesses are now conducted and as the managements of SMS and New MII have indicated that their respective businesses are proposed to be conducted following the consummation of the Transaction; and

    (e) The excess of the fair value of the aggregate assets of MII, before consummation of the Transaction, over the total identified liabilities, including contingent liabilities, of MII before consummation of the Transaction, is equal to or exceeds the fair value of the Spinoff to stockholders of MII plus the stated capital of MII.

  In rendering our Opinion, we have valued the aggregate assets of MII, before consummation of the Transaction, and of each of SMS and New MII, after consummation of, and giving effect to, the Transaction each on a consolidated basis and as a going concern. The valuation included the aggregate assets of MII's business enterprise (total invested capital excluding cash and equivalents) represented by the total net working capital, tangible plant, property and equipment, and intangible assets of the business enterprise before consummation of, and giving effect to, the Transaction, and that of SMS and New MII after consummation of, and giving effect to, the Transaction, each on a consolidated basis. We believe that this is a reasonable basis to value each of MII, before, and SMS and New MII, after, consummation of, and giving effect to the Transaction, on a consolidated basis, and nothing has come to our attention that causes us to believe that either SMS or New MII, on a consolidated basis, after giving effect to the Transaction, is not a going concern. For purposes of the Opinion, the following terms will have the meanings set forth below:

    (1) "Fair value" means the amount at which the aggregate assets would
         ----------
  change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both;

    (2) "Present fair saleable value" means the amount that may be realized
         ---------------------------
  if the aggregate assets are sold with reasonable promptness in an arms-length transaction under present conditions in a current market for the sale of assets of a comparable business enterprise;

    (3) "Contingent liabilities" means the maximum estimated amount of
         ----------------------
  contingent liabilities, of a specified entity and time, which contingent liabilities have been identified to us by responsible officers and employees of MII and SNA, their respective accountants and financial advisors, and such other experts as we deemed necessary to consult, and valued by AAA after consultation with responsible officers and employees of MII and SNA and/or such industry, economic and other experts as we deemed necessary to consult (the valuation of contingent liabilities to be computed in light of all the facts and circumstances existing at the time of such valuation as the maximum amount that can reasonably be expected to become an actual or matured liability), which contingent liabilities may not meet the criteria for accrual under Statement of Financial Accounting Standards No. 5 and therefore may not be recorded as liabilities under GAAP;

    (4) "Able to pay its debts and other liabilities including contingent
         ----------------------------------------------------------------
  liabilities and other commitments, as they mature" means that assuming the
  -------------------------------------------------
  Transaction has been consummated as proposed (and taking into consideration additional borrowing capacity under SMS's and New MII's borrowing facilities) during the period covered by the financial projections (the "Financial Projections") prepared by the managements of SMS and New MII, respectively, each of SMS and New MII will have positive cash flow after paying its scheduled anticipated indebtedness; the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt, short-term debt, long-term debt service and other contractual obligations, including contingent liabilities, as such obligations mature; and the cash flow will be sufficient to provide cash necessary to repay long-term indebtedness as such debt matures; and

    (5) "Will not have unreasonably small capital for the businesses in which
         --------------------------------------------------------------------
  it is engaged" means that an entity will not lack sufficient capital for
  -------------
  the needs and anticipated needs for capital of the business, including contingent liabilities, as the managements of MII and SNA have indicated their businesses are being conducted and as the managements of SMS and New MII have indicated that their businesses are proposed to be conducted following the consummation of the Transaction.

  In connection with our opinion of the fair value and the present fair saleable value of each of MII, before consummation of, and giving effect to, the Transaction, and SMS and New MII, after consummation of, and giving effect to, the Transaction, we were provided historical and projected operating results. In addition to this information, we were provided other operating data and information, all of which has been accepted, without independent verification, as representing a fair statement of historical and a reasonable estimate of projected results of each of MII, before consummation of, and giving effect to, the Transaction, and SMS and New MII, after consummation of, and giving effect to, the Transaction, in the opinion of the managements of MII and SNA (in regard to information relating to MII and SNA, respectively, before the Transaction) and New MII and SMS (in regard to information relating to New MII and SMS, respectively, after the Transaction). However, in the course of our investigation nothing has led us to believe that our acceptance and reliance on such operating data and information was unreasonable.

  The determination of the fair value and present fair saleable value of MII, before the consummation of the Transaction, and SMS and New MII after consummation of, and giving effect to, the Transaction was based on the generally accepted valuation principles used in the market and discounted cash flow approaches, described as follows:

  Market Approach--Based on correlation of: (a) current stock market prices of publicly held companies whose businesses are similar to that of MII, SMS and New MII and premiums paid over market price by acquirers of total or controlling ownership in such businesses; and (b) acquisition prices paid for total ownership positions in businesses whose lines of business are similar to that of MII, SMS and New MII.

  Discounted Cash Flow Approach--Based on the present value of MII's, SMS's, and New MII's individual future debt-free operating cash flow as estimated by their respective managements, and contained in the Financial Projections. The present value is determined by discounting the projected operating cash flow at a rate of return that reflects the financial and business risks individually.

  In the course of our investigation of contingent liabilities, certain areas brought to our attention by management of MII, SNA, SMS and New MII included:
(1) contracts and commitments; (2) consents and approvals; (3) tax audit exposure; (4) environmental exposure; (5) employee benefits programs; and (6) various lawsuits and claims filed and/or pending.

  Provisions for the ongoing expenses related to contingent liabilities, deemed to be material by the respective managements of MII, SNA, SMS and New MII, are included in the projections of income and expenses presented in the Financial Projections. We have taken these contingent liabilities into account in rendering our Opinion and have concluded that such liabilities do not require qualification of our Opinion. Our conclusion is based upon, among other things: (i) our review of various acquisition transactions, including highly leveraged transactions involving public corporations engaged in businesses similar to those of MII, SMS and New MII; (ii) the opinion of the respective managements of MII, SMS and New MII that the issues concerning various lawsuits, claims and other identified contingent liabilities do not and are not reasonably likely to have a material adverse effect on their respective consolidated financial positions; and (iii) our discussions with respective managements of MII, SMS and New MII, their accountants, consultants and outside counsel concerning, and our investigation of, the contingent liabilities identified to us.

  We have assumed that the total identified liabilities of MII, SMS and New MII will be only those liabilities set forth in the Financial Projections and the Pro Forma Balance Sheets (as defined below) of SMS and New MII and the identified contingent liabilities referred to herein. In the course of our investigation, nothing came to our attention which caused us to believe such assumptions to be unreasonable. The Pro Forma Balance Sheets are the unaudited pro forma balance sheets of each of New MII and SMS as of September 12, 1997, each adjusted to give effect to: (a) the Transaction, and (b) the application of the proceeds of any related financing, and restated by us to reflect the fair value and present fair saleable value of SMS and New MII.

  The respective managements of MII, SNA, SMS and New MII have represented to us, and we have relied on the representations of the respective managements of MII, SNA, SMS and New MII that the Pro Forma Balance Sheets fairly reflect the effect of the Transaction on the financial condition of SMS and New MII, and the Financial Projections reasonably estimate the future financial condition and performance of SMS and New MII, after consummation of the Transaction. Nothing has come to our attention which would lead us to believe our reliance on such representations to be unreasonable.

  In connection with our Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  (i) Reviewed the Transaction documents and SEC reporting and/or filing documents, including the MII preliminary proxy statement on Schedule 14A and exhibits thereto as filed with the SEC on November 12, 1997, and commitment letters and term sheets for the SMS Financing and the New MII Financing;

  (ii) Reviewed the Financial Projections and inquired of managements of MII, SNA, SMS and New MII, as to the foundation for any such projections and the basic assumptions made in the preparation of projections relating to the type of business, geographic markets, economic conditions, and capital facilities and working capital requirements;

  (iii) Reviewed audited and unaudited historical income statements of MII and SNA, balance sheets and statements of sources and uses of funds of MII and SNA as provided by management and their accountants;

  (iv) Visited MII's headquarters to discuss historical and projected operating results and industry data, including the impact of future trends on the industry and SMS and New MII, as well as the effects of the Transaction;

  (v) Reviewed internal financial analyses and other internally generated data, including asset valuations;

  (vi) Inquired of managements of MII, SNA, SMS and New MII and their respective financial advisors as to estimated levels of cash and working capital required by SMS and New MII;

  (vii) Reviewed certain publicly available economic, financial and market information as it relates to the business operations of MII and SNA;

    (viii) Reviewed information regarding businesses similar to MII and SNA and investigated the financial terms and post-transaction performance of recent acquisitions;

    (ix) Discussed all the foregoing information, where appropriate, with managements of MII, SNA, SMS and New MII and their respective employees, agents, accountants and financial advisors;

    (x) Met with members of the senior management of MII, SMS and New MII to discuss the business, properties, past history, results of operations and prospects of MII and SNA, including discussions of the competitive environment in which SMS and New MII will operate;

    (xi) Held discussions with representatives of MII's independent accounting firms and counsel to discuss certain matters; and

    (xii) Conducted such other studies, analyses and investigations as we deemed relevant or necessary for purposes of the Opinion.

  Although we have not independently verified the accuracy and completeness of the financial projections and forecasts, or any of the assumptions, estimates, or judgments referred to therein, or the basis therefor, and although no assurances can be given that such financial projections and forecasts can be realized or that actual results will not vary materially from those projected, nothing has come to our attention during the course of our engagement which has led us to believe that any information reviewed by us or presented to us in connection with our rendering of the Opinion is unreasonable in any material respect or that it was unreasonable for us to utilize and rely upon the financial projections or forecasts, financial statements, assumptions, estimates, and judgments or statements, as the case may be, of the managements of MII, SNA, SMS and New MII and their outside counsel, accountants and financial advisors, as well as industry and economic information referred to hereinabove.

  Our Opinion is subject to the following assumptions:

    (i) Under the terms and conditions of the various financing documents, operating cash flow may be used to satisfy indebtedness of SMS and New MII as it matures (subject to the restrictions contained in the financing documents) or indebtedness of SMS and New MII may be refinanced, in conformity with common business practice to the extent consistent with covenants in the various financing documents;

    (ii) The terms and conditions of an SMS Private Placement will not differ materially from the existing term sheet of the SMS Senior Guaranteed Facility; and

    (iii) Material changes in the industry or in the financial market conditions which might affect SMS and New MII from and after the Transaction, and which are not reasonably foreseeable, are not taken into account.

  Based upon the foregoing and such other matters as we consider relevant and subject to the foregoing qualifications, it is our Opinion as of the date hereof that:

    (a) The fair value of the aggregate assets of each of MII, before consummation of the Transaction, and SMS and New MII, after consummation of the Transaction, will exceed each of its respective total liabilities (including, without limitation, subordinated, unmatured, unliquidated, disputed and contingent liabilities);

    (b) The present fair saleable value of the aggregate assets of each of MII, before consummation of the Transaction, and SMS and New MII, after consummation of the Transaction, will be greater than each of its respective probable liabilities on its debts as such debts become absolute and matured;

    (c) Each of SMS and New MII, after consummation of the Transaction, will be able to pay its respective debts and other liabilities, including contingent liabilities and other commitments, as they mature;

    (d) Each of SMS and New MII, after consummation of the Transaction, will not have unreasonably small capital for the businesses in which it is engaged, as the managements of MII and SNA have indicated such businesses are now conducted and as the managements of SMS and New MII have indicated that their respective businesses are proposed to be conducted following the consummation of the Transaction; and

    (e) The excess of the fair value of the aggregate assets of MII, before consummation of the Transaction, over the total identified liabilities, including contingent liabilities, of MII before consummation of the Transaction, is equal to or exceeds the fair value of the Spinoff to stockholders of MII plus the stated capital of MII.

  In connection herewith, we further advise you that we have reached our conclusion of fair market value and present fair saleable value in light of business and market conditions as they exist on the date hereof. While various judgments and estimates which we consider reasonable and appropriate under the circumstances were made by us in the determination of value, no assurance can be given by us that the sale price which might ultimately be realized in any actual transaction, if and when effected, will be the amount we believe to be the fair value or present fair saleable value.

  Our Opinion is intended for use by the Board of Directors of MII and the Banks and is not intended to supplement or to substitute for the due diligence of the Banks or any other party to the extent required, in this or any related transaction.

  This Opinion is solely for the use of the above mentioned addressees, their successors, assignees, transferees or participants, and is not to be quoted, or referred to, in whole or in part, in any written document other than in (i) a filing and disclosure of the Opinion with the Securities and Exchange Commission (the "SEC") and any state securities commission or blue sky authority, or other governmental authority or agency if such filing or disclosure is required pursuant to the rules and regulations thereof, or required by applicable law in the opinion of MII's counsel; (ii) the disclosure of the Opinion upon the demand, order or request of any court, administrative or governmental agency or regulatory body (whether or not such demand, order or request has the force of law) or as may be required or appropriate in response to any summons, subpoena, or discovery requests; or
(iii) the attachment of the Opinion as an exhibit to the loan documents governing any financing by the Banks or by other banks (the "Other Banks") who, in the future, may extend credit to, or as an exhibit to any documents governing the existing financing; (iv) the disclosure of the Opinion in connection with (A) the prospective sale, assignment, participation or any other disposition by any Bank, any Other Bank, and/or other financing sources of any right or interest in the debt financing by such Bank, any Other Bank, and/or other financing sources, (B) an informational or proxy statement to be distributed to MII's shareholders, (C) an audit of any Bank, any Other Bank, and/or other financing sources by an independent public accountant or any administrative agency or regulatory body or (D) the exercise of any right or remedy by any Bank, any Other Bank, and/or other financing sources in connection with the debt financing; (v) the disclosure of the Opinion as may be requested, required or ordered in, or to protect a Bank's, an Other Bank's, and/or other financing sources' interest in, any litigation, governmental proceeding or investigation to which any Bank, any Other Bank, and/or other financing sources is subject or purported to be subject; or (vi) the disclosure of the final Opinion as otherwise required by, or as reasonably determined by any Bank, any Other Bank, and/or other financing sources to be required by, any law, order, regulation of ruling applicable to such Bank, such other Bank, and/or other financing sources. SMS or New MII shall notify AAA in advance of any filing referred to in clause (i) above. No other use of or reference to the final Opinion may be made without the prior written consent of AAA, which consent shall not be unreasonably withheld.

  This letter is being delivered on the assumption that the Transaction will be completed and consummated substantially as described above.

                                          Very truly yours,

                                          American Appraisal Associates, Inc.


                                          By         /s/
                                             ----------------------------------
                                                      Lee P. Hackett
                                                 Executive Vice President

 APPENDIX H--FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SMS

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         MARRIOTT INTERNATIONAL, INC.

  Marriott International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

    1. The present name of the Corporation is "Marriott International, Inc." The name under which the Corporation was originally incorporated is "Marriott Hotel Productions, Inc." The original Certificate of
  Incorporation was filed with the Secretary of State of the State of Delaware on July 2, 1971.

    2. This Amended and Restated Certificate of Incorporation has been duly adopted and proposed to the stockholders of the Corporation by the Board of Directors of the Corporation, and has been approved and adopted by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

    4. The text of the Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as hereinafter set forth:

                                   ARTICLE 1

                                     Name

  The name of the Corporation is Sodexho Marriott Services, Inc.

                                   ARTICLE 2

                               Registered Office

  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3

                                    Purpose

  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4

                                Capitalization

  The total number of shares of stock which the Corporation shall have authority to issue is 301,000,000, consisting of 1,000,000 shares of Preferred Stock, without par value (hereinafter referred to as "PREFERRED STOCK"), and 300,000,000 shares of Common Stock, par value $1.00 per share (hereinafter referred to as "COMMON STOCK"). Of the Preferred Stock shares, 300,000 shall be designated as Series A Junior Participating

Preferred Stock, without par value, having the designations, powers, preferences and rights, and subject to the qualifications, limitations and restrictions, set forth in Appendix A hereto.

  Effective as of the date of filing of this Certificate of Incorporation (the "Effective Time"), each four issued and outstanding shares of Common Stock shall be combined into one share of validly issued, fully paid and nonassessable Common Stock. The number of authorized shares, the number of shares of treasury stock and the par value of the Common Stock shall not be affected by the foregoing combination of shares. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall be combined. The Corporation shall not issue fractional shares or scrip as a result of the combination of shares, but shall arrange for the disposition of fractional shares on behalf of those record holders of Common Stock at the Effective Time who would otherwise be entitled to fractional shares as a result of the combination of shares.

  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "PREFERRED STOCK DESIGNATION"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (1) The designation of the series, which may be by distinguishing number, letter or title.

    (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

    (3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

    (4) Dates at which dividends, if any, shall be payable.

    (5) The redemption rights and price or prices, if any, for shares of series.

    (6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

    (7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    (8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

    (9) Restrictions on the issuance of shares of the same series or of any other class or series.

    (10) The voting rights, if any, of the holders of shares of the series.

  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

  The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE 5

                                    By-Laws

  In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

    (1) to adopt, amend or repeal the Bylaws of the Corporation; provided, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

    (2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

  The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                                   ARTICLE 6

                              Board of Directors

  Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed by the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

  Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE 7

                           Restrictions on Transfer

  (1) Restrictions on Transfer. (a) Except as provided in Section 6 of this
Article 7, during the Restricted Period no Transfer of any Equity Securities shall be made by any Person if such Transfer would result in any Person or Persons acting pursuant to a plan (or a series of related transactions) having a Fifty Percent or Greater Interest. Except as provided in Section 6 of this
Article 7, any attempted or purported Transfer of shares of Equity Securities during the Restricted Period that, if effective, would result in any Person or Persons acting pursuant to a plan (or a series of related transactions) having a Fifty Percent or Greater Interest shall be void ab initio, and the intended transferee shall acquire no rights or interest in such shares of Equity Securities.

  (b) Except as otherwise provided in this Certificate of Incorporation, the Equity Securities shall be freely transferable.

  (2) Remedies for Breach. If the Board of Directors of the Corporation shall determine in good faith that a Person has attempted to acquire, may acquire or intends to acquire Beneficial Ownership of any shares of Equity Securities or any interest therein in a Transfer that is or would be void pursuant to
Section 1(a) of this Article 7, the Board of Directors shall be empowered to take any action it deems advisable to refuse to give effect to or to prevent such purported Transfer, including, but not limited to, refusing to give effect to such attempted or purported Transfer on the books of the Corporation, demanding the repayment of any distributions received in respect of shares of Equity Securities acquired in violation of Section 1(a) of this
Article 7 or instituting proceedings to enjoin or rescind such attempted or purported Transfer.

  (3) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Equity Securities in a Transfer which may result in a violation of
Section 1(a) of this Article 7 shall immediately give written notice thereof to the Corporation and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such purported Transfer or attempted Transfer on the Tax Free Status of the Distribution. Failure to give such notice shall not otherwise limit the rights and remedies of the Board of Directors provided herein in any way.

  (4) Remedies Not Limited. Nothing contained in this Article 7 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Tax Free Status of the Distribution.

  (5) Ambiguity. In the case of any ambiguity in the application of any of the provisions of this Article 7, including any definition contained in Section 10 of this Article 7, the Board of Directors shall have the power to determine the application of the provisions of this Article 7 with respect to any situation based upon its reasonable belief, understanding or knowledge of the circumstances.

  (6) Exceptions. Notwithstanding any other provision of this Article 7, the restrictions contained in Section 1(a) of this Article 7 shall not apply to any Transfer of any Equity Securities if there is provided to the Board of Directors a ruling from the Internal Revenue Service satisfactory to the Board of Directors in its reasonable discretion, or an opinion of counsel satisfactory to each of the Board of Directors and New Marriott in its reasonable discretion, to the effect that such Transfer will not adversely affect the Tax Free Status of the Distribution. In determining the effect, if any, of a proposed Transfer on the Tax Free Status of the Distribution, the Board of Directors may require such representations and undertakings from such Persons and may impose such other conditions on the effectiveness of the Transfer as the Board deems necessary in its reasonable discretion.

  (7) Severability. If any provision of this Article 7 or any application of any such provision is determined in a final and nonappealable judgment of a court of competent jurisdiction to be void, invalid or unenforceable, the validity of the remaining provisions shall not be affected and other applications of the provision so determined to be void, invalid or unenforceable shall be affected only to the extent necessary to comply with the determination of such court.

  (8) New York Stock Exchange Transactions. Nothing in this Article 7 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc.

  (9) Amendment. During the Restricted Period, the provisions set forth in this Article 7 may not be amended, altered, changed or repealed in any respect, and no other provision may be adopted, amended, altered, changed or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in this Article 7, unless such action is (i) proposed to the stockholders of the Corporation with the approval of not less than two-thirds (66 2/3%) of the total number of directors of the Corporation and (ii) approved by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

  (10) Definitions. For purposes of this Article 7, the following terms shall have the following meanings:

  "BENEFICIAL OWNERSHIP" means, with respect to any Person, ownership of Equity Securities equal to the sum (without duplication) of (i) the amount of Equity Securities directly owned by such Person, (ii) the amount of Equity Securities held by all Persons related to such Person (within the meaning of Sections 267(b) or 707(b)(1) of the Code) and (iii) the amount of Equity Securities which are attributable to such Person taking into account constructive ownership rules of Section 318(a)(2) of the Code, as modified by
Section 355(e)(4)(c)(ii) of the Code. The terms "BENEFICIAL OWNER", "BENEFICIALLY OWN", "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have correlative meanings.

  "CODE" means the Internal Revenue Code of 1986, as amended.

  "DISTRIBUTION" means the distribution of 100% of the capital stock of New Marriott by the Corporation to the Corporation's stockholders pursuant to the Distribution Agreement dated as of September 30, 1997 between the Corporation and New Marriott.

  "EQUITY SECURITIES" means any stock of the Corporation or other equity securities treated as stock for tax purposes, or options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock of the Corporation.

  "FIFTY PERCENT OR GREATER INTEREST" means Beneficial Ownership of 50% or more (by value or by voting power) of the Equity Securities of the Corporation.

  "GOVERNMENTAL ENTITY" means any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit (including the New York Stock Exchange or any other national stock exchange), whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or an other entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government, whether now or hereafter in effect.

  "PERSON" means an individual, corporation, limited liability company, partnership, estate, trust, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or organization, including any Governmental Entity or authority.

  "NEW MARRIOTT" means New Marriott MI, Inc. (to be renamed Marriott International, Inc. upon the consummation of the Distribution).

  "RESTRICTED PERIOD" means the period ending on     , 2001.

  "TAX FREE STATUS" shall mean the qualification of the Distribution (i) as a transaction described in Section 368(a)(1)(D) and Section 355(a)(1) of the Code, (ii) as a transaction in which the stock distributed thereby is qualified property for purposes of Section 355(c)(2) of the Code, and (iii) as a transaction in which the Corporation recognizes no income or gain other than intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code.

  "TRANSFER" means any sale, transfer, gift, assignment, devise or other disposition of a share of Equity Securities, or any interest therein (including the granting of any option (including, but not limited to, an option to acquire an option or any series of such options)), whether voluntary or involuntary, whether of record or of Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities which results in a change in the Beneficial Ownership of shares of Equity Securities). The terms "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

                                   ARTICLE 8

                                Indemnification

  Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of any subsidiary of the Corporation, and to each person serving at the request of the Corporation or any of its subsidiaries as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article 8. Any amendment or repeal of this Article 8 shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE 9

                             Directors' Liability

  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this
Article 9 shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

  If the General Corporation Law of the State of Delaware shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which such director is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE 10

                                  Amendments

  Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 10; provided that (i) any amendment or repeal of Article 8 or Article 9 of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal; and (ii) no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

  In Witness Whereof, Marriott International, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by its        and attested
to by its Secretary as of     , 1998.

                                          Marriott International, Inc.

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

ATTEST:
        -----------------------------
        Name:
        Title: Secretary

                                                                     APPENDIX A

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

  Section 10.01. Designation and Amount. The shares of such series shall be designated as "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK" and the number of shares constituting such series shall be 300,000.

  Section 10.02. Dividends and Distributions.

  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, par value $1 per share, of the Corporation (the "COMMON STOCK") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after September 27, 1993 (the "RIGHTS DECLARATION DATE") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

  Section 10.03. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock in a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

  (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "DEFAULT PERIOD") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

  (ii) During any default period, such voting rights of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of one-third in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until the successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

  (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

  Section 10.04. Certain Restrictions.

  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

    (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any share of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

  Section 10.05. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

  Section 10.06. Liquidation, Dissolution or Winding up.

  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "SERIES A LIQUIDATION PREFERENCE"). Following the payment of the full amount of Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "COMMON ADJUSTMENT") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii) immediately above being referred to as the "ADJUSTMENT NUMBER"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding prior to such event.

  Section 10.07. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchange for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share

(subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Section 10.08. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

  Section 10.09. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

  Section 10.10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

  Section 10.11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share but no such fraction shall be less than one one-thousandth of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

            APPENDIX I--FORM OF AMENDED AND RESTATED BYLAWS OF SMS

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                        SODEXHO MARRIOTT SERVICES, INC.

                                   * * * * *

                                   ARTICLE 1

                                    Offices

  Section 1.01. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

  Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

  Section 1.03. Books and Records. The books and records of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2

                           Meetings of Stockholders

  Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

  Section 2.02. Annual Meetings. Annual meetings of stockholders shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

  Section 2.03. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

  Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of
Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("DELAWARE LAW"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

  Section 2.05. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

  Section 2.06. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

  (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

  Section 2.07. Action by Consent. (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

  (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

  Section 2.08. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

  Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

  Section 2.10. Notice of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this
Section 2.10. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder proposing such business; (b) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be introduced, the reasons for conducting such business at the meeting and any material interest of the stockholder in such business; (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; and (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice.

  Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

                                   ARTICLE 3

                                   Directors

  Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

  Section 3.02. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than nine. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.12 herein, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

  Section 3.03. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, at all meetings of the Board of Directors or any committee thereof a majority of the total number of directors or members, as the case may be, shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors or members, as the case may be, present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors or committee may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors or committee, the directors or members, as the case may be, present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

  Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

  Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

  Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

  Section 3.08. Committees. (a) The Corporation shall have two standing committees: the audit committee and the compensation committee.

  (b) The audit committee shall have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the committee and to take such action with respect thereto as may see appropriate,
(iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures and financial statements, (iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation,
(v) reviewing the adequacy of internal financial controls, (vi) approving the accounting principles employed in financial reporting, (vii) approving the appointment or removal of the Corporation's general auditor, and (viii) reviewing the accounting principles employed in financial reporting. None of the members of the audit committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

  (c) The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its subsidiaries that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation and its subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board of Directors, (ii) performing the duties of the committees of the Board of Directors provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation or, if the compensation committee shall so determine, any such plan of any subsidiary of the Corporation and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any Subsidiary that the compensation committee shall from time to time consider appropriate. None of the members of the compensation committee shall be an officer or full-time employee of the Corporation or of any subsidiary of the Corporation.

  (d) In addition, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and unless the resolution of the Board of Directors or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

  (e) Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon request of the chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.07 of these Bylaws.

  Section 3.09. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

  Section 3.10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

  Section 3.11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  Section 3.12. Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

  Section 3.13. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled in accordance with Section 3.12 herein.

  Section 3.14. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

  Section 3.15. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.15, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.15, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this
Section 3.15.

                                   ARTICLE 4

                                   Officers

  Section 4.01. Principal Officers. The principal officers of the Corporation shall be a President, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. The Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

  Section 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

  Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

  Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

  Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                   ARTICLE 5

                       Stock Certificates and Transfers

  Section 5.01. Stock Certificates and Transfers. (a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any other authorized officer and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

  (b) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

  (c) The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Delaware Law or, unless otherwise provided by Delaware Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  Section 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

                                   ARTICLE 6

                              General Provisions

  Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

  Section 6.02. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

  Section 6.03. Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

  Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

  Section 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

  Section 6.06. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of Delaware Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

  Section 6.07. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the audit committee, and it shall be the duty of the audit committee to cause such audit to be made annually.

  Section 6.08. Resignations. Any director or any officer, whether elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

  Section 6.09. Indemnification and Insurance. (a) Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or a Subsidiary, or is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted from time to time by Delaware Law as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue to a person who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Bylaw. The Corporation shall pay the expenses incurred by such person in defending any such Proceeding in advance of its final disposition upon receipt (unless the Corporation upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Bylaw or otherwise.

  (b) The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, other provision of these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.09, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at or with respect to any events that occurred prior to, the time of such repeal, amendment adoption or modification.

  (c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee, or agent of the Corporation or a Subsidiary or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

  (d) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

  (e) For purposes of these Bylaws:

    (i) "DISINTERESTED DIRECTOR" means a director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

    (ii) "SUBSIDIARY" means a corporation, a majority of the capital stock of which is owned directly or indirectly by the Corporation.

  (f) Any notice, request, or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

  Section 6.10. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

 APPENDIX J--FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEW
                                   MARRIOTT

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             NEW MARRIOTT MI, INC.

                (ORIGINALLY INCORPORATED ON SEPTEMBER 19, 1997)

  FIRST. The name of the corporation is NEW MARRIOTT MI, INC.
  -----

  SECOND. The address of its registered office in the State of Delaware is
  ------
1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

  THIRD. The purpose of the corporation is to engage in, promote, and carry on
  -----
in any part of the world any lawful acts or activities for which corporations may be organized under the Delaware General Corporation Law.

  FOURTH. The total number of shares of all classes of stock which the
  ------
corporation shall have authority to issue is eight hundred ten million (810,000,000) consisting of:

    (i) eight hundred million (800,000,000) shares of common stock, with par value of $0.01 per share, of which

      (a) three hundred million (300,000,000) shares are designated as Class A Common Stock (the "Class A Common Stock") and

      (b) five hundred million (500,000,000) shares are designated as Common Stock (the "Common Stock"); and

    (ii) ten million (10,000,000) shares of preferred stock, without par value (the "Preferred Stock"). Of the Preferred Stock shares, (i) Eight Hundred Thousand (800,000) shall be designated as Series A Junior Participating Preferred Stock with a par value of $0.01 per share.

  No holder of stock of any class of the corporation, whether now or hereafter authorized or issued, shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any securities convertible into stock of any class, or any character or to which are attached or with which are issued warrants or rights to purchase any such stock, whether now or hereafter authorized, issued or sold, or whether issued for moneys, property or services, or by way of dividend or otherwise, or any right or subscription to any thereof, other than such, if any, as the board of directors in its discretion may from time to time fix, pursuant to authority hereby conferred upon it; and any shares of stock or convertible obligations with warrants or rights to purchase any such stock, which the board of directors may determine to offer for subscription, may be sold without being first offered to any of the holders of the stock of the corporation of any class or classes or may, as such board shall determine, be offered to holders of any class or classes of stock exclusively or to the holders of all classes of stock, and if offered to more than one class of stock, in such proportions as between such classes of stock as the board of directors, in its discretion, may determine.

  A. Provisions Relating to Preferred Stock. The Preferred Stock may be issued
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from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board) and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each such series of Preferred Stock.

  B. Provisions Relating to Common Stock
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  1. General. The Class A Common Stock and the Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Class A Common Stock and the Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Restated Certificate of Incorporation.

  2. Voting Rights. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the board of directors pursuant to Section A of this Article Fourth or as otherwise expressly provided in this Restated Certificate of Incorporation:

    (a) The holders of shares of Class A Common Stock shall be entitled to ten votes for each share of Class A Common Stock held on all matters voted upon by the stockholders of the corporation and shall vote together with the holders of Common Stock and together with the holders of any other series of stock who are entitled to vote in such manner and not as a separate class;

    (b) The holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters voted upon by the stockholders of the corporation and shall vote together with the holders of Class A Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

  3. Dividends and Distributions. Subject to the rights of the holders of the Preferred Stock, the holders of Class A Common Stock and Common Stock shall be entitled to receive when, as and if declared by the board of directors, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock or otherwise. Each share of Class A Common Stock and each share of Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:

    (a) any Regular Cash Dividend (as defined below) declared and paid on each share of Common Stock may, at the discretion of the board of directors, equal up to 125% (one hundred twenty-five percent) (rounded up to the nearest penny) of the per share Regular Cash Dividend declared and paid on each share of Class A Common Stock, but in no case shall the Regular Cash Dividend on each share of Common Stock be less than the equivalent Regular Cash Dividend per share of Class A Common Stock;

    (b) if the board of directors, in its discretion, should declare a Special Dividend (as defined below), such dividend shall be paid in equal amounts per share of Common Stock and Class A Common Stock; and

    (c) whenever, at the discretion of the board of directors, a dividend or distribution is payable in shares of Common Stock and/or Class A Common Stock, such stock dividend will be paid in equal amounts per share of Common Stock and Class A Common Stock; provided, however, that, at the discretion of the board of directors, such stock dividend may be paid to the holders of Common Stock either in Common Stock or in Class A Common Stock or a combination thereof and, similarly, a stock dividend may be paid to the holders of Class A Common Stock either in Class A Common Stock or in Common Stock or a combination thereof.

  As used herein, the term "Regular Cash Dividend" shall mean dividends of the corporation payable quarterly in cash consistent with practices established and revised from time to time by the board of directors in its sole discretion; and the term "Special Dividend" shall mean any dividend of cash or other property or assets (including securities), other than a Regular Cash Dividend. Any decision by the board of directors determining whether a dividend constitutes a Regular Cash Dividend shall be conclusive, binding and not subject to review or challenge.

  4. Conversion. Upon a resolution of the board of directors:

    (i) each share of Common Stock shall be converted automatically into one share of Class A Common Stock if at any time the board of directors, in its sole discretion, decides that all, but not less than all, of the then outstanding shares of Common Stock shall be so converted; and

    (ii) each share of Common Stock shall be converted automatically into one share of Class A Common Stock if the Common Stock is excluded from trading on a national securities exchange or listing on the National Association of Securities Dealers Automated Quotation System (and the Class A Common Stock is, or is eligible to be, traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System) (the "NASDAQ").

  In making the determination referred to in (ii) above, the board of directors may conclusively rely upon information and documentation available to it, including but not limited to information or certification from any transfer agent for the common stock (the "Transfer Agent"), filings made with the Securities and Exchange Commission or any stock exchange or self-regulatory organization. The determination of the board of directors that a class of common stock has been excluded from trading on, or is eligible for trading on, a national securities exchange or has been excluded from listing on, or is eligible for listing on the NASDAQ shall be conclusive and binding. At the time specified in a resolution of the board of directors referred to in this Paragraph 4, the shares of the Common Stock so converted shall be deemed changed automatically into shares of Class A Common Stock and stock certificates and uncertificated shares formerly representing shares of Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of the Class A Common Stock, the total number of shares of the Class A Common Stock the corporation shall have authority to issue shall be eight hundred million (800,000,000) and the total number of shares of the Common Stock the corporation shall have authority to issue shall be zero (0).

  5. Dissolution and Liquidation; Mergers and Consolidations.

  (a) In the event of a liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock have been paid in full the amounts to which they are entitled, if any, or a sum sufficient for such payment in full has been set aside, the remaining net assets of the corporation, of whatever kind, shall be divided among and paid ratably to the holders of Class A Common Stock and Common Stock in proportion to the number of shares of Class A Common Stock or Common Stock, as the case may be, held by them respectively.

  (b) In the event of a merger, consolidation or combination of the corporation with another entity (whether or not the corporation is the surviving entity), the holders of Common Stock and Class A Common Stock shall be entitled to receive the same per share consideration in that transaction, except that any common stock that holders of Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only to the extent that the Common Stock and the Class A Common Stock differ as set forth in Section B of this Article Fourth.

  6. Minority Rights Protection Provision.

  (a) If, at any time after the date upon which the Common Stock and the Class A Common Stock are distributed to the holders of common stock of Marriott International, Inc. (to be renamed Sodexho Marriott

Services, Inc.) (the "Distribution"), any Person or group, each as hereinafter defined in this Paragraph 6, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Class A Common Stock and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Distribution, such Significant Shareholder must, within a ninety-day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional shares of Common Stock as provided in this Paragraph 6 (a "Minority Rights Protection Transaction"). The 15% ownership threshold of the number of Class A Common Shares which triggers a Minority Rights Protection Transaction may not be waived by the board of directors, nor may this threshold in this Restated Certificate of Incorporation be amended without shareholder approval, including a majority vote of the outstanding Common Stock voting separately as a class.

  (b) In each Minority Rights Protection Transaction, the Significant Shareholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock determined by (i) multiplying (x) the percentage of the number of shares of outstanding Class A Common Stock beneficially owned and acquired after the Distribution by such Significant Shareholder by (y) the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder and which were acquired after the Distribution (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Shareholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Shareholder and not withdrawn exceeds the number of shares required to be acquired pursuant to this subparagraph (b), the number of shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such stockholder bears to the total number of shares tendered and not withdrawn by all tendering holders.

  (c) The cash offer price for any shares of Common Stock required to be purchased by the Significant Shareholder pursuant to this Paragraph 6 shall be the greater of: (i) the highest price per share paid by the Significant Shareholder for any share of Class A Common Stock in the six-month period ending on the date such Person or group became a Significant Shareholder (or such shorter period after the Distribution if the date such Person or group became a Significant Shareholder is not more than six months following the Distribution); and (ii) the highest reported sale price for a share of Class A Common Stock on the New York Stock Exchange (or if the Class A Common Stock is not listed on the New York Stock Exchange, on any other national securities exchange on which the Class A Common Stock is listed; or if the Class A Common Stock is not listed on any national securities exchange, on the NASDAQ Market) on the business day preceding the date the Significant Shareholder commences the required tender offer. For purposes of subparagraph (d) below, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the Minority Rights Protection Transaction for which such calculation is required.

  (d) A Minority Rights Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Distribution beneficial ownership of additional shares of Class A Common Stock in an amount equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of shares of outstanding Class A Common Stock if such Significant Shareholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock (all of which shares of Common Stock must have been acquired by such Significant Shareholder after the Distribution, including pursuant to a previous Minority Rights Protection Transaction). Such Significant Shareholder shall be required to make a public cash tender offer to acquire that number of shares of Common Stock prescribed by the formula set forth in subparagraph (b) above, and must acquire all shares validly tendered and not withdrawn or a pro rata portion thereof, as specified in such subparagraph (b), at the price determined pursuant to subparagraph (c) above, even if a previous Minority Rights Protection Transaction resulted in fewer shares of Common Stock being tendered than required in the previous offer.

  (e) If any Significant Shareholder fails to commence an offer required by this Paragraph 6 of this Section B of this Article Fourth within the ninety-day period beginning the day after becoming a Significant Shareholder, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Shareholder shall not be entitled to vote any shares of Class A Common Stock beneficially owned by such Significant Shareholder and acquired by such Significant Shareholder after the Distribution. To the extent that the voting power of any shares of Class A Common Stock is so discontinued, such shares shall not be included in the determination of aggregate voting shares for any purpose under this Restated Certificate of Incorporation or applicable law. The requirement to engage in a Minority Rights Protection Transaction shall be satisfied by the making of the requisite offer and purchasing validly tendered and not withdrawn shares pursuant to this Paragraph 6, even if the number of shares tendered is less than the number of shares included in the required offer.

  (f) The Minority Rights Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of shares of Class A Common Stock resulting solely from a change in the aggregate amount of shares of Class A Common Stock outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Distribution beneficial ownership of 15% or more of the number of then outstanding shares of Class A Common Stock (or, after the last acquisition which triggered the requirement for a Minority Rights Protection Transaction, additional shares of Class A Common Stock in an amount equal to the next higher integral multiple of 5% in excess of the number of shares of Class A Common Stock then outstanding) shall be subject to any Minority Rights Protection Transaction requirement that would be imposed pursuant to this Paragraph 6.

  (g) In connection with subparagraphs (a) through (d) and (f) above, the following shares of Class A Common Stock shall be excluded for the purpose of determining the number of shares of Class A Common Stock beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

    (i) shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Distribution;

    (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Paragraph 6, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing this Paragraph 6, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

    (iii) shares acquired upon issuance or sale by the corporation;

    (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

    (v) shares acquired in exchange for Common Stock by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the corporation as a dividend on shares of Class A Common Stock;

    (vi) shares acquired by a plan of the corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

    (vii) shares beneficially owned by a Person or group immediately after the Distribution which are thereafter acquired by an Affiliate, as defined in subparagraph (j) below, of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

    (viii) shares acquired indirectly through the acquisition of securities, or of all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

  Notwithstanding anything to the contrary contained in this Article Fourth, no Person (and no group including such Person) shall be deemed to have acquired after the Distribution beneficial ownership of any shares of Class A Common Stock owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the provisions of this Paragraph 6.

  (h) In connection with subparagraphs (a) through (d) and (f) above, for purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group, shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Paragraph 6; and only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the corporation shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

  (i) All calculations with respect to percentage beneficial ownership of either issued and outstanding shares of Class A Common Stock or Common Stock shall be based upon the number of issued and outstanding shares reported by the corporation on the last to be filed of (i) the corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

  (j) For purposes of this Paragraph 6, the term "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the corporation). Subject to subparagraphs (g) and (h) above, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect on January 1, 1998) promulgated under the 1934 Act, and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on January 1, 1998) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

    (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and

    (ii) any Person acting in his official capacity as a director or officer of the corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the corporation will not cause such Person to become a member of a group with any other Person.

  For purposes of this Paragraph 6, an "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

  FIFTH. The name and mailing address of the incorporator is as follows:
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   NAME                                MAILING ADDRESS
   -----                               1013 Centre Road
  Harold J. Wood                       Wilmington, Delaware 19805


  SIXTH. The corporation is to have perpetual existence.
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  SEVENTH. The private property of the stockholders shall not be subject to
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the payment of the corporate debts to any extent whatsoever.

  EIGHTH. Except as otherwise fixed by or pursuant to the provisions of
  ------
Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time by or pursuant to the Bylaws of the corporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

  Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the corporation.

  Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

  Subject to the rights of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article EIGHTH.

  The directors shall have the power to fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages and liens without limit as to amount, upon the property and franchises of this corporation.

  The Bylaws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this corporation, except as conferred by law or the Bylaws, or by resolution of the stockholders or directors.

  The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors.

  The directors shall have power by a resolution passed by a majority vote of the whole board, under suitable provision of the Bylaws, to designate two or more of their number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the Bylaws, have and exercise any or all the powers of the board of directors which may be lawfully delegated in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the said corporation to be affixed to all papers which may require it.

  This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter set forth herein or, in the absence of specific provision herein, in the manner prescribed by the statutes of the State of Delaware, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

  Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

  NINTH. The amount of capital with which this corporation will commence
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business is the sum of One Thousand Dollars ($1,000).

  TENTH. The corporation may enter into contracts or transact business with
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one or more of its officers or directors, or with any firms of which one or more of its officers or directors is a member, or may invest its funds in the securities of and may enter into contracts, or transact business with any corporation or association in which any one or more of its officers or directors is a stockholder, officer or director, and in the absence of bad faith, or unfair dealing, such contract or transaction or investment shall not be invalidated or to any extent affected by the fact that any such officer or officers or any such director or directors has or may have interests therein which are or might be adverse to the interests of the corporation, provided that the remaining directors are sufficient in number to ratify and approve the transaction.

  ELEVENTH. Each person who was or is made a party or is threatened to be made
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a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereafter an "indemnitee"), whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided that except with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, or employee may be entitled.

  TWELFTH. The affirmative vote of the holders of shares representing not less
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than sixty-six and two-thirds percent (66 2/3%) of the voting power of the corporation shall be required for the approval of any proposal for the corporation to reorganize, merge, or consolidate with any other corporation, or sell, lease, or exchange substantially all of its assets or business. The amendment, alteration or repeal of this Article TWELFTH, or any portion hereof, shall require the approval of the holders of shares representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the corporation.

  THIRTEENTH. Notwithstanding the provisions of Article TWELFTH, any action
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required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article THIRTEENTH.

  FOURTEENTH. The board of directors shall have power to make, alter, amend
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and repeal the Bylaws of the corporation (except insofar as the Bylaws of the corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 3.1, 3.2 and 3.13 of Article III and Articles VIII and IX of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article FOURTEENTH.

  FIFTEENTH. In addition to any affirmative vote required by law or this
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Certificate of Incorporation, and except as otherwise expressly hereinafter provided in this Article:

    (i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not such other corporation is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of Fifteen Million Dollars or more, or

    (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder, or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Fifteen Million Dollars or more; or

    (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or any Interested Stockholder; or

    (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of any Interested Stockholder:

shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article FIFTEENTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Certificate of Incorporation). Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

  The term "Business Combination" as used in this Article FIFTEENTH shall mean any transaction which is referred to in any one or more of clauses (i) through
(v) of the first paragraph of this Article.

  The provisions of this Article FIFTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if either of the conditions hereinafter specified under (a) or (b) are met:

    (a) The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined), or

    (b) All of the following conditions shall have been met:

      (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock and the Class A Common Stock in such Business Combination shall be at least equal to the higher of the following:

        (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock or Class A Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

        (b) the Fair Market Value per share of either the Common Stock or the Class A Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date referred to in this Article as the "Determination Date"), whichever is higher.

      (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

        (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher:

        (b) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

        (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

      (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and the Class A Common Stock) shall be cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

      (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
    (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividend paid on the Common Stock and the Class A Common Stock (except as necessary to reflect any subdivision of the Common Stock and the Class A Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock or the Class A Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

      (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

      (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

  For the purposes of this Article FIFTEENTH:

    A. A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

    B. "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

      (i) is the beneficial owner, directly or indirectly, of more than 25% of the voting power of the outstanding Voting Stock; or

      (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 25% or more of the voting power of the then outstanding Voting Stock; or

      (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    C. A person shall be a "beneficial owner" of any Voting Stock:

      (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

      (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

      (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Article, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Article but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1998.

    F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Article, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

    G. "Disinterested Director" means any member of the board of directors who is unaffiliated with the Interested Stockholder and was a member of the board of directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the board.

    H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of Disinterested Directors then on the board of directors.

    I. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraph b(i) and (ii) of this Article shall include the shares of Common Stock and the Class A Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

  A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article FIFTEENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of Fifteen Million Dollars or more.

  Nothing contained in this Article FIFTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of at least 66 2/3% or more of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with or repeal this Article FIFTEENTH.

  SIXTEENTH. No director of the corporation shall be liable to the corporation
  ---------
or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  Any amendment or repeal of this Article SIXTEENTH shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

  If the Delaware General Corporation Law shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which such director is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        APPENDIX K--FORM OF AMENDED AND RESTATED BYLAWS OF NEW MARRIOTT

                          AMENDED AND RESTATED BYLAWS

                                      OF

                             NEW MARRIOTT MI, INC.

                                   ARTICLE I

                                    OFFICES

  Section 1.1 The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

  Section 1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

  Section 2.1 All meetings of the shareholders for the election of directors shall be held in Montgomery County, State of Maryland, at such place as may be fixed from time to time by the board of directors or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meetings or in a duly executed waiver of notice thereof.

  Section 2.2 Annual shareholders' meetings shall be held on the second Tuesday of May of each year, or at such other time as may be designated by the board of directors, in the notice of the annual meeting, for the purpose of electing directors and considering such other business as may properly come before the meeting.

  Section 2.3 Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting.

  Section 2.4 The officer responsible for the Corporation's stock ledger shall prepare at least ten days before every shareholders' meeting a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and number of shares registered in the name of each shareholder. The list shall be available for examination by any shareholder for any purposes germane to the meeting, during ordinary business hours in the Office of the Corporate Secretary at the Corporation's Headquarters for a period of at least ten days prior to the meeting. The list shall also be available at the shareholders' meeting for the inspection of any shareholders.

  Section 2.5 Written notice of a special meeting, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting.

  Section 2.6 Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

  Section 2.7 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

  Section 2.8 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

  Section 2.9 Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder or such greater or lesser number of votes per share as may be fixed by or pursuant to the Certificate of Incorporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                                  ARTICLE III

                                   DIRECTORS

  Section 3.1 Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by the board of directors but shall not be less than three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the board of directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in Section 3.13 of Article III of these Bylaws.

  Section 3.2 Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  Section 3.3 The business of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                      MEETINGS OF THE BOARD OF DIRECTORS

  Section 3.4 The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

  Section 3.5 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

  Section 3.6 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

  Section 3.7 Special meetings of the board may be called by the chairman of the board, the president, or the secretary on the written request of any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram not less than twenty-four (24) hours notice before the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

  Section 3.8 At all meetings of the board of directors such number of directors as shall be not less than one-third of the total number of the full board of directors nor less than two shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 3.9 Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

  Section 3.10 The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

  Section 3.11 Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

  Section 3.12 The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            NOMINATION OF DIRECTORS

  Section 3.13 Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors. However, any shareholder entitled to vote in the election of directors at a meeting may nominate a director only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election of directors at an annual meeting of shareholders, ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder must be so delivered not later than the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                             SHAREHOLDER PROPOSAL

  Section 3.14. Any shareholder entitled to vote in the election of directors and who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, may submit to the directors proposals to be considered for submission to the shareholders of the Corporation for their vote at the annual meeting of shareholders. The introduction of any shareholder proposal that the directors decide should be voted on by the shareholders of the Corporation, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation, and received by the secretary not less than ninety days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that in the event the date of the annual meeting of shareholders is advanced more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder must be so delivered not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the proposal and the text of the proposal to be introduced;
(b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice. The Chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedure.

  Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any shareholder proposal in its proxy statement materials if the board of directors reasonably believes that the proponent(s) thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement materials any shareholder proposal not required to be included in its proxy materials in accordance with such Act, rules and regulations.

                                  ARTICLE IV

                                    NOTICES

  Section 4.1 Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

  Section 4.2 Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   OFFICERS

  Section 5.1 The officers of the Corporation shall consist of a president, a secretary, a treasurer, and, if deemed necessary, expedient, or desirable by the board of directors, a chairman and/or a vice chairman of the board of directors, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, one or more executive vice presidents, senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers and such other officers with such titles as the resolution of the board of directors choosing them shall designate. Except as may otherwise be provided in the resolution of the board of directors choosing him/her, no officer need be a director of the Corporation. Any number of offices may be held by the same person as the directors may determine.

  Section 5.2 Corporate officers shall be appointed at the first board of directors' meeting held after the annual shareholders' meeting and at such other meetings as the board may determine.

  Section 5.3 Corporate officers shall serve for such terms and shall have such duties and powers as may be designated in the Bylaws or by the board of directors.

  Section 5.4 Corporate officers shall hold office until a successor is elected and qualified or until their earlier resignation or removal from office. Any officer may resign at any time upon written notice to the Corporation. Corporate officers may be removed at any time by majority vote of the board of directors. Vacancies in corporate offices may be filled by the board of directors.

                           THE CHAIRMAN OF THE BOARD

  Section 5.5 The chairman of the board shall preside at all meetings of shareholders and directors.

                        THE VICE-CHAIRMAN OF THE BOARD

  Section 5.6 The vice-chairman of the board shall preside at meetings of shareholders and directors if the chairman of the board is absent or unable to serve as chairman at any such meeting.

                                 THE PRESIDENT

  Section 5.7 The president shall have general and active supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect and shall be responsible to the chairman, as well as to the board of directors for the execution of such duties and powers. The president shall, in the absence or inability to act of the chairman and vice-chairman of the board, assume and carry out all responsibilities set forth with respect to such chairman and vice-chairman.
  Section 5.8 He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                              THE VICE PRESIDENTS

  Section 5.9 Executive vice presidents, senior vice presidents, vice presidents, and assistant vice presidents shall have duties and powers as the board of directors may designate.

                    THE SECRETARY AND ASSISTANT SECRETARIES

  Section 5.10 The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

  Section 5.11 The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE TREASURER AND ASSISTANT TREASURERS

  Section 5.12 The treasurer shall have the custody of the Corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

  Section 5.13 The treasurer shall have the authority to invest the normal funds of the Corporation in the purchase and acquisition and to sell and otherwise dispose of these investments upon such terms as he may deem desirable and advantageous, and shall, upon request, render to the president and the directors an accounting of all such normal investment transactions.

  Section 5.14 He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

  Section 5.15 If required by the board of directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

  Section 5.16 The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

  Section 5.17 The controller shall keep the Corporation's accounting records and shall prepare accounting reports of the operating results as required by the board of directors and governmental authorities.

  Section 5.18 The controller shall establish systems of internal control and accounting procedures for the protection of the Corporation's assets and funds.

                                  ARTICLE VI

                             CERTIFICATES OF STOCK

  Section 6.1 The interest of holders of stock in the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided, that the board of directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Notwithstanding the adoption of such a resolution by the board of directors of the Corporation, every holder of stock represented by a certificate and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice president, and by the secretary or an assistant secretary, or by the treasurer or an assistant treasurer of the Corporation, representing the number of shares owned by him in the Corporation registered in certificated form. All certificates shall also be signed by a transfer agent and by a registrar. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

  Section 6.2 All signatures which appear on the certificate may be facsimile including, without limitation, signatures of officers of the Corporation or the signatures of the stock transfer agent or registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

  Section 6.3 If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge, to each shareholder who so requests, the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

                               LOST CERTIFICATES

  Section 6.4 The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                              TRANSFERS OF STOCK

  Section 6.5 The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Delaware Law or, unless otherwise provided by Delaware Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                              FIXING RECORD DATE

  Section 6.6 In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED SHAREHOLDERS

  Section 6.7 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                              GENERAL PROVISIONS

                                   DIVIDENDS

  Section 7.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

  Section 7.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                               ANNUAL STATEMENT

  Section 7.3 The board of directors shall present at each annual meeting and at any special meeting of the shareholders when called for by vote of the shareholders a full and clear statement of the business and condition of the Corporation.

                                    CHECKS

  Section 7.4 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

  Section 7.5 The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                     SEAL

  Section 7.6 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                       INDEMNIFICATION OF OFFICERS, ETC.

r Section 7.7 (a) Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding; provided that, (i) except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors, and (ii) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

  (b) The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 7.7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. For purposes of determining the reasonableness of any such expenses, a certification to such effect by any member of the Bar of the State of Delaware, which member of the Bar may have acted as counsel to any such director, officer or employee, shall be binding upon the Corporation unless the Corporation establishes that the certification was made in bad faith.

  (d) Any indemnification under subsections (a) and (b) of this Section 7.7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because any such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 7.7. Such determination shall be made
(i) by the board of directors, by a majority vote of directors who were not parties to such action, suit or proceeding, or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders.

  (e) Expenses (including attorneys' fees) incurred by an officer, director or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that any such person is not entitled to be indemnified by the Corporation as authorized by this Section 7.7. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of those directors who are not parties to such action, suit or proceeding, or, if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, that, based upon the facts known to such directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person had reasonable cause to believe his conduct was unlawful.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.7 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

  (g) The Corporation may but shall not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 7.7. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

  (h) For purposes of this Section 7.7, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7.7 with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this Section 7.7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 7.7.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k) This Section 7.7 shall be interpreted and construed to accord, as a matter of right, to any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the full measure of indemnification and advancement of expenses permitted by Section 145 of the Business Corporation Law of the State of Delaware.

  (l) Any costs incurred by any person in enforcing the provisions of this
Section 7.7 shall be an indemnifiable expense in the same manner and to the same extent as other indemnifiable expenses under this Section 7.7.

  (m) No amendment, modification or repeal of this Section 7.7 shall have the effect of or be construed to limit or adversely affect any claim or right to indemnification or advancement of expenses made by any person who is or was a director, officer or employee of this Corporation with respect to any state of facts which existed prior to the date of such amendment, modification or repeal, whether or not the Corporation has been notified of such claim, or such right has been asserted, prior to such date. Accordingly, any amendment, modification or repeal of this Section 7.7 shall be deemed to have prospective application only and shall not be applied retroactively.

                               BOOKS AND RECORDS

  Section 7.8 No shareholder shall have any right of inspecting any account, or book, or paper or document of this Corporation, except as conferred by law or by resolution of the shareholder or directors.

  Section 7.9 The accounts, books, papers and documents of this Corporation shall be kept at the principal office of the Corporation in Montgomery County, Maryland or at such other place or places as may be required by law or designated by resolution of the shareholders or directors.

                                 ARTICLE VIII

                               BYLAW AMENDMENTS

  Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the board of directors may by majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation, except that Sections 3.1, 3.2 and 3.13 of Article III and Articles VIII and IX of the Bylaws may be amended only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE IX

                              SHAREHOLDER ACTION

  Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

                                 END OF BYLAWS

                                  CERTIFICATE

  I, ___________, certify that I am the duly elected and qualified Secretary of NEW MARRIOTT MI, INC., a Delaware Corporation, and, as such, have access to the records of the Corporation.

  I also certify that the attached copy of the Bylaws of NEW MARRIOTT MI, INC. is a true and correct copy and that there have been no amendments to the Bylaws that are not reflected in this copy.

  IN WITNESS WHEREOF, I have affixed my official signature and seal of the Corporation this ___ day of ______, 199_.

                                          NEW MARRIOTT MI, INC.

                                          Secretary

            APPENDIX L--NEW MARRIOTT 1998 COMPREHENSIVE STOCK PLAN

                         MARRIOTT INTERNATIONAL, INC.

             1998 COMPREHENSIVE STOCK AND CASH INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1 ESTABLISHMENT OF THE PLAN. New Marriott MI, Inc., a Delaware corporation and, prior to the Distribution, a wholly-owned subsidiary of Marriott International, Inc., to be renamed Marriott International, Inc. after the Distribution (the "Company"), hereby establishes an incentive compensation plan to be known as the "Marriott International, Inc. 1998 Comprehensive Stock and Cash Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document.

  The Plan shall become effective as of the Distribution Date (as defined below, the "Effective Date") and shall remain in effect as provided in Section
1.3 hereof.

  1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote and enhance the long-term growth of the Company by aligning the personal interests of Employees and Non-Employee Directors to those of Company shareholders and allowing such Employees and Non-Employee Directors to participate in the growth, development and financial success of the Company.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key individuals.

  1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1 "ALLOCATION AGREEMENT" means the Employee Benefits and Other Employment Matters Allocation Agreement by and between Marriott International, Inc. (To Be Renamed Sodexho Marriott Services, Inc.) and New Marriott MI, Inc. (To Be Renamed Marriott International, Inc.) dated as of September 30, 1997.

  2.2 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Deferred Stock, Special Recognition Stock Awards, 1998 Conversion Awards, Other Share-Based Awards, Other Cash Performance-Based Awards, Non-Employee Director Share Awards and Stock Units.

  2.3 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.4 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.5 "BENEFICIARY" means the person or persons designated pursuant to Article 14 hereof.

  2.6 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.7 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

  2.8 "COMMITTEE" means the Compensation Policy Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.9 "COMPANY" means New Marriott MI, Inc. which, after the Distribution, will be renamed Marriott International, Inc., together with any and all Subsidiaries, and any successor thereto as provided in Article 20 herein.

  2.10 "CURRENT AWARD" means a Deferred Stock Bonus Award granted under the terms and conditions described in Section 8.2(c) hereof.

  2.11 "COVERED EMPLOYEE" means a Participant who, as of the date of grant, vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

  2.12 "DEFERRED AWARD" means a Deferred Stock Bonus Award granted under the terms and conditions described in Section 8.2(b) hereof.

  2.13 "DEFERRED STOCK" means an Award granted to a Participant as described in Article 8 herein.

  2.14 "DEFERRED STOCK BONUS AWARD" means a grant of a right to receive Shares on a deferred basis, pursuant to Article 8.2 hereof.

  2.15 "DEFERRED STOCK AGREEMENT" means an Award granted to a Participant as described in Article 8.3 herein.

  2.16 "DIRECTOR" means any member of the Board.

  2.17 "DISABILITY" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

  2.18 "DISTRIBUTION" means the distribution of all the outstanding shares of capital stock of the Company as provided in the Distribution Agreement.

  2.19 "DISTRIBUTION AGREEMENT" means the Distribution Agreement between Marriott International, Inc. (To Be Renamed Sodexho Marriott Services, Inc.) and the Company dated as of September 30, 1997.

  2.20 "DISTRIBUTION DATE" means the date on which the Distribution shall be effected pursuant to the Distribution Agreement.

  2.21 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.22 "EMPLOYEE" means any individual who is, or will become, a full-time, active, non-union employee of the Company. Any Employee who, at the request and on the assignment of the Company specifically referencing this provision of the Plan, becomes an employee of another employer shall continue to be treated as an Employee for all purposes hereunder during the period of such assignment. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.23 "ENGAGING IN COMPETITION" means (i) engaging, individually or as an employee, consultant or owner (more than 5%) of any entity, in any business engaged in significant competition with any business operated by the Company;
(ii) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (iii) using or disclosing confidential Company information, in each case, without the approval of the Company.

  2.24 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.25 "FAIR MARKET VALUE" means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

  2.26 "FEE DEFERRAL ELECTION" means an election made by a Non-Employee Director to defer the receipt of Fees, as described in Section 12.3 hereof.

  2.27 "FEES" means all or part of any retainer and/or fees payable to a Non-Employee Director in his or her capacity as such.

  2.28 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.29 "INSIDER" shall mean an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

  2.30 "1998 CONVERSION AWARD" means an Award made pursuant to Article 13 to reflect the effect of the Distribution on outstanding awards which were made under the Predecessor Plans and which were held by the grantee immediately before the Distribution.

  2.31 "NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee of the Company.

  2.32 "NON-EMPLOYEE DIRECTOR SHARE AWARD" shall mean an award of Shares to a Non-Employee Director, as described in Section 12.2 herein.

  2.33 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.34 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.35 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.36 "OTHER CASH PERFORMANCE-BASED AWARDS" means an Other Cash Performance-Based Award, as described in Article 10 herein.

  2.37 "OTHER SHARE-BASED AWARD" means an Other Share-Based Award, as described in Article 10 herein.

  2.38 "PARTICIPANT" means an individual who has an outstanding Award granted under the Plan.

  2.39 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.40 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

  2.41 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.42 "PREDECESSOR PLANS" means the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan, the Marriott International, Inc. 1996 Comprehensive Stock Incentive Plan and the Marriott International, Inc. 1995 Non-Employee Directors' Deferred Stock Compensation Plan.

  2.43 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 7 herein.

  2.44 "SHARES" means the shares of Common Stock of the Company and shares of Class A Common Stock of the Company, or of any successor company adopting this Plan.

  2.45 "SPECIAL RECOGNITION STOCK AWARD" means an Award granted to a Participant pursuant to Article 9 herein.

  2.46 "STOCK UNITS" means the credits to a Non-Employee Director's Stock Unit Account, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

  2.47 "STOCK UNIT ACCOUNT" means the bookkeeping account established by the Company pursuant to Section 12.3.

  2.48 "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company owns a majority of the equity interest by vote or by value or in which the Company has a majority capital or profits interest.

  2.49 "TERMINATION OF SERVICE" means termination of service as a Non-Employee Director in any of the following circumstances:

    (a) Where the Non-Employee Director voluntarily resigns or retires;

    (b) Where the Non-Employee Director is not re-elected (or elected in the case of an appointed Non-Employee Director) to the Board by the shareholders; or

    (c) Where the Non-Employee Director dies.

  2.50 "YEAR OF SERVICE" means a period of twelve (12) consecutive calendar months during which an Employee was paid for 1200 or more hours of work for the Company

ARTICLE 3. ADMINISTRATION

  3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Policy Committee of the Board, or by any other Committee appointed by the Board, the members of which shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 17 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. As permitted by law, the Committee may delegate its authority under the Plan to a Director or Employee.

  3.3 DECISIONS BINDING. All determinations and decisions made by the Committee or its designee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

  3.4 UNANIMOUS CONSENT IN LIEU OF MEETING. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity in such event to hold a meeting.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1 NUMBER OF SHARES. Subject to Sections 4.2 and 4.3 herein, (a) in the aggregate, no more than 35 million shares of Common Stock of the Company and 21 million shares of Class A Common Stock of the Company may be issued pursuant to Awards granted under the Plan, and (b) the maximum aggregate number of Shares that may be subject to any Awards (other than 1998 Conversion Awards) granted in any one fiscal year to any single Employee shall be 500,000. No more than 20% of the Shares available for Awards will be issued with respect to Awards other than Options and Non-Employee Directors Awards.

  4.2 LAPSED AWARDS. If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

  4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND AWARDS. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, (a) such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 and the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and (b) the Committee or the board of directors, compensation committee or similar body of any other legal entity assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards, provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, provide that Awards will be exercised, distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an ISO under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1 ELIGIBILITY. Employees shall be eligible to participate in this Plan with respect to Awards specified in Articles 6 through 10. Non-Employee Directors shall be eligible to participate in the Plan with respect to Awards specified in Article 12. Persons eligible to receive 1998 Conversion Awards under the Allocation Agreement shall be eligible to participate in the Plan with respect to Awards specified in Article 13.

  5.2 ACTUAL PARTICIPATION BY EMPLOYEES. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Options may include provisions for reload of Options exercised by the tender of Shares or the withholding of Shares with respect to the exercise of the Options.

  6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code
Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

  6.3 OPTION PRICE. The Option Price for each grant of an Option under this
Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

  6.4 DURATION OF OPTIONS. Each Option granted under this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the fifteenth (15th) anniversary date of its grant.

  6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Employee.

  The ability of an Employee to exercise an Option is conditioned upon the Employee not committing any criminal offense or malicious tort relating to or against the Company.

  6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

  The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  6.8 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.9 TERMINATION OF EMPLOYMENT OR LEAVE OF ABSENCE. In the event that an Employee, during the Employee's lifetime has been on leave of absence for a period of greater than twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), or ceases to be an Employee of the Company or of any Subsidiary for any reason, including retirement, the portion of any Option which is not exercisable on the date on which the Employee ceased to be an Employee or has been on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be) shall expire on such date and any unexercised portion thereof which was otherwise exercisable on such date shall expire unless exercised within a period of three (3) months (one year in the case of a Participant who is Disabled) from such date, but in no event after the expiration of the term for which the Option was granted; provided, however, that in the case of an optionee of an NQSO who is an "Approved Retiree" (as hereinafter defined), said optionee may exercise such Option until the sooner to occur of (i) the expiration of such Option in accordance with its original term; or (ii) one (1) year from the date on which the Option latest in time awarded to the Participant under the Plan has become fully exercisable under
Section 6.5 hereof. For purposes of the proviso to the preceding sentence:

    (a) An "Approved Retiree" is any optionee who (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the optionee has completed 20 Years of Service or has attained age 55 and completed 10 Years of Service, and (B) has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee;

    (b) Any time period during which an optionee may continue to exercise an Option within clause (ii) of said proviso shall count in determining compliance with any schedule established pursuant to Section 6.5 herein; and

    (c) If an Approved Retiree is subsequently found by the Committee to have violated the provisions of the agreement to refrain from Engaging in Competition referred to in clause (a)(B) of this sentence, such Approved Retiree shall have ninety (90) days from the date of such finding within which to exercise any Options or portions thereof which are exercisable on such date, any Options or portions thereof which are not exercised within such ninety- (90-) day period shall expire and any Options or portion thereof which are not exercisable on such date shall be canceled on such date.

  In the event of the death of an optionee during the three-month period described above for exercise of an Option by a terminated optionee or one on leave for over 12 months (except a leave of absence approved by the Board or the Committee, as the case may be), the Option shall be exercisable by the optionee's personal representatives, heirs or legatees to the same extent and during the same period that the optionee could have exercised the Option if the optionee had not died.

  In the event of the death of an optionee while an Employee of the Company or any Subsidiary, an outstanding Option granted to the deceased Employee (but only if the one-year waiting period set forth in Section 6.5 herein has elapsed) shall be exercisable by the decedent's personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of death of the optionee, but in no event after the expiration of the term for which the Option was granted.

  Notwithstanding anything in Section 6.5 to the contrary, in the event of the death of an optionee while an Approved Retiree of the Company or any Subsidiary, an outstanding Option granted to the deceased Employee (regardless of whether the one-year waiting period set forth in Section 6.5 herein has elapsed) shall be exercisable by the decedent's personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of death of the optionee, but in no event after the expiration of the term for which the Option was granted.

  6.10 NONTRANSFERABILITY OF OPTIONS.

    (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

    (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. RESTRICTED STOCK

  7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

  7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  7.3 TRANSFERABILITY. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  7.4 OTHER RESTRICTIONS. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  Distribution of Shares of Restricted Stock is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company.

  7.5 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  7.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.

  The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

  7.7 TERMINATION OF EMPLOYMENT. In the event a Participant's employment with the Company is terminated because of the Participant's Disability or death during the Period of Restriction, the Period of Restriction shall end and the Participant's rights thereunder shall inure to the benefit of his or her Beneficiary.

  In the event that a Participant's employment with the Company is terminated for any reason other than death or Disability during the Period of Restriction, such Participant's outstanding Restricted Shares shall be forfeited to the Company without payment.

ARTICLE 8. DEFERRED STOCK

  8.1 AWARD OF DEFERRED STOCK. Subject to the terms and provisions of the Plan, Deferred Stock Bonus Awards or Deferred Stock Agreements may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the amount of Deferred Stock granted to each Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards of Deferred Stock.

  8.2 DEFERRED STOCK BONUS AWARDS. Deferred Stock Bonus Awards may be granted as part of a management incentive program under which part of the annual performance bonus awarded to managers and other key Employees is made in Deferred Stock. Subject to the terms of the Plan, Deferred Stock Bonus Awards shall have such terms and conditions as determined by the Committee. As determined by the Committee and subject to the terms of the Plan, Participants selected by the Committee in its discretion may elect to receive their Deferred Stock Bonus Award in the form of either a Current Award or a Deferred Award.

    (a) METHOD OF ELECTION. Each Participant who is granted a Deferred Stock Bonus Award and selected by the Committee in its discretion may elect, in writing, on a form to be furnished by the Company, to receive a Current Award or a Deferred Award. Notwithstanding the foregoing, any eligible Participant who does not elect to receive a Deferred Award within the time designated by the Company shall be granted a Current Award.

    (b) DEFERRED AWARD.

      (i) VESTING. Deferred Stock granted in connection with a Deferred Award shall contingently vest, pro rata, in annual installments commencing one year after the date of the Deferred Stock Bonus Award and continuing on each January 2 thereafter until the expiration of a ten-year period from such commencement date. Notwithstanding the foregoing, all unvested Deferred Stock subject to a Deferred Award shall vest upon the Participant's: (1) termination of employment following attainment of age 55 with ten (10) Years of Service; (2) termination of employment with retirement approval from the Committee and with twenty (20) Years of Service; (3) Disability, or (4) death. Subject to Section 4.3 herein, unvested Deferred Stock shall not continue to vest following termination of employment for any other reason.

      (ii) DISTRIBUTION OF SHARES. Vested Shares will be distributed to the Participant in two (2) to ten (10) approximately equal annual installments, as elected by the Participant, or over such shorter period as determined by the Committee. Such distribution shall commence in the month of January following the date the Participant terminates employment; provided, however, that the Participant may elect to receive his or her vested Shares in a single distribution which shall take place in the month of January following his or her termination of employment.

      All such elections made pursuant to this Section 8.2(b)(ii), shall be made at the time the Deferred Stock Bonus Award is granted, and shall be made, in writing, on a form prescribed by the Committee. Upon a Participant's death, all undistributed vested Deferred Stock will be distributed in one distribution as provided in Article 10 herein.

    (c) CURRENT AWARD.

      (i) Distribution of Shares. Shares subject to a Current Award will be distributed in ten (10) consecutive, approximately equal, annual installments, commencing one (1) year after the date of the Deferred Stock Bonus Award. If a Participant dies prior to distribution of all Shares to which he or she is entitled, the remaining Shares will be distributed in one distribution as provided in Article 10 herein.

      (ii) Forfeiture of Shares. Any undistributed Shares subject to a Current Award will be forfeited and the Deferred Stock Bonus Award relating thereto terminated, without payment, if the Participant's employment with the Company is terminated for any reason other than the
    Participant's: (1) termination of employment at or beyond age 55 with 10 Years of Service, (2) retirement after 20 Years of Service with approval from the Committee, (3) Disability, or (4) death. Any undistributed Shares not subject to forfeiture shall continue to be distributed to the Participant under the distribution schedule which would have applied to those Shares if the Participant had not terminated employment, or over such shorter period as may be determined by the Committee.

    (d) CONDITIONS. Distribution of Shares under Current Awards and Deferred Awards is conditioned upon:

      (i) the Participant not committing any criminal offense or malicious tort relating to or against the Company;

      (ii) the Participant not Engaging in Competition; and

      (iii) the Participant having provided the Committee with a current address where the Deferred Stock Bonus Award may be distributed.

  If said conditions are not met, all undistributed Shares will be forfeited and the Deferred Stock Bonus Award terminated, without payment.

    (e) LUMP SUM PAYMENTS. Notwithstanding anything in the Plan to the contrary, any Participant entitled upon termination of employment to receive a distribution pursuant to this Article 8 which has a total Fair Market Value at the time of such termination of $3,000 or less shall receive such distribution in one lump sum as soon as possible following termination of employment.

  8.3 DEFERRED STOCK AGREEMENTS. Deferred Stock Agreements represent Deferred Stock granted to a Participant subject to the following conditions:

    (a) VESTING. Deferred Stock granted pursuant to this Section 8.3 shall contingently vest over a specified number of years, as determined by the Committee. Subject to Section 4.3 herein, unless otherwise provided in the Deferred Stock Agreement, if the Participant's employment with the Company is terminated for any reason, other than death or Disability, all Deferred Stock which is not vested before such termination of employment shall be forfeited and the Deferred Stock Agreement terminated without payment. If the Participant's employment with the Company is terminated as a result of death or Disability, all unvested Deferred Stock shall immediately vest.

    (b) DISTRIBUTION OF SHARES. Vested Deferred Stock granted pursuant to this Section 8.3 shall be distributed to the Participant in the form of Shares in the manner specified in the Deferred Stock Agreement, or over such shorter period as the Committee may direct. Such distribution shall commence on January 2 following the first to occur of the date the Participant (i) retires, (ii) becomes Disabled, or (iii) attains at least age 65 and is no longer employed by the Company. Upon the Participant's death or as soon as practicable thereafter, all unpaid vested Deferred Stock shall be distributed in the form of Shares, in one distribution, as provided in Article 13 hereof.

    (c) CONDITIONS. Distribution of Shares subject to Deferred Stock Agreements is conditioned upon:

      (i) the Participant not Engaging in Competition,

      (ii) the Participant not committing any criminal offense or malicious tort relating to or against the Company; and

      (iii) the Participant having provided the Committee with a current address where the Deferred Stock may be distributed.

    If said conditions are not met, all undistributed Deferred Stock will be forfeited and the Deferred Stock Agreement terminated without payment.

  8.4 ASSIGNMENT. A Participant's rights under a Deferred Stock Agreement or Deferred Stock Bonus Award may not, without the Company's written consent, be assigned or otherwise transferred, nor shall they be subject to any right or claim of a Participant's creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company against the value of Deferred Stock and underlying Shares to be distributed under Deferred Stock Agreements and Deferred Stock Bonus Awards.

ARTICLE 9. SPECIAL RECOGNITION STOCK AWARDS

  Subject to the terms and provisions of the Plan, the Committee or its designee, at any time and from time to time, may grant Special Recognition Stock Awards to Employees in such amounts and upon such conditions as the Committee or its designee shall determine.

ARTICLE 10. OTHER AWARDS

  10.1 GRANT OF OTHER SHARE-BASED AWARDS. The Committee may grant Other Share-Based Awards to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

  10.2 TERMS OF OTHER SHARE-BASED AWARDS. Other Share-Based Awards shall contain such terms and conditions as the Committee may from time to time specify and may be denominated in cash, in Shares, in Share-equivalent units, in Share appreciation units, in securities or debentures convertible into Shares or in a combination of the foregoing and may be paid in cash or in Shares, all as determined by the Committee. Other Share-Based Awards may be issued alone or in tandem with other Awards granted to Employees.

  10.3 OTHER SHARE-BASED AWARD AGREEMENT. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine.

  10.4 OTHER CASH PERFORMANCE-BASED AWARDS. The Committee may grant Other Cash Performance-Based Awards based on performance measures set forth in Article 11 not based on Shares upon such terms and at any time and from time to time as shall be determined by the Committee. Each such Other Cash Performance-Based Award shall be evidenced by an award agreement that shall specify such terms and conditions as the Committee shall determine. An Other Cash Performance-Based Award not based upon Shares shall not decrease the number of Shares under Article 4 which may be issued pursuant to other Awards. No individual shall be eligible to receive a payment with respect to cash performance-based awards in excess of $4 million in any calendar year. Other Cash Performance-Based Awards may relate to annual bonus or long-term performance awards.

ARTICLE 11. PERFORMANCE MEASURES FOR AWARDS

  11.1 PERFORMANCE MEASURES. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following alternatives:

    (a) Consolidated cash flows,

    (b) Consolidated financial reported earnings,

    (c) Consolidated economic earnings,

    (d) Earnings per share,

    (e) Business unit financial reported earnings,

    (f) Business unit economic earnings,

    (g) Business unit cash flows, and

    (h) Appreciation in the Fair Market Value of Shares either alone or as measured against the performance of the stocks of a group of companies approved by the Committee.

  11.2 ADJUSTMENTS. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

  11.3 COMMITTEE DISCRETION. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 12. DIRECTORS' SHARE AWARDS AND FEE DEFERRAL ELECTIONS

  12.1 ELIGIBILITY. Only Non-Employee Directors shall be eligible to receive Non-Employee Director Share Awards and to make Fee Deferral Elections.

  12.2 NON-EMPLOYEE DIRECTOR SHARE AWARDS. On the first full trading day immediately following each annual meeting of the stockholders of the Company, each Non-Employee Director designated by the Board shall receive a Non-Employee Director Share Award of a number of Shares determined by the Board before such annual meeting. Each Non-Employee Director Share Award shall be fully vested and nonforfeitable when granted.

  12.3 FEE DEFERRAL ELECTIONS.

    (a) Elections to Defer Payment of Fees. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director. Each such election must be made in writing on a form prescribed by the Committee and delivered to the Company prior to the month during which the Fees will be earned and must be irrevocable for that month. Each election shall remain in effect for subsequent months until revoked in writing, and any such revocation shall become effective no earlier than the first day of the first month commencing after such revocation is received by the Company.

    (b) Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election shall be credited as of the date of deferral to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee Deferral Election divided by (ii) the Fair Market Value of a Share on the date on which the Fees subject to the Fee Deferral Election would have been paid but for the Fee Deferral Election, with fractional units calculated to at least three (3) decimal places.

    (c) Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director's Stock Unit Account pursuant to this Section 12.3 shall be at all times fully vested and nonforfeitable.

    (d) Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Non-Employee Director shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to the product of (i) the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units credited to his or her Stock Unit Account as of the close of business on the record date for such dividend, divided by (ii) the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited "in kind" to the Non-Employee Director's Stock Unit Account.

    (e) Payment of Stock Units. Upon Termination of Service, the Stock Units credited to a Non-Employee Director's Stock Unit Account shall be paid to the Non-Employee Director in an equal number of shares of Stock in a single lump sum or in substantially equal annual installments over a period not to exceed ten (10) years, as elected by the Non-Employee Director pursuant to rules established from time to time by the Committee.

    (f) Delivery of Stock Certificates. The Company shall issue and deliver to the Non-Employee Director a stock certificate for Shares in payment of Stock Units as soon as practicable following the date on which Stock Units are payable, provided, however, that no stock certificate shall be delivered with respect to the payment of any Stock Unit prior to the expiration of six (6) months from the date such Stock Unit was credited to the Non-Employee Director's Stock Unit Agreement.

  12.4 UNFUNDED STATUS. The interest of each Non-Employee Director in any Fees deferred under this Article 12 (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts and Stock Units (and, if any, "in kind" dividends) credited thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

ARTICLE 13. 1998 CONVERSION AWARDS

  All 1998 Conversion Awards which, under the Allocation Agreement, are to be denominated in equal numbers of shares of Common Stock and Class A Common Stock of the Company, shall be issued under the Plan as provided in the Allocation Agreement. The Committee shall administer all such 1998 Conversion Awards under this Plan, giving service credit to the grantee of each such 1998 Conversion Award to the extent required under the Allocation Agreement. All 1998 Conversion Awards shall be subject to substantially similar terms and conditions as provided in the holder's corresponding awards under the Predecessor Plan.

ARTICLE 14. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant has received any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 15. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, or the payment of or the lapse or waiver of restrictions with respect to any other Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 16. RIGHTS OF PARTICIPANTS

  16.1 EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

  16.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 17. AMENDMENT, MODIFICATION, AND TERMINATION

  17.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may, in its sole discretion, condition the adoption of any amendment of the Plan on the approval thereof by the requisite vote of the shareholders of the Company entitled to vote thereon.

  17.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Subject to the restriction set forth in Article 11 herein on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  17.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  17.4 COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 17, make any adjustments it deems appropriate.

  17.5 SUBSTITUTION OF AWARDS IN MERGERS AND ACQUISITIONS. Awards may be granted under the Plan from time to time in substitution for awards held by employees or directors of entities who become or are about to become employees or directors of the Company or a Subsidiary as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a Subsidiary of the assets or stock of the employing entity. The terms and conditions of any substitute awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute awards to the provisions of the awards for which they are substituted.

ARTICLE 18. WITHHOLDING

  18.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct from any amount otherwise due to the Participant, or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

  18.2 SHARE WITHHOLDING. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 19. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 20. SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

ARTICLE 21. LEGAL CONSTRUCTION

  21.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

  21.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  21.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  21.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  21.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

P R O X Y
                       MARRIOTT INTERNATIONAL, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                   FOR A SPECIAL MEETING OF STOCKHOLDERS

                    ON MARCH 17, 1998, 10:00 A.M.

The undersigned appoints J.W. Marriott, Jr. and Richard E. Marriott as Proxies. Each shall have the power to appoint a substitute. They are authorized to represent and vote, as designated on the reverse side, all shares of Marriott International, Inc. common stock held of record by the undersigned on January 28, 1998 at the Special Meeting of Stockholders to be held on March 17, 1998, or any adjournment or postponement thereof. The Board of Directors recommends votes FOR all of the Proposals.

                                                 (change of address)

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                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                -----------
                                                                SEE REVERSE
                                                                    SIDE
                                                                -----------

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                             DETACH PROXY CARD HERE



To Fellow Marriott International, Inc. Stockholders:

Here is your proxy card for a Special Meeting of Marriott International, Inc. Stockholders. Please read both sides of the card and mark, sign, and date it. Then detach and return it promptly using the enclosed envelope. We urge you to vote your shares.

You are invited to attend the Special Meeting of Stockholders on March 17, 1998, at 10:00 a.m. at the Westfield Conference Center, 14750 Conference Center Drive, Chantilly, Virginia.

Your continuing interest in Marriott International, Inc. is appreciated.

Thank you in advance for voting.

(ART)

W. David Mann
Secretary

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[X] PLEASE MARK                                                       5203
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INSTRUCTION IS INDICATED, EACH PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY OCCUR.
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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.
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1. Approval of (a) the spinoff of New Marriott, (b) the acquisition of Sodexho North America, (c) the amendment of the Company's certificate of incorporation and bylaws and (d) the amendment of New Marriott's certifi-cate of incorporation and bylaws.

                 FOR           AGAINST          ABSTAIN
                 [_]             [_]              [_]


2. Ratification of Pierre Bellon, Benard Carton, Edouard de Royere, William J. Shaw, Charles D. O'Dell, John W. Marriott III, Doctor R. Crants and Daniel
   J. Altobello as directors of SMS, effective upon the consummation of the Transactions.

                 FOR           AGAINST          ABSTAIN
                 [_]             [_]              [_]


3. Ratification of Gilbert M. Grosvenor, Richard E. Marriott, Harry J. Pearce, J.W. Marriott, Jr., W. Mitt Romney, William J. Shaw, Dr. Henry Cheng Kar-Shun, Floretta Dukes McKenzie, Roger W. Sant and Lawrence M. Small as direc-tors of New Marriott.

                 FOR           AGAINST          ABSTAIN
                 [_]             [_]              [_]


4. Ratification of the New Marriott 1998 Comprehensive Stock Incentive Plan and the reservation of shares pursuant to such plan.

                 FOR           AGAINST          ABSTAIN
                 [_]             [_]              [_]


5. Ratification of the appointment of Price Waterhouse LLP as independent audi-tors of SMS effective upon consummation of the Transactions.

                 FOR           AGAINST          ABSTAIN
                 [_]             [_]              [_]


6. Ratification of the appointment of Arthur Andersen LLP as independent audi-tors of New Marriott.

                 FOR           AGAINST          ABSTAIN
                 [_]             [_]              [_]


SIGNATURE(S)                                               DATE
             ----------------------------------------------    ----------------
Sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title. If a corporation, sign full corporate name by President, or other authorized officer. If a partnership, sign partnership name by authorized trustee or partner.

MARK HERE FOR ADDRESS CHANGE AND MARK ON REVERSE SIDE  [_]
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   PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY IN THE ENCLOSED REPLY
                                  ENVELOPE.